                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[x]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                               PICO HOLDINGS, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required.
[x]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)   Title of each class of securities to which transaction applies:
              Common Stock (including options and warrants to purchase Common Stock).
-------------------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:
            37,593,135 shares of Common Stock (including shares issuable upon exercise of options and warrants to purchase Common Stock).
-------------------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
              $3.0938 (based upon the average of the high and low sales price of the Common Stock on September 14, 1998).
-------------------------------------------------------------------------------
         4)   Proposed maximum aggregate value of transaction:
              $116,305,640
-------------------------------------------------------------------------------
         5)   Total fee paid:
              $23,261
-------------------------------------------------------------------------------
[ ]      Fee paid with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)        Amount Previously Paid:

-------------------------------------------------------------------------------
         2)        Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------
         3)        Filing Party:

-------------------------------------------------------------------------------
         4)        Date Filed:

-------------------------------------------------------------------------------

                               PLAN OF ARRANGEMENT

                                    INVOLVING


                               PICO HOLDINGS, INC.

                                       AND

                            GLOBAL EQUITY CORPORATION



                                 ANNUAL MEETING
                                       OF
                                  SHAREHOLDERS
                                       OF
                               PICO HOLDINGS, INC.
                          TO BE HELD ON NOVEMBER , 1998


                                     - AND -


                                 SPECIAL MEETING
                                       OF
                                  SHAREHOLDERS
                                       OF
                            GLOBAL EQUITY CORPORATION
                         TO BE HELD ON NOVEMBER ?, 1998


                               NOTICES OF MEETINGS
                                       AND
                      JOINT MANAGEMENT INFORMATION CIRCULAR
                               AND PROXY STATEMENT



                                 OCTOBER ?, 1998

                               PICO HOLDINGS, INC.
                         875 Prospect Street, Suite 301
                               La Jolla, CA 92037
                                                                 October ?, 1998

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of PICO Holdings, Inc., which will be held at the ?, ? on November ?, 1998 at ?.

         At the meeting, PICO will ask for your approval of a transaction to acquire the remaining shares of Global Equity Corporation ("GEC") that it does not already own. PICO and related companies currently own approximately 51% of the outstanding shares of GEC, and will acquire the remainder of GEC common shares and warrants in exchange, respectively, for common stock and share purchase warrants of PICO. We believe that this transaction creates significant and compelling opportunities for our shareholders, as more fully described in the attached Joint Management Information and Proxy Statement.

         The combination of PICO and GEC will simplify the organizational structures of the two companies, will reduce legal and accounting requirements, and is intended to offer shareholders the benefits of a larger and more diversified asset base. The simplification and increase in assets of the combined company should also encourage increased analyst coverage and broader investor interest, and therefore provide increased access to capital markets.

         At the annual meeting, you will be asked to approve the combination of GEC and PICO and the transactions contemplated thereby, as described in the accompanying proxy materials. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THESE MATTERS.

         The transaction anticipates that the common shares of GEC will each be exchanged for 0.4628 shares of PICO. GEC share purchase warrants will be acquired on the same basis. The exchange ratio is based on the relative asset values of PICO and GEC common shares, as negotiated with the special committee of GEC's board constituted to negotiate the transaction and its independent financial advisor. On closure of the transaction, GEC will become a wholly-owned subsidiary of PICO.

         The terms of the proposed acquisition transaction, which is to be implemented under Ontario corporate law, are set forth in the combination agreement attached as Annex "C" to the accompanying Joint Management Information Circular and Proxy Statement. That agreement is subject to certain conditions, some which have already been satisfied, the most significant of which is the requirement that the arrangement be approved by the majority of "disinterested" common shareholders of GEC (i.e. other than PICO and its affiliates).

         Other matters to be considered at the annual meeting will include the election of three directors, ratification of the appointment of auditors, a one-for-five reverse common stock split and other more routine matters. We believe the reduction in shares outstanding will be beneficial to shareholders, as it will increase the share price of PICO to levels that will allow certain types of institutional investors to include PICO in their equity portfolios. We believe this too will enhance shareholder value.

         WE URGE YOU TO CAREFULLY CONSIDER THE IMPORTANT MATTERS DESCRIBED IN THE JOINT MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT. The document is lengthy as a result of the use of the document to obtain the necessary approvals of both the PICO and GEC shareholders and to satisfy legal requirements of both the United States and Canada. A summary of some of the more important information in the document begins on page ?, and is a useful place to begin your review.

         WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE SIGN AND DATE THE ENCLOSED PROXY (ON ? PAPER) AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. This action will not limit your right to vote in person if you wish to attend the meeting and vote personally.

             Yours sincerely,


             Ronald Langley, Chairman           John R. Hart, President and CEO

                            GLOBAL EQUITY CORPORATION
                       80 Richmond Street West, Suite 1805
                            Toronto, Ontario M5H 2A4

Dear Shareholder:                                             October ? , 1998

         You are cordially invited to attend the Special Meeting of Shareholders of Global Equity Corporation ("GEC") to be held at ?, ? on November ?, 1998.

         The purpose of the meeting is for you to consider and vote upon a transaction by which PICO Holdings, Inc. ("PICO") will acquire the approximately 49% of the outstanding common shares of GEC which it does not already own. PICO and related companies currently own approximately 51% of the outstanding GEC common shares. It is proposed that PICO will acquire the GEC common shares that it does not currently own on the basis of an exchange ratio of 0.4628 of a PICO common share for each GEC common share. GEC common share purchase warrants will be acquired in consideration for PICO common share purchase warrants on the same basis.

         We believe substantial benefits will accrue to GEC shareholders by approving the transaction. The combination of PICO and GEC will result in a larger, more simplified public structure that is managed with a distinct value investment philosophy. To further simplify its capital structure, PICO is proposing a one-for-five reverse stock split of the PICO common shares to be effective immediately following consummation of the transaction. The resulting unified public corporation should enable us to attract increased investment analyst coverage and institutional investment interest, which in turn should provide the combined company with increased access to capital markets. These are among the benefits that we believe will enhance shareholder value.

         The proposed transaction, including the exchange ratio, was reviewed and negotiated on behalf of GEC by a special committee of independent GEC directors. The exchange ratio is the simple average of the exchange ratios calculated from the low and high values of the GEC common shares and PICO common shares determined by First Marathon Securities Limited in its valuation and fairness opinion dated as of June 30, 1998 (assuming an exchange rate of Cdn.$1.46665 equal to U.S.$1.00, being the exchange rate in effect on such date). The exchange ratio also implies an effective premium of approximately 22.5% over the closing price of the GEC common shares on The Toronto Stock Exchange on June 18, 1998, the last trading day prior to the public announcement of the exchange ratio.

         First Marathon's valuation and fairness opinion is reproduced as Annex "D" to the accompanying Joint Management Information Circular and Proxy Statement. SHAREHOLDERS ARE URGED TO CAREFULLY REVIEW AND CONSIDER FIRST MARATHON'S VALUATION AND FAIRNESS OPINION IN ITS ENTIRETY.

         The proposed transaction has been structured as a GEC plan of arrangement. THE GEC BOARD, ON THE RECOMMENDATION OF ITS SPECIAL COMMITTEE OF INDEPENDENT DIRECTORS, HAS UNANIMOUSLY DETERMINED THAT THE PROPOSED TRANSACTION IS IN THE BEST INTERESTS OF GEC AND ITS MINORITY SHAREHOLDERS (OTHER THAN PICO) AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF THE RESOLUTION APPROVING THE ARRANGEMENT.

         The accompanying Joint Management Information Circular and Proxy Statement is being provided to holders of GEC common share purchase warrants solely for the purposes of providing information on the proposed transaction and the exchange of such warrants for warrants of PICO contemplated thereby, and to explain the purpose of and procedure for using the accompanying Warrantholders Letter of Transmittal (on ? paper) to facilitate such exchange.

         We urge you to consider carefully the important matters described in the accompanying Joint Management Information Circular and Proxy Statement. The document is lengthy because of the use of the document to obtain the necessary approvals of both the PICO and GEC shareholders and to satisfy the legal requirements of both the United States and Canada. A summary of some of the more important information in the document begins on page ?, and is a useful place to begin your review.

         WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY (ON ? PAPER) AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. This action will not limit your right to vote in person if you wish to attend the meeting and vote personally.

                                                     Yours sincerely,


             Ronald Langley, Chairman           John R. Hart, President and CEO

                               PICO HOLDINGS, INC.
                         875 Prospect Street, Suite 301
                           La Jolla, California 92037
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER ?, 1998

TO THE SHAREHOLDERS
  OF PICO HOLDINGS, INC.:

         The annual meeting of Shareholders of PICO HOLDINGS, Inc. ("PICO") will be held at the ? at ?, on November ?, 1998 at ?, for the following purposes:

         I To consider and vote upon a proposed transaction (the "Transaction") whereby PICO is to acquire all of the outstanding shares (collectively, the "GEC Common Shares") of Global Equity Corporation ("GEC") which it does not currently own and all of the outstanding GEC Common Share purchase warrants (collectively, the "GEC Warrants") pursuant to a Combination Agreement dated as of ?, 1998, between PICO and GEC. As a result of the Transaction, each outstanding GEC Common Share (other than GEC Common Shares owned by PICO or as to which dissenter's rights have been duly exercised) will be converted into 0.4628 (the "Exchange Ratio") of a share of PICO common stock and each outstanding GEC Warrant (which entitles the holder to purchase one GEC Common Share for Cdn.$3.25) will be converted into 0.4628 of a PICO warrant (each whole PICO warrant entitling the holder to purchase on or before June 30, 1999 one share of PICO common stock for U.S.$4.76, being the U.S. dollar equivalent on the date upon which the exchange ratio was agreed of the Cdn.$3.25 exercise price of a GEC warrant, divided by the Exchange Ratio);

         II To elect three nominees to the Board of Directors of PICO;

         III To ratify the appointment of Deloitte & Touche LLP as PICO's independent auditors;

         IV To approve a one-for-five reverse stock split of PICO Common Stock (to be effected immediately following consummation of the Transaction); and

         V To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Shareholders of PICO have the right to dissent from the Transaction and demand appraisal rights for their shares, provided that demands for payment are duly filed with respect to 5% or more of the outstanding shares of PICO Common Stock prior to the date of the annual meeting of Shareholders and such Shareholders comply with the requirements of Chapter 13 of the California General Corporation Law (the text of which is reproduced as Annex "H" to the accompanying Joint Management Information Circular and Proxy Statement). See "Dissenting Shareholders' Rights" in the accompanying Joint Management Information Circular and Proxy Statement for a description of the rights of dissenting Shareholders and a discussion of the procedures which must be followed by Shareholders to obtain an appraisal of their shares.

         The Board of Directors has fixed the close of business on ?, 1998 as the record date for determining Shareholders entitled to notice of and to vote at the meeting.

         You are cordially invited to attend the meeting; however, whether or not you attend the meeting, you are requested to mark, sign, date and return the accompanying proxy (on ? paper) as soon as possible. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY BY APPROPRIATE WRITTEN NOTICE OR BY VOTING IN PERSON AT THE MEETING. PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANKER OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANKER OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES AND YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.




                                            By Order of the Board of Directors

                                            James F. Mosier
                                            Secretary
October ?, 1998

                            GLOBAL EQUITY CORPORATION
                       80 Richmond Street West, Suite 1805
                            Toronto, Ontario M5H 2A4

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER ?, 1998

TO THE SHAREHOLDERS
  OF GLOBAL EQUITY CORPORATION:

         TAKE NOTICE THAT a Special Meeting of Shareholders of Global Equity Corporation ("GEC") will be held at ?, ?, on November ?, 1998 at ? for the following purposes:


         1. To consider, pursuant to an order (the "Interim Order") of the Ontario Court of Justice (General Division) dated ?, 1998, and, if thought fit, to pass, with or without variation, a resolution (the "Arrangement Resolution") approving an arrangement under Section 182 of the Business Corporations Act (Ontario) (the "OBCA") providing for the exchange of common shares ("GEC Common Shares") of GEC for shares of common stock ("PICO Shares") of PICO Holdings, Inc. ("PICO") and for the exchange of GEC warrants (each of which entitles the holder to purchase one GEC Common Share for $3.25) for PICO warrants (each whole PICO warrant entitling the holder to purchase on or before June 30, 1999 one PICO Share for U.S.$4.76, being the U.S. dollar equivalent on the date upon which the exchange ratio was agreed of the Cdn.$3.25 exercise price of a GEC warrant, divided by the Exchange Ratio (as hereinafter defined)), each on the basis of an exchange ratio (the "Exchange Ratio") of 0.4628 of the applicable PICO security for each one corresponding GEC security, all in accordance with the terms and subject to the conditions set forth in the Combination Agreement and Plan of Arrangement; and

         2. To transact such further and other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The full text of the Arrangement Resolution and a copy of the Combination Agreement are attached as Annexes "A" and "C", respectively, to the accompanying Joint Management Information Circular and Proxy Statement (the "Joint Proxy Statement"). A copy of the Plan of Arrangement is attached as
Exhibit 1 to the Combination Agreement.

         REFERENCE IS MADE TO THE GLOSSARY OF TERMS IN THE ACCOMPANYING JOINT PROXY STATEMENT FOR THE DEFINITION OF TERMS USED IN THIS NOTICE OF SPECIAL MEETING NOT OTHERWISE DEFINED HEREIN.

         Pursuant to the Interim Order, holders of GEC Common Shares who dissent in respect of the Arrangement Resolution in accordance with section 185 of the OBCA (the text of which is reproduced as Annex "G" to the accompanying Joint Proxy Statement) are entitled to be paid the fair value of their shares as provided in that section if the Arrangement is effected. The right to dissent is described in detail under the heading "Dissenting Shareholders' Rights" in the accompanying Joint Proxy Statement.

         The Board of Directors has fixed the close of business on ?, 1998 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

         You are cordially invited to attend the meeting; however, whether or not you attend the meeting, you are requested to mark, sign, date and return the accompanying proxy as soon as possible. The giving of a proxy will not affect your right to revoke such proxy by appropriate written notice or by voting in person at the meeting. Please note that if your shares are held of record by a broker, banker or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, banker or other nominee confirming your beneficial ownership of the shares and you must obtain from the record holder a proxy issued in your name.

                                            By Order of the Board of Directors

                                            Christine M. Veira
                                            Assistant Secretary
October ?, 1998

                                TABLE OF CONTENTS


    AVAILABLE INFORMATION.................................................  2
    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................  3
    GLOSSARY OF TERMS.....................................................  1
    CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.............  6
    SUMMARY...............................................................  7
    RISK FACTORS.......................................................... 16
    REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES........................ 23
    EXCHANGE RATE OF CANADIAN AND U.S. DOLLARS............................ 23
    COMPARATIVE MARKET PRICE DATA......................................... 25
    SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA....................... 26
       PICO............................................................... 26
       GEC................................................................ 28
    UNAUDITED PRO FORMA FINANCIAL INFORMATION............................. 31
    COMPARATIVE AND UNAUDITED PRO FORMA PER SHARE FINANCIAL INFORMATION... 37
    THE MEETINGS - GENERAL PROXY INFORMATION.............................. 39
       PICO............................................................... 39
       GEC................................................................ 40
    THE TRANSACTION....................................................... 41
       Background to the Transaction...................................... 41
       Reasons for the Arrangement........................................ 44
       Opinion of the Financial Advisor................................... 45
       Board Recommendations.............................................. 47
       Interests of Certain Persons in the Transaction.................... 47
       Transaction Mechanics.............................................. 47
       The Combination Agreement.......................................... 48
       Court Approval of the Arrangement and Completion of the Arrangement.49
       Accounting Treatment............................................... 50
       Procedures for Exchange of Share Certificates by GEC Shareholders.. 50 Procedures for Exchange of Warrant Certificates by GEC
        Warrantholders.................................................... 51
       Stock Exchange Listings............................................ 51
       Eligibility for Investment in Canada............................... 52
       Regulatory Matters................................................. 52
       Resale of PICO Shares Received in the Transaction.................. 53
       Future Issuances of Authorized Shares.............................. 53
    THE COMPANIES AFTER THE TRANSACTION................................... 54
       The Combination - General.......................................... 54
       Management and Operations.......................................... 54
       Principal Holders of Securities.................................... 54
       PICO Capital Stock................................................. 54
       PICO Warrants...................................................... 56
    TAX CONSIDERATIONS.................................................... 56
       Canadian Federal Income Tax Considerations ........................ 56
       Residents of Canada................................................ 57
       Non-Residents of Canada............................................ 60
       Summary of United States Federal Tax Considerations................ 61
    COMPARISON OF SHAREHOLDER RIGHTS...................................... 65
    DISSENTING SHAREHOLDERS' RIGHTS....................................... 69
       GEC................................................................ 69
       PICO............................................................... 71
    ADDITIONAL MATTERS FOR CONSIDERATION BY PICO SHAREHOLDERS............  73
       Election of Directors of PICO...................................... 73
       Appointment of Independent Auditors of PICO........................ 76
       Reverse Stock Split................................................ 77
       Other Business..................................................... 80
    ADDITIONAL MATTERS FOR CONSIDERATION BY GEC SHAREHOLDERS.............. 81
    ADDITIONAL INFORMATION REGARDING PICO................................. 81
       Executive Compensation............................................. 81
       Summary Compensation Table......................................... 82
       Stock Price Performance............................................ 86
       Security Ownership of Certain Beneficial Owners and Management..... 87
       Certain Relationships and Related Transactions..................... 89
    ADDITIONAL INFORMATION REGARDING GEC.................................. 89
       Description of the Business of GEC................................. 89
       Directors and Officers of GEC...................................... 94
       Employees.......................................................... 96
       Statement of Corporate Governance Practices........................ 96
       Executive Compensation............................................. 96
       Compensation of Directors......................................... 100
       Indemnification of Directors and Officers......................... 100
       Performance Graph................................................. 100
       Interests of Insiders in Material Transactions.................... 101
    APPROVAL OF JOINT PROXY STATEMENT BY
       PICO HOLDINGS BOARD OF DIRECTORS.................................. 102
    APPROVAL OF JOINT PROXY STATEMENT BY GEC BOARD OF DIRECTORS.......... 103

ANNEX A - Form of the Arrangement Resolution
ANNEX B - Interim Order and Notice of Application for Final Order
ANNEX C - Combination Agreement including Plan of Arrangement
ANNEX D - First Marathon Securities Limited Valuation and Fairness Opinion
ANNEX E - PICO's Annual Report on Form 10K for 1997, as amended, and
          Quarterly Report on Form 10Q for the quarter ended June 30,
          1998
ANNEX F - GEC Financial Statements
ANNEX G - Provisions of Section 185 of the Business Corporations Act (Ontario) ANNEX H - Provisions of Chapter 13 of the California General Corporation Law, as
          amended

PICO HOLDINGS, INC.                                   GLOBAL EQUITY CORPORATION
875 Prospect Street, Suite 301              80 Richmond Street West, Suite 1805
La Jolla, California 92037                     Toronto, Ontario, Canada M5H 2A4



            JOINT MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT


    This Joint Management Information Circular and Proxy Statement ("Joint Proxy Statement") is being furnished to holders ("PICO Shareholders") of common stock, par value U.S.$0.001 per share ("PICO Common Stock"), of PICO Holdings, Inc. ("PICO"), a California corporation, in connection with the solicitation of proxies by the Board of Directors of PICO for use at the annual meeting of PICO Shareholders to be held on November ?, 1998 and any adjournment or postponement thereof (the "PICO Shareholders' Meeting").

    This Joint Proxy Statement is also being furnished to holders ("GEC Shareholders") of common shares ("GEC Common Shares") of Global Equity Corporation ("GEC"), an Ontario corporation, in connection with the solicitation of proxies by the management of GEC for use at a special meeting of GEC Shareholders to be held on November ?, 1998 and any adjournment or postponement thereof (the "GEC Shareholders' Meeting").

    At the PICO Shareholders' Meeting and the GEC Shareholders' Meeting, holders of shares of PICO Common Stock and GEC Common Shares, respectively, will be asked to consider and vote upon (i) in the case of holders of PICO Common Stock, a proposal to approve and adopt the transactions (the "Transaction") contemplated by the Combination Agreement dated ?, 1998 by and between PICO and GEC (the "Combination Agreement"), a proposal for the election of three nominees to the PICO board of directors, a proposal for the ratification of the appointment of Deloitte & Touche LLP as PICO's independent auditors, and a proposal to effect a one-for-five reverse PICO Common Stock split immediately following consummation of the Transaction, and (ii) in the case of holders of GEC Common Shares, a special resolution to approve the arrangement (the "Arrangement") contemplated by the Combination Agreement. Pursuant to the Combination Agreement, each outstanding GEC Common Share (other than those currently owned by PICO or as to which dissent rights have been duly exercised) will be exchanged for 0.4628 (the "Exchange Ratio") of a share of PICO Common Stock, and each GEC Common Share purchase warrant (which entitles the holder to acquire one GEC Common Share for Cdn.$3.25) will be exchanged for 0.4628 of a PICO Common Stock purchase warrant (each whole PICO warrant entitling the holder to purchase on or before June 30, 1999 one share of PICO Common Stock for $U.S.4.76, being the U.S. dollar equivalent on the date upon which the exchange ratio was agreed of the Cdn.$3.25 exercise price of a Global Equity warrant, divided by the Exchange Ratio). As a result, PICO will become the beneficial owner of all of the outstanding GEC Common Shares and GEC Common Share purchase warrants.

    SEE "RISK FACTORS" BEGINNING ON PAGE ? FOR CERTAIN CONSIDERATIONS RELEVANT TO APPROVAL OF THE PROPOSALS AND AN INVESTMENT IN THE PICO SECURITIES REFERRED TO HEREIN.

    This Joint Proxy Statement and the accompanying forms of proxy and letters of transmittal are first being mailed to PICO Shareholders and GEC Shareholders on or about October ?, 1998.


    THE SECURITIES TO BE ISSUED IN THE TRANSACTION HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY
                    STATE SECURITIES COMMISSION NOR HAS THE
                      UNITED STATES SECURITIES AND EXCHANGE
          COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
               ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    The date of this Joint Proxy Statement is October ?, 1998.

    Shareholders of PICO have the right to dissent from the Transactions and demand appraisal rights for their shares, provided that demands for payment are duly filed with respect to 5% or more of the outstanding shares of PICO Common Stock prior to the date of the PICO Shareholders' Meeting and such Shareholders comply with the requirements of Chapter 13 of the California General Corporation Law. GEC Shareholders who oppose passage of the Arrangement Resolution are entitled to dissent under section 185 of the Business Corporations Act (Ontario). See "Dissenting Shareholders' Rights" in the Joint Proxy Statement for a description of the rights of dissenting Shareholders and a discussion of the procedures which must be followed by Shareholders to obtain an appraisal of their shares.

    All information in this Joint Proxy Statement relating to PICO has been supplied by PICO and all information relating to GEC has been supplied by GEC.

    The enforcement by GEC Shareholders of civil liabilities under Canadian provincial securities laws may be affected adversely by the fact that PICO is incorporated under the laws of California, that all of its officers and directors are residents of the United States, and that all or a substantial portion of the assets of PICO and of the said persons may be located outside Canada.


                              AVAILABLE INFORMATION



    PICO is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the SEC's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, where copies may be obtained at prescribed rates, as well as at the following regional offices: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. PICO Common Stock is traded on Nasdaq. Reports and other information concerning PICO may also be inspected at the offices of the National Association of Securities Dealers, Inc. - Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006. Such reports and other information may also be inspected without charge at a Web site maintained by the SEC. The address of the site is http:\\www.sec.gov.

    Material filed by GEC may be inspected at the offices of The Toronto Stock Exchange, Exchange Tower, 2 First Canadian Place, Toronto, Ontario M5X IJ2 and the Montreal Exchange, 800 Victoria Square, 4th Floor, Montreal, Quebec H4Z 1A9. Such reports and other information may also be inspected without charge at a Web site maintained by The Canadian Depository for Securities. The address of the site is http:\\www.sedar.com.

    No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Joint Proxy Statement, and if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to made such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Joint Proxy Statement nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the affairs of PICO or GEC since the date hereof or that the information in this Joint Proxy Statement or in the documents incorporated by reference herein is correct as of any time subsequent to the dates thereof. If any material change occurs during the period in which this Joint Proxy Statement is required to be delivered, this Joint Proxy Statement will be amended and supplemented accordingly.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



    This Joint Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith, as described below. A copy of any or all of such documents (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents) will be provided without charge to each person to whom a copy of this Joint Proxy Statement has been delivered, upon the written or oral request of such person. With respect to PICO's documents, requests should be directed to PICO, Corporate Secretary, 875 Prospect Street, Suite 301, La Jolla, California 92037 (telephone (619) 456-6022). With respect to GEC's documents, requests should be directed to Global Equity Corporation, Corporate Secretary, 80 Richmond St. West, Suite 1805, Toronto, Ontario M5H 2A4 (telephone (416) 861-1592). In order to ensure timely delivery of the documents, any request should be made by ?, 1998.

PICO

    The following documents, which have been filed by PICO with the SEC pursuant to the Exchange Act, are incorporated in this Joint Proxy Statement by reference and shall be deemed to be a part hereof for purposes of the Exchange Act:



(a) The description of the PICO Common Stock contained in the Registration Statement of PICO on Form 8-A filed pursuant to the Exchange Act, effective as of March 21, 1991; and

(b) The description of certain rights attaching to the PICO Common Stock to purchase Series A Junior Participating Preferred Stock contained in the Registration Statement of PICO on Form 8-A filed pursuant to the Exchange Act, effective as of July 18, 1991.

    All documents filed by PICO pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement and prior to the PICO Shareholders' Meeting and any adjournment or postponement thereof, shall be deemed to be incorporated by reference in this Joint Proxy Statement and to be a part hereof for purposes of the Exchange Act from the date of the filing of such documents.

GEC

    The following documents, filed by GEC with the various securities commissions or similar authorities in each of the provinces of Canada (the "Canadian Securities Authorities"), are specifically incorporated by reference in and form an integral part of this Joint Proxy Statement:


(a) Annual Information Form dated May 19, 1998 and filed with the Canadian Securities Authorities on May 20, 1998;

(b) Annual Report for the fiscal year ended December 31, 1997, which was filed with the Canadian Securities Authorities on April 2, 1998, which includes Management's Discussion and Analysis and the comparative Consolidated Financial Statements of GEC for the fiscal years ended December 31, 1997 and December 31, 1996 and the Auditors' Report thereon;

(c) Material Change Report filed with the Canadian Securities Authorities on June 29, 1998 relating to the proposal by PICO to GEC with respect to the Transaction; and

(d) Management Proxy Circular dated July 31, 1998 relating to the annual meeting of GEC Shareholders to be held on September 11, 1998; and

(e) Unaudited financial statements of GEC for the six months ended June 30, 1998, which were filed with the Canadian Securities Authorities on August 14, 1998.

    Any documents of the type referred to in the preceding paragraph and any material change reports (excluding confidential reports) filed by GEC with the Canadian Securities Authorities after the date of this Joint Proxy Statement and prior to the earlier of the Effective Time and the termination of the Combination Agreement shall be deemed to be incorporated by reference in this Joint Proxy Statement.

    Any statement contained in this Joint Proxy Statement, in a supplement to this Joint Proxy Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for the purposes of this Joint Proxy Statement to the extent that a statement contained herein, or in any subsequently filed supplement to this Joint Proxy Statement or in any document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

-------------------------------------------------------------------------------

                                GLOSSARY OF TERMS


         Unless the context otherwise requires, the following terms shall have the following meanings when used in this Joint Proxy Statement.

         "Affiliate": a corporation shall be deemed to be an Affiliate of another corporation if one of them is the Subsidiary of the other or if both are Subsidiaries of the same corporation or if each of them is directly or indirectly Controlled by the same Person.

         "APL" means American Physicians Life Insurance Company, a life and health insurer governed by the laws of Ohio.

         "Arrangement" means the proposed arrangement of GEC under section 182 of the OBCA pursuant to the Plan of Arrangement, and is synonymous with the term the "Transaction".

         "Arrangement Resolution" means the special resolution of GEC shareholders concerning the Arrangement in the form set out in Annex "A" to this Joint Proxy Statement.

         "Canadian Dollar Equivalent" means on any given date the product obtained by multiplying the relevant U.S. dollar amount by the noon spot exchange rate on such date for U.S. dollars expressed in Canadian dollars as reported by the Bank of Canada.

         "Canadian GAAP" means generally accepted accounting principles in Canada.

         "Canadian Tax Act" means the Income Tax Act (Canada), as amended.

         "CDN" means the Canadian Dealing Network Inc., a subsidiary of the TSE.

         "CGCL" means the California General Corporation Law, as amended.

         "CIC" means Citation Insurance Company, a property and casualty insurer governed by the laws of California.

         "Closing" means the closing of the transactions contemplated by the Combination Agreement.

         "Closing Date" means the date on which the Closing occurs.

         "Combination Agreement" means the Combination Agreement by and between PICO and GEC dated as of ?, 1998, a copy of which is attached as Annex "C" to this Joint Proxy Statement.

         "Controlled": a corporation shall be deemed to be "Controlled" by another Person or two or more Persons if:

         (i) securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of directors are held, directly or indirectly, by or for the benefit of the other Person or Persons; and

         (ii) the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such corporation.

         "Court" means the Ontario Court of Justice (General Division).

         "Depositary" means Equity Transfer Services.

-------------------------------------------------------------------------------

         "Dissent Notice" means a written objection to the Arrangement sent by a GEC Shareholder to GEC as described under "Dissenting Shareholders' Rights."

         "Effective Date" means the date shown on the certificate of arrangement issued under the OBCA giving effect to the Arrangement.

         "Effective Time" means 12:01 a.m. (Toronto time) on the Effective Date.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Exchange Ratio" means 0.4628, being the ratio of the number of PICO Shares for which each GEC Common Share will be exchanged and the ratio of the number of PICO Warrants for which each GEC Warrant will be exchanged pursuant to the Plan of Arrangement.

         "Fairness Opinion" means the valuation and fairness opinion prepared and rendered by First Marathon to the Special Committee, a copy of which is attached as Annex "D" to this Joint Proxy Statement.

         "Final Order" means the final order of the Court approving the Arrangement.

         "First Marathon" means First Marathon Securities Limited, independent financial advisor to the Special Committee.

         "FTC" means the United States Federal Trade Commission and all successors thereto.

         "GEC" means Global Equity Corporation, a corporation governed by the laws of Ontario.

         "GEC Articles" means the GEC articles of incorporation, as amended from time to time.

         "GEC Board" means the board of directors of GEC.

         "GEC By-Laws" means GEC's By-Laws, as amended from time to time.

         "GEC Common Shares" means the common shares in the capital of GEC.

         "GEC Option Plan" means the GEC Employee and Director Stock Option Plan, as amended from time to time.

         "GEC Options" means all outstanding options to purchase GEC Common Shares, including all outstanding options granted under the GEC Option Plan.

         "GEC Public Shareholders" means GEC Shareholders, other than:

         (a)      GEC;
         (b)      PICO;
         (c)      any Related Party of PICO;
         (d) any person acting jointly or in concert with any person referred to in paragraph (a), (b) or (c) in respect of the Arrangement; or
         (e)      any Affiliate of any of the foregoing.

         "GEC Record Date" means ?, 1998.

         "GEC Shareholders" means the holders of GEC Common Shares.

         "GEC Shareholders' Meeting" means the special meeting of GEC Shareholders to be held to consider the Arrangement.

         "GEC Warrant Agent" means Montreal Trust Company of Canada in its capacity as warrant agent under the GEC Warrant Indenture.

         "GEC Warrantholders" means holders from time to time of GEC Warrants.

         "GEC Warrant Indenture" means the warrant indenture dated October 21, 1993 between GEC and the GEC Warrant Agent, as supplemental from time to time.

         "GEC Warrants" means the common share purchase warrants, each of which entitles the holder to purchase one GEC Common Share for $3.25, issued pursuant to and governed by the GEC Warrant Indenture, as supplemented from time to time.

         "HSR Act" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder.

         "Interim Order" means the interim order of the Court dated ?, 1998, a copy of which is attached as Annex "B" to this Joint Proxy Statement.

         "IRS" means the United States Internal Revenue Service.

         "Joint Proxy Statement" means this joint management information circular and proxy statement relating to the GEC Shareholders' Meeting and the PICO Shareholders' Meeting.

         "Justice Department" means the United States Department of Justice.

         "Letter of Transmittal" means the letter delivered to holders of GEC Common Shares, which when duly completed and returned with a certificate for GEC Common Shares to the Depositary will enable such shareholder to exchange such certificate for a certificate for PICO Shares.

         "ME" means the Montreal Exchange.

         "MPL" means medical professional liability insurance, a line of casualty insurance.

         "Nasdaq" means the Nasdaq National Market segment of the Nasdaq Stock Market, an electronic securities market operated by The Nasdaq Stock Market, Inc., a wholly-owned Subsidiary of the National Association of Securities Dealers Inc.

         "NLRC" means Nevada Land & Resource Company, LLC, a Subsidiary of GEC.

         "OBCA" means the Business Corporations Act (Ontario), as amended.

         "Person" means an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, or natural person in his or her capacity as trustee, executor, administrator or other legal representative.

         "Physicians" means Physicians Insurance Company of Ohio, a property and casualty insurer governed by the laws of Ohio.

         "PICO Affiliates" means PICO together with its Subsidiaries.

         "PICO" means PICO Holdings, Inc., a corporation governed by the laws of California.

         "PICO Articles" means PICO's Articles of Incorporation, as amended from time to time.

         "PICO Board" means the board of directors of PICO.

         "PICO By-Laws" means PICO's By-Laws, as amended from time to time.

         "PICO Common Stock" means the class of common stock in the authorized capital of PICO.

         "PICO Option" means an option to purchase PICO Shares.

         "PICO Record Date" means ?, 1998.

         "PICO Shareholders" means holders of PICO Shares.

         "PICO Shareholders' Meeting" means the annual meeting of PICO Shareholders at which PICO Shareholders will consider, among other things, the Combination Agreement and the transactions contemplated thereby.

         "PICO Shares" means shares of PICO Common Stock.

         "PICO Warrant" means a PICO Share purchase warrant to be issued by PICO pursuant to the PICO Warrant Indenture in connection with the Arrangement, each of which will entitle the holder thereof to purchase on or before June 30, 1999 one PICO Share for U.S.$4.76.

         "PICO Warrant Indenture" means the warrant indenture to be entered into by PICO and a warrant agent effective as of the Effective Time pursuant to which the PICO Warrants will be issued.

         "Plan of Arrangement" means the plan of arrangement proposed under section 182 of the OBCA substantially in the form attached hereto as Exhibit 1 to the Combination Agreement attached hereto as Annex "C" to this Joint Proxy Statement, as amended, modified or supplemented from time to time in accordance with its terms.

         "Policy 9.1" means Ontario Securities Commission Policy Statement No.
9.1 and Policy Q-27 of the Quebec Securities Commission.

         "Related Party" has the meaning ascribed thereto in Policy 9.1.

         "Reverse Split" means the one-for-five reverse PICO Common Stock split described under the header "Additional Matters For Consideration by PICO Shareholders - Reverse Stock Split."

         "Rights Plan" means the shareholder rights plan of PICO, as amended.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Sequoia" means Sequoia Insurance Company, a property and casualty insurance company governed by the laws of California.

         "Special Committee" means the special committee of the GEC Board comprised of David A. Williams (Chairman), Patrick C. MacCulloch and Peter N. T. Widdrington.

         "Subsidiary": a corporation shall be deemed to be a Subsidiary of another corporation if:

         (i)      it is Controlled by:

                  (a)      that other, or

                  (b) that other and one or more corporations, each of which is Controlled by the other, or

                  (c) two or more corporations, each of which is Controlled by that other; or

         (ii)     it is a Subsidiary of a corporation that is that other's
                  Subsidiary.

         "Summit" means Summit Global Management, Inc., a registered investment advisor with the SEC governed by the laws of Ohio.

         "Supplemental Indenture" means the supplemental warrant indenture to be entered into between GEC and the GEC Warrant Agent supplementing the GEC Warrant Indenture.

         "Transaction" means the transactions contemplated by the Combination Agreement and by the Plan of Arrangement whereby, among other consequences, PICO will become the sole holder, directly or indirectly, of all of the issued and outstanding GEC Common Shares, and is synonymous with the term the "Arrangement".

         "TSE" means The Toronto Stock Exchange.

         "U.S. Code" means the United States Internal Revenue Code of 1986, as amended.

         "U.S. Dollar Equivalent" means the product obtained by multiplying the relevant Canadian dollar amount by the noon spot exchange rate on such date for U.S. dollars expressed in U.S. dollars as reported by the Bank of Canada.

         "U.S. GAAP" means generally accepted accounting principles in the United States.

         "Valuation" means the valuation of the GEC Common Shares and the PICO Common Stock as of June 30, 1998, prepared and rendered to the Special Committee by First Marathon and included within the Fairness Opinion.

         "Vidler" means Vidler Water Company, Inc., a corporation governed by the laws of Delaware and a Subsidiary of GEC.


         "Warrantholders' Letter of Transmittal" means the letter delivered to holders of GEC Warrants, which when duly completed and returned with a certificate for GEC Warrants to the Depositary will enable the holder to exchange such certificate for a certificate for PICO Warrants.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS


         This Joint Proxy Statement includes "forward-looking statements" within the meaning of various provisions of the Securities Act and the Exchange Act. All statements, other than statements of historical facts, included in this Joint Proxy Statement that address activities, events or developments that PICO or GEC expects or anticipates will or may occur in the future, including such things as future cost savings or capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of PICO's, GEC's and their respective Subsidiaries' businesses and operations, plans, references to future success and other such matters are forward-looking statements. When used in this Joint Proxy Statement, the words "estimate", "project", "anticipate", "except", "intend", "believe", and similar expressions are intended to identify forward-looking statements.

         These forward-looking statements are based on certain assumptions and analyses made by PICO and GEC in light of their experience and their perception of historical trends, current conditions and expected future developments as well as other factors they believe are appropriate in the circumstances. However, whether actual future results and developments will conform with their expectations and predictions is subject to a number of risks and uncertainties, including the significant considerations discussed in this Joint Proxy Statement, and particularly the "Risk Factors" section beginning on page ? hereof. Consequently, all of the forward-looking statements made in this Joint Proxy Statement are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by PICO or GEC will be realized or, even if substantially realized, that they will have the expected consequences to or effects on PICO, GEC and their respective Subsidiaries or their respective businesses or operations. Shareholders are cautioned not to place undue reliance on forward-looking statements contained herein when making their determination as to whether or not to vote in favour of the Transaction or other matters described in this Joint Proxy Statement.

         The cautionary statements contained or referred to in this section should be considered in connection with any written or oral forward-looking statements that may subsequently be issued by PICO or GEC or persons authorized to act on their behalf. Neither PICO nor GEC undertakes any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                     SUMMARY


         The following is a summary of certain information contained elsewhere in this Joint Proxy Statement; it is not, and is not intended to be, complete in itself. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Joint Proxy Statement (including the Annexes hereto), which GEC Shareholders and PICO Shareholders are encouraged to review. Unless otherwise indicated, capitalized terms used in this Joint Proxy Statement are defined in the Glossary of Terms or elsewhere in this Joint Proxy Statement.

THE COMPANIES
PICO .......................................    PICO is a holding  company  principally  engaged,  directly and indirectly through Subsidiaries, in five industry segments: portfolio investing;
                                                property and casualty insurance; surface, water, geothermal and mineral rights; medical professional liability insurance; and other. PICO's objective is to use its resources to increase shareholder value through investments in businesses which it believes are undervalued and will benefit from additional capital, restructuring of operations or management, or improved competitiveness through operational efficiencies with PICO's existing operations. PICO's principal executive offices are located at 875
                                                Prospect Street, Suite 301, La Jolla, California 92037 (telephone: (619)
                                                456-6022).

GEC ........................................    GEC is a strategic  international  investment  and operating  company with value-based holdings worldwide. Subsidiaries of GEC include Nevada Land and
                                                Resource Company, LLC and Vidler Water Company, Inc. GEC also has a portfolio of investments in equity securities of United States, European and Asian corporations. GEC's principal executive offices are located at 80
                                                Richmond Street West, Suite 1805, Toronto, Ontario M5H 2A4 (telephone:
                                                (416) 861-1592).

The Transaction  ...........................    The Combination  Agreement  between PICO and GEC provides for, among other things, the exchange of all of the outstanding GEC Common Shares (other than those currently owned by PICO or as to which dissent rights have been duly exercised) for PICO Shares on the basis of 0.4628 of a PICO Share for each GEC Common Share, and the exchange of all of the outstanding GEC
                                                Warrants for PICO Warrants on the basis of 0.4628 of a PICO Warrant for each GEC Warrant (subject in each case to rounding of fractional interests). If approved by the PICO Shareholders at the PICO Shareholder's meeting, a one-for-five reverse stock split of the outstanding shares of
                                                PICO Common Stock will be effected immediately following conversion of the
                                                Transaction, and the number of PICO Shares issuable under the Arrangement to former GEC Shareholders (and the entitlements of holders of PICO
                                                Warrants) will be correspondingly adjusted.

THE MEETINGS

Time, Date and Place  ......................    The PICO Shareholders' Meeting will be held at ? at ? on  November  ?,
                                                1998 at ?.


                                                The GEC  Shareholders'  Meeting  will be held at ?, ? on  November ?, 1998 at ?.

                                                See "The Meetings - General Proxy Information."

Record Dates, Shares Entitled
  to Vote ..................................    Holders  of record of PICO  Common  Stock on ?,  1998  (the  "PICO  Record
                                                Date") are entitled to notice of and to vote at the PICO Shareholders'
                                                Meeting. At the close of business on the PICO Record Date, there were outstanding 32,591,718 PICO Shares, of which 28,019,703 (i.e. excluding the
                                                4,258,415 PICO Shares owned by GEC and the 313,600 PICO Shares owned by
                                                CIC) will be entitled to vote on each matter to be acted upon.

                                                Holders of record of GEC Common Shares on ?, 1998 (the "GEC Record Date")
                                                are entitled to notice of and to vote at the GEC Shareholders' Meeting except to the extent that a person has transferred GEC Common Shares after that date and the new holder of such shares establishes proper ownership and demands not later than ?, 1998 to be included in the list of GEC
                                                Shareholders eligible to vote at the GEC Shareholders' Meeting. At the close of business on ?, 1998, there were outstanding and entitled to vote
                                                81,853,076 GEC Common Shares, including 41,883,445 held by PICO and its
                                                Subsidiaries, each of which will be entitled to one vote on each matter to be acted upon. The Arrangement Resolution must also be approved by a majority of the votes cast by GEC Public Shareholders.

                                                See "The Meetings - General Proxy Information."

Matters to be Considered at
  Meetings .................................    At the PICO  Shareholders'  Meeting,  the PICO  Shareholders will consider and vote upon: (i) the transactions contemplated by the Combination
                                                Agreement; (ii) the election of three nominees to PICO's Board of
                                                Directors; (iii) the ratification of the appointment of Deloitte & Touche
                                                LLP as PICO's independent auditors; (iv) the approval of a one-for-five reverse stock split of the outstanding shares of PICO Common Stock to be effected immediately following consummation of the Transaction; and (v)
                                                such further business as may properly come before the PICO Shareholders'
                                                Meeting or any adjournment or postponement thereof. Whether or not PICO
                                                Shareholders are personally able to attend the PICO Shareholders' Meeting, they are urged to complete, sign and date the enclosed PICO proxy card and return it in the enclosed envelope as soon as possible.

                                                At the GEC Shareholders' Meeting, the GEC Shareholders will consider and vote upon: (i) the Arrangement Resolution; and (ii) such further business as may properly come before the GEC Shareholders' Meeting or any adjournment or postponement thereof. GEC Shareholders who are unable to attend the GEC Shareholders' Meeting are urged to complete, sign and date the enclosed GEC proxy card and return it in the enclosed envelope as soon as possible.


                                                See "The Meetings - General Proxy  Information"  and  "Additional  Matters
                                                For Consideration by PICO Shareholders."

Votes Required .............................    Approval of the Combination  Agreement and the  transactions  contemplated thereby and the approval of the  one-for-five  reverse  stock split of the outstanding  shares of PICO  Common  Stock will  require  the  affirmative vote of the  holders of a  majority  of the  shares of PICO  Common  Stock outstanding  and  eligible to vote on the PICO Record  Date.  The election of the  three  directors  of PICO  will  be by a  plurality  of the  votes cast.  Ratification  of  the  appointment  of  Deloitte  &  Touche  LLP as
                                                PICO's  independent  auditors  will  require the  affirmative  vote of the holders of a majority of the votes cast.

                                                The Arrangement  Resolution  must be approved by the  affirmative  vote of not less than  two-thirds of the votes cast in respect of that  resolution at the GEC  Shareholders'  Meeting.  The Arrangement  Resolution must also be approved by a majority of the votes cast by GEC Public Shareholders.

Recommendations of Boards of
  Directors ................................    THE PICO  BOARD  BELIEVES  THAT THE TERMS OF THE  TRANSACTION  ARE FAIR TO
                                                AND IN THE BEST INTERESTS OF PICO SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS
                                                THAT PICO SHAREHOLDERS VOTE TO APPROVE THE TRANSACTIONS CONTEMPLATED BY THE
                                                COMBINATION AGREEMENT. THE BOARD OF DIRECTORS OF PICO ALSO RECOMMENDS A
                                                VOTE FOR EACH OF THE OTHER PROPOSALS TO BE VOTED ON AT THE PICO
                                                SHAREHOLDERS' MEETING AND FOR EACH OF THE NOMINEES FOR THE PICO BOARD.

                                                THE TERMS OF THE COMBINATION AGREEMENT WERE NEGOTIATED ON BEHALF OF GEC AND
                                                THE GEC BOARD BY THE SPECIAL COMMITTEE. THE GEC BOARD ACCEPTED THE
                                                RECOMMENDATION OF THE SPECIAL COMMITTEE AND BELIEVES THAT THE TERMS OF THE
                                                TRANSACTION ARE FAIR TO AND IN THE BEST INTERESTS OF THE GEC PUBLIC
                                                SHAREHOLDERS AND (WITH MESSRS. RONALD LANGLEY AND JOHN HART, WHO ARE ALSO
                                                DIRECTORS AND OFFICERS OF PICO, ABSTAINING) UNANIMOUSLY RECOMMENDS THAT GEC
                                                SHAREHOLDERS VOTE TO APPROVE THE ARRANGEMENT RESOLUTION.

                                                See "The Transaction - Board Recommendations."

Dissenting Shareholders' Rights.............    PICO  Shareholders  have the right to  dissent  from the  Transaction  and demand appraisal rights for their PICO Shares, provided that demands for payment are duly filed by holders of an aggregate of 5% or more of the outstanding PICO Shares prior to the date of the PICO Shareholders' Meeting and such holders comply with the requirements of Chapter 13 of the CGCL
                                                (the text of which is set forth in Annex "H" to this Joint Proxy
                                                Statement).

                                                GEC Shareholders who oppose passage of the Arrangement Resolution are entitled to dissent under section 185 of the OBCA (the text of which is set forth in Annex "G" to this Joint Proxy Statement) in accordance with the
                                                Interim Order.

                                                It is a condition of the parties' obligations under the Combination
                                                Agreement that rights of dissent shall not have been exercised in respect of more than 2?% of the outstanding GEC Common

                                                Shares held by GEC Public Shareholders nor in respect of more than 5% of the outstanding PICO Shares unless same shall have been abandoned.

                                                See "Dissenting Shareholders' Rights."

THE TRANSACTION

PICO's Reasons
  for the Transaction ......................    In reaching its  conclusion  to enter into the  Combination  Agreement and to recommend approval of the Transaction by PICO Shareholders, the PICO
                                                Board considered information with respect to the business and affairs of
                                                GEC and PICO and determined, among other things, that the Transaction:

                                                -   simplifies PICO's corporate    structure   and   eliminates   the
                                                    cross-ownership of investments between PICO and GEC;

                                                -   eliminates the public  confusion,  costs and  duplication  of efforts inherent in  maintaining  two public  entities  with similar  business strategies, management and investment philosophies;

                                                -   results in a single publicly  traded  corporation  with a  distinct value investment philosophy;

                                                -   results in a larger,  more liquid  publicly traded  corporation  (with shareholders? equity increased by approximately U.S. $75 million to approximately U.S. $186 million, based on unaudited pro forma financial information as of June 30, 1998 included elsewhere in this Joint Proxy
                                                    Statement) which would bring the following potential benefits to all
                                                    Shareholders:


                                                    (i)   increased analyst coverage;

                                                    (ii)  increased  ability to  utilize  PICO  Shares as a  currency  for further transactions and acquisitions;

                                                    (iii) increased  ability for the  combined  company to access  capital markets; and

                                                    (iv)  increased  liquidity  of PICO  Shares  though an  increase  in the
                                                          public  float  of   approximately   18.5   million   shares  (an
                                                          additional  approximately 3.7 million shares after giving effect to the one-for-five reverse PICO Common Stock split).

                                                -   increases  the book value per PICO  Share by  U.S.$0.30  to  U.S.$4.01 per
                                                    share   (U.S.$20.05   per  share  after  giving   effect  to  the one-for-five
                                                    reverse  PICO Common  Stock  split),  based on unaudited pro  forma  financial information  as  of  June  30,  1998  included elsewhere in this Joint Proxy
                                                    Statement.

                                                See "The Transaction - Reasons for the Arrangement."


GEC's Reasons
 for the Transaction .......................    In reaching its  conclusions  that the  Arrangement  is fair to and in the best interests of GEC Shareholders and to recommend that GEC Shareholders vote in favour of the Arrangement Resolution, the GEC Board considered information with respect to the business and affairs of GEC and PICO, as well as the following:

                                                -  the  Exchange  Ratio  implies an  effective  premium of  approximately
                                                   22.5% over the closing price of a GEC Common Share on the TSE at June
                                                   18, 1998 (the day prior to the public announcement of the Exchange
                                                   Ratio) and an effective premium of approximately 18.6% over the average ratio of the GEC Common Shares to PICO Common Stock for the 20 trading days prior to the June 19, 1998 public announcement of the Exchange
                                                   Ratio;

                                                -  the  greater  total  market   capitalization   and  liquidity  of  the
                                                   combined  company  relative  to GEC which  would  bring the  following potential benefits to all shareholders:

                                                    (i)  increased analyst coverage;

                                                    (ii) increased  ability to utilize stock of the combined  company as a currency for future transactions and acquisitions;

                                                   (iii) increased  ability  for the  combined  company to access  capital markets; and

                                                   (iv)  increased  liquidity  through  ownership  of  PICO  Shares  (which would be part of a  significantly  greater market  capitalization and  broader  public  distribution  relative  to the  GEC  Common
                                                         Shares).

                                                -   the opinion  received  from First  Marathon  that the  Arrangement  is fair, from a financial point of view, to GEC Public Shareholders;

                                                -   that  GEC  Public  Shareholders  will  own  approximately  40%  of the outstanding  equity of the combined  company  (approximately  42% on a fully  diluted  basis),  excluding  the PICO Shares  owned by the PICO
                                                    Affiliates, based on the Exchange Ratio of 0.4628;

                                                -   the structure of the Arrangement; and

                                                -   the right of GEC  Shareholders  to dissent  pursuant to section 185 of the OBCA.

                                                See "The Transaction - Reasons for the Arrangement."

Transaction Mechanics ......................    In  accordance  with the  Combination  Agreement,  GEC  will  apply to the
                                                Court  for an order  under  the  provisions  of  section  182 of the OBCA, pursuant to which:


                                                (a) each GEC Common  Share  (other than those  currently  owned by PICO or as to which  rights  of  dissent  have been  duly  exercised)  will be exchanged for 0.4628 of a PICO Share; and

                                                (b) each GEC  Warrant  will be  exchanged  for  0.4628  of a PICO  Warrant
                                                    (each  whole  PICO  Warrant  having an  exercise  price of  U.S.$4.76, being the U.S.  dollar  equivalent on the date upon which the Exchange
                                                    Ratio was agreed of the  Cdn.$3.25  exercise  price of a GEC  Warrant, divided by the Exchange Ratio).

                                                The  ratio of one GEC  Common  Share or GEC  Warrant  to  0.4628 of a PICO
                                                Share or PICO  Warrant,  as the case may be, is  referred to herein as the
                                                "Exchange Ratio".

                                                As a  result  of these  transactions,  PICO  will  become  the  beneficial owner,  directly and/or  indirectly,  of all of the outstanding GEC Common
                                                Shares  and GEC  Warrants.  Holders of GEC  Common  Shares and  holders of
                                                GEC Warrants will be able to obtain a  certificate  for the number of PICO
                                                Shares or PICO  Warrants  (as the case may be) which they are  entitled to receive  pursuant to the  Arrangement  by duly  completing and returning a
                                                Letter of Transmittal  (or a  Warrantholders'  Letter of  Transmittal,  as
                                                the case may be) in the form enclosed with this Joint Proxy Statement.

                                                See "The  Transaction  -  Transaction  Mechanics"  and "-  Procedures  for
                                                Exchange of Share  Certificates  by GEC  Shareholders"  and " - Procedures
                                                for Exchange of Warrant Certificates by GEC Warrantholders".

Opinion of Financial Advisor ...............    First   Marathon  has  rendered  the  Fairness   Opinion  to  the  Special
                                                Committee which opines, inter alia, that the Arrangement is fair, from a financial point of view, to the GEC Public Shareholders. THE FAIRNESS
                                                OPINION IS ATTACHED TO THIS JOINT PROXY STATEMENT AS ANNEX "D" AND SHOULD
                                                BE READ IN ITS ENTIRETY. The Fairness Opinion includes a valuation of the
                                                GEC Common Shares and of the PICO Shares. As at June 30, 1998, First
                                                Marathon determined the value of a GEC Common Share to be between Cdn.$3.35 and Cdn.$4.18, and the value of a share of PICO Common Stock to be between
                                                U.S.$4.99 and U.S.$6.09. On June 18, 1998 (the day prior to the public announcement of the Exchange Ratio), the closing price of a GEC Common
                                                Share on the TSE was Cdn.$2.40 and the closing price for a share of PICO
                                                Common Stock on the Nasdaq was U.S.$4.3125. Assuming an exchange rate of
                                                Cdn.$1.4665 equal to U.S.$1.00 (the exchange rate in effect on June 30,
                                                1998), the Exchange Ratio is equal to the simple average of the exchange ratios calculated from the low and high values of GEC Shares and PICO
                                                Shares.

                                                 See "The Transaction - Opinion of the Financial Advisor."

Exchange Procedures ........................    Accompanying  this Joint Proxy  Statement is a Letter of Transmittal (on ?
                                                paper). The Letter of Transmittal, when duly completed and returned together with a certificate for GEC Common Shares, will enable each GEC
                                                Shareholder to obtain a certificate for that number of PICO Shares equal to the number of GEC Common





                                                Shares previously held by such GEC Shareholder multiplied by the Exchange
                                                Ratio (subject to adjustment for fractional shares). If the resolution approving the one-for-five reverse PICO Common Stock split (the "Reverse
                                                Split") is approved, GEC Shareholders will receive a certificate for such number of PICO Shares as they otherwise would have been entitled to pursuant to the Arrangement divided by five (i.e. adjusted to give effect to the Reverse Split), together with the cheque for the cash which each such holder is entitled as a result of the Reverse Split.

                                                See "The  Transaction - Procedures for Exchange of Share  Certificates  by
                                                GEC  Shareholders,"  and  "Additional  Matters for  Consideration  by PICO
                                                Shareholders - Reverse Split."

                                                This  Joint  Proxy  Statement  is also  accompanied  by a  Warrantholders'
                                                Letter  of  Transmittal  (on ?  paper)  which,  when  duly  completed  and returned  together with a certificate for GEC Warrants,  will entitle each
                                                GEC  Warrantholder  to obtain a certificate  for a number of PICO Warrants
                                                equal  to  the  number  of  GEC  Warrants   represented   by  a  submitted
                                                certificate  multiplied by the Exchange  Ratio  (subject to adjustment for fractional  warrants).  If the  resolution  approving the Reverse Split is approved,  each PICO  Warrant,  which  when  issued  entitles  the  holder thereof to purchase one pre-Reverse  Split PICO Share for U.S.$4.76,  will be adjusted  (without  any action on the part of PICO or the holder)  such that,  immediately  following the Reverse  Split,  each whole PICO Warrant will  entitled  the holder to purchase one  post-Reverse  Split PICO Share for U.S.$23.80.

                                                See "The  Transaction  - Procedures  for Exchange of Warrant  Certificates
                                                by GEC  Warrantholders,"  and  "Additional  Matters for  Consideration  by
                                                PICO Shareholders - Reverse Split."

Effective Time of the Transaction ..........    It is anticipated  that the  Transaction  will become  effective after the requisite  shareholder,  court and regulatory approvals have been obtained and all  other  conditions  to the  Transaction  have  been  satisfied  or waived.  It is  currently  anticipated  that the  Transaction  will become effective on or about November ?, 1998.

                                                See "The Transaction - Transaction Mechanics."

Conditions to the Transaction ..............    The  obligations  of GEC  and  PICO  to  consummate  the  Transaction  are subject to the  satisfaction  or waiver of certain  conditions,  including obtaining  approval  of the PICO  Shareholders  and the GEC  Shareholders,
                                                [EXPIRATION OR  TERMINATION OF WAITING  PERIODS UNDER THE HSR ACT,] rights of dissent  not  having been  exercised  in respect of more than 2 1/2% of the outstanding GEC Common Shares held by GEC Public Shareholders nor more than 5% of the  outstanding  PICO  Shares  unless  same  shall  have  been abandoned,  and the approval (without  material  condition or cost) of the
                                                Plan of Arrangement by the Court.

                                                See "The Transaction - The Combination Agreement."

Regulatory Requirements.....................    The  Combination   Agreement  is  subject  to  the  following   regulatory
                                                requirements:


                                                1.  Court  approval:  The  Arrangement  requires  approval  by the  Court.
                                                    Prior to the mailing of this Joint Proxy  Statement,  GEC obtained the
                                                    Interim  Order  providing  for  the  calling  and  holding  of the GEC
                                                    Shareholders'  Meeting and other procedural  matters,  a copy of which
                                                    Interim Order,  together with the Notice of Application  for the Final
                                                    Order  is  attached  to this  Joint  Proxy  Statement  as  Annex  "B".
                                                    Subject to the  approval of the  Arrangement  by the GEC  Shareholders at the GEC  Shareholders'  Meeting,  the  hearing  in  respect  of the
                                                    Final  Order  is  scheduled  to take  place on ?,  1998 at ?  (Toronto time) in the Court at 361  University  Avenue,  Toronto,  Ontario.  At
                                                    the hearing of the motion with respect to the Final  Order,  the Court will  consider,  among other things,  the fairness and  reasonableness of the Arrangement.

                                                [2. ANTITRUST:  TRANSACTIONS  SUCH  AS  THE  TRANSACTION  ARE  SUBJECT  TO
                                                    REVIEW BY THE JUSTICE  DEPARTMENT  OR THE FTC TO DETERMINE  WHETHER OR
                                                    NOT THEY MAY LEAD TO  REDUCED  COMPETITION.  UNDER THE  PROVISIONS  OF
                                                    THE HSR ACT, THE  TRANSACTION  MAY NOT BE  CONSUMMATED  UNTIL  CERTAIN
                                                    INFORMATION  HAS BEEN FURNISHED TO THE JUSTICE  DEPARTMENT AND THE FTC
                                                    AND CERTAIN  WAITING PERIOD  REQUIREMENTS  UNDER THE HSR ACT HAVE BEEN
                                                    SATISFIED.  PICO,  GEC AND CERTAIN  COMPANIES IN WHICH PICO AND/OR GEC
                                                    HAVE AN INVESTMENT  INTEND TO FILE  PRE-TRANSACTION  NOTIFICATION  AND
                                                    REPORT FORMS  PURSUANT TO THE HSR ACT WITH THE JUSTICE  DEPARTMENT AND
                                                    THE FTC.]

                                                See "The Transaction - Regulatory Matters."

Termination ................................    The  Combination  Agreement  may be  terminated  at any time  prior to the
                                                Effective  Time under certain  circumstances,  including by mutual written consent of the  parties or by either of the parties if the  conditions  to the Arrangement have not been satisfied or waived on or before ?, 1998.

                                                See "The Transaction - The Combination Agreement."

Interests of Certain Persons ...............    Ronald  Langley,  the  Chairman  of the  GEC  Board,  and  John  R.  Hart,
                                                President  and Chief  Executive  Officer and a director  of GEC,  are also directors  and  officers  of  PICO.  Negotiation  of  the  Transaction  on behalf  of GEC  and  the GEC  Board  has  been  conducted  by the  Special
                                                Committee,  comprised  of directors  of GEC who are  independent  of PICO.
                                                PICO has also  agreed to  maintain  in effect for a period of at least six years from the Effective  Time all rights of  indemnification  existing at the time of  execution  of the  Combination  Agreement  in  favour  of the independent  directors  and  officers  of GEC.  PICO has  agreed  to grant options  ("PICO  Options")  to purchase  PICO Shares to certain  directors and/or  executive  officers  of  GEC in  consideration  for  such  persons agreeing  to waive their  entitlements  to their GEC  Options,  subject in each  case  only  to  the  consummation  of  the  Arrangement.  Such  PICO
                                                Options are the economic equivalent of such GEC Options.

                                                See "The Transaction - Interests of Certain Persons in the Transaction."


Anticipated Accounting Treatment ...........    The  Transaction  will be  treated  as a  "purchase"  for  accounting  and financial reporting purposes, in accordance with U.S. GAAP.

Certain Income Tax Consequences to GEC
  Shareholders .............................    The  Transaction  constitutes  a  tax-free  reorganization  under  Section
                                                368(1)(B)  of the Code for United  States  federal  income  tax  purposes.
                                                For Canadian federal income tax purposes GEC  Shareholders  will generally recognize  a gain or loss upon the  exchange  of their GEC  Common  Shares for PICO  Shares.  GEC  SHAREHOLDERS  ARE URGED TO  CONSULT  THEIR OWN TAX
                                                ADVISORS.

                                                See "Tax Considerations."

Eligibility for Investment .................    The PICO Shares and PICO Warrants are eligible  investments  under certain
                                                Canadian federal and provincial statutes.

                                                See "The Transaction - Eligibility for Investment in Canada."

STOCK EXCHANGE LISTINGS

PICO Shares ................................    The PICO  Shares are traded on the Nasdaq.  PICO has filed an  application for  listing of the PICO Shares  whose  issuance  is  contemplated  by the
                                                Combination  Agreement  (including  PICO Shares issuable upon the exercise of  PICO  Warrants).  There  is no  current  intention  to list  the  PICO
                                                Shares on any other  stock  exchange or  quotation-based  system in Canada or the United States.

PICO Warrants...............................    The  PICO  Warrants   will  not  be  listed  on  any  stock   exchange  or
                                                quotation-based system in Canada or the United States.

GEC Common Shares...........................    On completion of the  Transaction,  the GEC Common Shares will be delisted from the TSE and the ME.

GEC Warrants................................    Effective as of October 21, 1998, the initially  scheduled  expiry date of the GEC  Warrants,  the GEC  Warrants  will cease to be quoted on the CDN.
                                                There is no current  intention  to list (or  relist)  the GEC  Warrants on any stock  exchange  or  quotation-based  system  in Canada or the  United
                                                States.

                                                See "The Transaction - Stock Exchange Listings."

                                  RISK FACTORS


         The following risk factors should be considered by PICO Shareholders and GEC Shareholders in evaluating the Transaction, in the case of PICO Shareholders, and the Arrangement Resolution in the case of GEC Shareholders. The risk factors should be considered in conjunction with the other information included in this Joint Proxy Statement. PICO SHAREHOLDERS AND GEC SHAREHOLDERS ARE URGED TO READ THIS SECTION IN ITS ENTIRETY.

RISKS RELATED TO PICO

         In addition to the risks and uncertainties discussed in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Annex "E" to this Joint Proxy Statement and in the section of this Joint Proxy Statement entitled "Cautionary Statement Regarding Forward-Looking Statements", the following risk factors should be considered by holders of GEC Common Shares and PICO Shares in evaluating whether to approve the Transaction and related matters described in this Joint Proxy Statement. In evaluating PICO's and GEC's businesses, shareholders should carefully consider the following factors in addition to the other information presented or incorporated by reference in this Joint Proxy Statement.

         Variability of Quarterly Operating Results

         PICO's results of operations have been subject to significant fluctuations, particularly on a quarterly basis, and PICO's future results of operations could fluctuate significantly form quarter to quarter and from year to year. Causes of such fluctuations may include the inclusion on consolidation of PICO of operating earnings from newly acquired investment operations or the exclusion on consolidation of operating earnings from investment operations that have been disposed of, the acquisition of investment operations that, on acquisition, exhibit low operating earnings but have a high degree of expectation of capital gains due to PICO's ability to restructure operations or management.

         Risks Associated with Acquisitions and Investments

         PICO invests in businesses which it believes are undervalued or will benefit from additional capital, restructuring of operations or management or improved competitiveness through operational efficiencies with existing PICO operations. Due to PICO's limited experience in the operation of the businesses of its Subsidiaries, which currently constitute a substantial portion of PICO's operations, there can be no assurance as to the future operating results of PICO or the recently acquired businesses of PICO.

         PICO will continue to evaluate and make selective investments for the purpose of enhancing and realizing additional value by means of shareholder influence and control. This could involve the restructuring of the financing or management of the entities in which PICO invests and initiating and facilitating mergers and acquisitions. Any acquisition, depending on its size, could result in the use of a significant portion of PICO's available cash or, if such acquisition is made utilizing PICO's securities, could result in significant dilution to PICO Shareholders, and could result in the incurrence of significant acquisition related charges to earnings. Acquisitions by PICO may result in the incurrence or the assumption of liabilities, including liabilities that are unknown or not fully known at the time of acquisition, which could have a material adverse effect on PICO and furthermore, there can be no assurance that PICO will obtain the anticipated or desired benefits of such transactions. PICO Shareholders will be relying on the experience and judgement of PICO's management to locate, select and develop new acquisition and investment opportunities. There can be no assurance that sufficient opportunities will be found or that this business strategy will be successful. Failure to successfully implement this strategy may negatively impact the business and financial condition, results of operations and cash flows of PICO.

         PICO faces significant risks associated with its recent acquisitions (including the acquisition of NLRC). There can be no assurance that PICO will realize the desired benefits of these transactions. In order to successfully manage these companies, PICO must, among other things, continue to attract and retain key management and other personnel. The diversion of the attention of management from the day-to-day operations of PICO, or difficulties encountered in the integration process, could have a material adverse effect on PICO's business, financial condition, results of operations and cash flows.

         Market values of equity securities are subject to changes in the stock market, which may cause PICO Shareholders' equity to fluctuate from period to period. At times, PICO may come to hold securities of companies for which no market exists or which may be subject to restrictions on resale. As a result, periodically, a portion of PICO's assets may not be readily marketable.

         Change in Strategic Direction

         In late 1994, Physicians began the process of changing its strategic direction from the operation of an MPL insurance business to investing in businesses which management believes are undervalued or will benefit from additional capital, restructuring of operations or management or improved competitiveness through operational efficiencies with existing operations. Accordingly, in January 1995, Physicians reactivated its investment advisory subsidiary, Summit; in August 1995 acquired Sequoia and entered new lines of property and casualty insurance; in August 1995 sold its MPL insurance business; in September 1995, Physicians purchased 38.2% of GEC; in November 1996, Physicians acquired control of Citation Insurance Group ("CIG") pursuant to a merger, and the holding company was renamed PICO Holdings, Inc. ("PICO"); in April 1997, PICO acquired 25.23% ownership of NLRC which owns approximately 1,365,000 acres of deeded land in northern Nevada; in June 1997, PICO sold its workers' compensation business; and in July and August 1997, PICO increased its ownership in GEC to 51.17%. On May 8 and June 19, 1998, PICO and GEC jointly announced their intentions to combine through a plan of arrangement. There can be no assurance as to the future operating results of PICO or acquired businesses of PICO.

         PICO will continue to make selective investments for the purpose of enhancing and realizing additional value by means of appropriate levels of shareholder influence and control. This business strategy has been implemented gradually during the past three to four years. For this reason and others, including but not limited to the variability of the securities markets and the uncertainties associated with trying to predict future results based upon past performance, PICO's historical financial statements are not indicative of the possible future results of this new business strategy.

         Application of Physician's and PICO's new strategy since 1995 has resulted in a greater concentration of equity investments held by PICO. Market values of equity securities are subject to changes in the stock market, which will cause PICO's shareholders' equity to fluctuate from period to period. At times PICO may hold securities of companies for which no market exists or which may be subject to restrictions on resale. As a result, periodically, a portion of PICO's assets may not be readily marketable, which would restrict PICO's ability to liquidate its interests in these entities. Such barriers to liquidity could adversely impact the business, financial condition, results of operations and cash flows of PICO.

         PICO and GEC through NLRC and Vidler have committed a significant portion of their assets to surface, water, geothermal and mineral rights. There can be no assurance that the market value of these assets will increase over time. In addition, there are a number of risks associated with the successful development of PICO's and GEC's water rights business including, but not limited to, water price volatility; environmental concerns; political opposition; uncertainty of future demand/revenues; concentration of revenue sources in a limited number of assets; and dependence on key personnel. There can be no assurance that Vidler and NLRC will be successful in developing their surface, water, geothermal and mineral rights assets.

         Dependence on Key Personnel

         PICO has several key executive officers, the loss of whom could have a significant adverse effect on PICO. In particular, Ronald Langley, PICO's Chairman, and John R. Hart, PICO's President and Chief Executive Officer, play key roles in PICO's and GEC's investment decisions. Messrs. Langley and Hart have entered into employment agreements with PICO and a wholly-owned Subsidiary of GEC as of December 31, 1997, all for a period of four years. Messrs. Langley and Hart are key to the implementation of PICO's new strategic focus, and the ability of PICO to implement its current strategy is dependent on its ability to retain the services of Messrs. Langley and Hart.

         Risks Regarding Physicians; Continuing MPL Liability

         In August 1995, the MPL insurance business and related liability insurance business of Physicians and its wholly-owned subsidiary, The Professionals Insurance Company ("PRO") were sold. Physicians and PRO retained all assets and liabilities related to insurance policies written prior to the sale of the recurring book of business. Physicians and PRO will continue to administer claims and loss adjustment expenses under MPL insurance policies issued or renewed prior to July 16, 1995. Cash flow needed to fund the day-to-day operations and the payment of claims and claims expenses will be provided by investment income, lease income, and proceeds from the sale or maturity of securities.

         Under the terms of PICO's MPL policies, these policies have an extended reporting period for claims. Under Ohio law the statute of limitations is one year after the cause of action accrues. Also, under Ohio law there is a four-year statutory time bar; however, this has been construed judicially to be unconstitutional in situations where the plaintiff could not have reasonably discovered the injury in that four-year period. Claims of minors must be brought within one year of the date of majority. As a result, some claims may be reported a number of years following the expiration of the MPL policy period. Physicians and PRO have established reserves to cover losses and loss adjustment expense on claims incurred under the MPL policies issued or renewed to date including not only those claims reported to date, but also those incurred but not yet reported. The amounts established and to be established by Physicians and PRO for loss and loss adjusted expense ("LAE") reserves are estimates of future costs based on various assumptions and, in accordance with Ohio law, have been discounted (adjusted to reflect the time value of money). These estimates are based on actual and industry experience and assumptions and projections as to claims frequency, severity and inflationary trends and settlement payments. In accordance with Ohio law, Physicians and PRO annually obtain a certification from an independent actuary that their respective reserves for losses and LAE are adequate. Physicians and PRO also obtain a concurring actuarial opinion.

         Physicians' and PRO's reserves for losses and LAE for prior years developed favourably in 1994, and these reserves were decreased by U.S.$12.7 million in 1994. Reserves also developed favourably in 1995; however, accretion of reserve discount exceeded the amount of favourable development and retroactive reinsurance, resulting in a U.S.$3.2 million increase in liabilities for prior years' claims. As a result of continued favourable claims experience, reserves for prior years' claims were further reduced in the first and fourth quarters of 1996. However, based upon actuarial indications from data through June 30, 1997, Physicians' MPL claims reserves were increased by U.S.$2 million during the third quarter of 1997 due to somewhat deteriorated claims experience during the first six months of 1997. At the same time, favourable development of Physicians' and PRO's discontinued personal lines reserves (automobile, homeowner, etc.) allowed reserve reductions of U.S.$750,000 during the third quarter of 1997. Due to the inherent uncertainties in the reserving process there is a risk that Physicians' and PRO's reserves for losses and LAE could prove to be inadequate which could result in a decrease in earnings and shareholders' equity. Adverse reserve development can reduce statutory policyholders' surplus or otherwise limit the growth of such policyholders' surplus and, correspondingly, shareholders' equity.

         Loss Reserve Experience

         The inherent uncertainties in estimating loss reserves are greater for some insurance products than for others, and are dependent on the length of the reporting tail associated with a given product, the diversity of historical development patterns among various aggregations of claims, the amount of historical information available during the estimation process, the degree of impact that changing regulations and legal precedents may have on open claims, and the consistency of reinsurance programs over time, among other things. Because MPL and commercial casualty claims may not be fully paid for several years or more, estimating reserves for such claims can be more uncertain than estimating reserves in other lines of insurance. As a result, precise reserve estimates cannot be made for several years following a current accident year for which reserves are initially established.

         There can be no assurance that the insurance Subsidiaries in the group have established reserves adequate to meet the ultimate cost of losses arising from such claims. It has been necessary, and will over time continue to be necessary, for the insurance companies to review and make appropriate adjustment to reserves for estimated ultimate losses, LAE, future policy benefits, claims payables, and annuity and other policyholder funds. To the extent reserves prove to be inadequate, the insurance companies would have to adjust their reserves and incur a charge to earnings, which could have a material adverse effect on the financial results of PICO.

         Reinsurance Risks

         Prior to the June 30, 1997 sale of Citation National Insurance Company ("CNIC"), all of CNIC's existing insurance risks and claims liabilities, except for those insuring workers' compensation, were transferred to CIC through reinsurance treaties in order to effect the sale of CNIC and CIC's workers' compensation business. As with other property and casualty ("P & C") insurers, CIC's and Sequoia's operating results and financial condition can be adversely affected by volatile and unpredictable natural and man-made disasters, such as hurricanes, windstorms, earthquakes, fires, and explosions. CIC and Sequoia generally seek to reduce their exposure to such events through individual risk selection and the purchase of reinsurance. CIC's and Sequoia's estimates of their exposures depend on their views of the possibility of a catastrophic event in a given area and on the probable maximum loss to the insurance companies should such an event occur. While CIC and Sequoia attempt to limit their exposure to acceptable levels, it is possible that an actual catastrophic event or multiple catastrophic events could significantly exceed the probable maximum loss previously assumed, resulting in a material adverse effect on the financial condition and results of operations of PICO.

         The future financial results of the insurance Subsidiaries could be adversely affected by disputes with their respective reinsurers with respect to coverage and by the solvency of such reinsurers.

         Risks Regarding Summit Global Management

         Summit is registered as an investment adviser in California, Florida, Kansas, Louisiana, Oregon, Virginia and Wisconsin, as well as with the SEC. Summit must file periodic reports with the SEC and is subject to periodic examination by the SEC. Summit is subject to Section 206 of the Investment Advisers Act of 1940, which prohibits material misrepresentations and fraudulent practices in connection with the rendering of investment advice, and to the general prohibitions of Section 208 of such Act. If Summit were to violate the Investment Advisers Act prohibitions, it would risk criminal prosecution, SEC injunctive actions and the imposition of sanctions ranging from censure to revocation of registration in an administrative hearing.

         The investment adviser business is highly competitive. There are several thousand investment advisers registered in the states in which Summit does business, many of which are larger and have greater financial resources than Summit. There can be no assurance that Summit will be able to compete effectively in the markets that it serves.

         Global Investment Volatility

         As a result of global diversification, investment decisions already made and which may be made in the future, particularly with regard to GEC, PICO's revenues may be adversely affected by economic, political and governmental conditions in countries where it maintains investments or operations, such as volatile interest rates or inflation, the imposition of exchange controls which could restrict PICO's ability to withdraw funds, political instability and fluctuations in currency exchange rates. Such investment volatility could have an adverse impact on PICO's business, financial condition, results of operations and cash flows.

         Fluctuations in P & C Reserves

         During the past several years, the levels of the reserves for PICO's insurance Subsidiaries have been very volatile. As a result of its claims experience and the level of existing reserves with respect to its P & C insurance business, CIC has had to significantly increase these reserves in a number of the past several years.

         There can be no assurance that significant increases with respect to the reserves for the P & C business will not be necessary in the future, that the level of reserves for PICO's insurance Subsidiaries will not be volatile in the future, or that any such increases or volatility will not have an adverse effect on PICO's operating results and financial condition.

         Competition

         There are several hundred P & C insurers licensed in California, many of which are larger and have greater financial resources than CIC, and Sequoia; offer more diversified types of insurance coverage; have greater financial resources and have greater distribution capabilities than the insurance companies of the group. The presence of these competitors or competitive developments in the future could adversely affect PICO's business and results of operations.

         A.M. Best Ratings

         A.M. Best and Company ("Best") has assigned Sequoia a rating of B++ (Very Good) and APL has had a Best rating of B+ (Very Good) since 1983. In June 1997, a wholly-owned subsidiary of PICO entered into an agreement to sell APL, which sale is pending regulatory approval. Upon announcement of the signing of the agreement to sell APL, Best placed APL's rating under review with developing implications. CIC was recently upgraded from a B- (Adequate) to a B+ (Very Good) by Best. Physicians and PRO are currently rated, and have been for a number of years, NR-3 (rating procedure inapplicable). Best's ratings reflect the assessment of A.M. Best and Company of the insurer's financial condition, as well as the expertise and experience of management. Therefore, Best ratings are important to policyholders. Best ratings are subject to review and change over time. Failure to maintain or improve their Best ratings could have a material adverse effect on the ability of the insurance companies to underwrite new insurance policies, as well as potentially reduce their ability to maintain or increase market share. Management believes that many potential customers will not insure with an insurer that carries a Best rating of less than B+, and that customers who do so will demand lower rate structures. There can be no assurance that any of the insurance companies' ratings will be maintained or increased, and a downgrade would likely adversely affect PICO's business, financial condition, results of operations and cash flows.

         Cyclical Nature of the P&C Industry

         The P & C insurance industry has been highly cyclical, and the industry has been in a cyclical downturn over the last several years due primarily to competitive pressures on pricing, which has resulted in lower profitability. Pricing is a function of many factors, including the capacity of the P&C industry as a whole to underwrite business, an individual company's policyholders' surplus and returns on the investment portfolio. The level of surplus in the industry varies with returns on invested capital and regulatory barriers to withdrawal of surplus. Increases in surplus have generally been accompanied by increased price competition among P & C insurers. The cyclical trends in the industry and the industry's profitability can also be affected significantly by volatile and unpredictable developments, including natural disasters, fluctuations in interest rates, and other changes in the investment environment which affect market prices of insurance companies' investments and the income from those investments. Inflationary pressures affect the size of losses and judicial decisions affect insurers' liabilities. These trends may adversely affect PICO's business, financial condition, results of operations and cash flows.

         Insurance Company Capital and Surplus Testing

         In the past few years, the National Association of Insurance Commissioners has developed risk-based capital ("RBC") measurements for both property and casualty and life and health insurers. The measures provide the various state regulators with varying levels of authority based on the adequacy of an insurer's RBC. The insurance companies' RBC results are reported annually in their statutory Annual Statements to the insurance departments. Failure to meet one or more RBC level may result in state regulators requiring the insurance company to submit a business plan demonstrating attainment of the required RBC level. This may entail the addition of capital, a restructuring of assets and liabilities, or changes in operations. At or below certain lower RBC levels, state regulators may supervise the operation of the insurance company and/or require the liquidation of the insurance company. Failing to meet RBC levels could adversely affect PICO's business, financial condition, results of operations and cash flows.

         Risks Associated with Failure to Manage Growth

         PICO's growth internally and through its numerous acquisitions has placed, and further expansion would continue to place, significant strain on its limited personnel, management and other resources. PICO's ability to manage any future growth may require it to attract, train, motivate and manage new employees successfully, to integrate new employees effectively into its operations and to continue to improve its operational, financial, management and information systems and controls. The failure to manage any further growth effectively could have a material adverse effect on PICO's business, financial condition and results of operations.

         Failure to Qualify for Exemption under Investment Company Act

         PICO at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act of 1940. However, if PICO were to fail to qualify for exemption from registration as an investment company, its ability to use leverage would be substantially reduced, and it would be subject to significant additional disclosure obligations and restrictions on its operational activities.

         Possible Price Volatility of PICO Common Stock

         The trading price of PICO Common Stock has historically been, and is expected to be, subject to fluctuations. The market price of the Common Stock may be significantly impacted by quarterly variations in financial performance, shortfalls in revenue or earnings from levels forecast by securities analysts, changes in estimates by such analysts, product introductions by PICO or its competitors, announcements of extraordinary events such as acquisitions or litigation or general economic conditions. Statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the markets in which PICO does business or relating to PICO specifically could result in an immediate and adverse effect on the market price of the Common Stock. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. These fluctuations have had a substantial effect on the market prices for many companies, often unrelated to the operating performance of the specific companies. There can be no assurances that the market price of the PICO Common Stock will not decline below the levels prevailing on the Effective Date. Securities class action lawsuits are often brought against companies following periods of volatility in the market price of their securities. Any such litigation against PICO could result in substantial costs and a diversion of resources and management attention.

         Renewals

         Insurance policy renewals have historically accounted for a significant portion of PICO's net revenue; however, there can be no assurance that PICO will be able to sustain historic renewal rates for its products in the future. Risks related to PICO's recent change in business strategies could also cause fluctuations in operating results and could make comparisons with historic operating results and balances difficult or not meaningful.

         Certain Anti-Takeover Features

         The PICO Articles and by-laws contain certain provisions that could deter or prevent certain takeover attempts. In addition, PICO has adopted the Rights Plan which may also deter or prevent certain takeover attempts. See "The Companies after the Transaction - PICO Capital Stock."

         The foregoing factors, individually or in the aggregate, could materially adversely affect PICO's operating results and could make comparison of historic operating results and balances difficult or not meaningful.

RISKS RELATED TO GEC

         Nature of the Business

         There are risks inherent in the nature of GEC's business as an investment company. Investment in companies which management regards as undervalued involves significant risk that even a combination of careful evaluation, experience and knowledge may not eliminate. Potential investors must rely on the ability of GEC's management and board of directors to identify and take advantage of business opportunities, provide advisory services, facilitate financings and make investments in appropriate businesses.

         GEC ability to achieve an acceptable rate of return on any particular investment is subject to a number of factors which are beyond its control, including increased competition and loss of market share, quality of management, cyclical or uneven financial results, technological obsolescence, foreign currency risks and regulatory delays.

         There is no assurance that GEC's existing or future investments will achieve acceptable rates of return or that GEC will realize the value of the funds invested; accordingly, these investments may have to be written down or sold at their then-prevailing market values.

         Investments in both private and public companies may prove illiquid or realizable only at a discount. Investments in private companies are not as marketable as investments in public companies. Investments in public companies are subject to prices determined in the public markets and, therefore, values can vary dramatically. In particular, the ability of the public markets to absorb a large block of shares offered for sale can affect GEC's ability to dispose of an investment in a public company.

         Foreign Investments and Operations

         As a result of the global diversification of the investment portfolio, GEC's revenues may be adversely affected by economic, political and governmental conditions in countries where it maintains investments or operations, such as volatile interest rates or inflation, the imposition of exchange controls which could restrict GEC's ability to withdraw funds, political instability and the currency risks discussed above.

         Reliance on Key Personnel

         The success of GEC depends to a large extent on its ability to retain the services of its senior management, in particular Messrs. Langley and Hart and, to a certain extent, upon the management of companies in which GEC has an investment. The inability to retain the services of these persons could potentially affect GEC's operations and profitability.

         Water Rights Portfolio

         The water rights described under the heading "Additional Information Regarding GEC - Description of the Business of GEC - Business Strategy - Surface, Water, Geothermal and Mineral Rights" and the transferability of these rights to other uses and places of use are governed by the laws concerning water rights in the states of Arizona, Colorado and Nevada. The volumes of water actually derived from these rights may vary considerably based upon physical availability and may be further limited by applicable legal restrictions. As a result, the amounts of acre feet noted do not in every case represent a reliable, firm annual yield of water, but in some cases describe the face amount of the water right claims or management's best estimate of such entitlement. Legal impediments exist to sale or transfer of some of these water rights which may affect their commercial value.

         Environmental Matters

         GEC's operations in the United States are subject to federal, state, municipal and local regulation under environmental laws and regulations concerning, among other things, emissions to the air, discharges to waters, the generation, handling, storage, transportation, treatment and disposal of waste, hazardous substances and other materials and soil and ground water contamination. A risk of environmental liability is inherent in the real estate ownership, operation or control and other commercial activities of GEC with respect to current and future operations.

         In the agreements of purchase and sale with respect to the acquisitions of land and water rights made in the western United States by GEC and its subsidiaries, the vendors have provided representations and warranties and/or indemnities in relation to certain environmental liabilities. These provisions are subject to certain qualifications, thresholds and monetary limits. While there can be no assurance that GEC and its subsidiaries will be able to recover the amount of any environmental liability from the vendors pursuant to these provisions, management of GEC believes that these provisions provide a reasonable protection for GEC and its subsidiaries against environmental liabilities.


                 REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES

         The financial statements and the unaudited pro forma financial statements of, and the summaries of historical and unaudited pro forma financial information concerning, PICO contained elsewhere in this Joint Proxy Statement are reported in U.S. dollars and have been prepared in accordance with U.S. GAAP.

         The financial statements of, and the summaries of financial information concerning, GEC contained in this Joint Proxy Statement are reported in Canadian dollars and have been prepared in accordance with Canadian GAAP, which, as applied to GEC, conforms in all material respects with U.S. GAAP except as described in Note 14 of the Notes to GEC's Consolidated Financial Statements. For a discussion of the conversion of GEC's historical financial statements from Canadian GAAP to U.S. GAAP for the purposes of inclusion within the unaudited pro forma financial information and PICO's historical consolidated financial statements included elsewhere in this Joint Proxy Statement, see Note 14 of the Notes to GEC's Consolidated Financial Statements set forth in Annex "F" to this Joint Proxy Statement.


                   EXCHANGE RATE OF CANADIAN AND U.S. DOLLARS

         In this Joint Proxy Statement, dollar amounts are expressed either in U.S. dollars ("U.S.$") or Canadian dollars ("Cdn.$"). Where not indicated otherwise, dollar amounts are expressed in Canadian dollars.

         The following table sets forth, for each period indicated, the high and low exchange rates for one Canadian dollar expressed in U.S. dollars, the average of such exchange rates on the last day of each month during such period, and the exchange rate at the end of such period, based upon the noon buying rate in New York City for cable transfers in Canadian dollars, as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate"):

                        NINE MONTHS ENDED
                          SEPTEMBER 30,                                  YEAR ENDED DECEMBER 31,
                       --------------------     ---------------------------------------------------------------------------

                              1998                    1997           1996           1995           1994          1993
                              ----                    ----           ----           ----           ----          ----
High                            ?                    0.7491         0.7513         0.7530         0.7639        0.8065
Low                             ?                    0.6949         0.7215         0.7148         0.7097        0.7418
Average                         ?                    0.7225         0.7331         0.7348         0.7321        0.7752
Period End                      ?                    0.6998         0.7299         0.7326         0.7133        0.7564

         On October ?, 1998, the exchange rate for one Canadian dollar expressed in U.S. dollars based on the Noon Buying Rate was U.S.$?.

         The following table sets forth, for each period indicated, the high and low exchange rates for one U.S. dollar expressed in Canadian dollars, the average of such exchange rates on the last day of each month during such period, and the exchange rate at the end of such period, based upon the noon spot rate of the Bank of Canada (the "Noon Spot Rate"):

                        NINE MONTHS ENDED
                          SEPTEMBER 30,                                  YEAR ENDED DECEMBER 31,
                       --------------------     ---------------------------------------------------------------------------

                              1998                    1997           1996           1995           1994          1993
                              ----                    ----           ----           ----           ----          ----
High                            ?                    1.4399         1.3865         1.4267         1.4090        1.3484
Low                             ?                    1.3345         1.3287         1.3275         1.3085        1.2400
Average                         ?                    1.3844         1.3636         1.3726         1.3659        1.2898
Period End                      ?                    1.4305         1.3706         1.3640         1.4018        1.3217


         On October ?, 1998, the exchange rate for one U.S. dollar expressed in Canadian dollars was Cdn.$?, based on the Noon Spot Rate.

                          COMPARATIVE MARKET PRICE DATA


         GEC Common Shares are traded under the symbol "GEC" on the TSE and the ME, and shares of PICO Common Stock are traded under the symbol "PICO" on the Nasdaq. The following table sets forth the high and low sales prices of GEC Common Shares on the TSE and the ME and of shares of PICO Common Stock on the Nasdaq for the periods indicated. The quotations are as reported in published financial sources. TSE and the ME quotations are expressed in Cdn.$; the Nasdaq quotations are expressed in U.S.$. During the periods presented below, neither PICO nor GEC has declared or paid any dividends.


                                              GEC COMMON SHARES                                        PICO SHARES
                                              -----------------                                        -----------
                       THE TORONTO STOCK EXCHANGE                 MONTREAL EXCHANGE                      NASDAQ
                       --------------------------                 -----------------                      ------
                      HIGH       LOW        VOLUME          HIGH      LOW        VOLUME         HIGH    LOW     VOLUME
                      ----       ---        ------          ----      ---        ------         ----    ---     ------
                                         (in thousands)                       (in thousands)                 (in thousands)
1996
1st Quarter....       4.00       3.05        7,150          4.25      3.00        1,468         4.75   3.50       959
2nd Quarter....       3.80       2.90        4,358          4.00      2.90         590          4.63   3.88       768
3rd Quarter....       3.55       2.75        2,024          3.55      2.65         341          4.44   3.38       563
4th Quarter....       3.25       2.55        4,040          3.25      2.50        3,659         4.38   3.38      3,079
1997
1st Quarter....       3.50       2.75        2,302          3.50      2.75        2,120         4.75   3.63      3,050
2nd Quarter....       3.25       2.50        1,703          3.25      2.50        1,394         4.63   3.69      3,808
3rd Quarter....       3.42       2.59       12,550          3.40      2.56         948          6.38   4.38      4,456
4th Quarter....       3.65       3.00        6,200          3.60      3.00        2,136         6.44   5.88      3,254
1998
1st Quarter....       3.84       2.83        2,569          3.80      2.90         311          7.06   5.69      2,444
2nd Quarter....       2.90       2.40        2,947          2.95      2.00         411          6.00   4.00      4,149
3rd Quarter....        ?          ?            ?              ?        ?            ?             ?      ?         ?
4th Quarter            ?          ?            ?              ?        ?            ?             ?      ?         ?
(through Oct.
__, 1998)

         On June 18, 1998, the last full trading day prior to the joint public announcement by GEC and PICO of the acceptance by the Special Committee of the Exchange Ratio, the last reported sale price on the TSE of a GEC Common Share was Cdn.$2.40 and the last reported sale price of a PICO Share on the Nasdaq was U.S.$4.3125 (equivalent to Cdn.$2.94 per GEC Common Share based on the 0.4628 Exchange Ratio and an exchange rate of Cdn.$1.4727 = U.S.$1.00). On October ?, 1998, the last reported sale price of a GEC Common Share on the TSE was Cdn.$? and the last reported sale price of a PICO Share on the Nasdaq was U.S.$? (equivalent to Cdn.$? per GEC Common Share based on the 0.4628 Exchange Ratio and an exchange rate of Cdn.$? = U.S.$1.00). Because the market value of the PICO Shares that holders of GEC Common Shares will receive in connection with the Arrangement may increase or decrease, GEC Shareholders are encouraged to obtain current quotations for the PICO Shares and GEC Common Shares.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


         The following tables set forth selected historical financial data as of and for the five fiscal years ended December 31, 1997, 1996, 1995, 1994 and 1993 and as of and for the six month periods ended June 30, 1998 and 1997 for PICO and for GEC as of December 31, 1997, 1996 and 1995 and March 31, 1995 and 1994 and for the years ended December 31, 1997 and 1996 and for the nine months ended December 31, 1995 and for the years ended March 31, 1995 and 1994 and as of and for the six months ended June 30, 1998 and 1997. The selected historical financial data for PICO for the five fiscal years ended December 31, 1997 has been derived from PICO's consolidated financial statements, which statements have been audited by Deloitte & Touche LLP, independent auditors, for the year ended December 31, 1997, and by Coopers & Lybrand LLP, independent auditors, for the years ended December 31, 1996, 1995, 1994 and 1993, whose reports on certain of such financial statements are included herein. The selected historical financial data for GEC for each of the years in the five-year period ended December 31, 1997 has been derived from GEC's consolidated financial statements, which statements have been audited by KPMG-independent auditors, whose report on certain of such financial statements is included herein. The selected historical financial data for PICO and GEC for the six-month periods ended June 30, 1998 and 1997 have been derived from unaudited condensed consolidated financial statements of PICO and GEC, and include, in the opinion of management of PICO and GEC respectively, all adjustments necessary to present fairly the results of such periods. This selected historical financial data should be read in conjunction with the historical consolidated financial statements and notes thereto of PICO and GEC, which are included elsewhere in this Joint Proxy Statement. See Annexes "E" and "F" to this Joint Proxy Statement.

         GEC's financial statements are prepared in accordance with Canadian GAAP which, as applied to GEC, does not differ materially from U.S. GAAP except as described in Note 14 of the Notes to GEC's Consolidated Financial Statements.

PICO

         The following selected consolidated financial data of PICO as of December 31, 1997, 1996, 1995, 1994 and 1993 and for each of the years in the five-year period ended December 31, 1997 has been derived from the audited financial statements or other accounting records of PICO. The selected consolidated financial data as of and for the six months ended June 30, 1998 and for the six months ended June 30, 1997 has been derived from unaudited financial statements of PICO. In the opinion of PICO management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of PICO consolidated financial position and results of operations for such unaudited periods have been included. The information set forth below is not necessarily indicative of the results of future operations and is qualified in its entirety by, and should be read in conjunction with, PICO's "Management's Discussion and Analysis of Financial Condition and Result of Operations" in item 7 of the PICO Form 10-K filed March 31, 1998 as amended April 30, 1998, and in Form 10-Q filed August 12, 1998, the statistical information, and the related notes thereto included elsewhere in this Joint Proxy Statement. See Annex "E" to this Joint Proxy Statement.


                                SIX MONTHS ENDED JUNE 30,                      YEARS ENDED DECEMBER 31,
                               -------------------------   -----------------------------------------------------------------
                                  1998         1997           1997          1996         1995         1994         1993
                               ------------ ------------   ------------  -----------  -----------  ------------ ------------
                                                         (U.S.$ in thousands, except per share data)
OPERATING RESULTS
Revenues
Premium income earned........  $    17,593  $    28,478    $    49,876   $   38,761   $   19,542   $    20,026  $    50,384
Net investment income........        7,655        9,047         11,686        8,086        9,165        12,452       17,802
Other income.................        2,140          706         26,017       29,889       12,482         1,596        2,307
                               ============ ============   ============  ===========  ===========  ============ ============
Total revenues                 $    27,388  $    38,231    $    87,579   $   76,736   $   41,189   $    34,074  $    70,493
                               ============ ============   ============  ===========  ===========  ============ ============

                                SIX MONTHS ENDED JUNE 30,                      YEARS ENDED DECEMBER 31,
                               -------------------------   -----------------------------------------------------------------
                                  1998         1997           1997          1996         1995         1994         1993
                               ------------ ------------   ------------  -----------  -----------  ------------ ------------
Income (loss) before                        $     3,722    $    19,035   $   21,019   $   14,895   $    16,348  $   (2,522)
discontinued operations and
cumulative effect of change
in accounting principle......
Income from discontinued       $       155           94            456        3,301          778         2,483        3,177
operations...................
Cumulative effect of change                                                                            (4,110)        (547)
in accounting principle......
                               ============ ============   ============  ===========  ===========  ============ ============
Net income                     $       155  $     3,816    $    19,491   $   24,320   $   15,673   $    14,721  $       108
                               ============ ============   ============  ===========  ===========  ============ ============

PER PICO COMMON SHARE
RESULTS - BASIC
Income (loss) from             $      0.00  $      0.12    $      0.59   $     0.75   $     0.54   $      0.60  $    (0.09)
continuing operations........
Income from discontinued              0.00         0.00           0.01         0.12         0.03          0.09         0.12
operations...................
Cumulative effect of change           0.00         0.00           0.00         0.00         0.00        (0.15)       (0.02)
in accounting principle......
                               ============ ============   ============  ===========  ===========  ============ ============
Net income...................  $      0.00  $      0.12    $      0.60   $     0.87   $     0.57   $      0.54  $      0.01
                               ============ ============   ============  ===========  ===========  ============ ============
WEIGHTED AVERAGE PICO COMMON        32,592       32,515         32,552       28,005       27,436        27,436       27,436
SHARES OUTSTANDING...........
                               ============ ============   ============  ===========  ===========  ============ ============
PER PICO COMMON SHARE
RESULTS- DILUTED:
Income (loss) from             $      0.00  $      0.11    $      0.57   $     0.72   $     0.54   $      0.59  $    (0.09)
continuing operations........
Income from discontinued              0.00         0.00           0.01         0.12         0.03          0.09         0.12
operations...................
Cumulative effect of change           0.00         0.00           0.00         0.00         0.00        (0.15)       (0.02)
in accounting principle......
                               ============ ============   ============  ===========  ===========  ============ ============
Net income...................  $      0.00  $      0.11    $      0.58   $     0.84   $     0.57   $      0.53  $      0.01
                               ============ ============   ============  ===========  ===========  ============ ============
WEIGHTED AVERAGE PICO COMMON        33,877       33,430         33,741       29,056       27,436        27,589       27,436
SHARES OUTSTANDING...........
                               ============ ============   ============  ===========  ===========  ============ ============


                                        JUNE 30,                                   DECEMBER 31,
                                      ------------  ----------------------------------------------------------------------------
                                         1998           1997           1996           1995            1994             1993
                                      ------------  -------------  -------------  --------------  -------------    -------------
                                                             (U.S.$ in thousands, except per share data)
FINANCIAL CONDITION
Assets ...............................   $408,154       $430,293       $490,425        $421,816       $297,163         $297,887
Unpaid losses and loss adjustment        $175,037       $196,096       $252,024        $229,797       $180,691         $191,735
expenses, net of discount ............
Total liabilities and minority           $296,558       $318,142       $380,222        $342,466       $261,419         $271,780
interest .............................
PICO shareholders' equity ............   $111,596       $112,151       $110,203         $79,350        $35,744          $26,107
Book value per PICO Share ............      $3.71          $3.73          $3.61           $3.04          $1.40            $1.17

Notes:

(1) Prior year PICO Share values have been adjusted to reflect the November 20, 1996 reverse acquisition between Physicians and Citation Insurance Group and prior year operating results have been adjusted to reflect the treatment of APL as a discontinued operation.

(2) For the year ended December 31, 1994, Physicians recorded the cumulative effect of a change in accounting principle related to the discount rate associated with loss and loss adjustment expense. The change was applied retroactively to 1993.

(3) As of August 19, 1997, PICO consolidated the results of GEC into its financial statements. Prior to this consolidation, GEC was accounted for within PICO's Consolidated Financial Statements under the equity method of accounting.

GEC

         The following selected consolidated financial data should be read in conjunction with the consolidated financial statements of GEC and the related notes included elsewhere in this Joint Proxy Statement. See Annex "F" to this Joint Proxy Statement. The selected consolidated financial data as of December 31, 1997, 1996 and 1995 and March 31, 1995 and 1994 and for the years ended December 31, 1997 and 1996 and for the nine months ended December 31, 1995 and for the years ended March 31, 1995 and 1994 are derived from the consolidated financial statements of GEC audited by KPMG, independent auditors. The selected consolidated financial data as of and for the six months ended June 30, 1998 and for the six months ended June 30, 1997 are derived from financial statements of GEC prepared by management of GEC in accordance with Canadian GAAP and, in the opinion of management, include all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the results of operations for the periods presented. These historical results are not necessarily indicative of the results to be expected in the future and results for interim periods are not necessarily indicative of results for the entire year.

         The following selected consolidated financial data is presented in Cdn.$ in accordance with Canadian GAAP. Significant differences between Canadian GAAP and accounting principles generally accepted in the United States are reconciled in Note 14 to the consolidated GEC financial statements included elsewhere in this Joint Proxy Statement. A summary of foreign exchange rates to convert the Canadian dollars to United States dollars is also provided for each period. See "Exchange Rate of Canadian and U.S. Dollars".

         During 1995, GEC changed its year-end from March 31 to December 31 to be consistent with the reporting year-end of its parent.

         There is a lack of comparability in results of operations and in financial position for the years presented due to the acquisitions and divestitures activities of GEC. A summary of these and the impact on the results of operations is as follows:

         Sale of Sri Lankan Subsidiaries: Results of operations for the nine months ended December 31, 1995 and for the years ended March 31, 1995 and 1994 and for the years ended December 31, 1996 and 1997 include the results of operations of the Sri Lankan Subsidiaries which were disposed of in November and December of 1997. The results of operations for the Sri Lankan Subsidiaries have been reclassified as discontinued operations for all periods presented.

         Acquisition of Vidler Water Company Inc.: Results of operations for the year ended December 31, 1997 and 1996 and the six months ended June 30, 1998 and 1997 include the results of operations for Vidler acquired in November 1995.

         Acquisition of Nevada Land & Resource Company, LLC: Results of operations for the year ended December 31, 1997 and for the six months ended June 30, 1998 include the results of operations for NLRC acquired on April 23, 1997.

                            GLOBAL EQUITY CORPORATION
                         SELECTED FINANCIAL INFORMATION
                   (Cdn.$ in thousands, except per share data)

                                                                                          NINE
                                                                                         MONTHS
                                     SIX MONTHS                      YEAR ENDED           ENDED         YEAR ENDED
                                   ENDED JUNE 30,                   DECEMBER 31,        DECEMBER 31,     MARCH 31,
                                   ------------  -----------   ----------------------- ------------ ----------------------
                                      1998          1997         1997         1996        1995        1995        1994
                                   ------------  -----------   ----------  ----------- ------------ ----------  ----------

CONSOLIDATED STATEMENT
 OF OPERATIONS DATA:
Revenues........................         $5,551         815       $5,546       $4,854       $3,798     $10,071     $14,659
                                          =====                    =====        =====        =====      ======      ======
Income (loss) from continuing
operations......................            929      (1,784)     (14,871)       2,660       (5,374)      3,459       8,567
Income (loss) from discontinued                         913          781          953       (4,470)      2,720         768
operations(1)...................    -----------   ---------     --------    ---------   ----------  ----------  ----------
Net income (loss)...............           $929       $(871)    $(14,090)      $3,613      $(9,844)     $6,179      $9,335
                                   ============  ===========   =========   ==========  ===========  ==========  ==========

PER GEC COMMON
 SHARE RESULTS:
Income (loss) from continuing
operations......................          $0.01      $(0.03)      $(0.22)       $0.04       $(0.09)      $0.06       $0.19
Income (loss) from discontinued            0.00        0.01         0.01         0.02        (0.08)       0.05        0.02
operations(1)...................     ==========    ========      =======     ========   ==========   ==========  ==========
Net income (loss)...............          $0.01      $(0.02)      $(0.21)       $0.06       $(0.17)      $0.11       $0.21
                                    ===========   =========     ========    =========   ========== ==========   ==========

WEIGHTED AVERAGE GEC COMMON SHARES
OUTSTANDING........................      81,853      56,708       65,939       56,708       56,708      56,173      44,452



CONSOLIDATED STATEMENT OF FINANCIAL POSITION
DATA:

                                                  JUNE 30,              DECEMBER 31,                      MARCH 31,
                                                 -----------   ----------------------- ------------ ----------------------
                                                    1998         1997         1996        1995        1995        1994
                                                 -----------   ----------  ----------- ------------ ----------  ----------
Assets..........................                   $205,643     $222,328     $168,400     $160,646   $177,136    $141,443
Liabilities.....................                     $6,583       $8,780      $15,779      $14,791    $16,907     $17,352
Long term debt, including                            $7,942      $23,388       $3,948
current portion.................
Minority interest...............                    $13,667      $16,504      $30,708      $30,593    $31,878        $747
Shareholders' equity............                   $177,451     $173,656     $117,965     $115,262   $128,351    $123,344
Book value per GEC Common                             $2.17        $2.12        $2.08        $2.03      $2.25       $2.13
Share(2)........................

Notes:

(1) Discontinued operations reflect results of operations of Sri Lankan Subsidiaries disposed of in 1997 as disclosed in Note 6 to the Notes to GEC's Consolidated Financial Statements set forth in Annex F to this Joint Proxy Statement.

(2) Book value per GEC Common Share is calculated based on shares outstanding at the end of the period.

(3) For a reconciliation between Canadian GAAP and U.S. GAAP see Note 14 to the Notes to GEC's Consolidated Financial Statements set forth in Annex "F" to this Joint Proxy Statement.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION
                                 OF PICO AND GEC

    The following unaudited pro forma balance sheet as of June 30, 1998 combines the historical consolidated balance sheet of PICO with the purchase accounting adjustments described in the accompanying notes as if the Transaction had been effective June 30, 1998. At December 31, 1997 and June 30, 1998, PICO and its Subsidiaries owned 51.17% of the outstanding GEC Common Shares. Accordingly, GEC's 1997 and 1998 financial statements were consolidated with those of PICO and its Subsidiaries as of and for the year ended December 31, 1997, and as of and for the six months ended June 30, 1998. The unaudited pro forma statements of operations present the combined income (loss) from continuing operations of PICO and GEC for the year ended December 31, 1997 and the six months ended June 30, 1998, as if the Transaction had been effective on January 1, 1997, after giving effect to the purchase accounting adjustments described in the accompanying notes.

    Pursuant to the Combination Agreement between PICO and GEC, all the outstanding GEC Common Shares (other than those currently owned by PICO and those as to which dissent rights have been duly exercised) will be exchanged for PICO Shares on the basis of 0.4628 of a share of PICO Common Stock for each GEC Common Share, and all of the outstanding GEC Warrants will be exchanged for PICO Warrants on the basis of 0.4628 of a PICO Warrant for each GEC Warrant.

    The unaudited pro forma financial statements and accompanying notes reflect the application of the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to GEC's assets acquired and liabilities assumed based on their estimated fair values at the time of acquisition. The unaudited pro forma financial statements have been prepared using the Exchange Ratio and a purchase price based upon a market price of U.S.$4.42 per share for PICO Common Stock. The PICO Share market price represents the average market price for one share of PICO Common Stock on the Nasdaq for the six trading days commencing three days prior to the date of announcement of the proposed Arrangement, in accordance with U.S. GAAP.

    As described in the accompanying notes, preliminary estimates of the fair values of assets and liabilities of GEC have been combined with the recorded values of the assets and liabilities of PICO. Changes to the adjustments included in the unaudited pro forma financial statements are expected to be made as evaluations of assets and liabilities are completed and as additional information becomes available. Accordingly, the final combined amounts will differ from those set forth in the accompanying unaudited pro forma financial statements. The unaudited pro forma financial statements are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company or of the financial position or results of operations of the combined company that would have actually occurred had the transaction been in effect as of the date or for the periods presented. In preparing these unaudited pro forma financial statements, no adjustments have been made to reflect the operating synergies that may result from the transaction.

    These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of PICO and GEC set forth in Annexes "E" and "F" to this Joint Proxy Statement, in addition to all other financial and statistical data contained elsewhere in this Joint Proxy Statement.

                        UNAUDITED PRO FORMA BALANCE SHEET
                               AS OF JUNE 30, 1998
                   (U.S.$ IN THOUSANDS, EXCEPT PER SHARE DATA)

                       ASSETS                              PICO HOLDINGS,
                                                              INC. AND              PRO FORMA
                                                            SUBSIDIARIES           ADJUSTMENTS
                                                            CONSOLIDATED             FOR THE
                                                            (AS REPORTED)         TRANSACTION(1)              PRO FORMA
                                                           ----------------       ---------------           --------------
Investments:
   Available for sale:
        Fixed maturities, at fair value..........             $     35,838                                    $    35,838
        Equity securities, at fair value.........                   75,860          $    (9,473)  (h)              66,387
Short-term investments, at cost..................                   29,031                                         29,031
Real estate......................................                    2,099                                          2,099
                                                           ----------------       ---------------           --------------
   Total Investments.............................                  142,828               (9,473)                  133,355

Cash and cash equivalents........................                   54,433                                         54,433
Premiums and other receivables, net..............                    8,897                                          8,897
Reinsurance receivables..........................                   70,960                                         70,960
Prepaid deposits and reinsurance premiums........                   11,083                                         11,083
Accrued investment income........................                    1,825                                          1,825
Surface, water, geothermal and mineral rights....                   75,573                29,390  (f)(i)          104,963
Property and equipment, net......................                    8,235                                          8,235
Deferred policy acquisition costs................                    5,300                                          5,300
Deferred income taxes............................                    7,977                                          7,977
Other assets.....................................                    4,852                                          4,852
Net assets of discontinued operations............                   16,191                                         16,191
                                                           ----------------       ---------------           --------------
   Total Assets..................................             $    408,154           $    19,917             $    428,071
                                                           ================       ===============           ==============
                    LIABILITIES
Unpaid losses and loss adjustment expenses, net
of     discount..................................                 $175,037                                       $175,037
Unearned premiums................................                   29,697                                         29,697
Reinsurance balances payable.....................                    9,133                                          9,133
Deferred gain on retroactive reinsurance.........                    1,876                                          1,876
Accrued expenses and other liabilities...........                   12,912                  $800  (b)              13,712
Deferred income tax liability....................                                          7,037  (g)(h)            7,037
Integration liability............................                      355                    50  (e)                 405
Excess of fair value of net assets acquired
over          purchase price.....................                    4,781                                          4,781
                                                           ----------------       ---------------           --------------
   Total Liabilities.............................                  233,791                 7,887                  241,678
                                                           ----------------       ---------------           --------------
Minority Interest................................                   62,767              (62,767)  (d)
                                                           ----------------       ---------------           --------------
                SHAREHOLDERS' EQUITY
Common stock (authorized 100,000; issued:
  as reported 32,592, pro forma 66,644)(2)                             33                    34  (a)                  67
Additional paid-in capital.......................                  43,147               136,683  (a)(c)          179,830
Other comprehensive income:
  Net unrealized depreciation on investments.....                  (2,394)                 1,205  (h)(i)          (1,189)
  Cumulative foreign currency adjustment.........                  (3,234)               (2,875)  (i)             (6,109)
Retained earnings................................                   83,873                                         83,873
Less treasury stock, at cost (as reported 2,493,
pro forma 20,126)(2).............................                  (9,829)              (60,250)  (a)(h)         (70,079)
                                                           ----------------       ---------------           --------------
   Total PICO Shareholders' Equity...............                  111,596                74,797                  186,393
                                                           ----------------       ---------------           --------------
        Total Liabilities and PICO
        Shareholders'         Equity.............              $   408,154            $   19,917              $   428,071
                                                           ================       ===============           ==============
Book value per PICO Share(3).....................             $       3.71                                   $       4.01
                                                           ================                                 ==============

The accompanying notes are an integral part of this unaudited pro forma financial information.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                   (U.S.$ in thousands, except per share data)

                                                           PICO HOLDINGS,                                     PRO FORMA
                                                              INC. AND               PRO FORMA
                                                            SUBSIDIARIES            ADJUSTMENTS
                                                            CONSOLIDATED              FOR THE
                                                            (AS REPORTED)         TRANSACTION(1)
                                                           ----------------       ----------------          --------------
REVENUES:
  Premium income.................................                $  17,593                                        $17,593
  Investment income, net.........................                    5,181                                          5,181
  Net realized gains on investments..............                    2,474                                          2,474
  Other income...................................                    1,653                                          1,653
                                                           ----------------                                 --------------
        Total revenues...........................                   26,901                                         26,901
                                                           ----------------                                 --------------
EXPENSES:
  Loss and loss adjustment expenses..............                   13,661                                         13,661
  Amortization of policy acquisition costs.......                    5,559                                          5,559
  Cost of land sales.............................                       77                                             77
  Insurance underwriting and other expenses......                    6,880                                          6,880
                                                           ----------------                                 --------------
        Total expenses...........................                   26,177                                         26,177
                                                           ----------------                                 --------------
  Income from continuing operations before
  income     taxes and minority interest.........                      724                                            724
  Provision for income taxes.....................                      930                                            930
                                                           ----------------                                 --------------
  Loss from continuing operations before minority
  interest.......................................                    (206)                                           (206)
  Minority interest in loss of subsidiary........              $       206           $      (206)  (j)
                                                           ----------------       ----------------          --------------
  Income (loss) from continuing operations.......              $                     $      (206)               $    (206)
                                                           ================       ================          ==============
  Per PICO Share:
        Income from continuing operations (basic)               $     0.00                                          $0.00
        Weighted average shares outstanding......                   32,592                                         46,518
        Income from continuing operations (diluted)             $     0.00                                          $0.00
        Weighted average shares outstanding......                   33,877                                         46,518

The accompanying notes are an integral part of this unaudited pro forma financial information

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                   (U.S.$ in thousands, except per share data)

                                                            PICO HOLDINGS,                                   PRO FORMA
                                                               INC. AND              PRO FORMA
                                                             SUBSIDIARIES           ADJUSTMENTS
                                                             CONSOLIDATED             FOR THE
                                                            (AS REPORTED)          TRANSACTION(1)
                                                           -----------------      -----------------         -------------
REVENUES:
  Premium income.................................                $   49,876                                      $49,876
  Investment income, net.........................                    11,686                                       11,686
  Net realized gains on investments..............                    21,393                                       21,393
  Real estate sales..............................                     1,547                                        1,547
  Other income...................................                     3,078                                        3,078
                                                           -----------------                                -------------
        Total revenues...........................                    87,580                                       87,580
                                                           -----------------                                -------------
EXPENSES:
  Loss and loss adjustment expenses..............                    34,330                                       34,330
  Amortization of policy acquisition costs.......                    10,069                                       10,069
  Cost of land sales.............................                       647                                          647
  Insurance underwriting and other expenses......                    19,031                                       19,031
                                                           -----------------                                -------------
        Total expenses...........................                    64,077                                       64,077
                                                           -----------------                                -------------
  Income from continuing operations before
  income    taxes and minority interest..........                    23,503                                       23,503
  Provision for income taxes.....................                     7,670                                        7,670
                                                           -----------------                                -------------
  Income from continuing operations
  before             minority interest...........                    15,833                                       15,833
  Minority interest in loss of subsidiary........               $     3,202            $   (3,202)  (j)
                                                           -----------------      -----------------         -------------
  Income (loss) from continuing operations.......               $    19,035            $   (3,202)               $15,833
                                                           =================      =================         =============
  Per PICO Share:
        Income from continuing operations (basic)                $     0.59                                        $0.34
        Weighted average shares outstanding......                    32,552                                       46,478
        Income from continuing operations (diluted)              $     0.57                                        $0.33
        Weighted average PICO Shares outstanding.                    33,741                                       48,322

The accompanying notes are an integral part of this unaudited pro forma financial information

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements may not be indicative either of results that actually would have occurred if the transaction had taken place on the dates indicated, or the results that may be achieved in the future. In preparing these statements, no adjustments have been made to reflect the operating synergies that may result from the Transaction.


(1) The Transaction will be accounted for under the purchase method of accounting with PICO issuing new shares to acquire the remaining issued and outstanding GEC Common Shares. The final allocation of the purchase price to the assets acquired and the liabilities assumed will not be determinable until after the date of the Transaction. Accordingly, the amounts shown below may differ from the amounts ultimately determined. The allocation of the purchase price is determined as follows based upon an Exchange Ratio of 0.4628 of a PICO Share for each GEC Common Share and an assumed consideration value of U.S.$4.42 per PICO Share exchanged.

                                                                                             (U.S.$ in thousands)
PURCHASE PRICE:
   Value of PICO Shares to be exchanged(a)............................................                    $81,759
   Acquisition costs(b)...............................................................                        800
   Value of GEC options(c)............................................................                      2,179
                                                                                             ---------------------
                                                                                                          $84,738
                                                                                             =====================
ALLOCATION OF PURCHASE PRICE:
   Historic GEC shareholders' equity acquired(d)......................................                    $62,767
   Adjust assets and liabilities:
         Integration liability(e).....................................................                        (50)
         Increase in book value of surface, water, geothermal and mineral rights(f)...                     29,728
   Deferred tax liability(g)..........................................................                     (7,707)
                                                                                             ---------------------
                                                                                                          $84,738
                                                                                             =====================

         Notes:

         (a) Represents the value of 18,497,945 PICO Shares (39,969,631 GEC Shares at an Exchange Ratio of 0.4628) issued to GEC Shareholders other than PICO Subsidiaries at an assumed PICO average market price per share of U.S.$4.42.

         (b) Represents management's estimates of PICO's non-recurring expenses and fees directly related to the Transaction, including expenses and fees for legal counsel, investment advisors, printing and distribution, and accountants.

         (c) Represents an adjustment to reflect the fair value of stock options. See discussion of options considered in purchase accounting under "GEC Options". The value of such options was determined using the Black-Scholes model.

         (d) Represents GEC's historic minority interest associated with 39,969,631 GEC Common Shares issued and outstanding held by GEC Shareholders other than PICO Subsidiaries.

         (e) Represents management's estimate of integration costs related to the Transaction.

         (f) Represents the portion of the excess of the fair value of surface, water, geothermal and mineral rights over book value recognized as a result of the Transaction, to the extent of the excess of the purchase price and costs to acquire GEC over GEC's net asset value and costs to integrate. See consideration of value of surface, water, geothermal and mineral rights as described in the valuation and fairness opinion attached as Annex "D" to this Joint Proxy Statement. In addition, see Note 1 of Notes to PICO Consolidated Financial Statements regarding the accounting policy for surface, water, geothermal and mineral rights attached as Annex "E" to this Joint Proxy Statement.

         (g) Represents the deferred tax liability related to the increase in book basis of surface, water, geothermal and mineral rights resulting from the Transaction.

         (h) Reflects accounting for PICO's increase in indirect holdings of PICO Common Stock held by GEC from 51.17% to 100% as a result of the Transaction. These additional 2,079,384 PICO Shares held by GEC are accounted for as treasury stock.

         (i) Represents consolidation entry recording 48.83% of GEC's foreign currency translation adjustment and net unrealized depreciation on investments resulting from PICO's increase in GEC Common Share holdings from 51.17% to 100%.

         (j) Represents elimination of minority interest in loss of GEC as a result of the Transaction.

(2) After giving effect to the proposed one-for-five PICO Common Stock reverse stock split, the 66,643,848 (32,591,718 PICO Shares prior to the Transaction plus 34,052,130 PICO Shares issued in connection with the Transaction) pro forma outstanding shares of PICO Common Stock will become 13,328,770 PICO Shares outstanding, the pro forma treasury stock of 20,126,200 (15,867,785 PICO Common Shares held by PICO Affiliates, plus the 4,258,415 PICO Shares held by GEC). PICO Shares will become 4,025,240 PICO treasury shares and the pro forma book value per PICO Share of $4.01 will become $20.05 per PICO Share.

(3) Book value per share equals shareholders' equity (net of treasury stock, at cost) at the end of the period divided by the number of shares outstanding less treasury shares held at the end of the period.

       COMPARATIVE AND UNAUDITED PRO FORMA PER SHARE FINANCIAL INFORMATION


         The following table sets forth comparative per share information for PICO on a historical and unaudited pro forma basis and for GEC on a historical and pro forma equivalent basis at the dates and for the periods indicated, assuming the Exchange Ratio of 0.4628 and a purchase price based upon a market value of PICO Common Stock of U.S.$4.42 per share, representing the average market price of one PICO Share on the Nasdaq for the six trading days commencing with three days prior to the announcement of the Transaction. See "Unaudited Pro Forma Financial Information of PICO and GEC." The unaudited pro forma data is not necessarily indicative of the actual amounts which would have resulted had the Transaction actually been consummated at the beginning of the periods presented. The data should be read in conjunction with the historical consolidated financial statements and the related notes thereto of PICO and GEC attached as Annexes "E" and "F" to this Joint Proxy Statement.


                                                                                                  FOLLOWING 1-FOR-5
                                                                         FOLLOWING THE           REVERSE PICO COMMON
                                           HISTORICAL PER SHARE           TRANSACTION                STOCK SPLIT
                                        ---------------------------  ------------------------ --------------------------
                                                                                  GEC            COMBINED    GEC
                                                                     COMBINED     EQUIVALENT     PRO FORMA   EQUIVALENT
                                                                     PRO FORMA    PER            PER         PER
                                        PICO(1)   GEC(2)    GEC(3)   PER SHARE    SHARE(4)       SHARE (6)  SHARE(6)
                                        --------- --------  ------- ------------  ----------- -------------  -----------
                                          U.S. $    Cdn.$    U.S.$     U.S.$        U.S.$          U.S.$       U.S.$
Income (loss) from continuing operations
  per common share:

    Basic:

         Year ended December 31, 1997      $0.59  $(0.22)   $(0.12)       $0.34        $0.16         $1.70        $0.80

         Six months ended June 30,         $0.00    $0.01    $0.01        $0.00        $0.00         $0.00        $0.00
         1998

    Diluted:

         Year ended December 31, 1997      $0.57  $(0.22)   $(0.12)       $0.33        $0.15         $1.65        $0.75

         Six months ended June 30,         $0.00    $0.01    $0.01        $0.00        $0.00         $0.00        $0.00
         1998

Dividends per share(5)

Book value per share as of June 30,        $3.71    $2.17    $1.58        $4.01        $1.86        $20.05        $9.30
1998




Notes:

(1) PICO held approximately 51.17% of GEC Common Shares at December 31, 1997 and at June 30, 1998. Amounts shown reflect GEC consolidated with the PICO Affiliates, as reported, in U.S. dollars and in U.S. GAAP.

(2)      Amounts are as reported, in Cdn. dollars and in Cdn. GAAP.

(3) Amounts represent unaudited conversions of reported amounts to reflect U.S. GAAP and are stated in U.S. dollars. The foreign exchange rate used for income (loss) per share is the average rate for the period presented and for book value per share is the period end rate as of the date presented in accordance with the table on page ? under the heading "Exchange Rate of Canadian and U.S. Dollars".

(4) Calculated by multiplying the corresponding unaudited pro forma per share amounts in the previous column by the Exchange Ratio of 0.4628.

(5)      Historically, no dividends have been paid by PICO or GEC.

(6) Calculated by multiplying the corresponding unaudited pro forma per share amounts in the corresponding columns under the heading "Following the Transaction" by five.

                    THE MEETINGS - GENERAL PROXY INFORMATION


PICO

         This Joint Proxy Statement and the enclosed PICO proxy (on ? paper) are being mailed to PICO Shareholders beginning on or about October ?, 1998. They are furnished in connection with the solicitation of proxies by the PICO Board for use at the PICO Shareholders' Meeting to be held at the time and place and for the purposes set forth in the accompanying Notice of the PICO Shareholders' Meeting. PICO has retained Corporate Investor Communications, Inc. on customary terms and at a fee of approximately U.S.$5,500 plus out-of-pocket expenses to assist in the solicitation of proxies. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal interview by regular employees of PICO. PICO will pay all costs of soliciting proxies. PICO will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners, in accordance with applicable SEC requirements.

         All duly executed proxies received prior to the PICO Shareholders' Meeting will be voted in accordance with the choices specified thereon. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted for the approval of the transactions contemplated by the Combination Agreement, for the election as directors of the nominees listed herein, for the ratification of Deloitte & Touche LLP as PICO's independent auditors, for the one-for-five reverse PICO Common Stock split, and in the discretion of the persons named in the proxy, in connection with any other business that may properly come before the meeting. A PICO Shareholder giving a proxy may revoke it at any time before it is voted at the meeting by filing with the Secretary of PICO at 875 Prospect Street, Suite 301, La Jolla, California 92037 an instrument revoking the proxy, by delivering a duly executed proxy bearing a later date or by appearing at the PICO Shareholders' Meeting and voting in person.

         As of ?, 1998, the record date for determining PICO Shareholders entitled to vote at the PICO Shareholders' Meeting (the "PICO Record Date"), there were 32,591,718 shares of PICO Common Stock outstanding of which 28,019,703 (i.e. excluding the 4,258,415 PICO Shares owned by GEC and the 313,600 PICO Shares owned by CIC) are entitled to vote. Each holder of record of shares of PICO Common Stock is entitled to one vote per share as to each matter presented to a vote of PICO Shareholders; provided, however, that PICO Shareholders may cumulate votes with respect to the election of directors. See "Additional Matters for Consideration by PICO Shareholders - Election of Directors of PICO". The quorum requirement for transaction of business at the PICO Shareholders' Meeting is the presence in person or by proxy of a majority of the outstanding shares of PICO Common Stock. Shares of PICO Common Stock represented by proxies that reflect abstentions and shares of PICO Common Stock referred to as "broker non-votes" (i.e., shares of PICO Common Stock held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

         On the PICO Record Date, directors and executive officers of PICO as a group (10 persons) owned 2,491,986 shares of PICO Common Stock entitled to vote at the PICO Meeting, or approximately 8.9% of the total issued and outstanding shares eligible to vote. PICO has been advised that all of its directors and executive officers intend to vote in favour of the Transaction.

         Approval of the Combination Agreement and the transactions contemplated thereby and the approval of the one-for-five reverse PICO Common Stock split will each require the affirmative vote of the holders of a majority of the shares of PICO Common Stock outstanding and eligible to vote on the PICO Record Date. The election of directors will be by a plurality of the votes cast. Ratification of the appointment of Deloitte & Touche LLP as PICO's independent auditors will require the affirmative vote of the holders of a majority of the votes cast.

         Broker non-votes and abstentions will have the same effect as a vote cast against the proposal to approve the transactions contemplated by the Combination Agreement and the approval of the one-for-five reverse stock split of PICO Common Stock and will have no effect on the outcome of the election of directors, the ratification of the appointment of Deloitte & Touche LLP as PICO's independent.

         The Board of Directors of PICO is not aware of any matters other than those specifically stated in this Joint Proxy Statement which are to be presented for action at the PICO Shareholders' Meeting. If any other matters are properly presented at that meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. Any adjournment of the PICO Shareholders' Meeting will require the affirmative vote of the holders of at least a majority of the shares represented at such meeting (regardless of whether those PICO Shares constitute a quorum).

GEC

         THIS JOINT PROXY STATEMENT ACCOMPANIES THE NOTICE OF THE GEC SHAREHOLDERS' MEETING TO BE HELD ON NOVEMBER ?, 1998, AND IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY MANAGEMENT OF GEC OF PROXIES FOR USE AT THE GEC SHAREHOLDERS' MEETING. The solicitation will be primarily by mail but proxies may also be solicited by regular employees of GEC. GEC has retained Corporate Investor Communications, Inc. on customary terms and at a fee of Cdn.$8,500 plus out-of-pocket expenses to assist in the solicitation of proxies. GEC will provide proxy materials to brokers, custodians, nominees and fiduciaries and request that such materials be promptly forwarded to the beneficial owners of GEC Common Shares registered in the names of such brokers, custodians, nominees and fiduciaries. The cost of such solicitation will be borne by GEC.

         At ?, 1998, the record date for determining GEC Shareholders entitled to vote at the GEC Shareholders' Meeting (the "GEC Record Date") there were 81,853,076 outstanding GEC Common Shares entitled to be voted at the GEC Shareholders' Meeting. Each GEC Shareholder is entitled to one vote on all matters to come before the GEC Shareholders' Meeting for each GEC Common Share registered in the holder's name in the list of holders of GEC Common Shares prepared as of the GEC Record Date, unless a person has transferred such shares after such date and the new holder of such shares establishes proper ownership and makes a request not later than ?, 1998 to the Corporate Secretary of GEC to be included in the list of holders of GEC Common Shares eligible to vote at the GEC Shareholders' Meeting. HOLDERS OF GEC WARRANTS AND/OR GEC OPTIONS WILL NOT BE ENTITLED TO VOTE AT THE GEC SHAREHOLDERS' MEETING.

         The only person who, to the knowledge of the directors or officers of GEC, beneficially owns or exercises control or direction over more than 10 percent of the outstanding GEC Common Shares, is PICO. As of ?, 1998, PICO owned, directly or indirectly, 41,883,445 GEC Common Shares, representing approximately 51.2% of the outstanding GEC Common Shares. PICO has agreed that the GEC Common Shares which it owns, directly or indirectly, will be voted in favour of the Arrangement Resolution.

         On the GEC Record Date, directors and executive officers of GEC as a group (9 persons) owned 1,023,600 GEC Common Shares, or approximately 1.22% of the total outstanding GEC Common Shares. GEC has been advised that all of its directors and executive officers intend to vote in favour of the Arrangement Resolution.

         The Arrangement Resolution must be approved by the affirmative vote of not less than two-thirds of the votes cast in respect of that resolution at the GEC Shareholders' Meeting, including a majority of the votes cast by GEC Public Shareholders.

         Appointment and Revocation of Proxies

         The persons specified in the enclosed form of proxy (on ? paper) are directors and senior officers of GEC. EACH GEC SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A GEC SHAREHOLDER) TO ATTEND AND ACT FOR HIM OR ON HIS BEHALF AT THE GEC SHAREHOLDERS' MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, OTHER THAN THE PERSONS SPECIFIED IN THE ENCLOSED FORM OF PROXY. SUCH RIGHT MAY BE EXERCISED BY

STRIKING OUT THE NAMES OF THE SPECIFIED PERSONS AND INSERTING THE NAME OF THE GEC SHAREHOLDER'S NOMINEE IN THE SPACE PROVIDED OR BY COMPLETING ANOTHER APPROPRIATE FORM OF PROXY AND, IN EITHER CASE, DELIVERING THE FORM OF PROXY TO EQUITY TRANSFER SERVICES INC., STOCK TRANSFER DEPARTMENT, SUITE 420, 120 ADELAIDE ST. WEST, TORONTO, ONTARIO M5H 4C3, OR TO GEC AT ITS REGISTERED OFFICE, LOCATED AT 80 RICHMOND ST. WEST, SUITE 1805, TORONTO, ONTARIO M5H 2A4, NOT LATER THAN 5:00 P.M. (TORONTO TIME) ON ?, 1998 (OR, IF THE GEC SHAREHOLDERS' MEETING IS ADJOURNED OR POSTPONED, NOT LATER THAN 48 HOURS, EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS, PRECEDING THE TIME OF SUCH ADJOURNED GEC SHAREHOLDERS' MEETING), OR BY GIVING IT TO THE CHAIRMAN AT THE GEC SHAREHOLDERS' MEETING.

         A GEC Shareholder giving a proxy pursuant to this solicitation may revoke any such proxy by an instrument in writing executed by the GEC Shareholder or by his attorney authorized in writing or, if the GEC Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited either at the registered office of GEC at any time up to and including the last business day preceding the day of the GEC Shareholders' Meeting, or any adjournment or postponement thereof, or, as to any matter on which a vote has not already been cast pursuant to the authority conferred by the proxy, by depositing such instrument with the Chairman of the GEC Shareholders' Meeting at the meeting or any adjournment thereof, all as more particularly set out in the enclosed form of proxy. A GEC Shareholder may also revoke the proxy in any other manner permitted by law.

         Exercise of Discretion by Proxies

         The GEC Common Shares represented by any proxy received by management of GEC will be voted for or against, as appropriate, by the persons named in the enclosed form of proxy in accordance with the direction of the GEC Shareholder appointing them. IN THE ABSENCE OF ANY DIRECTION TO THE CONTRARY, IT IS INTENDED THAT THE GEC COMMON SHARES REPRESENTED BY PROXIES RECEIVED BY MANAGEMENT WILL BE VOTED FOR THE ARRANGEMENT RESOLUTION ON ANY BALLOT THEREFOR, AS MORE FULLY DESCRIBED ELSEWHERE IN THIS JOINT PROXY STATEMENT.

         The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to matters not specifically mentioned in this Joint Proxy Statement, but which may properly come before the GEC Shareholders' Meeting or any adjournment or adjournments thereof and with respect to amendments to or variations of matters identified in the Notice of the GEC Shareholders' Meeting accompanying this Joint Proxy Statement. As at the date hereof, management of GEC knows of no such amendment, variation or other matters to come before the GEC Shareholders' Meeting other than the matters referred to in the said Notice of the GEC Shareholders' Meeting and routine matters incidental to the conduct of the GEC Shareholders' Meeting. If any further or other business is properly brought before the GEC Shareholders' Meeting, it is intended that the person appointed as proxy vote on such other business in such manner as he then considers to be proper.


                                 THE TRANSACTION

BACKGROUND TO THE TRANSACTION

         In 1993, Messrs. Langley and Hart structured a transaction which resulted in the acquisition by Guinness Peat Group plc of an interest in Physicians (a predecessor of PICO) and subsequently joined the board of Physicians. In 1995, Physicians purchased approximately 38.2% of the GEC Common Shares and Messrs. Langley and Hart joined the GEC Board. In November 1996, Physicians merged with a subsidiary of Citation Insurance Group (following the merger the resulting holding company adopted the name PICO Holdings, Inc. ("PICO")) and the Subsidiaries of Physicians were organized under PICO. In July 1997, the PICO Affiliates purchased an additional approximately 11.7% of the GEC Common Shares. The PICO Affiliates currently own approximately 51.2% of the GEC Common Shares.

         On April 6, 1998, Messrs. Langley and Hart, on behalf of PICO, approached the independent directors of GEC to discuss the possible acquisition by PICO of all GEC Common Shares which it does not directly or indirectly own. This proposal was premised on the fact that shareholders of the two companies might benefit from a simplification of the corporate structure and from the creation of a larger combined entity. Shortly thereafter, the GEC Board appointed the Special Committee, comprised of David A. Williams (Chairman), Patrick C. MacCulloch and Peter N.T. Widdrington, each of whom is independent of PICO, to negotiate and consider the fairness of a possible transaction with PICO on behalf of GEC and the GEC Board.

         On April 14, 1998, the GEC Board established the Special Committee to review the proposed Arrangement and to report thereon to the Board of Directors of GEC. The mandate of the Special Committee was to (i) assess the terms of the Arrangement; (ii) supervise the preparation of the Valuation and Fairness Opinion; (iii) conduct, or supervise the conduct of, negotiations and discussions with representatives of GEC and PICO with respect to the Transaction; and (iv) consider and advise the GEC Board as to whether the Transaction is in the best interests of GEC and the GEC Public Shareholders.

         The Special Committee was authorized to consult the financial advisors, lawyers, accountants and other professionals as it deemed appropriate in the course of its activities.

         The Special Committee is comprised of a majority of the members of the GEC Board, consisting of Messrs. MacCulloch, Widdrington and Williams. Mr. Williams was appointed by the Special Committee to serve as its Chair. Each of the members of the Special Committee is independent of the management of GEC and independent of management of PICO and its Subsidiaries. None of such members is an employee, associate or affiliate of GEC or of PICO or any of its Subsidiaries and none of such members will benefit from the Arrangement in a manner that is different from the interests of GEC Public Shareholders generally. GEC has agreed to remunerate each of the members of the Special Committee for their participation as members of such committee.

         The Special Committee met on ? occasions from April 14, 1998 to September ?, 1998. At its first meeting, it retained Stikeman, Elliott as its legal counsel and, thereafter, received, reviewed and considered advice from counsel regarding its duties and responsibilities in the circumstances.

         The Special Committee, together with its legal counsel, identified and discussed the qualifications of a number of investment dealers who had been invited to submit materials describing their qualifications to provide a formal valuation of the GEC Common Shares and PICO Common Stock and a fairness opinion concerning the fairness of any proposed transaction to the GEC Public Shareholders. The Special Committee received written and oral presentations from several such firms and considered their respective qualifications and degree of independence.

         The Special Committee engaged First Marathon to serve as financial advisor to the Special Committee, to prepare a formal valuation under the supervision of the Special Committee and to prepare a written opinion as to the fairness from a financial point of view of the arrangement to GEC Public Shareholders. The fee payable to First Marathon is not contingent on the result of the Valuation or Fairness Opinion or the success of the Arrangement. The Special Committee determined that First Marathon had considerable expertise and experience in providing valuations and fairness opinions and in negotiating transactions similar to the Transaction. As such, the Special Committee determined that First Marathon was qualified to provide financial advisory services to it and to prepare the Valuation and the Fairness Opinion. First Marathon represented to the Special Committee that it was independent of GEC and of PICO and its Subsidiaries.

         The Special Committee unanimously concluded that the Arrangement is fair to and in the best interests of GEC and the GEC Public Shareholders and unanimously recommend that the Board of Directors of GEC recommend a vote for approval of the Arrangement Resolution.

         In reaching this conclusion and formulating its recommendation, the Special Committee considered, among other things, the following factors:

         (i) after reviewing the basis of the Valuation with First Marathon, the Special Committee concluded that the methodology and assumptions used by First Marathon were appropriate;

         (ii) the benefits of the Arrangement as set out in this Joint Proxy Statement under "Reasons for the Arrangement";

         (iii) the fact that GEC Public Shareholders will own approximately 40% of the equity of the combined company (and approximately 42% on a fully diluted basis), excluding the PICO Shares owned by the PICO Affiliates, based on the Exchange Ratio;

         (iv) the Fairness Opinion reflecting First Marathon's conclusion that the Arrangement is fair, from a financial point of view, to GEC Public Shareholders; and

         (v) the right of GEC Shareholders to dissent pursuant to section 185 of the OBCA.

         In considering the foregoing factors, the Special Committee did not reach its conclusion concerning the Arrangement by individually assigning relative or specific weights to anyone or a group of factors, and individual members of the Special Committee may have assigned differing weights to different factors.

         On May 8, 1998, PICO and GEC jointly announced that they were considering a proposal pursuant to which PICO would acquire the minority shareholdings in GEC.

         The Special Committee considered that it was responsible not only to supervise the conduct of the negotiations with PICO but also to be actively involved in those negotiations. As such, the Special Committee was involved in the negotiation of the substantive terms of the Combination Agreement.

         On June 4, 1998, representatives of First Marathon presented to the Special Committee its preliminary assessment of the value of the outstanding GEC Common Shares and PICO Common Stock, as well as a relative value analysis (having regard for the extent of inter-company holdings). The representatives of First Marathon discussed the valuation approaches used. The members of the Special Committee and their advisors discussed the preliminary assessment, the assumptions and analysis underlying that assessment and the particular factors affecting value.

         On June 18, 1998, PICO advised the Special Committee that it was prepared to proceed with the proposed transaction at an exchange ratio (the "Exchange Ratio") of 0.4628 of a PICO Share for each GEC Common Share, the equivalent of $2.94 per GEC Common Share (being the Canadian Dollar Equivalent of the product of the 0.4628 Exchange Ratio and U.S.$4.3125, the closing price of a PICO Share on the Nasdaq on June 18, 1998). On June 19, 1998, GEC and PICO jointly announced the proposed Transaction and that the Special Committee was prepared to recommend acceptance thereof, subject to receiving the Fairness Opinion.

         From June 19, 1998 to August 30, 1998, management of PICO and its respective advisers continued to explore and consider alternative transaction structures. Ultimately it was concluded that a share exchange structure best met the objectives of simplifying the group's corporate structure and maximizing the benefits of the Transaction to the shareholders of the two companies.

         On September 17, 1998, PICO and GEC agreed that it would be equitable to extend the expiry date of the GEC Warrants to June 30, 1999 and to permit them to participate in the Arrangement on a basis economically equivalent to GEC Shareholders, in order to provide holders of those warrants with additional time to consider the terms of the Transaction and in view of the fact that the May 8, 1998 announcement of the proposed Transaction (which was made approximately six months prior to the initially scheduled expiry time of the GEC Warrants) had a material impact on the market value of the GEC Common Shares. Prior to October 21, 1998 (the current expiry date of the GEC Warrants), GEC intends to enter into the Supplemental Indenture with the GEC Warrant Agent to extend the expiry date of the GEC Warrants to June 30, 1999 and to provide for the exchange contemplated under the Transaction.

         On September 17, 1998, following approval by the respective boards of directors, the Combination Agreement was executed and the agreement and transaction structure were publicly announced.

REASONS FOR THE ARRANGEMENT

         PICO's Reasons for the Arrangement

         The Board of Directors of PICO has reviewed the proposed Transaction and has concluded that the Transaction is fair to and in the best interests of PICO and its Shareholders. In reaching its conclusion to enter into the Combination Agreement and to recommend approval of the Transaction by PICO Shareholders, the PICO Board considered and evaluated, among other things, the following factors:

         1. The consolidation of PICO and GEC would simplify PICO's corporate structure, thereby eliminating the duplication, confusion, potential for management conflict, need to apportion investment opportunities and barrier to realization of full shareholder value that arose by virtue of having two separate public entities with similar business strategies, management and investment interests. The Transaction would result in a single publicly traded corporation with a distinct value investment philosophy. In addition, the elimination of a second public entity is intended to yield potential benefits in terms of corporate efficiencies and cost savings.

         2. The Transaction would result in a larger, more liquid, publicly-traded entity (with Shareholders' equity increased by approximately U.S.$75 million to approximately U.S.$186 million, based upon unaudited pro forma financial statements as of June 30, 1998 included elsewhere in this Joint Proxy Statement) which is intended to bring the following potential benefits to all Shareholders:

                    (i)    increased analyst coverage;

                   (ii) increased ability to utilize PICO Shares as a currency for further transactions and acquisitions;

                  (iii) increased ability for the combined company to access capital markets; and

                   (iv) increased liquidity of PICO Shares through an increase in the public float (i.e. PICO Shares owned otherwise than by the PICO Affiliates) of approximately 18.5 million shares (an additional approximately 3.7 million shares after giving effect to the one-for-five reverse PICO Common Stock split).

         3. Based upon unaudited pro forma financial information as of June 30, 1998 included elsewhere in this Joint Proxy Statement, the Transaction would increase the book value per PICO Share by U.S.$0.30 to U.S.$4.01 per share (U.S.$20.05 per share after giving effect to the one-for-five reverse PICO Common Stock split).

         In addition, the PICO Board considered: (i) the terms of the Combination Agreement and the other agreements contemplated thereby, (ii) the structure of the Transaction, (iii) the Fairness Opinion of First Marathon (including the Valuation described below), (iv) the judicial and regulatory approval requirements including approval by the Court, and (v) the fact that PICO's Shareholders would, based on the Exchange Ratio of 0.4628, retain approximately 60% of the equity of the combined company (and approximately 58% outstanding PICO Shares of the equity of the combined company on a fully diluted basis), excluding the PICO Shares owned by the PICO Affiliates.

         The foregoing discussion of the information and factors considered and given weight by the PICO Board is not intended to be exhaustive but is a summary of material factors considered by the Board of Directors of PICO. In addition, in reaching the determination to approve and recommend approval of the Transaction, the PICO Board did not find it practical to and did not assign any relative or specific weights to the foregoing factors which were considered, and individual directors may have given differing weights to different factors. The Board of Directors of PICO is, however, unanimous in its recommendation to the holders of PICO Shares that the Combination Agreement and the transactions contemplated thereby be approved.

         GEC's Reasons for the Arrangement

         The GEC Board, on the recommendation of its Special Committee, has determined that the terms of the Arrangement are fair to the GEC Public Shareholders and has unanimously approved (with Messrs. Hart and Langley abstaining) the Combination Agreement and the transactions contemplated thereby including the Arrangement.

         In reaching its determination, the Special Committee considered and evaluated, among other things, (i) information concerning the results of operations, performance, financial condition and prospects of PICO and GEC on a company-by-company basis, and on a combined basis, (ii) the structure of the proposed Transaction, (iii) that the Exchange Ratio represents an effective premium of approximately 22.5% over the average closing price of a GEC Common Share on the TSE and an effective premium of approximately 18.6% over the average ratio of the GEC Common Shares to PICO Common Stock for the 20 trading days prior to the June 19, 1998 public announcement of the Exchange Ratio, (iv) that GEC Public Shareholders will own approximately 40% of the equity of the combined company (and approximately 42% of the equity of the combined company on a fully diluted basis), based on the Exchange Ratio of 0.4628, excluding the PICO Shares owned by the PICO Affiliates; (v) the greater total market capitalization and liquidity of the combined company relative to GEC, is intended to bring the following potential benefits to all shareholders: (a) increased analyst coverage; (b) increased ability to utilize stock of the combined company as a currency for future transactions and acquisitions; (c) increased ability to access capital markets; and (d) increased liquidity through ownership of PICO Shares (which would be part of a significantly greater market capitalization and broader public distribution relative to the GEC Common Shares), (vi) the valuation ranges presented by First Marathon and the Fairness Opinion reflecting First Marathon's conclusion that the Arrangement is fair, from a financial point of view, to the GEC Public Shareholders, (vii) the judicial and regulatory approval requirements, including approval by the Court, and (viii) the right of GEC Shareholders to dissent pursuant to section 185 of the OBCA.

         Based on all of these matters, and such other matters as the members of the GEC Board deemed relevant, the GEC Board unanimously approved the Combination Agreement and the transactions contemplated thereby, including the proposed Arrangement.

         This discussion of the information and factors considered and given weight by the Special Committee and the GEC Board is not intended to be exhaustive but is a summary of material factors considered by the Special Committee and the GEC Board. In addition, in reaching the determination to approve and recommend the Combination Agreement and the related Arrangement, neither the Special Committee nor the GEC Board assigned any relative or specific weights to the foregoing factors which were considered, and individual directors may have given differing weights to different factors. The Special Committee and the GEC Board are, however, unanimous in their recommendation to the GEC Public Shareholders that the Combination Agreement, the Arrangement and the transactions contemplated thereby be approved.

OPINION OF THE FINANCIAL ADVISOR

         The Special Committee retained First Marathon as its independent financial advisor to consider the terms of the proposed Transaction, to provide a formal valuation (as defined in Policy 9.1) of the GEC Common Shares and the PICO Common Stock and to provide an opinion as to the fairness of the proposed Transaction, from a financial point of view, to the GEC Public Shareholders. The Special Committee initially contacted First Marathon regarding a potential advisory assignment on April ?, 1998 and First Marathon was formally engaged by the Special Committee through an agreement between GEC and First Marathon (the "Engagement Agreement") dated June 4, 1998. The terms of the Engagement Agreement provide that First Marathon is to be paid $375,000 for the Valuation and Fairness Opinion. In addition, First Marathon is to be reimbursed for its reasonable out-of-pocket expenses and is to be indemnified by GEC in certain circumstances. First Marathon has consented to the inclusion of the Valuation and Fairness Opinion in its entirety and a summary thereof in this Joint Proxy Statement and to the filing thereof, as necessary, with the securities commissions or similar regulatory authorities in each province of Canada and as may be required in the U.S.

         First Marathon is a leading independent Canadian investment dealer whose businesses include corporate finance, mergers and acquisitions, equity and fixed income sales and trading and investment research. The Valuation and Fairness Opinion represent the opinion of First Marathon and the form and content thereof have been approved by a group of its directors, each of whom is experienced in merger, acquisition, divestiture, valuation and fairness opinion matters.

         First Marathon is not an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario)) of, nor has it provided any financial advisory services to or participated in any financing on behalf of Global or PICO during the 24 months preceding the date First Marathon was first contacted with respect to the Valuation and Fairness Opinion. There are no understandings or agreements between First Marathon and GEC or PICO with respect to any future business dealings. The compensation of First Marathon under the Engagement Agreement does not depend in whole or in part on the conclusion reached in the Valuation or Fairness Opinion or the successful completion of the Arrangement.

         In preparing the Valuation and Fairness Opinion First Marathon made several assumptions including that all of the conditions required to implement the Arrangement would be satisfied and that the disclosure provided or incorporated by reference in the Joint Proxy Statement with respect to GEC, PICO and the Arrangement is complete and accurate in all material respects.

         For purposes of the Valuation, First Marathon defined "fair market value" as the highest price available in an open and unrestricted market between informed, prudent parties, acting at arm's length and under no compulsion to transact, expressed in terms of money or money's worth. First Marathon did not make any downward adjustment to reflect the fact that the GEC Common Shares held by shareholders other than PICO or the PICO Common Stock held by GEC may not form part of a controlling interest.

         First Marathon utilized a net asset valuation approach in arriving at the value of GEC and PICO, as it considered this approach to most accurately reflect full value of the shares of these companies. First Marathon concluded that a valuation based on public market prices was inappropriate, given that publicly traded holding companies usually trade at a discount to net asset value. First Marathon also considered the liquidation values of GEC and PICO respectively, but determined that the application of such methodology was not appropriate in the circumstances, given that it is the reasonable intention of management that the combined enterprise be run as an ongoing entity.

         In arriving at its valuation conclusions, First Marathon determined the range of value for each of the major assets of GEC and PICO. With respect to GEC's 100% ownership of Vidler, First Marathon utilized an unlevered discounted cash flow analysis. First Marathon also considered certain analyses that may constitute a prior valuation of Vidler for purposes of applicable Canadian securities policy prepared by an independent financial advisor in connection with a proposed private placement by Vidler. These analyses are described in First Marathon's Valuation and Fairness Opinion. With respect to GEC's 74.77% membership interest and PICO's direct 25.23% membership interest in NLRC, First Marathon examined a number of valuation benchmarks including the purchase price for the asset in April 1997 and internal management valuation analyses. GEC's European portfolio investments were valued separately by KPMG on a market value basis and on whose report First Marathon relied. GEC's other portfolio investments were valued by First Marathon using a market value approach, while its strategic investments were valued based on recent trading activity, historical financing transactions an analysis of the status of operating results and market value multiples for comparable companies. PICO's property and casualty insurance operations were valued based on stock market trading multiples of comparable companies. The remaining assets and liabilities of GEC and PICO were adjusted to reflect appropriate premiums and discounts from their stated book value.

         Based upon and subject to the foregoing, First Marathon is of the opinion that, as of June 30, 1998, the fair market value of the GEC Common Shares was in the range of $3.35 to $4.18 per share and the fair market value of the PICO Shares was in the range of U.S. $4.99 to U.S. $6.09 per share.

         In considering the fairness of the Arrangement, from a financial point of view, to the GEC Public Shareholders, First Marathon principally considered and relied upon a relative value analysis, having regard for the extent of inter-company holdings and the shared interest in NLRC. It also considered historical relative market prices of the GEC Shares and PICO Shares and the exchange ratio range based on the valuation of net assets (which, based on a Canadian/U.S. dollar exchange rate of $1.46665, would be 0.4577 to 0.4680).

         Based upon and subject to the foregoing, First Marathon is of the opinion that, as of June 30, 1998, the Arrangement is fair, from a financial point of view, to the GEC Public Shareholders.

         THE FOREGOING IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE VALUATION AND FAIRNESS OPINION ATTACHED AS ANNEX "D" TO THIS JOINT PROXY STATEMENT. SHAREHOLDERS ARE URGED TO READ THE VALUATION AND FAIRNESS OPINION IN ITS ENTIRETY.

BOARD RECOMMENDATIONS

         THE BOARD OF DIRECTORS OF PICO BELIEVES THAT THE TRANSACTION IS FAIR TO AND IN THE BEST INTERESTS OF PICO AND THE PICO SHAREHOLDERS AND THEREFORE UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE COMBINATION AGREEMENT.

         THE BOARD OF DIRECTORS OF GEC, ON THE RECOMMENDATION OF ITS SPECIAL COMMITTEE, BELIEVES THAT THE ARRANGEMENT IS FAIR TO AND IN THE BEST INTERESTS OF GEC AND THE GEC PUBLIC SHAREHOLDERS AND THEREFORE UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE ARRANGEMENT RESOLUTION.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

         Indemnification of GEC Directors and Officers

         The Combination Agreement provides that all rights to indemnification for GEC directors and officers will survive the Arrangement and remain in full force and effect for at least six years from the Effective Date. PICO has also agreed to maintain insurance for GEC's directors and officers equivalent to GEC's current directors' and officers' liability insurance for at least six years after the Effective Date. Certain directors and executive officers of GEC who hold options to purchase GEC Common Shares will receive economically equivalent options to purchase PICO Shares in exchange for such options. See "The Combination Agreement - GEC Options."

TRANSACTION MECHANICS

         The following description is qualified in its entirety by reference to the full text of the Combination Agreement (including the Plan of Arrangement set forth as Exhibit I thereto) which is attached as Annex "C" to this Joint Proxy Statement and is incorporated herein by reference.

         The Arrangement

         Pursuant to the terms of the Plan of Arrangement, at the Effective
Date: (i) each outstanding GEC Common Share (other than GEC Common Shares held by PICO or as to which dissent rights have been duly exercised) will be exchanged for 0.4628 of a PICO Share; and (ii) each outstanding GEC Warrant will be exchanged for 0.4628 of a PICO Warrant.

         No fractional PICO Shares or PICO Warrants will be delivered in exchange for GEC Common Shares or GEC Warrants pursuant to the Arrangement. All PICO Shares and PICO Warrants to be issued under the Plan of Arrangement shall be rounded to the next lowest whole number if the first decimal place is less than five and rounded to the next highest whole number if the first decimal place is five or greater, without compensation therefor to the holders of such shares or warrants.

         See "Procedures for Exchange of Share Certificates by GEC Shareholders" and "Procedures for Exchange of Warrant Certificates by GEC Warrantholders" for procedures to be followed in order to obtain certificates representing the PICO Shares and PICO Warrants, respectively, issuable in the Arrangement.

         PICO Warrants

         The PICO Warrants will be governed by the PICO Warrant Indenture, which is to be dated and effective as of the Effective Time. The PICO Warrants will expire at 5:00 p.m. (Toronto time) on June 30, 1999, and will have an exercise price equal to U.S.$4.76 (being the U.S. Dollar Equivalent on the date upon which the Exchange Ratio was agreed of the Cdn.$3.25 exercise price of the GEC Warrants divided by the Exchange Ratio).

         GEC Options

          On ? , 1998, the PICO Board, on the recommendation of its Compensation Committee, agreed to grant options ("PICO Options") to purchase PICO Shares to Messrs. Hart, Langley and Webb and Ms. Ferguson, each a director and/or executive officer of GEC, in consideration for such persons agreeing to waive their entitlement under their outstanding options ("GEC Options") to purchase GEC Common Shares previously granted pursuant to the GEC Option Plan, subject in each case only to consummation of the Arrangement. Such PICO Options are the economic equivalent of such GEC Options; the parties having agreed that (i) the exercise price of the PICO Options would be the U.S. Dollar Equivalent of the exercise price of the GEC Options on the date upon which the Exchange Ratio was agreed, divided by the Exchange Ratio; (ii) the number of PICO Shares underlying the PICO Options would be equal to 0.4628 of the number of GEC Shares underlying such GEC Options; and (iii) the PICO Options would expire on the same date as the corresponding GEC Options would have expired. After giving effect to the Transaction, there will remain one option exercisable for 1,327,600 GEC Common Shares (i.e. Common Shares in the capital of GEC, then a private corporation) until January 30, 2001 at an exercise price of Cdn.$3.325 per share.

THE COMBINATION AGREEMENT

         Representations, Warranties and Covenants

         The Combination Agreement contains certain customary representations and warranties from PICO relating to, among other things, organization, qualification, capital structure, operations, material contracts, financial condition, title to assets, litigation, compliance with necessary regulatory or governmental authorities and other matters, including its authority to enter into the Combination Agreement and to consummate the Transaction. The Combination Agreement also contains certain representations of GEC, including representations as to organization, qualification, capital structure and other matters, including its authority to enter into the Combination Agreement and to consummate the Transaction. Pursuant to the Combination Agreement, each party has covenanted, among other things, that until the Effective Date, it will: maintain its business; use its best efforts to satisfy the conditions precedent to the Transaction; effect the matters contemplated by the Combination Agreement, including the preparation and mailing of this Joint Proxy Statement; and cooperate with the other party in connection with the performance by the other of its obligations under the agreement. In addition, PICO has covenanted to: maintain all rights of indemnification for directors and officers of GEC for at least six years from the Effective Date, and to assume all of GEC's obligations in respect of such indemnification rights; to register the shares of PICO Common Stock to be issued under the transactions contemplated by the Arrangement and to list those shares on the Nasdaq; and to vote in favour of the Arrangement at the GEC Shareholders' Meeting.

         The Combination Agreement also provides that until the Effective Date, GEC shall not, directly or directly, solicit, initiate or encourage proposals or offers from, or negotiations with, any person, or provide information to any person relating to any other potential transaction with respect to, or assist or participate in or facilitate any effort or attempt with respect to, the disposition of all or a material portion of its business or assets or its outstanding securities or any merger, business combination or similar transaction involving GEC or the GEC Common Shares, provided that notwithstanding the foregoing, the GEC Board shall not be constrained in responding as required by law to any submission or proposal regarding any acquisition or disposition of assets or to amalgamate, merge or effect an arrangement or otherwise fulfil their fiduciary duties to GEC and its shareholders in relation to such transaction, if to do so would, in the opinion of the GEC Board (having consulted qualified outside counsel) be a proper exercise of such directors' fiduciary duties.

         Conditions to Closing

         The Combination Agreement provides that the respective obligations of each party to complete the Transaction are subject to a number of conditions, including the following: (i) the Arrangement shall have been approved and adopted by the required votes of holders of GEC Common Shares; (ii) the transactions contemplated by the Combination Agreement shall have been approved by the holders of PICO Common Stock; (iii) all orders, including the Final Order, and orders from relevant Canadian securities regulatory authorities that are legally required for the consummation of the transactions contemplated by the Combination Agreement, shall have occurred, have been filed or been obtained without material conditions or costs; (iv) all regulatory permits and authorizations shall have been obtained, and regulatory authorities shall have taken all action required to consummate the Arrangement and the Transaction; (v) no order, decree or ruling or statute, rule, regulation or order shall have been threatened, enacted, entered or enforced by any governmental agency that prohibits or renders illegal the consummation of the Arrangement; (vi) there shall have been no preliminary injunction, permanent injunction, restraining order, cease trading order or other order preventing the consummation of the Arrangement issued by any Canadian or U.S. federal, provincial or state court remaining in effect, nor shall any proceeding that is reasonably likely to succeed seeking any of the foregoing be pending or threatened; (vii) the representations and warranties of the parties shall be true and accurate as of the Effective Date as though made at and as of such date, except to the extent that failure of such representations and warranties to be true and accurate has not and would not be reasonably likely to have a material adverse effect on PICO or GEC, as the case may be; (viii) the parties shall have performed in all material respects all agreements and covenants to be performed by them under the Combination Agreement; (ix) there shall not have been any event or change, or events or changes, that has or have an effect on either of the parties that is materially adverse to such parties' condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects; and (x) the Fairness Opinion shall not have been withdrawn or amended in a way that adversely alters the conclusions therein. In addition, it is a condition of the parties' obligations that GEC Shareholders shall not have exercised the right of dissent provided for in the Plan of Arrangement in respect of more than 2?% of the outstanding GEC Common Shares (in the aggregate) held by GEC Public Shareholders unless the same shall have been abandoned and that PICO Shareholders shall not have exercised the right of dissent provided in Chapter 13 of the CGCL in respect of more than 5% of the outstanding PICO Shares (in the aggregate) unless the same shall have been abandoned.

         Termination

         The Combination Agreement may be terminated by mutual agreement of the parties at any time prior to the Effective Date. Also, either party may terminate the Combination Agreement prior to the effective date if all conditions for closing the Arrangement have not been satisfied or waived by ? (other than as a result of a breach of the Combination Agreement by the terminating party), or if: (i) there has been a breach of any representation, warranty, covenant or agreement contained in the Combination Agreement on the part of the other party that has or is likely to have a material adverse effect on the breaching party and such breach has not been cured within 15 business days after notice thereof; (ii) any required approval of the shareholders of GEC or the Shareholders of PICO shall not have been obtained; or (iii) any permanent injunction or other order of a court has been issued and become final and non-appealable which would prohibit or otherwise restrain consummation of the Arrangement.

COURT APPROVAL OF THE ARRANGEMENT AND COMPLETION OF THE ARRANGEMENT

         An arrangement of a corporation under the OBCA requires approval by both the Court and the shareholders of the subject corporation. Prior to the mailing of this Joint Proxy Statement, GEC obtained the Interim Order providing for the calling and holding of the GEC Shareholders' Meeting and other procedural matters. A copy of the Interim Order is attached in Annex "B" to this Joint Proxy Statement. The Notice of Application for the Final Order also appears in Annex "B" to this Joint Proxy Statement.

         Subject to the approval of the Arrangement by the GEC Shareholders at the GEC Shareholders' Meeting, the hearing in respect of the Final Order is scheduled to take place on ?, 1998 at ? (Toronto time) in the Court at 361 University Avenue, Toronto, Ontario. All GEC Shareholders who wish to participate or be represented or to present evidence or arguments at that hearing must serve and file a notice of appearance as set out in the Notice of Application for the Final Order and satisfy any other requirements. At the hearing of the application in respect of the Final Order, the Court will consider, among other things, the fairness and reasonableness of the Arrangement. The Court may approve the Arrangement as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court deems fit.

         Assuming the Final Order is granted and the other conditions to the Combination Agreement are satisfied or waived, it is anticipated that the following will occur substantially in the following order:


         (a) GEC will file Articles of Arrangement with the Director under the OBCA to give effect to the Arrangement (including the exchange of each GEC Common Share, other than those then held by PICO or as to which dissent rights have been duly exercised, for 0.4628 of a PICO Share and the exchange of each GEC Warrant for 0.4628 of a PICO Warrant); and

         (b) any other documents necessary to consummate the transactions contemplated under the Combination Agreement (including, with limitation, the PICO Warrant Indenture) will be executed and delivered.

         Subject to the foregoing, it is presently anticipated that the Effective Date will occur on or about November ?, 1998.

ACCOUNTING TREATMENT

         The Transaction will be treated as a "purchase" for accounting and financial reporting purposes, in accordance with U.S. GAAP.

PROCEDURES FOR EXCHANGE OF SHARE CERTIFICATES BY GEC SHAREHOLDERS

         Accompanying this Joint Proxy Statement is a Letter of Transmittal (on ? paper). The Letter of Transmittal, when duly completed and returned together with a certificate for GEC Common Shares, will enable each GEC Shareholder to obtain a certificate for that number of PICO Shares equal to the number of GEC Common Shares previously held by such shareholder multiplied by the Exchange Ratio (subject to adjustment for fractional shares, as discussed below). If the resolution approving the Reverse Split is approved. GEC Shareholders will receive a certificate for such number of PICO Shares as they otherwise would have been entitled to pursuant to the Arrangement divided by five (i.e. adjusted to give effect to the Reverse Split), together with a cheque for the cash which each such holder is entitled as a result of the Reverse Split. See "Transaction Mechanics," and "Additional Matters for Consideration by PICO Shareholders - Reverse Split."

         No fractional PICO Shares will be delivered in exchange for GEC Common Shares pursuant to the Arrangement. All PICO Shares to be issued under the Plan of Arrangement shall be rounded to the next lowest whole number if the first decimal place is less than five and rounded to the next highest whole number if the first decimal place is five or greater, without compensation therefor to the holders of such shares.

         Any use of the mails to transmit a certificate for GEC Common Shares and a related Letter of Transmittal is at the risk of the holder. If these documents are mailed, it is recommended that registered mail, with return receipt requested, properly insured, be used.

         Certificates representing the appropriate number of PICO Shares issuable to a former holder of GEC Common Shares who has complied with the procedures set out above will, after the Effective Date and as soon as practicable after the date of receipt of a certificate for GEC Common Shares and a related Letter of Transmittal, be (a) forwarded to the holder at the address specified in the Letter of Transmittal by first class mail or (b) made available at the offices of the Depositary (Equity Transfer Services Inc., Suite 4200, 120 Adelaide Street West, Toronto, Ontario M5H 4C3) for pick up by the holder, if requested by the holder in the Letter of Transmittal.

         Where a certificate for GEC Common Shares has been destroyed, lost or mislaid, the registered holder of that certificate should immediately contact Equity Transfer Services, Suite 4200, 120 Adelaide Street West, Toronto, Ontario M5H 4C3, Attention: Stock Transfer Department, telephone: (416) 361-0152, telecopier: (416) 361-0470, regarding the issuance of a replacement certificate upon the holder satisfying such requirements as may be imposed by GEC in connection with issuance of the replacement certificate.

PROCEDURES FOR EXCHANGE OF WARRANT CERTIFICATES BY GEC WARRANTHOLDERS

         Accompanying this Joint Proxy Statement is a Warrantholder's Letter of Transmittal (on ? paper). The Warrantholder's Letter of Transmittal, when duly completed and returned together with a certificate for GEC Warrants, will enable each GEC Warrantholder to obtain a certificate for that number of PICO Warrants equal to the number of GEC Warrants previously held by such warrantholder. If the resolution approving the Reverse Split is approved, each PICO Warrant, which when issued entitles the holder thereof to purchase one pre-Reverse Split PICO Share for U.S.$4.76, will be adjusted (without any action on the part of PICO or the holder) such that, immediately following the Reverse Split, each whole PICO Warrant will entitle the holder to purchase one post-Reverse Split PICO Share for U.S.$23.80. See "Transaction Mechanics," and "Additional Matters for Consideration by PICO Shareholders - Reverse Split."

         No fractional PICO Warrants will be delivered in exchange for GEC Warrants pursuant to the Arrangement. All PICO Warrants to be issued under the Plan of Arrangement shall be rounded to the next lowest whole number if the first decimal place is less than five and rounded to the next highest whole number if the first decimal place is five or greater, without compensation therefor to the holders of such Warrants.

         Any use of the mail to transmit a certificate for GEC Warrants and a related Warrantholder's Letter of Transmittal is at the risk of the holder. If these documents are mailed, it is recommended that registered mail, with return receipt requested, properly insured, be used.

         Certificates representing the appropriate number of PICO Warrants issuable to a former holder of GEC Warrants who has complied with the procedures set out above will, after the Effective Date and as soon as practicable after the date of receipt of a certificate for GEC Warrants and a related Warrantholder's Letter of Transmittal, be (a) forwarded to the holder at the address specified in the Warrantholder's Letter of Transmittal by first class mail or (b) made available at the offices of the Depositary (Equity Transfer Services Inc., Suite 4200, 120 Adelaide Street West, Toronto, Ontario M5H 4C3) for pick up by the holder, if requested by the holder in the Warrantholder's Letter of Transmittal.

         Where a certificate for GEC Warrants has been destroyed, lost or mislaid, the registered holder of that certificate should immediately contact the GEC Warrant Agent (Montreal Trust Company of Canada, 151 Front Street West, 8th Floor, Toronto, Ontario M5J 2N1, Attention: Manager, Client Services (Telecopier: (416) 981-9800)) regarding the issuance of a replacement certificate upon the holder satisfying the relevant conditions set forth in the GEC Warrant Indenture.

STOCK EXCHANGE LISTINGS

         PICO Common Stock

         The PICO Common Stock is listed on the Nasdaq. PICO has filed an application for listing of the PICO Shares issuable in connection with the Arrangement (including those underlying the PICO Warrants to be issued under the Arrangement) on the Nasdaq. There is no current intention to list the PICO Common Stock on any other stock exchange or quotation-based system in Canada or the United States.

         PICO Warrants

         There is no current intention to list the PICO Warrants on any stock exchange or quotation-based system in Canada or the United States.

         GEC Common Shares

         On completion of the Transaction, the GEC Common Shares will be delisted from the TSE and the ME.

         GEC Warrants

         EFFECTIVE OCTOBER 21, 1998, THE GEC WARRANTS WILL CEASE TO BE QUOTED ON THE CDN. The GEC Warrants will not be relisted on any stock exchange or quotation-based system in Canada or the United States.

ELIGIBILITY FOR INVESTMENT IN CANADA

         In the opinion of Goodman Phillips & Vineberg, Toronto, and Stikeman, Elliott, Toronto, if the Arrangement were to become effective on the date hereof, the PICO Shares and the PICO Warrants would not be precluded as investments under or by the following statutes (and, where applicable, the regulations thereunder):

Insurance Companies Act (Canada)                     Loan and Trust Corporations Act (Ontario)
Pension Benefits Standards Act, 1985 (Canada)        Supplemental Pensions Act (Quebec)
Trust and Loan Companies Act (Canada)                An Act respecting insurance (Quebec)
Pension Benefits Act (Ontario)

subject to compliance with the prudent investment standards and general investment provisions and restrictions of the statutes referred to above (and, where applicable, the regulations thereunder) and, in certain cases, subject to the satisfaction of additional requirements relating to investment or lending policies or goals and, in certain cases, the filing of such policies or goals.

         PICO Shares and PICO Warrants will be qualified investments under the Canadian Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans, provided the PICO Shares remain quoted on the Nasdaq (or are listed on another prescribed stock exchange).

         The PICO Shares and the PICO Warrants each constitute foreign property under the Canadian Tax Act for certain tax-exempt persons, including trusts governed by registered pension plans, registered retirement savings plans, registered retirement income funds and deferred profit sharing plans. Persons subject to Part XI of the Canadian Tax Act are urged to consult their tax advisors.

REGULATORY MATTERS

         [HART-SCOTT-RODINO ACT

         TRANSACTIONS SUCH AS THE TRANSACTION ARE SUBJECT TO REVIEW BY THE JUSTICE DEPARTMENT OR THE FTC TO DETERMINE WHETHER THEY POSE POTENTIAL THREATS TO COMPETITIVE CONDITIONS AND WHETHER OR NOT THEY COMPLY WITH APPLICABLE ANTITRUST LAWS. UNDER THE PROVISIONS OF THE HSR ACT, THE TRANSACTION MAY NOT BE CONSUMMATED UNTIL CERTAIN INFORMATION HAS BEEN FURNISHED TO THE JUSTICE DEPARTMENT AND THE FTC AND CERTAIN WAITING PERIOD REQUIREMENTS UNDER THE HSR ACT HAVE BEEN SATISFIED. PICO, GEC AND CERTAIN COMPANIES IN WHICH PICO AND/OR GEC HAS AN INVESTMENT INTEND TO FILE PRE-TRANSACTION NOTIFICATION AND REPORT FORMS PURSUANT TO THE HSR ACT WITH THE JUSTICE DEPARTMENT AND THE FTC.]

RESALE OF PICO SHARES RECEIVED IN THE TRANSACTION

         United States

         The issuance of PICO Shares and the PICO Warrants pursuant to the Arrangement will not be registered under the Securities Act based upon an exemption from such registration provided, in part, by the review and approval of the Transaction by the Court. This exemption does not apply to the issuance of shares of PICO upon exercise either of the PICO Warrants or any PICO Options issued in substitution for GEC Options. PICO Shares issued in exchange for GEC Shares may be traded without restriction as long as the holder was not an Affiliate of GEC before the Transaction or is not an Affiliate of PICO either before or after the Transaction. Persons who were Affiliates of GEC before the Transaction and who are not Affiliates of PICO after the transaction may resell their PICO Shares pursuant to the manner of sale and volume limitations set forth under Rule 145; these restrictions will terminate two years following the Transaction. Persons who are Affiliates of GEC and remain Affiliates of PICO after the Transaction may only sell their PICO Shares received in exchange for the GEC Shares in compliance with the provisions of Rule 145.

         Canada

         The issuance to GEC Shareholders and GEC Warrantholders of PICO Shares and PICO Warrants, respectively, under the Arrangement will be exempt from the prospectus and registration requirements of provincial securities legislation. PICO and GEC have applied for discretionary relief from certain Canadian securities regulatory authorities to permit the resale of those PICO Shares (and the PICO Shares issued on the exercise of PICO Warrants) through the facilities of the Nasdaq and to permit the resale of the PICO Warrants.

FUTURE ISSUANCES OF AUTHORIZED SHARES

         Following the Transaction, additional shares of PICO Common Stock and PICO Preferred Stock could be issued, without approval of holders of shares of PICO Common Stock, at such time or times, to such persons and for such consideration as PICO may determine, except as may otherwise be required by applicable laws, regulations or stock exchange requirements. Nasdaq, on which the PICO Common Stock now trades, currently requires Shareholder approval of the issuance of shares in certain instances, including private placements of securities at less than their market value or merger or acquisition transactions where the issuance could increase the number of outstanding shares by twenty percent (20%) or more. The CGCL also requires shareholder approval of such merger or acquisition transactions.

         The PICO Articles authorize the Board of Directors of PICO to issue shares of PICO Preferred Stock in one or more series and to fix and state the designations, powers, preferences, qualifications, limitations, restrictions and relative rights of the shares of each such series. The PICO Board of Directors may determine, without any vote or action by Shareholders, among other things, the payment dates and rates of dividends, if any, whether dividends are to be cumulative or non-cumulative, whether the series is subject to redemption and, if so, the manner of redemption and the redemption price, the preference of any series over any other series of PICO Preferred Stock or PICO Common Stock on liquidation or dissolution of PICO, any sinking fund or other retirement provisions for the series and any conversion or exchange rights or other privilege of the holders to acquire shares of any other series of PICO Preferred Stock or of PICO Common Stock. The PICO Board of Directors may also determine the number of shares in each series, the stated value for which the series may be issued and the voting rights of each series. The shares of each series of PICO Preferred Stock may rank prior to the PICO Common Stock in respect of dividends and rights in liquidation.

          Other than pursuant to the Arrangement (including the shares issuable upon the exercise of PICO Warrants and options issued thereunder) and pursuant to the existing PICO stock option plan, PICO has no current understanding or agreement with respect to the issuance for any purpose of any additional PICO Shares and PICO Preferred Stock. Although the PICO Board has no present intention of doing so, additional shares of PICO Common Stock or shares of PICO Preferred Stock could be issued in one or more transactions (within limitations imposed by applicable law) that would make a takeover of PICO more difficult and, therefore, less likely, even though such a takeover might be economically beneficial to PICO and holders of PICO Common

Stock. The PICO Board and management of PICO have no knowledge of any person or entity that intends to seek a controlling interest in, or to make a takeover proposal with respect to, PICO.


                       THE COMPANIES AFTER THE TRANSACTION


THE COMBINATION - GENERAL

         Upon completion of the Transaction, PICO will continue to be a corporation governed by the CGCL, and its principal executive office will continue to be located at 875 Prospect Street, Suite 301, La Jolla, California, U.S.A. 92037 (telephone number (619) 456-6022). After the Effective Time, PICO will own all of the voting securities of GEC, which will continue to be a corporation governed by the OBCA.

MANAGEMENT AND OPERATIONS

         Information concerning the directors and officers of PICO is set forth below under "Additional Information Concerning PICO". Management does not foresee any fundamental changes to the operation of the businesses of the companies following successful completion of the Transaction.

PRINCIPAL HOLDERS OF SECURITIES

         To the knowledge of PICO and GEC and their respective directors and officers, there are no persons who, had the Transaction occurred on ?, 1998, would (following completion of the Transaction) beneficially own, directly or indirectly, or exercise control or direction over, in excess of 10 percent of the outstanding shares of PICO Common Stock.

PICO CAPITAL STOCK

         The PICO Articles currently authorize 100,000,000 shares (U.S.$0.001 per value per share) of PICO Common Stock and 2,000,000 shares (U.S.$0.01 par value per share) of PICO Preferred Stock. At ?, 1998, there were 32,591,718 shares of PICO Common Stock outstanding and no shares of PICO Preferred Stock outstanding.

         PICO Common Stock

         The holders of PICO Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders and, upon giving the notice required by law, may cumulate their votes in the election of directors. Subject to the preferences applicable to any shares of preferred stock outstanding at the time, holders of PICO Common Stock are entitled to receive ratably such dividends as may be declared by the PICO Board out of funds legally available therefor and, in the event of the liquidation or dissolution of PICO, are entitled to share ratably in all assets remaining after payment of liabilities and preferred stock preferences, if any. Holders of PICO Common Stock have no preemptive rights and have no rights to convert their PICO Common Stock into any other securities. See "Comparison of Shareholder Rights" for a description of other rights related to the PICO Common Stock.

         PICO Preferred Stock

         Of the 2,000,000 shares of preferred stock authorized by PICO Articles, 1,000,000 have been designated as Series A Junior Participating Cumulative Preferred Stock (the "Series A Preferred Stock"). The Series A Preferred Stock was designated pursuant to the adoption of the Rights Plan adopted by a predecessor to PICO in July, 1991. See "Shareholder Rights Plan." The PICO Board is authorized, without further action by the shareholders, to issue, from time to time, additional series of preferred stock, in one or more series, to fix and alter the dividend rights, dividend rate, conversion rights, voting rights, the rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preferences of any wholly unissued series of preferred stock, to fix the number of shares constituting such series and to increase or decrease the number of shares of any such series (but not below the number of shares then outstanding). The PICO Board, without further shareholder approval, can thus issue preferred stock with voting and conversion rights, which would adversely affect the voting power and other rights of the holders of PICO Common Stock. In addition, the PICO Board can issue and sell shares of preferred stock to designated persons the impact of which could make it more difficult for a holder of a substantial block of PICO Common Stock to remove incumbent directors or otherwise gain control of PICO. See "Comparison of Shareholder Rights."

         As of the date of this Joint Proxy Statement, there are no shares of Series A Preferred Stock or any other shares of preferred stock of PICO outstanding. PICO has no current plans to issue any preferred stock, except as provided in the Rights Plan described below.

         Shareholder Rights Plan

         On July 11, 1991, a predecessor of PICO adopted the Rights Plan, set forth in a Rights Agreement (the "Rights Agreement") pursuant to which the PICO Board declared a dividend of one preferred stock purchase right (a "Right") for each share of PICO Common Stock to holders of record as of July 22, 1991. All PICO Common Stock issued thereafter (including the PICO Shares issuable under the Arrangement) includes a Right. Pursuant to the Rights Plan, in the event (i) of a public announcement that any person has become a beneficial owner of 10% or more of the outstanding PICO Common Stock (such person, a "10% Shareholder" and the date of such announcement, the "Acquisition Trigger Date") or (ii) a tender offer or exchange offer is commenced, the consummation of which would cause any person to become a 10% Shareholder, each Right (other than a Right held by such 10% shareholder) will be exercisable, on and after the close of business on the tenth business day following such event (the "Distribution Date"), to purchase PICO Common Stock having a market value equal to two times the then current exercise price (presently $35) (the "Exercise Price"). The Rights Plan further provides that if, on or after the occurrence of such event, PICO is merged into any other corporation or 50% or more of PICO's assets or earning power are sold, each Right (other than a Right held by the 10% Shareholder) will be exercisable to purchase common shares of the acquiring corporation having a market value equal to two times the Exercise Price. The Exercise Price is subject to adjustment from time to time in order to prevent dilution. The Rights will expire on July 22, 2001, unless earlier redeemed or exchanged. Prior to expiration, the Rights may be redeemed by PICO, in whole, but not in part, under certain circumstances at a price of $.01 per Right.

         At any time after the Acquisition Trigger Date and prior to the first date thereafter upon which a 10% Shareholder becomes the beneficial owner of 50% or more of the PICO Common Stock, PICO may exchange all, but not less than all, of the then outstanding Rights for PICO Common Stock, at an exchange ratio of one PICO Share per Right. Until a Right is exercised, the holder thereof has no rights as a shareholder of PICO solely by virtue of the ownership of such Right.

         Upon the close of business on a Distribution Date, the Rights will be traded independently of the PICO Common Stock, and each Right, except those held by the 10% Shareholder (which will be void), will entitle the holder thereof to acquire, upon payment of the Exercise Price, a fraction of a share of Series A Preferred Stock of PICO, which fraction of a share is designated to have a value approximately equal to the value of one share of PICO Common Stock.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to the person or group that attempts to acquire PICO unless the offer is conditional on a substantial number of Rights being acquired. The Rights, however, should not affect any prospective offeror willing to make an offer at an equitable price and that is otherwise in the best interest of PICO and its shareholders, as determined by the PICO Board. The Rights should not interfere with any merger or other business combination approved by the PICO Board, since a majority of the independent directors may cause PICO to redeem the rights at a price of $.01 per Rights within a specified period after a person acquires sufficient shares to cause the Rights to become exercisable. Each share of PICO Common Stock to be issued pursuant to the Transaction (including shares to be issued on the exercise of PICO Warrants) includes a Right. The Rights Plan has been amended so that it will not be triggered by the Transaction.

         Other Anti-Takeover Items

         In November 1992, a predecessor of PICO adopted a Severance Plan for Certain Executive Officers, Senior Management and Key Employees of PICO and its Subsidiaries (the "Severance Plan"). This plan provided for severance payments to key executives in the event of a change of control and subsequent termination or constructive termination of the employment of the executive. On November 1, 1992, Messrs. Sharpe, Burchfield, and Mosier entered into Key Employee Severance Agreements with PICO (the "Severance Agreement") each of which provides that in the event of his termination of employment under certain circumstances during the 24-month period (the "Effective Period") following a "change of control" of PICO, such employee will be entitled to certain severance benefits. If the employee terminates his employment with PICO during the Effective Period for "good reason" or if PICO terminates such employee's employment during such period for any reason other than for serious cause, PICO will be obligated to continue the employee's compensation at the base rate then in effect for the longer of (a) the period remaining between the termination date of the employee's employment and the second anniversary of the change of control, and
(b) a period of six months. A "change of control" is defined to include, among other events, the acquisition by any person of shares possessing in the aggregate more than 50% of the voting power of PICO or the sale of all or substantially all of the assets of PICO. The Transaction will not result in a "change of control" for these purposes. The Severance Plan may have anti-takeover effects and may delay, defer or prevent a takeover attempt.

PICO WARRANTS

         The PICO Warrants will be governed by the PICO Warrant Indenture. The PICO Warrants will expire at 5:00 p.m. (local time at the place of exercise) on June 30, 1999. Each whole PICO Warrant will entitle the holder to purchase one PICO Share (subject to adjustment as described below) at any time on or prior to the expiry of the said warrants for U.S.$4.76 (being the U.S. Dollar Equivalent on the date of the Combination Agreement of Cdn.$3.25 exercise price for the GEC Warrants, divided by the Exchange Ratio). The PICO Warrant Indenture will contain standard anti-dilution adjustment provisions equivalent to those contained in the GEC Warrant Indenture.


                               TAX CONSIDERATIONS


CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

         In the opinion of Goodman Phillips & Vineberg, Toronto, Canadian counsel for PICO, and Stikeman, Elliott, Canadian counsel to the Special Committee, the following is a summary of the principal Canadian federal income tax considerations under the Canadian Tax Act generally applicable to GEC Shareholders and GEC Warrantholders who, for purposes of the Canadian Tax Act, hold their GEC Common Shares and GEC Warrants and will hold their PICO Shares and PICO Warrants as capital property and deal at arm's length with GEC and PICO. This summary does not apply to a holder with respect to which PICO is or will be a "foreign affiliate" within the meaning of the Canadian Tax Act.

         The GEC Common Shares and GEC Warrants will generally be considered to be capital property to a holder unless they are held in the course of carrying on a business or as "mark-to-market property" as defined for the purposes of the Canadian Tax Act or were acquired in a transaction or transactions considered to be an adventure in the nature of trade. Holders who are resident in Canada and whose GEC Common Shares or GEC Warrants might not otherwise qualify as capital property may be entitled to obtain such qualification by making the irrevocable election provided by subsection 39(4) of the Canadian Tax Act. Holders who are financial institutions (as defined in the Canadian Tax Act) should consult their own tax advisors with respect to the application of the "mark-to-market" rules.

         This summary is based on the current provisions of the Canadian Tax Act, the regulations thereunder and counsel's understanding of the administrative practices published by Revenue Canada, all in effect as of the date of this Joint Proxy Statement. This summary also takes into account all specific proposals to amend the Canadian Tax Act and regulations announced prior to the date hereof. This summary does not take into account or anticipate any other changes in law, whether by judicial, governmental or legislative action or decision, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein.

         THIS SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE TO ANY PARTICULAR GEC SHAREHOLDER OR GEC WARRANTHOLDER. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE ARRANGEMENT IN THEIR PARTICULAR CIRCUMSTANCES.

         In computing a holder's liability for tax under the Canadian Tax Act, all amounts must be expressed in Canadian dollars, generally determined at the time such amounts are received or arise.

RESIDENTS OF CANADA

         The following portion of the summary is applicable to GEC Shareholders and GEC Warrantholders who, for purposes of the Canadian Tax Act, are resident or deemed to be resident in Canada.

         Exchange of GEC Common Shares for PICO Shares

         On an exchange of GEC Common Shares for PICO Shares, a holder of GEC Common Shares will be considered to have disposed of the GEC Common Shares for proceeds of disposition equal to the aggregate fair market value of the PICO Shares and any rights under the Rights Plan received on the exchange. A GEC Shareholder will, in general, realize a capital gain (or a capital loss) equal to the amount by which the aggregate proceeds of disposition received on the exchange, net of any reasonable costs of disposition, exceed (or are exceeded by) the aggregate adjusted cost base of the GEC Common Shares to the GEC Shareholder. See "Taxation of Capital Gain or Capital Loss" below.

         Taxation of Capital Gain or Capital Loss

         Three-quarters of any capital gain (the "taxable capital gain") realized on a disposition of GEC Common Shares will be included in the shareholder's income in the year of disposition. Three-quarters of any capital loss so realized (the "allowable capital loss") may generally be deducted by the holder against taxable capital gains realized in the year of disposition. Any excess of allowable capital losses over taxable capital gains of the shareholder realized in the year of disposition may generally be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains in those other years.

         Capital gains realized by an individual or trust, other than certain specified trusts, may give rise to alternative minimum tax under the Canadian Tax Act. A shareholder that is a Canadian-controlled private corporation (as defined in the Canadian Tax Act) throughout a taxation year may be liable to pay an additional 6?% refundable tax on certain investment income, including taxable capital gains.

         If the holder of a GEC Common Share is a corporation, the amount of any capital loss arising from a disposition of a GEC Common Share may be reduced by the amount of dividends received or deemed to have been received by it on such share, to the extent and under circumstances prescribed by the Canadian Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns GEC Common Shares or where a trust or partnership, of which a corporation is a beneficiary or a member, is a member of a partnership or a beneficiary of a trust that owns GEC Common Shares.

         Exchange of GEC Warrants for PICO Warrants

         On the exchange of GEC Warrants for PICO Warrants, a holder of GEC Warrants will be considered to have disposed of the GEC Warrants for proceeds of disposition equal to the aggregate fair market value of the PICO Warrants received on the exchange. A GEC Warrantholder will, in general, realize a capital gain (or capital loss) equal to the amount by which the aggregate proceeds of disposition received on the exchange, net of any reasonable costs of disposition, exceed (or are exceeded by) the aggregate adjusted cost base of the GEC Warrants to the GEC Warrantholder. See "Taxation of Capital Gain or Capital Loss" above.

         Acquisition and Disposition of PICO Shares

         The cost of the PICO Shares received on the exchange of GEC Common Shares will be equal to the fair market value of such PICO Shares at the time of the exchange. The adjusted cost base of a holder's PICO Shares will be determined by averaging the cost of the PICO Shares received on the exchange with the adjusted cost base of any other PICO Shares held by the holder as capital property at that time.

         A disposition or deemed disposition of PICO Shares by a holder will generally result in a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base to the holder of such PICO Shares. See "Taxation of Capital Gain or Capital Loss" above.

         Dividends - PICO Shares

         Dividends on the PICO Shares will be included in a holder's income for the purposes of the Canadian Tax Act. Such dividends received by an individual will not be subject to the gross up and dividend tax credit rules in the Canadian Tax Act. A corporation will not be entitled to deduct the dividends in computing its taxable income. A corporation that is a "Canadian-controlled private corporation" (as defined in the Canadian Tax Act) throughout a taxation year may be liable to pay an additional 6?% refundable tax on such dividends. Subject to the detailed rules of the Canadian Tax Act, a holder may be entitled to claim either a foreign tax credit or deduction in respect of United States withholding taxes on dividends paid by PICO on the PICO Shares.

         Acquisition and Disposition of PICO Warrants

         The adjusted cost base of the PICO Warrants received on the exchange of GEC Warrants will be equal to the fair market value of the PICO Warrants at the time of the exchange.

         A disposition or deemed disposition of PICO Warrants by a holder will generally result in a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base to the holder of such PICO Warrants. The exercise of a PICO Warrant will be deemed not to be a disposition and the cost of the PICO Shares received on such exercise will include the adjusted cost base of the PICO Warrant. On the expiry of a PICO Warrant, a holder will generally realize a capital loss equal to the adjusted cost base to the holder of the PICO Warrant.

         Reverse Split

         It is Revenue Canada's administrative position, as set out in Interpretation Bulletin IT-65, that where shares of a class of stock of a corporation are replaced on a reverse stock split by a lesser number of shares of the same class of stock of the same corporation in the same proportion for all shareholders, where there is no change in the total capital represented by the shares, no concurrent change in the capital structure of the corporation and no change in the rights and interests of the shareholders, no acquisition or disposition is considered to have occurred. Rather, the cost of the post-split shares issued on the consolidation will be equal to the aggregate adjusted cost base of the pre-split shares. In a published technical interpretation, Revenue Canada has extended this administrative position, such that on a stock split where shareholders receive cash in lieu of a fraction of a share (i) no acquisition or disposition of shares is deemed to occur and (ii) the cost of the post-split shares issued on the stock split is equal to the aggregate adjusted cost base of the pre-split shares less the amount of the cash received. Counsel knows no reason why this administrative position will not be extended to share consolidations, such that (i) a holder of PICO Shares whose PICO Shares are consolidated on the Reverse Split and who receives cash in lieu of fractional PICO Shares on the Reverse Split should not be considered to have disposed of its PICO Shares and acquired new PICO Shares and (ii) the cost to the holder of the new PICO Shares will be equal to the aggregate adjusted cost base of the PICO Shares replaced on the Reverse Split, less the amount of the cash received. Even if Revenue Canada's administrative position is not extended to share consolidations, holders of PICO Shares who held no PICO Shares prior to the Arrangement will not realize any adverse tax consequences as a result of the Reverse Split. Holders of PICO Shares who held PICO Shares immediately prior to the Arrangement are urged to consult their own tax advisors.

         Foreign Property Information Reporting

         PICO Shares and PICO Warrants will constitute "specified foreign property" (as defined in the Canadian Tax Act). A holder of PICO Shares or PICO Warrants who is a "reporting entity" (as defined in the Canadian Tax Act) will be required to file an information return disclosing information respecting the holder's specified foreign property. A reporting entity is defined, in general terms, to be a taxpayer resident in Canada who holds specified foreign property having a total cost amount exceeding $100,000. The Ministers of Finance and National Revenue have announced that this requirement to report has been delayed until April, 1999. Each holder should consult its own tax advisor for advice respecting this reporting requirement.

         Dissenting Shareholders

         A GEC Shareholder who exercises the right of dissent (see "Dissenting Shareholders' Rights - GEC") and becomes entitled to receive a cash payment from GEC equal to the fair value of his or her GEC Common

Shares will be deemed to have received a dividend equal to the amount by which the payment (other than an amount in respect of interest awarded by a court) exceeds the paid-up capital of the dissenting GEC Shareholders' Common Shares and will realize a capital gain (or capital loss) to the extent that the paid-up capital of such shares, net of any reasonable costs of disposition, exceeds (or is exceeded by) the adjusted cost base of such shares. See "Taxation of Capital Gain or Capital Loss" above.

         In the case of a dissenting GEC Shareholder who is an individual, any such dividend will be included in computing the individual's income and will be subject to the gross-up and dividend tax credit rules normally applicable to dividends received from taxable Canadian corporations. In the case of a corporate holder, in certain circumstances the amount of any such dividend may be treated as proceeds of disposition and not as a dividend. Where the amount is treated as a dividend, it will be included in computing the corporation's income and will generally be deductible in computing the corporation's taxable income. Private corporations and certain other corporations controlled for the benefit of an individual or a related group of individuals will be liable to pay a 33?% refundable tax under Part IV of the Canadian Tax Act in respect of such dividends.

         Interest awarded to a dissenting GEC Shareholder by a court will be included in such shareholders income for purposes of the Canadian Tax Act.

NON-RESIDENTS OF CANADA

         The following portion of the summary is applicable to GEC Shareholders and GEC Warrantholders (i) who, for purposes of the Canadian Tax Act, have not been and will not be resident or deemed to be resident in Canada at any time while they have held GEC Common Shares or GEC Warrants or will hold PICO Shares or PICO Warrants, (ii) who do not use or hold, and are not deemed to use or hold, any GEC Common Shares or GEC Warrants or, when acquired, PICO Shares or PICO Warrants, in the course of carrying on a business in Canada, and (iii) to whom the GEC Common Shares and GEC Warrants are not otherwise "taxable Canadian property" (as defined in the Canadian Tax Act). This summary assumes that the PICO Shares and PICO Warrants will not become taxable Canadian property on the basis that not more than 50% of the fair market value of a PICO Share will ever be derived directly or indirectly from real property situated in Canada, Canadian resource properties and/or timber resource properties. This summary does not apply to non-resident insurers, who are urged to consult their own tax advisors.

         Generally, GEC Common Shares and GEC Warrants will not be taxable Canadian property to a holder provided that the GEC Common Shares are listed on a prescribed stock exchange (which currently includes the TSE, the ME and the Nasdaq National Market System), and the holder, alone or together with persons with whom such holder does not deal at arm's length, has not owned (or had under option) 25% or more of the issued shares of any class or series of the capital stock of GEC at any time within the five year period immediately preceding the date of disposition.

         A holder will not be subject to tax under the Canadian Tax Act on the exchange of GEC Common Shares for PICO Shares, the exchange of GEC Warrants for PICO Warrants, the Reverse Split or on the sale or other disposition of a PICO Share or a PICO Warrant.

         A GEC Shareholders who exercises the right of dissent (see "Dissenting Shareholders' Rights - GEC") and becomes entitled to receive a cash payment from GEC equal to the fair value of his or her GEC Common Shares will be deemed to have received a dividend equal to the amount by which the payment (other than an amount in respect of interest awarded by a court) exceeds the paid-up capital of the dissenting GEC Shareholders' Common Shares and will realize a capital gain (or capital loss) to the extent that the paid-up capital of such shares, net of any reasonable costs of disposition, exceeds (or is exceeded by) the adjusted cost base of such shares. A deemed dividend realized by, and any interest awarded to, a dissenting GEC Shareholder will be subject to Canadian withholding tax at the rate of 25%, subject to any reduction thereof by virtue of the terms of an applicable income tax convention to which Canada is a party. Any capital gain realized by the dissenting GEC Shareholder will not be subject to tax under the Canadian Tax Act.

SUMMARY OF UNITED STATES FEDERAL TAX CONSIDERATIONS

         The following summary of the principal United States federal income tax considerations generally applicable to a United States Holder (as defined below) arising from and relating to the Arrangement, including the receipt and ownership of PICO Common Stock insofar as it relates to matters of United States federal income tax law and conclusions with respect thereto.

          As used herein, a "United States Holder" includes a GEC Shareholder who is a citizen or individual resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, or of any political subdivision thereof, or an estate or trust the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, or GEC Shareholders otherwise subject to U.S. tax on a net income basis in respect of their shares, but excludes persons subject to special provisions of United States federal income tax law, such as tax-exempt organizations, financial institutions, insurance companies, broker-dealers, qualified retirement plans, Real Estate Investment Trust and Regulated Investment Companies, persons having a "functional currency" other than the United States dollar, GEC Shareholders who hold GEC Common Shares as part of a straddle, wash sale, hedging or conversion transaction (other than by virtue of their participation in the Arrangement) and GEC Shareholders who acquired their GEC Common Stock through the exercise of employee stock options or otherwise as compensation for services. This summary is limited to United States Holders who hold GEC Common Shares as capital assets and who own, actually, beneficially or constructively (as defined under Section 958 of the U.S. Code), less than 5% of the GEC Common Shares, and PICO and its Subsidiaries.

         This summary is based on the U.S. Code, Treasury Regulation promulgated and proposed thereunder, judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), as in effect as of the date of this Joint Proxy Statement. Changes in or additions to such rules, or new interpretations thereof, may have retroactive effect and therefore could significantly affect the consequences described below. No income tax ruling has been (or will be) sought or obtained from the United States Internal Revenue Services (the "IRS") as to the anticipated tax consequences of the Arrangement.

         This summary does not address aspects of United States taxation other than United States federal income taxation under the U.S. Code, nor does it address all aspects of United States federal income taxation that may be applicable to a particular United States Holder in light of the United States Holder's particular circumstances. In addition, this summary does not address the United States state or local tax consequences or the foreign tax consequences of the Arrangement or the receipt and ownership of the shares of PICO Common Stock.

         THIS SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE TO ANY PARTICULAR GEC SHAREHOLDER. UNITED STATES HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES AND THE FOREIGN TAX CONSEQUENCES OF THE ARRANGEMENT, INCLUDING THE RECEIPT AND OWNERSHIP OF SHARES OF PICO COMMON STOCK.

         Tax Opinion

         At the time of closing, GEC will have received an opinion from __________ addressing the principal United States federal income tax consequences of the Arrangement, a copy of which is attached as Annex C to this Joint Management and Information Circular and Proxy Statement. The following represents management's summary of the principal United States federal income tax considerations to a United States Holder (as defined below) arising from and relating to the Arrangement, including the receipt and ownership of PICO Common Stock insofar as reflected in the opinion. The conclusions reached in that opinion will be based upon specific factual representations from PICO to _____, including, but not limited to, PICO's assertion that during July and August of 1997 when PICO and its affiliates purchased additional shares of GEC, they had no intention to acquire any additional shares of GEC at any time in the future.

Treatment of United States Holders Upon the Exchange of GEC Common Shares for PICO Common Stock

         The Arrangement should be treated as a "reorganization" within the meaning of Section 368(a) of the U.S. Code, and the following federal tax consequences should result.

         No gain or loss should be recognized by United States Holders upon their receipt of shares of PICO Common Stock received in exchange for GEC Common Shares.

         The tax basis of the shares of PICO Common Stock received by United States Holders should be the same as the tax basis of GEC Common Shares surrendered pursuant to the Arrangement.

         The holding period of the shares of PICO Common Stock received by United States Holders should include the United States Holders holding period of GEC Common Shares exchanged therefore, provided the GEC Common Shares were held as a capital asset by the United States Holder.

         The exchange of GEC Common Shares for shares of PICO Common Stock should not, under proposed United States Treasury Regulations and legislative history, result in the imposition of Investment Company ("PFIC") tax to exchanging United States Holders if GEC is characterized as a PFIC. (See, Investment Company Considerations, discussed below.)

         The anticipated United States federal income tax consequences of the Arrangement discussed above are based on certain factual representations and assumptions, which, if untrue or incorrect could affect the federal income tax consequences described above.

         To the extent that the Arrangement is not treated as a reorganization within the meaning of Section 368 (a) of the U.S. Code, a United States Holder should recognize a gain (or loss) equal to the difference between such United States Holder's adjusted tax basis in the GEC Common Shares exchanged and the aggregate fair market value of the consideration received therefor. Such gain may be subject to PFIC tax in addition to United States federal income tax if GEC is characterized as a PFIC at any time during its existence.

         Requirement of Notice Filing

         Any United States Holder that receives shares of PICO Common Stock in exchange for GEC Common Shares generally will be required to file a notice with the IRS on or before the last date for filing a United States federal income tax return for the United States Holder's taxable year in which the Arrangement occurs. The notice must contain certain information specifically enumerated in
Section 1.367(b)-1(c) of United States Treasury regulations, and United States Holders are advised to consult their tax advisors for assistance in preparing such notice.

         If a United States Holder required to give notice as described above fails to give such Notice, and if the United States Holder further fails to establish reasonable cause for the failure, then the Commissioner of the IRS (the "Commissioner") will be required to determine, based on all the facts and circumstances, whether the exchange of GEC Common Shares for PICO Common Stock is eligible for nonrecognition of gain treatment. In making this determination, the Commissioner may conclude (i) that the conversion is eligible for nonrecognition of gain treatment, despite such noncompliance, (ii) provided that the conversion is eligible for nonrecognition of gain treatment, provided that certain other conditions imposed by the United States Treasury regulations are satisfied, or (iii) that the conversion is not eligible for nonrecognition of gain treatment; and that any gain recognized will be taken into account for purpose of increasing the tax basis of the PICO Common Stock received pursuant to the Combination Agreement and the Arrangement. Nevertheless, the failure of any one United States Holders to satisfy the foregoing notice requirements should not prevent other United States Holders that do satisfy such requirements from receiving nonrecognition treatment with respect to the exchange of their GEC Common Shares into PICO Common Stock pursuant to the Arrangement.

         Disposition of PICO Common Stock

         A United States Holder that disposes of its shares of PICO Common Stock will (subject to the discussion below) recognize gain or loss on such exchange. Such gain or loss will be equal to the difference between the fair market value of the proceeds of the disposition and the United States Holder's tax basis in the shares of PICO Common Stock surrendered. The gain or loss will generally be from the disposition of a capital asset, and will generally be long-term capital gain or loss if the PICO Common Stock has been held for more than one year at the time of the sale. A United States Holder should have a tax basis in the shares of PICO Common Stock equal to the fair market value of the GEC Common Shares exchanged therefore under the Arrangement. For United States federal income tax purposes, gain realized on the sale of shares of PICO Common Stock generally will be treated as United States source gain.

         Dissenters

         A United States Holder who exercises such holder's right to dissent from the Arrangement should recognize gain or loss on the exchange of such holder's GEC Common Shares for cash in an amount equal to the difference between the amount of cash received (other than amounts, if any, which are or are deemed to be interest for United States federal income tax purposes, wherein such amounts will be taxed as ordinary income) and such holder's tax basis in the GEC Common Shares. See "Dissenting Shareholders' Rights". Any gain realized by a United States Holder may be subject to United States tax under Section 1291 of the U.S. Code ("PFIC tax") in addition to United States federal income tax if GEC is characterized as a PFIC under Section 1297 of the U.S. Code.

         If GEC is not characterized as a PFIC during the dissenting United States Holder's holding period, then any gain or loss realized on the exercise of dissent rights should be treated as a capital gain or loss if the shares were held as a capital asset at the Effective Time.

         If GEC is a PFIC for any year during the United States Holder's holding period for its GEC Common Shares, and the United States Holder has not made a Qualified Electing Fund ("QEF") election for all taxable years included in the United States Holder's holding period in which GEC was a PFIC, then such United States Holder may be required to treat gain realized upon the exercise of dissenting rights as an "excess distribution" subject to PFIC tax.

         If GEC is treated as a PFIC, United States Holders that exercise dissent rights should consult their tax advisors concerning the merits and mechanics of making the appropriate elections to avoid the imposition of PFIC tax on gain realized upon exercise of such dissent rights.

         Passive Foreign Investment Company Considerations

         A corporation that is incorporated outside of the United States (a "foreign corporation") generally will be classified as a "PFIC" as defined by
Section 1297 of the U.S. Code for any taxable year after 1986 during which either (i) 75 percent of its gross income is passive income (as defined by Section 1297 of the U.S. Code) or (ii) 50% or more of its assets produce or are held for the production of passive income for the purpose of applying the foregoing test to GEC, the assets and gross income of GEC's significant subsidiaries will be attributed to GEC and the determination as to PFIC status based on attributed assets and income must be applied for any taxable year including the year in which the Arrangement is consummated. GEC believes that it may be classified as a PFIC. No opinion will be rendered regarding GEC's status as a PFIC at any time before or after the Effective date.

         If GEC is classified as a PFIC under the test described above, PFIC tax may impose on distributions made by GEC that are treated as "excess distributions" and certain gains realized upon the disposition of GEC

Common Shares unless the United States Holder has made a Qualified Electing Fund ("QEF") Election with respect to all taxable years included in the United States holding period in which GEC is characterized as a PFIC. If PFIC tax is imposed on a United States Holder, a distribution treated as an "excess distribution" and certain gain realized on the disposition of GEC stock that is treated as PFIC stock is allocated ratably over the United States Holder's entire holding period for its GEC Common Shares and is subject to United States tax at the highest rate applicable to individuals or corporations, as the case may be, in effect for the year to which the gain is allocated and in which GEC is a PFIC. In addition, an interest charge is imposed which accrues on tax allocated to each such year in the holding period. The same results would apply to U.S. Holders if any foreign corporation held by GEC is classified as a PFIC for any year during the U.S. Holders' holding period.

         The foregoing summary of the application of the PFIC rules to United States Holders of GEC Common Shares is only a summary of certain material aspects of those rules. Because the United States federal income tax consequences to such United States Holders under the PFIC provisions are significant and complex, such United States Holders are urged to discuss those consequences with their tax advisors.

         Shareholders Not Resident in or Not Citizens of the United States

         The following summary is applicable to a non-United States Holder. As used herein, a non-United States Holder is a GEC Shareholder who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, but excludes persons subject to special provisions of United States federal income tax law, such as tax-exempt organizations, financial institutions, insurance companies, broker-dealers, GEC Shareholders who hold GEC Common Shares as part of a straddle, wash sale, hedging or conversion transaction (other than by virtue of their participation in the Arrangement and GEC Shareholders who acquired their GEC Common Shares through the exercise of employee stock options or otherwise as compensation for services. A non-United States Holder seeking benefits under an applicable tax treaty or an exemption from United States withholding tax for "effectively connected" income, as described below, may be required to comply with additional certification and other requirements in order to establish the holder's entitlement to such benefits or exemption. This summary is limited to non-United States Holders who hold GEC Common Shares as capital assets and who will hold shares of PICO Common Shares as capital assets.

         An individual may, subject to certain exceptions, be deemed to be a resident alien (as opposed to a non-resident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three year period ending in the current calendar year (counting for such purposes of all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). Resident aliens are subject to tax as if they were U.S. citizens.

         This discussion does not consider specific facts and circumstances that may be relevant to a particular non-United States Holder's tax position, including whether such non-United States Holder is a United States expatriate.

         A non-United States Holder generally will not be subject to United Sates federal income tax on gain (if any) recognized on the receipt of the shares of PICO Common Stock, or on the sale or exchange of shares of PICO Common Stock, unless (i) such gain is effectively connected with a trade or business of the non-United States Holder in the United States, or, if a tax treaty applies, is attributable to a permanent establishment maintained by the non-United States Holder in the United States, or (ii) the non-United States Holder is an individual who holds the GEC Common Shares or the shares of PICO Common Stock, as the case may be, as capital assets and is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are satisfied.

                        COMPARISON OF SHAREHOLDER RIGHTS


         In the event that the Transaction is consummated, holders of GEC Common Shares will, at the Effective Time, have their GEC Common Shares exchanged for PICO Shares. PICO is a corporation organized under the CGCL. GEC is a corporation organized under the OBCA. While the rights and privileges of shareholders of an Ontario corporation are, in many instances, comparable to those of shareholders of a California corporation, there are certain differences. These differences arise from differences between Ontario and California law, between the OBCA and CGCL and between the GEC Articles and GEC By-Laws and the PICO Articles and PICO By-Laws. For a description of the respective rights of the holders of GEC Common Shares and PICO Common Stock, see, respectively, "Information Concerning GEC - Share Capital Structure" and "The Companies After the Transaction - PICO Capital Stock."

         Vote Required for Extraordinary Transactions

         Under the OBCA, certain extraordinary corporate actions, such as certain amalgamations, continuances, and sales, leases or exchanges of all or substantially all the property of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements, are required to be approved by special resolution. A special resolution is a resolution passed at a meeting by not less than two-thirds of the votes cast by the shareholders entitled to vote on the resolution. In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares.

         In those situations where shareholder approval is required, the CGCL generally requires the affirmative vote of a majority of the outstanding shares of the constituent corporations in a merger. Under the CGCL, in the event shareholder approval is required, the holders of each class of shares outstanding must approve the transaction (notwithstanding that the shares of a class or series may not be entitled to vote on any other matters), except that any outstanding preferred shares of the surviving or acquiring corporation or parent party are not required to vote unless the rights, preferences, privileges or restrictions granted to or imposed upon such class is changed. Unless (i) an amendment is made to the articles of incorporation which would otherwise require shareholder approval, or (ii) the shares of any class of a corporation which is party to the transaction would receive shares of the surviving or acquiring corporation or parent party having different rights, preferences, privileges or restrictions than those surrendered, the CGCL does not require a shareholder vote in the case of transaction where the shareholders of corporation own immediately after the transaction equity securities of the surviving or acquiring corporation or a parent party possessing more than five-sixths (5/6) of the voting power of the surviving or acquiring corporation or parent party.

         Amendment to Governing Documents

         Under the OBCA, any amendment to the articles generally requires approval by special resolution, which is a resolution passed by a majority of not less than two-thirds of the votes cast by shareholders entitled to vote on the resolution. The OBCA provides that unless the articles or by-laws otherwise provide, the directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of a corporation. Where the directors make, amend or repeal a by-law, they are required under the OBCA to submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the by-law, amendment or repeal by an ordinary resolution, which is a resolution passed by a majority of the votes cast by shareholders entitled to vote on the resolution.

         Under the CGCL, unless the articles of incorporation otherwise provide, amendments of the articles of incorporation require the approval of the holders of a majority of the outstanding shares entitled to vote thereon, and if such amendments would increase or decrease the number of authorized shares of any class or series or would adversely affect the shares of such class or series, a majority of the outstanding stock of such class or series would also have to approve the amendment.

         Dissenting Shareholders' Rights

         The OBCA provides that shareholders of an Ontario corporation entitled to vote on certain matters are entitled to exercise dissent rights and to be paid the fair value of their shares in connection therewith. The OBCA does not distinguish for this purpose between listed and unlisted shares. Such matters include (a) any amalgamation with another corporation (other than with certain affiliated corporations); (b) an amendment to the corporation's articles to add, change or remove any provisions restricting the issue, transfer or ownership of shares; (c) an amendment to the corporation's articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise; (d) a continuance under the laws of another jurisdiction; (e) a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; (f) a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation; and (g) certain amendments to the articles of a corporation which require a separate class or series vote, provided that a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy.

         The CGCL provides that shareholders have the right, in some circumstances, to dissent from certain corporate reorganization and instead to demand payment of the fair value of their shares. The CGCL generally does not provide for dissenters' rights if no vote of the shareholders of the surviving corporation is required. Further, dissenters' rights are not available under the CGCL for shares listed on a securities exchange or included in the Nasdaq, unless holders of more than 5% of the outstanding shares vote against the transaction and demand payment for their shares.

         Oppression Remedy

         The OBCA provides an oppression remedy that enables the court to make any order, both interim and final, to rectify the matters complained of where it is satisfied upon application by a complainant (as defined below) that: (i) any act or omission of the corporation or an affiliate effects or threatens to effect a result; (ii) the business or affairs of the corporation or an affiliate are, have been or are threatened to be carried on or conducted in a manner; or
(iii) the powers of the directors of the corporation or an affiliate are, have been or are threatened to be exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interest of any security holder, creditor, director or officer of the corporation. A complainant includes: (a) a present or former registered holder or beneficial owner of securities of a corporation or any of its affiliates; (b) a present or former officer or director of the corporation or any of its affiliates; and (c) any other person who in the discretion of the court is a proper person to make such application.

         Because of the breadth of the conduct which can be complained of and the scope of the court's remedial powers, the oppression remedy is very flexible and is sometimes relied upon to safeguard the interests of shareholders and other complainants with a substantial interest in the corporation. Under the OBCA, it is not necessary to prove that the directors of a corporation acted in bad faith in order to seek an oppression remedy. Furthermore, the court may order the corporation to pay the interim expenses of a complainant seeking an oppression remedy, but the complainant may be held accountable for such interim costs on final disposition of the complaint (as in the case of a derivative action).
The CGCL does not provide for a similar remedy.

         Derivative Action

         Under the OBCA, a complainant may apply to the court for leave to bring an action in the name of and on behalf of a corporation or any subsidiary, or to intervene in an existing action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate. Under the OBCA, no action may be brought and no intervention in an action may be made unless the complainant has given 14 days' notice to the directors of the corporation or its Subsidiary of the complainant's intention to apply to the court and the court is satisfied that (a) the directors of the corporation or its subsidiary will not bring, diligently prosecute or defend or discontinue the action; (b) the complainant is acting in good faith; and (c) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued. Where a complainant makes an application without having given the required notice, the OBCA permits the court to make an interim order pending the complainant giving the required notice, provided that the complainant can establish that at the time of seeking the interim order it was not expedient to give the required notice.

         Under the OBCA, the court in a derivative action may make any order it thinks fit. Additionally, under the OBCA, a court may order a corporation or its subsidiary to pay the complainant's interim costs, including reasonable legal fees and disbursements. Although the complainant may be held accountable for the interim costs on final disposition of the complaint, it is not required to give security for costs in a derivative action.

         Derivative actions may be brought in California by a shareholder on behalf of, and for the benefit of, the corporation. Under the CGCL, a shareholder must allege in the complaint that he or she was a shareholder of the corporation at the time of the transaction of which he or she complains, or that his or her shares thereafter devolved on him or her by operation of law. The complaint must also allege the efforts, if any, made by the shareholder to obtain the action he or she desires from the board or the reasons for his or her failure to obtain the action or for not making the effort.


         Shareholder Consent in Lieu of Meeting and Shareholders' Rights to Call Meetings

         Under the OBCA, shareholder action without a meeting may only be taken by written resolution signed by all shareholders who would be entitled to vote thereon at a meeting. Special meetings of shareholders may be called by the Board of Directors or, in certain circumstances, requisitioned by a holder of at least 5% of the outstanding shares or a court.

         Unless restricted in a company's articles of incorporation, under the CGCL any action to be taken by shareholders without a meeting may be taken by the written consent of all shareholders entitled to vote on such action and having not less than the minimum number of votes to approve such action at a meeting. Special meetings of PICO Shareholders may be called only by a majority of the Board of Directors, the Chairman of the Board, the President or the holders of 10% or more of the PICO Shares.

         Director Qualifications

         Under the OBCA, an offering corporation, such as GEC, must have not fewer than three directors and a majority of the directors generally must be resident Canadians. The OBCA also requires that at least one-third of the directors of such a corporation must not be officers or employees of the corporation or any of. its affiliates. The CGCL does not have comparable qualification requirements.

         Fiduciary Duties of Directors

         Directors of corporations governed by the OBCA have fiduciary obligations to the corporation. Under the OBCA, the duty of loyalty requires directors of an Ontario corporation to act honestly and in good faith with a view to the best interests of the corporation, and the duty of care requires that the directors exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

         Directors of corporations incorporated under the CGCL have fiduciary obligations to the corporation and its shareholders. Pursuant to these fiduciary obligations, the directors must perform their duties in good faith, in the manner each director believes to be in the best interests of the corporation and its shareholders and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

         Indemnification of Officers and Directors

         Under the OBCA, a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives (an

"Indemnifiable Person"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or such body corporate, if: (a) he or she acted honestly and in good faith with a view to the best interests of such corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. An Indemnifiable Person is entitled to such indemnity from the corporation if he or she was substantially successful on the merits in his or her defense of the action or proceeding and fulfilled the conditions set out in (a) and (b), above. A corporation may, with the approval of a court, also indemnify an Indemnifiable Person in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which such person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, if he or she fulfills the conditions set out in
(a) and (b), above. The GEC By-Laws provide for indemnification of directors and officers to the fullest extent authorized by the OBCA.

         The PICO By-Laws permit indemnification of directors, officers and other agents in excess of that provided by the CGCL but subject to the limitations of the CGCL. Pursuant to the CGCL, PICO generally has the power to indemnify its present and former directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlements incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in the best interest of PICO, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is finally adjudged to be liable to PICO or for amounts paid (or costs incurred) in settlement, unless and only to the extent the court determines that indemnification is appropriate.

         Director Liability

         The OBCA does not permit the limitation of a director's liability for breach of fiduciary liability through the charter of a corporation.

         The PICO Articles eliminate liabilities of a director for monetary damages to the fullest extent permitted by law. The PICO Articles do not eliminate the liability of a director for actions or omissions involving intentional misconduct, believed to be contrary to the best interest of the corporation or its shareholders or that involve the absence of good faith, or improper personal benefit, showing a reckless disregard for the director's duty, constituting an unexcused pattern of inattention, self-dealing or for making an unlawful distribution to shareholders.

         Anti-Takeover Provisions and Interested Shareholder Transactions

         The CGCL limits tender offers, reorganizations and asset sales with "interested parties" (defined as a party that (a) directly or indirectly controls the corporation that is subject to the tender offer or proposal, (b) is directly or indirectly controlled by an officer or director of the subject corporation, or (c) an entity in which a material financial interest is held by any director or executive officer of the subject corporation) by requiring the delivery or an affirmative written opinion as to the fairness of the consideration to the shareholders of the target corporation. The opinion must be provided by a person who is not affiliated with the offeror and who, for compensation, engages in the business of advising others as to the value of properties, businesses or securities. This requirement for an opinion on the fairness of the consideration does not apply if the target corporation does not have shares held of record by 100 or more persons. The CGCL also requires notification of shareholders in the event that an interested party has made a proposal for tender offer, reorganization or sale of assets and a later proposal by another party is made to the corporation or its shareholders.

         The ability of the Board of Directors of PICO to determine the preferences, relative rights, qualifications and restrictions of the Preferred Stock and to issue Preferred Stock without Shareholder approval could have an anti-takeover effect. The Board of Directors of PICO has adopted a preferred stock purchase rights plan which has an anti-takeover effect. See "The Companies After the Transaction - PICO Capital Stock."

         The OBCA does not contain a comparable provision with respect to business combinations. However, policies of certain Canadian securities regulatory authorities, including Policy 9.1, contain requirements in connection with related party transactions. A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, acquires or transfers an asset or acquires or issues treasury securities or assumes or transfers a liability from or to, as the case may be, a related party by any means in any one or any combination of transactions. "Related Party" is defined in Policy 9.1 and includes directors, senior officers and holders of at least 10% of the voting securities of the issuer.

         Policy 9.1 requires more detailed disclosure in the proxy material sent to security holders in connection with a related party transaction, and, subject to certain exceptions, the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered therefor and the inclusion of a summary of the valuation in the proxy material. Policy 9.1 also requires, subject to certain exceptions, that the minority shareholders of the issuer separately approve the transaction, by either a simple majority or two-thirds of the votes cast, depending on the circumstances.


                         DISSENTING SHAREHOLDERS' RIGHTS


GEC

         Section 185 of the OBCA (the full text of which is reproduced as Annex "G" to this Joint Proxy Statement) provides shareholders with the right to dissent from certain resolutions of corporation which effect extraordinary corporate transactions or fundamental corporate changes. The Interim Order and the Final Order provide GEC Shareholders with the right to dissent from the Arrangement Resolution pursuant to section 185 of the OBCA and the Plan of Arrangement.

         Any GEC Shareholder who dissents from the Arrangement Resolution in compliance with section 185 of the OBCA and the Plan of Arrangement will be entitled, in the event the Arrangement become effective, to be paid by GEC the fair value of the GEC Common Shares held by such dissenting GEC Shareholder determined as of the close of business on the day before the Arrangement Resolution is adopted.

         A GEC Shareholder who wishes to dissent must send to GEC, no later than the termination of the GEC Shareholders' Meeting (or any adjournment thereof), written objection to the Arrangement Resolution (a "Dissent Notice"). The filing of a Dissent Notice does not deprive a GEC Shareholder of the right to vote; however, the OBCA provides, in effect, that a GEC Shareholder who has submitted a Dissent Notice and who votes in favour of the Arrangement Resolution will no longer be considered a dissenting GEC Shareholder. The OBCA does not provide, and GEC will not assume, that a vote against the Arrangement Resolution or an abstention constitutes a Dissent Notice but a GEC Shareholder need not vote his or her GEC Common Shares against the Arrangement Resolution in order to dissent. Similarly, the revocation of a proxy conferring authority on the proxy holder to vote in favour of the Arrangement Resolution does not constitute a Dissent Notice; however, any proxy granted by a GEC Shareholder who intends to dissent, other than a proxy that instructs the proxy holder to vote against the Arrangement Resolution, should be validly revoked (see "The Meetings - General Proxy Information - GEC") in order to prevent the proxy holder from voting such GEC Common Shares in favour of the Arrangement Resolution and thereby causing the GEC Shareholder to forfeit his or her right to dissent. Under the OBCA, there is no right of partial dissent and, accordingly, a dissenting GEC Shareholder may only dissent with respect to all GEC Common Shares held by him or her on behalf of any one beneficial owner and which are registered in the name of the dissenting GEC Shareholder.

         GEC is required, within 10 days after the GEC Shareholders adopt the Arrangement Resolution, to notify each GEC Shareholder who has filed a Dissent Notice that the Arrangement Resolution has been adopted, but such notice is not required to be sent to any GEC Shareholder who voted for the Arrangement Resolution or who has withdrawn his or her Dissent Notice.

         A dissenting GEC Shareholder who has not withdrawn his or her Dissent Notice must then, within 20 days after receipt of notice that the Arrangement Resolution has been adopted or, if the dissenting GEC Shareholder does not receive such notice, within 20 days after be or she learns that the Arrangement Resolution has been adopted, send to GEC a written notice (a "Payment Demand") containing his or her name and address, the number of GEC Common Shares in respect of which he or she dissents, and a demand for payment of the fair value of such GEC Common Shares. Within 30 days after sending a Payment Demand, the dissenting GEC Shareholder must send to the GEC transfer agent the certificates representing the GEC Common Shares in respect of which he or she dissents. A dissenting GEC Shareholder who fails to send certificates representing the GEC Common Shares in respect of which he or she dissents forfeits his or her right to make a claim under section 185 of the OBCA. The GEC transfer agent will endorse on share certificates received from a dissenting GEC Shareholder a notice that the holder is a dissenting GEC Shareholder and will forthwith return the share certificates to the dissenting GEC Shareholder.

         At the Effective Time, a dissenting GEC Shareholder ceases to have any rights as a GEC Shareholder notwithstanding the provisions of section 185 of the OBCA, and holders who duly exercise such rights of dissent and who:

         (a) are ultimately entitled to be paid fair value for their GEC Common Shares shall (i) be deemed to have transferred their GEC Common Shares to GEC for cancellation at the Effective Time and (ii) not be entitled to any other payment or consideration including any payment that would be payable under the Arrangement had such holders not exercised their right of dissent; or

         (b) are ultimately not entitled, for any reason, to be paid fair value for their GEC Common Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of GEC Common Shares, including receiving PICO Shares.

         GEC is required, not later than seven days after the later of the effective date of the Arrangement or the date on which GEC received the Payment Demand of a dissenting GEC Shareholder, to send to each dissenting GEC Shareholder who has sent a Payment Demand a written offer to pay ("Offer to Pay") for his or her GEC Common Shares in an amount considered by the GEC Board to be the fair value thereof, accompanied by a statement showing the manner in which the fair value was determined. Every Offer to Pay must be on the same terms. GEC must pay for the GEC Common Shares of a dissenting GEC Shareholder within 10 days after an offer made as aforesaid has been accepted by a dissenting GEC Shareholder, but any such offer lapses if GEC does not receive an acceptance thereof within 30 days after the Offer to Pay has been made.

         If GEC fails to make an Offer to Pay for a dissenting GEC Shareholder's GEC Common Shares, or if a dissenting GEC Shareholder fails to accept an offer which has been made, GEC may, within 50 days after the effective date of the Arrangement or within such further period as a court may allow, apply to a court to fix a fair value for the GEC Common Shares of dissenting GEC Shareholders. If GEC fails to apply to a court, a dissenting GEC Shareholder may apply to a court for the same purpose within a further period of 20 days or within such further period as a court may allow. A dissenting GEC Shareholder is not required to give security for costs in such an application.

         Upon an application to a court, all dissenting GEC Shareholders whose GEC Common Shares have not been purchased by GEC will be joined as parties and bound by the decision of the court, and GEC will be required to notify each affected dissenting GEC Shareholder of the date, place and consequences of the application and of his or her right to appear and be heard in person or by counsel. Upon any such application to a court, the court may determine whether any person is a dissenting GEC Shareholder who should be joined as a party, and the court will then fix a fair value for the GEC Common Shares of all dissenting GEC Shareholders. The final order of a court will be rendered against GEC in favour of each dissenting GEC Shareholder and for the amount of the fair value of his or her GEC Common Shares as fixed by the court. The court may, in its discretion, allow a reasonable rate of interest on the amount payable to each dissenting GEC Shareholder from the effective date of the Arrangement until the date of payment.

         The above is only a summary of the dissenting shareholder provisions of the OBCA (reproduced in Annex "G" to this Joint Proxy Statement), which are technical and complex. ANY GEC SHAREHOLDER WISHING TO AVAIL HIMSELF OR HERSELF OF HIS OR HER RIGHTS UNDER THOSE PROVISIONS SHOULD SEEK HIS OR HER OWN LEGAL ADVICE AS FAILURE TO COMPLY STRICTLY WITH THE PROVISIONS OF THE OBCA MAY PREJUDICE HIS OR HER RIGHT OF DISSENT. For a general summary of certain income tax implications to a dissenting GEC Shareholder, see "Tax Considerations to GEC Shareholders - Canadian Federal Tax Considerations to GEC Shareholders - Dissenting Shareholders" and "Tax Considerations to GEC Shareholders - United States Federal Tax Considerations to GEC Shareholders - Dissenting Shareholders."

         It is a condition of PICO's obligations under the Combination Agreement that rights of dissent shall not have been exercised in respect of more than 2?% of the outstanding GEC Common Shares held by GEC Public Shareholders unless same shall have been abandoned.

PICO

         Under the CGCL, if demands for payment are duly filed with respect to 5% or more of the outstanding shares of PICO Common Stock, shareholders of record of PICO, will have the right, by fully complying with all of the applicable provisions of the CGCL, to dissent with respect to the Transaction and to receive from PICO, as applicable, payment in cash of the "fair market value" of any or all of their shares. However, shareholders of record of PICO whose shares are subject to any restriction on transfer imposed by PICO or by any law or regulation will have the right, under the CGCL, to dissent with respect to the Transaction and to receive such cash payment for their shares of PICO Common Stock from PICO, regardless of whether demands for payment are duly filed with respect to 5% or more of the outstanding shares of PICO Common Stock.

         Cash dividends declared and paid, if any, on dissenting shares after the date of approval of the principal terms of the Transaction are deducted from the amount paid for the dissenting shares. If the parties are unable to agree on fair market value, the determination of fair market value is subject to litigation, including appellate review, with respect to PICO Common Stock, in the Superior Court for the County of San Diego, California.

         Dissenters' rights cannot be validly exercised by persons other than shareholders of record regardless of the beneficial ownership of the shares. Persons who are beneficial owners of shares held of record by another person, such as a broker, a bank or a nominee, should instruct the record holder to follow the procedure outlined below if they wish to dissent from the Transaction with respect to any or all of their shares.

         In order to perfect their dissenters' rights, PICO shareholders of record must (i) make written demand for the purchase of their dissenting shares upon PICO or its transfer agent on or before the date of the PICO Meeting, (ii) vote their dissenting shares against the Transaction, and (iii) within 30 days after the mailing to shareholders by PICO of notice of approval of the Transaction, submit the certificates representing their dissenting shares to PICO or its transfer agent, for the notation thereon that they represent dissenting shares.

         FAILURE TO FOLLOW ANY OF THESE PROCEDURES MAY RESULT IN THE LOSS OF STATUTORY DISSENTERS' RIGHTS.

         Demand for Purchase

         Dissenting PICO Shareholders must submit to PICO at its principal executive offices, 875 Prospect Street, Suite 301, La Jolla, California 92037,
Attention: James F. Mosier, Secretary, a written demand that PICO purchase for cash some or all of their shares.

         The notice must state the number of shares held of record by such shareholders which they demand to be purchased and the amount which they claim to be the "fair market value" of those shares. That statement of fair market value will constitute an offer by the dissenting shareholder to sell such shares at that price. Such demand shall not be effective unless it is received by not later than the date of the PICO Shareholders' Meeting. See "Notice of Approval" below. Dissenting PICO Shareholders may not withdraw their demand for payment without the consent of the PICO Board. The rights of dissenting shareholders to demand payment terminate if the Transaction is abandoned (although dissenting shareholders are entitled upon demand to reimbursement of expenses incurred in a good faith assertion of their dissenters' rights), or if the shares are transferred prior to submission for endorsement as dissenting shares.

         Vote Against the Transaction

         Any PICO Shareholders desiring to exercise dissenters' rights must vote against the Transaction. PICO Shareholders may vote part of the shares which they are entitled to vote in favour of the Transaction or abstain from voting a part of such shares without jeopardizing their dissenters' rights as to other shares; however, if record shareholders vote part of the shares they are entitled to vote in favour of the Transaction and fail to specify the number of shares they are so voting, it is conclusively presumed under the CGCL that their approving vote is with respect to all shares which they are entitled to vote. Voting against the Transaction will not of itself, absent compliance with all of the provisions summarized herein, satisfy the requirements of the CGCL for exercise and perfection of dissenters' rights for PICO Shareholders.

         Notice of Approval

         If PICO Shareholders have a right to require PICO to purchase their shares for cash under the dissenters' rights provision of the CGCL, PICO will mail to each such shareholder a notice of approval of the Transaction within 10 days after the date of shareholder approval, stating the price determined by it to represent the "fair market value" of the dissenting shares. The statement of price will constitute an offer to purchase any dissenting shares at that price.

         Submission of Stock Certificates

         Within 30 days after the mailing of the notice of approval of the Transaction, dissenting shareholders must submit to PICO or its transfer agent certificates representing the dissenting shares demanded to be purchased, such certificates to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. The notice of approval of the Transaction would specify the date by which the submission of certificates for endorsement had to be made and a submission made after that date would not be effective for any purpose.

         Purchase of Dissenting Shares

         If a dissenting shareholder and PICO agree that any of the shares are dissenting shares and agree upon the price of the shares, PICO, upon surrender of certificates, will make payment of that amount (plus interest thereon at the legal rate on judgments from the date of such agreement) within 30 days after such agreement. Any agreement between dissenting shareholders and PICO fixing the "fair market value" of any dissenting shares must be filed with the Secretary of PICO.

         If PICO denies that the shares are dissenting shares, or PICO and a dissenting shareholder fail to agree upon the "fair market value" of the shares, the dissenting shareholder may, within six months after the date on which notice of approval of the Transaction was mailed to the shareholder, but not thereafter, file a complaint or intervene in a pending action, if any) in the Superior Court for San Diego County, State of California, requesting that the Superior Court determine whether the shares are dissenting shares and if so, the "fair market value" per share of the dissenting shares. The cost of the action will be assessed or apportioned as the Superior Court considers equitable, but if the "fair market value" is determined to exceed the price offered to the shareholder by PICO, then PICO will be required to pay such costs (including, in the discretion of the Superior Court, attorneys fees, fees of expert witnesses and interest at the legal rate on judgments, if such "fair market value" is determined to exceed 12.5% of the price offered by PICO). A dissenting shareholder must bring this action within six months after the date on which notice of approval of the Transaction was mailed to the shareholder whether or not PICO responds within such time to the shareholder's written demand that PICO purchase for cash shares voted against the Transaction.

         It is a condition of PICO's obligations under the Combination Agreement that rights of dissent shall not have been exercised in respect of more than 5% of the outstanding PICO Shares unless same shall have been abandoned.


            ADDITIONAL MATTERS FOR CONSIDERATION BY PICO SHAREHOLDERS


ELECTION OF DIRECTORS OF PICO

         The PICO Board is divided into three classes, with the terms of office of each class ending in successive years. Three directors of PICO are to be elected for terms ending at the annual meeting of PICO Shareholders in the year 2001 or until their respective successors have been duly elected and qualified.

         Unless otherwise instructed, the proxy holders named on the enclosed form of proxy intend to distribute the votes represented by proxies in such proportions as they deem desirable to elect a maximum of the three nominees named below or their substitutes. Although it is not contemplated that any nominee will decline or be unable to serve, if either occurs prior to the PICO Shareholders' Meeting, a substitute nominee will be selected by the PICO Board. See "Additional Information Regarding PICO - Security Ownership of Certain Beneficial Owners and Management" for the number of shares of PICO Common Stock beneficially owned by these nominees.

         In voting for the election of directors, PICO Shareholders have cumulative voting rights. Accordingly, each PICO Shareholder may cumulate such voting power as such PICO Shareholder possesses and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of PICO Shares held by the PICO Shareholder, or distribute such PICO Shareholder's votes on the same principle among two or more candidates, as such PICO Shareholder sees fit. However, no PICO Shareholder is entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of PICO Shares held by such PICO Shareholder) unless at least one PICO Shareholder has given notice, at the PICO Shareholders' Meeting prior to the voting, of the PICO Shareholder's intention to cumulate votes. If any PICO Shareholder has given such notice, all PICO Shareholders may cumulate their votes for candidates in nomination.

         As a result of the resignations of two directors there currently exists two vacancies on the PICO Board. The term of one of these directors would have expired at the PICO Shareholders' Meeting of PICO Shareholders in 2000, and the term of the other director who resigned would have expired at the PICO Shareholders' Meeting of PICO Shareholders in 1998. The PICO Board has nominated an individual for election at the PICO Shareholders to fill the vacancy in the class of directors with a term expiring at the PICO Shareholders' Meeting. However, the PICO Board has not nominated anyone to fill the vacancy in the class of directors whose term expires in 2000. A majority of the directors may nevertheless elect to fill this vacancy at any time in the future without shareholder approval. Notwithstanding this vacancy, proxies may not be voted for a greater number of persons than the number of nominees named.

         The nominees for election as directors receiving the highest number of votes, up to the number of directors to be elected, shall be elected. THE PICO BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES STANDING FOR ELECTION TO THE PICO BOARD LISTED BELOW.

         The following table sets forth information regarding the nominees for election as directors and the other directors whose terms of office will continue after the PICO Shareholders' Meeting, including their ages, a brief description of their business experience, certain directorships held by each of them and the year in which each became a director of PICO.

DIRECTOR NAME                          BUSINESS EXPERIENCE                                    AGE      SINCE
-------------------------------------  ----------------------------------------------------   -------  -------------
NOMINEES STANDING FOR ELECTION FOR
TERMS ENDING IN 2001:
Robert R. Broadbent                    Retail  consultant  since 1989;  Chairman of Higbee    76       1996
                                       Company   from  1984  to  1989;   President,   CEO,
                                       Director  and Vice  Chairman of the Higbee  Company
                                       from 1979 to 1984;  President  and Chief  Executive
                                       Officer  of Liberty  House - Mainland  from 1976 to
                                       1978;  Chairman  and CEO of  Gimbel?s  from 1973 to
                                       1976; Director of Physicians from 1993 to 1995.

Carlos C. Campbell                     President  of  C.C.  Campbell  &  Company,  Reston,    61       N/A
                                       Virginia,   since   1985;   Director   of  Resource
                                       America, Inc., Fidelity Leasing, Inc., Fidelity
                                       Mortgage Funding, Inc., and Passport Health

David A. Williams                      CEO of  Beutel  Goodman  & Co.  Ltd.  from  1991 to    56       N/A
                                       1995;   President,   Roxborough  Holdings  Limited,
                                       Toronto,  Ontario  since  1995;  Director of Global
                                       Equity  Corporation,  Enhanced Marketing  Services,
                                       Equisure   Financial   Network,   FRI  Corporation,
                                       Krystal Bond Corporation,  Octagon Industries Ltd.,
                                       Phoenix  Duff and Phelps  Corp.,  Pinetree  Capital
                                       Corporation,   MicroPulse   Inc.,   Radiant  Energy
                                       Corporation, and Signature Brands Ltd.


DIRECTOR NAME                          BUSINESS EXPERIENCE                                    AGE      SINCE
-------------------------------------  ----------------------------------------------------   -------  -------------
DIRECTORS WITH TERMS ENDING 2000:
S. Walter Foulkrod, III, Esq.          Attorney;  owner  of  S.  Walter  Foulkrod,  III  &    56       1996
                                       Associates, Attorneys at Law, Harrisburg PA, since
                                       1994; President and Chairman of Foulkrod, Reynolds
                                       & Havas, PC, from 1984 to 1994; Director
                                       of Physicians since 1988.

Richard D. Ruppert, MD                 Physician;  President  of  Medical  College of Ohio    67       1996
                                       from 1978 to 1993; President of American Society
                                       of Internal Medicine from 1992 to 1993; Director
                                       of Physicians since 1988.

DIRECTORS WITH TERMS ENDING 1999:
John R. Hart                           President   of   Quaker   Holdings   Limited,    an    38       1996
                                       investment  company,  since  1991;  Principal  with
                                       Detwiler,  Ryan  &  Company,  Inc.,  an  investment
                                       banking  firm,  from  1982  to  1991;  Director  of
                                       Physicians   since  1993;   President  and  CEO  of
                                       Physicians  since  1995;   President  and  CEO  and
                                       Director of Global Equity  Corporation  since 1995;
                                       Director of PC Quote, Inc.

Ronald Langley                         Director  of  Physicians  since  1993;  Chairman of    54       1996
                                       Physicians since 1995; Chairman and Director of
                                       Global Equity Corporation since 1995; Chairman of
                                       Summit Global Management, Inc. since 1994;
                                       Director of PC Quote, Inc. and MC Shipping, Inc.

John D. Weil                           President,  Clayton Management Company, a strategic    57       1996
                                       investment  company;  Director  of  Todd  Shipyards
                                       Corporation;  Cliffs Drilling  Company,  CleveTrust
                                       Realty Investors,  Oglebay Norton Company, Southern
                                       Investors  Service  Company,  Inc.,  Allied  Health
                                       Products, Inc., and Baldwin & Lyons, Inc.

         Committees of the Board of Directors of PICO

         The PICO Board has an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating Committee.

         During 1997, the Executive Committee consisted of Messrs. Langley (Chairman), Hart, and Weil. The Executive Committee may exercise substantially all the powers vested in the PICO Board except for certain actions as prescribed by California law. The Executive Committee did not meet during 1997.

         During 1997, the Audit Committee consisted of Dr. Burak (Chairman), Mr. Foulkrod, and Dr. Ruppert, none of whom has been or is an officer or employee of PICO. In 1997, the Committee met seven times. The functions of the Audit Committee include reviewing the accounting principles and practices employed by PICO and its Subsidiaries; meeting with PICO's auditors to review their reports on their audits of PICO's financial statements, their comments on the internal accounting controls of PICO and the action taken by management with regard to such comments; and recommending annually to the PICO Board the appointment of PICO's independent auditors. The Audit Committee has the authority, in its discretion, to order interim and unscheduled audits and to perform such other duties as may be assigned to it from time to time by the PICO Board.

         During 1997, the Compensation Committee consisted of Mr. Weil (Chairman), Mr. Foulkrod, and Dr. Ruppert, none of whom has been or is an officer or employee of PICO. In 1997, the Committee met four times. The functions of the Compensation Committee include reviewing and approving the overall executive compensation packages and recommending to the PICO Board modifications of the compensation package for the Chief Executive Officer. The Compensation Committee's goals are to attract and retain key executives critical to the long-term success of PICO, to reward executives for the long-term success of PICO and the enhancement of PICO Shareholder value, and to integrate executive compensation with both annual and long-term financial results of PICO.

         During 1997, the Nominating Committee consisted of Mr. Langley (Chairman), Mr. Hart, and Dr. Ruppert. In 1997, the Nominating Committee met once. The Committee will consider nominees recommended by PICO Shareholders; such recommendations must be submitted in writing to the Nominating Committee.

         Directors' Attendance

         In 1997, there were three meetings of the Board of Directors of PICO. All of the directors attended 75% or more of the aggregate of their respective PICO Board and Committee meetings.


         Directors' Compensation

         In 1997, the base fee for serving as a director of PICO was U.S.$10,000 annually. The fee for each Committee meeting attended in person was U.S.$1,000, while the fee for each telephonic Committee meeting was up to U.S.$500 in the discretion of the Committee's Chairman. There was an overall limitation of U.S.$3,000 per day for Committee fees.

         Officers and employees are not eligible to receive PICO Board or Committee fees.

         Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires PICO's executive officers, directors and persons who beneficially own more than 10% of PICO's Shares to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

         Based on a review of the copies of these reports received by PICO and written representations from certain reporting persons that they have complied with the relevant filing requirements, PICO believes that all filing requirements have been complied with on a timely basis for the fiscal year ended December 31, 1997.

APPOINTMENT OF INDEPENDENT AUDITORS OF PICO

         The PICO Board is seeking Shareholder ratification of its selection of Deloitte & Touche LLP to serve as PICO's auditors for the fiscal year ending December 31, 1998. Deloitte & Touche LLP has previously served as the auditors of PICO since July 1997. It is anticipated that representatives of Deloitte & Touche LLP will attend the PICO Shareholders' Meeting, will have the opportunity to make any statements they may desire, and will be available to respond to appropriate questions from PICO Shareholders. Approval of this proposal requires the affirmative vote of the holders of a majority of the PICO Shares represented and voting at the PICO Shareholders' Meeting. THE PICO BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

REVERSE STOCK SPLIT

         The PICO Board believes that the best interests of PICO and its shareholders will be served by effecting a one-for-five reverse stock split (the "Reverse Split") of the issued and outstanding PICO Shares. THE PICO BOARD HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

         If the Reverse Split is approved, it will be effected by amending Section A of Article III of the PICO Articles to add the following sentence:
"Upon amendment of the Amended and Restated Articles of Incorporation, every five shares of Common Stock issued and outstanding shall be converted into one share of Common Stock." If the PICO Shareholders approve this proposal, the Reverse Split shall become effective immediately after the consummation of the Transaction with GEC (the "Reverse Split Effective Date"). As a result, the PICO Shares issuable to the GEC Shareholders will be affected by the Reverse Split in the same fashion as all other outstanding shares of PICO Common Stock. That is, if the resolution approving the Reverse Split is approved, GEC Shareholders will receive a certificate for such number of PICO Shares as they otherwise would have been entitled to pursuant to the Arrangement divided by five (i.e. adjusted to give effect to the Reverse Split), together with a cheque for the cash which such holder is entitled as a result of the Reverse Split.

         The proposed Reverse Split will not affect any shareholder's proportionate equity interest in PICO or the rights, preferences, privileges or priorities of any shareholder, other than an adjustment which may occur due to the payment of cash for fractional shares. Likewise, the proposed Reverse Split will not affect the total shareholders' equity of PICO except to change the numbers of the issued and outstanding shares of capital stock. However, because the number of shares of capital stock that PICO is authorized to issue will not be decreased in proportion to the decrease in the number of issued shares, the number of shares which are authorized but unissued, and the percentage of ownership of PICO represented by such shares if they are issued in the future in the discretion of the Board of Directors, effectively will be increased.

         The following table illustrates the principal effects on PICO's capital stock of the Reverse Split (based upon the Exchange Ratio and assuming the Transaction is also approved):

                                                          NUMBER OF SHARES OF               NUMBER OF SHARES OF
                                                          PICO CAPITAL STOCK                PICO CAPITAL STOCK
                                                        PRIOR TO REVERSE SPLIT              AFTER REVERSE SPLIT
                                                    ------------------------------       -------------------------
COMMON
------
Authorized...............................                     100,000,000                       100,000,000
Issued and outstanding (including
outstanding PICO Shares held by PICO
Affiliates)(1)...........................                     66,643,848                        13,328,770
Available for future issuance............                     33,356,152                        86,671,230

PREFERRED
---------
Authorized...............................                      2,000,000                         2,000,000
Issued and Outstanding...................                               0                                 0
Available for future issuance............                      2,000,000                         2,000,000




(1)      Includes PICO Shares issuable upon conversion of GEC Shares. Excludes
         (i) 4,997,103 PICO Shares issuable upon exercise of outstanding options including those issuable in the Transaction (999,420 PICO Shares after the Reverse Split) and (ii) 1,115,933 PICO Shares issuable upon exercise of outstanding PICO warrants issuable in the Transaction (223,187 PICO Shares after the Reverse Split), each as of June 30, 1998.


         Exchange Of Shares; No Fractional Shares

         Pursuant to the Reverse Split, every five issued and outstanding PICO Shares would be converted and reclassified into one post-split PICO Share, and any fractional interests resulting from such reclassification would be paid in cash. For example, a holder of 100 shares prior to the Reverse Split Effective Date would be the holder of 20 shares at the Reverse Split Effective Date; a holder of 101 shares prior to the Reverse Split Effective Date would be the holder of 20 shares at the Reverse Split Effective Date and would receive a cash payment for the fair market value of the one-fifth share otherwise issuable. Shareholders will be notified after the Reverse Split Effective Date that the Reverse Split has been effected. PICO's transfer agent, Harris Trust and Savings Bank will act as the exchange agent (the "Exchange Agent") for shareholders in implementing the exchange of their certificates and payments for fractional shares.

         As soon as practicable after the Reverse Split Effective Date, shareholders will be notified and provided the opportunity (but shall not be obligated) to surrender their certificates to the Exchange Agent in exchange for certificates representing post-split PICO Shares. Except for the PICO Shares issuable in exchange for the GEC Shares, shareholders will not receive certificates for post-split PICO Shares unless and until the certificates representing their pre-split PICO Shares are surrendered and they provide such evidence of ownership of such PICO Shares as the Exchange Agent may require. Certificates for the PICO Shares issuable upon conversion of the GEC Shares will be adjusted for the Reverse Split and will be issued after surrender of the GEC Shares pursuant to the Letter of Transmittal. Shareholders should not forward their certificates to the Exchange Agent until they have received notice from PICO that the Reverse Split has become effective. Beginning on the Reverse Split Effective Date, each certificate representing pre-split PICO Shares will be deemed for all purposes to evidence ownership of the appropriate number of post-split PICO Shares. No service charge will be payable by shareholders in connection with the exchange of certificates.

         Shareholders have no right under California law to dissent from the Reverse Split or from the payment of cash for fractional interests resulting from the Reverse Split.

         Purposes Of The Reverse Split And Effective Increase In Authorized
Shares

         The primary objectives of the Reverse Split are to increase the per share market value of the PICO Shares.

         The PICO Board believes that the current price of the PICO Shares may reduce the effective marketability of the PICO Shares because of the reluctance of certain brokerage firms to recommend the purchase of lower-priced stocks to their clients. Certain institutional investors have internal policies preventing the purchase of lower-priced stocks and many brokerage houses do not permit lower-priced stocks to be used as collateral for margin accounts. Further, a number of brokerage houses have policies and practices that tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of certain trading commissions tends to have an adverse impact upon holders of lower-priced stocks because the brokerage commission on a sale of lower-priced stocks frequently represents a higher percentage of the sales price than the commission on a relatively higher-priced stock.

         The PICO Board believes that the low per share market price of the PICO Shares impairs the marketability of the PICO Shares to institutional investors and members of the investing public and creates a negative impression with respect to PICO. Many investors and market makers look upon lower priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The foregoing factors adversely affect both the pricing and the liquidity of the PICO Shares. Thus, the potential increase in trading price resulting from the Reverse Split is expected to be attractive to the financial community and the investing public and in the best interests of the PICO Shareholders.

         The PICO Shares are currently listed on the Nasdaq, which has a minimum bid requirement of U.S.$5.00 per share and certain criteria for continued qualification for such listing. The Company anticipates that the Reverse Split will have the effect of increasing the minimum bid price of the PICO Shares to a level that would permit them to satisfy the applicable minimum bid price criteria for continued listing. Further, the PICO Board has been advised that certain securities firms limit the extension of margin credit for, and otherwise discourage their registered representatives from recommending, the purchase of corporate securities that have a market value of less than U.S.$5.00 per share. Under the margin regulations of the Federal Reserve Board, brokers, financial institutions and certain other lenders may extend credit for the purchase of margin stock in an amount not to exceed 50% of the market value of such shares. For purposes of these regulations, the market value of the PICO Shares is the closing price as reported by the Nasdaq on the day preceding the extension of credit. To increase the per share market value, satisfy the Nasdaq continued listing criteria and increase the likelihood of marginability of the PICO Shares, the PICO Board has determined that the Reverse Split would be in the best interests of PICO and its shareholders.

         The PICO Board believes that the decrease in the number of PICO Shares outstanding as a consequence of the Reverse Split, and the resulting anticipated increased price level, will stimulate additional interest in the PICO Shares and possibly promote greater liquidity for the PICO Shareholders. There can be no assurance, however, that there will be any greater liquidity, and it is possible that the liquidity could even be adversely affected by the reduced number of PICO Shares which would be outstanding after the Reverse Split is effected.

         If the Reverse Split becomes effective, PICO expects the quoted market price of the PICO Shares to increase as a result of decreasing the number of shares outstanding,without altering the aggregate economic interest in PICO represented by such shares. The PICO Board believes that the increased price would be a more appropriate trading price for a company that is traded on the Nasdaq or a stock exchange. In addition, the increase in the market price may serve to mitigate the present reluctance, policies and practices on the part of brokerage firms referred to above and diminish the adverse impact of trading commissions on the potential market for the PICO Shares. There can be no assurance, however, that the Reverse Split will achieve these desired results, that any such increase would be in proportion to the one-for-five Reverse Split ratio or that the per share price level of the PICO Shares immediately after the proposed Reverse Split can be maintained for any period of time.

         The Reverse Split may result in some shareholders owning "odd lots" of less than 100 shares. The costs, including brokerage commissions, of transactions in odd lots are generally higher than the costs in transactions in "round lots" of even multiples of 100.

         As a result of the effective increase in the number of shares of PICO Shares which are authorized but unissued, and in the percentage of ownership of PICO represented by such shares if they are issued in the future in the discretion of the PICO Board, PICO will have additional PICO Shares authorized and available for issuance as the need arises for possible future financing transactions, mergers or acquisitions, stock dividends or splits, issuances under any stock option plans that may be adopted in the future,and other general corporate purposes. The PICO Board believes that the effective increase in the number and percentage of authorized but unissued shares will provide PICO additional flexibility to issue additional PICO Shares to meet PICO's future financing needs. In order to avoid the delay and expense involved in obtaining shareholder approval, the PICO Board believes it to be in the best interests of PICO and its shareholders to have PICO Shares authorized and available for issuance without further action by the shareholders. Shareholders have no preemptive rights with respect to the additional authorized PICO Shares. Such PICO Shares may be issued on such terms, at such times and on such conditions as the PICO Board may determine in its discretion.

         Although the Reverse Split and the effective increase in the number and percentage of authorized but unissued shares of PICO Common Stock are not intended to be anti-takeover devices, the effective increase in the authorized capital together with a subsequent issuance of equity securities could impede a potential takeover for various reasons including, but not limited to, diluting the stock ownership of persons attempting to gain control of PICO and issuing securities to individuals or entities favourable to management.Moreover, the availability of such additional PICO Shares in and of itself might have the effect of discouraging an attempt to acquire control of PICO other than through negotiations with the PICO Board. PICO has no plans to adopt any additional measures, other than the Reverse Split, which may be deemed to be anti-takeover devices. The PICO Board is not aware of any present efforts by any person to accumulate PICO's capital stock or to obtain control of PICO through tender offer, merger or other business combination, proxy contest or otherwise. The PICO Board has not formulated any program, nor entered into any agreement or understanding, and has no current intention, to issue any unissued and unreserved shares of PICO Common Stock for the purpose of impeding or preventing any proposed takeover.

         Effect of Reverse Split on PICO Warrants

         Under the terms of the PICO Warrant Indenture, each whole PICO Warrant, which when issued entitles the holder thereof to purchase one pre-Reverse Split PICO Share for U.S.$4.76, will be adjusted (without any action on the part of PICO or the holder) such that, immediately following the Reverse Split, each whole PICO Warrant will entitle the holder to purchase one post-Reverse Split PICO Share for U.S.$23.80.

         Certain U.S. Income Tax Consequences

         In the opinion of Gray Cary Ware & Freidenrich LLP, United States counsel to PICO, the following is a summary of the U.S. income tax consequences of the Reverse Split is set forth below. The discussion is based on the current federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the Reverse Split. Income tax consequences to PICO shareholders may vary from the U.S. tax consequences described generally below. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE CONTEMPLATED REVERSE SPLIT UNDER APPLICABLE FEDERAL, STATE AND LOCAL INCOME TAX LAWS.

         The Reverse Split constitutes a "recapitalization" to PICO and its shareholders to the extent that issued PICO Shares are exchanged for a reduced number of PICO Shares. Therefore, neither PICO nor its shareholders will recognize any gain or loss for federal income tax purposes as a result thereof, except to the extent of any cash issued as payment for fractional shares.

         The PICO Shares to be issued to each shareholder will have an aggregate basis,for computing gain or loss, equal to the aggregate basis of the shares of such stock held by such shareholder immediately prior to the Reverse Split Effective Date. A shareholder's holding period for the PICO Shares to be issued will include the holding period for the PICO Shares held thereby immediately prior to the Reverse Split Effective Date provided that such shares were held as capital assets on the Reverse Split Effective Date.

         Vote Required For Reverse Split

         The affirmative vote of holders of a majority of the outstanding PICO Shares eligible to vote is required for approval of the Reverse Split. THE PICO BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE REVERSE SPLIT.


OTHER BUSINESS

         Management of PICO does not intend to bring any business before the PICO Shareholders' Meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters to the extent permitted by applicable law and regulations. The discretionary authority includes matters which the PICO Board does not know are to be presented at the PICO Shareholders' Meeting by others and any proposal of PICO Shareholders omitted from the proxy material pursuant to Rule 14a-8 of the SEC.

            ADDITIONAL MATTERS FOR CONSIDERATION BY GEC SHAREHOLDERS


         Management of GEC does not intend to bring any business before the GEC Shareholders' Meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters to the extent permitted by applicable law and regulations. The discretionary authority includes matters which the GEC Board does not know are to be presented at the GEC Shareholders' Meeting by others.


                      ADDITIONAL INFORMATION REGARDING PICO
            (ALL AMOUNTS IN U.S. DOLLARS, UNLESS OTHERWISE INDICATED)


EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation for fiscal year 1997 of the (i) Chief Executive Officer of PICO (ii) the executive officers of PICO as of December 31, 1997 (Messrs. Langley, Hart, Sharpe, Burchfield and Mosier are sometimes hereinafter referred to as "Named Officers"). Amounts under the caption "Bonus" are amounts earned for performance during the year including amounts paid after the end of the year.


                                                SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------
                                                   ANNUAL COMPENSATION            LONG-TERM
                                                                             COMPENSATION AWARDS
----------------------------------------------------------------------------------------------------------------------
                                                                                 SECURITIES
                                                                                  UNDERLYING
                                                                                   OPTIONS              ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR          SALARY          BONUS            (SHARES)           COMPENSATION
----------------------------------------------------------------------------------------------------------------------

CHIEF EXECUTIVE OFFICER:
John R. Hart(1)(2)
  President and Chief               1997            $800,000            -0-                   -0-                 -0-
  Executive Officer                 1996            $300,000(3)    $450,000            876,733(4)                 -0-
                                    1995            $197,000            -0-                   -0-                 -0-
----------------------------------------------------------------------------------------------------------------------

EXECUTIVE OFFICERS(2):

Ronald Langley(5)
  Chairman of the                   1997            $800,000            -0-                   -0-                 -0-
  Board of Directors                1996         $300,000(3)       $450,000            876,733(4)                 -0-
                                    1995            $197,000            -0-                   -0-                 -0-

----------------------------------------------------------------------------------------------------------------------


Richard H. Sharpe(6)                1997            $165,317        $18,340                   -0-         $ 18,743(7)
  Chief Operating Officer           1996            $139,264        $28,000            300,594(4)         $ 14,362(7)
                                    1995            $139,376            -0-                   -0-           $7,590(7)

----------------------------------------------------------------------------------------------------------------------

Gary W. Burchfield(8)               1997            $135,000        $13,500                   -0-          $15,618(7)
  Chief Financial Officer           1996            $102,170        $35,000            210,416(4)          $10,506(7)
  and Treasurer                     1995             $92,084            -0-                   -0-           $9,338(7)
----------------------------------------------------------------------------------------------------------------------

James F. Mosier(9)                  1997            $113,017        $12,570                   -0-          $12,796(7)
General Counsel and Secretary       1996             $82,835        $27,000            210,416(4)           $8,497(7)
                                    1995             $80,952            -0-                   -0-           $8,807(7)
----------------------------------------------------------------------------------------------------------------------



Notes:

(1) Mr. Hart became President and CEO of Physicians on July 15, 1995. Prior to that time he was not an officer of Physicians. He became President and CEO of PICO on November 20, 1996.

(2) Includes compensation received from Physicians prior to November 20, 1996 as well as compensation received from PICO.

(3) Mr. Langley and Mr. Hart were each compensated $533,328 by PICO for consulting services in 1997 in the areas of investment banking, investment portfolio analysis, and analysis of operations. In addition, Mr. Langley and Mr. Hart entered into consulting agreements with a Subsidiary of GEC for annual compensation of $266,672 each for consulting services in the areas of investment banking, investment portfolio analysis, and analysis of operations. On December 31, 1997, Mr. Langley and Mr. Hart each signed employment agreements with PICO and a Subsidiary of GEC on terms substantially similar to the consulting agreements.

(4) Options issued by Physicians prior to the November 1996 Merger under the Physicians Insurance Company of Ohio 1995 Non-Qualified Stock Option Plan and assumed by PICO upon the merger of Physicians and CIG. All options are fully vested.

(5) Mr. Langley became Chairman of the board of directors of Physicians on July 15, 1995. Prior to that time he was not an officer of Physicians. He became Chairman of the Board of Directors of PICO on November 20, 1996.

(6) Mr. Sharpe became Chief Operating Officer of Physicians on June 3, 1994. He became Chief Operating Officer of PICO on November 20, 1996.

(7) Represents amounts contributed by PICO to the PICO Holdings, Inc. Employees 401(k) Retirement Plan and Trust.

(8) Mr. Burchfield became Chief Financial Officer and Treasurer of Physicians on November 3, 1995. He became Chief Financial Officer and Treasurer of PICO on November 20, 1996.

(9) Mr. Mosier has been Secretary of Physicians Insurance Company of Ohio since 1982 and General Counsel since 1984. He became General Counsel and Secretary of PICO on November 20, 1996.

         Option Grants In Last Fiscal Year

         No grants of options to purchase PICO's Common Stock were made during the year ended December 31, 1997 to any of the persons named in the Summary Compensation Table.

         Option Exercises and Fiscal 1997 Year-End Value

         The following table provides information concerning options held as of December 31, 1997 by the persons named in the Summary Compensation Table. No options were exercised in 1997 by such individuals.

         Aggregate Option Exercises in Last Fiscal Year And Fiscal Year-End Option Values


                                        NUMBER OF SECURITIES                            VALUE OF UNEXERCISED
                                   UNDERLYING UNEXERCISED OPTIONS                       IN-THE-MONEY-OPTIONS
                                        AT DECEMBER 31, 1997                           AT DECEMBER 31, 1997(1)
                            ---------------------------------------------     -------------------------------------------

         NAME                    EXERCISABLE            UNEXERCISABLE              EXERCISABLE           UNEXERCISABLE
-----------------------     -----------------------  --------------------     -----------------------  ------------------
John R. Hart                       876,733                   -0-                    $3,285,556                -0-
Ronald Langley                     876,733                   -0-                    $3,285,556                -0-
Richard H. Sharpe                  300,594                   -0-                    $1,126,476                -0-
Gary W. Burchfield                 210,416                   -0-                    $ 788,533                 -0-
James F. Mosier                    210,416                   -0-                    $ 788,533                 -0-




Note:

(1) Based on the closing price of PICO Common Stock on December 31, 1997 on the Nasdaq National Market of $6.4375 per share.

         Employment and Change in Control Arrangements

         Mr. Langley and Mr. Hart each entered into employment agreements effective December 31, 1997 with PICO and a wholly-owned subsidiary of GEC, each for a term of four years (the employment agreements with the subsidiary of GEC are described below under "Additional Information Regarding GEC-Executive Compensation-Remuneration Contracts"). Total compensation to each of Mr. Langley and Mr. Hart under these employment agreements is $800,000 each on an annual basis. These employment agreements include a change in control clause providing that if there is a change of control before December 31, 1999, PICO shall immediately pay each employee a total lump sum of $2.4 million and an amount equal to three times the highest annual bonus paid to the employee in the last three years. The change of control provision in the employment agreements of Mr. Langley and Mr. Hart will not be triggered if the Transaction is consummated.

         Compensation Committee Interlocks and Insider Participation

         Messrs. Weil and Foulkrod, and Dr. Ruppert, serve as members of the Compensation Committee of PICO (the "Compensation Committee"). Mr. Langley and Mr. Hart have been directors and executive officers of GEC since September 5, 1995.

         Report of the Compensation Committee

         This report of the Compensation Committee and the Stock Price Performance Graph set forth below, shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act except to the extent that PICO specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

         Committee Members

         The three-member Compensation Committee of the PICO Board is a standing committee composed entirely of outside directors. Mr. Weil is the chairman and Mr. Foulkrod and Dr. Ruppert are the other members.

         Committee Functions

         The Compensation Committee is responsible for assuring that all of the executive compensation programs of PICO are developed, implemented, and administered in a way that supports PICO's fundamental philosophy that a significant proportion of executive compensation should be effectively linked to company performance.

         The Compensation Committee meets on a regularly scheduled basis. It reviews and approves the overall executive compensation program which includes both base pay and incentive compensation. It considers and approves individual executive officer compensation packages based on recommendations of PICO's Chief Executive Officer. It recommends, for the approval of the full PICO Board, any modification to the compensation package of PICO's Chief Executive Officer.

         Executive Compensation Philosophy

         The Board of Directors of Physicians retained an independent compensation expert, William M. Mercer, Incorporated ("Mercer"). In 1996, Mercer conducted an analysis of marketplace executive compensation levels. The scope of Mercer's study covered PICO's Chairman and President and Chief Executive Officer. The objectives of Mercer's study were as follows:

- Analyze the scope, responsibilities and skill requirements of the jobs performed by Messrs. Langley and Hart and compare and contrast to comparable benchmark executive positions found in the marketplace.

- Develop an appropriate methodology for selecting comparable benchmark jobs, industry categories and a peer group of companies comparable to PICO in terms of business focus, industry classification and size; and competing for senior executives with the skills, expertise and talent demonstrated by PICO's top two executives.

- For the appropriate benchmark jobs, industry category and peer company group, collect information on marketplace compensation levels and practices from compensation surveys and peer company proxy statements. The companies included in the peer company group are not necessarily those included in the Nasdaq Insurance Stock Index. Determine the most relevant marketplace compensation levels and to compare actual PICO compensation levels.

- Develop alternate approaches for structuring the total compensation package for PICO's top two executives, in terms of compensation elements to be used, the mix of total pay and how short and long term incentive compensation might be structured to accurately reflect performance.

         Mercer's study recommended to the Compensation Committee a compensation strategy with the following objectives:

- To provide a total compensation package that:

         - is competitive with market rates for executives with similar skill, talent and job requirements.

         - is closely linked to PICO's strategy and the role of covered executives in building shareholder value through growing the book value and, ultimately, the market value of PICO.

- To retain critical executive talent by:

         - providing a reasonable and competitive level of current income (cash flow).

         - providing for loss of future incentive opportunity if an executive terminates employment before unrealized investment gains are realized.

- To link executive rewards to shareholder interests by:

         - tying incentive awards to growth in book value which ultimately translates into increased market price per share (as investments are liquidated for gains, and PICO grows earnings).

         - granting additional stock options in the future once current options are exercised or expire.

         The Compensation Committee believes that to accomplish these goals, the executive compensation program should be based on three distinct components: base pay, annual incentives, and long-term incentives. PICO obtains industry and peer group surveys, and consults with independent experts, to evaluate PICO's executive compensation programs in comparison with those offered by its comparable competitors.

         The Compensation Committee has considered amendments to the U.S. Code denying deductions for annual compensation to certain executives in excess of $1 million, subject to certain exceptions. PICO's compensation structure has been such that it does not believe that it is likely that the $1 million cap will affect PICO in the near future. The Internal Revenue Service has issued proposed regulations which, among other things, provide for a transition period of three years for plans previously approved by PICO Shareholders. PICO is studying the proposed regulations, but has not yet determined what steps may be required or desirable with respect to its existing plans.

         Executive Compensation Program

         The features of the executive compensation program as recommended by Mercer and approved by the Compensation Committee are:

         BASE COMPENSATION. A fixed rate, to be reviewed annually. Future adjustments will take into account movement in executive compensation levels, changes in job responsibilities, and the size of PICO and GEC. Two-thirds of base compensation is to be paid by PICO and one-third by GEC.

         INCENTIVE AWARDS. Based on growth of book value per share in a fiscal year. Awards are earned when a pre-determined threshold is surpassed. If book value per share of PICO or GEC exceeds this threshold the incentive award is equal to 5% of the increase in book value per share multiplied by the number of shares outstanding at the beginning of the fiscal year. The threshold for 1997 was 16%.

         In addition the Board of Directors of Physicians granted options under the Physicians Insurance Company of Ohio 1995 Non-Qualified Stock Option Plan. The options granted under this option plan were designed to reinforce the relationship between PICO's future performance and the executive's potential future financial rewards. These options were assumed by PICO on November 20, 1996.

         Goals of Compensation Committee

         The Compensation Committee attempts to align executive compensation with the value achieved by the executives for PICO Shareholders. PICO's compensation program for executives emphasizes a combination of base salary, discretionary bonuses, and stock options designed to attract, retain, and motivate executives who will maximize shareholder value. The Compensation Committee considers individual and company performance, as well as compensation paid by comparable companies.

         Executives also participate in other employee benefit programs, including health insurance, group life insurance, and PICO's 401(k) Plan.

         Discussion of 1997 Compensation for the Chief Executive Officer

         As discussed above, in 1997 the Chief Executive Officer received fixed consulting fees from Physicians and a Subsidiary of GEC. No bonus was paid with respect to PICO's performance in 1997 and no new options were granted in 1997. The Compensation Committee recommended to the PICO Board, and the PICO Board accepted the recommendation, that it was appropriate for the chief executive officer and the chairman to be compensated as employees, rather than as consultants. Accordingly, effective December 31, 1997, the chief executive officer and chairman entered into employment agreements with PICO and a wholly-owned Subsidiary of GEC each for a term of four years. The terms of these employment agreements are substantially similar to the terms of the consulting agreements.


August 20, 1998

Compensation Committee

John D. Weil, Chairman
S. Walter Foulkrod, III, Esq.
Richard D. Ruppert, MD

STOCK PRICE PERFORMANCE

         For a comparison of the cumulative total return of PICO, the Nasdaq Insurance Stock Index and the Nasdaq Stock Market (U.S. Companies) for the period January 1, 1993 through December 31, 1997, see page 9 of the PICO form 10K/A for the year ended December 31, 1997, included in Annex E to this Joint Proxy Statement.

         The table below compares the stock prices of PICO and Physicians and the Nasdaq Insurance Stocks Index, and the Nasdaq Stock Market Index (U.S. Companies) as of the dates indicated.




                                                                             DECEMBER 31,
                             ------------------------------------------------------------------------------------------
                                   1992          1993               1994               1995         1996          1997
                             ------------------------------------------------------------------------------------------
PICO Holdings                                                                                  $    4.13     $    6.44
Physicians                     $   0.92     $    0.65          $    1.05          $    6.34
NASDAQ                           676.95        776.82             751.96           1,052.41     1,291.03     1,570.352
NASDAQ Insurance Stocks          803.91        920.59             925.87           1,292.64     1,465.43      1,797.95
Index


On November 20, 1996, Physicians merged with a wholly-owned subsidiary of Citation Insurance Group which was renamed PICO Holdings, Inc. The data from November 20, 1996 represents the historical performance of

PICO Shares. Accordingly, it does not represent the historical stock performance of Citation Insurance Group. The graph represents the historical stock performance of the companies managed by the current PICO management since the change in strategic directory of Physicians in June, 1993.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information, as of October ?, 1998, with respect to the beneficial ownership of PICO's Shares entitled to vote by each person known by PICO to be the beneficial owner of more that 5% of PICO Shares, and by each director and director nominee, each Named Officer and all executive officers, and directors as a group. Except as otherwise indicated, each person has sole investment and voting power, subject to community property laws. As of October ?, 1998, there were 32,591,718 PICO Shares issued and outstanding of which 4,572,015 are held by Subsidiaries of PICO, and may therefore not be voted under California law.

                                                               NUMBER OF SHARES AND      PERCENTAGE OWNERSHIP OF
                                                               NATURE OF BENEFICIAL           VOTING SHARES
          NAME AND ADDRESS OF BENEFICIAL OWNER                    OWNERSHIP (1)
----------------------------------------------------------  ---------------------------  -------------------------
GEC(2)(3)                                                                    4,258,415              Nil
80 Richmond Street West, #1805
Toronto, Ontario
Canada M5H 2A4

John R. Hart (4)                                                             1,908,847              6.81%
La Jolla, California

Ronald Langley (4)                                                           1,911,520              6.82%
La Jolla, California

Robert R. Broadbent                                                             20,039             (5)
Cleveland, Ohio

Dr. Marshall J. Burak                                                              -0-             (5)
San Jose, California

Carlos C. Campbell                                                                 -0-             (5)
Reston, Virginia

David A. Williams                                                                  -0-             (5)
Toronto, Ontario

S. Walter Foulkrod, III, Esq.                                                   12,524             (5)
Harrisburg, Pennsylvania

Richard D. Ruppert, MD(6)                                                       34,868             (5)
Toledo, Ohio

John D. Weil (7)                                                             2,389,916              8.52%
St. Louis, Missouri

Richard H. Sharpe (8)                                                          325,529               1.1%
La Jolla, California

Gary W. Burchfield (9)                                                         225,064             (5)
La Jolla, California

James F. Mosier(9)                                                             231,408             (5)
La Jolla, California

                                                               NUMBER OF SHARES AND      PERCENTAGE OWNERSHIP OF
                                                               NATURE OF BENEFICIAL           VOTING SHARES
          NAME AND ADDRESS OF BENEFICIAL OWNER                    OWNERSHIP (1)
----------------------------------------------------------  ---------------------------  -------------------------

Executive Officers and Directors as a Group                                  7,059,715               25.20%
(10 persons)(10)

Notes:

(1)      Sole voting and investment power unless otherwise indicated.

(2) GEC has an option to purchase U.S.$825,000 of newly issued PICO Shares. The purchase price would be the average of the closing bid prices for PICO Shares on the Nasdaq for the 20 trading days immediately preceding the date when GEC gives notice of purchase. This option will expire if GEC's ownership of PICO Shares becomes less than 7.5%. PICO has a first right to purchase any stock, which GEC desires to sell. Approximately 51.2% of GEC's outstanding shares are owned by Subsidiaries of PICO and accordingly, pursuant to California law, GEC cannot vote any of its shares of PICO's stock. The numbers in the above table do not include shares issuable pursuant to the options described in this footnote.

(3) PICO and its Subsidiaries own approximately 51.2% of the issued and outstanding GEC Common Shares. Since September 5, 1995, Mr. Langley has been Chairman and a Director of GEC. Mr. Hart has been President and CEO and a Director of GEC since September 5, 1995.

(4) Mr. Langley and Mr. Hart each hold currently exercisable options to purchase up to 876,733 PICO Shares under the Physicians Insurance Company of Ohio 1995 Non-Qualified Stock Option Plan. These options were assumed by PICO on November 20, 1996. In addition Mr. Langley and Mr. Hart each hold currently exercisable options to purchase up to 1,032,114 PICO Shares presently owned by PICO. PICO acquired these PICO Shares from Guinness Peat Group plc in August, 1998 and agreed to assume Guinness Peat Group plc's obligations to Mr. Langley and Mr. Hart in connection with these PICO Shares.

(5)      Less than one percent.

(6)      Dr. Ruppert shares voting and investment power with his wife.

(7) Of these PICO Shares 2,284,709 PICO Shares are owned by a partnership which Mr. Weil controls, and Mr. Weil has voting control of 105,207 PICO Shares which are held by family members.

(8) Includes currently exercisable options to purchase up to 300,594 PICO Shares under the Physicians Insurance Company of Ohio 1995 Non-Qualified Stock Option Plan.

(9) Includes currently exercisable options to purchase up to 210,416 PICO Shares under the Physicians Insurance Company of Ohio 1995 Non-Qualified Stock Option Plan.

(10) Includes currently exercisable options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Langley and Mr. Hart entered into employment agreements with PICO and a wholly-owned Subsidiary of GEC, effective December 31, 1997 each for a term of four years. See "Employment and Change in Control Arrangements". Mr. Langley and Mr. Hart are entitled to receive 50% of the first $1 million of profits attributable to PICO's ownership interest in Summit Global Management, Inc.; to date no profits have been generated by Summit or been paid to either Mr. Langley or Mr. Hart.


                      ADDITIONAL INFORMATION REGARDING GEC
            (ALL AMOUNTS IN CDN. DOLLARS, UNLESS OTHERWISE INDICATED)

DESCRIPTION OF THE BUSINESS OF GEC

         Incorporation

         The corporation which is now GEC was formed under the laws of the Province of Ontario on April 1, 1989 by the amalgamation of Loewen, Ondaatje, McCutcheon Inc. and 743645 Ontario Inc. The articles of such corporation were: amended by articles of amendment dated October 21, 1991 which changed the corporation's authorized capital; restated by restated articles of incorporation dated November 28, 1991; amended by articles of amendment dated September 30, 1992 which changed the corporation's name from Loewen, Ondaatje, McCutcheon Inc. to The Ondaatje Corporation; and amended by articles of amendment dated June 27, 1996 which changed the corporation's name to Global Equity Corporation.

         Business of GEC

         GEC operates primarily, both directly and indirectly through its various Subsidiaries, as an international investment and operating company. The emphasis of GEC's investment strategy is to increase shareholder value through the long-term appreciation of its assets. The current business strategy of GEC has been in place since September 1995 when PICO acquired effective control by purchasing The Southeast Asia Plantation Corporation Limited's ("SEAP") approximately 38.2% common shareholding in GEC.

         Under the terms of a merger agreement dated November 20, 1996 between Physicians and Citation Insurance Group, the holding company was renamed PICO Holdings, Inc. ("PICO"), which holds all of the interests of Physicians and Citation Insurance Group. Accordingly, the approximately 38.2% holding of GEC Common Shares became beneficially owned by PICO.

         Through acquisitions and participation in a public offering of GEC Common Shares in July and August 1997, Physicians and its parent company, PICO, increased their ownership in GEC to an aggregate of approximately 51.17%.

         GEC's investment portfolio comprises holdings in public equities, strategic investments and convertible instruments in North American, Asian and European corporations, as well as a wide portfolio of surface, water, geothermal and mineral rights in the western United States, and oil and gas lease interests in North America.

         Subsidiaries

         Set forth below are the names and respective jurisdictions of incorporation of certain direct and indirect Subsidiaries of GEC, all of which are wholly-owned except for Nevada Land & Resource Company, LLC ("NLRC") in which GEC has a 74.77% membership interest as at December 31, 1997 (the other 25.23% membership interest in NLRC is held by PICO). The following list includes, but is not limited to, all Subsidiaries the total assets of which constituted more than 10% of the consolidated assets of GEC as at December 31, 1997 or the total revenues of which constituted more than 10% of the continuing consolidated operating revenues of GEC during fiscal 1997.


                                                                                JURISDICTION OF
SUBSIDIARY                                                                      INCORPORATION
----------                                                                      -------------
Direct

Forbes & Walker Securities Limited (formerly,
  The Ondaatje Securities Corporation, and prior thereto
Loewen, Ondaatje, McCutcheon & Company Limited)                                     Ontario
Forbes & Walker (USA) Inc.                                                          Delaware

Indirect

Forbes & Walker International Limited                                               Barbados
Global Equity SA (formerly Loewen, Ondaatje, McCutcheon & Co. SA)   Geneva
Vidler Water Company, Inc.                                                          Delaware
Nevada Land & Resource Company, LLC                                                 Delaware

         Forbes & Walker Securities Limited ("F&WSL") was, until March 31, 1997, a broker and a member of the TSE and is an investment holding company for a number of GEC's investments. Forbes & Walker (USA) Inc. ("F&W(USA)") is the U.S. operating arm of GEC.

         Forbes & Walker International Limited is a holding company for GEC's residual Sri Lankan assets arising on the disposal of GEC's Sri Lankan Subsidiaries. Global Equity SA is a holding company for the group's European equities. Vidler Water Company, Inc. (referred to in this Joint Proxy Statement as "Vidler"), a private water asset company, was acquired by GEC on November 1995 and holds directly and indirectly surface and water right assets. A 74.77% membership interest in NLRC was acquired by GEC on April 23, 1997. NLRC?s principal asset is 1.365 million acres of deeded land in Northern Nevada with appurtenant water, geothermal and mineral rights.

         Historical Development (1992 - 1997)

         Historically, GEC and its predecessor corporations (which within this section entitled "Historical Developments (1992 - 1997)" are referred to as the "Corporation") engaged primarily in the stock brokerage and investment banking businesses. The major events that have influenced the general business of GEC during the past five years are discussed below.

         i.  Take-over Bid by SEAP

         On June 8, 1992, SEAP, a private corporation, made a successful take-over bid to acquire all of the outstanding GEC Common Shares.

         On April 16, 1993, GEC completed a rights offering and a private placement to SEAP pursuant to which the Corporation received total net proceeds of approximately $39.6 million and $21.6 million, respectively. Pursuant to the rights offering, two rights were issued in respect of each common share of the Corporation held as of March 26, 1993. Each right conferred the right to purchase one GEC Common Share at a subscription price of $1.50 per share.

         In connection with the 1992 change in control of GEC, a restructuring plan was formulated by GEC's management and board of directors at that time which changed the focus of GEC's activities towards international investment banking, asset management and corporate finance. This plan redirected GEC?s activities into the emerging markets of Southeast Asia. In addition, a number of other changes occurred including: the sale of 100% of a western Canadian-based brokerage operation; the settlement of a significant lease; the establishment of an institutional brokerage business by certain employees of F&WSL, a Subsidiary of GEC, with the assistance of GEC; the acquisition of Forbes & Walker Limited (a private Sri Lankan corporation); a private placement of common shares resulting in net proceeds to GEC of approximately $44.8 million; and the establishment of Forbes Ceylon Limited (a public Sri Lankan Corporation) to transact business in Sri Lanka and carry out an investment strategy in the Southeast Asian region (each of these changes is discussed in greater detail below).

         ii.  Disposition of L.O.M. Western Securities Ltd.

         In November 1989, F&W (USA) acquired Canarim Investment Corporation Ltd., which thereupon was renamed L.O.M. Western Securities Ltd. ("LOM Western"). At the time, LOM Western was a Vancouver based brokerage firm with four branches in British Columbia and an institutional equity division in Toronto. The institutional equity division was subsequently integrated into the institutional operations of F&WSL.

         The integration did not provide acceptable financial results. Consequently, the GEC Board and senior management of LOM Western agreed that LOM Western be sold to its senior management.

         Effective April 1, 1992, GEC completed the sale of the issued and outstanding shares of LOM Western to Lomcap Investments Ltd. for a purchase price of $11.5 million. The purchase price was fully satisfied by October 1, 1994.

         iii.  Settlement of Lease

         On November 2, 1992, GEC settled in full its lease obligation for its premises in Scotia Plaza, Toronto. The financial impact of settling this liability was included in the financial results for fiscal 1993.

         iv.  Loewen, Ondaatje, McCutcheon Limited

         Subsequent to the 1992 change in control, certain of the executives of GEC's brokerage business established and invested in a separate entity to carry on a new brokerage business. This entity was established through the acquisition by GEC of all the outstanding common shares and subordinated indebtedness of Arachnae Securities Limited, subsequently renamed Loewen, Ondaatje, McCutcheon Limited ("LOM Limited"), a dormant company with a seat on the TSE, for nominal consideration. Regulatory approval was obtained from the TSE for certain key employees, through 997359 Ontario Inc. ("997359"), to acquire LOM Limited from GEC effective December 30, 1992.

         GEC also assisted in the establishment of LOM Limited as an independent brokerage by providing an indirect guarantee of a $1.25 million subordinated line of credit, which guarantee was replaced as of October 1, 1993 with a loan from GEC in the amount of $6.3 million at 10% per annum. In addition, a wholly-owned Subsidiary of GEC agreed to provide various financial services to 997359 and its brokerage Subsidiaries, including LOM Limited, in return for a fee based on the revenues of 997359 and such Subsidiaries. In December 1995, the loan of $6.3 million was repaid in full and the financial services agreement was terminated.

         v.  Forbes & Walker

         On October 19, 1993, GEC paid approximately $8.4 million, through the issuance of GEC Common Shares and GEC Warrants, for 100% of Forbes & Walker, a privately owned group of companies with its principal office in Colombo, Sri Lanka. Forbes & Walker then consisted of 22 companies employing approximately 550 people and was one of Sri Lanka's leading brokers in tea and other commodities including rubber and coconut. Forbes & Walker was also involved in stock brokerage, agricultural services, food processing, exports and other operations at the time of its acquisition. In December 1997, GEC concluded the disposition of Forbes & Walker to Vanik Incorporation Limited ("Vanik"), a public Sri Lankan corporation whose stock is listed on the Colombo Stock Exchange, (this disposition is discussed in greater detail below).

         vi.  Private Placement

         In December 1993, GEC raised net proceeds of approximately $44.8 million through a private placement of special warrants, which special warrants were exercisable at a price of $3.20 per special warrant. All of the special warrants have been exercised, resulting in the issuance of 15 million GEC Common Shares.

         vii.  Forbes Ceylon

         Forbes Ceylon was incorporated under the laws of Sri Lanka on May 4, 1994. On September 30, 1994, Forbes Ceylon completed a $66 million (Sri Lanka Rupee 2.4 billion) financing, including an initial public offering. The common shares of Forbes Ceylon were listed on the Colombo Stock Exchange.

         Forbes Ceylon used a portion of the proceeds of its initial public offering to purchase, at a total cost of approximately $22.5 million, a number of operating businesses, real estate assets and portfolio investments from Forbes & Walker. In November, 1997, GEC concluded the disposition of its 51% interest in Forbes Ceylon to Vanik (this disposition is discussed in greater detail below).

         viii.  Purchase of Shares by Physicians Insurance Company of Ohio

         In September 1995, PICO purchased the approximately 38.2% GEC Common Shares held by SEAP and a new board of directors of GEC was appointed. The new management's initial focus was on restructuring and cost-cutting efforts to reduce overhead costs. More importantly, a new investment strategy and direction was implemented and GEC now operates as an international investment company. Since September 1995, GEC has pursued a number of investment opportunities.

         On July 30, 1997, Subsidiaries of PICO purchased further GEC Common Shares from MacKenzie Financial Corporation, increasing PICO's beneficial ownership in GEC to approximately 49.9% of the outstanding GEC Common Shares. On August 19, 1997, PICO and its Subsidiaries purchased further GEC Common Shares in connection with a public offering of GEC Common Shares by GEC (see "Public Offering" below). These purchases increased PICO beneficial ownership in GEC to approximately 51.17% of the outstanding GEC Common Shares.

         ix.  Acquisition of Vidler Water Company, Inc.

         In November 1995, F&W(USA) acquired 100% of the shares of Vidler in exchange for approximately $7.5 million in cash. At the time, Vidler owned certain property assets with appurtenant water rights in Colorado. Vidler has made further acquisitions in water rights through the purchase of three other properties with appurtenant water rights in Colorado, Nevada and Arizona.

         x.  Acquisition of Nevada Land & Resource Company, LLC

         On April 23, 1997, GEC paid $50.2 million for a 74.77% membership interest in NLRC. The other 25.23% membership interest in NLRC was purchased by PICO. NLRC's principal asset consists of approximately 1.365 million acres of land and appurtenant water, geothermal and mineral rights, located in northern Nevada.

         xi.  Public Offering

         On August 19, 1997, GEC closed a new issue of 25,145,054 GEC Common Shares at a subscription price of $2.59 per share. Net proceeds of $63 million were raised after deducting issue costs of $2.1 million. Physicians and PICO acquired an aggregate of 13,586,143 additional GEC Common Shares in connection with the offering, increasing PICO's beneficial interest in GEC to approximately 51.17%.

         xii.  Disposition of Forbes & Walker and Forbes Ceylon

         As a result of the acquisition by PICO of approximately 38.2% of the outstanding GEC Common Shares held by SEAP, in September, 1995, GEC implemented a new investment strategy and focus. Accordingly, in November and December, 1997, GEC disposed of its interests in Forbes Ceylon and Forbes & Walker, respectively, to Vanik. At the date of the disposals, GEC carried these investments at approximately $28.0 million including earnings of $1.0 million generated in fiscal 1997 prior to the dates of disposals. As a result of the disposals, GEC received gross cash proceeds of $22.5 million, before cash taxes of $1.8 million, plus 15% debentures in Vanik with a face value of $6.7 million and equity in Vanik with a carrying value of $3.6 million.

         xiii.  Issuance of Common Shares by Phoenix Capital Inc.

         On May 1, 1998, Phoenix Capital Inc. ("Phoenix") issued 2,950,000 common shares pursuant to the exercise of special warrants previously issued in November 1997 by way of private placement. This issuance of common shares reduced GEC's ownership of the outstanding common shares of Phoenix from approximately 50.52% to 0.17%. On May 6, 1998, Phoenix issued an additional 2,050,000 common shares which further reduced GEC's ownership to 0.09%.

         Business Strategy

         i.  International Value Investing

         Under the current business plan, GEC engages, both directly and through its various Subsidiaries, in international value investing. Management's purpose is to increase shareholder value through the long-term appreciation of its assets. Performance is measured over the long-term through growth in shareholders' equity from appreciation of assets as well as operating income and realized profits.

         ii. Investment in Public Equities, Strategic Investments and Convertible Instruments

         Shareholder value is created by GEC using asset pricing inefficiencies to GEC's advantage. Investment targets are comprised of companies whose value for various reasons is not recognized in the market - whether they are under-researched, misunderstood, unique, in industries that are currently out-of-favour or require management input or financial assistance. Much of the anticipated appreciation already exists at the time of investment given that often an acquisition is made at a discount to current asset values. GEC adds value in a number of ways, including: 1) the method of structuring the transaction; 2) special insights from the independent research or experience of GEC's management; 3) constructive representation of GEC on boards of directors;
4) elimination of weak holders of common stock positions; 5) otherwise unforeseen natural evolution of events; and 6) general recognition by the market of what GEC has recognized.

         All of the investments made by GEC since the change in investment strategy following the acquisition of control of GEC by PICO reflect one or more of the above potential sources for increase in, and recognition of, value. GEC has a value based investment portfolio in public equities, strategic investments and convertible instruments in North American, Asian and European corporations.

         iii.  Surface, Water, Geothermal and Mineral Rights

         GEC's aggregate portfolio of surface, water, geothermal and mineral rights amounts to approximately 49% of GEC's total assets at June 30, 1998. The portfolio of surface, water, geothermal and mineral rights is held by Vidler and NLRC. GEC has a 74.77% membership interest in NLRC; the remaining 25.23% membership interest of NLRC is held by PICO.

         NLRC's principal asset consists of approximately 1.365 million acres of land with appurtenant water, geothermal and mineral rights in northern Nevada. It is understood that NLRC is the largest private land owner in the state.

         NLRC's business plan contemplates developing the different components of the asset in order to realize the aggregate inherent value. The development will include: land exchanges with government agencies, private landholders and promoters; development of residential and commercial land in and around fast growing towns in northern Nevada; land parcel sales; conversion of grazing land to agricultural production; development of existing water rights and development or sale of geothermal interests.

         Vidler owns surface and water rights in Colorado, Arizona and Nevada.

         Vidler is an operator in the water marketing and transfer business. Vidler's business strategy is to identify privately owned water supplies in fast growing regions in the southwestern United States, where water is, or will shortly be, scarce, and then facilitate the transfer from current ownership to Vidler, to municipalities, water districts, developers and others. Vidler adds value through the ability to aggregate supplies from disparate owners and locations and re-direct the water to its highest and best use. In addition, Vidler's business plan calls for the development and operation of water recharge (storage) facilities directed to municipalities and water districts in the southwest United States. Water storage provides ultimate end users with flexibility as surplus supplies can be stored inexpensively and can be sold and delivered to meet peak demands.

         iv.  Oil and Gas Lease Interests

         GEC, through a wholly owned subsidiary (Global Oil & Gas Corporation), is a general partner for an Oklahoma partnership called TPC Exploration ("TPC"). TPC was formed for the purpose of acquiring leasehold interests in oil and gas producing and non-producing properties that are suited to precision horizontal drilling.

         Precision horizontal drilling represents a relatively recent technological advance in the oil and gas industry. It is possible under horizontal drilling to experience a greater increase in flow rates, reserves and overall return on investment compared to a vertical well in the same zone.

         TPC's business strategy with respect to its prospect of 120,000 acres of oil and gas leases in North Dakota, is to market the prospect to oil and gas exploration companies and to retain an overriding royalty on any income that may be generated from producing wells.

         v.  Forbes & Walker and Forbes Ceylon

         The acquisition of Forbes & Walker and the formation of Forbes Ceylon were part of the GEC's previous management's investment strategy to have a Southeast Asian base for GEC for its investment banking, asset management and corporate finance services. The operations of Forbes & Walker and Forbes Ceylon included tea and commodity broking, stockbroking and treasury and investment in Sri Lanka. As noted above, following the acquisition of control of GEC by PICO, management determined that these operations were peripheral to the GEC's new investment strategy. Accordingly, GEC concluded the disposition of Forbes Ceylon and Forbes & Walker to Vanik in November and December, 1997, respectively.

DIRECTORS AND OFFICERS OF GEC

         The directors of GEC are elected at each annual meeting of shareholders and hold office until the next annual meeting of shareholders or until their successors are elected or appointed. The names and municipalities of residence of the directors and officers of GEC, their respective principal occupations within the preceding five years, and the periods during which they have served as directors of GEC, if applicable, are set forth below.


NAME AND                                POSITION WITH GEC              PRINCIPAL OCCUPATION IN PRECEDING 5 YEARS
MUNICIPALITY OF RESIDENCE
SHEILA C. FERGUSON                      Financial Controller of GEC    Since 1993 employed by the GEC group of
La Jolla, California                    since June 1997                companies (being Director, Treasury and
                                                                       Finance, of Forbes Ceylon Limited from
                                                                       1993 to 1996)

JOHN R. HART                            President, Chief Executive     President, Chief Executive Officer, and
La Jolla, California                    Officer and Director of GEC    Director of PICO since 1996 and of
                                        since September 1995           Physicians since 1995; President of
                                                                       Quaker Holdings Limited from 1991 to 1995

RONALD LANGLEY                          Chairman and Director of GEC   Chairman and Director of PICO since 1996
La Jolla, California                    since 1995                     and of Physicians since 1995;
                                                                       self-employed investor 1992 to 1995

PATRICK C. MacCULLOCH                   Director of GEC since June     President of Peak Business Consultants
Toronto, Ontario                        1997                           (management consulting) since 1989

JAMES F. MOSIER                         Secretary of GEC since         Corporate Secretary and General Counsel
La Jolla, California                    October 1995                   of PICO since 1996 and of Physicians
                                                                       since 1984

CHRISTINE M. VEIRA                      Assistant Corporate            Assistant Corporate Secretary, GEC, since
Toronto, Ontario                        Secretary of GEC since         1995; Operations Manager, ITC
                                        October 1995                   International Tradename Clearance Inc.
                                                                       from 1990 to 1993

MAXIM C.W. WEBB                         Vice President, Investments,   Since 1993 employed by GEC group of
La Jolla, California                    of GEC since November 1997     companies (being Vice-President,
                                                                       Investments, Forbes Ceylon Limited from
                                                                       1994 to 1996)

PETER N.T. WIDDRINGTON                  Director of GEC since          Director, President and Chief Executive
London, Ontario                         October 1997                   Officer of Cuddy International
                                                                       Corporation (producer, poultry) since
                                                                       1996; Director and Chairman of Laidlaw
                                                                       Inc. (management holding) since 1990;
                                                                       Chairman of Talisman Energy Inc. since
                                                                       1996; Director and Chairman of The
                                                                       Toronto Blue Jays Baseball Club
                                                                       (professional baseball club) from 1991 to
                                                                       1995

DAVID A. WILLIAMS(1)                    Director of GEC since August   President of Roxborough Holdings Limited
Toronto, Ontario                        1997                           (investments) since 1995; Chief Executive
                                                                       Officer of Beutel Goodman & Co. Ltd.
                                                                       (investment counsel) from 1991 to 1995

(1) Mr. Williams was elected to the board to replace Mr. Paul Brent who resigned as a director of GEC in August 1997.


         The directors and officers of GEC as a group beneficially own, directly or indirectly, or exercise control or direction over, approximately 1.22% of the GEC Common Shares.

         GEC does not have an executive committee. GEC has an audit committee, the members of which are Patrick MacCulloch, Peter Widdrington, and David Williams.

EMPLOYEES

         The number of employees decreased by approximately 411 to 16 during the most recent year due to the disposition of GEC's Sri Lankan Subsidiaries.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

         In accordance with its statutory mandate, the GEC Board has overall responsibility for the stewardship of GEC, including those matters set out in the guidelines (the "Guidelines") proposed by The Report of The Toronto Stock Exchange Committee on Corporate Governance in Canada released in December 1994. The division of responsibilities between the GEC Board and the management of GEC, including the Chief Executive Officer, is a function of the materiality of the matter under consideration. All determinations with respect to material matters are referred to the full GEC Board. The determination of the slate of nominee directors is ultimately the responsibility of the full GEC Board.

         Two of GEC's five directors, Ronald Langley and John Hart, are also officers of GEC and certain of its Subsidiaries and are therefore "related" directors for the purposes of the Guidelines. Mr. Langley and Mr. Hart are also the Chairman and the President and Chief Executive Officer, respectively, of PICO (which together with its wholly-owned Subsidiaries holds 51.17% of the common shares of GEC). In accordance with the Guidelines, the majority of directors are "unrelated" to GEC (and are also "unrelated" to GEC's principal shareholder). Similarly, while there is no formal administrative structure whereby the GEC Board functions independently from management, non-management directors may meet as required to discuss issues without the presence of management.

         Having regard to its relatively small size, the GEC Board has not appointed any committees other than the audit committee (which is required) and the Special Committee. The audit committee has oversight responsibility for management reporting and internal control, and has direct communication with management and GEC's external auditors to discuss and review specific issues as appropriate. The audit committee is composed of three directors none of whom are officers of GEC.

         In situations where GEC may be engaged in negotiations with a related party, it is the policy of the GEC Board to appoint an independent committee of the directors. For example, the Special Committee was created in connection with the Transaction, which committee was authorized to and has retained financial and legal advisors to advise it in connection with the Transaction.

         The GEC Board has not adopted any explicit process in an attempt to measure its performance, nor has the GEC Board instituted a formal orientation and education program for new directors. New directors are encouraged to meet with the directors and officers of GEC to educate themselves as to the nature of the business, any issues concerning GEC, corporate strategy, and the general responsibilities of directors.

         The GEC Board is committed to effective communication with its shareholders. It is the policy of GEC to deal with shareholder concerns on a personal basis, as such concerns are brought to the attention of GEC, and to make senior management available for such purposes. Material shareholder concerns are brought to the attention of the GEC Board for its consideration and disposition.

EXECUTIVE COMPENSATION

         Summary Compensation Table

         The following table sets forth all annual and long-term compensation for services in all capacities to GEC and its Subsidiaries for the fiscal years ended December 31, 1997, 1996, and 1995 in respect of the Chief Executive Officer and the most highly compensated executive officers of GEC and its Subsidiaries (other than the Chief Executive Officer), whose total salary and bonus during the period January 1, 1997 to December 31, 1997 exceeded $100,000 (the "Named Executives"). All amounts are in Canadian dollars.

----------------------------------------------------------------------------------------------------------------------------
                                                                              LONG-TERM COMPENSATION
                                                                      ---------------------------------------
                                         ANNUAL COMPENSATION                    AWARDS             PAYOUTS
----------------------------------------------------------------------------------------------------------------------------
                                                                                      RESTRICTED
                                                                        SECURITIES     SHARES OR
                                                        OTHER ANNUAL   UNDER OPTIONS  RESTRICTED    LTIP      ALL OTHER
NAME AND                          SALARY        BONUS   COMPENSATION      GRANTED     SHARE UNITS   PAYOUTS    COMPENSATION
PRINCIPAL POSITION       YEAR       ($)          ($)        ($)             (#)           ($)         ($)          ($)
----------------------------------------------------------------------------------------------------------------------------
John Hart,             1997         --          --        $369,147(1)      --(2)          --          --            $457(3)
Chief Executive        1996         --          --           $205,440       --            --          --         $15,954(3)
Officer & President,   1995(4)      --          --         $64,726(5)  2,500,000(6)       --          --                 --
GEC
----------------------------------------------------------------------------------------------------------------------------
Sheila Ferguson,       1997      $131,071       --           --             --            --          --                 --
Financial Controller,  1996       $91,175       --           --             --            --          --                 --
GEC                    1995(4)    $60,000     $25,000        --          40,000(6)        --          --                 --
----------------------------------------------------------------------------------------------------------------------------
James Hamilton,        1997         --          --        $125,000(7)      --(2)          --          --            $457(3)
President &            1996         --          --        $125,000(7)       --            --          --         $15,954(3)
Secretary, Phoenix     1995(4)      --          --         $39,469(5)       --            --          --                 --
Capital Inc.
----------------------------------------------------------------------------------------------------------------------------
Ronald Langley,        1997         --          --        $369,147(1)      --(2)          --          --            $457(3)
Chairman, GEC          1996         --          --           $205,440       --            --          --         $15,954(3)
                       1995(4)      --          --         $64,726(5)  2,500,000(6)       --          --                 --
----------------------------------------------------------------------------------------------------------------------------



Notes:

(1) Based on an annual consulting fee of U.S.$266,672. See "Remuneration Contracts".

(2) In October 1997, Phoenix Capital Inc. ("Phoenix"), which as of December 31, 1997 was a Subsidiary of GEC, entered into a service compensation agreement with Messrs. Langley and Hart whereby each were granted one pre-emptive warrant (a "Pre-Emptive Warrant") of Phoenix in payment for past services rendered to Phoenix. Phoenix also entered into a database compensation agreement with Resource Equity Ltd. ("Resource Equity"), a company in which Mr. Hamilton owns 63% of the voting shares, whereby Resource Equity was also granted one Pre-Emptive Warrant in consideration for the use of its database. Each Pre-Emptive Warrant gives the holder the right to acquire that number of securities equal to 6.67% of any offering of securities (including special warrants) issued by Phoenix where the consideration is comprised solely of a cash subscription price payable by the subscribers thereto. Such right is exercisable on or before October 23, 2002, at a price equal to the cash subscription price paid by investors pursuant to such offering. On November 25, 1997, Phoenix issued, by way of private placement, 2,950,000 special warrants (the "Phoenix Special Warrants") which were convertible into common shares of Phoenix ("Phoenix Common Shares") on a 1:1 ratio. The Phoenix Special Warrants were converted into Phoenix Common Shares on May 1, 1998. As of the date of this Joint Proxy Statement, neither Mr. Langley, Mr. Hart nor Resource Equity had exercised their respective rights as holders of a Pre-Emptive Warrant in relation to this offering of Phoenix Special Warrants.

(3) Pursuant to Phoenix's offer to purchase units of Imperial Square Edmonton III (West) and Imperial Square Edmonton III (East), the common shareholders of Phoenix (including, inter alia, Mr. Langley, Mr. Hart and Resource Equity, a company in which Mr. Hamilton owns 63% of the voting shares) were entitled to receive certain debentures in consideration for providing services, initial financing and working capital to Phoenix in connection with such offer. In 1996, 6,318 Series A $1.00 debentures and 9,636 Series B $1.00 debentures were issued or reserved for issuance to each of Mr. Langley, Mr. Hart and Resource Equity. In 1997, 29 Series A $1.00 debentures and 428 Series B $1.00 debentures were issued to each of Mr. Langley, Mr. Hart and Resource Equity.

(4)      Nine month period due to a change in GEC's year end.

(5) Consulting fees commenced in September 1995 with the appointments of Messrs. Langley and Hart as officers of GEC. Consulting fees were payable to Resource Equity for services provided by Mr. Hamilton commencing in September 1995.

(6)      Options to purchase common shares of GEC.

(7) Based on an annual consulting fee of $125,000 payable to Resource Equity, a company in which Mr. Hamilton owns 63% of the voting shares. See "Remuneration Contracts".

         Option Grants

         No options were granted to the Named Executives during the fiscal year ended December 31, 1997 pursuant to GEC?s Employee and Director Incentive Stock Option Plan (1993) (as amended) (the "Stock Option Plan").

         The following table provides information as to the number and the value of options held by the Named Executives at December 31, 1997. No options were exercised by the Named Executives in the period January 1, 1997 to December 31, 1997.

                      AGGREGATED OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR
                                           AND FINANCIAL YEAR-END OPTION VALUES
---------------------------------------------------------------------------------------------------------------------------
        NAME            SECURITIES       AGGREGATE VALUE        UNEXERCISED OPTIONS AT          VALUE OF UNEXERCISED
                        ACQUIRED ON          REALIZED             DECEMBER 31, 1997            IN-THE-MONEY OPTIONS AT
                         EXERCISE              ($)                       (#)                      DECEMBER 31, 1997
                            (#)                                                                          ($)
                                                            ---------------------------------------------------------------
                                                             EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------------
John Hart                   --                  --               2,500,000       --            $2,547,508        --
---------------------------------------------------------------------------------------------------------------------------
Sheila Ferguson             --                  --                  40,000       --               $42,000        --
---------------------------------------------------------------------------------------------------------------------------
James Hamilton              --                  --                      --       --                    --        --
---------------------------------------------------------------------------------------------------------------------------
Ronald Langley              --                  --               2,500,000       --            $2,547,508        --
---------------------------------------------------------------------------------------------------------------------------

         Remuneration Contracts

         In accordance with separate consulting agreements (the "Consulting Agreements") dated January 1, 1997 between Messrs. Langley and Hart and F&W(USA), a Subsidiary of GEC, Mr. Langley and Mr. Hart were each paid U.S.$266,672 for advisory services provided during the fiscal year ended December 31, 1997. The terms of the Consulting Agreements were approved by the GEC Board.

         Effective December 31, 1997, the Consulting Agreements were terminated and replaced by separate employment agreements (the "Employment Agreements") between Messrs. Langley and Hart and F&W(USA), the terms of which were approved by the GEC Board.

         Under the terms of the Employment Agreements, remuneration for each of Mr. Langley and Mr. Hart consists of a salary of U.S.$266,672 per annum and a possible incentive award which is based on the amount by which GEC's book value per share during the fiscal year exceeds a threshold rate of return. The threshold above which incentives are earned (the "Return Threshold") is 80% of the S&P 500 annualized total return for the five previous years. If the increase in GEC's book value per share during the relevant fiscal period exceeds the Return Threshold, Messrs. Langley and Hart will each receive an award (an "Incentive Award") equal to 5% of such excess multiplied by the number of shares outstanding at the beginning of the fiscal year. In the event that an Incentive Award is paid, such amount will be added to the exercise price of the options granted to each of Messrs. Langley and Hart under the Stock Option Plan.

         In the event of a Change of Control (as defined in the Employment Agreements) of F&W(USA) occurs prior to December 31, 1999, the Employment Agreements provide that Messrs. Langley and Hart will each receive a lump sum of U.S.$800,016 plus an amount equal to three times the highest Incentive Award paid to such executive in the last three years, less applicable tax withholdings. Whether or not the Transaction would constitute a "Change of Control" for purposes of the Employment Agreements, Messrs. Langley and Hart have agreed to waive the benefits of such provisions in relation to the Transaction.

         If the services of Mr. Langley or Mr. Hart are terminated prior to December 31, 1998 for any reason other than cause or the death or disability of such executive, the terminated executive will receive a lump sum of U.S.$800,016, less applicable tax withholdings. If termination occurs on or after December 31, 1998 and prior to December 31, 2001, such executive will receive a lump sum of U.S.$800,016, less applicable tax withholdings, and less any amount of salary earned from December 31, 1998 to the date of termination. In addition to this termination payment, such executive will also receive his pro rata share of any Incentive

Award that would have been payable in the year in which the termination occurred and any amount payable to such executive in connection with a Change of Control of F&W(USA) (as outlined above).

          Messrs. Langley and Hart are also parties to Employment Agreements with PICO. See "Additional Information Regarding PICO -- Executive Compensation Employment and Change in Control Arrangements."

         The Employment Agreements further provide that in the event of the death or permanent and total disability of Mr. Langley or Mr. Hart occurring prior to December 31, 1998, such executive (or persons designated by him) will receive a lump sum of U.S.$800,016, less applicable withholding taxes. If such an event occurs on or after December 31, 1998 and prior to December 31, 2001, such executive (or persons designated by him) will receive a lump sum of U.S.$800,016, less applicable tax withholdings, and less any amount of salary earned from December 31, 1998 to the date of death or disability. In addition to this death/disability payment, such executive (or persons designated by him) will also receive his pro rata share of any Incentive Award that would have been payable in the year in which the death or disability occurred and any amount payable to such executive in connection with a Change of Control of F&W(USA) (as outlined above).

         From January 1, 1997 to November 30, 1997, GEC paid to Resource Equity Ltd. (a company in which James Hamilton holds 63% of the voting shares) $10,416.66 monthly, plus disbursements, for the consulting services provided by Mr. Hamilton to GEC. Commencing December 1, 1997, this fee was paid by Phoenix.

         Report on Executive Compensation by the GEC Board

         All compensation matters during the fiscal year ended December 31, 1997 were dealt with by the full GEC Board. Executive compensation is comprised of two elements: 1) salary or consulting fees, as the case may be; and 2) long-term incentive programs such as the Stock Option Plan. It is the preference of the GEC Board to have a meaningful portion of the executives' compensation, including that of the President and Chief Executive Officer, based on performance rather than a significant fixed annual compensation.

         Unless determined pursuant to their employment/consulting agreement, the base annual compensation of each executive officer of GEC is evaluated annually. In evaluating appropriate pay levels and increases for its executives, the GEC Board considers achievement of GEC's strategic goals, level of responsibility, individual performance, internal equity and external pay practices.

         GEC's long-term incentive compensation program includes the granting of stock options, which offer the executive the right to purchase GEC Common Shares at their fair market value on the date of the grant; however, no options were granted to the Named Executives during fiscal 1997.

         John R. Hart is the President and Chief Executive Officer of GEC. During 1997, Mr. Hart's compensation was governed by a consulting agreement dated January 1, 1997 with F&W(USA), a Subsidiary of GEC, the terms of which were approved by the GEC Board. This consulting agreement provided for a payment of U.S.$266,672 for advisory services provided during the fiscal year ended December 31, 1997. Effective December 31, 1997, Mr. Hart's consulting agreement was terminated and replaced with an employment agreement with F&W(USA), the terms of which are discussed under "Remuneration Contracts" below.

         Pursuant to a service compensation agreement with Phoenix Capital Ltd. ("Phoenix"), which as of December 31, 1997 was a Subsidiary of GEC, Mr. Hart was also granted one pre-emptive warrant (a "Pre-Emptive Warrant") of Phoenix in October of 1997 for past services rendered to Phoenix. This Pre-Emptive Warrant entitles Mr. Hart to acquire that number of securities equal to 6.67% of any offering of securities (including special warrants) issued by Phoenix where the consideration is comprised solely of a cash subscription price payable by the subscribers thereto. Such right is exercisable on or before October 23, 2002, at a price equal to the cash subscription price paid by investors pursuant to such offering.

         On November 25, 1997, Phoenix issued, by way of private placement, 2,950,000 special warrants (the "Phoenix Special Warrants") which were convertible into common shares of Phoenix ("Phoenix Common Shares") on a 1:1 ratio. The Phoenix Special Warrants were converted into Phoenix Common Shares on May 1, 1998. As of the date of this Joint Proxy Statement, Mr. Hart had not exercised his right as a holder of a Pre-Emptive Warrant in relation to this offering of Phoenix Special Warrants.

Report submitted by:

John R. Hart
Ronald Langley
Patrick C. MacCulloch
Peter N.T. Widdrington
David A. Williams

COMPENSATION OF DIRECTORS

         During the fiscal year ended December 31, 1997, all directors who were not also officers of GEC received an annual fee of $5,000, plus $1,000 for each directors' meeting they attended in person and $250 for each directors' meeting attended by telephone. GEC reimbursed the directors for expenses incurred in attending meetings of the GEC Board. During the fiscal year ended December 31, 1997, the directors of GEC were paid an aggregate of $14,626.71 for their services on the GEC Board. See also "Remuneration Contracts" above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         GEC has purchased and maintains a policy for insurance for the benefit of the directors and officers of GEC as permitted by subsection 136(4) of the OBCA. The policy insures directors and officers or, in circumstances where GEC's indemnification of directors and officers is available, GEC against certain liabilities incurred by the directors and officers in their capacity as directors and officers of GEC, except in certain limited circumstances including where such liability relates to the failure by a director or officer to act honestly and in good faith with a view to the best interests of GEC.

         An aggregate annual premium of $93,000 has been be paid by GEC for the insurance for the period April 12, 1997 to August 31, 1998 and no part of this premium was or will be paid by the directors or officers of GEC. The aggregate insurance coverage under the policy is limited to $25,000,000 and a deductible is not payable by any director or officer making a claim under the policy. A deductible of $100,000 per incident is payable by GEC with respect to any claim for which GEC's indemnification is available.

PERFORMANCE GRAPH

         The GEC Common Shares trade on the TSE and the ME under the symbol "GEC". As indicated in the graph below, during the period from March 31, 1993 to December 31, 1997, a $100 investment in GEC Common Shares grew to approximately $175.00. During the same period, a $100 investment in the Total Return Index of the TSE grew to approximately $207 and a $100 investment in the TSE 300 Composite Index grew to approximately $186.

                                 [INSERT GRAPH]











                         MAR. 31/93       MAR. 31/94      MAR. 31/95       DEC. 31/95      DEC. 31/96      DEC. 31/97
                        -------------    -------------   --------------   -------------   -------------   -------------
     GEC                    $100             $158            $103             $175            $163            $175
     TOTAL RETURN           $100             $123            $126             $140            $180            $207
     INDEX
     TSE 300                $100             $120            $120             $131            $165            $186

INTERESTS OF INSIDERS IN MATERIAL TRANSACTIONS

         On April 23, 1997, GEC completed acquisition of a 74.77% membership interest in NLRC (owner of approximately 1,365,000 acres of deeded land in northern Nevada) and PICO completed acquisition of the remaining interest. GEC financed this acquisition by the issuance of a convertible secured debenture (the "Convertible Debenture") in the principal amount of U.S.$34.5 million to PICO, of which U.S.$27.6 million was assigned to a wholly-owned Subsidiary of PICO, and by the issuance of a note (the "Note") payable to PICO in the amount of U.S.$5 million. At the closing of the public offering (the "GEC Public Offering") of 24,160,054 GEC Common Shares at Cdn.$2.59 per share in August 1997, PICO and its Subsidiaries subscribed for 13,586,143 GEC Common Shares. Both the Convertible Debenture and the Note have been repaid in full.

         On July 30, 1997, PICO and its wholly-owned Subsidiaries purchased 6,616,218 GEC Common Shares from MacKenzie Financial Corporation at a price of Cdn.$2.38 per share. This, together with the 13,586,143 GEC Common Shares acquired pursuant to the GEC Public Offering, brings their total GEC Common Share holding to 41,883,445 shares, or approximately 51.17% of the outstanding GEC Common Shares.

         In October 1997, the Corporation issued a promissory note, bearing interest at 7% per annum, to each of PICO and Physicians Investment Company in the amounts of U.S.$8.3 million and U.S.$8 million, respectively. As of July 31, 1998, both of these promissory notes have been repaid in full.

         As at January 1, 1997, GEC held 89,096,888 common share purchase warrants (the "Conex Purchase Warrants") of Conex Continental Inc. ("Conex"). The Conex Purchase Warrants are exercisable until August 2, 1999 at a price of $0.0566 per common share of Conex. During fiscal 1997, 22,195,043 Conex Purchase Warrants were exercised. GEC now holds 38% of Conex's voting shares. Until August 1997, Mr. Paul Brent served as a director of GEC and as director, Chief Financial Officer, and Corporate Secretary of Conex.

         See also "Report on Executive Compensation by the GEC Board" above.

                      APPROVAL OF JOINT PROXY STATEMENT BY
                        PICO HOLDINGS BOARD OF DIRECTORS


         The contents of this Joint Proxy Statement and the sending thereof to the PICO Shareholders has been approved by the PICO Board of Directors.


By Order of the PICO Board of Directors



John R. Hart
President and Chief Executive Officer

October ?, 1998

                      APPROVAL OF JOINT PROXY STATEMENT BY
                             GEC BOARD OF DIRECTORS


The contents of this Joint Proxy Statement and the sending thereof to the GEC Shareholders has been approved by the GEC Board of Directors.


By Order of the GEC Board of Directors



John R. Hart
President and Chief Executive Officer

October ?, 1998

                                    ANNEX "A"

                                    ANNEX "A"

                             ARRANGEMENT RESOLUTION

                      ARRANGEMENT UNDER SECTION 182 OF THE
                       BUSINESS CORPORATIONS ACT (ONTARIO)


BE IT RESOLVED THAT:



1. The arrangement (the "Arrangement") pursuant to section 182 of the Business Corporations Act (Ontario) involving the Company ("GEC"), the shareholders of the Company and PICO Holdings, Inc. ("PICO"), all as set forth in the plan of arrangement (the "Plan of Arrangement") attached as Schedule I to the combination agreement (the "Combination Agreement") dated ?, 1998 between the Company and PICO and which is attached as Annex "C" to the joint management information circular and proxy statement of the Company and PICO dated ?, 1998 (the "Circular") accompanying the Notice of this Meeting of the holders of common shares of the Company be, and it is hereby authorized, approved and adopted.

2. The Combination Agreement, the actions of the directors of the Company in approving the Arrangement and the actions of the officers of the Company in executing and delivering the Combination Agreement be, and they are hereby confirmed, ratified, authorized and approved.

3. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of the Company or that the Arrangement has been approved by the Ontario Court (General Division) (the "Court"), the directors of the Company be, and they are hereby authorized and empowered (i) to amend the Combination Agreement or the Plan of Arrangement to the extent permitted by the Combination Agreement, and (ii) not to proceed with the Arrangement at any time prior to the acceptance for filing of the final order (the "Final Order") of the Court made in connection with the approval of the Arrangement giving effect to the Arrangement without the further approval of the shareholders of the Company but only if the Combination Agreement is terminated in accordance with its terms.

4. Any one director or one officer of the Company be, and is hereby authorized, empowered and instructed, acting for, in the name of and on behalf of the Company, to execute, under the seal of the Company or otherwise, and to deliver such documents as are necessary or desirable, and to deliver the Articles of Arrangement contemplating the Arrangement or such other documents as are necessary or desirable to the Director appointed under section 278 of the Business Corporations Act (Ontario) in accordance with the Combination Agreement for filing.

5. Any one director or one officer of the Company be, and is hereby authorized, empowered and instructed, acting for, in the name of and on behalf of the Company, to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or to cause to be delivered, all such documents, agreements and instruments and to do or to cause to be done all such other acts and things as such one director or one officer of the Company shall determine to be necessary or desirable in order to carry out the intent of the foregoing paragraphs of this resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of such act or thing.

                                    ANNEX B

                                                               Court File No. ?

                            ONTARIO COURT OF JUSTICE
                               (GENERAL DIVISION)

                                 COMMERCIAL LIST



THE HONOURABLE                         )                   ?, DAY, THE ? DAY
                                       )
                   JUSTICE             )                   OF ? , 1998


                            GLOBAL EQUITY CORPORATION

                                                             APPLICANT



         IN THE MATTER OF AN APPLICATION UNDER SECTION 182, BUSINESS CORPORATIONS ACT, R.S.O. 1990, B.16, AS AMENDED, AND RULES 14.05(2) AND 14.05(3)(F) OF THE RULES OF CIVIL PROCEDURE



         AND IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT INVOLVING GLOBAL EQUITY CORPORATION AND PICO HOLDINGS, INC.



                                      ORDER

         THIS MOTION made by the Applicant, Global Equity Corporation, for an interim order for advice and direction, pursuant to section 182(5) of the Business Corporations Act, R.S.O. 1990, B.16, as amended, was heard this day at 393 University Avenue, Toronto, Ontario.

         ON READING the Notice of Application, Notice of Motion and the Affidavit of ? , sworn ? , 1998, and the exhibits attached thereto, and on hearing the submissions of counsel for the Applicant and of counsel to the Special Committee of the Applicant,

DEFINITIONS



1. THIS COURT ORDERS THAT, as used in this Order, all definitions are to be as in the Notices of Meetings and Joint Management Information Circular and Proxy Statement, attached as Exhibit ? to the ? Affidavit, with the following additions:

         "NOTICE" means the Notice of the GEC Shareholders' Meeting included with the Joint Proxy Statement.

THE GEC SHAREHOLDERS' MEETING

2. THIS COURT ORDERS THAT GEC be permitted to call, hold and conduct the GEC Shareholders' Meeting, in accordance with the Notice, the OBCA and the articles and by-laws of GEC, subject to the provisions of this Order, and to submit the Arrangement to the GEC Shareholders' Meeting and to seek approval thereof from the GEC Shareholders and the GEC Public Shareholders, in the manner set forth herein.

AMENDMENTS

3. THIS COURT ORDERS THAT GEC is authorized to make such amendments, revisions and/or supplements to the Arrangement as it may determine, and the Arrangement, as so amended, revised and supplemented shall be the Arrangement to be submitted to the GEC Shareholders' Meeting and to be the subject of the Arrangement Resolution.

NOTICE OF GEC SHAREHOLDERS' MEETING

4. THIS COURT ORDERS THAT GEC shall give notice of the GEC Shareholders' Meeting, substantially in the form of the Notice, subject to GEC's ability to insert dates and other relevant information in the final form of Notice. The Notice shall be given by one of the methods set out in paragraph 6 of this Order, not later than 21 days prior to the date established for the GEC Shareholders' Meeting in the Notice. Accidental failure of or omission by GEC to give notice to any one or more GEC Shareholders, or any failure or omission to give such notice as a result of events beyond the reasonable control of GEC, shall not constitute a breach of this Order or a defect in the calling of the GEC Shareholders' Meeting, but if any such failure or omission is brought to the attention of GEC, GEC shall use its best efforts to rectify it by the method and in the time most reasonably practicable in the circumstances.

THE JOINT PROXY STATEMENT

5. THIS COURT ORDERS THAT Minorca is hereby authorized and directed to send to the GEC Shareholders the Joint Proxy Statement, subject to such amendments, revisions or supplements as GEC may determine. The Joint Proxy Statement shall include the within Notice of Application and this Order as annexes thereto. The Joint Proxy Statement shall be distributed by one of the methods set out in paragraph 6 of this Order, not later than 21 days prior to the date established for the GEC Shareholders' Meeting in the Notice.

METHOD OF DISSEMINATION

6. THIS COURT ORDERS THAT the Notice, the Joint Proxy Statement and any other communications or documents determined by GEC to be necessary or appropriate shall be disseminated, sent and given to:

     (i) all registered holders of GEC Common Shares and to the directors of GEC, by GEC mailing same by pre-paid ordinary mail to such persons at their addresses as they appear on the books of GEC as of the GEC Record Date;

     (ii) all non-registered holders of GEC Common Shares, by GEC complying with its obligations under National Policy Statement No. 41 of the Canadian Securities Administrators; and

     (iii) the auditors of GEC, namely, ? , by GEC mailing same by pre-paid ordinary mail to them at ?.

DEEMED RECEIPT

7. THIS COURT ORDERS THAT the Notice, the Joint Proxy Statement, the within Notice of Application and this Order shall be deemed to have been received by the GEC Shareholders on the fifth day after mailing. No other form of service need be made or notice given or other material served in respect of these proceedings.

                                      -5-
VOTING

8. THIS COURT ORDERS THAT in order for the Arrangement to be implemented, the Arrangement Resolution must be passed, with or without variation, at the GEC Shareholders' Meeting by:

         (i) a two-thirds majority of the votes cast in respect of the Arrangement Resolution in person or by proxy by GEC Shareholders; and

         (ii) a simple majority of the votes cast in respect of the Arrangement Resolution in person or by proxy by GEC Public Shareholders.

Such votes shall be sufficient to authorize and direct GEC to do all such acts and things as may be necessary or desirable to give effect to the Arrangement on a basis consistent with what is provided for in the Joint Proxy Statement and no further shareholder approval shall be required, subject only to this Court's final approval of the Arrangement.

9. THIS COURT ORDERS THAT the only persons entitled to vote in person or by proxy on the Arrangement Resolution shall be the GEC Shareholders and the GEC Public Shareholders as at the close of business on the Record Date, subject to the provisions of the OBCA with respect to persons who become registered holders of GEC common shares after the Record Date.

DISSENT RIGHTS

10. THIS COURT ORDERS THAT each GEC Shareholder shall be entitled to exercise rights of dissent with respect to the Arrangement Resolution in accordance and compliance with section 185 of the OBCA and that any such GEC Shareholder who exercises such right of dissent and who:

     (x) is ultimately entitled to be paid fair value for his, her or its GEC Common Shares, shall be deemed to have transferred his, her or its GEC Common Shares to GEC for cancellation on the date on which the Arrangement becomes effective under the OBCA, but shall not be entitled to any other payment or consideration including any payment that would be payable under the Arrangement had such holder not exercised such right of dissent; or

     (xi) is for any reason ultimately not entitled to be paid fair value for his, her or its GEC Common Shares, shall be deemed to have participated in the Arrangement on the same basis and at the same time as any non-dissenting GEC Shareholder and shall be entitled to receive any shares or receive payment on the same basis as any non-dissenting holder under the Arrangement.

HEARING OF APPLICATION FOR FINAL ORDER

11. THIS COURT ORDERS THAT upon the passing of the Arrangement Resolution pursuant to the provisions of paragraph 8 hereof, the Applicant shall be permitted to apply to this Court for final approval of the Arrangement pursuant to the within Notice of Application.

12. THIS COURT ORDERS THAT the only persons entitled to appear and be heard at the hearing of the within Application shall be:

     (xii)    the Applicant; and

     (xiii) persons who have filed a Notice of Appearance herein in accordance with the Notice of Application and the Rules of Civil Procedure.

                                                              Court File No. ?

                            ONTARIO COURT OF JUSTICE
                               (GENERAL DIVISION)

                                 COMMERCIAL LIST

                            GLOBAL EQUITY CORPORATION

                                                                       Applicant

         IN THE MATTER OF AN APPLICATION UNDER SECTION 182, BUSINESS CORPORATIONS ACT, R.S.O. 1990, B.16, AS AMENDED, AND RULES 14.05(2) AND 14.05(3)(f) OF THE RULES OF CIVIL PROCEDURE



         AND IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT INVOLVING GLOBAL EQUITY CORPORATION AND PICO HOLDINGS, INC.



                              NOTICE OF APPLICATION

TO THE RESPONDENTS

         A LEGAL PROCEEDING HAS BEEN COMMENCED by the applicant. The claim made by the applicant appears on the following pages.

         THIS APPLICATION will come on for hearing on, ?, October ? 1998, at ? a.m., before a Judge presiding over the Commercial List at 393 University Avenue, Toronto, Ontario.

         IF YOU WISH TO OPPOSE THIS APPLICATION, you or an Ontario lawyer acting for you must forthwith prepare a notice of appearance in Form 38C prescribed by the Rules of Civil Procedure, serve it on the applicant's lawyer or, where the applicant does not have a lawyer, serve it on the applicant, and file it, with proof of service, in this court office, and you or your lawyer must appear at the hearing.

         IF YOU WISH TO PRESENT AFFIDAVIT OR OTHER DOCUMENTARY EVIDENCE TO THE COURT OR TO EXAMINE OR CROSS-EXAMINE WITNESSES ON THE APPLICATION, you or your lawyer must, in addition to serving your notice of appearance, serve a copy of the evidence on the applicant's lawyer or, where the applicant does not have a lawyer, serve it on the applicant, and file it, with proof of service, in the court office where the application is to be heard as soon as possible, but not later than 2 p.m. on the day before the hearing.

         IF YOU FAIL TO APPEAR AT THE HEARING, JUDGMENT MAY BE GIVEN IN YOUR ABSENCE AND WITHOUT FURTHER NOTICE TO YOU.

         If you wish to oppose this application but are unable to pay legal fees, legal aid may be available to you by contacting a local legal aid office.

Date:  ?, 1998                     Issued by:                 (signed)
Local registrar

                                   Address of
                                   Court office:     393 University Avenue
                                                     Toronto, Ontario



TO:       All holders of securities of Global Equity Corporation as at ?, 1998

AND TO:   [THE DIRECTORS OF GLOBAL EQUITY CORPORATION AS AT ?, 1998]

AND TO:   [GEC AUDITORS]

AND TO:   [COUNSEL TO THE SPECIAL COMMITTEE OF GLOBAL EQUITY CORPORATION]

                                   APPLICATION



1.                 THE APPLICANT MAKES APPLICATION FOR:



         (a) An interim Order for advice and direction pursuant to section 182(5) of the Business Corporations Act, R.S.O. 1990, B.16, as amended (the "OBCA"), with respect to a proposed arrangement (the "Arrangement") between Global Equity Corporation ("GEC") and PICO HOLDINGS, Inc. ("PICO") and with respect to the within application; and

         (b) A final Order (the "Final Order") pursuant to section 182(3) of the OBCA, approving the Arrangement; and

         (c) Such further and other relief as this Honourable Court may deem just.



2. THE GROUNDS FOR THE APPLICATION ARE:



         (a)       All statutory requirements under the Act have been fulfilled;

         (b) The Arrangement is in the best interests of the holders of securities of GEC and is fair and reasonable;

         (c) If made, the Final Order will constitute the basis for an exemption under the Securities Act of 1933, as amended, of the United States of America, with respect to the securities of PICO to be issued under the arrangement;

         (d)      Section 182 of the OBCA;

         (e)      Rules 14.02, 14.05(3)(f), 17.02(n) and 17.02(o) of the Rules
                  of Civil Procedure; and

         (f) Such further and other grounds as counsel may advise and this Honourable Court may permit.

3. THE FOLLOWING DOCUMENTARY EVIDENCE WILL BE USED AT THE HEARING OF THE
   APPLICATION:



         (a) Affidavit of ? , to be sworn ? , together with the exhibits annexed thereto; and

         (b) Such further and other material as counsel may advise and this Honourable Court may permit.



Date of issue:  ?, 1998                   GOODMAN PHILLIPS & VINEBERG
                                          Barristers & Solicitors
                                          Suite 2400, P.O. Box 24
                                          250 Yonge Street
                                          Toronto, Ontario
                                          M5B 2M6

                                          Tom Friedland / LSUC #31848L
                                          Phone:  (416) 979-2211
                                          Fax:  (416) 979-1234


                                          Solicitors for the Applicant,
                                          Global Equity Corporation

                                    ANNEX C

COMBINATION AGREEMENT INCLUDING PLAN OF ARRANGEMENT

THIS AGREEMENT dated ?, 1998


B E T W E E N :


   PICO HOLDINGS, INC., a corporation incorporated under the laws of California (hereinafter called "PICO")

                                                              OF THE FIRST PART;

                  - and -

                  GLOBAL EQUITY CORPORATION, a corporation incorporated under the laws of the Province of Ontario (hereinafter called "GEC")

                                                             OF THE SECOND PART.



         WHEREAS subject to the terms and conditions set forth in this Agreement, GEC intends to propose the Arrangement to the holders of the Common Shares pursuant to and in accordance with the provisions of section 182 of the OBCA;

         AND WHEREAS pursuant to the Arrangement, each issued and outstanding Common Share, other than those owned by PICO or held by Shareholders who duly exercise rights of dissent, will be exchanged for 0.4628 of a PICO Share, and each GEC Warrant will be exchanged for 0.4628 of a PICO Warrant;

         AND WHEREAS the parties hereto have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to the Arrangement;

         THEREFORE, in consideration of their respective covenants and agreements herein, the parties agree:


                                   ARTICLE I.
                                 INTERPRETATION

1.1      DEFINITIONS.

         In this Agreement, including the recitals, the following terms have the following meanings:

         "AGREEMENT", "hereof", "hereunder" and similar expressions mean this Agreement, including the exhibits hereto, and not any particular article, section or other portion hereof, and include any agreement or instrument supplementary or ancillary hereto;

         "ARRANGEMENT" means the arrangement under section 182 of the OBCA on the terms and conditions set out in the Plan of Arrangement and any amendment or variation thereof made in accordance with section 6.2 hereof;

         "ARRANGEMENT RESOLUTION" means the special resolution to authorize the Arrangement, to be considered by GEC Shareholders at the GEC Shareholders' Meeting;

         "BUSINESS DAY" means a day other than a Saturday, Sunday or holiday within the meaning of the Interpretation Act (Ontario), R.S.O. 1990, c. I.11, as amended;

         "CGCL" means the California General Corporation Law, as amended;

         "COURT" means the Ontario Court of Justice (General Division);

         "DISSENTING SHAREHOLDERS" means GEC Shareholders who have duly exercised, and who do not prior to the Effective Date withdraw or otherwise relinquish, the right of dissent available to such GEC Shareholders in respect of the Arrangement Resolution;

         "EFFECTIVE DATE" means the date shown on the Certificate of Amendment to be issued under the OBCA giving effect to the Arrangement;

         "EFFECTIVE TIME" means 12:01 a.m. (Toronto time) on the Effective Date;

         "EXCHANGE RATIO" means the ratio of 0.4628 of a PICO Share to one Common Share, and the ratio of 0.4628 of a PICO Warrant to one GEC Warrant, being the exchange ratio contemplated by subsection 2.1.2;

         "FAIRNESS OPINION" means the opinion dated ?, 1998, provided to the GEC Board by the Independent Financial Adviser stating that the Arrangement is fair, from a financial point of view, to GEC Public Shareholders, which Fairness Opinion includes a Valuation;

         "FINAL ORDER" means the final order of the Court approving the Arrangement;

         "GEC BOARD" means the board of directors of GEC;

         "GEC COMMON SHARES" means the common shares in the capital of GEC;

         "GEC FINANCIAL STATEMENTS" means the audited financial statements of GEC for and as at the year ended December 31, 1997, prepared on a consolidated basis;

         "GEC OPTION PLAN" means GEC's Employee and Director Stock Option Plan
         (1993), as amended;

         "GEC OPTIONS" means options granted under the GEC Option Plan;

         "GEC PUBLIC SHAREHOLDERS" means GEC Shareholders, other than:

                  (a)      GEC;

                  (b)      PICO;

                  (c)      any Related Party of PICO;

                  (d) any person or company acting jointly or in concert with any person referred to in paragraph (a), (b) or
                           (c) in respect of the Arrangement; or

                  (e)      an affiliate of any of the foregoing;

         "GEC SHAREHOLDERS" means the holders of GEC Common Shares;

         "GEC SHAREHOLDERS' MEETING" means the special meeting of the GEC Shareholders to be held on or about November ?, 1998 to consider, among other matters, and if deemed advisable, to approve, the Arrangement Resolution;

         "GEC WARRANTS" means common share purchase warrants issued by GEC under an indenture dated October 21, 1993, between GEC and Montreal Trust Company of Canada, as supplemented and amended;

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

         "INDEPENDENT FINANCIAL ADVISER" means First Marathon Securities
         Limited;

         "INTERIM ORDER" means the interim order of the Court under subsection 182(5) of the OBCA providing for, among other things, the calling and holding of the GEC Shareholders' Meeting;

         "JOINT PROXY STATEMENT" means the joint management information circular and proxy statement to be sent by GEC to the GEC Shareholders in connection with the GEC Shareholders' Meeting and to be sent by PICO to its shareholders in connection with the PICO Shareholders' Meeting;

         "OBCA" means the Business Corporations Act, R.S.O. 1990, c. B.16, as amended;

         "PICO ARTICLES"  means the articles of incorporation of PICO;

         "PICO COMMON STOCK" means the class of common stock in the authorized capital of PICO, and any other securities into which such shares may be changed or for which such shares may be exchanged or any other consideration which may be received by the holders of such shares pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or an amalgamation, merger, liquidation or similar transaction affecting, such shares;

         "PICO FINANCIAL STATEMENTS" means the audited financial statements of PICO for and as at the year ended December 31, 1997 prepared on a consolidated basis;

         "PICO REVERSE STOCK SPLIT" means the proposed one-for-five consolidation of PICO Common Stock which, if approved at the PICO Meeting, will be effected immediately after the Effective Time;

         "PICO SHARE" means a share of PICO Common Stock;

         "PICO SHAREHOLDERS' MEETING" means the annual meeting of the Shareholders of PICO to be held on or about November ?, 1998 to consider, among other matters, and if deemed advisable, to approve the transactions contemplated by the Arrangement;

         "PICO SUBSIDIARIES" means the subsidiaries of PICO excluding GEC and subsidiaries of GEC;

         "PICO WARRANT" means a PICO Share purchase warrant to be issued pursuant to the PICO Warrant Indenture by PICO under the Arrangement, each of which will entitle the holder thereof to purchase one PICO share for U.S.$4.76 on or before June 30, 1999;

         "PICO WARRANT INDENTURE" means the warrant indenture to be entered into by PICO and a warrant agent effective as of the Effective Time;

         "PLAN OF ARRANGEMENT" means the statement of the Arrangement set out as
         Exhibit 1 hereto;

         "POLICY 9.1" means Ontario Securities Commission Policy Statement No.
         9.1 and Policy Q-27 of the Quebec Securities Commission;

         "RELATED PARTY" has the meaning ascribed thereto in Policy Statement No. 9.1 of the Ontario Securities Commission;

         "SEC" means the Securities and Exchange Commission;

         "SPECIAL COMMITTEE" means the special committee of the GEC Board appointed by resolution passed by the GEC Board on April 14, 1998;

         "TRANSFER AGENT" means Equity Transfer Services Inc.; and

         "VALUATION" means a valuation opinion (valuing the GEC Common Shares and the PICO Common Stock) forming part of the Fairness Opinion provided to the GEC Board by the Independent Financial Adviser.

1.2      SUBSIDIARIES AND AFFILIATES.

         For the purposes of this Agreement, a corporation shall be deemed to be a subsidiary or affiliate of another corporation if the former corporation is a subsidiary or affiliate, as the case may be, of the latter corporation within the meaning of those terms provided in the OBCA.

1.3      CURRENCY.

         All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

1.4      INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

         The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.5      NUMBER, ETC.

         Unless the subject matter or context requires the contrary, words importing the singular number only shall include the plural and vice-versa; words importing the use of any gender shall include both genders; and words importing persons shall include firms and corporations.

1.6      DATE OF ANY ACTION.

         In the event that any date on which any action is required to be taken hereunder by any party hereto is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

1.7      ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof. There are no representations, warranties, covenants or conditions with respect to the subject matter hereof except as contained herein, or in any other written agreement, document or instrument signed and delivered contemporaneously with the execution and delivery of this Agreement or contemplated by or referred to in this Agreement.

1.8      KNOWLEDGE.

         The use in this Agreement of the phrases "GEC's knowledge", "knowledge of GEC" and "known to GEC" with respect to any matter or thing shall, unless the context otherwise requires, be interpreted to mean the actual knowledge of the senior officers of GEC after inquiry by such officers of the management or employees of GEC who have management responsibility over the area of GEC's business to which the subject matter of GEC's actual knowledge relates, and the phrases "PICO' knowledge", "knowledge of PICO" and "known to PICO" have, unless the context otherwise requires, a corresponding meaning.


                                    ARTICLE 2
                                 THE ARRANGEMENT

2.1      THE ARRANGEMENT.

         2.1.1 As soon as reasonably practicable, GEC shall file, proceed with and diligently prosecute an application to the Court for the Interim Order. The Interim Order applied for shall provide that the requisite majority for the approval of the Arrangement at the GEC Shareholders' Meeting shall be (i) two-thirds of the votes cast by the GEC Shareholders, and (ii) a majority of the votes cast by the GEC Public Shareholders. GEC shall call the GEC Shareholders' Meeting and shall deliver the Joint Proxy Statement to all GEC Shareholders. If the approval of the Arrangement, given by the requisite majorities required by the Interim Order, is obtained at the GEC Shareholders' Meeting, as soon as reasonably practicable thereafter, subject to fulfilment of the conditions set forth in subsection 5.1.6, GEC shall promptly and diligently take the necessary steps to obtain the Final Order under section 182 of the OBCA approving the Arrangement. If such Final Order is obtained, as soon as reasonably practicable thereafter, and subject to the fulfilment or waiver of any conditions contained in Article 5 hereof, GEC shall file, pursuant to subsection 183(1) of the OBCA, articles of arrangement to give effect to the Arrangement.

         2.1.2 Pursuant to the Plan of Arrangement the following distinct events will occur, at the Effective Time in the sequence set out:

                  (a) all GEC Common Shares (other than the GEC Common Shares held by PICO or by Dissenting Shareholders) shall be assigned and transferred to PICO in consideration of PICO Shares on the basis of 0.4628 of a PICO Share for each GEC Common Share. No fractional PICO Shares will be issued. All PICO Shares to be so issued shall be rounded to the next lowest whole number if the first decimal place is less than five and rounded to the next highest whole number if the first decimal place is five or greater, without compensation therefor to the holders of such shares;

                  (b) upon the exchange referred to in paragraph (a) above, each Shareholder whose GEC Common Shares have been so exchanged shall cease to be a holder of GEC Common Shares, shall have its name removed from the register of GEC Common Shares, and shall become a holder of a number of fully paid PICO Shares to which he is entitled as above described, and such holder's name shall be added to the register of holders of PICO Shares;

                  (c) all GEC Warrants shall be exchanged for PICO Warrants on the basis of 0.4628 of a PICO Warrant for each GEC Warrant. No fractional PICO Warrants will be issued. All PICO Warrants to be so issued shall be rounded to be next lowest whole number if the first decimal place is less than five and rounded to be next highest whole number if the first decimal place is five or greater, without compensation therefor to the holders; and

                  (d) all GEC Common Shares held by Dissenting Shareholders shall, if the Dissenting Shareholder is ultimately entitled to be paid the fair value thereof, be deemed to be transferred to GEC for cancellation at the Effective Time;

                  all as more specifically provided for in the Plan of Arrangement.

         2.1.3    On or before the Effective Time:

                  (a) PICO shall (if necessary) file with the Secretary of State of California amendments to the PICO Articles pursuant to the CGCL which shall authorize the issuance of a sufficient number of PICO Shares so that the issuances contemplated by subsection 2.1.2 may be effected and the rights of holders of PICO Warrants may be honoured; and

                  (b) PICO and a warrant agent shall execute and deliver the PICO Warrant Indenture.

         2.1.4 If, prior to the Effective Date, PICO or GEC recapitalizes through a subdivision of its outstanding shares into a greater number of shares or a consolidation of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, the Exchange Ratio will be adjusted appropriately to maintain the relative proportionate interests of the holders of the GEC Common Shares and the holders of PICO Common Stock.

         2.1.5 Holders of GEC Common Shares may exercise rights of dissent with respect of such shares in connection with the Arrangement pursuant to and in the manner set forth in Section 185 of the OBCA and Article 5 of the Plan of Arrangement (such holders are referred to in this Agreement as "Dissenting Shareholders"). GEC shall give PICO (i) prompt notice of any written demands of a right of dissent, withdrawals of such demands, and any other instruments served pursuant to the OBCA and received by GEC in connection therewith, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such rights. GEC shall not, except with the prior written consent of PICO, voluntarily make any payment with respect to any such rights or settle any such rights.

         2.1.6    At the Effective Time:

                  (a) the directors and officers of GEC will be as designated by PICO;

                  (b) each GEC Common Share and GEC Warrant outstanding immediately prior to the Effective Date will be exchanged as provided in section 2.1.2; and

                  (c) the Arrangement will, from and after the Effective Time, have all of the effects provided by applicable law, including, without limitation, the OBCA.

         2.1.7 As soon as is possible after the Effective Time, PICO shall file with the Secretary of State of California amendments to the PICO Articles reflecting the PICO Reverse Stock Split.

         2.1.8 The parties intend to adopt this Agreement and the Plan of Arrangement as a plan of reorganization constituting a recapitalization under Section 368(a)(1)(B) of the U.S. Internal Revenue Code, as amended.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.1      REPRESENTATIONS AND WARRANTIES OF GEC.

         GEC represents and warrants to PICO as follows (and acknowledges that PICO is relying upon such representations and warranties in connection with the matters contemplated by this Agreement):

         3.1.1 each of GEC and its subsidiaries has been duly incorporated and is a validly existing corporation under the laws of its jurisdiction of incorporation, and each has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being carried on;

         3.1.2 GEC has the corporate power and authority to enter into this Agreement and, subject to the Interim Order and the Final Order and obtaining the requisite approvals contemplated hereby and thereby, to perform its obligations hereunder and under the Arrangement;

         3.1.3 this Agreement has been duly authorized, executed and delivered by GEC and constitutes a valid and binding obligation of GEC enforceable against GEC in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally;

         3.1.4 the execution and delivery of this Agreement by GEC and the consummation by GEC of the transactions contemplated hereby and by the Arrangement do not and will not:

                  (a) result in the breach of, or violate any term or provision of, the articles or by-laws of GEC;

                  (b) violate or contravene any applicable laws, the contravention of which could reasonably be expected to (i) prevent or hinder the completion of the Arrangement, or (ii) prevent or materially hinder the completion of any other transaction contemplated by this Agreement (provided that GEC: (i) files the Joint Proxy Statement with all Canadian provincial securities regulatory authorities having jurisdiction and the Court and mails the Joint Proxy Statement to all Shareholders in connection with the GEC Shareholders' Meeting (ii) obtains the approval of the Court to the Arrangement and files the Articles of Arrangement and any other documents required by the OBCA; and (iii) makes such filings and obtain such authorizations, orders and approvals as may be required under applicable securities laws and stock exchange rules); or

                  (c) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, written or oral, to which GEC is a party or by which it may be bound, the contravention of which could reasonably be expected to (i) prevent or hinder the completion of the Arrangement, or (ii) prevent or materially hinder the completion of any other transaction contemplated by this Agreement;

         3.1.5 the authorized share capital of GEC consists of an unlimited number of GEC Common Shares and an unlimited number of preferred shares, issuable in series, of which 81,853,076 GEC Common Shares and no preferred shares were issued and outstanding as of the close of business on September 17, 1998;

         3.1.6 no person has any agreement, right or option, or any privilege capable of becoming an agreement, right or option, for the purchase or issuance of any unissued GEC Common Shares or any unissued shares of any subsidiary of GEC, except for GEC Options to purchase an aggregate of 6,567,600 GEC Common Shares currently granted and outstanding under GEC's Option Plan (including 1,327,600 held by a former director of GEC) and 2,411,263 GEC Warrants;

         3.1.7 except for the fees and expenses payable to the Independent Financial Adviser, neither GEC nor any of its subsidiaries has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement; and

         3.1.8    the Special Committee has received the Fairness Opinion.

3.2      REPRESENTATIONS AND WARRANTIES OF PICO.

PICO represents and warrants to GEC as follows (and acknowledges that GEC is relying upon such representations and warranties in connection with the matters contemplated by this Agreement):

         3.2.1 each of PICO and the PICO Subsidiaries has been duly incorporated and is a validly existing corporation under the laws of its jurisdiction or incorporation, and has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being carried on;

         3.2.2 PICO has the corporate power and authority to enter into this Agreement and, subject to the Interim Order and the Final Order and obtaining the requisite approvals contemplated hereby (and in particular by subsection 5.1.6 hereof) and thereby, to perform its obligations hereunder and under the Arrangement;

         3.2.3 this Agreement has been duly executed and delivered by PICO and constitutes a valid and binding obligation of PICO enforceable against PICO in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally;

         3.2.4 the execution and delivery of this Agreement by PICO and the consummation by PICO of the transactions contemplated hereby and by the Arrangement have been duly authorized by the board of directors of each of PICO and do not contravene:

                  (a)      the articles or by-laws of PICO; or

                  (b) any applicable laws (subject to fulfilment of the conditions hereof), the contravention of which could reasonably be expected to (i) prevent or hinder the completion of the Arrangement, or (ii) prevent or materially hinder the completion of any other transaction contemplated by this Agreement (provided that PICO: (i) files the Joint Proxy Statement with the SEC; (ii) makes such filings, authorizations, orders and approvals as may be required under State "control share acquisition", "anti-take-over" or similar statutes and regulations; (iii) makes such filings and obtains such authorizations, orders and approvals as may be required under foreign laws, state securities laws and applicable stock exchange rules; and (iv) makes such filings and notifications as may be required under the HSR Act); or

                  (c) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, written or oral, to which PICO is a party or by which it may be bound, the contravention of which could reasonably be expected to (i) prevent or hinder the completion of the Arrangement, or (ii) prevent or materially hinder the completion of any other transaction contemplated by this Agreement;

         3.2.5 the authorized share capital of PICO consists of 100,000,000 Shares of PICO Common Stock and 2,000,000 preferred shares of which 32,591,718 shares of PICO Common Stock and no preferred shares were issued and outstanding as of the close of business on September 17, 1998;

         3.2.6 no person has any agreement, right or option, or any privilege capable of becoming an agreement, right or option, for the purchase or issuance of any unissued PICO Shares or any unissued shares of any of PICO Subsidiaries, except for options to purchase an aggregate of 2,572,031 shares (not including 2,425,072 options granted to members of the GEC management group, which options are conditional on the waiver by the grantee of their GEC options and on completion of the Arrangement) of PICO Common Stock currently granted and outstanding under PICO Holding's stock option plans;

         3.2.7 each of PICO and the PICO Subsidiaries holds such right and title to the assets used in connection with its business as may be requisite for the carrying on of its business in accordance with current and normal industry practice;

         3.2.8 the PICO Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a basis consistent with prior periods and present fairly and disclose in all material respects, on a consolidated basis, the assets and liabilities and the financial condition of PICO as of the date thereof and the results of its operations and cash flow for the period then ended. Neither PICO nor any of the PICO Subsidiaries has any material liabilities or obligations, whether accrued, absolute, contingent or otherwise, other than as reflected in the PICO Financial Statements;

         3.2.9 the books of account and other records of PICO, whether of a financial or accounting nature or otherwise, have been maintained in accordance with prudent business practices in all material respects, and the minute books of PICO are true and correct and contain the minutes of all meetings and resolutions of the directors and shareholders of PICO;

         3.2.10   neither PICO nor any of the PICO Subsidiaries is:

                  (a) in breach or violation of any of the material terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement (written or oral) or instrument to which PICO or any of the PICO Subsidiaries is a party or by which PICO or any of the PICO Subsidiaries is bound or to which any of the property or assets of PICO or any of the PICO Subsidiaries is subject; or

                  (b) in breach or violation of any of the provisions of its articles, by-laws or resolutions or, where such breach or violation could have a material adverse effect on PICO and the PICO Subsidiaries (on a consolidated basis), any statute or any order, rule or regulation of any court or government or governmental agency or authority having jurisdiction over PICO or any of the PICO Subsidiaries or any of their properties or assets;

         3.2.11 there are no actions, suits, proceedings or investigations commenced, or to the best of the knowledge of PICO (after due inquiry) contemplated or threatened against or affecting PICO or any of the PICO Subsidiaries at law or in equity, or before or by any governmental department, commission, board, bureau, court, agency, arbitrator or instrumentality, domestic or foreign, of any kind nor, to the best of the knowledge of PICO (after due inquiry) are there any existing facts or conditions which may reasonably be expected to be a proper basis for any actions, suits, proceedings or investigations which in any case would prevent or hinder the Arrangement or which can reasonably be expected to materially adversely affect the business, operations, prospects, properties, assets or affairs of PICO and the PICO Subsidiaries on a consolidated basis;

         3.2.12   since December 31, 1997:

                  (i) there has been no material adverse change (or any event, condition or state of facts which may reasonably be expected to give rise to any such change), in the assets, financial condition, business or prospects of PICO and the PICO Subsidiaries on a consolidated basis, other than as disclosed in the Joint Proxy Statement;

                  (ii) PICO has conducted its business, and caused the PICO Subsidiaries to conduct their respective businesses, in the ordinary course of business consistent with normal industry practice;

                  (iii) PICO has not made any change in its accounting principles and practices as theretofore applied including, without limitation, the basis upon which its assets and liabilities are recorded on its books and its earnings and profits and losses are ascertained; and

                  (iv) PICO has not declared, paid or set aside for payment any dividend or distribution of any kind in respect of any of its outstanding shares, nor made any repayments of share capital.

         3.2.13 PICO has made available to the Special Committee and its professional advisers all files, documents and other materials and information in its possession, under its direct or indirect control or within its knowledge, after due enquiry, that could reasonably be considered to be material to the Special Committee and its professional advisers in the context of the transactions contemplated herein and has provided the Special Committee and its professional advisers with an opportunity to discuss all such files, documents or other materials and information with directors or officers of PICO and the PICO Subsidiaries who could reasonably be expected to be aware of such files, documents or other materials and information. Additionally, PICO has not failed to disclose to the Special Committee and its professional advisers any information regarding any event, circumstance or action taken or failed to be taken which could have a material adverse effect on the business, operations, assets, capitalization, financial condition, prospects, rights or liabilities of or relating to PICO and the PICO Subsidiaries, taken as a whole, or which may be prejudicial to or reduce the likelihood of approval by the Court of the Arrangement or the success of the transactions contemplated herein, including, without limiting the generality of the foregoing, disclosure of any information relating to any material action, suit, claim, condemnation, order or other proceeding pending before any court or governmental commission, department, board, authority or any other administrative agency or office, or any state of facts existing which could constitute the basis of any such action, suit, claim, condemnation, order or other proceeding involving or affecting PICO or any of the PICO Subsidiaries;

         3.2.14 the information contained (or incorporated by reference) in the Joint Proxy Statement relating to PICO will (unless superseded by more current information contained therein) contain no untrue statement of a material fact or will not omit to state a material fact that is required to be stated or if it is necessary to make a statement not misleading in light of the circumstances in which it is made, and the Joint Proxy Statement will comply as to form in all material respects with regulatory requirements applicable to PICO;

         3.2.15 provided that the Arrangement is completed on the terms set forth herein and in the Plan of Arrangement, the PICO Common Stock to be issued under the Arrangement, including the PICO Common Stock issuable upon the exercise of PICO Warrants, will be duly and validly authorized and (in the case of the PICO Common Stock issuable upon exercise of the PICO Warrants, on receipt of the exercise price therefor) will be duly and validly issued as fully paid and non-assessable shares in the capital of PICO;

         3.2.16 the issuance of PICO Common Stock and of PICO Warrants under the Arrangement is exempt from the prospectus requirements of applicable U.S. and Canadian provincial securities legislation;

         3.2.17 except as disclosed in the Joint Proxy Statement, neither PICO nor any of its affiliates has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement;

         3.2.18 each of PICO and the PICO Subsidiaries has paid or made adequate provision in accordance with applicable accounting principles for all taxes and other amounts owing to any governmental authority which are due and payable by them prior to the Effective Date. There are no unpaid assessments or reassessments for any taxes and no outstanding material issues raised by any governmental authority other than as disclosed to the Special Committee and/or its professional advisers on or prior to the date of this Agreement;

         3.2.19 PICO has not failed to file any report, notice, declaration or other document that is required to be filed by it pursuant to the requirements of the applicable securities laws which would, if filed, disclose a material change in the business, operations, assets, capitalization, financial condition, prospects, rights or liabilities of or relating to PICO and the PICO Subsidiaries, taken as a whole.


                                    ARTICLE 4
                                    COVENANTS

4.1      COVENANTS OF GEC.

         GEC covenants that prior to the Effective Date, it shall, and it shall cause each of its affiliates, to do, take or perform or refrain from doing, taking and performing such actions and steps as may be necessary or advisable to ensure compliance with the following:

         4.1.1 GEC will not take any action which might, directly or indirectly, interfere or be inconsistent with or otherwise adversely affect the completion of the Arrangement and, without limiting the generality of the foregoing, GEC:

                  (i) will carry on its business in, and only in, the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization, licenses and permits to the end that its goodwill and business shall be maintained;

                  (ii) will not disclose to any person, other than officers, directors and key employees and professional advisers of GEC, confidential information relating to PICO except information disclosed in the Joint Proxy Statement, information required to be disclosed by law, or information otherwise legally known to the public or GEC; and

                  (iii) will not, directly or indirectly, solicit, initiate or encourage proposals or offers from, or negotiations with, any person, or provide information to any person relating to any other potential transaction with respect to, or assist or participate in or facilitate any effort or attempt with respect to, the disposition of all or a material portion of its business or assets or its outstanding securities or any merger, business combination or a similar transaction involving GEC or the GEC Common Shares, provided that nothing in this Agreement shall be construed as limiting the power of the GEC Board to respond as required by law to any submission or proposal regarding any acquisition or disposition of assets or to amalgamate, merge or effect an arrangement or otherwise fulfil their fiduciary duties to GEC and its shareholders in relation to such transaction if to do so would, in the opinion of the GEC Board (having consulted qualified outside counsel), be a proper exercise of such directors' fiduciary duties and provided further that the foregoing shall not entitle GEC to terminate this Agreement, to not proceed with the GEC Shareholders' Meeting as contemplated herein or to withdraw from the shareholders' vote on the Arrangement, and provided further that in the event that GEC or any of its affiliates receives any proposal or offer referred to in subparagraph 4.1.1(iii) or an inquiry with respect thereto, GEC shall promptly notify PICO in writing of all relevant details relating thereto;

         4.1.2 GEC will use all reasonable efforts to do all acts and things as may be necessary or desirable to ensure the successful implementation of the Arrangement and, without limiting the generality of the foregoing:

                  (a) subject to the granting of the Interim Order, GEC will use all reasonable efforts to, as soon as practicable and in any event on or before October ?, 1998 (provided that PICO has complied with its covenant in subsection 4.2.4), complete the preparation of the Joint Proxy Statement and mail to its shareholders and file in all jurisdictions where the Joint Proxy Statement and other document are required in connection with the GEC Shareholders' Meeting, all in accordance with National Policy No. 41 of the Canadian Securities Administrators, the Interim Order and applicable law, and GEC will use all reasonable efforts to, as soon as practicable and in any event on or before December 15, 1998, convene the GEC Shareholders' Meeting for the purpose of approving the Arrangement in accordance with the Interim Order;

                  (b) GEC will cause a list of GEC Shareholders as of the record date for the GEC Shareholders' Meeting, in a form suitable for soliciting of GEC Shareholders and prepared by the transfer agent of GEC, to be delivered to PICO not later than the second business day after such record date; and

                  (c) GEC will use all reasonable efforts to cause each of the conditions precedent set forth in sections 5.1 and 5.3 which is within its control to be complied with;

         4.1.3 subject to compliance by PICO with subsection 4.2.4, GEC will ensure that the Joint Proxy Statement complies with all applicable disclosure laws and, without limiting the generality of the foregoing, provides GEC Shareholders to which such Joint Proxy Statement is sent with information in sufficient detail to reach an informed decision concerning the matters before them; and

         4.1.4 the indenture governing the GEC Warrants will, prior to October 21, 1998, be supplemented and amended in accordance with its terms to extend the expiry date of the GEC Warrants to May 31, 1999 and to provide for the exchange contemplated by subsection 2.1.2.

4.2      COVENANTS OF PICO.

         PICO covenants that prior to the Effective Date, it shall, and it shall cause each of the Affiliates of PICO, to do, take or perform or refrain from doing, taking and performing such actions and steps as may be necessary or advisable to ensure compliance with the following:

         4.2.1 PICO will take all necessary corporate action to allot and to issue conditionally the PICO Common Stock to be issued in connection with the Arrangement and will issue such PICO Common Stock on the basis contemplated thereby and will also use its best efforts to obtain the listing of such PICO Common Stock on the Nasdaq National Market;

         4.2.2 PICO will not take any action which might, directly or indirectly, interfere or be inconsistent with or otherwise adversely affect the completion of the Arrangement and, without limiting the generality of the foregoing, PICO:

                  (a) will carry on its business in, and only in, the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization, licenses and permits to the end that its goodwill and business shall be maintained;

                  (b) will not declare any dividends on or make any other distributions in respect of its outstanding shares, and will not amend its articles or by-laws;

                  (c) will not disclose to any person, other than officers, directors and key employees of and professional advisers of PICO any confidential information in the Joint Proxy Statement relating to GEC except information legally disclosed in the Joint Proxy Statement, information required to be disclosed by law, or information otherwise known to the public or PICO;

                  (d) shall promptly advise GEC orally and in writing of any change in the business, operations, affairs, assets, liabilities, capitalization, financial condition, licences, permits, rights or privileges, whether contractual or otherwise, of PICO or any of the PICO Subsidiaries that could be materially adverse to PICO and the PICO Subsidiaries, taken as a whole; and

                  (e) shall not enter into any transaction or perform any act which might interfere or be inconsistent with or delay the successful completion of the Arrangement or which would result in any of the representations and warranties set forth herein to be inaccurate in any material respect, provided that nothing in this Agreement shall be construed as limiting the power of the board of directors of PICO to respond as required by law to any submission or proposal regarding any acquisition or disposition of assets or to amalgamate, merge or effect an arrangement or otherwise to fulfil their fiduciary duties to PICO and its shareholders in relation to such a transaction and to do so would, in the opinion of the board of directors (having consulted qualified outside counsel), be a proper exercise of such directors' fiduciary duties and provided further that the foregoing shall not entitle PICO to terminate this Agreement;

         4.2.3 PICO will use all reasonable efforts to do all acts and things as may be necessary or desirable to ensure the successful implementation of the Arrangement and, without limiting the generality of the foregoing, PICO will use all reasonable efforts (to the extent within its control) to complete the Joint Proxy Statement, to file it with the SEC (and use all reasonable efforts to resolve any SEC comments thereon) and mail it to its Shareholders and file in all jurisdictions where the Joint Proxy Statement and other documents are required in connection with the PICO Shareholders' Meeting, all in accordance with applicable law; and (ii) as soon as practicable and in any event, on or before November 16, 1998, convene the PICO Shareholders' Meeting for the purposes of (among other things) approving the transactions contemplated by the Arrangement, and will use all reasonable efforts to cause each of the conditions precedent set forth in sections
                  5.1 and 5.2 which is within its control to be complied with;

         4.2.4 PICO will provide GEC in a timely and expeditious manner with all information relating to PICO and PICO Subsidiaries required to be included in the Joint Proxy Statement in order for the Joint Proxy Statement to comply with disclosure laws applicable to GEC and the Interim Order, and PICO will indemnify and save harmless the directors of GEC from and against any and all claims, suits, actions, causes of action, liabilities, damages, costs, charges and expenses of every nature and kind whatsoever for which the directors of GEC may become personally liable by virtue of the inclusion of such information in the Joint Proxy Statement, provided such information was included in full and in the form provided by PICO with only such amendments as shall be approved in writing by PICO;

         4.2.5 PICO shall (if no exemption from registration is available) prepare and file with the SEC a registration statement with respect to the issuance by PICO of PICO Common Stock on the exercise of PICO Warrants, and PICO shall use all commercially reasonable efforts to maintain the effectiveness of such registration for such period as the PICO Warrants remain outstanding;

         4.2.6 PICO will vote, and will cause its affiliates to vote, to approve the Arrangement at the GEC Shareholders' Meeting in their capacity as Shareholders; and

         4.2.7 PICO will take all steps necessary to ensure that all rights to indemnification now existing in favour of the directors or officers of GEC as provided in its articles of incorporation, by-laws or other agreements between GEC and such persons shall survive the Arrangement and shall continue in full force and effect for a period of not less than six years from the Effective Date, and PICO further agrees that there shall be maintained in effect, for not less than six years from the Effective Date, coverage equivalent to that in effect under the current policies of the directors' and officers' liability insurance maintained by GEC which is no less advantageous.

4.3      MUTUAL COVENANTS.

         Each of PICO and GEC covenants that prior to the Effective Date, it shall do, take or perform or refrain from doing, taking and performing such actions and steps as may be necessary or advisable to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under applicable laws and regulations to complete the Arrangement, including using its best efforts:

                  (a)      to obtain the Interim Order and the Final Order;

                  (b) to ensure that the Joint Proxy Statement shall comply with all disclosure laws applicable to such party and, without limiting the generality of the foregoing, ensure that the Joint Proxy Statement provides Public Shareholders with information in sufficient detail to permit them to make an informed judgment concerning the matters described therein;

                  (c) to file and mail the Joint Proxy Statement in accordance with applicable law;

                  (d) to obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases and other contracts;

                  (e) to obtain all necessary consents, approvals and authorizations as are required to be obtained by it under any applicable law or regulation, including, without limitation, (i) consents or approvals required under applicable antitrust legislation, and
                           (ii) any necessary order or ruling of the securities commission or similar regulatory authority of a province of Canada where necessary to exempt first trades in PICO Common Stock and the PICO Warrants to be issued pursuant to the Arrangement and in PICO Shares issued on the exercise of PICO Warrants from the prospectus requirements of the securities legislation of such province;

                  (f) to defend vigorously all law suits or other legal proceedings against it challenging this Agreement, the Plan of Arrangement or the completion of the Arrangement;

                  (g) to effect all necessary registrations and filings and submissions of information requested by governmental authorities required to be effected by it in connection with the Arrangement; and

                  (h) to promptly notify the other in writing upon becoming aware of any misrepresentation in section 3.1 (in the case of GEC) or section 3.2 (in the case of PICO),

                  and each of PICO and GEC will use its best efforts to cooperate with the other in connection with the performance by the other of its obligations under this subsection.


                                    ARTICLE 5
                                   CONDITIONS

5.1      MUTUAL CONDITIONS.

         The respective obligations of GEC and PICO to complete the transactions contemplated hereby and to file articles of arrangement to give effect to the Arrangement shall be subject to the fulfilment, or mutual waiver by GEC and PICO, on or before the Effective Date, of each of the following conditions:

         5.1.1 the Interim Order shall have been obtained in form and substance satisfactory to the Special Committee and PICO, acting reasonably, including those provisions as to the designation of requisite majorities described in section 2.1.1;

         5.1.2 the Arrangement shall have been approved at the GEC Shareholders' Meeting in the manner and by the majorities required by the Interim Order and by Policy 9.1;

         5.1.3 immediately prior to the Effective Date, shareholders shall not have exercised the right of dissent provided for in
                  Article 6 of the Plan of Arrangement in respect of more than 2?% of the then issued and outstanding GEC Common Shares owned by GEC Public Shareholders and/or 5% of the issued and outstanding PICO Shares unless same shall have been abandoned;

         5.1.4 all necessary regulatory approvals shall have been obtained and no governmental or regulatory authority shall have indicated that the Arrangement should be subject to any additional approval of GEC Shareholders beyond that provided in the Interim Order;

         5.1.5 the issuance of PICO securities as contemplated under the Arrangement shall have been duly registered where required in accordance with applicable securities laws (or exempt from such registration requirements) and shall not be the subject of any stop-order or proceedings seeking a stop-order;

         5.1.6 the transactions contemplated by this Agreement shall have been approved by the shareholders of PICO at the PICO Shareholders' Meeting in accordance with applicable law and the requirements of the Nasdaq National Market System;

         5.1.7 the Final Order shall have been obtained in form and substance satisfactory to GEC, the Special Committee and PICO, acting reasonably;

         5.1.8 the Fairness Opinion shall not have been withdrawn or amended in a way that adversely alters the conclusions therein;

         5.1.9 all other consents, orders, regulations and approvals, including regulatory and judicial approvals and orders, required, necessary for the completion of the Arrangement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances;

         5.1.10 none of the consents, orders, regulations or approvals required in connection with the Arrangement shall contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by either GEC or PICO acting reasonably;

         5.1.11 no preliminary or permanent injunction, restraining order, cease trading order or other order or decree of any court, regulatory body or agency which preventing the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect and no action or proceeding to obtain such an order shall be pending or threatened;

         5.1.12 PICO and GEC shall have received a favourable opinion in form and substance reasonably satisfactory to the Special Committee and its legal counsel addressed to both PICO and GEC dated as of the Effective Date from PICO's auditors to the effect that the Arrangement should be treated for U.S. federal income tax purposes as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code; and


         5.1.13 this Agreement shall not have terminated pursuant to Article 6 hereof.

5.2      ADDITIONAL CONDITIONS OF GEC'S OBLIGATIONS.

         The obligations of GEC to complete the transactions contemplated hereby and to file articles of arrangement to give effect to the Arrangement shall be subject to the fulfilment, or waiver by GEC, on or before the Effective Date, of each of the following additional conditions:

         5.2.1 PICO shall have performed each obligation to be performed by it hereunder on or prior to the Effective Date;

         5.2.2    the representations and warranties of PICO set out in section
                  3.2 shall be true and correct in all material respects on and as of the Effective Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement, and there shall not have been, since the date hereof, any materially adverse change in the business, operations, affairs, assets, liabilities, financial condition, licenses, permits, rights or privileges, whether contractual or otherwise;

         5.2.3 GEC shall have received a certificate of PICO, dated the Effective Date, signed by a senior officer, to the effect that, to the best of the knowledge, information and belief of the officer, the conditions specified in subsections 5.2.1 and
                  5.2.2 have been fulfilled; and

         5.2.4 any necessary order or ruling of the securities commission or similar regulatory authority of a province of Canada shall have been obtained.


5.3      ADDITIONAL CONDITIONS OF PICO'S OBLIGATIONS.

         The obligations of PICO to complete the transactions contemplated hereby shall also be subject to the fulfilment, or waiver by PICO, on or before the Effective Date, of each of the following additional conditions:

         5.3.1 GEC shall have performed each obligation to be performed by it hereunder on or prior to the Effective Date;

         5.3.2    the representations and warranties of GEC set out in section
                  3.1 shall be true and correct in all material respects on and as of the Effective Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement, and there shall not have been, since the date hereof, any change in the business, operations, affairs, assets, liabilities, financial condition, licenses, permits, rights or privileges, whether contractual or otherwise;

         5.3.3 PICO shall have received a certificate of GEC, dated the Effective Date, signed by a senior officer to the effect that, to the best of the knowledge, information and belief of the officer, the conditions specified in subsection 5.3.1 and
                  5.3.2 have been fulfilled; and

         5.3.4 PICO shall have received a favourable legal opinion in form and substance satisfactory to its board of directors and its legal counsel addressed to PICO as to such matters incidental to the transaction provided for herein as the PICO board of directors as legal counsel may reasonably request.

5.4      NOTICE AND CURE PROVISIONS.

         5.4.1 Each of GEC and PICO shall give prompt notice to the others of the occurrence, or failure to occur, at any time from the date hereof to the Effective Date of any event or state of facts, which occurrence or failure would, or would be likely to, (a) cause any of the representations or warranties of any party contained herein to be untrue or inaccurate in any material respect, or (b) result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any party hereunder, provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

         5.4.2 No party may elect not to complete the transaction contemplated hereby pursuant to the conditions precedent contained in subsections 5.2.1, 5.2.2, 5.3.1 or 5.3.2 unless, prior to the filing on the Effective Date of articles of arrangement for the purpose of giving effect to the Arrangement, the party intending to rely thereon has delivered a written notice to the party it alleges to be in breach (the "defaulting party"), specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the party delivering such notice is asserting as the basis for the non-fulfilment of the applicable conditions precedent. More than one such notice may be delivered by a party.

5.5      SATISFACTION OF CONDITIONS.

         GEC shall file articles of arrangement to give effect to the arrangement only upon the satisfaction or waiver by PICO of all the conditions for PICO's benefit set forth in sections 5.1 and 5.3 in the manner contemplated therein.

         The conditions set out in this Article 5 shall be conclusively deemed to have been satisfied, waived or released when, with the agreement of the parties, articles of arrangement are filed under the OBCA to carry into effect the Arrangement.


                                    ARTICLE 6
                            TERMINATION AND AMENDMENT

6.1      TERMINATION.

         This Agreement may be terminated by mutual agreement of the parties at any time prior to the Effective Time. Also, either party may terminate this Agreement prior to the Effective Time if all conditions for closing the Arrangement have not been satisfied or waived by March 31, 1999 or if: (i) there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the other party that has or is likely to have a material adverse effect on the breaching party, and such breach has not been cured within five business days after notice thereof; (ii) any required approval of the shareholders of GEC or the stockholders of PICO shall not have been obtained; or (iii) any permanent injunction or other order of a court has been issued and become final and non-applicable which would prohibit or otherwise restrain consummation of the Arrangement and, except for the obligations under paragraphs 4.1.1(ii) and 4.2.3(c), no party hereto shall have any liability or further obligation to any other party hereunder except in respect of any breach of this Agreement which occurred on or before the date of termination.

6.2      AMENDMENT.

         Subject to applicable law, this Agreement may, at any time and from time to time before and after the holding of the GEC Shareholders' Meeting, but not later than the Effective Date, be amended by written agreement of the parties, without further notice to or action on the part of their respective shareholders; provided that, after the holding of the GEC Shareholders' Meeting, this Agreement shall not be amended in a manner prejudicial to GEC Public Shareholders (which, without limitation, will include any material variation in the rights, privileges, restrictions and conditions attaching to the PICO Common Stock or the Exchange Ratio), without the approval of the GEC Shareholders given in the same manner as required for the approval of the Arrangement or as may be further ordered by the Court.


                                    ARTICLE 7

7.1      NOTICES.

         Notices and other communications hereunder shall be in writing and shall be delivered by hand or sent by telecopier to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice, and shall be deemed to be received at the time of delivery by hand or at the time such telecopy is received:

         7.1.1    If to PICO:

         875 Prospect Street, Suite 301
         La Jolla, California, USA
         92037

         Attention: President

         Telephone:        (619) 456-6022
         Telecopier:       (619) 456-6480

         with a copy to:

         Gray Cary Ware Freidenrich LLP
         4365 Executive Drive, Suite 1600 San
         Diego, California U.S.A.
         92121-2189

         Attention: Doug Rein

         Telephone:        (619) 677-1400
         Telecopier:       (619) 677-1477
         and to:

         Goodman Phillips & Vineberg
         250 Yonge Street
         Suite 2400
         Toronto, Ontario
         M5B 2M6

         Attention: Stephen H. Halperin

         Telephone:        (416) 979-2211
         Telecopier:       (416) 979-1234


         7.1.2    If to GEC:

         80 Richmond Street West
         Suite 1805
         Toronto, Ontario
         M5H 2A4

         Attention: President

         Telephone:        (416) 861-1592
         Telecopier:       (416) 861-0128

         with a copy to:

         David A. Williams
         (in his capacity as Chairman of the
          Special Committee of the Board of Directors of Global Equity Corporation)
         President
         Roxborough Holdings Limited
         1 First Canadian Place
         Suite 6250
         Toronto, Ontario
         M5X 1C7

         Telephone:        (416) 364-4700
         Telecopier:       (416) 364-6650

         and to:

         Stikeman, Elliott
         Commerce Court West
         Suite 5300
         Toronto, Ontario
         M5L 1B9

         Attention: Edward J. Waitzer

         Telephone:        (416) 869-5587
         Telecopier:       (416) 947-0866

7.2      SPECIAL COMMITTEE.

         Other than as expressly provided herein all consents, waivers, notices, amendments delivered on behalf of GEC hereunder shall be effective for the purpose of this Agreement only if executed by (among others, as the case may be) at least one member of the Special Committee.

7.3      SURVIVAL OF REPRESENTATIONS.

         All representations, warranties and covenants of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the termination of this Agreement or the Effective Date, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period).

7.4      FURTHER ASSURANCES.

         Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party to evidence and reflect the transactions described herein and contemplated hereby to carry into effect the intents and purposes of this Agreement.

7.5      ENTIRE AGREEMENT.

         This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, expressed or implied, written or oral, between the parties with respect to the subject matter hereof.

7.6      SEVERABILITY.

         If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to give effect to the intent of the parties hereto. The parties further agree to replace such void or unenforceable provisions of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

7.7      PUBLIC DISCLOSURE.

         The parties agree to consult with each other before making any public disclosure announcement of or pertaining to this Agreement and that any such disclosure or announcement shall be mutually satisfactory to all parties, provided, however, that this section 7.2 shall not apply in the event that any party hereto is advised by its counsel that certain disclosures or announcements which the other parties after reasonable notice will not consent to or require to be made by applicable laws, stock exchange rules or policies of regulatory authorities having jurisdiction.

7.8      APPLICABLE LAW.

         This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

7.9      ASSIGNMENT.

         This Agreement and all the provisions hereof shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights hereunder or under the Arrangement shall be assigned by any party without the prior written consent of the others.

7.10     COUNTERPARTS.

         This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF each of the parties has executed this Agreement as of the date first written above.


                                                  PICO HOLDINGS INC.

                                                    By: /s/ James F. Mosier
                                                        ------------------------
                                                        James F. Mosier,
                                                        General Counsel and
                                                        Corporate Secretary

                                                    GLOBAL EQUITY CORPORATION

                                                    By: /s/ James F. Mosier
                                                        ------------------------
                                                        James F. Mosier,
                                                        Secretary

                                    EXHIBIT 1

                      PLAN OF ARRANGEMENT UNDER SECTION 182
                        OF THE BUSINESS CORPORATIONS ACT


                                    ARTICLE 1
                                 INTERPRETATION

1.1      DEFINITIONS

         In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith:

         "AFFILIATE" has the meaning ascribed thereto in the OBCA;

         "ARRANGEMENT" means the arrangement under section 182 of the OBCA on the terms and conditions set out in the Plan of Arrangement and any amendment or variation thereof made in accordance with section 6.2 hereof;

         "ARRANGEMENT RESOLUTION" means the special resolution to authorize the Arrangement, to be considered by GEC Shareholders at the GEC Shareholders' Meeting;

         "BUSINESS DAY" means a day other than a Saturday, Sunday or holiday within the meaning of the Interpretation Act (Ontario), R.S.O. 1990, c. I.11, as amended;

         "COMBINATION AGREEMENT" means the combination agreement dated ?, 1998 between PICO and GEC;

         "COURT" means the Ontario Court of Justice (General Division);

         "DEPOSITARY" means Equity Transfer Services Inc. at its principal office(s) in Toronto;

         "DISSENTING SHAREHOLDERS" means GEC Shareholders who have exercised, and who do not prior to the Effective Date withdraw or otherwise relinquish, the right of dissent available to such GEC Shareholders in respect of the Arrangement Resolution;

         "EFFECTIVE DATE" means the date shown on the Certificate of Amendment to be issued under the OBCA giving effect to the Arrangement;

         "EFFECTIVE TIME" means 12:01 a.m. (Toronto time) on the Effective Date;

         "GEC" means Global Equity Corporation;

         "GEC COMMON SHARES" means the common shares in the capital of GEC;

         "GEC SHAREHOLDERS" means the holders of GEC Common Shares;

         "GEC WARRANT AGENT" means Montreal Trust Company of Canada;

         "GEC WARRANTS" means common share purchase warrants issued by GEC under the GEC Warrant Indenture;

         "GEC WARRANT INDENTURE" means the indenture dated October 21, 1993, between GEC and the GEC Warrant Agent, as supplemented and amended;

         "JOINT PROXY STATEMENT" means the joint management information circular and proxy statement to be sent by GEC to the GEC Shareholders in connection with the GEC Shareholders' Meeting and to be sent by PICO to holders of PICO Shares in connection with the PICO Shareholders' Meeting;

         "LETTER OF TRANSMITTAL" means a Shareholders' Letter of Transmittal or a Warrantholders' Letter of Transmittal, as the context requires;

         "OBCA" means the Business Corporations Act, R.S.O. 1990, c. B.16, as amended;

         "PICO" means PICO HOLDINGS, Inc.;

         "PICO COMMON STOCK" means the shares of common stock of PICO , and any other securities into which such shares may be changed or for which such shares may be exchanged or any other consideration which may be received by the holders of such shares pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or an amalgamation, merger, liquidation or similar transaction affecting, such shares;

         "PICO REVERSE STOCK SPLIT" has the meaning ascribed thereto in section 3.3;

         "PICO SHARE" means a share of PICO Common Stock;

         "PICO SHAREHOLDERS' MEETING" means the annual meeting of the GEC Shareholders of PICO to be held on or about November ?, 1998 to consider, among other matters, and if deemed advisable, to approve the transactions contemplated by the Arrangement;

         "PICO WARRANT" means a common share purchase warrant to be issued by PICO under the Arrangement, each of which will entitle the holder thereof to purchase one PICO share for U.S.$4.76 on or before June 30, 1999;

         "SHAREHOLDERS' LETTER OF TRANSMITTAL" means the letter of transmittal to be sent to GEC Shareholders together with the Joint Proxy Statement, relating to the transmittal of GEC Common Shares to the Depositary for purpose of effecting the delivery to the GEC Shareholders pursuant to
         Article 4 of PICO Shares in exchange for their GEC Common Shares, pursuant to Article 3;

         "WARRANTHOLDERS" means holders of GEC Warrants; and

         "WARRANTHOLDERS' LETTER OF TRANSMITTAL" means the letter of transmittal to be sent to Warrantholders together with the Joint Proxy Statement, relating to the transmittal of GEC Warrants to the Depositary for the purpose of effecting the delivery to such Warrantholders pursuant to
         Article 4 of PICO Warrants in exchange for their GEC Warrants, pursuant to Article 4.


1.2      INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

         The division of this Plan of Arrangement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement.

1.3      NUMBER, ETC.

         Unless the subject matter or context requires the contrary, words importing the singular number only shall include the plural and vice-versa; words importing the use of any gender shall include both genders; and words importing persons shall include firms and corporations.

1.4      HOLDERS OF SECURITIES

         For the purpose of effecting the exchange of the GEC Common Shares and GEC Warrants pursuant to Article 3, such securities shall be deemed to be held by the registered holder thereof as shown on the appropriate register maintained by GEC as of the Effective Date.

1.5      DATE OF ANY ACTION

         In the event that any date on which any action is required to be taken hereunder by any person is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

1.6      PAYMENTS

         All payments to be made hereunder shall be made without interest and less any tax required by law to be deducted and withheld. Any cheque deliverable to a Shareholder whose address is recorded in the securities register of GEC is in Canada shall be payable in Canadian dollars, and cheques delivered to all other GEC Shareholders shall be payable in U.S. dollars.


                                    ARTICLE 2
                              COMBINATION AGREEMENT

2.1      COMBINATION AGREEMENT

         This Plan of Arrangement is made pursuant to, is subject to the provisions of, and forms part of the Arrangement Agreement.


                                    ARTICLE 3
                                 THE ARRANGEMENT

3.1      THE ARRANGEMENT

         At the Effective Time the following distinct events shall occur and be deemed to occur without any further act or formality in the sequence set out:

         (a) subject to section 4.3.1, each Common Share (other than GEC Common Shares held by PICO and by holders who have exercised their rights of dissent in accordance with Article 5 and who are entitled to be paid fair value for such shares) shall be exchanged for 0.4628 of a fully paid and non-assessable PICO Share;

         (b) upon the exchange referred to in paragraph (a) above, each Shareholder whose GEC Common Shares have been so exchanged shall cease to be a holder of GEC Common Shares, shall have its name removed from the register of GEC Common Shares, and shall become a holder of a number of fully paid PICO Shares to which he is entitled as above described, and such holder's name shall be added to the register of holders of PICO Shares;

         (c) subject to section 4.3.1, all GEC Warrants shall be exchanged for PICO Warrants on the basis of 0.4628 of a PICO Warrant for each GEC Warrant; and

         (d) all GEC Common Shares held by Dissenting Shareholders shall, if the Dissenting Shareholder is ultimately entitled to be paid the fair value thereof be deemed to be transferred to GEC for cancellation at the Effective Time.

3.2      BINDING NATURE

         This Plan of Arrangement will become effective at, and will be bind on and after the Effective Time (i) GEC, (ii) PICO and its Affiliates, (iii) all holders of GEC Common Shares and (iv) all holders of GEC Warrants.

3.3      POST-ARRANGEMENT MATTERS

         Immediately following the implementation of the Arrangement, PICO may contribute or sell all of the GEC Common Shares and GEC Warrants acquired by it under the Arrangement to a wholly-owned subsidiary of PICO incorporated under the OBCA. Immediately after the Arrangement and (if applicable) the contribution or sale hereinbefore described, PICO will (provided that all requisite shareholder approvals shall have previously been obtained) effect a one-for-five reverse stock split of the PICO Shares (including the PICO Shares issuable under the Arrangement). The GEC Shareholders by their approval of the Arrangement shall be deemed to have approved of the matters described in this section 3.3.


                                    ARTICLE 4
                      OUTSTANDING CERTIFICATES AND PAYMENTS


4.1      DELIVERY OF SHARE AND WARRANT CERTIFICATES

         On the Effective Date, GEC shall cause to be delivered to the Depositary, for the benefit of the holders of GEC Common Shares and GEC Warrants exchanged pursuant to section 3.2, certificates representing the aggregate number of PICO Shares and PICO Warrants issued pursuant to Article 3 (adjusted for the PICO Reverse Stock Split, if applicable) in exchange for their GEC securities for delivery to such holders in accordance with section 4.2. As soon as practicable after the Effective Time, and in any event before the later of the tenth day after the Effective Date and the tenth day after receipt of the relevant Letter of Transmittal completed and accompanied by such other documents as contemplated by subsection 4.2.1, certificates representing such PICO Shares and PICO Warrants (adjusted for the PICO Reverse Stock Split, if applicable) shall be delivered by the Depositary to the persons entitled thereto in accordance with subsections 4.2.1 and 4.2.2, and such former GEC Shareholders and Warrantholders shall be entered into the books of PICO as the registered holders of PICO Shares and PICO Warrants, respectively. Unless otherwise directed in accordance with any Letter of Transmittal, the Depositary shall forward all such certificates by first class mail, postage prepaid, or, in the case of a postal disruption in Canada, by such other means as the Depositary may deem prudent, to such former holders of GEC Common Shares and GEC Warrants at their addresses specified in their Letter of Transmittal. Certificates forwarded pursuant to this section will be deemed to have been delivered at the time they are delivered to the post office, or to such other party as may be charged with the responsibility for the transmission of them.

4.2      ENTITLEMENT TO SHARE AND WARRANT CERTIFICATES

         4.2.1 Upon the later of the Effective Time and the receipt of the Letter of Transmittal duly completed and executed in the manner described therein, together with the certificates representing the GEC Common Shares or GEC Warrants referred to therein, in the case of GEC Common Shares, duly endorsed for transfer, where required, together with such other documents and instruments as would have been required to effect the transfer of the shares formally represented by such certificate under the OBCA and, in the case of both GEC Common Shares and GEC Warrants, together with such additional documents and instruments as the Depositary and GEC (and, in the case of the GEC Warrants, the GEC Warrant Agent) may reasonably require, the Depositary shall deliver certificates representing PICO Shares or GEC Warrants, as the case may be, as provided in section 4.1.

         4.2.2 On and after the Effective Date, certificates formerly representing GEC Common Shares or GEC Warrants shall, subject to section 4.5, represent only the right to receive a certificate for PICO Shares or PICO Warrants, respectively, in accordance with this Plan of Arrangement.

         4.2.3 All dividends paid and distributions made in respect of PICO Shares for which a certificate has not been delivered to the holder thereof in accordance with section 4.1 shall be made payable to the Depositary and shall be held by the Depositary in trust for such holder. All moneys so received by the Depositary shall be invested by it in interest-bearing trust accounts upon terms which the Depositary may reasonably consider appropriate. The Depositary shall, subject to compliance with subsection 4.2.1, pay and deliver to any such holder, as soon as reasonably practicable after application therefor is made by such holder to the Depositary in such form as the Depositary may reasonably require, such dividends, distributions and interest accrued thereon, net of withholding and other taxes, to which such holder is entitled.

4.3      NO FRACTIONAL PICO SHARES OR PICO WARRANTS

         4.3.1 No certificates representing fractional PICO Shares or PICO Warrants will be issued or delivered in respect of PICO Shares or PICO Warrants issuable to former GEC Shareholders pursuant to subsection 3.1.1. All PICO Shares and PICO Warrants to be so issued shall be rounded to the next lowest whole number if the first decimal place is less than five and rounded to the next highest whole number if the first decimal place is five or greater, without compensation therefor to the holders of such shares.

4.4      LOST CERTIFICATES

         4.4.1 If any certificate which immediately prior to the Effective Time represents outstanding GEC Common Shares or GEC Warrants that were exchanged pursuant to section 3.2 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, a certificate representing PICO Shares (and a cheque for any dividends or distributions with respect thereto pursuant to subsection 4.2.3) or PICO Warrants, as the case may be, deliverable in respect thereof. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, a person to whom a certificate representing PICO Shares or PICO Warrants is to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to PICO and the Depositary, in such sum as PICO may direct, or otherwise indemnify GEC, PICO and the Depositary in a manner satisfactory to them against any claim that may be made against GEC, PICO or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed.


4.5      EXTINGUISHMENT OF RIGHTS

         4.5.1 Notwithstanding any other provision hereof, any certificate which immediately prior to the Effective Time represented outstanding GEC Common Shares or GEC Warrants that were exchanged pursuant to section 3.2 and has not been surrendered with all other instruments required by section 4.2 on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature. On such date, the PICO Shares or PICO Warrants (as the case may be) to which the former registered holder of such certificate was ultimately entitled shall be deemed to have been surrendered to PICO together with (in the case of PICO Shares) all entitlements to dividend and distributions held thereon held for such former registered holder for nil consideration.

                                    ARTICLE 5
                          SHAREHOLDER RIGHTS OF DISSENT

5.1      RIGHTS OF DISSENT

         GEC Shareholders may exercise rights of dissent with respect to the GEC Common Shares pursuant to and in the manner set forth in section 185 of the OBCA and this section 5.1 in connection with the Arrangement, and GEC Shareholders who duly exercise such rights of dissent and who:

         (a) are ultimately entitled to be paid fair value for their GEC Common Shares shall be deemed to have transferred such shares to GEC for cancellation at the Effective Time; or

         (b) for any reason are ultimately not entitled to be paid fair value for their GEC Common Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of GEC Common Shares as at and from the Effective Time and, subject to Article 4, shall receive PICO Shares on the basis determined in accordance with section 3.2, but in no case shall PICO or GEC be required to recognize such holders as holders of GEC Common Shares at and after the Effective Date, and the names of such holders shall be deleted from GEC's register of holders of such shares as of the Effective Time.


5.2      PAYMENT

         Holders of GEC Common Shares who are ultimately entitled to be paid fair value for their GEC Common Shares in accordance with section 5.1 shall be paid by GEC with money provided by GEC.


                                    ARTICLE 6
                               FURTHER ASSURANCES

6.1      FURTHER ASSURANCES

         Notwithstanding that the transactions and events set out herein occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of PICO and GEC agrees to make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be required by any of them in order further to document or evidence any of the transactions or events set out herein.

                                    ANNEX D

            ANNEX D -- OPINION OF FIRST MARATHON SECURITIES LIMITED





September 17, 1998



The Special Committee of
   the Board of Directors
Global Equity Corporation
80 Richmond Street West
Suite 1805
Toronto, ON   M5H 2A4

Dear Sirs:

First Marathon Securities Limited ("First Marathon") understands that PICO Holdings Inc. ("PICO"), the majority shareholder of Global Equity Corporation ("Global"), has proposed to enter into an agreement with Global to be dated as of September 17, 1998 (the "Combination Agreement") providing for a plan of arrangement (the "Arrangement") under the Business Corporations Act (Ontario) pursuant to which each outstanding common share of Global (a "Global Share"), other than those owned by PICO or its affiliates or held by Global shareholders who duly exercise rights of dissent, will be exchanged for 0.4628 of a share of common stock of PICO (a "PICO Share"). Immediately following the Arrangement, PICO will effect a one-for-five reverse stock split of the then outstanding PICO Shares. The terms and conditions of the Arrangement are more fully described in the accompanying Joint Management Information Circular and Proxy Statement (the "Circular") which will be mailed to all shareholders of Global and PICO. Unless otherwise indicated, all monetary amounts referred to herein are in Canadian funds.

We further understand that the Arrangement constitutes a "related party transaction" within the meaning of Ontario Securities Commission Policy Statement 9.1 ("Policy 9.1") and Quebec Securities Commission Policy Statement Q-27 (collectively, the "Policies") and that accordingly, a formal valuation (as defined in Policy 9.1) of the Global Shares and the PICO Shares (the "Valuation") is required to be prepared and summarized in the Circular.

ENGAGEMENT

Pursuant to an engagement letter dated June 4, 1998, (the "Engagement Letter") the special committee (the "Committee") of the board of directors (the "Board") of Global retained the services of First Marathon to provide the Valuation and an opinion as to the fairness of the Arrangement, from a financial point of view, to the shareholders of Global, other than PICO and

The Independent Committee of
   the Board of Directors of
   Global Equity Corporation
September 17, 1998
Page 2

its affiliates (the "Fairness Opinion" and, together with the Valuation, the "Opinions"). First Marathon understands the Opinions and a summary thereof will be included in the Circular and, subject to the terms of the Engagement Letter between Global and First Marathon, First Marathon consents to such disclosure.

First Marathon was initially contacted by the Committee with respect to the Arrangement on or about April 29, 1998. First Marathon was interviewed by the Committee and verbally retained on May 1, 1998. Under the terms of the Engagement Letter, First Marathon will receive fees totaling $375,000. Additionally First Marathon will be reimbursed for its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its legal counsel, and will be indemnified by Global and, in certain circumstances, by PICO against liability in certain circumstances arising in connection with the services provided under the Engagement Letter. The fees payable to First Marathon are not contingent upon completion of the Arrangement.

RELATIONSHIP WITH INTERESTED PARTIES

First Marathon is not an insider, associate or affiliate of, nor has it provided any financial advisory services to or participated in any financing on behalf of Global or PICO during the 24 months preceding the date First Marathon was first contacted with respect to the Opinions.

First Marathon acts as a trader and dealer, both as principal and agent, in all major Canadian financial markets and as such may have had positions in the securities of Global and PICO from time to time and has executed or may execute transactions on behalf of such corporations or affiliated entities for which it receives compensation. In addition, as an investment dealer, First Marathon conducts research on securities and may, in the ordinary course of its business, be expected to provide research reports and investment advice to its clients on investment matters, including the transaction that is the subject of the Arrangement.

Other than its engagement pursuant to the Engagement Letter, there are no understandings or agreements between First Marathon and Global or PICO with respect to any future business dealings. However, First Marathon may from time to time in the future seek or be provided with assignments from Global or PICO.

CREDENTIALS OF FIRST MARATHON

First Marathon is a leading, independent Canadian investment dealer whose businesses include corporate finance, mergers and acquisitions, equity and fixed income sales and trading and investment research. The opinions expressed herein are those of First Marathon and the form and content of the Opinions have been reviewed and approved for release by a group of directors

The Independent Committee of
   the Board of Directors of
   Global Equity Corporation
September 17, 1998
Page 3



of First Marathon, each of whom is experienced in mergers, acquisitions, divestiture, valuation and fairness opinion matters.

SCOPE OF REVIEW

In connection with rendering the Opinions, First Marathon has reviewed and relied upon or carried out, among other things, the following:

(1) drafts of the Combination Agreement between PICO and Global, including the Plan of Arrangement, and the Circular pertaining to the Arrangement each dated September 15, 1998;

(2) the audited consolidated financial statements, annual reports and Annual Information Forms of Global for two years ended December 31, 1997;

(3) the unaudited consolidated interim financial statements of Global for the three-month period ended March 31, 1998;

(4) the audited consolidated financial statements and reports on Form 10-K and 10K/A of PICO for the two years ended December 31, 1997;

(5) the unaudited consolidated interim financial statements and report on Form 10-Q of PICO for the three-month period ended March 31, 1998;

(6) discussions with the managements of Global, PICO and certain of their subsidiaries with respect to the current operations and future prospects of their respective businesses;

(7) information prepared (during late 1997) regarding a planned initial public offering by Vidler Water Company, Inc. ("Vidler"), a subsidiary of Global;

(8) information prepared (during late 1997) regarding a planned equity private placement offering by Vidler;

(9) Vidler's $25,000,000 Private Placement Memorandum dated July 6, 1998 prepared by HSBC Securities Inc.;

(10)    valuation analysis prepared by HSBC Securities Inc. dated July 14, 1998;

(11)     discussions with representatives of HSBC Securities Inc;

(12) management's financial projections and supporting documentation on Vidler;

(13) letter of intent relating to the proposed divestiture of Vidler to Western Water Company ("Western Water"), dated December 11, 1997;

(14) purchase and sale agreement relating to the purchase of Nevada Land & Resource Company, LLC ("NLRC") from Western Water in April, 1997;

The Independent Committee of
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September 17, 1998
Page 4

(15)     precedent NLRC acreage sales in "landrush" auction;

(16)     proposed transactions with the Bureau of Land Management;

(17) residential, industrial and commercial land sales development leasing agreements;

(18) the 1998 preliminary assessment of potential mineralization of the NLRC properties;

(19) current trading values of the public market portfolio of securities held by Global;

(20) the audited consolidated financial statements of Conex Continental Inc. ("Conex") for the year ended December 31, 1997, the unaudited financial statements for the nine months ended December 31, 1996 and year ended March 31, 1996;

(21) the subscription agreement dated October 9, 1997, regarding the purchase by Impris Investors LLC of 27,430,000 common shares in Conex;

(22) the audited financial statements of the Chinese Joint Venture investment ("JV") held by Conex for the year ended December 31, 1997;

(23) the unaudited financial statements, variance report and management analysis of the JV for the three-month period ended March 31, 1998;

(24)    TPC Exploration management agreement dated May 12, 1997;

(25) General Partnership Agreement for TPC Exploration Company, an Oklahoma general partnership dated May 12, 1997;

(26) TPC Exploration marketing material entitled "Tioga Prospect: Ratcliffe Evaporate Shoreline Project, Williston Basin, North Dakota";

(27) an appraisal dated May 30, 1994 prepared by Kellough, Pestle, Singh Associates Inc. relating to Global's real estate holdings;

(28) the audited financial statements of Citation Insurance Company ("Citation") and Sequoia Insurance Company ("Sequoia") for the years ended December 31, 1995 to 1997 inclusive;

(29) the projected operating results for Citation and Sequoia for the years ending December 31, 1998 to 2001 inclusive, as prepared by management;

(30) public information relating to the business, operations, financial performance and stock trading history of Global and PICO and other selected public companies which First Marathon considered to be relevant;

(31) public information with respect to other transactions of a comparable nature which First Marathon considered to be relevant;

(32) the report dated July 10, 1998 and prepared by KPMG, Global's auditors, regarding the market value of Global's portfolio of European investments (the "KPMG Report");

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September 17, 1998
Page 5



(33) representations contained in certificates addressed to First Marathon, dated September 11, 1998, from senior officers of Global and PICO attesting to the accuracy and completeness of the information upon which the Opinions are based;

(34)    the potential tax ramifications to the shareholders of the Arrangement;
        and

(35) such other information, data and material as First Marathon considered necessary or appropriate in the circumstances.

First Marathon also conducted such other analyses, investigations, research and testing of assumptions as were considered by it to be necessary in the circumstances. First Marathon was granted access, as requested, to Global's and PICO's senior management and advisors and was not, to the best of its knowledge, denied any access to information that was requested of either Global or PICO, other than detailed information of securities holdings referred to in the KPMG Report which Global's management considered to be of a proprietary and confidential nature. In the circumstances, First Marathon and the Committee are prepared to rely on the KPMG Report.

ASSUMPTIONS AND LIMITATIONS

The Opinions have been rendered on the basis of securities markets, economic and general business and financial conditions prevailing as at the date hereof and the conditions and prospects, financial and otherwise, of Global and PICO as they are reflected in the information, data and other material (financial or otherwise) reviewed by us and as they were represented to First Marathon in our discussions with the managements of Global and PICO. In our analysis and in connection with the preparation of the Opinions, we have made assumptions with respect to industry performance, ongoing general business, market and economic conditions and other matters, many of which are beyond the control of any party involved with the Arrangement.

First Marathon has relied upon, and assumed the completeness, accuracy and fair representation of, all financial and other information, data, advice, opinions and representations obtained by us from public sources or provided to us by Global and PICO and their respective subsidiaries, affiliates, and advisors, or otherwise obtained by us pursuant to our engagement. With respect to internal financial statements and projections and other financial and operating data provided by Global and/or PICO, First Marathon has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the prospects of Global and PICO, respectively. We have not attempted to verify independently the accuracy or completeness of any such information, data, advice, opinions and representations.

Further, First Marathon has assumed that all conditions required to implement the Arrangement will be satisfied, that the Arrangement will be completed as described in the Circular and that the disclosure provided or incorporated by reference in the Circular with respect to the Arrangement and the parties thereto is complete and accurate in all material respects.

The Independent Committee of
   the Board of Directors of
   Global Equity Corporation
September 17, 1998
Page 6



The respective managements of Global and PICO have represented to First Marathon that no prior valuations (as defined in Policy 9.1) have been prepared regarding Global or PICO or any of their respective material assets within the last two years of the date hereof with the sole exception being certain valuation analyses relating to Vidler which was considered in our analysis. Such managements have further respectively represented that, except as disclosed to First Marathon, there are no material contingent liabilities or assets of Global or PICO or any of their respective subsidiaries.

Our Opinions do not imply any conclusion as to the likely trading range for the Global Shares or the PICO Shares which, in either case, may vary depending on numerous factors which generally influence the prices of securities, or constitute a recommendation to shareholders of Global with respect to the advisability of disposing of or retaining their Global Shares.

First Marathon is of the view that its analyses must be considered as a whole and that the Fairness Opinion must be considered in conjunction with the Valuation. Selecting portions of such analyses or the factors taken into consideration, without considering all factors and analyses together could create a misleading or incomplete view of the process underlying the Opinions. The preparation of a valuation or a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis. Therefore, any summary of the Opinions should be read in conjunction with this report.

First Marathon is providing the Valuation and the Fairness Opinion as of June 30, 1998 and, subject to the Policies, disclaims any undertaking or responsibility to advise any person of any change in any fact or matter affecting either of the Opinions which may come or be brought to First Marathon's attention after such date. Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting either of the Opinions after June 30, 1998, First Marathon reserves the right to change, modify or withdraw the Opinions.

The Opinions have been provided for the use of the Committee and the Board in considering the Arrangement. Neither the Valuation nor the Fairness Opinion is to be construed as a recommendation or opinion as to how any holder of Global Shares should vote at the shareholders' meeting to be held in connection with the Arrangement.

Our opinion has not contemplated alternative courses of action that may be available to the Global shareholders. However, in view of PICO's controlling interest in Global, it is unlikely that alternatives to the proposed transaction would be available without the consent of PICO.

The Independent Committee of
   the Board of Directors of
   Global Equity Corporation
September 17, 1998
Page 7



DEFINITION OF FAIR MARKET VALUE

For the purpose of the Valuation, fair market value is defined as the highest price available in an open and unrestricted market between informed, prudent parties, acting at arm's length and under no compulsion to transact, expressed in terms of money or money's worth. First Marathon has not made any downward adjustment to reflect the fact that the Global Shares held by shareholders other than PICO or the PICO Shares held by Global may not form part of a controlling interest.

This value is based upon the concept of "highest and best use" which may be defined, in effect, as that reasonable and probable use that will support the highest present value as of the effective date of the appraisal or, alternatively, as that use which is most likely to produce the greatest net return over a given period of time.

VALUATION AND FAIRNESS METHODOLOGY

The Opinions have been prepared by First Marathon in accordance with the Policies. Accordingly, the Opinions are based upon techniques and relevant assumptions that First Marathon considers appropriate in the circumstances for the purposes of arriving at an opinion as to the range of values for the Global Shares and the PICO Shares and the fairness of the Arrangement, from a financial point of view, to the holders of Global Shares other than PICO and its affiliates (the "Minority Shareholders"). The Policies require First Marathon to perform a valuation of both the Global Shares and the PICO Shares.

First Marathon utilized a net asset valuation approach in arriving at the value of Global and PICO as this approach most accurately reflects full value of the common shares of these companies. Under the net asset value approach, the aggregate market value of the assets of a corporation is determined, net of the value of its liabilities adjusted to reflect appropriate premiums or discounts from stated book value. The value of the corporation's assets and liabilities is determined on a going concern basis and, to the extent necessary, adjustments are made for capitalized overhead and income taxes. Publicly traded holding companies usually trade at a discount to net asset value and it was concluded that a valuation approach for Global and PICO based on public market prices was inappropriate in these circumstances.

First Marathon also considered the liquidation value of Global and PICO respectively, but determined that the application of such methodology was not appropriate in the circumstances, given that it is the reasonable intention of management that the combined enterprise be run as an ongoing entity.

The Independent Committee of
   the Board of Directors of
   Global Equity Corporation
September 17, 1998
Page 8

In arriving at its Valuation conclusions, First Marathon determined the range of value for each of the major assets of Global, comprising its investment in Vidler, its 74.77% membership interest in NLRC and its 13.07% interest in PICO. After determining the range of value of Vidler and Global's interests in NLRC and PICO, the remaining assets and liabilities were adjusted to reflect appropriate premiums and discounts from their stated book value. Likewise, First Marathon determined the range of value for each of the major assets of PICO, comprising its 25.23% membership interest in NLRC, its 51.17% interest in Global and its wholly-owned property and casualty ("P&C") insurance operations. The remaining assets and liabilities of PICO were adjusted to reflect appropriate premiums and discounts from their stated book value.


VALUATION OF GLOBAL SHARES
--------------------------

GLOBAL EQUITY CORPORATION

Global operates primarily as an international investment company, holding a portfolio of equities and convertible instruments in North American, Asian and European companies as well as a number of interests in water rights in the western United States. Global's most significant holdings include its 100% ownership of Vidler and its 74.77% membership interest in NLRC. Global also holds a 13.07% interest in PICO and investments in several domestic and foreign companies.

VIDLER WATER COMPANY, INC.

Global's investments in water rights are held by Vidler and, to a lesser extent, by Vidler's immediate parent company, Forbes & Walker (USA) Inc., itself a wholly-owned subsidiary of Global. For the purposes of the following description, all of these water rights have been treated as though they are held by Vidler.

Vidler is a private-sector water company focused solely on the development of permanent, reliable water supplies through the acquisition, management, development and reallocation of water rights and related assets in the southwestern United States. Vidler's primary strategy is to convert water used in the production of agriculture to municipal and industrial use.

We considered the most appropriate methodology for valuing Vidler as a going concern to be the discounted cash flow approach. The discounted cash flow approach takes into account the amount, timing and relative certainty of future cash flows expected to be generated by a business.

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   the Board of Directors of
   Global Equity Corporation
September 17, 1998
Page 9


DISCOUNTED CASH FLOW ANALYSIS

METHODOLOGY

The discounted cash flow approach involves the discounting of an expected stream of future cash flows and any residual or "terminal" value beyond the projection period, using a range of appropriate discount rates. First Marathon utilized an unlevered discounted cash flow analysis whereby pre-interest and after-tax earnings, after deducting capital expenditures, were used to calculate free cash flows. To determine a range of present value for the expected stream of cash flow, the free cash flows and terminal value were discounted at the weighted average cost of capital ("WACC") for Vidler, assuming an appropriate industry capital structure.

This range of value was then adjusted for any assets or liabilities not taken into account in the determination of the free cash flows or terminal value, such as redundant assets or contingent liabilities, to calculate a range of value for Vidler's business. Finally to determine the fair market value of the common equity employed in Vidler's business the fair market value of Vidler's debt, if any, was deducted from the value of Vidler's business.

The discounted cash flow methodology requires that certain assumptions be made regarding, among other things, future cash flows, discount rates and terminal growth rates. The possibility that some of these assumptions will prove to be inaccurate is one factor involved in the determination of the discount rates to be used and results in a range of value.

Vidler intends to engage in various water rights acquisition, management, development, sale and lease activities. The long term future profitability and cash flow will be primarily dependent on the ability of Vidler to develop and sell or lease water and water rights, and will be dependent on various factors including the timing of acquisitions, divestitures, transportation arrangements and changing technology. To the extent that Vidler possesses junior or conditional water rights, such rights may be subordinated to superior water rights holders in periods of low water or drought. The demand for Vidler's water assets is dependent in part on the population growth of certain urban centres in the western United States.

The discounted cash flow analysis takes into consideration many variables in the estimation of pre-debt service cash flows. With respect to Vidler, the following important elements of the DCF analysis were considered:

(1) WATER RIGHTS REVENUE - growth rates in western states and the estimated growth in water usage for selected states and cities, water resource fees charged in several western cities, the timing of converting agricultural water rights to urban usages;

The Independent Committee of
   the Board of Directors of
   Global Equity Corporation
September 17, 1998
Page 10

(2) STORAGE REVENUE - ability to accumulate storage facilities and the timing under which Vidler will be able to realize revenue relating to the stored water;

(3) CAPITAL EXPENDITURES - the level of annual capital expenditure relating to the accumulation of water storage facilities and land purchases were projected in fiscal 1998, 1999 and 2000 at US$1.8 million, US$5.4 million and US$1.1 million, respectively. Thereafter, capital expenditures were projected to be not material to the future cash flows;

(4) LAND SALES - redundant land sales were projected for fiscal 1998, 1999 and 2000 at US$3 million, US$7 million and US$7 million, respectively; and

(5) INCOME TAXES - state and federal income tax were assumed to be in accordance with projected rates and cash taxes payable were calculated optimizing the tax shelter available from the combination of available operating tax loss carryforwards and capital cost allowance.

First Marathon's estimate of free cash flows was based on Vidler's projections, after first considering the reasonableness of the underlying assumptions and making certain adjustments to these projections. In making adjustments to Vidler's projections, First Marathon performed a range of sensitivity analyses on projected sales growth, land sales and capital expenditures.

DETERMINATION OF TERMINAL VALUE AND WACC

First Marathon determined the terminal value of the Vidler's business at the end of the cash flow period (2005) by estimating the present value of free cash flows after that period, assuming that free cash flow would increase in perpetuity at a rate of 3% to 4% annually, and using the WACC as the discount rate. To test the reasonableness of the terminal values calculated we also derived terminal values based on multiples of earnings before interest and taxes ("EBIT") in the range of 8 times to 10 times.

The WACC was determined to be in the range of 12% to 14% after considering risk free rates of return, market risk premiums, the appropriate capital structure for Vidler, and the cost of debt and equity capital of Vidler as follows:

(1) Risk free rate of return of 5.63% was used based on the yield of ten-year U.S. treasuries;

(2) A market risk premium factor of 9.7% was selected which is approximately the maturity and default premiums from Stocks, Bonds, Bills and Inflation by Ibbotson Associates Inc.;

(3) A beta factor was selected based on identified comparable North American companies being 0.62 and 0.80 adjusted for leverage;

The Independent Committee of
   the Board of Directors of
   Global Equity Corporation
September 17, 1998
Page 11

(4) Our analysis of the financial leverage of comparable companies indicates that Vidler's leverage would be more comparable to industry norms if it were approximately 20% debt and 80% equity; and

(5) An additional risk factor of 2% to 3% to reflect the risk and stage of the business's operations.

The results using a discounted cash flow approach indicated a range of value for Vidler of US$67.2 million to US$84.3 million.

    TERMINAL VALUE
      MULTIPLIER                                      DISCOUNT RATE
--------------------     ------------------------------------------------------------------------
                           12.0%         12.5%          13.0%           13.5%          14.0%
        11.0 x             $75.4         $73.2          $71.1           $69.1          $67.2
        11.5 x             $77.6         $75.4          $73.2           $71.1          $73.0
        12.0 x             $79.8         $77.5          $75.3           $73.1          $74.9
        12.5 x             $82.0         $79.7          $77.4           $75.1          $76.9
        13.0 x             $84.3         $81.8          $79.4           $77.1          $78.8

We compared this value range to the aborted April 1997 Western Water transaction, which valued Vidler in the range of US$91 million to US$99 million, and also to the preliminary indications of value received from investment banking advisors under a proposed initial public offering in the fall of 1997, which valued Vidler in the range of US$75 million to US$107 million.

We also reviewed and considered the July 6, 1998 US$25 million Private Placement Memorandum prepared by HSBC Securities Inc. ("HSBC") and supporting valuation analysis. The valuation approach and discounted cash flow methodology employed by HSBC was consistent with First Marathon's. The fundamental assumptions regarding the nature of Vidler's operations during the forecast period were also consistent with the assumptions utilized in our valuation analysis. The primary differences between the projections utilized by HSBC and First Marathon included the timing of certain land sales associated with the Big Springs Ranch and the forecast capacity and utilization rates for the MBT Ranch facilities. HSBC utilized a higher discount rate to discount projected cash flows and a free cash flow multiplier that was within our range of multipliers to derive a terminal value based on Vidler's estimated 2005 results. The value conclusion implied by the HSBC analysis is within the value range for Vidler determined by First Marathon.

Based upon our analysis of the prevailing valuation benchmarks, we have valued Vidler in the range of US$70.0 million ($102.7 million) to US$90.0 million ($132.0 million).

The Independent Committee of
   the Board of Directors of
   Global Equity Corporation
September 17, 1998
Page 12



NEVADA LAND & RESOURCE COMPANY, LLC

NLRC is a land holding company whose primary asset is 1.365 million acres of land, 3,020 acre feet of permitted water rights, 10,249 acre feet of certificated water rights and 53,040 acre feet of water rights currently under application in Nevada. NLRC's business plan anticipates pursuing a number of activities in order to harvest the value of these land holdings including, but not limited to, land exchanges, land sales, development of mineral and water rights, development of geothermal potential, as well as industrial/commercial and residential development.

Global's 74.77% membership interest in NLRC was purchased from Western Water in April 1997 for consideration of $50.2 million. In addition, an affiliate of Western Water, Western Agua, L.P. ("Agua") retains an upside interest in NLRC through a consulting agreement. The agreement between NLRC and Agua states that, in exchange for consulting services, Agua will receive a fee calculated as 50% of any net proceeds that NLRC receives from the sale, leasing or other disposition, refinancing or revenues from any source, provided that NLRC has received such net proceeds in excess of a threshold amount of:

(1)      the capital investment by Global and PICO;

(2)      a 20% cumulative return on such capital investment; and

(3)      a sum sufficient to pay the U.S. federal tax liability.

The agreement may be canceled in April 2002, provided Agua has not received, nor been entitled to receive by that time, any amount of the consulting fee. In March 1998, NLRC gave notice of termination of the consulting agreement based on its determination that a breach of such agreement had occurred. Agua has since replied that it believes that no such breach has occurred. This dispute over the ongoing enforceability of the consulting agreement by Agua is a source of considerable uncertainty in determining the upper end of the valuation range for NLRC.

In valuing NLRC, First Marathon examined a number of valuation benchmarks including the purchase from Western Water in April 1997, PICO's and Global's internal valuation analyses, precedent acreage sales in "landrush" auction, proposed land exchanges with governmental agencies, initial valuations of residential and industrial/commercial land sales, development and leasing projects, proposals for geothermal development, as well as preliminary assessments of potential mineralization.

In applying these valuation benchmarks, as well as considering developmental work performed on the properties and regulatory developments since the acquisition from Western Water, and the size of the land portfolio in comparison to the size of precedent transactions, First Marathon valued NLRC's enterprise value at US$80 million to US$100 million. After deducting NLRC's net debt, as at June 30, 1998, of US$4.4 million, we have valued Global's 74.77% interest in the

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   Global Equity Corporation
September 17, 1998
Page 13




range of $82.9 million (US$56.5 million) to $104.8 million (US$71.5 million). In determining this value we have been cognizant of a number of risk factors which may have a considerable impact on the value of NLRC. These include, but are not necessarily limited to, the undefined framework for land swaps with governmental agencies, potential for adverse regulatory changes or new environmental regulations, level of future mining exploration, demographics, completion of residential and industrial/commercial developments and the uncertainty regarding the Agua consulting agreement.

PORTFOLIO INVESTMENTS

It is our understanding that the investments classified as portfolio investments by Global represent minority or non-controlling interests in publicly traded companies. Accordingly, we have selected a market value approach for this asset category and have restated these holdings to their market value, based on the 20-day average closing prices prior to the valuation date.

The management of Global did not provide First Marathon with the details of Global's European investment portfolio as such information was considered by management to be proprietary and confidential. These securities accounted for approximately 70% of the carrying value of the portfolio investments at March 31, 1998. To provide a basis for valuing these assets, Global engaged its auditors, KPMG, to provide a report regarding the market value of these securities (attached as an Appendix). The scope of our review for the valuation of these securities was limited to the KPMG Report and the representations of management. The effective date of the KPMG Report is June 30, 1998.

Several of the securities in the non-European portion of the portfolio have limited regular trading volume which could result in Global having some difficulty liquidating 100% of its holdings at the quoted market value. To account for this potential liquidity issue, we have applied a discount factor of 25% to their respective market values to arrive at our lower end of the valuation range. This discount has been applied to all securities in the portfolio.

           ($Millions)                                       LOW            HIGH
                                                             ---            ----
           European Portfolio                                                $26.2
           U.S. Marketable Securities                                          2.1
           Korean Marketable Securities                                        0.6
           Sri Lankan Investments                                              5.6
                                                        ----------      ----------
                                                             $25.9           $34.5
                                                        ==========      ==========

The Independent Committee of
   the Board of Directors of
   Global Equity Corporation
September 17, 1998
Page 14



STRATEGIC INVESTEMENTS

Global's strategic investments are comprised of its investments in Conex and Siscom Inc. ("Siscom").

CONEX

Conex's primary asset is a 60% interest in a JV located in China. The JV's business is divided into the wheeled excavator and tracked excavator business segments. Global holds approximately 32% of the issued and outstanding common shares of Conex as well as additional common share purchase warrants ("Conex Warrants") ($0.0566 exercise price, expiring August 2, 1999) which would allow Global to increase its ownership to in excess of 62%. In addition, Global holds all of the issued Class B Preferred Voting Shares of Conex and has a loan receivable of $2.1 million owing to it from Conex.

In valuing Global's interest in Conex, First Marathon considered the trading activity in the common shares of Conex, historical financing transactions and an analysis of the status of the JV's operating results.

Conex's common shares trade in the over-the-counter market and very infrequently and have insufficient trading volume to allow Global to liquidate its holdings without significantly affecting the market price. The most significant recent day of trading occurred on April 20, 1998 when 1.3 million shares were traded and the closing share price was $0.13. However, during the month preceding this day of trading only 86,000 shares were traded.

On October 9, 1997, Conex concluded a private placement of 27.4 million common shares for US$5 million at a price of C$0.25 per share to Impris Investors LLC, an affiliate of Wexford Management LLC. The proceeds from this financing were utilized to fund Conex's second round of financing to the JV. To date, US$10 million has been directly invested in the JV by Conex with a further US$5 million financing commitment pending the achievement of certain milestones.

The JV commenced operations on January 1, 1997. The operating results for fiscal 1997 and the first quarter of 1998 are summarized in Schedule "E". In our analysis, we have considered the JV's 1997 operating results, the 1998 Plan and the JV's financial performance compared to budget through March 31, 1998.

Due to the stage of development of the JV and the inherent risks associated with its operations, we have concluded that the fair market value of Conex is in the range of $15 million to $18 million. This valuation range is near Global's aggregate investment to date at the lower

The Independent Committee of
   the Board of Directors of
   Global Equity Corporation
September 17, 1998
Page 15



bound and represents a premium of 20% on invested capital at the higher bound, reflecting the progress in the development of the JV's operations. Allocating this value range (after consideration of the cash to be received upon the exercise of the Conex Warrants) to Global's holdings in Conex results in a value of Global's holdings in Conex of $11.8 million to $13.7 million.

SISCOM

Siscom is a small eight-person software company based in Boulder, Colorado with approximately $1.5 million of annual revenue. Global holds 4,000,000 Series A Convertible Preferred Shares of Siscom.

In valuing Global's investment in Siscom, First Marathon considered the following as valuation benchmarks:

(a)     recent trading activity;

(b)     a US$500,000 preferred share financing provided by PICO affiliates; and

(c) market value multiples for companies in similar lines of business as Siscom and the breakdown between software, service, hardware and other revenues of Siscom.

Siscom's shares have traded between U.S.$0.28 (02/06/98) and U.S.$0.49 (04/01/98) per share over the 52-week period prior to June 30, 1998. Trading volume for Siscom's shares is limited. The most significant recent trading of its shares occurred on March 17, 1998 when 292,000 shares were traded at US$0.455 per share and on April 13, 1998 when 88,000 shares were traded at US$0.41.

Recently two PICO affiliates purchased a total of 1,250,000 Series A Preferred Shares in Siscom for $500,000 implying a price of US$0.40 per share.

Applying a range of revenue multiples to the various revenue components, we have arrived at a value range of US$0.27 to US$0.41 per Series A Preferred Share for Siscom.

Based on these valuation benchmarks, we have concluded that the value of Global's 4,000,000 Series A Convertible Preferred Shares of Siscom is in the range of $1.6 million and $2.4 million.

The Independent Committee of
   the Board of Directors of
   Global Equity Corporation
September 17, 1998
Page 16




The following is a summary of the value range for Global's strategic investments:

           ($Millions)                      LOW               HIGH
           Conex                            $11.8             $13.7
           Siscom                             1.6               2.4
                                      ----------------- ------------------
                                            $13.4             $16.1
                                      ================= ==================

INVESTMENT IN PICO

At June 30, 1998, Global held 4,258,415 or 13.07% of the issued and outstanding shares of PICO.

MARKET VALUE

At June 30, 1998, the closing price of PICO Shares was US$4-5/16 which would imply a market value for these holdings of US$19.7 million ($28.9 million).

Considering PICO's average daily trading volume of 73,565 shares per day during the 20 trading day period prior to announcement on May 8, 1998 of initial discussions regarding the proposed Arrangement, it would take some time for Global to sell these shares into the market. There is the potential for the supply of these shares into the market to put downward pressure on the share price.

However, as discussed previously in our valuation methodology, we have not considered the trading value or liquidation approach to the valuation of either Global or PICO. Accordingly, we have valued Global's investment in PICO on a net asset value basis.

NET ASSET VALUE

Considering the net asset value per share range for PICO of US$4.99 to US$6.09, as described below and summarized in Schedule "A", the value range for Global's holding would be $31.2 million to $38.1 million.

OTHER ASSETS AND LIABILITIES

TPC EXPLORATION

Global, through its wholly-owned subsidiary, Global Oil & Gas Corporation ("GOG"), holds an interest in TPC Exploration ("TPC") an Oklahoma Limited Partnership established in May 1997.

The Independent Committee of
   the Board of Directors of
   Global Equity Corporation
September 17, 1998
Page 17




TPC was formed for the purpose of acquiring leasehold interests in oil and gas producing and non-producing properties that are suited to precision horizontal drilling. GOG is entitled to a 100% interest in distributions of TPC until its original investment plus a cumulative preferential return of 20% per annum is refunded. After that time, GOG is entitled to a 45% economic interest in the partnership.

TPC currently holds in excess of 120,000 acres of oil and gas leases in the Williston Basin, North Dakota.

In valuing Global's interest in TPC through its ownership of GOG, we have reviewed the original investment in TPC, developmental work performed on the prospect since that time and initial letters of intent and expressions of interest for the purchase of GOG's interest in the partnership.

GOG has received two letters of intent for their interest in the property, both of which have expired. The valuation range implied by these expressions of interest was $6.5 million to $11.0 million.

Based on these valuation benchmarks, the expiry of the two expressions of interest and the significant deterioration in the price of oil since the original investment was made, we have valued GOG at its current carrying value of $6.4 million.

LAND AND BUILDING

Global owns the land and building of its Toronto office located at 30 and 30A Hazelton Avenue. Internal analysis prepared by Global's management and provided to an external real estate services firm valued these assets at $4.1 million. An appraisal dated May 30, 1994 prepared by Kellough, Pestl, Singh Associates Inc. valued these assets at $4.3 million. Based on this information and our discussions with management, we have attributed a value range of $4.0 million to $4.5 million for the Hazelton Avenue property and building.

MKG ENTERPRISES INC. CONVERTIBLE DEBENTURE

Pursuant to a Loan Agreement made as of February 7, 1996 between MKG Enterprises Corp. ("MKG") as borrower and Global, MKG borrowed $10 million from Global by way of a convertible debenture. Pursuant to the Loan Agreement, MKG pledged all of the issued and outstanding shares of Vignoble Wines Agency Inc., a wholly-owned subsidiary of MKG, as security for the loan.

On December 19, 1996, Global demanded payment from MKG of the principal amount of the debenture outstanding and related interest owing. Affidavits were obtained and attempts were

The Independent Committee of
   the Board of Directors of
   Global Equity Corporation
September 17, 1998
Page 18


made to appoint a receiver. Throughout 1997, settlement discussions were pursued but were unsuccessful in reaching agreement.

At the date of the Valuation, insufficient current financial information was available to allow a thorough assessment of the underlying security for the loan. Management of Global has been in ongoing discussions to reach a settlement in this matter and has indicated that they expect to recover the full amount of the carrying value of the debenture.

Based on our discussions with management and review of the associated documentation relating to Global's recovery efforts, we have estimated a valuation range of $5.5 million to $10.9 million. The range selected represents the full carrying value of $10.9 million at the high end of the range and 50% of the carrying value at the low end, reflecting an applied discount of 50% to account for the uncertainty of the ultimate settlement amount received by Global and the timing thereof.

OTHER ASSETS AND LIABILITIES

We have attributed a fair market value for these assets and liabilities equivalent to their respective carrying values as at March 31, 1998. This asset group is primarily comprised of receivables, prepaid expenses, furniture and equipment. The assets associated with Vidler and NLRC have been excluded from this asset group as they were considered separately in our analysis.

In valuing the Global Shares, First Marathon considered whether any material advantage or synergy would accrue to PICO by virtue of acquiring 100% of the Global Shares as a result of the Arrangement. The simplification of the ownership of Global and PICO is, in First Marathon's view, the primary benefit to PICO associated with the Arrangement, which, in turn, could reduce the market discount to net asset value applied to the PICO Shares. However, in First Marathon's opinion, this potential reduction in the market discount is not determinable. First Marathon also reviewed the costs and duplication of efforts inherent in maintaining two public entities, the potential reduction in costs was determined to not be material.


                                            SUMMARY

           ($Millions)                                       LOW            HIGH
                                                             ---            ----
           TPC                                               $6.4            $6.4
           Land and building                                  4.0             4.5
           MKG convertible                                    5.5            10.9
           Other assets                                       0.7             0.7
           Liabilities                                       (4.7)           (4.7)
                                                        --------------- --------------
                                                            $11.9           $17.8
                                                        =============== ==============

The Independent Committee of
   the Board of Directors of
   Global Equity Corporation
September 17, 1998
Page 19


VALUATION CONCLUSION

Based upon and subject to the foregoing, First Marathon is of the opinion that, as of June 30, 1998, the fair market value of the Global Shares was in the range of $3.35 to $4.18 per share. (See Valuation Summary in Schedule "A".)


VALUATION OF PICO SHARES
------------------------

PICO HOLDINGS INC.

Similar to Global, PICO is an investment holding company and accordingly, First Marathon's valuation approach focused on valuing the individual component investments. For purposes of our valuation analysis, we have classified PICO's investments into four segments:

(a)     minority interest (25.23%) in NLRC;

(b)     property and casualty insurance operations;

(c)     controlling interest (51.17%) in Global; and

(d)     other assets (net).

NEVADA LAND & RESOURCE COMPANY, LLC

In our valuation analysis of Global, we arrived at a value range for NLRC as a whole of US$80 million to US$100 million. After adjusting for NLRC's net debt at June 30, 1998 of US$4.4 million and applying PICO's pro rata interest, we have valued PICO's membership interest in NLRC in the range of US$19.1 million to US$24.1 million. Due to PICO's controlling position in Global, we have not applied a discount to the pro rata value.

PROPERTY & CASUALTY INSURANCE OPERATIONS

PICO operates its property and casualty insurance business through Citation and Sequoia. These companies write predominately light commercial and multiple peril insurance coverage in central and northern California. The recent financial results for these companies are summarized in Schedule "D".

The Independent Committee of
   the Board of Directors of
   Global Equity Corporation
September 17, 1998
Page 20




COMPARABLE PUBLIC COMPANIES

First Marathon considered the current stock market trading multiples of comparable companies to PICO's property and casualty insurance operations (Schedule "F"). There are many similar insurance companies in the U.S. market of varying size and scope of operations. The 25 companies selected in our analysis ranged in market capitalization from US$50 million to US$400 million.

The range of trading multiples as at June 30, 1998 for the selected companies are summarized in the following table:

                                                                    PRICE /          TEV /(3)           TEV/(3)
                                     PRICE-EARNINGS                   BOOK            REVENUE         PREM. REV.
                                     --------------                   ----            -------         ----------
                            LTM(2)       1998E        1999E         CURRENT           LTM(2)            LTM(2)
                            ------       -----        -----         -------           ------            ------
High                         38.8          62.5        36.9           2.3               2.8              3.4
Average                      14.5          18.5        12.9           1.4               1.3              1.5
Adjusted Average(1)          13.6          17.0        12.1           1.4               1.3              1.5
Low                           9.3           9.1         7.7           0.6               0.3              0.4

(1) Adjusted average is calculated as the average excluding the highest and lowest values in the group.

(2)     LTM = last 12 months.

(3) TEV = Total Enterprise Value - calculated as market capitalization + short term debt + long-term debt +preferred stock + minority interest - cash equivalents.

First Marathon believes that PICO's property and casualty insurance operations warrant a revenue and a book value multiple at or below the average of the range of comparable public companies for the following reasons:

(i) the relatively high Loss and Expense ("LAE") and underwriting ratios experienced in recent periods;

(ii)    the declining premium revenue of the business; and

(iii) the level of profitability achieved during the 12 month period ended March 31, 1998.

The Independent Committee of
   the Board of Directors of
   Global Equity Corporation
September 17, 1998
Page 21



The results of the comparable public companies analysis are provided below:

                                  MULTIPLE         BENCHMARK (US$)            IMPLIED VALUE (US$)
                                  --------         ---------------            -------------------
LTM Revenue                          1.0 - 1.2               $51.0                    $51.0 - $61.2
LTM Premium Revenue                  1.2 - 1.4               $44.9                    $53.9 - $62.9

Book Value                           1.3 - 1.5             $38.8(1)                   $50.4 - $58.2

(1) Excludes inter-company holdings valued separately in this report.

COMPARABLE TRANSACTIONS

First Marathon reviewed publicly available information on selected acquisition transactions of U.S. P&C insurance companies. We have examined multiples based on the total consideration for each of the comparable transactions compared to such acquired companies' revenues (total and net premiums earned) and compared the implied equity value to the reported book value of the acquired net assets. However, in many recent comparable transactions insufficient financial information was disclosed in order to derive meaningful value multiples.

INDICATIONS OF INTEREST

In our discussions with the management of PICO, it was indicated that a qualified purchaser has expressed an interest in the P&C business operations of PICO. However, as at the date of these Opinions, no specific information or documentation has been provided to First Marathon that would imply that a transaction is imminent at a price that would be materially different from the valuation conclusion reached.

CONCLUSION

Based upon our analysis and discussions with PICO's management, First Marathon estimated the fair market value, as at June 30, 1998, of the P&C insurance business to be in the range of US$50 million to US$60 million.

The Independent Committee of
   the Board of Directors of
   Global Equity Corporation
September 17, 1998
Page 22




INVESTMENT IN GLOBAL

At June 30, 1998, PICO held 41,883,445 or 51.17% of the issued and outstanding Global Shares.

MARKET VALUE

As of June 30,1998, the closing price of the Global Shares was $2.75 which would imply a market value for these holdings of $115.2 million (US$78.5 million).

However, as discussed previously in our valuation methodology, we have not considered the market value or liquidation approach to the valuation of either Global or PICO. Accordingly, we have valued PICO's investment in Global on a net asset value basis.

NET ASSET VALUE

Considering the net asset value per share range for the Global Shares of $3.35 to $4.18, summarized in Schedule "A", the value range for PICO's holding of Global Shares would be US$95.7 million to US$119.4 million.

OTHER ASSETS AND LIABILITIES

The remaining assets of PICO that have not been valued separately include:

(a) the remaining claims and LAE reserves associated with the Medical Professional Liability insurance business which was sold to Mutual Assurance Inc. on August 25, 1995;

(b) Summit Global Management Inc., an investment management operation which has historically provided services to Global and PICO and affiliate companies;

(c) American Physicians Life Insurance Company's net assets which were sold on June 16, 1997, the closing of which is subject to regulatory approval which is still pending;

(d)     investment in PC Quote; and

(e)     other miscellaneous assets.

Also included in the balance of this asset group are the associated reserves and liabilities within Physicians Insurance Company of Ohio Group ("Physicians"). The key assets within Physicians, including the investment in Global, have been valued separately and, as a result, serve as a net reduction.

The Independent Committee of
   the Board of Directors of
   Global Equity Corporation
September 17, 1998
Page 23


We have attributed a fair market value for these net assets equivalent to their respective carrying values as at March 31, 1998 of US$3.7 million.

VALUATION CONCLUSION

Based upon and subject to the foregoing, First Marathon is of the opinion that, as of June 30, 1998, the fair market value of the PICO Shares was in the range of US$4.99 to US$6.09 per share. (See Valuation Summary in Schedule "A".)


FAIRNESS OPINION
----------------

The assessment of fairness, from a financial point of view, must be determined in the context of the particular transaction. In assessing the financial fairness of the Arrangement to the Minority Shareholders, First Marathon focused primarily on the proposed exchange ratio of 0.4628 (i.e., the number of Pico Shares for which each Global Share will be exchange pursuant to the Arrangement) and considered a number of factors, the most important of which are discussed below.

RELATIVE VALUE ANALYSIS

Due to the extent of inter-company holdings, the value of either Global or PICO has a direct impact on the value of the other. In our valuation analyses and assessment of the financial fairness of the Arrangement, it was important to gain a clear understanding of the impact of these inter-company holdings and the extent to which certain valuation components affected the valuation conclusion reached for PICO and Global. In addition, considering the extent of these inter-company holdings and the significance of PICO's holdings in Global as compared to its entire asset base, the current shareholders of Global will retain a substantial continuing interest in Global's net assets.

SUMMARY OF HOLDINGS

(a) PICO holds 41,883,445 shares in Global or approximately 51% of the issued and outstanding Global Shares.

(b) Global holds 4,258,415 shares in PICO or approximately 13% of the issued and outstanding PICO Shares.

The Independent Committee of
   the Board of Directors of
   Global Equity Corporation
September 17, 1998
Page 24



VALUATION CONSIDERATIONS FOR INTER-COMPANY HOLDINGS

Due to the extent of inter-company holdings and the shared interest in NLRC, the valuation and proportional allocation of value of the various asset components of Global and PICO varies from the direct interest held.

The table below illustrates the proportional interest and relative allocation of value for Global and PICO for the major investments held, based on issued and outstanding shares as at June 30, 1998:

                                                       PICO SHAREHOLDERS                 GLOBAL SHAREHOLDERS
                                                       -----------------                 -------------------
NLRC
Direct interest                                                 25.23%                             74.77%
Indirect interest                                               43.17%                              9.60%
Combined interest                                               68.04%                             83.66%
Proportional interest                                           44.85%                             55.15%

VIDLER / WHOLLY-OWNED GLOBAL ASSETS
Direct interest                                                  0.00%                            100.00%
Indirect interest                                               54.84%                              7.16%
Combined interest                                               54.84%                            107.16%
Proportional interest                                           33.85%                             66.15%

P&C / WHOLLY-OWNED PICO ASSETS
Direct interest                                                100.00%                              0.00%
Indirect interest                                                7.16%                             14.00%
Combined interest                                              107.16%                             14.00%
Proportional interest                                           88.44%                             11.56%

Shares owned of other                                          41,883,445                           4,258,415
Shares issued and outstanding                                  81,853,076                          32,591,718
Ownership %                                                     51.17%                              13.07%

The Independent Committee of
   the Board of Directors of
   Global Equity Corporation
September 17, 1998
Page 25



SHARE EXCHANGE RATIO - HISTORICAL MARKET PRICE

The following chart illustrates the exchange ratio implied by the relative market prices of the PICO Shares and the Global Shares over the last twelve months of trading. The ratio has been calculated based on the daily closing market price of the Global Shares and the PICO Shares, adjusted to a common currency based on the end of day Canadian dollar/U.S. dollar exchange rate.

                              Share Exchange Ratio
                               LTM June 30, 1998

0.50

0.45

0.40
                                                           [INSERT GRAPH]
0.35

0.30

0.25

     7/1/97  7/29/97   8/26/97 9/23/97  10/21/97  11/18/97  12/16/97  1/13/98  2/10/98  3/10/98  4/7/98  5/5/98  6/2/98  6/30/98



The relative value or exchange ratio of Global Shares to PICO Shares has trended downwards over the past twelve months due to a more rapid falling-off of Global's share price (as compared to PICO's).

Exchange Ratio based on Valuation of Net Assets

Considering the determined ranges of net asset value per share of $3.35 to $4.18 for Global and US$4.99 to US$6.09 for PICO, the resultant exchange ratio range based on a CAD/US$ exchange rate of 1.46665 would be 0.4577 to 0.4680 with a mid point of 0.4628.

The Independent Committee of
   the Board of Directors of
   Global Equity Corporation
September 17, 1998
Page 26





COMPARISON OF TRANSACTION PRICE
TO HISTORIC MARKET PRICES

The following table summarizes the implied share exchange ratio based on Global's and PICO's recent trading levels:

                                                                                                      IMPLIED
                                                                 GLOBAL $         PICO US$         EXCHANGE RATIO
                                                                 --------         --------         --------------
05/08/98 - Date of merger discussions announcement                 2.90            4-5/16              0.4088
Avg. closing price 20 trading days prior to 05/08/98               2.77             5.23               0.3693
06/18/98 - Date of exchange ratio announcement.                    2.40            4-5/16              0.3781
Avg. closing 20 trading days prior to 06/18/98                     2.59             4.56               0.3906

(1) Based on the Canadian/U.S. exchange rate at the specified date or the average over the indicated period.

The proposed exchange ratio of 0.4628 offered pursuant to the Arrangement represents a premium of 13.2%, 25.3%, 22.4%, and 18.5%, respectively, over the above implied share exchange ratios ( in the order set forth in the table).

FAIRNESS CONCLUSION

Based upon and subject to the foregoing, First Marathon is of the opinion that, as of June 30, 1998, the Arrangement was fair, from a financial point of view, to the Minority Shareholders .

The Opinions may be relied upon by the Committee and the Board for the purpose of their consideration of the Arrangement. First Marathon consents to the inclusion of the Opinions in their entirety and a summary thereof in the Circular and to the filing thereof with the securities commissions or similar regulatory authorities in such provinces of Canada and in the United States as may be required.

Yours very truly,


FIRST MARATHON SECURITIES LIMITED

                                  SCHEDULE "A"

                                Valuation Summary
                                -----------------

                                                      Global Equity Corporation
                                                             ($Millions)
                                                        Low               High
                                                        ---               ----

Cash and cash equivalents                                11.2              11.2
Vidler                                                  102.7             132.0
NRLC                                                     82.9             104.8
Portfolio investments in public companies                25.9              34.5
Strategic investments                                    13.4              16.1

Investment in PICO Holdings, Inc.                        31.2              38.1

Other assets - net                                       11.9              17.8



Cash from exercise of options                            25.4              25.4
                                                        -----             -----

Net asset value                                         304.6             379.9
                                                        -----             -----

Shares outstanding - fully diluted                       90.8              90.8

Net asset value per share                               $3.35             $4.18
                                                        -----             -----

US$/CAD$ exchange rate - 1.46665
                         -------



                                                    PICO Holdings Inc.
                                                      (US$Millions)
                                                     Low         High
                                                     ---         ----



NRLC                                                  19.1         24.1
Insurance operations                                  50.0         60.0


Investment in Global Equity Corporation               95.7        119.4



Other assets - net                                     3.7          3.7

Cash from exercise of options                          6.9          7.0
                                                     -----        -----

Net asset value                                      175.4        214.2
                                                     -----        -----

Shares outstanding - fully diluted                    35.2         35.2

Net asset value per share                            $4.99        $6.09
                                                     -----        -----


                                  SCHEDULE "B"

                             SHARE STRUCTURE SUMMARY

                                  JUNE 30, 1998



GLOBAL EQUITY CORPORATION

Common shares issued and outstanding                  81,853,076
                                                      ==========

Common stock options:

                  EXERCISE PRICE
                  --------------
                      (CAD$)

                      2.450                            1,980,334
                      2.500                            3,099,666
                      2.650                               32,250
                      3.325                            1,327,600
                      3.250                              127,750
                                                      ----------
                                                       6,567,600
                                                      ----------

Common share purchase warrants:

                  EXERCISE PRICE
                  --------------
                      (CAD$)

                      3.250                            2,411,263
                                                       =========


-------------------------------------------------------------------


PICO HOLDINGS INC.

Common shares issued and outstanding                  32,591,718
                                                      ----------

Common stock options:

                  EXERCISE PRICE
                  --------------
                      (US$)

                       2.69                            2,545,031
                       6.00                               12,000
                       2.88                               15,000
                                                      ----------
                                                       2,572,031
                                                       =========

                                  SCHEDULE "C"

                           GLOBAL EQUITY CORPORATION
                              CORPORATE STRUCTURE
                                   (MAY 1998)


GLOBAL EQUITY CORPORATION
(ONTARIO)


100%
Global Oil & Gas Inc.
(Delaware)
   H


100%
Forbes & Walker
(USA) Inc.
(Delaware)

100%
Global Nevada Inc.
(Delaware)
    H

100%
2941861 Limited
(United Kingdom)
    I

100%
Forbes & Walker
Securities Limited
(Ontario)


100%
361404
Ontario, Inc.
(Ontario)
    I


100%
TPC Exploration
(Oklahoma
General
Partnership


100%
Vidler Water
Company, Inc.
(Colorado)


74.77%
Nevada Land
& Resource
Company LLC
(Delaware)


100%
Forbes & Walker
International
Limited
(Barbados)


100%
Loewen, Ondaatje,
McCutcheon
(International) B.V.
(Netherlands)
     H


100%
109144
Ontario Inc.
(Ontario)
   I


100%
1091432
Ontario, Inc.
(Ontario)
   I



100%
Forbes
Securities
Corporation
(Ontario)
   I


100%
Lomcap
Trading
Limited
(Ontario)
I


32%
Conex
Continental Inc.
(Delaware)


100%
BSND, Inc.
(Delaware)
    H


100%
Forbes & Walker
(1881) Limited
(United Kingdom)
     I


100%
Global Equity SA
(Switzerland)


100%
CC Johnson
International
Co. Ltd.
(Delaware)


99.99%
Big Springs
Associates
(Nevada
Partnership)



60%
Guizhou Jonyang
Machinery
Industry Co. Ltd.
(Chinese Joint
Venture)



H = Holding company; no other holdings but Investment(s) listed

I - Inactive; no activity, no holdings

                                  SCHEDULE "D"

           Property & Casualty Insurance Summary of Financial Results



(US$ Millions)                      LTM(1)
                                   03/31/98         1997           1996
                                   --------         ----           ----
Earned Premiums
    Sequoia                            30.1          32.8            26.3
    Citation                           14.8          17.4             5.1

                                       44.9          50.2            31.4

TOTAL REVENUE                          51.0          57.0            35.3

EARNINGS BEFORE TAXES                   4.3           5.6             3.3

(1)  LTM = Last 12 Months


At March 31, 1998, the P&C insurance operations had net assets of US$38.8 million, excluding inter-company holdings valued separately in this report.


Citation's and Sequoia's GAAP industry ratios for the first quarters of 1998 and 1997 and for fiscal 1997, are summarized below:


                                                 Citation                                    Sequoia
                                 ------------------------------------------ ------------------------------------------

                                  March 31,    March 31,     December 31,    March 31,    March 31,    December 31,
                                    1998          1997           1997          1998         1997           1997

Loss and LAE Ratio                   84.8%        74.6%          84.8%          83.1%        72.1%         57.3%
Underwriting Expense Ratio           37.7%        35.7%          32.9%          41.2%        35.9%         38.1%
                                    -----        -----          -----          -----        -----          ----
COMBINED RATIO                      122.5%       110.3%         117.7%         124.3%       108.0%         95.4%
                                    -----        -----          -----          -----        -----          ----

                                  SCHEDULE "E"

                         SUMMARY OF JV OPERATING RESULTS




CURRENCY = CHINESE RENMINBI

                                                Q1
                                           MARCH 31, 1998                      1997
                                              ACTUAL                          ACTUAL
                                          ---------------                 -------------
Sales                                       28,841,437                    135,961,639
Gross Profit                                 6,660,793                     30,475,264
Gross Margin                                     23.1%                          22.4%

General Administration                      10,506,000                     41,816,288
Financial expense                            3,147,000                     17,458,192
Selling expenses                             1,596,000                      7,077,508

Other income (expense)                       (482,452)                       (781,700)

NET EARNINGS (LOSS)                        (9,070,659)                     (36,658,424)
                                           ----------                      -----------




RESTATED TO CAD$
Exchange rate of 1 Chinese Renminbi = 0.1777 Canadian dollar

                                               Q1
                                          MARCH 31, 1998                        1997
                                             ACTUAL                            ACTUAL
                                          --------------                   ------------
Sales                                       5,125,123                      24,160,383
Gross Profit                                1,183,623                       5,415,454
Gross Margin                                    23.1%                           22.4%

General Administration                      1,866,916                       7,430,754
Financial expense                             559,222                       3,102,321
Selling expenses                              283,609                       1,257,673

Other income (expense)                       (85,732)                        (138,908)
                                          ----------                       ----------
NET EARNINGS (LOSS)                       (1,611,856)                      (6,514,202)
                                          ==========                       ==========

                                  SCHEDULE "F"
                          COMPARABLE PUBLIC COMPANIES
                   PROPERTY AND CASUALTY INSURANCE OPERATIONS
                                 JUNE 30, 1998

                                                                     Net          Price-                  TEV/  TEV/
                                                  Combined  Total  Premium        Earnings        Price-  Total Prem
     Company Name             LAE Ratio U/W Ratio  Ratio   Revenue Revenue  1997A  1998E   1998E   Book   Rev   Rev
---------------------------------------------------------------------------------------------------------------------
                                                             LTM     LTM     LTM                         LTM   LTM
1.   Acceptance Insurance      69.7%     32.9%     102.6%   370.4   333.0   10.6   10.5     9.2    1.45   1.3   1.4

2.   American Indemnity        82.4%     40.9%     123.2%    70.8    63.9    n/a   62.5     8.2    0.58   0.3   0.4

3.   Amwest                    33.0%     52.0%      85.0%   104.1    97.8   10.0   10.3     8.6    0.93   0.7   0.7

4.   Atlantic American         67.6%     32.3%      99.9%   103.0    89.5   15.2   12.5    10.0    1.16   0.9   1.1

5.   Capitol Transamerica      59.0%     34.6%      93.6%   114.0    89.3   15.6   16.4    15.5    1.57   2.0   2.6

6.   Danielson                 70.9%     23.7%      94.6%    66.3    56.3   38.8   42.2    36.9    1.77   1.7   2.0

7.   Donegal                   58.1%     34.5%      92.6%   122.4   108.1   10.0   13.4    12.1    1.19   1.0   1.1

8.   EMC                       66.5%     34.4%     100.9%   204.8   180.4   10.5   15.5    14.4    1.00   0.8   0.9

9.   Farm Family Holdings      75.1%     26.2%     101.3%   157.6   181.1   11.1   13.6    11.4    1.54   1.3   1.1

10.  GAINSCO                  104.2%     29.4%     113.6%   112.9   100.0    n/a    n/a    13.6    1.31   1.2   1.4

11.  Gryphon                   66.4%     47.3%     113.7%   128.7   101.7   12.5   14.3    11.8    1.05   1.0   1.3

12.  Highlands Insurance       75.0%     38.0%     113.0%   456.0   365.5   14.9   25.0    11.3    0.73   0.8   1.0

13.  Meadowbrook               58.1%     33.6%      91.7%   107.7    72.9   18.4   15.2    12.8    1.99   2.3   3.4

14.  Merchants                 71.0%     35.5%     106.3%    98.6    90.5   16.6   12.9    12.4    1.02   0.7   0.8

15.  Meridian                  70.5%     31.5%     102.0%   216.2   194.6   13.9   13.2    11.8    0.92   0.6   0.7

16.  MMI Companies             81.0%     26.7%     107.7%   241.4   190.7    9.3   13.0    11.7    1.07   1.8   2.3

17.  Mobile America            59.7%     35.2%      94.9%    57.6    43.3   11.3    9.1     7.8    1.80   1.4   1.9

18.  Old Guard Group           53.8%     48.1%     101.9%    75.0    69.1   18.0   45.6    17.0    0.95   1.0   1.1

19.  Penn-America              62.0%     32.8%      94.8%   105.8    93.8   11.5   13.6    12.3    1.34   1.3   1.4

20.  Philadelphia Consolidated 55.2%     30.4%      85.6%   115.0   105.5   15.1   16.1    14.0    2.16   2.2   2.4

21.  RLI                       35.6%     52.6%      88.2%   171.2   143.7   14.4   18.9    17.5    1.56   2.8   3.3

22.  Symons International      77.8%     20.4%      98.2%   321.4   310.3   12.5    9.2     7.7    2.32   0.6   0.6

23.  Unico American            51.4%     28.0%      79.4%    41.6    36.6   11.9   11.2    10.1    1.99   2.3   2.6

24.  United Fire & Casualty    54.2%     50.0%     104.2%   315.9   245.0   13.9   13.1    11.2    1.48   1.3   1.7

25.  Zenith National           76.0%     33.5%     109.5%   599.1   485.1   17.7   17.4    13.9    1.40   0.8   1.0

                                                   HIGH                     38.8   62.5    36.9     2.3   2.8   3.4
                                                   AVERAGE                  14.5   18.5    12.9     1.4   1.3   1.5
                                                   -----------------------------------------------------------------
                                                   ADJUSTED AVERAGE         13.6   17.0    12.1     1.4   1.3   1.5
                                                   -----------------------------------------------------------------
                                                   LOW                       9.3    9.1     7.7     0.6   0.3   0.4

*    LAE, U/W and Combined ratios based on most recently reported results

* Adjusted average calculated as the average excluding the maximum and minimum results

* Sources: Bloomberg, Company 10K and 10Q filings and The Insurance and Financial Review - April 1988.

* PICO's LAE, U/W and combined ratio has been calculated as the average between CIC and Sequoia.

* TEV: Total Enterprise Value - calculated as market capitalization + short-term debt + long-term debt + preferred stock + minority interest - cash equivalents

KPMG                    Suite 3300 Commerce Court West Telephone (416) 777-8500
Chartered Accountants   PO Box 31 Stn Commerce Court   Telefax   (416) 777-8818
                        Toronto Ontario M51 1B2              http://www.kpmg.co



The Board of Directors
Global Equity Corporation

As specifically agreed, we have performed the following procedures in connection with the attached listing of securities dated June 30, 1998 (the "Attached Listing"):

1. We have compared the market prices per share denominated in the foreign currency of the securities as provided by the Company to publicly-quoted prices provided by an independent service organization at the same date. In determining such market prices, we obtained a listing from the Company detailing the actual name and type of the underlying security, as well as the number of units of the underlying security owned by the Company as at June 30, 1998. However, we note that as specifically agreed we have not performed any procedures addressing the completeness, existence and ownership of the underlying securities as at June 30, 1998.

2. We have compared the exchange rate used to convert the foreign currency denominated market prices per share into Canadian dollars as provided by the Company to publicly-quoted foreign exchange rates provided by an independent service organization at the same time.

3. We have recalculated the Canadian dollar market prices per share by multiplying the foreign currency denominated market prices per share by the exchange rate as provided by the Company.

4. We have recalculated the total Canadian dollar market value of the individual securities by multiplying the unit position of the securities outstanding on June 30, 1998 as provided by the Company by the Canadian dollar market prices of the securities as provided by the Company at the same date.

5. We have compared the average daily market prices per share denominated in Canadian dollars of the securities as provided by the Company (see note 1) to the simple average of the publicly-quoted closing prices denominated in the foreign currency provided by an independent service organization for the period June 2, 1998 to June 30, 1998 translated into Canadian dollars using an average exchange rate for the period. We note that in certain instances, certain of the securities did not trade on each one of the trading days during such period and the average daily market value was computed only on the dates on which securities were traded during that period.

As a result of applying the procedures, 1 through 4 inclusive, we have found no exceptions in total Canadian market value of the individual securities greater than $9 (Nine Dollars)

KPMG
Page 2

on any individual security. As a result of applying procedure 5, we found no exception that exceeded 0.05% on any individual security.

However, these procedures do not constitute an audit of the Attached Listing and therefore we express no opinion thereon.

This report is for use solely in connection with the report being issued by First Marathon Securities Limited on the valuation of the Company as at June 30, 1998 and is not to be referred to or distributed for any other purpose.



/s/  KPMG


Chartered Accountants

Toronto, Canada
July 10, 1998

-------------------------------------------------------------------------------
                                                                CDN.
                                           CDN.         AVERAGE CLOSING PRICE
                     UNIT POSITION      TOTAL MARKET     20 DAYS PRIOR TO
Investment           June 30, 1998      June 30, 1998     June 30, 1998
-------------------------------------------------------------------------------
Euro I                    4,070         $3,494,949            $856.46
-------------------------------------------------------------------------------
Euro II                   2,900           $914,960            $324.17
-------------------------------------------------------------------------------
Euro III                 25,200         $6,443,218            $265.89
-------------------------------------------------------------------------------
Euro IV                  27,300         $6,084,586            $224.34
-------------------------------------------------------------------------------
Euro V                   13,215         $3,697,614            $282.92
-------------------------------------------------------------------------------
Euro VI                       5            $17,874          $3,642.13
-------------------------------------------------------------------------------
Euro VII                  2,020           $984,236            $471.70
-------------------------------------------------------------------------------
Euro VIII                 3,640         $3,648,996            $969.50
-------------------------------------------------------------------------------
Euro X                      310           $717,843          $2,338,37
-------------------------------------------------------------------------------
                         78,660        $26,004,276
===============================================================================

                                         ANNEX E

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 10-K
  (MARK ONE)
  [ X ] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
        ACT OF 1934 [FEE REQUIRED]

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997

                                       OR

  [   ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
        EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

             FOR THE TRANSITION PERIOD FROM __________ TO __________

                         COMMISSION FILE NUMBER 0-18786


                               PICO HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                  CALIFORNIA                                   94-2723335

        (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                         875 PROSPECT STREET, SUITE 301
                           LA JOLLA, CALIFORNIA 92037
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (619) 456-6022

           SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:
                                      NONE

           SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                          COMMON STOCK, $.001 PAR VALUE
                                (TITLE OF CLASS)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III or this Form 10-K or any amendment to this Form 10-K. [ X ]

Approximate aggregate market value of the registrant's common stock held by nonaffiliates of the registrant (based on the closing sales price of such stock as reported in the Nasdaq National Market) on March 20, 1998 was $118,539,069. Excludes shares of common stock held by directors, officers and each person who holds 5% or more of the registrant's common stock.

Number of shares of common stock, $.001 par value, outstanding as of March 20, 1998 was 32,591,718. As of such date, 4,572,015 shares of common stock were held by subsidiaries of the registrant.

                       DOCUMENTS INCORPORATED BY REFERENCE

(1) Portions of the definitive proxy statement for the annual meeting of stockholders held June 5, 1997 are incorporated by reference in Part III herein.

================================================================================

                               PICO HOLDINGS, INC.

                           ANNUAL REPORT ON FORM 10-K

                                TABLE OF CONTENTS

                                                                                                                           Page
                                                                                                                            No.
                                                                                                                            ---
    PART I..............................................................................................................     3

        Item 1.  BUSINESS...............................................................................................     3
        Item 2.  PROPERTIES.............................................................................................    25
        Item 3.  LEGAL PROCEEDINGS......................................................................................    25
        Item 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS....................................................    25

    PART II.............................................................................................................    26

        Item 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS..................................    26
        Item 6.  SELECTED FINANCIAL DATA................................................................................    27
        Item 7.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS..........................................................................    28
             7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS...........................................    43
        Item 8.  FINANCIAL STATEMENTS...................................................................................    44
        Item 9.  CHANGE IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                     AND FINANCIAL DISCLOSURE...........................................................................    80

    PART III............................................................................................................    80

        Item 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT....................................................    80
        Item 11.  EXECUTIVE COMPENSATION................................................................................    81
        Item 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                       MANAGEMENT.......................................................................................    81
        Item 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................................................    81

    PART IV.............................................................................................................    81

        Item 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULE, AND REPORTS ON FORM 10-K......................................    81

    SIGNATURES..........................................................................................................    84

                                     PART I

    THIS FORM 10-K CONTAINS A NUMBER OF FORWARD-LOOKING STATEMENTS, INCLUDING, WITHOUT LIMITATION, STATEMENTS ABOUT THE COMPANY'S PLANS FOR EXPANSION, INVESTING PHILOSOPHY, THE YEAR 2000 COMPUTING SYSTEMS COMPATIBILITY, AND BUSINESS EXPECTATIONS, WHICH STATEMENTS REFLECT THE COMPANY'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS THAT WILL HAVE AN EFFECT ON THE COMPANY'S FINANCIAL PERFORMANCE. THE COMPANY CAUTIONS INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES, INCLUDING THOSE SET FORTH UNDER "BUSINESS RISKS" AND ELSEWHERE HEREIN, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS OR FROM HISTORICAL RESULTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS.

ITEM 1.  BUSINESS

INTRODUCTION

    PICO Holdings, Inc. ("PICO") is a holding company principally engaged in five industry segments: portfolio investing; property and casualty insurance; surface, water, geothermal and mineral rights; medical malpractice liability ("MPL") insurance; and other. Management has added the surface, water, geothermal and mineral rights segment for this annual report based on recent acquisitions and management's strategic initiatives (see below). PICO has also been active in life and health insurance operations through 1997, and is under contract to sell this business. PICO operates through a number of direct and indirect subsidiaries (with PICO and its subsidiaries, collectively referred to herein as the "Company"). The Company's objective is to use its resources to increase shareholder value through investments in businesses which the Company believes are undervalued or will benefit from additional capital, restructuring of operations or management, or improved competitiveness through operational efficiencies with the Company's existing operations. This business strategy was implemented beginning in 1994 and was not fully in place until 1996. See "HISTORY OF THE COMPANY." Guinness Peat Group plc ("GPG"), a strategic investment company domiciled in London, England owns approximately 17.6% of the Company. GPG is a publicly held company with its shares listed on the London, Australia and New Zealand stock exchanges.

    PICO was incorporated in 1981 and began operations in 1982. Its principal executive office is located at 875 Prospect Street, Suite 301, La Jolla, California 92037, and its telephone number is (619) 456-6022.

    Subsidiaries

    Unless otherwise indicated, each subsidiary is directly or indirectly wholly-owned by PICO. The Company's operating subsidiaries and their principal subsidiaries or affiliates are as follows:

    Citation Insurance Company ("CIC")

    CIC is a California-domiciled insurance company licensed to write commercial property and casualty insurance in Arizona, California, Colorado, Nevada, Hawaii, New Mexico and Utah. CIC has also written Workers Compensation insurance; however, the Company sold that line of business through a transfer to and sale of its wholly-owned subsidiary, Citation National Insurance Company ("CNIC"), effective June 30, 1997. CNIC wrote no new business in 1997 prior to its sale. See "History of the Company -- Developments Since the Merger."

    Summit Global Management, Inc. ("Summit")

    Summit is a Registered Investment Advisor that offers investment management services to clients throughout the United States.

    Nevada Land and Resource Company, LLC ("NLRC")

    NLRC is the owner of approximately 1,365,000 acres of deeded land in northern Nevada. On April 23, 1997, PICO acquired 25.23% of NLRC. Global-Nevada Land Resource Corporation, a wholly-owned subsidiary of Global Equity Corporation ("GEC") which is approximately 51.17% owned by the Company, acquired the remaining 74.77% of NLRC. See "GLOBAL EQUITY CORPORATION" in this section.

    Physicians Insurance Company of Ohio ("Physicians")

    Physicians, an Ohio licensed insurance corporation, operates primarily as a diversified investment and insurance company. Its operations and those of its direct and indirect subsidiaries include strategic investing, property and casualty insurance, the runoff of its former MPL insurance claims reserves, and other. Through 1997, an indirect subsidiary of Physicians engaged in life and health insurance. That company, American Physicians Life Insurance Company, is under contract to be sold. Physicians has been licensed as a property and casualty insurer by the Ohio Department of Insurance ("Ohio Department") since 1976 and is also licensed by the Kentucky Department of Insurance. Disclosure in this section regarding the business of "Physicians" includes all operations of its subsidiaries.

    Physicians' Subsidiaries and Affiliated Companies

    SEQUOIA INSURANCE COMPANY ("SEQUOIA"). Sequoia is a California-domiciled insurance company licensed to write insurance coverage for property and casualty risks within the State of California. Sequoia writes business through independent agents and brokers covering risks located primarily within northern and central California. Although multiple line underwriting is conducted and at one time or another all major lines of property and casualty insurance except workers' compensation and ocean marine have been written, Sequoia has, over the past few years, transitioned from writing primarily personal lines of business (automobile, homeowners, etc.) to commercial lines.

    AMERICAN PHYSICIANS LIFE INSURANCE COMPANY ("APL"). APL offers critical illness insurance through "Survivor Key" policies as well as other life and health insurance products. APL is wholly owned by The Physicians Investment Company ("PIC"), a subsidiary of Physicians, Sequoia, and CIC. On June 16, 1997, Physicians entered into an agreement to sell APL and APL's wholly-owned subsidiary, Living Benefit Administrators Agency, Inc. The closing is subject to certain closing conditions, which have not yet been met. See "History of the Company -- Developments Since the Merger".

    THE PROFESSIONALS INSURANCE COMPANY ("PRO"). PRO is an Ohio domiciled insurance company first licensed to write property and casualty insurance in Ohio in 1979. It is also licensed in Kentucky, West Virginia and Wisconsin.

    CLM INSURANCE AGENCY, INC. ("CLM"). CLM, purchased on July 1, 1995, is an inactive California insurance agency which placed insurance with California insurers, including Sequoia.

    GLOBAL EQUITY CORPORATION. PICO and its subsidiaries own approximately 51.17% of GEC, a Canadian international investment company. PICO increased its ownership interest in GEC from 38.2% prior to July 30, 1997, to 49.9% on July 30, 1997 and to 51.17% in August 1997 and has consolidated the accounts of GEC with those of the Company for 1997. Set forth below as of December 31, 1997, are the names and respective jurisdictions of incorporation of certain direct and indirect subsidiaries of GEC, all of which are wholly-owned except for NLRC which is 74.77% owned by Global-Nevada Land Resource Corporation, a wholly-owned subsidiary of GEC. The following list includes, but is not limited to, all subsidiaries the total assets of which constituted more than 10% of the consolidated assets of GEC as of December 31, 1997 or the total revenues of which constituted more than 10% of the consolidated revenues of GEC during fiscal 1997. GEC owns approximately 13% of PICO as of December 31, 1997.

                                                                              Jurisdiction
                                                                                   of
                         Subsidiary                                           Incorporation
                         ----------                                           -------------
             Direct:
             Forbes & Walker Securities Limited..........................       Canada
             Forbes & Walker (USA) Inc...................................       Delaware

             Indirect:
             Forbes & Walker International Limited.......................       Barbados
             Vidler Water Company, Inc...................................       Colorado
             Nevada Land and Resource Company, LLC.......................       Delaware
             Global Equity SA............................................       Switzerland

    Subsidiaries of GEC are either holding companies or inactive, with the exception of the following: Vidler Water Company, Inc. ("Vidler"), and NLRC. The other subsidiaries may be utilized in the future in furtherance of the international investment, asset management or corporate finance activities of GEC.

    MAJOR BUSINESSES AND PROPERTIES OF GLOBAL EQUITY CORPORATION

    Vidler Water Company, Inc.

    Effective November 14, 1995, a wholly-owned subsidiary of GEC acquired all of the outstanding common stock of Vidler. Vidler is a corporation formed under the laws of the state of Colorado. The purchase price was $5,575,299 in cash. Vidler is engaged in the water marketing and transfer business. The business plan calls for Vidler to identify areas where water supplies are needed in the southwestern United States and then facilitate the transfer from current ownership to Vidler, and subsequently to municipalities, water districts, developers and others. This process requires knowledge and skills in the identification, certification, upgrading, managing, transfer, marketing and financing of water projects. Vidler has created opportunity through its ability to aggregate water supplies from disparate owners and locations and redirect the water to its highest and best use.

    As a comprehensive provider of water services, Vidler performs the following functions:

    - Water asset acquisitions, purchasing appropriative water rights, upgrading the priority and functionality wherever possible, and marketing the product to the end-user; and

    - Development and operation of water recharge (storage) facilities directed to municipalities and water districts in the southwestern United States. Storage provides flexibility. Surplus supplies can be stored inexpensively and can be sold and delivered to meet peak demands.

    Since its acquisition by GEC, Vidler and its immediate parent company have purchased water rights and related assets in Colorado, Nevada and Arizona.

    Nevada Land and Resource Company, LLC

    On April 23, 1997, a wholly-owned subsidiary of GEC acquired a 74.77% interest in NLRC. The remaining 25.23% interest was acquired by PICO. The total purchase price for NLRC was $48.6 million. NLRC's principal asset consists of approximately 1.365 million acres of deeded land located in northern Nevada, together with appurtenant water, geothermal and mineral rights. NLRC is actively engaged in maximizing the property's value in relation to water rights, mineral rights, geothermal resources, and land development.

    The activities of Vidler and NLRC are considered by PICO to be a reportable segment of surface, water, geothermal and mineral rights. This determination was made for this annual report based on the acquisition of the majority ownership in GEC by PICO and management's strategic initiatives.

    Conex Continental Inc.

    In August 1996, a wholly-owned subsidiary of GEC made an investment in Conex Continental Inc. ("Conex"). Conex is a corporation formed under the laws of Ontario, Canada. At Conex's January 7, 1998 Annual Meeting of Shareholders, the shareholders approved a plan to change the domicile of Conex to the state of Delaware and management is working to accomplish this change.

    Conex's principal asset is a 60% interest, through a wholly-owned subsidiary, in a sino-foreign joint venture. This joint venture operates a manufacturing facility in Guiyang City, Guizhou Province, China and manufactures wheeled and tracked hydraulic excavators.
    A wholly-owned subsidiary of GEC invested approximately $5,000,000 and received 6,750,000 voting class B preferred shares in August 1996 plus 89,096,888 separate and detachable warrants each exercisable at a price of approximately $0.0398 into one common share. In 1997, the subsidiary of GEC exercised warrants and purchased 22,195,043 common shares of Conex at a price of approximately $0.0398 per common share.

    SISCOM, Inc.

    In August 1996, GEC purchased 4,000,000 newly-issued voting preferred shares of SISCOM, Inc. ("SISCOM") for an aggregate purchase price of $1,000,000. The preferred shares pay quarterly non-cumulative dividends at the rate of 7% per annum. The preferred shares are convertible on a one-for-one basis into common shares of SISCOM.

    In February 1998, CIC and Sequoia each purchased 625,000 newly-issued convertible preferred shares of SISCOM for a purchase price of $250,000 each.

    SISCOM is a corporation formed under the laws of the state of Colorado. SISCOM is a provider of multimedia software solutions to the electronic news media, Internet providers, and sports industries.

    GEC also has a portfolio of investments in other equity securities in the United States, Europe and Asia. These investments include GEC's investments in PICO. They also include investments in certain Korean equities which have been heavily impacted by the recent decline in Korean financial markets. In 1997, GEC wrote down its investment in these securities to approximately $0.8 million through an approximate $8.0 million charge to GEC's statement of operations, including a foreign currency loss of approximately $3.8 million. The preceding amounts were reduced by minority interests of approximately 48% when consolidated into the Company's financial statements.

HISTORY OF THE COMPANY

    Recent Merger

    On November 20, 1996, Citation Holdings, Inc., an Ohio corporation ("Sub"), merged with and into Physicians, (the "Merger") pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") dated as of May 1, 1996, as amended by and among Citation Insurance Group, Physicians and Sub. Pursuant to the Merger, each outstanding share of Class A Common Stock of Physicians (the "Physicians Stock") was converted into the right to receive 5.0099 shares of PICO's Common Stock. As a result, (i) the former shareholders of Physicians owned approximately 80% of the outstanding Common Stock of PICO immediately after the Merger and controlled the Board of Directors of PICO and (ii) Physicians became a wholly owned subsidiary of PICO. Pursuant to the Merger Agreement, PICO also assumed all outstanding options to acquire Physicians Stock.

    As a result of the Merger, the business and operations of Physicians and its subsidiaries became a substantial majority of the business and operations of the Company.

    Effective upon the Merger, PICO's name, which was previously "Citation Insurance Group" was changed to "PICO Holdings, Inc." and the Nasdaq symbol for the Company's stock was changed from "CITN" to "PICO."

    Physicians

    Physicians was incorporated under the laws of Ohio in September 1976 and was licensed by the Ohio Department in December 1976. Physicians was formed with the sponsorship of the Ohio State Medical Association ("OSMA") to provide MPL insurance coverage to physicians who were members of the OSMA. Physicians was formed in response to a then-existing crisis in the MPL insurance marketplace in Ohio. MPL claims had increased substantially in severity and frequency. Insurance companies providing MPL coverage responded in some cases by increasing premiums significantly or even by leaving the marketplace. The OSMA sought to provide a stable insurance provider for its members in the face of this volatile MPL marketplace by forming Physicians.

    Until 1993, OSMA held shares representing a majority of Physicians' voting power. Physicians' Code of Regulations also contained the requirement that three OSMA officers sit on Physicians' Board of Directors and that Physicians only write MPL insurance for the OSMA members. Physicians secured the endorsement of its insurance products by the OSMA pursuant to an endorsement contract.

    The strategic direction of Physicians changed in 1993. First, Physicians repurchased its shares from the OSMA and amended its Code of Regulations to delete the requirements that three OSMA officers sit on Physicians' Board. The MPL product endorsement was terminated and the three Physicians directors who were affiliated with the OSMA resigned as directors.

    Additionally in 1993, Physicians was approached by an investor who could provide a significant capital infusion. Physicians sold 1,428,571 newly-issued and authorized shares of Physicians stock, representing, at that time, 32% of Physicians' voting power, for $5 million to GPG, a London-based strategic investment company. At that same time, four designees of GPG (Messrs. Broadbent, whose term expired in 1995, Langley, Hart and Dr. Weiss) were elected to Physicians' Board. GPG subsequently purchased from Physicians $3.0 million of additional shares of Physicians stock, thereby increasing GPG's equity position in Physicians. In May and June 1996, GPG sold a total of 850,000 shares of Physicians to GEC (which converted into 4,258,415 shares of PICO pursuant to the Merger).

    During 1995, there was another overall shift in the strategic direction of Physicians. As discussed further below, Physicians sold its recurring MPL business, purchased a property and casualty insurance company in California (Sequoia) which does not write MPL insurance, and made a significant investment in GEC which operates primarily as an international investment company. Physicians' objective was and continues to be to use its resources and those of its subsidiaries and affiliates to increase shareholder value through investments in businesses which Physicians believes to be undervalued or will benefit from additional capital, restructuring of operations or management, or improved competitiveness through operational efficiencies with existing Physicians operations. This business strategy was implemented beginning in 1994 and was not fully in place until 1996.

    On March 7, 1995, Physicians executed the Stock Purchase Agreement with Sydney Reinsurance Corporation ("SRC") to acquire all of the outstanding stock of SRC's wholly-owned subsidiary, Sequoia, a property and casualty insurance company incorporated under the laws of California in 1946 and licensed to write insurance in California. Sequoia provides light commercial and multiperil insurance in northern and central California through an independent agency system. The acquisition price of $1,350,000 was paid in cash on August 1, 1995.

    Physicians initially capitalized Sequoia with $2.6 million in paid-in capital and an additional $5.9 million in paid-in surplus. Subsequently, Physicians contributed an additional $17.3 million to Sequoia to cover 1995 net losses, to strengthen Sequoia for purposes of maintaining or improving Sequoia's "B++" (Very Good) A.M. Best Company rating (See "A.M. BEST COMPANY" under "Competition")and its NAIC risk-based capital ratio, and to provide capital for growth.

    All policy and claims liabilities of Sequoia prior to closing are the responsibility of SRC and have been unconditionally and irrevocably guaranteed by QBE Insurance Group Limited ("QBE"), an Australian corporation of which SRC indirectly is a wholly-owned subsidiary. Physicians is required to maintain a minimum surplus in Sequoia of $7.5 million and, through a management agreement, is supervising the run-off of SRC's liabilities. As part of the management agreement, Physicians was reimbursed for certain expenses incurred in the servicing of the business existing prior to closing. Since its acquisition by Physicians, Sequoia has continued to write light commercial and multiperil insurance in northern and central California.

    On July 14, 1995, Physicians and PRO entered into an Agreement for the Purchase and Sale of Certain Assets (the "Mutual Agreement") with Mutual Assurance Inc. ("Mutual"). This transaction was approved by Physicians' shareholders on August 25, 1995 and closed on August 28, 1995. Pursuant to the Mutual Agreement, Physicians sold the recurring professional liability insurance business and related liability insurance business for physicians and other health care providers (the "Book of Business") of Physicians and PRO. Physicians and PRO were engaged in, among other things, the business of offering MPL insurance and related insurance to physicians and other health care providers principally located in Ohio. Mutual acquired the Book of Business in consideration of the payment of $6.0 million, plus interest at a rate of 6% per annum from July 1, 1995 until the date of closing, or an aggregate of $6.1 million.

    Simultaneously with execution of the Mutual Agreement, Physicians and Mutual entered into a Reinsurance Treaty pursuant to which Mutual agreed to assume all risks attaching after July 15, 1995 under medical professional liability insurance policies issued or renewed by Physicians on physicians, surgeons, nurses, and other health care providers, dental practitioner professional liability insurance policies including corporate and professional premises liability coverage issued by Physicians, and related commercial general liability insurance policies issued by Physicians (the "Policies"), net of inuring reinsurance. The premium payable to Mutual for such reinsurance is an amount equal to 100% of the premiums paid to Physicians, net of inuring reinsurance, on the Policies subject to a ceding commission equal to the sum of
(i) the commissions payable by Physicians, to agents procuring the Policies;
(ii) Mutual's allocable share of Physicians' premium taxes or franchise taxes, whichever is lower; and (iii) Mutual's allocable share of any guaranty fund assessment against Physicians with respect to premiums paid on the Policies.

    Physicians and PRO have reinsured a portion of the insurance written prior to July 16, 1995 with unaffiliated reinsurers and 100% of the insurance written between July 16, 1995 and January 1, 1996 with Mutual. Subject to such reinsurance, Physicians and PRO remain primarily liable to policyholders.

    As part of the Mutual Agreement, Physicians and PRO agreed not to sell the following insurance products for a period of five years ending August 27, 2000, in any state in which Physicians, PRO or Mutual was licensed to offer MPL insurance products as of August 28, 1995: professional liability insurance for physicians, surgeons, dentists, hospitals, ambulatory surgical clinics, and other health care providers (collectively, "Health Care Providers"); reinsurance for insurers writing professional liability insurance for such Health Care Providers; comprehensive general liability insurance for Health Care Providers; stop loss insurance for Health Care Providers who have contracted to provide health care services at a fixed rate; and managed care liability insurance providing coverage for liability arising from errors and omissions of a managed care organization, for the vicarious liability of a managed care organization for acts and omissions by contracted and employed providers, and for liability of directors and officers of a managed care organization.

    Physicians will continue to administer the runoff of claims on policies written or renewed prior to July 16, 1995. Physicians estimates based upon actuarial indications that approximately 75% of Physicians' claim liabilities which existed at the end of 1995 should be paid out by the end of the year 2000.

    In 1983, Physicians incorporated Summit and subsequently registered it with the SEC as an investment adviser. Summit was inactive from 1990 through 1994, and in January 1995, Summit was reactivated. In addition to its registration with the SEC, Summit is registered as an investment adviser in California, Florida, Kansas, Louisiana, Oregon, Virginia and Wisconsin. Summit maintains an office in California. Funds under management are approximately $700 million, most of which are funds which Summit is managing on behalf of PICO and its subsidiaries and affiliates. Summit provides an opportunity for the Company to be further diversified and will provide fee based revenues. Since February 1995, Summit has provided investment management services to Physicians and its insurance affiliates. Summit also offers its services to other individuals and institutions.

    On September 5, 1995, Physicians purchased 21,681,084 common shares of GEC for $34.4 million in cash. GEC is a Canadian corporation which has its offices in Toronto, Canada and La Jolla, California. GEC is a publicly-held corporation and is listed on the Toronto Stock Exchange ("TSE") and The Montreal Exchange under the symbol "GEQ." Physicians' purchase amounted to 38.2% of GEC's outstanding common shares. GEC operates primarily as an international investment company. On July 30, 1997, subsidiaries of PICO purchased 6,616,218 existing shares of GEC from a non-affiliated shareholder, increasing the Company's ownership of GEC to approximately 49.9%. On August 19, 1997, PICO and Physicians purchased 13,586,143 newly issued shares pursuant to a public offering of shares by GEC. These purchases increased PICO's ownership of GEC to approximately 51.17 %. GEC currently owns 4,258,415 shares, or approximately 13%, of PICO's outstanding Common Stock.

    Immediately prior to the Merger, Physicians operated in five industry segments: property and casualty insurance, life and health insurance, portfolio investing, MPL insurance and other. MPL insurance was written by Physicians and its wholly-owned subsidiary, PRO, an Ohio corporation organized in 1979. Physicians and PRO sold MPL insurance to physicians, dentists, nurses and other allied health care professionals. Physicians and PRO discontinued writing MPL insurance at the end of 1995, but continue to administer the adjustment of claims and the investment of related assets for policies in force prior to July 16, 1995. Physicians has conducted its life and health insurance business through APL, an Ohio-domiciled life insurer that was formed in 1978 and is currently under contract to be sold subject to certain closing conditions, including regulatory approval, which have yet to be met. In July 1993, APL began aggressively marketing a critical illness policy which Physicians and APL believed to be unique to the U.S. market. However, APL's success with this innovative product has been significantly less than expected. The portfolio investing segment was engaged in primarily by Physicians. The property and casualty insurance segment was engaged in by Sequoia, which Physicians acquired on August 1, 1995. The Company's other operations consisted primarily of Summit's investment adviser operations.

    On December 20, 1996, Physicians transferred its ownership in Summit to
PICO.

    In addition to PRO, PIC, APL, and Sequoia, at December 31, 1997, Physicians had five wholly-owned subsidiaries, none of whose current operations are material to the financial position of the Company. CLM Insurance Agency, Inc. ("CLM") was purchased by Physicians on July 1, 1995. Prior to 1997, CLM brokered insurance in California for Sequoia and other unaffiliated companies. CLM is currently inactive. Raven Development Company was incorporated in Ohio in 1981 as a real estate development corporation. It is currently involved in one development in central Ohio but is in the process of withdrawing from the real estate development industry. Medical Premium Finance Company ("MPFC") was incorporated in Ohio to conduct insurance premium finance business. MPFC ceased writing new loans effective September 30, 1994, and became totally dormant as of October 1, 1995. S.M.B. Financial Planning, Inc. ("SMB") is an Ohio corporation acquired in 1983 to provide financial planning services. SMB has not been operating for the past five years.

    Citation

    The following describes the history of PICO, which was previously known as "Citation Insurance Group", prior to the Merger. All references to "CIG" are references to PICO as it existed prior to the Merger. CIG was a holding company principally engaged in writing workers' compensation and commercial property and casualty insurance through its wholly-owned subsidiaries, CIC and CNIC. "Citation" refers to CIG and its subsidiaries, excluding Citation General Insurance Company (CGIC), as they existed before the Merger. CGIC, a wholly-owned subsidiary of CIG, was placed into conservation in July 1995 by the State of California. Citation had effectively written off its investment in CGIC in November 1994.

    CIC has historically specialized in providing workers' compensation coverage for California businesses and, more recently, in Arizona, Colorado and Utah.

    In October 1989, CIC entered the commercial property and casualty business. Since that time, CIC has underwritten general liability and property insurance for small and medium-sized businesses with uniform risk characteristics and coverage needs. CIC typically provides general liability, theft, inland marine, property, glass and incidental products liability coverage. Commercial auto and umbrella liability are written for accounts where CIC writes other lines of business.

    In October 1993, CIG completed the acquisition of Madison Capital, Inc. and its subsidiaries ("Madison") for which CIG issued 2,158,545 shares of its common stock and paid $3,650,000 to the former shareholders of Madison in exchange for all of the issued and outstanding stock of Madison. Madison was merged with and into CIG and Madison's former wholly-owned subsidiaries, The Canadian Insurance Company of California, California Consumers Insurance Company and Madison Acceptance Corporation, became wholly-owned subsidiaries of CIG. In February 1994, the names of The Canadian Insurance Company of California and California Consumers Insurance Company were changed to Citation General Insurance Company,
(CGIC), and Citation National Insurance Company (CNIC), respectively.

    CGIC and CNIC specialized in insuring accounts in commercial property-oriented business classifications, including investment properties, retail operations, restaurants, wholesale distribution operations and other service-related businesses. Until October 1994, they also provided coverage for artisan contractors.

    Madison Acceptance Corporation ("MAC") is licensed by the California Department of Corporations as an industrial loan company empowered to transact premium financing in California. MAC does not presently conduct premium financing operations.

    During 1994, Citation increased CGIC's loss reserves and, in the third quarter of 1994, the increase in CGIC's loss reserves aggregated approximately $6.2 million. These increases were due primarily to re-evaluation of potential losses related to construction defect claims emanating from CGIC's artisan contractor policies written in years prior to the Merger. Subsequent to the third quarter loss reserve increases, Citation notified the California Department of Insurance (the "California Department") that the cumulative effect of these increases brought CGIC below the minimum surplus required by the State. Citation began working with the California Department to formulate a plan for resolving the situation. Based upon discussions with the California Department regarding the possible conservation of CGIC, Citation concluded that its control over CGIC had become temporary and, as a result, has accounted for the results of CGIC on the equity method since November 1994, resulting in a write off of its remaining investment in CGIC of $4.2 million at that date. At that time, CGIC and CNIC stopped writing any new business.

    In February 1995, Citation reached an agreement in principle with the California Department regarding CGIC. Under the terms of the agreement, an inter-company pooling reinsurance agreement between CGIC and CNIC was commuted effective September 30, 1994. In addition, CNIC transferred approximately $1.1 million of securities into a contingency fund for potential further development of CGIC's loss reserves associated with accident years 1990 to 1994 during which time the inter-company pooling agreement was in effect. Further, CIG agreed to pay $600,000 in cash to CGIC and transfer its 25% ownership of CIG's Costa Mesa property to CGIC. As a result of this agreement, CIG recorded a liability for the cost of the disposition of CGIC, which includes the above described payments and transfers which, when combined with its write off of its investment in CGIC, resulted in a $6.7 million charge to Citation's operating results in 1994. Further, CIC agreed to acquire the in-force book of business of CGIC for approximately $1.7 million, which was accrued as a liability of Citation and recorded as an other asset at December 31, 1994.

    During July 1995, CGIC was placed into conservation by the State of California, effectively transferring control of CGIC's assets to the California Department. In August 1995, CGIC was placed into liquidation by the State of California.

    On November 30, 1995, CIG contributed all of the capital stock of CNIC to CIC. This transaction increased the paid-in and contributed surplus of CIC by $5,303,731. CNIC has been essentially inactive since mid-December 1994.

    In February 1994, Citation entered the personal automobile insurance business in California by offering low limit policies marketed through a Managing General Agent. Primarily as a result of poor operating results in this line, Citation decided in early 1995 to withdraw from this business and focus on its primary business segments, i.e., workers' compensation and commercial property and casualty.

    CIC is currently licensed to write business in Arizona, California, Colorado, Hawaii, Nevada, New Mexico and Utah and is currently writing business in Arizona, California, Colorado, Nevada and Utah. CNIC is licensed in California.

    Developments Since the Merger

    In November 1996, Physicians purchased a $2.5 million convertible debenture from PC Quote, Inc. ("PC Quote"). Physicians currently owns approximately 16.8% of PC Quote's outstanding shares. PC Quote is an electronic provider of real-time securities quotations and news. On May 5, 1997, PICO agreed to provide a line of credit to PC Quote. The initial credit was for $1 million with repayment due September 30, 1997. The credit has since been increased to $2,250,000 with repayment due April 30, 1998. The Company received warrants to purchase common shares of PC Quote, Inc. in connection with these transactions. The value of such warrants is not material to the Company's financial position or results of operations.

    On April 14, 1997, GEC and PICO entered into an agreement for the purchase of NLRC, owner of approximately 1,365,000 acres of deeded land with appurtenant water, geothermal and mineral rights in Northern Nevada, for a total purchase price of $48.6 million. The closing date was April 23, 1997.

    On June 16, 1997, Physicians announced the signing of a definitive agreement to sell its wholly-owned life and health insurance subsidiary, APL, and its wholly-owned subsidiary, Living Benefit Administrators Agency, Inc. to IFS Insurance Holdings Corporation. Closing is subject to closing conditions, including regulatory approval which is still pending.

    On June 30, 1997, CIC sold its workers' compensation business through a transfer to and sale of its wholly-owned subsidiary, CNIC, to an unaffiliated insurance company.

    On July 30, 1997, PICO acquired additional common stock of GEC increasing the Company's ownership to approximately 49.9%.

    On August 19, 1997 PICO acquired additional shares of GEC common stock, increasing the Company's ownership to approximately 51.17%.

    On December 17, 1997 Physicians contributed an additional $5.5 million to Sequoia.

OPERATIONS

    The Company operates in five industry segments: portfolio investing; surface, water, geothermal and mineral rights; property and casualty insurance; MPL insurance and other. Life and health insurance was written through 1997, but has been treated as "discontinued operations" due to the pending sale of APL. Physicians ceased writing MPL insurance at the end of 1995 but continues to administer the adjustment of claims and the investment of related assets. Effective June 30, 1997, Citation sold its workers' compensation operations and its subsidiary, CNIC, principally due to recent changes in California regulations with regard to rating of policies and to better utilize capital and concentrate on the synergies of the property and casualty insurance businesses common to both Sequoia and Citation.

PORTFOLIO INVESTING OPERATIONS

    In late 1994, Physicians began the process of changing its strategic direction from the operation of an MPL insurance business to investing in businesses which PICO believes are undervalued or will benefit from additional capital, restructuring of operations or management or improved competitiveness through operational efficiencies with existing PICO operations. Accordingly, in January 1995, Physicians reactivated its investment advisory subsidiary, Summit; in August 1995, Physicians acquired Sequoia and entered new lines of property and casualty insurance; in September 1995, Physicians purchased 38.2% of GEC, a Canadian corporation active in international investments, water rights, and other businesses and in 1996 Physicians acquired control of Citation pursuant to the Merger.

    In July and August 1997, the Company increased its ownership in GEC to approximately 51.17%. GEC's financial results have been consolidated with those of the Company, resulting in increased levels of portfolio investing activities. See Footnote 19 to the Consolidated Financial Statements entitled "Segment Reporting."

    GEC is a Canadian corporation engaging in strategic investment; surface, water, geothermal and mineral rights; and other services. In addition to GEC's investments in its subsidiaries, GEC also has a portfolio of investments in other equity securities in the United States, Canada, Europe and Asia. These investments include GEC's investments in PICO. They also include investments in certain Korean equities which have been heavily impacted by the recent decline in Korean financial markets. With the exception of the operations of Vidler and NLRC, most of GEC's activities fall under the business segment category of portfolio investing. At times, GEC may come to hold securities of companies for which no market exists or which may be subject to restrictions on resale. As a result, a portion of GEC's assets may not be liquid. Furthermore, as a result of its global diversification with respect to existing investments, GEC's revenues may be adversely affected by economic, political and governmental conditions in countries where it maintains investments or operations, such as volatile interest rates or inflation, the imposition of exchange controls which could restrict or prohibit GEC's ability to withdraw funds, political instability and fluctuations in currency exchange rates.

    Due to the Company's limited experience in the operation of the businesses of each of these subsidiaries, which currently constitute a substantial portion of the Company's operations, there can be no assurance as to the future operating results of the Company or the recently acquired businesses of the Company.

    The Company will continue to make selective investments for the purpose of enhancing and realizing additional value by means of appropriate levels of shareholder influence and control. This could involve the restructuring of the financing or management of the entities in which the Company invests and initiating and facilitating mergers and acquisitions. This business strategy was implemented beginning in 1994 and was not fully in place until 1996. Consequently, the results of this strategy are not fully reflected in prior years' financial statements, nor are the financial statements indicative of possible results of this new business strategy in the future. Shareholders will be relying on the experience and judgment of the Company's management to locate, select and develop new acquisition and investment opportunities. There can be no assurance that sufficient opportunities will be found or that this business strategy will be successful. Failure to successfully implement this strategy may negatively impact the business and financial condition and results of operations of the Company.

    Application of Physicians' new strategy since 1995 and the consolidation with GEC in 1997 have resulted in a greater concentration of equity investments held by the Company. Market values of equity securities are subject to changes in the stock market, which may cause the Company's shareholders' equity to fluctuate from period to period. At times, the Company may come to hold securities of companies for which no market exists or which may be subject to restrictions on resale. As a result, periodically, a portion of the Company's assets may not be readily marketable.

SURFACE, WATER, GEOTHERMAL AND MINERAL RIGHTS

    Effective November 14, 1995, a wholly-owned subsidiary of GEC acquired all the outstanding common stock of Vidler, a Colorado corporation engaged in the water marketing and transfer business. Vidler's business plan calls for Vidler to identify areas where water supplies are needed in the southwestern United States and then facilitate the transfer from current ownership to Vidler and subsequently to municipalities, water districts, developers and others. Since its acquisition, Vidler and its immediate parent company have purchased water rights and related assets in Colorado, Nevada and Arizona.

    NLRC, which is 74.77% owned by GEC and 25.23% by PICO owns approximately
1.365 million acres of deeded land located in northern Nevada, together with appurtenant water, geothermal and mineral rights. NLRC is actively engaged in maximizing the property's value in relation to water rights, mineral rights, geothermal resources, and land development.

INSURANCE

    Premiums

    The following table shows the total net premiums written (gross premiums less premiums ceded pursuant to reinsurance treaties) by line of business by the Company and its subsidiaries for the periods indicated as reported in financial statements filed with the Ohio Department and the California Department using statutory accounting principles:

                              NET PREMIUMS WRITTEN

                               BY LINE OF BUSINESS

                                                          1997               1996              1995
                                                       ------------       ------------      ------------
                                                                         (In Thousands)
Property and Casualty-Commercial and Other                 $40,093            $35,201           $10,755
Medical Professional Liability                                 239                 28            11,824
Workers' Compensation                                      (38,730)             1,556                 0
                                                       ------------       ------------      ------------
     Total Property and Casualty Premiums                   $1,602            $36,785           $22,579
                                                       ------------       ------------      ------------

Life and Health:
Individual:
    Life                                                     1,424              1,232             1,122
     Health                                                     59                 74                86
     Annuity                                                 2,121              2,665             1,480
Group:
    Life                                                       410                449               475
     Health                                                     39                 82               274
     Annuity                                                 1,087                921               462
                                                       ------------       ------------      ------------
          Total Life and Health Insurance Premiums           5,140              5,423             3,899
                                                       ------------       ------------      ------------
               Total Insurance Premiums                     $6,742            $42,208           $26,478
                                                       ============       ============      ============


    Physicians experienced significant declines in MPL net premiums written in recent years. Net premiums equal direct premiums plus assumed premiums, minus premiums ceded under reinsurance treaties. The amount of reinsurance assumed by Physicians over the years has been negligible. However, PRO and Physicians entered into a 100% quota share reinsurance treaty effective October 1, 1997 whereby PRO ceded and Physicians assumed all of PRO's existing claims liabilities, net of existing reinsurance. See "REINSURANCE." Direct MPL premiums written have declined significantly, from near $50 million prior to 1993 to $22.6 million in 1995, $167,000 in 1996 and to $38,000 in 1997. Additionally,
MPL premiums ceded under reinsurance treaties have varied greatly from year to year. See "REINSURANCE." APL's premium writings have also declined significantly since 1994, mostly as a result of exiting the group health insurance business in mid-1994. Interest in APL's critical illness policy, Survivor Key, has been less than expected and not enough to offset the decline in health premiums from 1994 levels. Sequoia's property and casualty premium writings are included for the periods subsequent to August 1, 1995. Citation's premiums are included for periods after November 20, 1996. The $38.7 million negative workers' compensation net premiums written in 1997 by CIC reflects the 100% reinsurance cession of CIC's entire existing book of workers' compensation insurance to CNIC just prior to the sale of CNIC and the workers' compensation business. See "INTRODUCTION-Citation Insurance Company."

    Property and Casualty Insurance

    Sequoia underwrites property and casualty insurance in California only. CIC underwrites property and casualty insurance in California and, to a lesser extent in Arizona, Colorado, Nevada and Utah.

    Sequoia is licensed to write insurance in California and is represented by independent insurance agents and has been represented by Physicians' wholly-owned subsidiary insurance agency, CLM, until 1997. CLM is currently inactive. Sequoia writes primarily light commercial and multiperil insurance in northern and central California. Sequoia's principal sources of premium production represent farm insurance and small to medium-sized commercial accounts, most of which are located outside of large urban areas. A small amount of earthquake coverage is provided, either as an endorsement to an existing insurance policy or as a result of participation in a state-mandated pool. Most business is written at independently filed rates.

    CIC underwrites general liability and property insurance for small and medium-sized businesses, including restaurants, hotels and motels, retail stores, owners of small commercial centers, and until October 1994, artisan contractors, with uniform risk characteristics and coverage needs. CIC targets specific types of accounts within predetermined business classifications containing certain characteristics including low potential for loss severity, no long delay between loss occurrence and loss reporting, and a relatively short and uncomplicated claim settlement process. CIC typically provides general liability, theft, inland marine, property, glass, commercial automobile, incidental products liability coverage and umbrella liability. CIC sells policies through independent producers located in its operating territories.

    Net earned premiums, incurred losses and the corresponding loss ratio (excluding loss adjustment expense ("LAE")) for Sequoia and CIC for 1997 were (dollars in thousands) $50,232, $23,976 and 47.7%, respectively, excluding workers' compensation insurance.
This compares to $31,399, $13,908 and 44.3%, respectively, in 1996.

    Sequoia and CIC combined results for 1997 by line of business, excluding workers' compensation insurance, were as follows:

                                                            1997
                                        ---------------------------------------------
                                            Net
                                         Premiums        Net Losses       Net Loss
                                          Earned         Incurred*         Ratio*
                                        ------------    -------------    ------------
                                                        (in thousands)
Fire                                           $824              $73          8.9%
Allied lines                                    141               96         68.1%
Homeowners multiperil                             4               13        325.0%
Commercial multiperil                        37,022           14,392         38.9%
Inland marine                                                    (39)         0.0%
Earthquake                                      336               (3)         0.9%
Other liability                                 814            5,151        632.8%
Auto liability                                7,201            3,276         45.5%
Auto physical damage                          3,890            1,017         26.1%
                                        ------------    -------------
     Total                                  $50,232          $23,976         47.7%
                                        ============    =============

----------------

* Net losses incurred and net loss ratios shown exclude LAE.

    Sequoia's total net loss ratio improved 5.4 percentage points over 1996 principally as a result of improved loss experience in the commercial multiperil line of business. CIC's results continue to be significantly influenced by extremely poor claims experience in artisan/contractors (classified above under "other liability") insurance which is no longer offered by CIC.

    The underwriting staffs of Sequoia and CIC (the "P & C Insurance Group") are solely responsible for the ultimate acceptance, underwriting and pricing of applications for commercial insurance. Premium pricing levels are based on a variety of factors, including industry historical loss costs, anticipated loss costs, acceptable profit margins and anticipated operating expenses.

    The objective of pricing structures in all product lines is to provide sufficient funds to pay all costs of policy issuance and administration, premium taxes and losses and related claims handling expenses and provide a profit margin as well. Because pricing structures are based on estimates of future loss patterns developed from historical information and because losses and expenses may differ substantially from estimates, product pricing may ultimately prove inadequate. Factors causing inadequate rates may include catastrophic losses or a lack of correlation between the loss forecast for the market and that applicable to the customers which actually purchase the policies. In addition, if underlying statistical information understates the value of known claims, forecasts may understate prospective claims patterns.

    The P & C Insurance Group's policy is to settle valid claims promptly and equitably. The P & C Insurance Group employs claim technicians, located in various locations throughout California, to administer the claim settlement process. It is the P & C Insurance Group's policy to limit the number of claims assigned to each technician, based in part on the complexity of the individual claims. It is also the P & C Insurance Group's policy that the most experienced technicians handle the most complex claims. In general, claims in litigation are the most complex and require the most experienced personnel.

    The Company's claim staff, working closely with claim department supervisors, may retain independent adjusters, appraisers and defense counsel, based on the nature of the claim. In addition, the P & C Insurance Group has implemented procedures and programs to detect and investigate claim fraud and believes that, to date, these programs have resulted in substantial savings relative to the claimed amounts involved.

    Sequoia has expended considerable effort and expense in streamlining and reordering its operations in the latter part of 1995 and in 1996 and 1997. Computer systems have been developed to facilitate decentralization of underwriting and claims adjusting functions. In evidence of this, in July 1997, Sequoia and CIC consolidated their home office operations in Monterey, California. Both companies are in the process of sub-leasing their former office spaces in Pleasanton and San Jose, California.

    The P & C Insurance Group has emphasized the development and maintenance of information and processing systems for use in all areas of its business. Management believes that its information and processing systems enable the P & C Insurance Group to compete effectively through enhanced policyholder services, efficient underwriting, claim support systems, reduced processing costs and timely management information. In addition, CIC's systems are not dependent on specific hardware vendors, thereby providing it with greater control over hardware costs and flexibility in terms of operating hardware. An internally integrated software system has been designed for the processing of CIC's commercial property and casualty business, including automated policy issuance and claim processing.

    CIC's claim function has been supported by its on-line automated claim system, which has been internally developed and refined over several years. Utilizing this system, claim technicians have on-line, direct access to all claim files through their own computer terminal. All P & C computer systems are expected to be year 2000 compliant by January 1, 1999.

    CIC and Sequoia collect premiums either by direct billing or producer billing. Sequoia has recently developed its own direct billing system and began utilizing this system for all new and renewal policies, thereby eliminating its reliance on the outside service vendor.

    CIC and Sequoia write property and casualty insurance policies. Most of CIC's and Sequoia's net premiums are attributable to property and casualty. The property and casualty insurance industry has been highly cyclical, and the industry has been in a cyclical downturn over the last several years due primarily to premium rate competition, which has resulted in lower profitability. Premium rate levels are related to the availability of insurance coverage, which varies according to the level of surplus in the industry. The level of surplus in the industry varies with returns on invested capital and regulatory barriers to withdrawal of surplus. Increases in surplus have generally been accompanied by increased price competition among property and casualty insurers. The cyclical trends in the industry and the industry's profitability can also be affected significantly by volatile and unpredictable developments, including natural disasters (such as hurricanes, windstorms, earthquakes and fires), fluctuations in interest rates and other changes in the investment environment which affect market prices of insurance companies' investments and the income from those investments, inflationary pressures that affect the size of losses and judicial decisions affecting insurers' liabilities. The demand for property and casualty insurance can also vary significantly, generally rising as the overall level of economic activity increases and falling as such activity decreases.

    MPL

    Prior to the sale of the MPL insurance business in August 1995, Physicians and PRO sold primarily MPL coverage. Physicians and PRO were represented by approximately 40 independent insurance agents and by Physicians' wholly-owned subsidiary insurance agency, PICO Insurance Agency, Inc. While Physicians and PRO were licensed collectively in the states of Ohio, Kentucky, Michigan, West Virginia and Wisconsin, MPL coverage was actively sold only in Ohio and Kentucky. Physicians and PRO continue to administer the adjustment of claims and the investment of related assets for policies written or renewed prior to July 16, 1995.

    Life and Health

    APL is represented on a commission basis by approximately 400 independent agents, some of whom may also be licensed with other unaffiliated companies. APL, an Ohio-domiciled life insurer, has written life, annuity and group health insurance since its inception in 1978. In July, 1993, APL began marketing a critical illness policy which APL believed was unique to the U.S. market. In the face of heightened competition for group health insurance and to concentrate on the Survivor Key product, on July 1, 1994, APL ceased writing group, health and dental coverages with the exception of the Physicians Group Plans, which were terminated in March 1996. To date, response to APL's critical illness policy, Survivor Key, has been less than expected. On June 16, 1997, Physicians announced the signing of a definitive agreement to sell APL and its wholly-owned subsidiary, Living Benefit Administrators Agency, Inc. The closing is subject to certain closing conditions, including regulatory approval which is still pending. See "HISTORY OF THE COMPANY--Developments Since the Merger".

    Liabilities for Unpaid Loss and Loss Adjustment Expenses

    Liabilities for unpaid loss and LAE are estimated based upon actual and industry experience, and assumptions and projections as to claims frequency, severity and inflationary trends and settlement payments. Such estimates may vary from the eventual outcome. The inherent uncertainty in estimating reserves is particularly acute for lines of business for which both reported and paid losses develop over an extended period of time.

    Several years or more may elapse between the occurrence of an insured MPL, or casualty loss, the reporting of the loss and the final payment of the loss. Loss reserves are estimates of what an insurer expects to pay claimants, legal and investigative costs and claims administrative costs. The Company's subsidiaries are required to maintain reserves for payment of estimated losses and loss adjustment expense for both reported claims and claims which have occurred but have not yet been reported ("IBNR"). Ultimate actual liabilities may be materially more or less than current reserve estimates.

    Reserves for reported claims are established on a case-by-case basis. Loss and loss adjustment expense reserves for IBNR are estimated based on many variables including historical and statistical information, inflation, legal developments, the regulatory environment, benefit levels, economic conditions, judicial administration of claims, general trends in claim severity and frequency, medical costs and other factors which could affect the adequacy of loss reserves. Management reviews and adjusts IBNR reserves regularly.

The liabilities for unpaid losses and LAE for Physicians, PRO, Sequoia, and CIC (the "Combined Insurance Group") were $196.1 million in 1997, $252.0 million in 1996, and $229.8 million in 1995, net of discount on MPL reserves. Of those amounts, the liabilities for unpaid loss and LAE of prior years increased by $0.9 million in 1997, $2.3 million in 1996 and $3.2 million in 1995. These changes in reserves for prior years' reserves were due to the following:

                                                                                1997              1996             1995
                                                                            ------------     -------------     ------------
                                                                                            (in millions)
Decrease in provision for prior year claims                                       $ (1.0)           $ (2.6)          $ (0.3)
Retroactive reinsurance                                                             (1.2)              -               (2.4)
Accretion of reserve discount                                                        3.1               4.9              5.9
                                                                            ------------     -------------     ------------
     Net increase decrease in liabilities for unpaid loss
     and LAE of prior years                                                        $ 0.9             $ 2.3            $ 3.2
                                                                            ============     =============     ============


    See schedule in Note 13 of Notes to the Company's Consolidated Financial Statements for additional information regarding reserve changes.

    Although the Combined Insurance Group's reserves are certified annually by independent actuaries for each insurance company as required by state law, significant fluctuations in reserve levels can occur based upon a number of variables used in actuarial projections of ultimate incurred losses and LAE.

    Physicians' liability for unpaid MPL losses and LAE is discounted to reflect investment income as permitted by the Ohio Department. The method of discounting is based upon historical payment patterns and assumes an interest rate at or below Physicians' investment yield, and is the same rate used for statutory reporting purposes. Physicians uses a 4% discount rate for MPL reserves.

    All members of the Combined Insurance Group seek to reduce the loss that may arise from individually significant claims or other events that cause unfavorable underwriting results by reinsuring certain levels of risk with other insurance carriers.

    Various reinsurance treaties remain in place to limit the Combined Insurance Group's exposure levels. See "REINSURANCE" following this section and Note 12 of Notes to Consolidated Financial Statements - Reinsurance.

    Reconciliation of Unpaid Loss and Loss Adjustment Expenses

    An analysis of changes in the liability for unpaid losses and LAE for 1997, 1996 and 1995 is set forth in Note 13 of Notes to the Company's Consolidated Financial Statements.

            ANALYSIS OF LOSS AND LOSS ADJUSTMENT EXPENSE DEVELOPMENT

The following table presents the development of balance sheet liabilities for 1987 through 1997 for all property and casualty line of business including MPL. The "Net liability as originally estimated" line shows the estimated liability for unpaid losses and LAE recorded at the balance sheet date on a discounted basis for each of the indicated years. Reserves for other lines of business that Physicians ceased writing in 1989, which are immaterial, are excluded. The "Gross liability as originally estimated" represents the estimated amounts of losses and LAE for claims arising in all prior years that are unpaid at the balance sheet date on an undiscounted basis, including losses that had been incurred but not reported.

                                                                                          YEAR ENDED DECEMBER 31,
                                             ---------------------------------------------------------------------------------------
                                                1987           1988           1989           1990           1991            1992
                                             ------------   ------------   ------------   ------------   ------------    -----------
                                                                                       (IN THOUSANDS)
Net Liability as originally estimated:          $104,495       $109,435       $126,603       $128,104       $129,768        $159,804
Discount                                          35,146         37,100         36,806         30,230         30,647          31,269
Gross liability as originally estimated:         139,641        146,535        163,409        158,334        160,413         191,073
Cumulative payments as of:
     One year later                               35,339         27,229         43,725         42,488         42,986          41,550
     Two years later                              61,228         69,335         84,463         81,536         81,489          73,012
     Three years later                            96,680        105,274        110,291        108,954        103,505         103,166
     Four years later                            123,254        122,589        128,737        120,063        120,073         116,278
     Five Years later                            135,034        136,454        135,170        126,100        127,725         139,028
     Six years later                             144,405        138,907        138,912        130,146        142,973
     Seven years later                           145,589        140,451        141,854        142,484
     Eight years later                           145,733        141,641        152,706
     Nine years later                            145,431        146,841
     Ten years later                             147,533
Liability re-estimated as of:
     One year later                              149,426        148,847        162,653        160,200        188,811         197,275
     Two years later                             145,432        148,932        162,371        179,915        184,113         179,763
     Three years later                           149,243        154,177        176,123        172,715        174,790         182,011
     Four years later                            152,427        165,596        169,488        170,847        177,811         176,304
     Five Years later                            158,868        163,676        171,532        171,968        172,431         181,721
     Six years later                             160,414        165,996        170,873        165,255        175,830
     Seven years later                           164,727        166,144        167,341        168,185
     Eight years later                           164,893        161,328        170,941
     Nine years later                            160,683        163,426
     Ten years later                             161,946
Cumulative Redundancy (Deficiency)              ($22,305)      ($16,891)       ($7,532)       ($9,851)      ($15,417)         $9,352

RECONCILIATION TO FINANCIAL STATEMENTS
     Gross Liability - end of year
     Reinsurance recoverable
     Net liability - end of year
     Net discount
     Discounted net liability - end of year
     Discounted reinsurance recoverable

     Discontinued personal lines insurance
     Balance sheet liability (discounted)

     Gross re-estimated liability - latest
     Re-estimated recoverable - latest
     Net re-estimated liability - latest
     Net re-estimated discount - latest
     Discounted net re-estimated liability - latest
     Gross cumulative redundancy (deficiency)

                                                                                    YEAR ENDED DECEMBER 31,
                                                        --------------------------------------------------------------------------
                                                           1993            1994           1995            1996           1997
                                                        ------------    ------------   ------------   -------------   ------------
                                                                                       (IN THOUSANDS)
Net Liability as originally estimated:                     $179,390        $153,212       $137,523        $165,629       $128,205
Discount                                                     32,533          20,144         16,568          12,216          9,159
Gross liability as originally estimated:                    211,923         173,356        154,091         177,845        137,364
Cumulative payments as of:
     One year later                                          34,207          35,966         27,128          59,918
     Two years later                                         69,037          61,263         65,062
     Three years later                                       90,904          93,908
     Four years later                                       118,331
     Five Years later
     Six years later
     Seven years later
     Eight years later
     Nine years later
     Ten years later
Liability re-estimated as of:
     One year later                                         183,560         170,411        147,324         177,734
     Two years later                                        184,138         163,472        146,653
     Three years later                                      175,308         162,532
     Four years later                                       178,544
     Five Years later
     Six years later
     Seven years later
     Eight years later
     Nine years later
     Ten years later
Cumulative Redundancy (Deficiency)                          $33,379         $10,824         $7,438            $111

RECONCILIATION TO FINANCIAL STATEMENTS
     Gross Liability - end of year                                                        $248,951        $266,320       $208,351
     Reinsurance recoverable                                                               (94,860)        (88,474)       (70,987)
                                                                                       ------------   -------------   ------------
     Net liability - end of year                                                           154,091         177,846        137,364
     Net discount                                                                          (16,568)        (12,217)        (9,159)
                                                                                       ------------   -------------   ------------
     Discounted net liability - end of year                                                137,523         165,629        128,205
     Discounted reinsurance recoverable                                                     91,089          85,217         67,654
                                                                                       ------------   -------------   ------------
                                                                                           228,612         250,846        195,859
     Discontinued personal lines insurance                                                   1,185           1,178            237
                                                                                       ------------   -------------   ------------
     Balance sheet liability (discounted)                                                 $229,797        $252,024       $196,096
                                                                                       ============   =============   ============

     Gross re-estimated liability - latest                                                $246,613        $279,119
     Re-estimated recoverable - latest                                                     (99,960)       (101,384)
                                                                                       ------------   -------------
     Net re-estimated liability - latest                                                   146,653         177,735
     Net re-estimated discount - latest                                                     (8,589)         (9,159)
                                                                                       ------------   -------------
     Discounted net re-estimated liability - latest                                       $138,064        $168,576
                                                                                       ============   =============
     Gross cumulative redundancy (deficiency)                                               $7,438            $111
                                                                                       ============   =============

    Each decrease or (increase) amount includes the effects of all changes in amounts during the current year for prior periods. For example, the amount of the redundancy related to losses settled in 1990, but incurred in 1987 will be included in the decrease or (increase) amount for 1987, 1988 and 1989. Conditions and trends that have affected development of the liability in the past may not necessarily occur in the future. For example, Physicians commuted reinsurance contracts in several different years that significantly increased the estimate of net reserves for prior years by reducing the recoverable loss and LAE reserves for those years. Accordingly, it may not be appropriate to extrapolate future increases or decreases based on this table.

    The data in the above table is based on Schedule P from each of the Combined Insurance Group's 1987 to 1997 Annual Statements, as filed with state insurance departments; however, the development table above differs from the development displayed in Schedule P, Part-2, of the insurance Annual Statements as Schedule P, Part-2, excludes unallocated LAE.

    LOSS RESERVE EXPERIENCE. The inherent uncertainties in estimating loss reserves are greater for some insurance products than for others, and are dependent on the length of the reporting lag or "tail" associated with a given product, the diversity of historical development patterns among various aggregations of claims, the amount of historical information available during the estimation process, the degree of impact that changing regulations and legal precedents may have on open claims, and the consistency of reinsurance programs over time, among other things. Because MPL, and commercial casualty claims may not be fully paid for several years or more, estimating reserves for such claims can be more uncertain than estimating reserves in other lines of insurance. As a result, precise reserve estimates cannot be made for several years following a current accident year for which reserves are initially established.

    There can be no assurance that the insurance subsidiaries in the Combined Insurance Group and APL have established reserves adequate to meet the ultimate cost of losses arising from such claims. It has been necessary, and will over time continue to be necessary, for the insurance companies to review and make appropriate adjustments to reserves for estimated ultimate losses, LAE, future policy benefits, claims payables and annuity and other policyholder funds. To the extent reserves prove to be inadequate, the insurance companies would have to adjust their reserves and incur a charge to earnings, which could have a material adverse effect on the financial results of the Company.

REINSURANCE

    MPL

    Prior to July 16, 1995, Physicians ceded a portion of the insurance it wrote to unaffiliated reinsurers through reinsurance agreements. Physicians' reinsurers for insurance policies with effective dates between July 1, 1993 and July 15, 1995, were TIG Reinsurance Company (rated A (Excellent) by Best), Transatlantic Reinsurance Company (rated A+ (Superior) by Best) and Cologne Reinsurance Company of America (rated NR-3 (Rating Procedure Inapplicable) by
Best). Physicians ceded insurance to these carriers on an automatic basis when retention limits were exceeded. Physicians retained all risks up to $200,000 per occurrence. All risks above $200,000, up to policy limits of $5 million, were transferred to reinsurers, subject to the specific terms and conditions of the various reinsurance treaties. Physicians remains primarily liable to policyholders for ceded insurance should any reinsurer be unable to meet its contractual obligations. Physicians has not incurred any material loss resulting from a reinsurer's breach or failure to comply with the terms of any reinsurance agreement. MPL insurance written or renewed after July 15, 1995 was fully reinsured by Mutual.

    Property and Casualty

    CIC has excess of loss reinsurance treaties for its property and casualty insurance business with General Reinsurance Corporation ("Gen Re") for policies written on or after October 1, 1991 through December 31, 1993, and primarily with North Star Reinsurance Corporation, a subsidiary of Gen Re, and Western Atlantic Management Corporation, a subsidiary of North American Reinsurance Corporation, for policies written prior to October 1, 1991. For losses that occurred from October 1, 1989 to September 30, 1990 on policies written prior to October 1, 1990, the reinsurers assume liability on that portion of loss which exceeds $75,000 per occurrence, up to a maximum of $3.0 million per occurrence for property losses and up to a maximum of $1.0 million per occurrence for casualty losses. For losses that occur after September 30, 1990, on policies written prior to October 1, 1991, the maximum coverage for property losses is $2.0 million. For losses occurring after October 1, 1991 on policies written between October 1, 1991 and December 31, 1993, the reinsurer assumes liability on that portion of loss which exceeds $75,000 per occurrence, up to a maximum of $3.0 million per occurrence for property losses and that portion of loss which exceeds $125,000 per occurrence, up to a maximum of $3.0 million per occurrence for casualty losses occurring prior to December 31, 1993. CIC obtains facultative reinsurance for those policies it issues with policy limits above its excess of loss reinsurance treaties. Currently, the number of such policies is insignificant.

    CGIC and CNIC's casualty excess of loss reinsurance treaty through December 31, 1993 provided $850,000 of coverage in excess of a retention of $150,000 per auto liability or general liability loss and was placed with National Reinsurance Corporation ("National") (75%) and Prudential Reinsurance Company ("Prudential") (25%). Another treaty, placed primarily with Prudential, provided $3.0 million in additional limits. The $150,000 retention has been in place since January 1, 1992. Between February 1, 1986, and December 31, 1991, the retention was $100,000. CIG believes that, before February 1, 1986, the CGIC reinsurance program had retentions ranging up to $250,000 per occurrence.

    CGIC and CNIC's property reinsurance program, which covered all policies incepting before January 1, 1994, is structured as follows:

    - A surplus share treaty providing $6.0 million in available limits is maintained with Prudential (55%) and Munich American Reinsurance Company ("Munich") (45%).

    - A property excess of loss treaty provides $450,000 in limits in excess of a $50,000 per occurrence retention. This treaty is maintained with National (75%) and Prudential (25%).

    - A property catastrophe program, supported by several reinsurers, provided 95% of $8.5 million in excess of a $1.5 million per occurrence retention.

    - Several facultative reinsurance agreements provide direct access to as much as $6.0 million in additional reinsurance coverage as needed.

    CGIC's and CNIC's commercial umbrella liability treaty was placed with Prudential for all policies incepting before January 1, 1994. Prudential reinsures 95% of the first $1.0 million of umbrella coverage and 100% of any limits purchased above $1.0 million. The maximum limit reinsured under this treaty is $5.0 million. For higher umbrella limits, facultative reinsurance is obtained.

    CGIC entered into a Stop Loss reinsurance treaty with Scandinavian Reinsurance Company, Ltd. ("Scandinavian") in 1991. Since CGIC and CNIC had entered into an intercompany pooling reinsurance agreement, CNIC shared in the results of this treaty. This treaty, effective November 1, 1991, involved the transfer of $8.5 million of portfolio investments to Scandinavian in exchange for $13,175,000 of coverage, including $6.5 million of existing loss and loss adjustment expense reserves and $6,675,000 of coverage for potential future adverse development of loss and loss adjustment expense reserves associated with accident years 1991 and prior. All $6,675,000 was ceded as of December 31, 1991. Additional limits were purchased during 1992, providing $5.1 million of coverage for the accident years 1991 and prior. This involved the payment of $3.5 million in April 1992 representing $3.5 million in existing loss and loss adjustment expense reserves. All $5.1 million was ceded as of year end 1992. Other provisions of the treaty permit CGIC and CNIC to purchase additional limits to protect accident years 1992 through 1995. As of December 31, 1994, CGIC and CNIC had purchased approximately $2,126,000 of limits for the 1992 accident year, all of which has been ceded, had purchased approximately $2,182,000 of limits for the 1993 accident year, all of which has been ceded, and had purchased approximately $1,950,000 of limits for the 1994 accident year, $1,844,000 of which has been ceded. The coverage provided by the Stop Loss treaty cannot be canceled or commuted by the reinsurer. As of December 31, 1996, CNIC has received payment for all losses ceded to this treaty for accident year 1992. CNIC has a letter of credit from the reinsurer for unpaid losses ceded to this treaty for accident years 1993 and 1994.

    Effective January 1, 1994, CIC and CNIC have in place reinsurance agreements for their property and casualty business. CIC and CNIC have an excess of loss reinsurance treaties with Gen Re for casualty losses occurring from January 1, 1995 through December 31, 1995. This treaty provides $5,850,000 of coverage in excess of $150,000 per occurrence. CIC and CNIC also have an excess and commercial umbrella liability treaty with American Reinsurance Company which reinsures 95% of the first $1.0 million of umbrella coverage and 100% of any limits purchased above $1.0 million, up to $10.0 million. For property losses, a surplus share treaty providing up to $4.5 million of proportional coverage is placed with Munich. A property excess of loss treaty with National Re provides up to $1,350,000 of coverage in excess of $150,000. Facultative reinsurance agreements with American Re and Munich Re provide coverage of up to an additional $6.0 million. Property catastrophe reinsurance is provided by several reinsurers and provides 95% of $8.5 million of coverage in excess of a $1.5 million per occurrence retention.

    Effective March 31, 1995, CIC entered into a reinsurance agreement with National Re to provide coverage for property and casualty losses incurred in excess of $50,000 per occurrence up to $150,000, at which level CIC's other reinsurance agreements provide coverage. This reinsurance agreement provides reinsurance commission income to CIC on the premiums ceded pursuant to the agreement.

    Effective January 1, 1996, CIC cancelled the property and casualty excess of loss agreement described above with National Re. In addition, CIC and CNIC cancelled on a run off basis the surplus share treaty with Munich Re and the pro rata automatic facultative agreements with American Re and Munich Re. There were no cancellation penalties associated with the cancellation of these reinsurance contracts. CIC and CNIC have an excess of loss treaty with National Re for property and casualty loss occurring on or after January 1, 1996. This treaty provides $4,750,000 of coverage in excess of $250,000 per occurrence. An automatic facultative agreement with Munich Re provides coverage up to $6.0 million in excess of $5.0 million per occurrence. Property catastrophe reinsurance, which is provided by several reinsurers, was increased to provide 95% of $18.5 million of coverage in excess of a $1.5 million per occurrence retention. The commercial umbrella agreement with American Re continues to provide coverage as described above.

    Effective January 1, 1997, CIC cancelled its reinsurance contracts and replaced them with the following coverages. For policies in force at December 31, 1996 and for policies written with effective dates from January 1, 1997 through February 28, 1997, CIC has reinsurance providing coverage for both property and casualty business, excluding umbrella coverage, of $4,750,000 excess of $250,000. For policies written with effective dates March 1, 1997 and after, CIC has the same reinsurance as Sequoia's 1997 reinsurance program which is outlined as follows. For property business, reinsurance provides coverage of $10,350,000 excess of $150,000. For casualty business, excluding umbrella coverage, reinsurance provides coverage of $4,850,000 excess of $150,000. Umbrella coverages are reinsured $9,900,000 excess of $100,000. The catastrophe treaties provide coverage of 95% of $19,000,000 excess of $1,000,000 per occurrence for the combined losses of CIC and Sequoia. Facultative reinsurance is placed with various reinsurers.

    Effective June 30, 1997, immediately prior to the sale of CNIC, CIC ceded and CNIC assumed all of CIC's historical workers' compensation net reserves and inforce workers' compensation policies. CNIC then ceded and CIC assumed all of CNIC's net commercial property and casualty reserves and inforce commercial property and casualty insurance policies (other than workers' compensation).

    Where the reinsurers are "not admitted" for regulatory purposes, the P & C Insurance Group presently maintains sufficient collateral with approved financial institutions to secure cessions of paid losses and outstanding reserves.

    With regard to Sequoia, all policy and claims liabilities prior to August 1, 1995 have been 100% reinsured with SRC and unconditionally guaranteed by QBE. Sequoia, however, retains primary responsibility to its policyholders and claimants should SRC and QBE fail. Sequoia's net retention for both property and casualty business, excluding umbrella coverage, is $150,000 per risk or occurrence. The working layers provide coverage up to $5,500,000 excess of $150,000 per risk on property losses subject to occurrence limits and unlimited reinstatements. General liability coverage, excluding umbrella coverage, is provided up to $3,000,000 excess of $150,000 per occurrence. Two excess catastrophe treaties provide additional property reinsurance up to $10,000,000 each occurrence, excess of $500,000 each occurrence, with allowances for one full reinstatement each at pro rata pricing. Sequoia retains the first $100,000 of each umbrella loss up to $5,000,000. Facultative reinsurance is placed with various reinsurers.

    Reinsurance recoverable concentration for all property and casualty lines of business, including MPL, as of December 31, 1997 is summarized in the following table:

                                                     REINSURANCE RECOVERABLE CONCENTRATION


                                             UNEARNED       REPORTED      UNREPORTED     REINSURER
                                             PREMIUMS        CLAIMS         CLAIMS        BALANCES
                                             --------        ------         ------        --------
                                                                  (in millions)
Sydney Reinsurance Corporation                 $ 0.1         $ 10.0          $14.1          $24.2
Kemper Reinsurance Corporation                                $ 1.5                         $ 1.5
Continental Casualty Company                   $ 1.1          $ 0.6          $ 1.0          $ 2.7
San Francisco Reinsurance Company                             $ 0.1          $ 0.2          $ 0.3
TIG Reinsurance Group                                         $ 1.2          $11.1          $12.3
Transatlantice Reinsurance Company                                           $ 9.1          $ 9.1
Cologne Reinsurance Company of America                                       $ 0.9          $ 0.9
Mutual Assurance, Inc.                                        $ 4.1          $ 3.9          $ 8.0
General Reinsurance                                           $ 2.9                         $ 2.9
National Reinsurance Corporation                              $ 3.8          $ 0.5          $ 4.3


    The Company remains contingently liable with respect to reinsurance contracts in the event that reinsurers are unable to meet their obligations under the reinsurance agreements in force.

    Life and Health

    APL's net retention for life insurance products is a maximum of $50,000 per risk, except for their combined critical illness and life insurance product which has a maximum of $25,000.

    Reinsurance Risks

    As with other property and casualty insurers, CIC's and Sequoia's operating results and financial condition can be adversely affected by volatile and unpredictable natural and man-made disasters, such as hurricanes, windstorms, earthquakes, fires and explosions. CIC and Sequoia generally seek to reduce their exposure to such events through individual risk selection and the purchase of reinsurance. CIC's and Sequoia's estimates of their exposures depend on their views of the possibility of a catastrophic event in a given area and on the probable maximum loss to CIC or Sequoia should such an event occur. While CIC and Sequoia attempt to limit their exposure to acceptable levels, it is possible that an actual catastrophic event or multiple catastrophic events could significantly exceed the probable maximum loss previously assumed, resulting in a material adverse effect on the financial condition and results of operations of the Company.

    The future financial results of the insurance subsidiaries could be adversely affected by disputes with their respective reinsurers with respect to coverage and by the solvency of such reinsurers. None of the Company's insurance subsidiaries is aware of actual or potential disputes with any of their respective reinsurers that could materially and adversely impact the financial results of the Company or is aware of any insolvent reinsurer whose current obligations to CIC, Physicians, PRO, APL or Sequoia are material to such companies.

    Competition

    There are several hundred property and casualty insurers licensed in California, many of which are larger and have greater financial resources than the P & C Insurance Group and offer more diversified types of insurance coverage, have greater financial resources and have greater distribution capabilities than the P & C Insurance Group.

    A.M. BEST COMPANY ("Best") has assigned Sequoia a rating of B++ (Very Good) and APL has had a Best rating of B+ (Very Good) since 1983. CIC is currently rated B+ (Very Good) by Best. Physicians and PRO are currently rated, and have been for a number of years, NR-3 (Rating Procedure Inapplicable). Best's ratings reflect the assessment of Best of the insurer's financial condition as well as the expertise and experience of its management. Therefore, Best ratings are important to policyholders. Best ratings are subject to review and change over time. There can be no assurance that Sequoia, CIC, or APL will maintain their ratings. If Sequoia, CIC, or APL fail to maintain their current ratings, it would possibly have a material adverse effect on their ability to write new insurance policies as well as potentially reduce their ability to maintain or increase market share.

    As a result of the reported losses and the increase in reserves, primarily from construction defect claims, in 1995, Best at that time reduced its rating of CIC from B+ to B-. Best recently upgraded CIC's rating to B+ (Very Good). Management believes that many potential customers will not insure with an insurer that carries a Best rating of less than B+, and that customers who do so will demand lower rate structures. There can be no assurances that CIC's Best ratings will be maintained or increased.

    There is fierce competition in the property and casualty insurance industry which is populated by large insurers doing business on a countrywide basis, as well as regional and local insurers. Insurers compete on the basis of price, product, and service. Many of the competitors in the market have higher ratings from Best as well as other financial rating services and offer a broader array of coverages than do CIC and Sequoia.

    Commercial insurance markets are commodity-oriented, highly fragmented and reflective of intense price competition. Nevertheless, because each commercial risk is somewhat unique in terms of insurance exposure, different insurers can develop widely divergent estimates of prospective losses. Most insurers attempt to segment classes within commercial markets so that they target the more profitable sub-classes with lower, although adequate rates, given the estimated profitability of the segment. In some cases, no statistics are available for the sub-classes involved, and the insurer implements discounted rate structures based solely on theoretical judgment. Finally, different insurers have widely divergent internal expense positions, due to method of distribution, scale economies and efficiency of operations. Therefore, although insurance is a commodity, the price of insurance does not necessarily reflect commodity pricing.

    Sequoia's and CIC's ability to attract and retain customers results from price structures which have been tailored to attract certain sub-segments of the commercial insurance market. In addition, several of their competitors have either restricted writings in California or have withdrawn from the state due to a variety of competitive pressures and adverse litigation and regulatory climates.

    However, CIC's and Sequoia's marketing is focused in a limited number of commercial business classifications. In general, these classifications are considered preferred by most competitors because of historically profitable results realized from underwriting such classifications. CIC's and Sequoia's customer bases and prospective revenues are vulnerable to the pricing actions of larger or more efficient competitors who target CIC's and Sequoia's desired classifications or individual policyholders and offer substantially lower rates.

    The life and health insurance industry is highly competitive. There are approximately 700 life and health insurers licensed in Ohio, many of which are larger and have greater financial resources than APL. APL currently is rated B+ (Very Good) by Best. APL is, to the Company's knowledge, one of the few life insurance companies in the U.S. offering a critical illness policy which pays a lump sum benefit equal to the face amount even if the insured is not terminally ill (in contemplation of death within twelve months). This critical illness policy, which is called "Survivor Key," has been the main focus of APL's marketing efforts in recent years.

    Physicians and its subsidiaries no longer compete in the MPL industry. CIC sold its workers' compensation businesses in 1997. On June 16, 1997, Physicians announced the signing of a definitive agreement to sell APL. See "HISTORY OF THE Company--Developments Since the Merger."

    Regulation

    Physicians, CIC and their respective insurance subsidiaries are subject to extensive state regulatory oversight in the jurisdictions in which they are organized and in the jurisdictions in which they do business.

    Physicians, PRO, APL, Sequoia, and CIC investments are strictly regulated by investment statutes in their states of domicile. In general, these investment laws place limits on the amounts of investment in any one company, the owned percentage of any one company and the quality of investments and seek to ensure the claims-paying ability of the insurer.

    Ohio has enacted legislation that regulates insurance holding company systems, including Physicians and its insurance subsidiaries. Each insurance company in the holding company system is required to register with the Ohio Department and furnish information concerning the operations of companies within the holding company system that may materially affect the operations, management or financial condition of the insurers within the system. Pursuant to these laws, the Ohio Department may examine Physicians and/or its insurance subsidiaries at any time and require disclosure of and/or approval of material transactions involving the insurers within the system, such as extraordinary dividends from any one of Physicians or any of its insurance subsidiaries. All material transactions within the holding company system affecting Physicians or its Ohio-domiciled insurance subsidiaries must be fair and reasonable. Sequoia and CIC are subject to similar legislation in California.

    Ohio insurance law provides that no person may acquire direct or indirect control of Physicians, PRO or APL unless it has obtained the prior written approval of the Ohio Superintendent of Insurance for such acquisition unless such transaction is exempt. Similarly, California insurance law provides that no person may acquire direct or indirect control of Sequoia or CIC unless it has obtained the prior written approval of the California Insurance Commissioner of such acquisition.

    Since Physicians, PRO and APL are domiciled in Ohio, the Ohio Department is the principal supervisor and regulator of each of these companies. Since Sequoia and CIC are domiciled in California, the California Insurance Commissioner is its principal supervisor and regulator. However, each of the companies are also subject to supervision and regulation in the states in which they transact business, and such supervision and regulation relate to numerous aspects of an insurance company's business and financial condition. The primary purpose of such supervision and regulation is to ensure financial stability of insurance companies for the protection of policyholders. The laws of the various states establish insurance departments with broad regulatory powers relative to granting and revoking licenses to transact business, regulating trade practices, required statutory financial statements, and prescribing the types and amount of investments permitted. Although premium rate regulations vary among states and lines of insurance, such regulations generally require approval of the regulatory authority prior to any changes in rates.

    Insurance companies are required to file detailed annual reports (statutory Annual Statements) with the insurance departments in each of the states in which they do business, and their financial condition and market conduct are subject to examination by such agencies at any time.

    Physicians, PRO and APL are restricted by the insurance laws of Ohio as to the amount of dividends they may pay without prior approval. The maximum dividend that may be paid during any 12-month period without the prior approval of the Ohio Department is limited to the greater of 10% of the insurer's surplus as regards policyholders as of the preceding December 31 or the net income of the insurer for the year ended the previous December 31. Any dividend paid from other than earned surplus is considered to be an extraordinary dividend and must be approved.

    On December 30, 1996, Physicians paid a dividend of approximately $13.2 million to its sole shareholder, PICO. On April 14, 1997, Physicians paid a dividend of approximately $8.6 million to PICO. With the approval of the Ohio Department, on November 19, 1997, PRO amended its license to delete the authority to write MPL insurance and paid a dividend of approximately $5.5 million to its sole shareholder, Physicians. On December 17, 1997, Physicians contributed an additional $5.5 million to Sequoia. On December 30, 1997, Physicians paid a dividend of approximately $13.2 million to PICO in the form of 5,557,347 shares of GEC common stock. In January 1998, approximately $15.8 million and $220,000 will be available for payment by Physicians and APL, respectively, without the prior approval of the Ohio Department. No amounts were available for payment by PRO based upon December 31, 1997 financial statements.

    The California Insurance Code limits the amount of dividends or distributions an insurance subsidiary may pay in any 12-month period without 30 days prior written notice to the Commissioner to the greater of (a) net income for the preceding year as determined under statutory accounting principles or
(b) 10% of statutory policyholders' surplus as of the preceding December 31. Insurers may pay dividends only from earned surplus. Payments of dividends in excess of these amounts may only be made if the Commissioner has not disapproved such payment, or specifically approves such payment, within the 30 day-period. No ordinary dividends were available for payment by Sequoia or CIC based upon December 31, 1997 financial statements.

    The insurance industry is also affected by court decisions. Premium rates are actuarially determined to enable an insurance company to generate an underwriting profit. These rates contemplate a certain level of risk. The courts may undercut insurers' expectations with respect to the level of risk being assumed in a number of ways, including eliminating exclusions, multiplying limits of coverage and creating rights for policyholders not set forth in the contract. These decisions can adversely affect an insurer's profitability.

    In recent years, the NAIC and state insurance regulators have been examining existing laws and regulations, with an emphasis on insurance company investment and solvency issues, risk-based capital guidelines, interpretations of existing laws, the development of new laws and the implementation of nonstatutory guidelines. From time to time, legislation has also been introduced in Congress that would result in the federal government assuming some role in the regulation of the insurance industry. Each of the Company's insurance subsidiaries are also subject to assessment by state guaranty associations to fund the insurance obligations of insolvent insurers. There can be no assurance that such assessments will not have an adverse effect on the financial condition of the Company and its insurance subsidiaries. However, assessments are calculated based upon market share and none of the Company's insurance subsidiaries has a significant market share in any line of business in any jurisdiction.

    The regulation and supervision of insurance companies by state agencies is designed principally for the benefit of their policyholders, not their stockholders. In addition, MAC is subject to regulation by the California Department of Corporations, which includes various requirements relating to the financial condition of MAC as well as all aspects of the marketing of premium financing. MAC is currently totally dormant.

    The California Department completed its latest market conduct examination of Sequoia and CNIC in 1992 and of CIC in 1993. The California Department also completed a financial examination of CIC in 1997 covering the three years ended December 31, 1995. The California Department's final examination report did not require CIC to take any significant action.

    The California Department also completed in 1997 a financial examination of Sequoia covering 1993 through 1996. The Ohio Department completed its regular triennial examinations of Physicians, PRO and APL for the three year period 1993-1995. Nothing of significance was reported for any of the companies examined.

    In July 1993, the California legislature enacted a series of seven bills to significantly change the California workers' compensation system (the "1993 Reforms"). The 1993 Reforms increased costs as a result of benefit increases commencing July 1, 1994 and continuing through July 1, 1996. In addition, the 1993 Reforms reduced revenues through an immediate reduction in minimum rates of 7%. The legislation permitted the Insurance Commissioner to approve rates even lower. Effective January 1, 1994, the Insurance Commissioner ordered a further 12.7% reduction in minimum rates and a 16% reduction in minimum rates effective October 1, 1994. Effective January 1995, California's minimum rate law was replaced by a competitive rating system. The 1993 Reforms contain numerous other provisions, including limitations on grounds for cancellation of policies. The Company sold its workers' compensation business in 1997. See "BUSINESS-Developments Since the Merger."

    Proposed federal legislation has been introduced from time to time in recent years that would provide the federal government with substantial power to regulate property and casualty insurers, primarily through the establishment of uniform solvency standards. Proposals also have been discussed to modify or repeal the antitrust exemption for insurance companies provided by the McCarran-Ferguson Act. The adoption of such proposals could have a material adverse impact upon the operations of the Company.

    Proposition 103, a ballot initiative passed by California voters on November 8, 1988, requires rate rollbacks and prior approval of rates and imposes other requirements on property and casualty insurers. Proposition 103, by its terms, does not apply to workers' compensation insurance, but does apply to the types of property and casualty insurance that Sequoia and CIC write. The rate rollback provisions of Proposition 103 do not apply to CIC since CIC did not commence writing property and casualty insurance prior to the effective date of Proposition 103. Beginning on November 8, 1989, insurance rates may be increased only after application to and approval by the Insurance Commissioner and, under certain circumstances, after a public hearing. In June 1993, CIC received final approval from the California Department for its inland marine and other liability rate filings. Sequoia has fulfilled its Proposition 103 rate rollback obligation and received approval from California for its rate filings.

    Since 1990, numerous rates and underwriting rules have been filed by CIC and approved by the California Department including certain rate increases. No assurance can be given as to what actions, if any, the California Department will take with respect to the approval of CIC's or Sequoia's future rate filings.

    Substantially all liabilities resulting from the roll back of insurance rates under Proposition 103 had been settled or reserved for prior to Physicians' purchase of Sequoia.

    Proposition 103 also subjects the insurance industry to California antitrust and unfair business practices laws (although the relevant provision of Proposition 103 may only apply to automobile and certain other insurers), prohibits cancellation or nonrenewal of insurance policies except for specified reasons and provides that the Insurance Commissioner shall be an elected official.

    Beginning in 1994, Physicians, PRO, APL, CIC, and Sequoia became subject to the provisions of the Risk-Based Capital for Insurers Model Act (the "Model Act") which has been adopted by the NAIC for the purpose of helping regulators identify insurers that may be in financial difficulty. The Model Act contains a formula which takes into account asset risk, credit risk, underwriting risk and all other relevant risks. Under this formula, each insurer is required to report to regulators using formulas which measure the quality of its capital and the relationship of its modified capital base to the level of risk assumed in specific aspects of its operations. The formula does not address all of the risks associated with the operations of an insurer. The formula is intended to provide a minimum threshold measure of capital adequacy by individual insurance company and does not purport to compute a target level of capital. Companies which fall below the threshold will be placed into one of four categories:
Company Action Level, where the insurer must submit a plan of corrective action; Regulatory Action Level, where the insurer must submit such a plan and the regulator will issue a corrective order; Authorized Control Level, which includes the above actions and may include rehabilitation or liquidation; and Mandatory Control Level, where the regulator must rehabilitate or liquidate the insurer.

    The Model Act is not expected to cause any material change in any of the insurance companies' future operations. All companies' risk-based capital results as of December 31, 1997 exceed their minimum thresholds.

OTHER OPERATIONS

    The Company conducts its other operations principally through Summit. See "INTRODUCTION -- Subsidiaries." Other operations are currently or have been in prior years conducted by Raven Development Corp., CLM Insurance Agency, Stonebridge Partners AG and others. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" -"OTHER OPERATIONS."

    Summit is registered as an investment adviser in California, Florida, Kansas, Louisiana, Oregon, Virginia and Wisconsin as well as with the SEC. Since February 1995, Summit has provided investment management services to Physicians and its insurance affiliates. Summit also offers its services to other individuals and institutions in the jurisdictions in which it is registered as an investment adviser and in other states where registration is not required.

    The investment advisory business is highly competitive. Many of Summit's competitors are larger and have greater financial resources than Summit. There can be no assurance that Summit will be able to compete effectively in the markets that it serves.

    As a registered investment adviser, Summit is subject to regulation by, and files annual reports with, the SEC and the securities administrators in some of the jurisdictions in which it is registered to do business.

EMPLOYEES

    At December 31, 1997, the Company, excluding GEC and NLRC, had 172 employees. 158 employees worked in the Company's insurance operations including 121 in property and casualty, 20 in MPL, and 17 in life and health. A total of eight employees worked in portfolio investing and six were engaged in holding company activities.

EXECUTIVE OFFICERS

    The executive officers of PICO are as follows:

               Name           Age                   Position
               ----           ---                   --------
        Ronald Langley        53    Chairman of the Board, Director
        John R. Hart          38    President,  Chief  Executive  Officer and
                                    Director
        Richard H. Sharpe     42    Chief Operating Officer
        Gary W. Burchfield    51    Chief Financial Officer and Treasurer
        James F. Mosier       50    General Counsel and Secretary

    Each executive officer of PICO was an executive officer of Physicians prior to the Merger and became an officer of PICO in November 1996 as a result of the Merger.

    Mr. Langley has been Chairman of the Board of Physicians and PRO since July 1995, Chairman of the Board of Summit since November 1994, and a Director and Chairman of the Board of GEC since September 1995. Mr. Langley has been a Director of Physicians since 1993. Mr. Langley has been a Director of Sequoia since August 1995 and a Director of CIC since November 1996. Mr. Langley has been a Director of PC Quote, Inc. since 1995.

    Mr. Hart has been President and Chief Executive Officer of Physicians and PRO since July 1995 and President and Chief Executive Officer and a Director of GEC since September 1995. Mr. Hart has been a Director of Physicians since 1993. Mr. Hart has been a director of Summit since 1994. Mr. Hart has been a Director and Chairman of the Board of Sequoia since August 1995 and a Director and Chairman of the Board of CIC since November 1996. Mr. Hart has been a Director of PC Quote, Inc. since 1997.

    Mr. Sharpe has been Chief Operating Officer of Physicians since June 1994, an officer of APL for more than 10 years, and a Director of APL since June 1993. Mr. Sharpe has been a Director of Sequoia since August 1995 and a Director of CIC since November 1996.

    Mr. Burchfield has been Chief Financial Officer of Physicians since November 1995 and Treasurer since November 1994. Mr. Burchfield was Controller of Physicians from March 1990 to November 1995 and Chief Accounting Officer of Physicians from December 1993 to November 1995.

    Mr. Mosier has served as General Counsel and Secretary of Physicians since October 1984 and in various other executive capacities since joining Physicians in 1981.

ITEM 2.  PROPERTIES

    The Company leases approximately 5,354 square feet in La Jolla, California for its Principal Executive Offices.

    Physicians owns a facility with approximately 56,000 square feet in Pickerington, Ohio. APL leases office space in Indianapolis, Indiana for its sales office located there. APL's Cleveland Regional Sales Director leases office space in Cleveland; APL is a party to the lease and reimburses the Regional Sales Director for all of the lease costs. Sequoia leases office space for its headquarters in Monterey, California and for its regional claims and underwriting offices in Modesto, Monterey, Rancho Cordova, Ventura, Visalia, Oceanside, Orange, Pleasanton, and San Jose, California, as well as Reno, Nevada. CLM's only office space consists of a leased facility in Monterey, California. GEC owns a commercial office building in Toronto, Ontario, Canada and also shares office space with PICO in La Jolla, California. Vidler and NLRC lease office space in Ft. Collins, Colorado, and Reno, Nevada, respectively. Vidler and NLRC hold significant investments in land, water and mineral rights in the western United States. See "ITEM 1-BUSINESS-INTRODUCTION."

ITEM 3.  LEGAL PROCEEDINGS

    Members of the Combined Insurance Group and APL are frequently a party in claims proceedings and actions regarding insurance coverage, all of which the Company considers routine and incidental to its business. Neither PICO nor its subsidiaries are parties to any material pending legal proceedings.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     Not applicable.

                                     PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

    The Common Stock of PICO is traded on the Nasdaq National Market under the symbol PICO. Prior to November 1996, the symbol was CITN. The following table sets forth for each period indicated, the high and low sale prices as reported on the Nasdaq National Market. These reported prices reflect interdealer prices without adjustments for retail markups, markdowns or commissions.


                                    1996                          1997
                        -------------------------      -------------------------
                          High             Low           High             Low
                        ----------       --------      ----------      ---------
1st Quarter               $4.75           $3.50         $4.75           $3.625
2nd Quarter               4.625           3.875          4.625          3.6875
3rd Quarter               4.4375          3.375          6.375           4.375
4th Quarter               4.375           3.375         6.4375           5.875


    As of December 31, 1997, the closing sale price of PICO's common stock was $6.4375 and there were 1,596 holders of record of PICO's Common Stock.

    PICO has not declared or paid any dividends in the last two years and does not expect to pay any dividends in the foreseeable future.

ITEM 6.  SELECTED FINANCIAL DATA


The following table presents selected consolidated financial data of the Company. The information set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Item 7 of this Form 10-K and the consolidated financial statements and the related notes thereto included elsewhere herein.


                                                                                 Years Ended December 31
                                                    --------------------------------------------------------------------------------
                                                        1997             1996              1995            1994            1993
                                                    -------------    --------------    -------------   -------------   -------------
OPERATING RESULTS                                                   (In thousands, except ratios and per share data)
Revenues
     Premiums income earned                          $     49,876     $     38,761     $     19,542    $     20,026    $     50,384
     Net investment income                                 11,686            8,086            9,165          12,452          17,802
     Other income                                          26,017           29,889           12,482           1,596           2,307
                                                     ------------     ------------     ------------    ------------    ------------
Total revenues                                       $     87,579     $     76,736     $     41,189    $     34,074    $     70,493
                                                     ============     ============     ============    ============    ============
Income (loss) before discontinued operations and
     cumulative effect of changes in accounting
     principal                                       $     19,035     $     21,019     $     14,895    $     16,348    $     (2,522)
Income from discontinued operations                           456            3,301              778           2,483           3,177
Cumulative effect of change in accounting principal                                                          (4,110)           (547)
                                                     ------------     ------------     ------------    ------------    ------------
                                                     $     19,491     $     24,320     $     15,673    $     14,721    $        108
                                                     ============     ============     ============    ============    ============
PER COMMON SHARE RESULTS--BASIC:
  Income (loss) from continuing operations           $       0.59     $       0.75     $       0.54    $       0.60    $      (0.09)
  Income from discontinued operations                        0.01             0.12             0.03            0.09            0.12
  Loss from cumulative effect of change in
     accounting principal                                                                                     (0.15)          (0.02)
                                                     ------------     ------------     ------------    ------------    ------------
  Net income                                         $       0.60     $       0.87     $       0.57    $       0.54    $       0.01
                                                     ============     ============     ============    ============    ============
WEIGHTED AVERAGE SHARES OUTSTANDING                    32,551,951       28,004,595       27,436,191      27,436,191      27,436,191
                                                     ============     ============     ============    ============    ============
PER COMMON SHARE RESULTS--DILUTED:
  Income (loss) from continuing operations           $       0.57     $       0.72     $       0.54    $       0.59    $      (0.09)
  Income from discontinued operations                        0.01             0.12             0.03            0.09            0.12
  Loss from cumulative effect of change in
     accounting principal                                                                                     (0.15)          (0.02)
                                                     ------------     ------------     ------------    ------------    ------------
  Net income                                         $       0.58     $       0.84     $       0.57    $       0.53    $       0.01
                                                     ============     ============     ============    ============    ============
WEIGHTED AVERAGE SHARES OUTSTANDING                    33,741,265       29,055,669       27,436,191      27,588,667      27,436,191
                                                     ============     ============     ============    ============    ============

Note: Prior year share values have been adjusted to reflect the November 20, 1996 reverse acquisition between Physicians Insurance Company of Ohio and Citation Insurance Group and prior year operating results have been adjusted to reflect the treatment of APL as a discontinued operation.


                                                                                  Years Ended December 31
                                                 -----------------------------------------------------------------------------
                                                    1997            1996             1995            1994             1993
                                                 ----------      -----------    -------------    ------------     ------------
                                                           (In thousands, except ratios and per share data)
FINANCIAL CONDITION
Assets                                           $ 430,293        $ 490,425        $ 421,816       $ 297,163        $ 297,887
Unpaid losses and loss adjustment expenses,
     net of discount                             $ 196,096        $ 252,024        $ 229,797       $ 180,691        $ 191,735
Total liabilities                                $ 318,142        $ 380,222        $ 342,466       $ 261,419        $ 271,780
Shareholders' equity                             $ 112,151        $ 110,203        $  79,350       $  35,744        $  26,107
Book value per share                             $    3.73        $    3.61        $    3.04       $    1.40        $    1.17

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

COMPANY SUMMARY AND RECENT DEVELOPMENTS

    Introduction

    Readers of Citation Insurance Group's prior financial statements will find that these financial statements differ greatly from those presented for periods prior to December 31, 1996. Whereas Citation Insurance Group was previously engaged predominantly in property and casualty operations, PICO Holdings, Inc. specializes in portfolio investing, property and casualty insurance, investment management, surface, water, geothermal and mineral rights and other services.

    These changes are a result of the November 20, 1996 merger of Physicians Insurance Company of Ohio and a subsidiary of Citation Insurance Group, in which Physicians Insurance Company of Ohio was the surviving corporation. Upon consummation of the Merger, Citation Insurance Group changed its name to PICO Holdings, Inc. For accounting purposes the transaction has been treated as a reverse acquisition with Physicians Insurance Company of Ohio being the acquiror. As a result, these financial statements reflect prior years data of Physicians Insurance Company of Ohio and its subsidiaries and affiliates only. Citation Insurance Group's information for 1995 and operating results and account balances prior to the Merger have not been included in these financial statements. See Note 3 to the Consolidated Financial Statements entitled "Acquisitions" for further information on the accounting treatment of the reverse acquisition.

    Background

    Prior to July 16, 1995, the effective date of Physicians and PRO's 100% quota share reinsurance of their MPL businesses with Mutual and the subsequent sale of the rights to these MPL books of business, effective January 1, 1996, the Physicians group of affiliated companies consisted primarily of two property and casualty insurance companies writing MPL insurance (Physicians and PRO) and one life and health insurance company, APL. For various reasons, in November 1994, the respective boards of directors of Physicians and PRO determined that it was in the best interests of Physicians and PRO and their respective shareholders to sell their MPL insurance businesses. This sale was part of an overall shift in the strategic direction of Physicians and PRO.

    On August 1, 1995, Physicians purchased Sequoia, a California property and casualty insurance company writing light commercial and multiple peril insurance in northern and central California. Sequoia does not write MPL insurance.

    On September 5, 1995, Physicians purchased 38.2% of the common stock of GEC, a Canadian company operating in portfolio investments, agricultural services, and other business segments. Through acquisitions on July 30 and August 19, 1997, the Company increased its ownership in GEC to an aggregate of approximately 51.17%. As a result of such acquisition, GEC's financial statements have been consolidated with those of the Company for 1997.

    On November 20, 1996, Physicians and its subsidiaries merged with a subsidiary of CIG and CIG then changed its name to PICO Holdings, Inc. This reverse acquisition brought another California property and casualty insurance company, CIC, into the affiliated group and provided a non-insurance holding company structure.

    In addition to the operation of its subsidiaries, the Company's objective is to use its resources and those of its subsidiaries and affiliates to increase shareholder value through investments in businesses that the Company believes are undervalued. The Company's acquisition philosophy is to make selective investments, predominantly in public companies, for the purpose of enhancing and realizing additional value by means of appropriate levels of shareholder influence and control. This could involve the restructuring of the financing or management of the companies in which the Company invests. It may also encompass initiating and facilitating mergers and acquisitions within the relevant industry to achieve constructive rationalization. This business strategy was adopted in late 1994, but was not fully implemented until 1996. Therefore, the results of this business strategy are not fully reflected in the historical financial statements. There can be no assurance that sufficient opportunities will be found or that this business strategy will be successful. This strategy may negatively impact the business and financial condition and results of the Company.

    See the Notes to Consolidated Financial Statements for additional information regarding events affecting PICO subsequent to the date of these financial statements.

RESULTS OF OPERATIONS -- YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

SUMMARY

    PICO reported net income of $19.5 million, or $0.60 per share for 1997, compared with net income of $24.3 million, or $0.87 per share during 1996, and $15.7 million, or $0.57 per share in 1995. Per share amounts are expressed as basic earnings per share. Net income for 1997 included income from discontinued operations of approximately $456,000, net of federal income taxes and minority interests. Shares outstanding and per share calculations for 1995 have been adjusted for comparison purposes to reflect the November 20, 1996 merger between Physicians and the Citation Insurance Group. Year-to-year comparisons are somewhat distorted as a result of the inclusion of Sequoia beginning August 1, 1995 and the addition of the Citation group effective November 20, 1996. Sequoia contributed net income of $2.8 million to PICO's 1997 consolidated income, $1.5 million to 1996 and a post-acquisition net loss of $2.5 million to 1995. Citation's added $1.1 million to 1997 consolidated net income and $675,000 to 1996, following the Merger. GEC's operations added a net loss of $6.1 million to consolidated income for 1997.

    Shareholders' equity per share increased $0.12 during 1997, principally as a result of the $19.5 million net income, partially offset by a $14.6 million reduction in unrealized appreciation of investments, net of taxes from January 1, 1997 through December 31, 1997. Shareholders' equity per share calculated on an undiluted basis at December 31, 1997 was $3.73, compared to $3.61 and $3.04 at December 31, 1996 and 1995, respectively. Prior years per share amounts have been adjusted to reflect the November 1996 merger. Shareholders' equity of $112.2 million increased $1.9 million, or 1.8% compared to $110.2 million at December 31, 1996.

    Much of the 1997 decline in unrealized appreciation of investments resulted from the sale of appreciated securities during the year. Realized investment gains provided $21.4 million in revenues and income before taxes and minority interests in 1997, compared to $27.1 million and $5.0 million in 1996 and 1995, respectively. Realized investment gains during 1997 included a gain of approximately $2 million from the sale of the Company's holdings in AmVestors Financial Corporation common stock during the first quarter; approximately $27 million from the sale of the Resource America common stock during the third quarter; and a realized investment loss of approximately $8 million, before minority interests, resulting from the write down of GEC's investments in Korean securities, including a foreign currency loss of approximately $3.8 million (See "PORTFOLIO INVESTING--GLOBAL EQUITY CORPORATION" following).

    During 1997, the Company's assets decreased approximately $60.1 million to $430.3 million. Reclassification of APL as discontinued operations reduced assets by $53.4 million.

    Revenues of $87.6 million increased $10.9 million over 1996 and $46.5 million over 1995. Property and casualty insurance revenues increased $21.7 million over 1996 and nearly $55 million over 1995. CIC added $21.0 million and $6.5 million to revenues in 1997 and 1996, respectively, following the Merger. Sequoia's 1997 revenues were $35.4 million, up $6.7 million from 1996 and up $33 million from the five-month period of inclusion in 1995. GEC provided $1.5 million in revenues during 1997 which was more than offset by approximately $8.0 million in realized investment losses. GEC was not consolidated with the Company in 1996 and 1995. MPL revenues decreased $8.3 million during 1997 as compared to 1996 and more than $25 million compared to 1995 due to the reduction in earned premiums associated with the wind down of the business.

    The Company's ongoing operations are organized into five segments: portfolio investing: surface, water, geothermal and mineral rights; property and casualty insurance; medical professional liability insurance, and other operations. GEC's portfolio investing results are shown separately below for consistency of presentation and to simplify analysis since GEC's results were not consolidated with those of PICO until the effective date of the Company's majority ownership of GEC. In addition, as a result of the acquisition of the majority ownership of GEC and management's strategic initiatives, the surface, water, geothermal and mineral rights activities of PICO and GEC have been disclosed as a segment in this annual report. Life and health insurance operations and certain of GEC's operations are shown as discontinued operations based upon the sale or pending sale of those operations. See Note 6 of Notes to Consolidated Financial Statements, "Discontinued Operations" for additional information.

    Revenues and income before taxes and minority interests from CONTINUING OPERATIONS, by business segment, are shown in the following schedules:


    Operating Revenues--Continuing Operations:
    ------------------------------------------

                                                     Year Ended December 31,
                                                  ----------------------------
                                                    1997      1996      1995
                                                  -------    -------   -------
                                                        (in millions)
Portfolio Investing                                $30.6      $27.0     $ 8.0
Global Equity Corporation                           (6.5)
Surface, Water, Geothermal and Mineral  Rights       2.5
Property and Casualty Insurance                     57.0       35.3       2.5
Medical Professional Liability Insurance             3.9       12.2      29.0
Other                                                0.1        2.2       1.6
                                                   -----      -----     -----
         Total Revenues-Continuing Operations      $87.6      $76.7     $41.1
                                                   =====      =====     =====


    Income Before Taxes and Minority Interest--Continuing Operations:
    -----------------------------------------------------------------

                                                    Year Ended December 31,
                                                 -----------------------------
                                                   1997      1996       1995
                                                 -------    -------    -------
                                                          (in millions)
Portfolio Investing                               $27.9      $23.3      $ 5.3
Global Equity Corporation                         (10.1)
Surface, Water, Geothermal and Mineral Rights                               -
Property and Casualty Insurance                     5.6        3.3       (3.7)
Medical Professional Liability Insurance            0.8        8.5        6.0
Other                                              (0.7)      (1.1)      (0.5)
                                                  -----      -----      -----
     Income Before Tax and Minority Interest      $23.5      $34.0      $ 7.1
                                                  =====      =====      =====

PORTFOLIO INVESTING
-------------------

    Portfolio investing operations are principally conducted by PICO, Physicians and GEC. GEC's portfolio investing results are shown separately in the following section. Investment revenues and realized investment gains or losses generated by Physicians are first allocated to MPL equal to the amount of loss reserve discount accretion recorded during the period. The remainder is shown as portfolio investing revenue.

    For a number of reasons, including the existence of an experienced claims adjustment staff and Physicians' success in managing invested assets, it was decided that it would be more advantageous to manage the assets remaining at the cessation of writing MPL business than to sell off or fully reinsure the reserves. As a result, assets are managed for the maximum overall return, within prudent safety guidelines. Assets are not designated on an individual security basis as either MPL or portfolio investing. As a result, Physicians' invested assets produce income in both MPL and portfolio investing segments.

    Revenues and income or losses generated by PICO through its own portfolio are assigned entirely to portfolio investing. GEC's portfolio investing operations exclude the results of Vidler and NLRC which are assigned to surface, water, geothermal and mineral rights segment.

    Excluding GEC, which is stated separately below, portfolio investing revenues for 1997 of $30.6 million increased $3.6 million over the $27 million recorded in 1996 and $22.6 over the $8 million of 1995. Excluding realized investment gains, portfolio investing increased approximately $700,000 over 1996 and decreased $1.7 million as compared to 1995. The increase in 1997 investment income over 1997 principally reflects investment income earned by PICO on dividends from Physicians. The decline in 1996 investment income compared to 1995 was principally due to a significant shift in the mix of the Company's investment portfolio from interest bearing fixed maturity and cash equivalent securities toward equity securities. See "PART 1-BUSINESS-HISTORY OF THE COMPANY-Physicians."

    Portfolio investing revenues are summarized below:


                              PORTFOLIO INVESTING
                              -------------------


                                                     Year Ended December 31,
                                                  --------------------------------
                                                    1997        1996         1995
                                                  -------      -------      ------
                                                            (in millions)
Portfolio Investing Revenues:
-----------------------------
   Realized Investment Gains                      $  29.3      $  26.4      $  5.0
   Investment Income                                  1.3          0.6         3.0
                                                  -------      -------      ------
       Portfolio Investing Revenues               $  30.6      $  27.0      $  8.0
                                                  =======      =======      ======



    Most of the $29.3 million in 1997 realized investment gains, or approximately $27 million before taxes, resulted from the exercise of the Company's warrants to buy common stock of Resource America and the subsequent sale of that stock. Resource America was a 1994 investment made by Physicians after its change in strategic direction. See "ITEM 1-BUSINESS-HISTORY OF THE COMPANY." Realized investment gains in 1996, principally from the sale of Physicians' holdings in Fairfield Communities common stock amounted to $26.4 million. This compares to $5.0 million in realized investment gains in 1995.

    At December 31, 1997, the consolidated investment portfolio was in a net unrealized loss position of approximately $2.7 million, net of taxes. This compares to net unrealized investment gains at December 31, 1996 of approximately $11.8 million. Much of this decline resulted from the conversion of unrealized investment gains to realized investment gains resulting from the sale of the Company's holdings in Resource America common stock during the third quarter of 1997 and AmVestors Financial Corporation ("AmVestors") common stock at a gain of $1.3 million, net of tax, during the first quarter of 1997. Unrealized investment gains, net of taxes, at December 31, 1996 attributable to Resource America and AmVestors were approximately $9.4 million and $1.2 million, respectively. PC Quote, one of the Company's technology stocks and a provider of real time and delayed stock market quotes continued to decline in value during 1997. The Company has provided a loan of $2.5 million and a line of credit of approximately $2 million, and received certain warrants for the purchase of PC Quote common stock as an inducement, to provide working capital and other funds necessary for PC Quote to continue to develop and market its products.

    Net of expenses, but before taxes, portfolio investing operations, excluding those of GEC, contributed $27.9 million to pre-tax operating income in 1997 compared to $23.3 million during 1996 and $5.3 million in 1995. Realized investment gains, as discussed above, accounted for nearly $29.3 million, $26.4 million and $5.0 million of this pre-tax income in 1997, 1996 and 1995, respectively. While past results are very encouraging, future results cannot and should not be predicted based upon past performance alone.

    The breakdown of pre-tax operating income from portfolio investing operations follows:


                              PORTFOLIO INVESTING
                              -------------------


                                                     Year Ended December 31,
                                             -----------------------------------
                                               1997           1996         1995
                                             --------      ---------     -------
                                                          (in millions)
Portfolio Investing Income Before Tax:
--------------------------------------
   PICO and Physicians                         $ 27.9         $ 22.3       $ 5.8
   Equity in Unconsolidated Subsidiaries                         1.0        (0.5)
                                             --------      ---------     -------
     Portfolio Investing Pre-Tax Income        $ 27.9         $ 23.3       $ 5.3
                                             ========      =========     =======

    Equity in unconsolidated subsidiaries represents the Company's share of GEC's net income prior to its consolidation with PICO. GEC's financial results are consolidated with those of the Company for 1997.

PORTFOLIO INVESTING--GLOBAL EQUITY CORPORATION
----------------------------------------------

    GEC is an international investment company with offices in Toronto, Ontario, Canada and in La Jolla, California. GEC holds a portfolio of equity securities and convertible instruments in North American, Asian and European companies, as well as a number of interests in land, water and mineral rights in the western United States through Vidler and NLRC. The operations of Vidler and NLRC are reported below in a separate segment entitled "Surface, Water, Geothermal and Mineral Rights," and are excluded from this discussion of GEC's portfolio investments.

    Following is a breakdown of GEC's portfolio investing revenues and loss:

                 PORTFOLIO INVESTING--GLOBAL EQUITY CORPORATION

                                                 Year Ended
                                                 December 31,
                                                 ------------
                                                     1997
                                                     ----
                                                 (in millions)
Global Equity Corporation-Revenues:
-----------------------------------
   Realized Investment Losses                       $ (8.0)
   Investment Income                                   1.0
   Other Income                                        0.5
                                                   -------
      Global Equity Corporation Revenues            $ (6.5)
                                                   =======

GEC Loss Before Tax and Minority Interest:
------------------------------------------
   Global Equity Corporation                       $ (10.1)
                                                   -------
     Loss Before Tax and Minority Interest         $ (10.1)
                                                   =======

    Physicians initially acquired approximately 38.2% of GEC on September 5, 1995. PICO and its wholly-owned subsidiaries acquired additional shares of GEC in July and August 1997, bringing the Company's holdings up to approximately 51.17% as of August 19, 1997. As a result of the increased ownership of GEC, GEC's results have been consolidated with those of the Company beginning August 19, 1997. Appropriate provisions have been made in these financial statements to reflect the interests of other GEC shareholders, where applicable.

    Most of GEC's $6.5 million in combined revenues and realized investment losses and $10.1 million loss before taxes and minority interest resulted from an approximate $8 million write down of GEC's investments in Korean securities. This permanent write down reflects management's opinion that the decline in the market value of these securities is "other than temporary" and includes a loss on foreign currency exchange of approximately $3.8 million. These Korean investments were heavily impacted by the recent downturn in the Korean and Asian financial markets. GEC's investment in these Korean securities as of December 31, 1997, subsequent to the write down, is less than $1.0 million.

    See "DISCONTINUED OPERATIONS" below regarding GEC's contribution to income from discontinued operations.

SURFACE, WATER, GEOTHERMAL AND MINERAL RIGHTS
---------------------------------------------

    Effective November 14, 1995, a wholly-owned subsidiary of GEC acquired all the outstanding common stock of Vidler, a Colorado corporation engaged in the water marketing and transfer business. Vidler's business plan calls for Vidler to identify areas where water supplies are needed in the southwestern United States and then facilitate the transfer from current ownership to Vidler, and subsequently to municipalities, water districts, developers and others. Since its acquisition, Vidler and its immediate parent company have purchased water rights and related assets in Colorado, Nevada and Arizona. On April 23, 1997, GEC acquired 74.77% of the common stock of NLRC and PICO acquired the remaining 25.23%. NLRC owns approximately 1.365 million acres of deeded land located in northern Nevada, together with appurtenant water, geothermal and mineral rights. NLRC is actively engaged in maximizing the property's value in relation to water rights, mineral rights, geothermal resources, and land development.

    As these subsidiaries of the Company were not part of the consolidated group until 1997, prior years' results are not included with those of the Company. Revenues from continuing operations included in the consolidated financial statements of the Company from land, water and mineral rights generated by Vidler and NLRC were $2.5 million. Revenues include land sales; lease of land, principally for grazing purposes; water sales and leasing and other income. Income from continuing operations before taxes and minority interests included in the consolidation amounted to approximately $12,000.

PROPERTY AND CASUALTY INSURANCE
-------------------------------

    Sequoia and CIC account for all of the ongoing property and casualty ("P & C") insurance revenues. These companies write predominately light commercial and multiple peril insurance coverage in central and northern California. CNIC is no longer a part of the group following the sale of CNIC on June 30, 1997 along with CIC's workers compensation business.

    Since CIC and CNIC became part of the group in November 1996, their activities are not included in the Company's financial results prior to that date. Sequoia has been part of the group since August 1, 1995. Therefore, Sequoia's financial results are not included with those of the Company prior to August 1, 1995. Sequoia and CIC are continually seeking ways to realize savings and synergies and to combine operations, wherever possible. In evidence of this, Sequoia and CIC consolidated their home office operations in Monterey, California in July 1997. Both companies are in the process of subleasing their former office spaces in Pleasanton and San Jose, California.

    As shown below, earned premiums made up most of the P & C revenues. Premiums are earned pro-rata throughout the year according to the coverage dates of the underlying policies.


                        PROPERTY AND CASUALTY INSURANCE

                                        Year Ended December 31,
                                     ----------------------------
                                      1997       1996        1995
                                     -----      -----      ------
P & C Revenues:                              (in millions)
---------------
     Earned Premiums - Sequoia       $32.8      $26.3      $  2.4
     Earned Premiums - Citation       17.4        5.1
     Investment Income                 5.6        2.6         0.2
     Realized Investment Gains         0.2        0.7
     Other                             1.0        0.6        (0.1)
                                     -----      -----      ------
          Total P&C Revenues         $57.0      $35.3      $  2.5
                                     =====      =====      ======

P & C Income (Loss) Before Taxes:
---------------------------------
     Sequoia Insurance Company       $ 4.3      $ 2.3      $ (3.7)
     Citation Insurance Company        1.3        1.0         -
                                     -----      -----      ------
                                     $ 5.6      $ 3.3      $ (3.7)
                                     =====      =====      ======

    Total P&C revenues for 1997 of $57.0 million surpassed those of 1996 by $21.7 million and 1995 by $54.5 million. Of these amounts, CIC added $21.0 million to the 1997 revenues and $6.5 million to 1996 following the merger. Sequoia's 1997 revenues were $35.4 million, up $6.7 million from 1996 and $33.0 million from the five-month period of the Company's ownership in 1995. Included in these amounts, investment income and realized investment gains from P&C operations rose to $5.8 million in 1997, up $2.5 million from 1996 and $5.6 million over 1995. Sequoia's earned premiums increased $6.5 million, or 24.7%, as compared to 1996 and $30.4 million compared to the partial year of inclusion in 1995.

    P&C income before taxes for 1997 amounted to $5.6 million, an increase of $2.3 million or 67% over the 1996 level of $3.3 million. CIC added approximately $300,000 to the 1997 increase due to its inclusion for a full year. Sequoia's income before taxes increased $2.0 million from 1996 to 1997. Most of Sequoia's improvement was attributable to greatly improved claims experience. As shown below, Sequoia's GAAP industry combined ratio declined 5.5 percentage points during 1997. The P&C loss before taxes for 1995 of $3.7 million included only five months of Sequoia's income and none of CIC's. Much of Sequoia's five-month 1995 loss was attributable to expenditures that may provide benefits in future years through improved operating efficiencies. These expenses included, among others, those associated with development of a new policy quoting and processing system and integrated claims processing and accounting systems. Software was developed and is now in use which allows underwriters and agents to decentralize, rate policies in the field, and download the information via modem to the home office, allowing them to spend much more time in the field inspecting risks and servicing policies.

    Sequoia's direct premium writings for 1997 were $41.0 million, up $3.3 million from the $37.7 million reported for 1996 and down slightly from the $42.0 million reported by Sequoia for the full year 1995. The $42.0 million of 1995 direct written premium included seven months of activity prior to Physicians' purchase of Sequoia on August 1, 1995. This reduction in premium writings in 1997 and 1996 reflects, in part, the increased underwriting selectivity of Sequoia's management team. Sequoia and CIC stress quality of business over quantity. As policies came up for renewal in 1995 and through much of 1996, they were reviewed carefully by underwriting management for excessive loss experience and unwanted risks. New policy writings have been less than expected, largely due to increased competition, and have not offset renewal policies cancelled or non-renewed. The loss of renewal policies with higher loss ratios and greater exposures to risk may improve Sequoia's loss ratios in the future. Nevertheless, there can be no assurance that Sequoia and Citation will be successful in reducing their policies with higher loss ratios or that their loss ratios will improve in the future.


    Industry ratios as determined on the basis of generally accepted accounting principles ("GAAP") for Citation are shown in the following chart:

                           CIC'S GAAP INDUSTRY RATIOS
                           --------------------------

                                        1997
                                       -----
Loss and LAE Ratio                      84.8%
Underwriting Expense Ratio              32.9%
                                       -----
     Combined Ratio                    117.7%
                                       =====


    Industry ratios as determined on a GAAP basis for Sequoia were:


                          SEQUOIA'S GAAP INDUSTRY RATIOS
                          ------------------------------

                                      1997            1996
                                   ---------       ---------
Loss and LAE Ratio                      57.3%           62.9%
Underwriting Expense Ratio              38.1%           38.0%
                                   ---------       ---------
     Combined Ratio                     95.4%          100.9%
                                   =========       =========


    Loss and LAE Ratios, Underwriting Expense Ratios and Combined Ratios are calculated using net earned premiums as a denominator. Theoretically, a combined ratio of less than 100% indicates that the insurance company is making a profit on its base insurance business before consideration of investment income, realized investment gains or losses, extraordinary items, taxes and other non-insurance items. Sequoia's loss experience improved considerably in 1997 from a GAAP loss ratio of 62.9% in 1996 to 57.3% in 1997. Sequoia's reduced loss ratios reflect Sequoia's improved loss experience principally resulting from management's efforts to reduce exposure to risk through re-underwriting existing business during 1995 and 1996, tighter underwriting and careful selection of risks.

    The management of Sequoia and CIC estimate that storm losses incurred by the companies as a result of the recent El Nino phenomenon is less than $1.0 million for the first quarter of 1998.

MEDICAL PROFESSIONAL LIABILITY OPERATIONS
-----------------------------------------

    Physicians' and PRO's MPL insurance business was sold to Mutual on August 28, 1995. Except for a few minor policy coverage extensions and adjustments which are 100% reinsured by Mutual, for all intents and purposes, the Company ceased writing MPL policies effective January 1, 1996. The Company continues to administer and adjust the remaining claims and LAE reserves. Based upon careful analysis of various alternative scenarios for handling the runoff of the remaining claims reserves, the Company determined that the best option was to process the existing claims internally with existing staff, rather than through a third party administrator or through an outright sale of the claims and LAE reserves. In addition, it is expected that shareholders' equity may be better served by retaining the investments necessary to fund the payment of these claims and LAE reserves, managing them along with the rest of the Company's investment holdings, as opposed to selling or fully reinsuring these reserves and giving up the corresponding funds. However, there can be no assurance that funds generated by such retained investments will exceed claims. Accordingly, although the Company ceased writing MPL insurance, MPL is treated as a separate business segment of continuing operations due to the continued management of claims and associated investments.

    Revenues and pre-tax income or loss from MPL operations included the following:

                    MEDICAL PROFESSIONAL LIABILITY INSURANCE

                                                  Year Ended December 31,
                                            -----------------------------------
                                              1997          1996          1995
                                             -------       -------      --------
                                                          (in millions)
MPL Revenues:
   Earned Premiums                              $0.2          $7.4         $17.1
   Investment Income, Net of Expenses            3.7           4.8           5.9
   Income from Sale of MPL Business                                          6.0
                                             -------       -------      --------
     MPL Revenues                               $3.9         $12.2         $29.0
                                             =======       =======      ========

MPL Income Before Tax:                          $0.8          $8.5          $6.0
----------------------                       =======       =======      ========

    Since the withdrawal of Physicians and PRO from their personal automobile and homeowners lines of business in the late 1980's, MPL has, for all intents and purposes, been these two companies' only sources of insurance premiums. Earned premium steadily declined from $17.1 million in 1995 to $7.4 million in 1996 and slightly less than $240,000 in 1997.

    The following table shows the decline in Physicians' and PRO's direct written premiums over the past five years:


                                 1997          1996          1995          1994         1993
                               --------      -------       -------       -------       -------
                                                        (in millions)
Direct Written Premiums          $0.0          $0.2         $22.6         $28.0         $37.6


    The marked decline in direct written premiums prior to 1996 is indicative of the increasing competitive pressures within Ohio which, among other factors, led Physicians and PRO to increase premium rates, to be more selective in underwriting and, ultimately, to withdraw from the MPL line of business.

    MPL premiums continued to be earned during 1996 based upon premiums written prior to July 16, 1995, the effective date of the 100 percent quota share treaty with Mutual. Investment income revenues will continue to accrue to the MPL runoff.

    MPL insurance revenues amounted to $3.9 million during 1997 compared to $12.2 million and $29.0 million during 1996 and 1995, respectively. The decline in MPL earned premiums accounted for most of this variance between years, other than the $6 million in revenues in 1995 from the sale of the Company's MPL business. Investment income also declined during 1997 as compared to 1996 and 1995, principally as a result of the reduced level of MPL claims and the associated reduced level of invested assets allocated to the MPL insurance business segment.

    MPL operations produced pre-tax operating income of approximately $765,000 in 1997 compared to income of $8.5 million and $6.0 million during 1996 and 1995, respectively. Results for 1997 were negatively impacted by a $2 million addition to loss and LAE reserves. This addition to reserves during the third quarter of 1997 was based upon an actuarial analysis as of June 30, 1997 which indicated some unfavorable loss experience had occurred during the first six months of 1997. Pre-tax operating results for 1996 were aided by a $1.4 million reduction in MPL death, disability and retirement unearned premium reserves related to the Mutual transaction, and loss and LAE reserve reductions of approximately $6.0 million due to continued favorable development of MPL reserves. The $6.0 million pre-tax operating income recorded during 1995 was equal to the $6.0 million realized on the sale of Physicians' and PRO's MPL businesses. Investment income was also higher in 1996 and 1995 due to greater reserve levels and higher loss reserve discount accretion.

    Greatly reduced earned premiums, somewhat lower investment income, and certain non-recurring expense accruals associated with the MPL claims runoff were responsible for the remainder of the decline in pre-tax MPL income from 1996 to 1997.

    Physicians' claims department staff continues to process the runoff of the remaining MPL loss and loss adjustment expense claims which is progressing routinely. At December 31, 1997, MPL reserves totaled $ 77.5 million, net of reinsurance and discount. This compares to $112.9 million and $136.2 million at December 31, 1996 and 1995, respectively. MPL loss and LAE reserves continue to decline as a result the disposition of claims.

                     MPL INSURANCE -- LOSS AND LAE RESERVES

                                                    Year Ended December 31,
                                         ----------------------------------------
                                            1997            1996           1995
                                         ---------       ---------       ---------
                                                         (in millions)
Direct Reserves                          $  121.4        $  158.4        $  192.5
Ceded Reserves                              (34.8)          (33.3)          (38.5)
Discount of Net Reserves                     (9.1)          (12.2)          (17.8)
                                         --------        --------        --------
     Net MPL Revenues                    $   77.5        $  112.9        $  136.2
                                         ========        ========        ========

    Although MPL reserves are certified annually by two independent actuaries, as required by Ohio insurance regulations, significant fluctuations in reserve levels can occur based upon a number of variables used in actuarial projections of ultimate incurred losses and LAE.

OTHER OPERATIONS
----------------

    Other operations consists principally of Summit's investment management operations, the wind down of Raven Development Company's ("Raven") real estate development projects, and various other activities as summarized below:


                                OTHER OPERATIONS

                                                               Year Ended December 31,
                                                         -----------------------------------
                                                           1997          1996          1995
                                                         --------      -------       -------
                                                                     (in millions)
Revenues from Other Operations:
-------------------------------
   Investment Management Services                          $ 1.1        $ 0.8         $ 0.2
     Less:  Intercompany Portfolio Mgmt. Charges            (0.5)        (0.5)          -
   Other                                                    (0.5)         1.9           1.4
                                                           -----        -----         -----
          Revenue from Other Operations                    $ 0.1        $ 2.2         $ 1.6
                                                           =====        =====         =====

Other Operations-Loss Before Tax:
---------------------------------
   Investment Management Services                          $ 0.2        $ 0.1         $(0.1)
     Less:  Intercompany Portfolio Mgmt. Charges            (0.5)        (0.5)          -
   Other                                                    (0.4)        (0.7)         (0.4)
                                                           -----        -----         -----
         Other Operations-Loss Before Tax                  $(0.7)       $(1.1)        $(0.5)
                                                           =====        =====         =====


    Revenues from other operations decreased from $2.2 million in 1996 and $1.6 million in 1995 to approximately $100,000 in 1997. Nearly all this decline resulted from the wind down of real estate operations of Physician's subsidiary, Raven, which saw virtually no activity in 1997. The remainder of Raven's real estate holdings was sold in early 1998. Raven's real estate activity is minimal, generally consisting of wind down costs.

    Investment management revenues and operating income from Summit, before elimination of intercompany transactions, increased over 1996 and 1995. In 1997 Summit's revenues before intercompany eliminations were $1.1 million compared to approximately $762,000 in 1996 and $209,000 in 1995. Summit now has more than $700 million in assets under management, up approximately 75% over a year ago. Summit's revenues have increased due to the addition of additional clients and increased intercompany portfolio management fees.

    Other operations produced an approximate $700,000 pre-tax loss for 1997 compared to pre-tax losses of $1.1 million and $0.5 million in 1996 and 1995, respectively.

    Under the category of "Other," Stonebridge Partners AG ("Stonebridge"), a Swiss corporation wholly-owned by Physicians which brokered annuities and other insurance products within Europe, produced a pre-tax operating loss of approximately $386,000 in 1997 and a $1 million loss for 1996. The pre-tax loss for 1995 was $234,000. Stonebridge began operations in late 1995, resulting in significant start-up costs in 1995 which continued into 1996. For various reasons, Stonebridge has been unsuccessful in marketing their brokerage business, as well as in collecting accounts which they believe are due them from clients. Stonebridge was deactivated in 1997.

DISCONTINUED OPERATIONS
-----------------------

    Discontinued operations consists of the operations of APL, the Company's life and health insurance subsidiary and GEC's former Sri Lankan subsidiaries which engaged in various activities including stock and commodity brokerage and agricultural services.

    APL, Physicians' wholly-owned life insurance subsidiary, produced revenues of $5.3 million and a pre-tax loss of $112,000 during 1997. This compares to $9.0 million and $6.8 million in revenues and $4.0 million and approximately $859,000 million in pre-tax income in 1996 and 1995, respectively. Revenues and income before tax for 1996 included realized investment gains of approximately $3.9 million from the sale of APL's investment in Fairfield Communities common stock.

    APL has been concentrating its efforts on its unique critical illness product "Survivor Key" during the past several years. This life insurance product combines the benefits of a lump sum cash payout upon the diagnosis of certain critical illnesses with a death benefit. Gross written premiums for Survivor Key continually increased from 1994 through 1997.

    On June 16, 1997, Physicians announced the signing of a binding agreement to sell APL subject to certain closing conditions including regulatory approval, which are still pending. See "HISTORY OF THE COMPANY--Developments Since the Merger" regarding the pending sale of APL and its wholly owned subsidiary.

    GEC has elected to treat its Sri Lankan operations as discontinued in recognition of their sale in November and December 1997. These operations produced approximately $3.3 million in pre-tax income during 1997 as recorded in GEC's financial results, prior to the elimination of minority interests when consolidated with PICO. This included approximately $3.5 million of realized pre-tax gain in 1997 on the sale and reversal of a foreign currency translation adjustment relating to those operations of approximately $2.3 million, prior to recognition of minority interest. See Note 6 of Notes to the Consolidated Financial Statements, "Discontinued Operations."

    The net assets of the discontinued operations of APL have been shown as one line on the 1997 balance sheet as net assets of discontinued operations totaling $15.9 million.

LIQUIDITY AND CAPITAL RESOURCES -- YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

    PICO Holdings, Inc. is a holding company whose assets principally consist of the stock of its subsidiaries. PICO continually evaluates the operations of its existing operations and searches for new opportunities in order to maximize shareholder value. Because of this business strategy, PICO's cash needs and those of its subsidiaries vary considerably from period to period. At times cash may not be readily available when an opportunity arises requiring the liquidation of securities, advances from subsidiaries, direct purchases of investments by subsidiaries, or the borrowing of funds. It may also become necessary and/or advantageous for PICO to offer stock or debt through public offerings from time to time. At times PICO may come to possess cash balances in excess of cash needs. Such cash is invested to provide maximum returns within the constraint of remaining liquid enough to meet expected future cash requirements. PICO, the parent company, had a minimal cash and cash equivalent balance at year-end 1997 compared to a $13.1 million balance at the end of 1996. The year-end 1996 balance reflected the receipt of a $13.2 million cash dividend from Physicians.

    The history of the Company is one of change and changing cash requirements. In 1995, Physicians took a significant step in changing its strategic direction by selling its ongoing MPL insurance business and related liability insurance business. During 1995, Physicians reactivated its investment advisory subsidiary, Summit; acquired a California property and casualty insurance company, Sequoia; and purchased 38.2% of GEC, a Canadian corporation active in international investments, surface, water, geothermal and mineral rights, and other businesses. See "ITEM 1--BUSINESS--HISTORY OF THE COMPANY." In 1996, Physicians took another large step in the continuing process of changing its strategic direction to maximize shareholder value with the reverse acquisition of Citation. On April 23, 1997, GEC and PICO purchased NLRC, owner of approximately 1,365,000 acres of deeded land in Northern Nevada, for a total purchase price of $48.6 million. During 1997, PICO increased its ownership in GEC to approximately 51.17 %. On June 16, 1997, Physicians announced the signing of a definitive agreement to sell its wholly-owned life and health insurance subsidiary, APL, and its wholly-owned subsidiary. In November and December 1997, GEC sold its investment in its Sri Lankan subsidiaries, providing funds for repayment of debt and additional investments.

    PICO's principal sources of funds are its available cash resources, bank borrowings, public financings, repayment of subsidiary advances, funds distributed from its subsidiaries as tax sharing payments, management and other fees, and borrowings and dividends from its subsidiaries.

    It is expected that each of PICO's major subsidiaries currently within the group will be able to stand on its own and cover its own cash flow needs without the need for long-term borrowing or additional capital infusions, with the possible exceptions of additional capital requirements of Sequoia and CIC to maintain or improve their Best ratings or to meet minimum capital requirements. Physicians contributed an additional $5.5 million to Sequoia in 1997 for this purpose. However, from time to time funds may be needed to cover short-term operating shortfalls (i.e. timing differences) or to expand the Company's operations (principally through investments and/or acquisitions) both at the subsidiary level and at the parent company level. Additional funding may be generated through, among other avenues, disposition or transfer of existing assets, issuance of additional capital stock through a public offering, or through a public debt offering or other borrowing.

    Insurance has always been and continues to be a major source of funds for the Company. Physicians initially provided virtually all the funding necessary for the Company to execute its revised business strategy. Since the acquisition of Sequoia in 1995, management has made significant strides in improving Sequoia's operating performance. Sequoia made a profit of approximately $2.8 million in 1997 and produced positive cash flows of $9.3 million from operations. Management has taken a number of steps to improve CIC's profitability and cash flow since its acquisition in November 1996, including the sale of its workers' compensation business and its subsidiary, CNIC, in June 1997. CIC used nearly $13.7 million in cash in operating activities during 1997. Much of CIC's negative operating cash flow relates to its unusually high GAAP combined industry ratio of 117.7% for 1997. SEE MANAGEMENT'S DISCUSSION AND ANALYSIS-PROPERTY AND CASUALTY INSURANCE. Physicians' cash flows have had the greatest impact on the consolidated group during the past three years and should continue to do so for the foreseeable future, due to the wind down of the MPL business. Physicians, Sequoia and Citation had cash and cash equivalent balances at December 31, 1997 of $9.3 million, $38.3 million, and a deficit of $1.1 million, respectively. This compares to $12.5 million, $19.1 million, and $843,000, respectively, at the end of 1996. A large portion of Sequoia's and Citation's investments is kept in the form of cash and cash equivalents to pay claims and expenses due to the relatively short lag period between the receipt of premiums and payment of claims in the commercial property and casualty insurance business lines written by those companies.

     As a result of ceasing to write MPL insurance, Physicians' operating cash flows have become, and should continue for the foreseeable future, to be negative. Positive cash flows from other sources within Physicians, primarily reinsurance recoveries, investment income and the sale of invested assets may partially offset such uses of cash. Major cash outflows most likely will include the funding of claims and loss adjustment expenses, investment purchases, dividend distributions, and operating costs. The Company's active insurance P & C subsidiaries, Sequoia and CIC, should provide positive cash flows from premium writings, investment income, and the sale of invested assets. Cash will be used to fund the payment of their own claims and operating expenses, as well as in purchasing investments. Summit should produce positive cash flow in the form of investment management fees in excess of operating costs.

    As of December 31, 1995, when Physicians and PRO ceased writing MPL, Physicians and PRO reported discounted unpaid loss and loss adjustment expense reserves of approximately $136.2 million, net of reinsurance. Based upon projections from past actuarial information, more than 75%, or $102 million, of these reserves are expected to be settled by the end of the year 2000. Past experience indicates that funding requirements should be greatest in the first through third years (1996 through 1998), accounting for more than 60% of the total eventual reserve and loss adjustment expense payments. As expected, loss and LAE reserves at December 31, 1996 declined more than 17.1% to $112.9 million after payment of more than $30 million in claims and LAE. During 1997, MPL reserves of approximately $77.5 million at December 31, 1997, decreased an additional $35.4 million, or 31.4%, after payment of more than $38 million in losses and LAE.

    The Company's insurance subsidiaries attempt to structure the duration of their invested assets to match the cash flows required to settle the related unpaid claims liabilities. Their invested assets provide adequate liquidity to fund projected claims and LAE payments for the coming years. The Ohio and California Insurance Departments monitor and set guidelines for the insurance companies' investments. The Ohio and California Insurance Departments also set minimum levels of policyholder capital and surplus and monitor these levels through various vehicles such as RBC. All the Company's insurance subsidiaries have more than adequate, if not strong, RBC levels as of December 31, 1997.

    To the extent that funds necessary for settling claims and paying operating expenses are not provided by existing cash and cash equivalents, investment income, reinsurance recoveries, and rental other income, invested assets will be liquidated. Short term and fixed maturity investments are managed to mature according to projected cash flow needs. Equity securities will be converted to cash as additional funds are required, with an anticipated maximum liquidation lead-time of approximately six months.

    At December 31, 1997, Physicians' and PRO's investment portfolios on a stand-alone basis contained invested assets of approximately $120.6 million, plus cash and cash equivalents of $10.8 million. These invested assets are in excess of the present value of expected future payouts of losses and loss adjustment expenses (discounted at 4%) of approximately $77.5 million. Physicians is in the process of selling APL, its life and health insurance subsidiary. When sold, the proceeds from this sale may provide additional available cash.

    Disregarding any appreciation or depreciation of Physicians' investment portfolio and the results of the operations of its subsidiaries and affiliates, on a stand alone basis Physicians should experience a decline in total assets and total liabilities as a result of the payment of claims, loss adjustment expenses and operating expenses. Absent unfavorable loss experience and operating and other expenses in excess of investment income, shareholders' equity should remain relatively unaffected. Income in excess of expenses, favorable claims experience, appreciation of investments and increases in the equities of subsidiaries and affiliates all would increase shareholders' equity and, ultimately, total assets.

    PICO management hopes to maximize the return of all assets, including those needed to fund the eventual wrap-up of the MPL reserves through, among other things, value investing and managing the invested assets internally rather than liquidating assets to pay a third party to oversee the runoff of the existing claims. Management also elected to handle the runoff of the MPL claims internally to continue to maintain a high standard of claims handling and to maximize shareholder values. While management expects that certain of the Company's current and future investments may increase in value, offsetting some of the decline in assets during the period of runoff and increasing shareholder value, the impact of future market fluctuations on the value of the Company's invested assets cannot be accurately predicted. Although assets will be managed to mature or liquidate according to expected payout projections, at times, in response to abnormal funding demands, some invested assets may need to be sold at inopportune times during periods of decline in the stock market or declines in the market values of the individual securities. Such forced sales are expected to occur infrequently and only under extreme circumstances; however, this cannot be guaranteed.

    As previously mentioned, reinsurance recoveries (reimbursement of covered losses from reinsurers) will be a significant source of incoming funds in upcoming years as claims are settled. As shown in the accompanying financial statements, consolidated reinsurance receivables amounted to $75.0 million at December 31, 1997 compared to $97.0 million at December 31, 1996. Physicians' and PRO's reinsurance receivables were $38.0 million at December 31, 1997 and at December 31, 1996. Of the $37 million difference between the $75.0 million consolidated total at December 31, 1997 and the $38.0 million of Physicians and PRO, $30.3 million was recorded on Sequoia's financial statements, most of which is due from SRC and guaranteed by QBE. See "ITEM 1--BUSINESS--HISTORY OF THE COMPANY." Of the remainder, $6.7 million resulted from the inclusion of CIC.

    Unsecured reinsurance risk is concentrated in the companies and amounts shown in the table under Note 12 ("Reinsurance") to the Consolidated Financial Statements as of December 31, 1997. Most companies listed are highly rated companies with significant sources of capital.

    As an additional source of funding, PICO's subsidiaries as they grow and accumulate increasing amounts of retained earnings may be able to return some of PICO's investment in the form of dividend distributions; however, this cannot be assured. On December 30, 1997, Physicians paid a dividend of $13.2 million to PICO in the form of GEC stock. This dividend was the maximum dividend that could be paid under Ohio insurance regulations without specific approval by the Ohio department.

    As shown in the accompanying Consolidated Statements of Cash Flows, the Company used cash flows of $62.1 million for operations in 1997 and $10.8 million in 1996, compared to $15.1 million in 1995. Cash consumed by operations in 1997 increased $51.2 million over 1996 and $46.9 million over 1995. The increase in cash used for operations as compared to 1996 and 1995 included increased MPL claims and expense payments, federal, foreign and state income tax payments, and the inclusion of CIC in the consolidated group. Net cash used for operating activities consisted of $49.3 million from Physicians, $2.2 million from PRO, $13.7 from CIC, $1.6 million from PICO, and $11.8 million from others, including a $9.7 million reclassification of APL's cash and cash equivalents to discontinued operations on the balance sheet at December 31, 1997. Net cash provided by operating activities included $9.2 million from Sequoia and $7.3 million from GEC.

    Cash provided by investing activities in 1997 of $68.1 million principally reflects fixed income securities maturities and sales and investment gains realized from the sale of Resource America, Inc. and AmVestors. Cash provided from investing activities was $31.4 million and $37.6 million in 1996 and 1995, respectively

    Cash used for financing activities increased to $14.3 million, compared to cash provided of $69,000 and $439,000 in 1996 and 1995, respectively. The approximate $14 million decrease in funds provided by financing activities reflects repayments of debt incurred by GEC.

    GEC financed acquisitions in its investment portfolio of more than $75 million during 1997. This was accomplished through a mixture of equity, borrowings, minority interests, operating cash flow and disposition of non-core assets. GEC held approximately $11.1 in cash and cash equivalents at December 31, 1997.

    In November 1996, Physicians purchased a $2.5 million convertible debenture from PC Quote. On May 5, 1997, PICO agreed to provide a line of credit to PC Quote. The initial credit was for $1 million with repayment due September 30, 1997. The credit has since been increased to $2,250,000 with repayment due April 30, 1998.

    At December 31, 1997, the Company had no significant commitment for future capital expenditures, other than in the ordinary course of business and as discussed herein. The Company has also committed to maintain Sequoia's capital and statutory policyholder surplus level at a minimum of $7.5 million. Sequoia was well above this level as of December 31, 1997. The Company has also committed to make every attempt to maintain Sequoia's Best rating at or above the "B++" (Very Good) level, which may at some time in the future require additional capital infusions into Sequoia by the Company. During 1997 Physicians contributed an additional $5.5 million in paid-in capital to Sequoia.

    The Company continues to address the issue of the compatibility of systems software with the year 2000. Insurance premium, loss and statistical systems are particularly critical to the successful operation of the insurance companies. It is believed that the majority of these systems, which are different among the various insurance companies, currently accept the year 2000 logic. The MPL insurance systems are known, however, to be incompatible. Projects are under way to test all insurance systems and correct the logic of these systems to make them compatible with the year 2000. Other operating systems consist of various accounting, billing, disbursement, and tracking systems which may or may not be compatible with the year 2000. For the most part, these systems are in the process of being updated by their vendors. Tests will be run to ensure the compatibility of these systems, also. Management expects these projects to be completed by the end of 1998. In addition to resources expended in researching and correcting systems, additional outlays may be necessary to purchase and install new software that is compatible with the year 2000. The estimated costs of this project are undetermined at this time.

    Capital Resources

    The Company's principal sources of funds are its available cash resources, operating cash flow, liquidation of non-essential investment holdings, bank borrowings, public debt and equity offerings, advances and repayment of balances between subsidiaries and PICO, funds from consolidated tax savings, investment management and other fees, and borrowings. During August 1997, GEC issued new common stock of 25 million shares, raising more than $44.0 million in funds, net of costs. At December 31, 1997, the Company had $56.4 million in cash and cash equivalents compared to $64.6 million and $44.0 million at December 31, 1996 and 1995, respectively.

ADDITIONAL RISK FACTORS AND UNCERTAINTIES

    In addition to the risks and uncertainties discussed in the preceding sections of "Management's Discussion and Analysis of Financial Condition and Results of Operations," the following risk factors are also inherent in the Company's business operations:

    CHANGE IN STRATEGIC DIRECTION. In late 1994, Physicians began the process of changing its strategic direction from the operation of an MPL insurance business to investing in businesses which PICO believes are undervalued or will benefit from additional capital, restructuring of operations or management or improved competitiveness through operational efficiencies with existing PICO operations. Accordingly, in January 1995, Physicians reactivated its investment advisory subsidiary, Summit; in August 1995 Physicians acquired Sequoia and entered new lines of property and casualty insurance; in August 1995 Physicians sold its MPL insurance business; in September 1995 Physicians purchased 38.2% of GEC, a Canadian corporation active in international investments, agricultural services, water rights, and other businesses; in November 1996 Physicians acquired control of Citation Insurance Group ("CIG") pursuant to the Merger; in April 1997 PICO acquired 25.23% ownership of Nevada Land and Resource Company which owns approximately 1,365,000 acres of deeded land in northern Nevada; in June 1997 PICO sold its workers' compensation business; and in July and August 1997, PICO increased its ownership in GEC to 51.17%. Due to the Company's limited experience in the operation of the businesses of each of these subsidiaries, which currently constitute a substantial portion of the Company's operations, there can be no assurance as to the future operating results of the Company or the recently acquired businesses of the Company.

    The Company will continue to make selective investments for the purpose of enhancing and realizing additional value by means of appropriate levels of shareholder influence and control. This could involve the restructuring of the financing or management of the entities in which the Company invests and initiating and facilitating mergers and acquisitions. This business strategy has only recently been implemented, however, and it is not fully reflected in prior years' financial statements, nor are the financial statements indicative of possible results of this new business strategy in the future. Shareholders are relying on the experience and judgment of the Company's management to locate, select and develop new acquisition and investment opportunities. There can be no assurance that sufficient opportunities will be found or that this business strategy will be successful. Failure to successfully implement this strategy may negatively impact the business and financial condition and results of operations of the Company.

    Application of Physicians' new strategy since 1995 has resulted in a greater concentration of equity investments held by Physicians, and, consequently, the Company. Market values of equity securities are subject to changes in the stock market, which may cause the Company's shareholders' equity to fluctuate from period to period. At times, the Company may come to hold securities of companies for which no market exists or which may be subject to restrictions on resale. As a result, periodically, a portion of the Company's assets may not be readily marketable.

    INTEGRATION OF CERTAIN OPERATIONS. CIG and Physicians completed the Merger with the expectation that the Merger would result in certain benefits for the combined company. Achieving the anticipated benefits of the Merger will depend in part upon whether certain of the two companies' business operations can be integrated in an efficient and effective manner. There can be no assurance that this will occur or that cost savings in operations will be achieved. The successful combination of the two companies will require, among other things, integration of the companies' respective product offerings, medical management of health care claims and management information systems enhancements. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations. The integration of certain operations following the Merger will require the dedication of management resources which may temporarily distract attention from the day-to-day business of the combined companies. There can be no assurance that integration will be accomplished smoothly or successfully. Failure to effectively accomplish the integration of the two companies' operations could have an adverse effect on the Company's results of operations and financial condition following the Merger.

    DEPENDENCE ON KEY PERSONNEL. The Company has several key executive officers, the loss of whom could have a significant adverse effect on the Company. In particular, Ronald Langley, PICO's Chairman, and John R. Hart, PICO's President and Chief Executive Officer, play key roles in the Company's and GEC's investment decisions. Messrs. Langley and Hart have entered into employment agreements with PICO and a wholly-owned subsidiary of GEC as of December 31, 1997. Messrs. Langley and Hart are key to the implementation of the Company's new strategic focus, and the ability of the Company to implement its current strategy is dependent on its ability to retain the services of Messrs. Langley and Hart.

    RISKS REGARDING PHYSICIANS; CONTINUING MPL LIABILITY. In August 1995, Physicians sold its and PRO's MPL insurance business and related liability insurance business. Physicians and PRO retained all assets and liabilities related to insurance policies written prior to the sale of the recurring book of business. Physicians and PRO will continue to administer claims and loss adjustment expenses under MPL insurance policies issued or renewed prior to July 16, 1995.

    Cash flow needed to fund the day-to-day operations and the payment of claims and claims expenses will be provided by investment income, lease income, and proceeds from the sale or maturity of securities. Physicians and PRO have established reserves to cover losses and loss adjustment expense ("LAE") on claims incurred under the MPL policies issued or renewed to date. The amounts established and to be established by Physicians and PRO for loss and LAE reserves are estimates of future costs based on various assumptions and, in accordance with Ohio law, have been discounted (adjusted to reflect the time value of money). These estimates are based on actual and industry experience and assumptions and projections as to claims frequency, severity and inflationary trends and settlement payments. In accordance with Ohio law, Physicians and PRO annually obtain a certification that their respective reserves for losses and LAE are adequate from an independent actuary. Physicians and PRO also obtain a concurring actuarial opinion. Physicians' and PRO's reserves for losses and LAE for prior years developed favorably in 1994, and these reserves were decreased by $12.7 million in 1994. Reserves also developed favorably in 1995; however, accretion of reserve discount exceeded the amount of favorable development and retroactive reinsurance, resulting in a $3.2 million increase in liabilities for prior years' claims. As a result of continued favorable claims experience, reserves for prior years' claims were further reduced in the first and fourth quarters of 1996. However, based upon actuarial indications from data through June 30, 1997, Physicians' MPL claims reserves were increased by $2 million during the third quarter of 1997 due to somewhat deteriorated claims experience during the first six months of 1997. At the same time, favorable development of Physicians' and PRO's discontinued personal lines reserves (automobile, homeowner, etc.) allowed reserve reductions of $750,000 during the third quarter of 1997. Management believes that the reserving methods and assumptions are reasonable and prudent and that Physicians' and PRO's reserves for losses and LAE are adequate. Due to the inherent uncertainties in the reserving process there is a risk, however, that Physicians' and PRO's reserves for losses and LAE could prove to be inadequate which could result in a decrease in earnings and shareholders' equity. Adverse reserve development can reduce statutory surplus or otherwise limit the growth of such surplus

    Under Ohio law the statute of limitations is one year after the cause of action accrues. Also under Ohio law there is a four-year statutory time bar; however, this has been construed judicially to be unconstitutional in situations where the plaintiff could not have reasonably discovered the injury in that four-year period. Claims of minors must be brought within one year of the date of majority.

    LOSS RESERVE EXPERIENCE. The inherent uncertainties in estimating loss reserves are greater for some insurance products than for others, and are dependent on the length of the reporting tail associated with a given product, the diversity of historical development patterns among various aggregations of claims, the amount of historical information available during the estimation process, the degree of impact that changing regulations and legal precedents may have on open claims, and the consistency of reinsurance programs over time, among other things. Because MPL and commercial casualty claims may not be fully paid for several years or more, estimating reserves for such claims can be more uncertain than estimating reserves in other lines of insurance. As a result, precise reserve estimates cannot be made for several years following a current accident year for which reserves are initially established.

    There can be no assurance that the insurance subsidiaries in the group have established reserves adequate to meet the ultimate cost of losses arising from such claims. It has been necessary, and will over time continue to be necessary, for the insurance companies to review and make appropriate adjustment to reserves for estimated ultimate losses, LAE, future policy benefits, claims payables, and annuity and other policyholder funds. To the extent reserves prove to be inadequate, the insurance companies would have to adjust their reserves and incur a charge to earnings, which could have a material adverse effect on the financial results of the Company.

    REINSURANCE RISKS. Prior to the June 30, 1997 sale of CNIC, all of CNIC's existing insurance risks and claims liabilities, except for those insuring workers' compensation, were transferred to CIC through reinsurance treaties in order to effect the sale of CNIC and the Company's workers' compensation business. As with other P & C insurers, CIC's and Sequoia's operating results and financial condition can be adversely affected by volatile and unpredictable natural and man-made disasters, such as hurricanes, windstorms, earthquakes, fires, and explosions. CIC and Sequoia generally seek to reduce their exposure to such events through individual risk selection and the purchase of reinsurance. CIC's and Sequoia's estimates of their exposures depend on their views of the possibility of a catastrophic event in a given area and on the probable maximum loss to the insurance companies should such an event occur. While CIC and Sequoia attempt to limit their exposure to acceptable levels, it is possible that an actual catastrophic event or multiple catastrophic events could significantly exceed the probable maximum loss previously assumed, resulting in a material adverse effect on the financial condition and results of operations of the Company.

    The future financial results of the insurance subsidiaries could be adversely affected by disputes with their respective reinsurers with respect to coverage and by the solvency of such reinsurers. None of the Company's insurance subsidiaries is aware of actual or potential disputes with any of their respective reinsurers that could materially and adversely impact the financial results of the Company, or is aware of any insolvent reinsurer whose current obligations to CIC, Physicians, PRO, APL, or Sequoia are material to such companies.

    RISKS REGARDING SUMMIT GLOBAL MANAGEMENT. Summit is registered as an investment adviser in California, Florida, Kansas, Louisiana, Oregon, Virginia and Wisconsin, as well as with the Securities and Exchange Commission (the "SEC"). Summit must file periodic reports with the SEC and must be available for periodic examination by the SEC. Summit is subject to Section 206 of the Investment Advisers Act of 1940, which prohibits material misrepresentations and fraudulent practices in connection with the rendering of investment advice, and to the general prohibitions of Section 208 of such Act. If Summit were to violate the Investment Advisers Act prohibitions, it would risk criminal prosecution, SEC injunctive actions and the imposition of sanctions ranging from censure to revocation of registration in an administrative hearing.

    The investment adviser business is highly competitive. There are several thousand investment advisers registered in the states in which Summit does business, many of which are larger and have greater financial resources than Summit. There can be no assurance that Summit will be able to compete effectively in the markets that it serves.

    GLOBAL DIVERSIFICATION OF INVESTMENTS. As a result of global diversification, investment decisions already made and which may be made in the future, particularly with regard to GEC, the Company's revenues may be adversely affected by economic, political and governmental conditions in countries where it maintains investments or operations, such as volatile interest rates or inflation, the imposition of exchange controls which could restrict the Company's ability to withdraw funds, political instability and fluctuations in currency exchange rates.

    FLUCTUATIONS IN HISTORICAL OPERATING RESULTS, P & C RESERVES. PICO's operating results over the past five years have been volatile. During the past several years, the levels of the reserves for PICO's insurance subsidiaries have been very volatile. As a result of its claims experience and the level of existing reserves with respect to its P & C insurance business, CIC has had to significantly increase these reserves in four of the past six years.

    There can be no assurance that significant increases with respect to the reserves for the P & C business will not be necessary in the future, that the level of reserves for PICO's insurance subsidiaries will not be volatile in the future, or that any such increases or volatility will not have an adverse effect on PICO's operating results and financial condition.

    COMPETITION. There are several hundred P & C insurers licensed in California, many of which are larger and have greater financial resources than CIC, and Sequoia; offer more diversified types of insurance coverage; have greater financial resources and have greater distribution capabilities than the insurance companies of the group.

    A.M. BEST RATINGS. A.M. Best ("Best") has assigned Sequoia a rating of B++ (Very Good) and APL has had a Best rating of B+ (Very Good) since 1983. CIC was recently upgraded from a B- (Adequate) to a B+ (Very Good) by Best. Physicians and PRO are currently rated, and have been for a number of years, NR-3 (rating procedure inapplicable). Best's ratings reflect the assessment of A.M. Best and Company of the insurer's financial condition, as well as the expertise and experience of management. Therefore, Best ratings are important to policyholders. Best ratings are subject to review and change over time. Failure to maintain or improve their Best ratings could have a material adverse effect on the ability of the insurance companies to write new insurance policies, as well as potentially reduce their ability to maintain or increase market share. Management believes that many potential customers will not insure with an insurer that carries a Best rating of less than B+, and that customers who do so will demand lower rate structures. There can be no assurance that any of the insurance companies' ratings will be maintained or increased.

    CYCLICAL NATURE OF THE P&C INDUSTRY. The P & C insurance industry has been highly cyclical, and the industry has been in a cyclical downturn over the last several years due primarily to premium rate competition, which has resulted in lower profitability. Premium rate levels are related to the availability of insurance coverage, which varies according to the level of surplus in the industry. The level of surplus in the industry varies with returns on invested capital and regulatory barriers to withdrawal of surplus. Increases in surplus have generally been accompanied by increased price competition among P & C insurers. The cyclical trends in the industry and the industry's profitability can also be affected significantly by volatile and unpredictable developments, including natural disasters, fluctuations in interest rates, and other changes in the investment environment which affect market prices of insurance companies' investments and the income from those investments. Inflationary pressures affect the size of losses and judicial decisions affect insurers' liabilities. The demand for P & C insurance can also vary significantly, generally rising as the overall level of economic activity increases and falling as such activity decreases.

    INSURANCE COMPANY CAPITAL AND SURPLUS TESTING. In the past few years, the NAIC has developed risk-based capital ("RBC") measurements for both property and casualty and life and health insurers. The measures provide the various state regulators with varying levels of authority based on the adequacy of an insurer's RBC. At December 31, 1997, the PICO, PRO, APL, CIC and Sequoia annual statements reported more than adequate RBC levels.

ITEM 7.A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

Not applicable.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

    The Company's financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 and the independent auditors' reports are included in this report as listed in the index on page 45 of this report.

                        SELECTED QUARTERLY FINANCIAL DATA

Summarized unaudited quarterly financial data (in thousands, except share and per share amounts) for 1997 and 1996 are shown below. In management's opinion, the interim financial data contains all adjustments, consisting of only normal recurring accruals, necessary for a fair presentation of results for such interim periods. Prior period amounts have been adjusted to conform with the current period presentation, including reclassification for discontinued operations and adjustment to shares and net income (loss) per share values due to the Merger.


                                                                      THREE MONTHS ENDED
                                    -----------------------------------------------------------------------------------------
                                     March 31,       June 30,      September 30,  December 31,     March 31,     June 30,
                                        1996           1996             1996          1996           1997          1997
                                    -----------   ------------      -----------   ------------   ------------   -----------
Net premium income                  $     6,629    $      7,112     $     7,710    $    17,310    $    14,503    $    13,976
Investment income, net                    2,211           1,756           4,150         27,049          6,208          2,839
Total revenues                           10,563           9,426          12,183         44,563         21,050         17,181
Net income (loss)                         1,972            (772)          1,355         21,765          1,992          1,824
                                    -----------    ------------     -----------    -----------    -----------    -----------
Basic:
                                    -----------    ------------     -----------    -----------    -----------    -----------
     Net income (loss) per share    $      0.07    ($      0.03)    $      0.05    $      0.73    $      0.06    $      0.06
                                    -----------    ------------     -----------    -----------    -----------    -----------
    Weighted average common
     and equivalent shares
     outstanding                     27,436,191      27,436,191      27,436,191     29,716,050     32,487,898     32,542,551
Diluted:
     Net income (loss) per share    $      0.07           (0.03)    $      0.05    $      0.71    $      0.06    $      0.05
                                    -----------    ------------     -----------    -----------    -----------    -----------
    Weighted average common
     and equivalent shares
     outstanding                     28,606,993      28,536,676      28,366,972     30,583,339     33,362,680     33,512,735



                                    -------------------------------
                                     September 30,    December 31,
                                          1997            1997
                                     ------------     -------------
Net premium income                     $    11,622    $      9,775
Investment income, net                      29,461          (5,429)
Total revenues                              43,808           5,541
Net income (loss)                           17,860          (2,184)
                                       -----------    ------------
Basic:
                                       -----------    ------------
     Net income (loss) per share       $      0.55    $     ($0.07)
                                       -----------    ------------
    Weighted average common
     and equivalent shares
     outstanding                        32,584,960      32,591,650
Diluted:
     Net income (loss) per share       $      0.53    $       0.06
                                       -----------    ------------
    Weighted average common
     and equivalent shares
     outstanding                        33,882,821      34,053,596

                      PICO HOLDINGS, INC. AND SUBSIDIARIES

                   AUDITS OF CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1997 AND 1996
                               AND FOR EACH OF THE
                            THREE YEARS IN THE PERIOD
                             ENDED DECEMBER 31, 1997









                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

     Independent Auditors' Reports..................................     46-46.2
     Consolidated Balance Sheets as of December 31, 1997 and 1996...     47-48
     Consolidated Statements of Income for the Years
           Ended December 31, 1997, 1996 and 1995...................        49
     Consolidated Statement of Changes in Shareholders' Equity
           for the Years Ended December 31, 1997, 1996, and 1995....     50-51
     Consolidated Statements of Cash Flows for the Years
           Ended December 31, 1997, 1996 and 1995...................        52
     Notes to Consolidated Financial Statements.....................     53-80

                          INDEPENDENT AUDITORS' REPORT






To the Shareholders and Board of Directors of PICO Holdings, Inc.:



    We have audited the accompanying consolidated balance sheet of PICO Holdings, Inc. and subsidiaries as of December 31, 1997, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the 1997 consolidated financial statements of Global Equity Corporation (all expressed in Canadian dollars), a 51.17% owned consolidated subsidiary, which constitutes 42% of consolidated total assets as of December 31, 1997. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Global Equity Corporation (all expressed in Canadian dollars), is based solely on the report of such other auditors. The consolidated balance sheet of the Company as of December 31, 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for the years ended December 31, 1996 and 1995 were audited by other auditors whose report, dated April 7, 1997, expressed an unqualified opinion on those statements.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, based on our audit and the report of the other auditors, the 1997 consolidated financial statements present fairly, in all material respects, the consolidated financial position of PICO Holdings, Inc. and subsidiaries as of December 31, 1997, and the consolidated results of their operations and their cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.




Deloitte & Touche LLP




San Diego, California
March 27, 1998

AUDITORS' REPORT TO THE SHAREHOLDERS

We have audited the consolidated statement of financial position of Global Equity Corporation ("GEC") as at December 31, 1997 and the consolidated statements of operations, deficit and changes in financial position for the year then ended. These financial statements are the responsibility of GEC's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of GEC as at December 31, 1997 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles in Canada.

Accounting principles generally accepted in Canada vary in certain significant respects from accounting principles generally accepted in the United States in GEC's circumstances, as described in note 14 to GEC's consolidated financial statements.


KPMG
Chartered Accountants


Toronto, Canada

March 17, 1998

                                      46.1

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Board of Directors of PICO Holdings, Inc.

We have audited the consolidated balance sheet of PICO Holdings, Inc. and subsidiaries as of December 31, 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PICO Holdings, Inc. and subsidiaries as of December 31, 1996 and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                             COOPERS & LYBRAND, L.L.P.


San Diego, California
April 7, 1997

                                      46.2

                      PICO HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                     ASSETS


                                                          1997                     1996
                                                     ---------------          ----------------
Investments:
     Available for sale:
          Fixed maturities, at fair value              $ 43,266,291             $ 156,864,826
          Equity securities, at fair value               85,067,951                79,534,612
     Investment in affiliate, at equity                                            28,047,764
     Short-term investments, at cost                     28,757,220                   848,658
     Real estate                                          3,205,754                 1,546,445
                                                     ---------------          ----------------
          Total investments                             160,297,216               266,842,305

Cash and cash equivalents                                56,435,789                64,581,056
Premiums and other receivables, net                      20,681,568                14,876,282
Reinsurance receivables                                  75,025,576                96,984,261
Prepaid deposits and reinsurance premiums                 2,234,688                 5,225,054
Accrued investment income                                 1,722,282                 3,372,715
Surface, water, geothermal and mineral rights            75,177,015
Property and equipment, net                               8,550,807                 4,717,366
Deferred policy acquisition costs                         5,320,716                 7,921,570
Deferred income taxes                                     2,965,080                 5,625,922
Other assets                                              5,932,248                 7,588,351
Net assets of discontinued operations                    15,949,989
Assets held in separate accounts                                                    5,601,828
Net assets of acquired business held for sale                                       7,088,508
                                                     ===============          ================
     Total assets                                     $ 430,292,974             $ 490,425,218
                                                     ===============          ================

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                      PICO HOLDINGS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1997 AND 1996

                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                                            1997                       1996
                                                                                       ----------------           ----------------
Policy liabilities and accruals:
     Unpaid losses and loss adjustment expenses, net of discount                         $ 196,095,518              $ 252,023,546
     Future policy benefits                                                                                            13,776,207
     Annuity and other policyholders' funds                                                                            31,739,736
     Unearned premiums                                                                      21,634,897                 35,296,803
     Reinsurance balance payable                                                             8,076,659                  7,315,939
Deferred gain on retroactive reinsurance                                                     2,168,393                  3,355,409
Other liabilities                                                                           15,380,716                 22,394,118
Taxes payable                                                                                  968,059                    776,784
Integration liability                                                                          546,147                  1,368,000
Liabilities related to separate accounts                                                                                5,601,828
Excess of fair value of net assets acquired over purchase price                              5,064,536                  6,293,084
                                                                                       ----------------           ----------------
     Total liabilities                                                                     249,934,925                379,941,454
                                                                                       ----------------           ----------------
Minority Interest                                                                           68,207,311                    280,184
                                                                                       ----------------           ----------------
Commitments (Notes 3, 6, 11, 12,13, 14, 15, 16, and 17)

Preferred stock, $.01 par value, authorized 2,000,000; none issued
Common stock, $.001 par value; authorized 100,000,000; issued 32,591,718
     and 32,486,718 shares in 1997 and 1996, respectively                                       32,592                     32,487
Additional paid-in capital                                                                  43,147,105                 42,965,063
Net unrealized appreciation (depreciation) on investments                                   (2,717,248)                11,837,511
Cumulative foreign currency translation adjustment                                          (2,201,093)                   (27,159)
Equity changes of investee company                                                                                       (986,361)
Retained earnings                                                                           83,718,335                 64,226,714
                                                                                                                  ----------------
                                                                                       ----------------
                                                                                           121,979,691                118,048,255
Less treasury stock, at cost (common shares 2,492,631 in 1997 and 1,940,315 in 1996)        (9,828,953)                (7,844,675)
                                                                                       ----------------           ----------------
     Total shareholders' equity                                                            112,150,738                110,203,580
                                                                                       ----------------           ----------------
     Total liabilities and shareholders' equity                                          $ 430,292,974              $ 490,425,218
                                                                                       ================           ================





               The accompanying notes are an integral part of the
                       consolidated financial statements.

                      PICO HOLDINGS, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                 1997             1996                1995
                                                                            ---------------  ---------------    ---------------
Revenues:
     Premium income                                                           $49,876,404      $ 38,760,705       $ 19,541,731
     Investment income, net                                                    11,686,072         8,086,156          9,164,616
     Net realized gains on investments                                         21,393,331        27,080,236          5,018,853
     Real estate sales                                                          1,546,588         1,547,423          1,336,501
     Gain on sale of MPL business                                                                                    6,000,000
     Other income                                                               3,077,369         1,261,760            126,815
                                                                              -----------      ------------       ------------
          Total revenues                                                       87,579,764        76,736,280         41,188,516
                                                                              -----------      ------------       ------------
Expenses:
     Loss and loss adjustment expenses                                         34,330,327        22,932,490         23,171,588
     Amortization of policy acquisition costs                                  10,069,308         1,875,324            722,719
     Cost of land sales                                                           646,543         1,458,781          1,501,421
     Insurance underwriting and other expenses                                 19,030,581        17,506,477          8,225,875
                                                                              -----------      ------------       ------------
          Total expenses                                                       64,076,759        43,773,072         33,621,603
                                                                              -----------      ------------       ------------
Equity in earnings (losses) of investee                                                           1,013,385           (459,928)
                                                                              -----------      ------------       ------------
          Income from continuing operations before income taxes
               and minority interest                                           23,503,005        33,976,593          7,106,985
Provision (benefit) for federal, foreign and state income taxes                 7,670,128        12,957,811         (7,752,049)
                                                                              -----------      ------------       ------------
          Income from continuing operations
                before minority interest                                       15,832,877        21,018,782         14,859,034
Minority interest in loss of subsidiary                                         3,202,461                               35,867
                                                                              -----------      ------------       ------------
          Income from continuing operations                                    19,035,338        21,018,782         14,894,901
Income from discontinued operations, net of federal income tax provisions of $2,201,010, $701,177, and $80,895 for 1997, 1996,
          and 1995, respectively and 1997 minority interest of $764,418           456,283         3,301,229            778,075
                                                                              -----------      ------------       ------------
Net income                                                                    $19,491,621      $ 24,320,011       $ 15,672,976
                                                                              ===========      ============       ============
Net income per common share (basic):
          Continuing operations                                               $      0.59      $       0.75       $       0.54
          Discontinued operations                                                    0.01              0.12               0.03
                                                                              -----------      ------------       ------------
               Net income per common share                                    $      0.60      $       0.87       $       0.57
                                                                              ===========      ============       ============
               Weighted average shares outstanding                             32,551,951        28,004,595         27,436,191
                                                                              ===========      ============       ============

Net income per common share (diluted):
          Continuing operations                                               $      0.57      $       0.72       $       0.54
          Discontinued operations                                                    0.01              0.12               0.03
                                                                              -----------      ------------       ------------
               Net income per common share                                    $      0.58      $       0.84       $       0.57
                                                                              ===========      ============       ============
               Weighted average shares outstanding                             33,741,265        29,055,669         27,436,191
                                                                              ===========      ============       ============


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                      PICO HOLDINGS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                       Net
                                                                    Unrealized                           Foreign          Equity
                                                 Additional        Appreciation                          Currency        Changes
                                   Common          Paid-In        (Depreciation)        Retained       Translation     of Investee
                                    Stock          Capital        on Investments        Earnings        Adjustment       Company
                                 ------------  ----------------  -----------------   ---------------   -------------   -------------
Balance, January 1, 1995            $ 27,436      $ 17,326,279       $ (4,748,349)     $ 24,233,727

   Net income                                                                            15,672,976

   Foreign currency translation
       adjustment                                                                                           (14,792)

   Equity changes of investee
       company                                                                                                             (979,066)

   Net unrealized appreciation
       on investments, net of
       adjustment to deferred
       policy acquisition costs
       of $544,162 and
       deferred taxes of
       $12,246,591                                                     28,576,166

   Issuance of common stock
      upon exercise of options                          56,000
                                 ------------  ----------------  -----------------   ---------------   -------------   -------------
Balance, December 31, 1995            27,436        17,382,279         23,827,817        39,906,703         (14,792)       (979,066)
                                 ------------  ----------------  -----------------   ---------------   -------------   -------------

   Net income                                                                            24,320,011

   Foreign currency translation
       adjustment                                                                                           (12,367)

   Equity changes of investee
       company                                                                                                               (7,295)

   Net unrealized depreciation
       on investments, net of
       adjustment to deferred
       policy acquisition costs of
       $17,556 and deferred
       taxes of $6,590,684                                            (11,990,306)

  Purchase of common stock
       by affiliate, held in treasury

  Retirement of treasury stock in
      connection with the Merger      (1,330)         (779,122)

  Issuance of common stock in
      connection with the Merger       6,381        26,287,986

   Issuance of common stock
       upon exercise of options                         73,920
                                 ------------  ----------------  -----------------   ---------------   -------------   -------------
Balance, December 31, 1996          $ 32,487      $ 42,965,063       $ 11,837,511      $ 64,226,714       $ (27,159)     $ (986,361)
                                 ------------  ----------------  -----------------   ---------------   -------------   -------------




                                                       Treasury
                                                        Stock             Total
                                                    ---------------  -----------------
Balance, January 1, 1995                              $ (1,095,032)      $ 35,744,061

   Net income                                                              15,672,976

   Foreign currency translation
       adjustment                                                             (14,792)

   Equity changes of investee
       company                                                               (979,066)

   Net unrealized appreciation
       on investments, net of
       adjustment to deferred
       policy acquisition costs
       of $544,162 and
       deferred taxes of
       $12,246,591                                                         28,576,166

   Issuance of common stock
      upon exercise of options                             294,000            350,000
                                                    ---------------  -----------------
Balance, December 31, 1995                                (801,032)        79,349,345
                                                    ---------------  -----------------

   Net income                                                              24,320,011

   Foreign currency translation
       adjustment                                                             (12,367)

   Equity changes of investee
       company                                                                 (7,295)

   Net unrealized depreciation
       on investments, net of
       adjustment to deferred
       policy acquisition costs of
       $17,556 and deferred
       taxes of $6,590,684                                                (11,990,306)

  Purchase of common stock
       by affiliate, held in treasury                   (5,844,600)        (5,844,600)

  Retirement of treasury stock in
      connection with the Merger                           780,452

  Issuance of common stock in
      connection with the Merger                        (2,000,075)        24,294,292

   Issuance of common stock
       upon exercise of options                             20,580             94,500
                                                    ---------------  -----------------
Balance, December 31, 1996                            $ (7,844,675)     $ 110,203,580
                                                    ---------------  -----------------





               The accompanying notes are an integral part of the
                       consolidated financial statements.

                      PICO HOLDINGS, INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY, CONTINUED
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                    Net
                                                                Unrealized                          Foreign         Equity
                                               Additional      Appreciation                        Currency         Changes
                                  Common        Paid-In       (Depreciation)       Retained       Translation     of Investee
                                  Stock         Capital       on Investments       Earnings       Adjustment        Company
                                -----------  ---------------  ----------------  ---------------  --------------   ------------

Balance, December 31, 1996        $ 32,487     $ 42,965,063      $ 11,837,511     $ 64,226,714       $ (27,159)    $ (986,361)

   Net income                                                                       19,491,621

   Foreign currency translation
       adjustment                                                                                   (2,173,934)

   Equity changes of investee
       company                                                                                                        986,361

   Net unrealized depreciation
       on investments, net of
      deferred taxes
       of $6,060,413                                              (14,554,759)

   Issuance of common stock
       upon exercise of options        105          344,895

   Increase in ownership of
        subsidiary holding common
        stock of the Company

   Purchase of common stock
       in connection with merger                   (162,853)
                                -----------  ---------------  ----------------  ---------------  --------------   ------------

Balance, December 31, 1997        $ 32,592     $ 43,147,105      $ (2,717,248)    $ 83,718,335    $ (2,201,093)           $ -
                                ===========  ===============  ================  ===============  ==============   ============



                                          Treasury
                                            Stock             Total
                                        --------------   ----------------

Balance, December 31, 1996               $ (7,844,675)     $ 110,203,580

   Net income                                                 19,491,621

   Foreign currency translation
       adjustment                                             (2,173,934)

   Equity changes of investee
       company                                                   986,361

   Net unrealized depreciation
       on investments, net of
      deferred taxes
       of $6,060,413                                         (14,554,759)

   Issuance of common stock
       upon exercise of options                                  345,000

   Increase in ownership of
        subsidiary holding common
        stock of the Company               (1,984,278)        (1,984,278)

   Purchase of common stock
       in connection with merger                                (162,853)
                                        --------------   ----------------

Balance, December 31, 1997               $ (9,828,953)     $ 112,150,738
                                        ==============   ================



               The accompanying notes are an integral part of the
                       consolidated financial statements.

                      PICO HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995


                                                                     1997                  1996                  1995
                                                                ----------------      ---------------       ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                         $ 19,491,621         $ 24,320,011           $ 15,672,976
Adjustments to reconcile net income to net cash used in
     operating activities:
          Deferred taxes                                                440,656            1,990,334             (7,891,246)
          Depreciation and amortization                               1,181,495            2,131,742              2,114,986
          Realized gains on investments                             (29,344,391)         (30,949,863)            (4,018,672)
          Gain from disposition of MPL business                                                                  (6,000,000)
          Equity in (earnings) losses of investee                                         (1,013,385)               459,928
          Minority interest in loss of subsidiary                    (3,202,461)
         Write down of investment                                     8,018,922
          Changes in assets and liabilities, net of effects
               from acquisition of business:
                    Premiums and other receivables                    4,878,240            4,803,716             (5,241,564)
                    Reinsurance receivables and payables             20,528,708           23,417,931            (75,607,649)
                    Accrued investment income                         1,370,499             (302,998)             1,800,431
                    Deferred policy acquisition costs                    56,623            4,034,743             (1,716,745)
                    Unpaid losses and loss adjustment expenses      (57,033,716)         (31,097,669)            49,105,562
                    Future policy benefits                                                (2,011,233)             1,512,337
                    Discontinued operations                          (2,186,355)
                    Unearned premiums                               (13,173,128)         (14,378,764)            14,746,411
                    Other                                           (13,082,986)           8,197,478                (79,730)
                                                                ----------------      ---------------       ----------------
          Net cash used in operating activities                     (62,056,273)         (10,857,957)           (15,142,975)
                                                                ----------------      ---------------       ----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of investments:
          Fixed maturities                                           53,988,484           23,236,398            121,651,938
          Equity securities                                          94,473,149           88,415,361              9,258,500
Proceeds from maturity of fixed maturity investments                  9,250,000           10,731,369             19,471,068
Purchases of investments:
          Fixed maturities                                          (23,082,301)         (40,871,986)           (24,776,663)
          Equity securities                                         (95,175,078)         (59,995,893)           (53,145,781)
Net sales (purchases) of short-term investments                      13,388,506            8,314,267             (7,364,404)
Net sales of real estate                                                270,978            1,564,389              1,062,798
Increase in surface, water, geothermal and mineral rights            (2,336,851)
Proceeds from sale of property and equipment                            215,882              106,996                 70,782
Purchases of property and equipment                                    (984,623)            (106,110)            (1,023,317)
Proceeds from disposition of MPL business                                                                         6,000,000
Investment in affiliate                                                                                         (35,986,088)
Purchased cash from acquiring consolidated subsidiary                18,108,171                                   2,428,623
                                                                ----------------      ---------------       ----------------
           Net cash provided by investing activities                 68,116,317           31,394,791             37,647,456
                                                                ----------------      ---------------       ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of bank and other borrowings                              (16,489,329)            (331,895)               (77,129)
Net increase in annuity and other policyholders' funds                                       306,179                166,476
Proceeds of warrants issued by GEC                                    2,006,567
Issuance of common stock                                                182,147               94,500                350,000
                                                                ----------------      ---------------       ----------------
            Net cash provided by (used in) financing activities     (14,300,615)              68,784                439,347
                                                                ----------------      ---------------       ----------------
Effect of exchange rate changes on cash                                  95,304              (12,367)               (14,792)
                                                                ----------------      ---------------       ----------------
     Net increase (decrease) in cash and cash equivalents            (8,145,267)          20,593,251             22,929,036

Cash and cash equivalents, beginning of year                         64,581,056           43,987,805             21,058,769
                                                                ----------------      ---------------       ----------------
     Cash and cash equivalents, end of year                        $ 56,435,789         $ 64,581,056           $ 43,987,805
                                                                ================      ===============       ================
Supplemental disclosure of cash flow information:
     Cash paid during the year for:
          Interest, net of amounts capitalized                        $ 200,959                                     $ 2,427
                                                                ================      ===============       ================
          Federal income taxes (recovered) paid                    $ 10,895,019         $ (1,546,045)           $ 2,347,000
                                                                ================      ===============       ================



    The accompanying notes are an integral part of the financial statements.

                      PICO HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 ---------------

 1.    ORGANIZATION AND OPERATIONS:

       Organization:

          PICO Holdings, Inc. and subsidiaries (the "Company") is predominately an insurance and investment company specializing in commercial property and casualty insurance; portfolio investing; surface, water, geothermal and mineral rights; medical professional liability insurance and other services (Note 19). Surface, water, geothermal and mineral rights has been added as a segment for this annual report based on recent acquisitions and management's strategic initiatives. As discussed in Note 3, Physicians Insurance Company of Ohio consummated a reverse merger transaction on November 20, 1996 with a wholly owned subsidiary of Citation Insurance Group, with Physicians Insurance Company of Ohio being the accounting acquirer. Pursuant to the merger, each outstanding share of the Common Stock of Physicians Insurance Company of Ohio was converted into the right to receive 5.0099 shares of Citation Insurance Group common stock. Upon the consummation of the merger, Citation Insurance Group changed its name to PICO Holdings, Inc. ("PICO"), which is the continuing registrant. Any references to "the Company" herein as of dates or for periods prior to the merger, refer to Physicians Insurance Company of Ohio and its subsidiaries, which included Summit Global Management, Inc. prior to the consummation of the merger. The Company's principal subsidiaries as of December 31, 1997 are as follows:

       Wholly Owned Subsidiaries (Direct and Indirect):

       - Physicians Insurance Company of Ohio ("Physicians"), which owns the following subsidiaries:

          -    The Professionals Insurance Company ("PRO")

          - Physicians Investment Company ("PIC"), which owns American Physicians Life Insurance Company ("APL"), which owns Living Benefit Administrators Agency, Inc.

          -    Sequoia Insurance Company ("Sequoia")

          -    Raven Development Company ("Raven")

          -    CLM Insurance Agency, Inc.

       -  Citation Insurance Company ("CIC")

       -  Summit Global Management, Inc. ("Summit")

       Majority-owned Subsidiaries:

       - Global Equity Corporation ("GEC"). GEC is a publicly held corporation and is listed on the Toronto Stock Exchange and The Montreal Exchange under the symbol "GEQ". The Chairman of the Board of Directors ("Chairman") and the Chief Executive Officer ("CEO") of the Company are the Chairman and CEO of GEC, respectively. The Company acquired an approximate 38% ownership in GEC on September 5, 1995. The Company increased its ownership in GEC to approximately 49.9% on July 30, 1997 and to approximately 51.17% on August 19, 1997 (Note 3). As a result, GEC has been included in the consolidated accounts of the Company for 1997. The Company previously accounted for GEC utilizing the equity method of accounting wherein the Company's share of GEC's net income or loss was included in the equity in earnings (losses) of investee on the statements of income.

       - Nevada Land and Resource Company, LLC ("NLRC"). The Company acquired NLRC on April 23, 1997. PICO owns 25.23% of NLRC and Global-Nevada Land Resource Corporation, a wholly-owned subsidiary of GEC owns the remaining 74.77% (Note 3). NLRC owns approximately 1,365,000 acres of deeded land with appurtenant water, geothermal and mineral rights in northern Nevada.

       Equity Investment:

          Investments in entities in which the Company owns between 20% to 50% of the voting interest and has the ability to exercise significant influence and which are made for long term operating purposes, are accounted for on the equity method of accounting. The Company had no investment of this type at December 31, 1997 (Note 5).

       Operations:

          Prior to selling its book of medical malpractice business in 1995, Physicians engaged in providing medical professional liability coverage to physicians, surgeons, dentists and nurses, primarily in the state of Ohio. On August 28, 1995, Physicians entered into an agreement with Mutual Assurance, Inc. ("Mutual") pursuant to which Physicians sold its recurring medical professional liability insurance ("MPL") business and that of its wholly owned subsidiary, PRO, to Mutual. Physicians and PRO still hold MPL unpaid losses and loss adjustment expense liabilities that are being settled.

          APL provides life and health insurance coverage in a number of states and is shown as discontinued operations due to a definitive agreement entered into on June 16, 1997 to sell APL and its wholly owned subsidiary, Living Benefit Administrators Agency, Inc.

          Sequoia, acquired August 1, 1995, writes property and casualty insurance (primarily light commercial and multi-peril) in California (Note 3).

          CIC and its wholly-owned subsidiary, CNIC, were acquired November 20, 1996 through a reverse acquisition (Note 3). CIC writes commercial property and casualty insurance in Arizona, California, Colorado, and Utah. Prior to July 1997, CIC wrote workers compensation insurance. However, as discussed in Note 3, the Company entered into a Letter of Intent in January 1997 and sold CNIC and all of the net assets related to CIC's workers' compensation business effective June 30, 1997. Such net assets are reflected in the accompanying consolidated balance sheet as of December 31, 1996 as "Net Assets of Acquired Business Held for Sale." CNIC previously wrote commercial property and casualty insurance primarily in the state of California, but ceased writing new business effective December 1994. For the years ended December 31, 1997 and 1996, approximately 72% and 89%, respectively, of CIC's direct written premiums were in California. Consequently, CIC's and Sequoia's operating results are expected to be largely dependent on their ability to write profitable insurance in California.

          Summit offers investment management services, primarily to its affiliates.

          GEC is a Canadian corporation engaging in strategic investment; surface, water, geothermal and mineral rights; and other services, operating primarily in the United States, but also with operations in Canada, Asia, Europe, and the Caribbean. At times, GEC may come to hold securities of companies for which no market exists or which may be subject to restrictions on resale. As a result, a portion of GEC's assets may not be liquid. Furthermore, as a result of its global diversification with respect to existing investments, GEC's revenues may be adversely affected by economic, political and governmental conditions in countries where it maintains investments or operations, such as volatile interest rates or inflation, the imposition of exchange controls which could restrict or prohibit GEC's ability to withdraw funds, political instability and fluctuations in currency exchange rates.

          Effective November 14, 1995, a wholly-owned subsidiary of GEC acquired all the outstanding common stock of Vidler Water Company, Inc. ("Vidler"), a Colorado corporation engaged in the water marketing and transfer business. Vidler's business plan calls for Vidler to identify areas where water supplies are needed in the southwestern United States and then facilitate the transfer from current ownership to Vidler, and subsequently to municipalities, water districts, developers and others. Since its acquisition, Vidler and its immediate parent company have purchased water rights and related assets in Colorado, Nevada and Arizona.

          NLRC, which is 74.77% owned by GEC and 25.23% by PICO owns approximately 1.365 million acres of deeded land located in northern Nevada, together with appurtenant water, geothermal and mineral rights. NLRC is actively engaged in maximizing the property's value in relation to water rights, mineral rights, geothermal resources, and land development.

          CLM is an inactive California insurance agency which placed insurance with California insurers, including Sequoia.

          Raven Development Company is a real estate development company in Ohio. It is in the process of withdrawing from all real estate development activities and is currently involved in only one development in Ohio.

          As discussed in Note 11, approximately 17.6% of the Company's common stock was owned by Guinness Peat Group plc as of December 31, 1997 and 19% as of December 31, 1996. In addition, GEC and CIC own approximately 13.1% and 1%, respectively, of the Company's common stock as of December 31, 1996 and 1997. The Company's common stock owned by GEC and CIC has been accounted for as treasury stock in the Company's consolidated financial statements.

 2.    SIGNIFICANT ACCOUNTING PRINCIPLES:

          The following is a description of the significant accounting policies and practices followed in the preparation of the Company's consolidated financial statements:

       Principles of Consolidation:

          The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries (Note 1). All significant intercompany accounts and transactions have been eliminated in consolidation.

       Basis of Presentation:

          The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles.

       Investments:

          The Company applies the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Under SFAS No. 115, investments in available for sale securities are recorded at estimated fair value. Unrealized holding gains and losses on investments classified as available-for-sale, net of the adjustment to deferred policy acquisition costs and deferred income taxes, are excluded from earnings and are reported as a separate component of shareholders' equity. The Company's entire portfolio of debt and equity securities has been designated as available-for-sale.

          The estimated fair value of fixed maturity and equity securities other than those carried at equity is based upon quoted market prices or dealer quotes for comparable securities

          A decline in the market value of any available for sale security below cost that is deemed other than temporary is charged to earnings and results in the establishment of a new cost basis for the security (Note
       4).

          Investment income includes amortization of premium and accretion of discount on the level yield method relating to bonds acquired at other than par value. Realized investment gains and losses are included in income and are determined on the identified certificate basis and are recorded on a trade date basis.

          Short-term investments, which consist of certificates of deposit with an original maturity of greater than three months, are stated at cost, which approximates fair value.

          Real estate represents costs incurred in connection with certain land development projects and commercial real estate held for resale. Indirect costs associated with the land development projects, including interest, are capitalized as part of real estate costs. Selling, general and administrative expenses related to development projects are expensed as incurred.

       Cash Equivalents:

          The Company and its subsidiaries consider highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

       Surface, Water, Geothermal and Mineral Rights:

          Surface, Water, Geothermal and mineral rights are carried at cost. This cost includes, when applicable, costs directly related to acquisition, and interest and other costs directly related to developing the assets for their intended use.

       Property and Equipment:

          Property and equipment are carried at cost, net of accumulated depreciation. Depreciation is computed on the straight-line method over the estimated lives of the assets ranging from 5 to 45 years.

          Maintenance, repairs and minor renewals are charged to expense as incurred, while significant renewals and betterments are capitalized.

          The cost and related accumulated depreciation of assets sold are removed from the related accounts, and the resulting gains or losses are reflected in operations.

       Deferred Acquisition Costs:

          Certain costs of acquiring new insurance business, net of reinsurance ceding commissions, are deferred and amortized over the terms of the policy for property and liability insurance and over the average lives of investment and universal life-type contracts, based on the present value of the estimated gross profit amounts expected to be realized over the lives of the contracts, and over the premium paying periods of ordinary and group life insurance contracts. Future investment income has been taken into consideration in determining the recoverability of such costs.

       Goodwill:

          Goodwill represents the difference between the purchase price and the fair value of the net assets (including tax attributes) of companies acquired in purchase transactions. Both positive and negative goodwill are amortized on a straight-line basis over a period of 10 years. There was negative goodwill (i.e., excess of fair value of assets acquired over purchase price) as of December 31, 1996 resulting from the acquisition of Citation Insurance Group in November 1996 (Note 3). Positive goodwill is included in "Other Assets" in the accompanying consolidated balance sheets.

       Impairment of Long-Lived Assets:

          The Company periodically evaluates whether events or circumstances have occurred that may affect the estimated useful life or the recoverability of long-lived assets. Impairment of long-lived assets is triggered when the estimated future undiscounted cash flows (excluding interest charges) do not exceed the carrying amount. If the events or circumstances indicate that the remaining balance may be permanently impaired, such potential impairment will be measured based upon the difference between the carrying amount and the fair value of such assets determined using the estimated future discounted cash flows (excluding interest charges) generated from the use and ultimate disposition of the respective long-lived asset.

       Reinsurance:

          The Company records all reinsurance assets and liabilities on the gross basis, including amounts due from reinsurers and amounts paid to reinsurers relating to the unexpired portion of reinsured contracts (prepaid reinsurance premiums).

       Unpaid Losses and Loss Adjustment Expenses:

          As more fully described in Note 13, reserves for MPL and property and casualty unpaid losses and loss adjustment expenses include amounts determined on the basis of actuarial estimates of ultimate claim settlements, which include estimates of individual reported claims and estimates of incurred but not reported claims. The methods of making such estimates and for establishing the resulting liabilities are continually reviewed and updated based on current circumstances, and any adjustments resulting therefrom are reflected in current operations. Reserves for MPL unpaid losses and loss adjustment expenses for medical professional liability claims have been adjusted to reflect the time value of money (discounting).

       Future Policy Benefits and Annuity and Other Policyholders' Funds:

          Liabilities for future policy benefits have been calculated using the net level premium method based on actuarial assumptions as to anticipated mortality, withdrawals and interest rates ranging from 3.5% to 8%. Annuity and other policyholders' funds have been calculated based on contract-holders' contributions plus interest credited, less applicable contract charges.

       Recognition of Premium Revenue:

          MPL and other property and casualty insurance premiums written are earned principally on a monthly pro rata basis over the life of the policy. The premiums applicable to the unexpired terms of the policies are included in unearned premiums.

          Amounts charged on universal life-type contracts that represent the cost of the insurance component of payments received are recognized as premium income when earned. Amounts assessed against universal life policyholder funds to compensate the Company for future services are reported in unearned premiums and are recognized in income using the same assumptions and factors used to amortize capitalized acquisition costs.

          Premiums on ordinary and group life contracts, including critical illness, are recognized when due, and premiums on accident and health contracts are recognized over the contract period. Unearned premiums have been principally calculated using the monthly pro rata method, resulting in the earning of premiums evenly over the terms of the policies.

       Income Taxes:

          The Company's income tax expense includes deferred income taxes arising from temporary differences between the tax and financial reporting bases of assets and liabilities. The liability method of accounting for income taxes also requires the Company to reflect the effect of a tax rate change on accumulated deferred income taxes in income in the period in which the change is enacted.

          In assessing the realization of deferred income taxes, the Company's management considers whether it is more likely than not that the deferred income tax assets will be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the period in which temporary differences become deductible. If future income does not occur as expected, a deferred income tax valuation allowance may need to be established.

       Earnings per Share:

          In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share," effective for financial statements issued after December 15, 1997. SFAS No. 128 requires dual presentation of "Basic" and "Diluted" earnings per share ("EPS") by entities with complex capital structures, replacing "Primary" and "Fully Diluted" EPS under Accounting Principles Board ("APB") Opinion No. 15. Basic EPS excludes dilution from common stock equivalents and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from common stock equivalents, similar to fully diluted EPS, but uses only the average stock price during the period as part of the computation. The Company adopted the new method of reporting EPS for the year ended December 31, 1997, and the 1996 and 1995 financial statements have been restated to reflect the change.

          Reconciliation of the basic and diluted EPS is as follows:

                                                                     Year ended December 31,
                                                         ---------------------------------------------
                                                             1997             1996            1995
                                                         ------------    -------------    ------------
                                                              (in thousands except per share amounts)
Net income                                                    $19,492          $24,320         $15,673
                                                         ------------    -------------    ------------

Basic earnings per share                                        $0.60            $0.87           $0.57

Basic weighted average common shares outstanding               32,552           28,005          27,436
                                                         ------------    -------------    ------------

Options                                                         1,189            1,051
                                                         ------------    -------------    ------------

Diluted weighted average common and
        common equivalent shares outstanding                   33,741           29,056          27,436
                                                         ============    =============    ============

Diluted earnings per share                                      $0.58            $0.84           $0.57
                                                         ============    =============    ============




          The weighted average number of shares outstanding for the year ended December 31, 1995 used in the calculation of earnings per share have been recomputed to give effect to the stock exchange ratio utilized in connection with the reverse acquisition of Citation Insurance Group consummated on November 20, 1996 (Note 3). Stock options of 1,382,715, 1,696,092 and 2,580,098 for 1997, 1996 and 1995, respectively, were not included in the calculation of weighted average shares because the impacts of such options were anti-dilutive.

       Separate Accounts:

          Separate account assets and liabilities represent contract-holders' funds that have been segregated into accounts with specific investment objectives and are recorded at estimated fair market value based upon quoted market prices. The investment income and gains or losses of these accounts accrue directly to the contract-holders. The activity of the separate accounts is not reflected in the consolidated statements of income and cash flows, except for the fees that the Company receives for administrative services.

       Translation of Foreign Currency:

          Revenues and expenses of foreign operations are translated at average rates of exchange in effect during the year. Assets and liabilities are translated at the exchange rates in effect at the balance sheet date. Unrealized exchange gains and losses arising on translation, net of applicable deferred income taxes, are reflected in shareholders' equity.

       Use of Estimates in Preparation of Financial Statements:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. The significant estimates made in the preparation of the Company's consolidated financial statements relate to the assessment of the carrying value of unpaid losses and loss adjustment expenses, future policy benefits, deferred policy acquisition costs, deferred income taxes and contingent liabilities. While management believes that the carrying value of such assets and liabilities are appropriate as of December 31, 1997 and 1996, it is reasonably possible that actual results could differ from the estimates upon which the carrying values were based.

       Reclassifications:

          Certain amounts in the financial statements for prior periods have been reclassified to conform with the 1997 presentation.

       Recent Accounting Pronouncements:

          In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income", SFAS No. 130 establishes requirements for disclosure of comprehensive income and becomes effective for the Company for the year ending December 31, 1998. Comprehensive income includes such items as foreign currency translation adjustments, unrealized holding gains and losses on available for sale securities, and equity changes of investee company that are currently being presented by the Company as a component of stockholders' equity.

          In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for disclosure about operating segments in annual statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise". The new standard becomes effective for the Company for the year ending December 31, 1998, and requires that comparative information from earlier years be restated to conform to the requirements of this standard. The Company does not expect this pronouncement to materially change the Company's current reporting and disclosures.

 3.    ACQUISITIONS:

          On November 20, 1996, Physicians consummated a transaction (the "Merger") pursuant to which Citation Holdings, Inc. ("Holdings"), a wholly owned subsidiary of Citation Insurance Group ("CIG"), merged with and into Physicians pursuant to an Agreement and Plan of Reorganization dated as of May 1, 1996 with Physicians being the accounting acquiror. Pursuant to the Merger, each outstanding share of the common stock of Physicians was converted into the right to receive 5.0099 shares of CIG's common stock. CIG's other significant direct and indirect subsidiaries just prior to the merger were CIC and CNIC. Upon the consummation of the merger, CIG changed its name to PICO Holdings, Inc., which is the continuing registrant.

          As a result of the Merger, the former shareholders of Physicians own approximately 80% of the outstanding common stock of the Company and control the Board of Directors of the Company. Accordingly, for accounting purposes, the merger has been treated as a recapitalization of Physicians with Physicians as the acquirer (i.e., a reverse acquisition). Therefore, the statements of income, changes in shareholders' equity and cash flows of the year ended December 31, 1995 represent the historical results of Physicians and its subsidiaries, which is the predecessor entity. Physicians' equity as of December 31, 1995 and the changes in its equity for the year ended December 31, 1995 have been retroactively recapitalized for the equivalent number of shares of PICO Holdings, Inc.'s common stock received in the merger transaction. The difference between the par value of Physicians' and PICO Holdings, Inc.'s common stock has been added to additional paid-in capital.

          The Merger was accounted for under the purchase method of accounting. Financial results for the year ended December 31, 1996 include the operations of CIG as if the Merger had occurred on November 1, 1996. Financial activity for the period November 1, 1996 through November 20, 1996 was not significant.

          The allocation of the purchase price of CIG was as follows:


Purchase Price:
     Value of CIG approximately 6,381,000 shares exchanged                     $ 23,231,667
     Acquisition costs                                                              979,000
     Value of CIG options assumed                                                    83,625
                                                                               ------------
                                                                               $ 24,294,292
                                                                               ============
Allocation of Purchase Price:
     Historic CIG shareholders' equity                                         $ 34,060,405
     Adjust assets and liabilities:
          Write down of workers' compensation net assets held for sale           (3,652,894)
          Write down of property and equipment                                     (820,500)
          Deferred income taxes                                                   2,962,861
          Integration liability                                                  (1,716,201)
          Other                                                                    (859,526)
          Excess of fair value of net assets acquired over purchase price        (5,679,853)
                                                                               ------------
                                                                               $ 24,294,292
                                                                               ============



          The allocation of the purchase price was adjusted as of December 31, 1997 to reflect changes from the estimates made as of December 31, 1996. These changes in estimates did not affect the purchase price; however, the net result was a decrease in negative goodwill from $6,293,084 estimated at December 31, 1996 to $5,679,853 recorded as of December 31, 1997.

          The excess of the fair value of the net assets acquired over the purchase price of such net assets (negative goodwill) is being amortized over a 10 year period using the straight-line method. As discussed in
       Note 1, the Company entered into a Letter of Intent in January 1997 and, effective June 30, 1997, sold CNIC and the net assets related to CIC's workers' compensation operations.

          The FASB's Emerging Issues Task Force Abstract 87-11 "Allocation of Purchase Price to Assets to be Sold" ("EITF 87-11") provides guidance on the accounting for the purchase price allocation to components of acquired businesses expected to be sold within one year of the acquisition date. The guidance in EITF 87-11 states the following:

       - expected cash flows from the operations of the net assets of acquired entities that are expected to be sold within one year of the date of acquisition should be considered in the purchase price allocation, and

       - earnings or losses relating to the operation of the net assets to be sold should not affect earnings or losses of the acquiring company during the holding period (i.e., the date of acquisition to the date of sale).

          The Company accounted for the allocation of the purchase price and the net assets of CIC's workers' compensation line of business in accordance with the EITF 87-11 guidance stated above. Accordingly, the net assets related to CIC's workers' compensation line of business as of December 31, 1996 are reflected on a single line item in the accompanying balance sheet as Net Assets of Acquired Business Held for Sale. The fair value assigned to such net assets was based upon management's estimate of the proceeds from the sale of CIC's workers' compensation line of business of approximately $7.7 million less the estimated loss from operations for such line of business during the expected holding period of November 1996 through April 1997 of approximately $0.5 million.

          The difference between the carrying amount of the net assets of CIC's workers compensation line of business at the date of sale and the actual proceeds from such sale resulted in a reallocation of the purchase price of CIG of $3,652,894. This amount differed from the $2,864,092 estimated as of December 31, 1996 by $788,802.

          On August 1, 1995, the Company acquired from Sydney Reinsurance Corporation ("SRC") all the outstanding stock of SRC's wholly owned subsidiary, Sequoia, a property and casualty insurance company. The acquisition price of $1,350,000 was paid in cash August 1, 1995. Approximately $350,000 was paid to acquire Sequoia's fixed assets, while the remaining $1,000,000 was used in the purchase of intangible assets and goodwill. These intangible assets are being amortized over a 10-year period using the straight-line method. The Company used available working capital to make the purchase. All policy and claims liabilities of Sequoia prior to closing are the responsibility of SRC and have been unconditionally and irrevocably guaranteed by QBE Insurance Group Limited ("QBE"), a publicly-held corporation based in Sydney, Australia, of which SRC indirectly is a wholly-owned subsidiary. Sequoia's operating results are included in the consolidated statements of income for the years ended December 31, 1997 and 1996 and for the period August 1, 1995 to December 31, 1995.

          The Company is required to maintain a minimum surplus in Sequoia of $7.5 million and, through a management agreement, will supervise the run-off of SRC's liabilities. As part of the management agreement, Sequoia will be reimbursed $4.8 million in management fees by the seller for processing the run off of claims and policy receivables and servicing the business existing prior to closing. This management fee is to be received from SRC over a three-year period and is recognized based on the percentage of completion method based on total anticipated claims. Approximately $1.0 million, $1.7 million and $1.6 million have been recognized as management fee income for the years ended December 31, 1997 and 1996 and for the period August 1, 1995 through December 31, 1995, respectively.

          The following unaudited pro forma information presents (i) a summary of consolidated results of operations of the Company and CIG and its subsidiaries for the years ended December 31, 1996 and 1995 as if the acquisition of CIG and its subsidiaries occurred at the beginning of 1995, with proforma adjustments to give effect to the amortization of goodwill and the accounting for CIC's workers' compensation line of business held for sale in accordance with EITF 87-11, as discussed above (in thousands, except per share data) and (ii) a summary of consolidated results of operations of the Company and Sequoia for the year ended December 31, 1995 as if the acquisition of Sequoia had occurred at the beginning of 1995, with pro forma adjustments to give effect to the amortization of goodwill and related income tax effects (in thousands, except per share data):

                                             (Unaudited)
                                         1996              1995
                                       -------          --------
Total revenues                         $133,539         $118,658
Income before income taxes               35,572            8,588
Net income                               16,564           16,076
Net income per share-Basic                $0.59            $0.58
Net income per share-Diluted              $0.57            $0.58


          These unaudited pro forma results have been prepared for comparative purposes and do not purport to be indicative of the results of operations which actually would have resulted had the combinations been in effect on January 1, 1995 or of future results of operations of the consolidated entities.

          On September 5, 1995, Physicians purchased 38.2% of the outstanding common shares of GEC for $34.4 million. Approximately $33.5 million was paid to acquire the net assets, while the remaining $887,000 was allocated to goodwill. The goodwill is being amortized over a 10-year period using the straight-line method. Physicians used available working capital to make the purchase. On July 30, 1997, Physicians, PRO, Sequoia, and CIC purchased from Mackenzie Financial Corporation 6,616,218 additional shares of GEC at a total cost of $11,406,435 increasing the Company's ownership of GEC to approximately 49.9%. On August 19, 1997, PICO and Physicians acquired through a public offering 13,586,143 additional shares of GEC at a cost of $25,270,266, increasing PICO's ownership in GEC to approximately 51.17%.

          GEC is included in the consolidated results of the Company for 1997. The following unaudited information presents a summary of the stand alone results of operations of GEC for 1997 and the pro forma consolidated results of operations of the Company and GEC for 1996 as if the acquisition of a majority interest in GEC occurred at the beginning of 1996:

                                                                 (unaudited)
                                                           1997               1996
                                                     ----------------   ---------------
Total revenues (realized losses)                         ($4,010,902)      $98,787,093
Income (loss) from continuing operations
    before taxes and minority interest                   (10,631,709)       37,656,935
Discontinued operations, net of taxes                        564,698         3,301,229
Minority interest in loss (income) of subsidiary            (110,253)        2,254,570
Net income (loss)                                         (6,630,108)       24,664,085
Net income per share-Basic                                         -             $0.88
Net income per share-Diluted                                       -             $0.84


          The unaudited pro forma results for 1996 have been prepared for comparative purposes and do not purport to be indicative of the results of operations which actually would have resulted had the combinations been in effect on January 1, 1996 or of future results of operations of the consolidated entity.

          As discussed in Note 1, on April 23, 1997, GEC and the Company purchased NLRC. The total purchase price was approximately $48.6 million. A wholly-owned subsidiary of GEC owns 74.77% of NLRC. The Company paid approximately $12 million for the remaining interest. GEC financed its portion of the acquisition in part by issuing to the Company a 7% debenture in the principal amount of approximately $25 million. The debenture was subsequently repaid along with accrued interest.

          In connection with the sale of their interests in NLRC by the former members, a limited partnership agreed to act as consultant to NLRC in connection with the maximization of the development, sales, leasing, royalties or other disposition of land, water, mineral and oil and gas rights with respect to the Nevada property. In exchange for these services, the partnership will receive from NLRC a consulting fee calculated as 50% of any net proceeds that NLRC actually receives from the sale, leasing or other disposition of all or any portion of the Nevada property or refinancing of the Nevada property provided that NLRC has received such net proceeds in a threshold amount equal to the aggregate of: (i) the capital investment by GEC and the Company in the Nevada property (ii) a 20% cumulative return on such capital investment, and
      (iii) a sum sufficient to pay the United States federal income tax liability, if any, of NLRC in connection with such capital investment. Either party may terminate this consulting agreement in April 2002 if the partnership has not received or become entitled to receive by that time any amount of the consulting fee. No payments have been made under this agreement through December 31, 1997. By letter dated March 13, 1998, NLRC gave notice of termination of the consulting agreement based on NLRC's determination of a default by the partnership under the terms of the agreement. The partnership has yet to formally respond to NLRC regarding the notice of termination.

          On August 26, 1997 CIC purchased 113,743 newly issued shares of The Physicians Investment Company ("PIC") and Sequoia purchased 40,162 newly issued shares of PIC. The purchase price was $56.26 per share.

          On July 1, 1997, Sequoia purchased all of the outstanding shares of MacCready & Gutmann Insurance Services Nevada, Inc., a licensed Nevada insurance agency, for $550,000 in cash and other considerations.

 4.    INVESTMENTS:

          At December 31, the cost (amortized cost for fixed maturities) and estimated fair value of available for sale investments are as follows:

                                                            Gross             Gross             Estimated
                                                         Unrealized         Unrealized             Fair
1997:                                    Cost               Gains             Losses              Value
                                    ---------------     --------------    ---------------    -----------------
Fixed maturities:
     U.S. Treasury securities
          and obligations of U.S.
          government corporations
          and agencies                $ 13,147,587          $ 130,540         $ (190,174)        $ 13,087,953

     Corporate securities               18,270,118            197,166           (288,946)          18,178,338

     Mortgage-backed and
          other securities              12,000,000                                                 12,000,000
                                    ---------------     --------------    ---------------    -----------------
                                        43,417,705            327,706           (479,120)          43,266,291
Equity securities                       78,648,715         12,921,373         (6,502,137)          85,067,951
                                    ---------------     --------------    ---------------    -----------------

          Total                      $ 122,066,420       $ 13,249,079       $ (6,981,257)       $ 128,334,242
                                    ===============     ==============    ===============    =================



          Excluded from above are fixed maturity and equity securities investments with estimated fair values of $18,186,963 and $5,503,877, respectively, that have been classified as net assets of discontinued operations on the consolidated balance sheet as of December 31, 1997.


                                                            Gross             Gross             Estimated
                                                         Unrealized         Unrealized             Fair
1996:                                    Cost               Gains             Losses              Value
                                    ---------------     --------------    ---------------    -----------------
Fixed maturities:
     U.S. Treasury securities
          and obligations of U.S.
          government corporations
          and agencies               $  74,508,884       $    319,041       $   (439,085)       $  74,388,840

     Corporate securities              108,858,788          1,191,257           (369,254)         109,680,791

     Mortgage-backed and
          other securities              25,212,464            100,847            (50,326)          25,262,985
                                    ---------------     --------------    ---------------    -----------------
                                       208,580,136          1,611,145           (858,665)         209,332,616
Equity securities                       61,688,546         19,907,520         (2,061,454)          79,534,612
                                    ---------------     --------------    ---------------    -----------------

          Total                      $ 270,268,682       $ 21,518,665       $ (2,920,119)       $ 288,867,228
                                    ===============     ==============    ===============    =================



          Included above are fixed maturity investments with an estimated fair value of $52,467,790 that have been classified as net assets of acquired business held for sale on the consolidated balance sheet as of December 31, 1996.

          Equity securities as of December 31, 1996 include certain warrants to purchase the common stock of a publicly traded company. The estimated fair value of such warrants is their intrinsic value based on the quoted market price of the underlying common stock of the investee company. The estimated fair value and cost of such warrants were $14,530,957 and $240,000, respectively, as of December 31, 1996. The warrants were converted in 1997.

          The amortized cost and estimated fair value of investments in fixed maturities at December 31, 1997, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                             Amortized           Estimated
                                                Cost            Fair Value
                                           ---------------     --------------
Due in one year or less                        $1,409,756         $1,418,473
Due after one year through five years          16,929,665         16,777,155
Due after five years through ten years         10,335,597         10,330,609
Due after ten years                             2,742,687          2,740,054
Mortgage-backed and other securities           12,000,000         12,000,000
                                           ---------------     --------------
                                              $43,417,705        $43,266,291
                                           ===============     ==============




          Investment income is summarized as follows for each of the years ended December 31:

                                    1997               1996               1995
                                --------------     --------------    ---------------
Investment income from:
     Available for sale:
          Fixed maturities        $ 3,665,643        $ 4,883,162        $ 6,192,869
          Equity securities         1,122,274          1,546,020            439,028
     Short-term investments
          and other                 7,412,342          2,332,626          2,896,678
                                --------------     --------------    ---------------
     Total investment income       12,200,259          8,761,808          9,528,575
Investment expenses                  (514,187)          (675,652)          (363,959)
                                --------------     --------------    ---------------
     Net investment income       $ 11,686,072        $ 8,086,156        $ 9,164,616
                                ==============     ==============    ===============

          Pre tax net realized gains (losses) on investments were as follows for each of the years ended December 31:


                                     1997                1996               1995
                                 ------------       ------------       ------------
Gross realized gains:
     Available for sale:
          Fixed maturities       $    300,167       $     36,123       $    625,189
          Equity securities        31,083,312         27,469,731          6,101,557
                                 ------------       ------------       ------------
     Total gains                   31,383,479         27,505,854          6,726,746
                                 ------------       ------------       ------------
Gross realized losses:
     Available for sale:
          Fixed maturities         (1,253,139)          (292,612)        (1,465,357)
          Equity securities        (8,737,009)          (133,006)          (242,536)
                                 ------------       ------------       ------------
     Total losses                  (9,990,148)          (425,618)        (1,707,893)
                                 ------------       ------------       ------------
     Net realized gains          $ 21,393,331       $ 27,080,236       $  5,018,853
                                 ============       ============       ============



          Approximately $26.8 million of the total gross realized gains for the year ended December 31, 1997 were generated from the conversion of the Company's Resource America, Inc. warrants and the immediate sale of the converted common stock. As of December 31, 1997, GEC recorded a permanent write down of $8.0 million (of which approximately $3.8 million represented the realization of accumulated foreign currency translation adjustments recorded by GEC) in the value of its investment in Korean securities in recognition of what is expected to be an other than temporary decline in the market value of those securities. The value of these securities was sharply impacted by the recent decline in the Korean financial market This write down has been recorded as a realized loss. In 1996, approximately $26.0 million of the total gross realized gains for the year resulted from the sale of the Company's Fairfield Communities, Inc. common stock in November 1996.

5.     INVESTMENTS IN AFFILIATE:

          Investments in entities which the Company owns between 20% to 50% of the voting interest and has the ability to exercise significant influence and which are made for long term operating purposes, are accounted for on the equity method of accounting. The financial statements of all affiliates of the Company have been consolidated with those of the Company for 1997 as a result of the increase in the Company's ownership in GEC to approximately 51.17%. However, the following information presents a summary of the financial position of GEC as of December 31, 1996 along with the results of operations for the year ended December 31, 1996 and the three- month period ended December 31, 1995.


                                        1996             1995
                                  --------------------------------
Total assets                       $ 121,897,000
Total liabilities                     11,880,000
Minority interest                     22,724,000
Shareholders' equity                  87,293,000
Total revenue                         22,051,000    $   6,685,000
Income (loss) before income taxes      4,997,000         (340,000)
Net income (loss)                      2,653,000       (1,204,000)


6.     DISCONTINUED OPERATIONS

          On June 16, 1997, Physicians announced the signing of a definitive agreement to sell its indirectly wholly-owned life and health insurance subsidiary, American Physicians Life Insurance Company ("APL") and its wholly-owned subsidiary, Living Benefit Administrators Agency, Inc. to IFS Insurance Holdings Corporation. The closing is subject to certain closing conditions, including regulatory approval which is still pending. The expected purchase price is approximately $17 million and is expected to be paid in cash.

          Because APL and its subsidiary represent a major segment of the Company's business, in accordance with Accounting Principles Board Opinion No. 30 "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business," APL's operations for all of 1997 have been classified as discontinued operations. Net income for 1996 and 1995 have also been reclassified for comparative purposes to reflect the discontinued operations. In addition, the net assets of APL have been shown as a single line item in the accompanying 1997 balance sheet as "Net assets of discontinued operations" at December 31, 1997.

          The GAAP book value assigned to such net assets at December 31, 1997 of $15,949,989 was based upon the net book value of APL as of December 31, 1997 as determined on the basis of generally accepted accounting principles. The primary remaining assets and liabilities of APL as of that date were investments, cash and cash equivalents, and accident and health insurance reserves. The Company expects to realize a small gain on the sale.

          Following is an unaudited summary of APL's stand alone financial results for the periods included in the statements of income as discontinued operations in the accompanying financial statements:

                                                 1997        1996           1995
                                             -----------  -----------    ----------
Total revenues                               $5,310,330    $9,031,846    $6,756,453
Income (loss) before taxes                     (112,012)    4,002,406       858,970
Net income (loss)                              (167,327)    3,301,229       778,075
Net income per share-Basic and Diluted            $0.00         $0.11         $0.02


          On August 21, 1997, GEC announced the signing of a definitive agreement to sell its Sri Lankan subsidiaries. The closings occurred on November 19 and December 22, 1997. The purchase price was approximately $25 million paid in cash of $17.3 million and marketable securities of $7.7 million. A gain of approximately $3.5 million was realized on the sale before taxes.

          Because these subsidiaries represent a major segment of GEC's business, in accordance with Accounting Principles Board Opinion No. 30 "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business," these companies' operations for the year ended December 31, 1997 have been classified as discontinued operations. Operating results for 1996 and 1995 are not shown since these periods were prior to the effective date of consolidation of GEC and PICO.

          Following is an unaudited summary of these Sri Lankan companies stand alone financial results for the period included as discontinued operations in the accompanying financial statements:

                                                     1997
                                                 ------------
Total revenues                                   $12,449,347
Income before taxes
    and minority interests                         3,309,699
Minority interest in income of subsidiary            764,418
Net income                                           288,956
Net income per share-Basic and Diluted                 $0.00

7.     PREMIUMS AND OTHER RECEIVABLES:

          Premiums and other receivables consisted of the following at December 31:


                                                                   1997                 1996
                                                            -----------------    -----------------
Agents' balances and unbilled premiums                           $20,723,259          $14,993,199
Other accounts receivable                                             77,333
                                                            -----------------    -----------------
                                                                  20,800,592           14,993,199
Allowance for doubtful accounts                                     (119,024)            (116,917)
                                                            -----------------    -----------------
                                                                 $20,681,568          $14,876,282
                                                            =================    =================


8.     FEDERAL INCOME TAX:

          The Company and its U.S. subsidiaries file a consolidated life/non-life federal income tax return. Non-U.S. subsidiaries file tax returns in various foreign countries.

          Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

          Significant components of the Company's deferred tax assets and liabilities are as follows at December 31:

                                                 1997              1996
                                             --------------    --------------
Deferred tax assets:
     Net operating loss carryforwards          $ 6,800,000       $ 6,719,612
     Loss reserves                              17,312,601        19,018,582
     Future policy benefits                                          798,894
     Unearned premium reserves                   1,319,214         2,011,642
     Deferred gain on retroactive reinsurance      758,938         1,140,839
     Integration liability                         185,690           527,341
     Other, net                                  1,713,417         1,154,432
                                             --------------    --------------
          Total deferred tax assets             28,089,860        31,371,342
                                             --------------    --------------
Deferred tax liabilities:
     Reinsurance receivables                    10,868,442        10,325,734
     Deferred policy acquisition costs           1,809,043         2,563,812
     Unrealized appreciation on securities         125,801         6,060,413
     Revaluation of Vidler net assets purchased  1,950,000
     Revaluation of NLRC net assets purchased    3,036,358
     Accretion of bond discount                     72,076           106,529
     Depreciation                                  463,060            24,932
                                             --------------    --------------
          Total deferred tax liabilities        18,324,780        19,081,420
                                             --------------    --------------
     Net deferred tax assets before
          valuation allowance                    9,765,080        12,289,922
     Less valuation allowance                   (6,800,000)       (6,664,000)
                                             --------------    --------------
          Net deferred tax assets              $ 2,965,080       $ 5,625,922
                                             ==============    ==============



          The deferred tax asset valuation allowances as of December 31, 1997 and 1996 relate to the net operating loss carryforwards (NOL's) of CIC, PICO and Sequoia. Such NOL's are subject to the separate return limitation year rules and, therefore, can only be used to offset the respective future taxable income generated by CIC, PICO and Sequoia. Given management's uncertainty as to the ability of CIC, PICO and Sequoia to generate sufficient future taxable income to utilize such NOL's, they do not currently believe that it is more likely than not that the deferred tax asset related to such NOL's will be realized. Net deferred tax assets, the recorded valuation allowance and federal income tax expense in future years can be significantly affected by changes in enacted tax rates or by changes in circumstances that would influence management's conclusions as to the ultimate realizability of deferred tax assets.

          Income tax expense (benefit) from continuing operations consists of the following for each of the years ended December 31:

                                               1997               1996              1995
                                           --------------    ---------------    --------------
Current                                      $ 9,292,120       $ 11,042,744      $    221,997
Deferred                                      (1,621,992)         1,915,067        (7,974,046)
                                           --------------    ---------------    --------------
                                             $ 7,670,128       $ 12,957,811      $ (7,752,049)
                                           ==============    ===============    ==============




          The difference between income taxes provided at the Company's effective tax rate and federal statutory rate is as follows:


                                               1997               1996              1995
                                          ---------------    ---------------    --------------
Federal income tax at statutory rate         $ 8,226,052       $ 11,891,807       $ 2,416,375
Change in the valuation allowance               (136,000)           (53,323)       (9,408,371)
Other                                           (419,924)         1,119,327          (760,053)
                                          ---------------    ---------------    --------------
     Federal income tax expense (benefit)    $ 7,670,128       $ 12,957,811      $ (7,752,049)
                                          ===============    ===============    ==============



         The aggregate NOL's of approximately $25,009,452 expire between 1999 and 2012. There is an annual limitation on the NOL's of approximately $1,400,000.

 9.    PROPERTY AND EQUIPMENT:

         The major classifications of property and equipment are as follows at December 31:


                                              1997               1996
                                         ---------------    ---------------
Land                                        $ 1,923,015          $ 500,016
Buildings                                     7,012,657          4,841,059
Office furniture, fixtures and equipment      6,265,524          4,361,510
Building and leasehold improvements              12,499            678,223
                                         ---------------    ---------------
                                             15,213,695         10,380,808
Accumulated depreciation                     (6,662,888)        (5,663,442)
                                         ---------------    ---------------
     Net book value                         $ 8,550,807        $ 4,717,366
                                         ===============    ===============


         Depreciation expense was $872,969, $751,000, and $589,000 in 1997,
       1996, and 1995, respectively.

10.    DEFERRED POLICY ACQUISITION COSTS:

       Changes in deferred policy acquisition costs are as follows:


                                                1997               1996              1995
                                           ---------------     --------------    --------------
Balance, January 1                            $ 5,377,339        $ 2,894,644       $ 2,812,936
     Additions
          Commissions                           7,677,146          4,158,421         3,303,513
          Other                                 2,933,501          1,860,247           582,763
          Acquired in merger                                       1,593,930
          Ceding commissions                      (13,596)          (397,698)         (864,432)
                                           ---------------     --------------    --------------
               Deferral of expense             10,597,051          7,214,900         3,021,844
                                           ---------------     --------------    --------------
     Adjustment for expected gross
          profits on investment and
          life-type contracts resulting
          from SFAS 115 market-to-market                              17,556          (544,163)
     Adjustment for premium
          deficiency                             (584,366)                          (1,305,099)
     Amortization to expense                  (10,069,308)        (2,205,530)       (1,090,874)
                                           ---------------     --------------    --------------
Balance, December 31                          $ 5,320,716        $ 7,921,570       $ 2,894,644
                                           ===============     ==============    ==============



          The difference between the December 31, 1996 ending balance of $7,921,570 and the January 1, 1997 beginning balance of $5,377,339 is equal to the amount of deferred policy acquisition costs attributable to 1997 discontinued operations of APL.

11. SHAREHOLDERS' EQUITY (ALL SHARE AMOUNTS HAVE BEEN RESTATED TO GIVE EFFECT TO THE STOCK EXCHANGE RATIO UTILIZED IN CONNECTION WITH THE REVERSE ACQUISITION OF CIG (NOTE 3):

          In December 1993, the Company issued 7,156,997 common shares (adjusted for the merger exchange rate) to Guinness Peat Group plc for $5,000,000. In accordance with their original stock purchase agreement, Guinness Peat Group plc was entitled to purchase additional common shares at a price based upon the average closing bid price of the stock for a period prior to the date of notice of intent to buy up to an aggregate purchase price of $5,000,000. In June 1994, the Company issued 3,164,147 common shares (adjusted for the merger exchange rate) to Guinness Peat Group plc for $3,000,000, increasing their ownership to approximately 40%.

          On May 9, 1996, the Company, Guinness Peat Group plc ("GPG"), and GEC entered into an agreement whereby GPG agreed to sell 4,258,415 common shares (adjusted for the merger exchange rate) of the Company's common stock to GEC in two blocks, subject to regulatory approval, at an average price of approximately $3.60 per share. GPG agreed to sell the shares to GEC at a discount to market due to their status as restricted stock and in consideration of the quantity of shares to be purchased. On May 13, and June 4, 1996 GEC purchased the shares. Prior to these transactions, GPG owned approximately 40% of the Company's common stock. Following these transactions, GPG and GEC owned approximately 23% and 16% of the Company's common stock, respectively. GPG and GEC owned approximately 19% and 13.1%, respectively, of the Company's common stock subsequent to the merger with CIG in November 1996. The shares of the Company owned by GEC have been accounted for as treasury shares in the Company's consolidated financial statements. GPG sold 324,000 shares of PICO in May 1997 pursuant to Securities Exchange Commission Rule 144 on the open market to an unrelated party or parties, decreasing its ownership of the Company as of December 31, 1997 to approximately 17.6%.

          In connection with the merger, the PICO Board of Directors adopted a Stockholders' Rights Plan and, pursuant to such Plan, declared a dividend on its common stock of one right (a "Right") for each share of common stock outstanding. Upon the occurrence of certain events, each Right becomes exercisable to purchase 1/100 of a share of Series A Junior Participating Cumulative Preferred Stock at an initial price of $35.00. The Rights expire on July 22, 2001 and prior to the occurrence of certain events, may be redeemed at a price of $.01 per Right. Of the Company's 2,000,000 authorized shares of preferred stock, 1,000,000 shares have been designated as Series A Junior Participating Cumulative Preferred Stock. Each share of Series A Junior Participating Cumulative Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company.

          In connection with the merger, CIG's existing Employee Stock Ownership Plan ("ESOP") continued in effect. Pursuant to direction by the Board of Directors in the last quarter of 1997, management is in the process of terminating the CIG ESOP. Such plan covers substantially all of the employees of the Company and its subsidiaries. Contributions are made to the plan at the discretion of the Board of Directors. No contributions were made to the plan in 1996 or 1997.

          The Company sponsors various stock-based incentive compensation plans (the "Plans"). The Company applies APB Opinion No. 25 and related interpretations in accounting for the Plans and, therefore, does not recognize any compensation cost related to such plans. In 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation . Adoption of the cost recognition provisions of SFAS No. 123 is optional and the Company has decided not to elect these provisions of SFAS No. 123. However, pro forma disclosures of the impact on the Company's net income and earnings per share for the years ended December 31, 1997, 1996 and 1995 as if the Company adopted the cost recognition provisions of SFAS 123 are presented below.

          Under the Plans, Physicians is authorized to issue 2,572,029 shares of Common Stock pursuant to awards granted in various forms, including incentive stock options (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended), non-qualified stock options, and other similar stock-based awards to full-time employees (including officers) and directors. The total options available for future grants as of December 31, 1997 were 25,050. The Company granted stock options in 1996 and 1995 under the Plans in the form of incentive stock options and non-qualified stock options. In conjunction with the Merger, the Company assumed all of Physicians' options outstanding. The exercise price of all options granted was equal to the fair market value of the Company's common stock at the date of grant.

          No options were granted in 1997. The Company granted stock options in 1996 and 1995 to employees and directors. The stock options granted in 1996 and 1995 have terms of 10 years. The options granted to directors were vested immediately on the grant date. The options granted to employees vest either (i) at the rate of 25%, 33% or 50% per year on each of the first four, three or two year anniversaries of the date of grant, as applicable, or (ii) at a rate of 33% upon grant and 33% per year on each of the first two anniversaries of the date of grant. All options granted under the CIG plan became fully vested upon consummation of the merger.

          A summary of the status of the Company's stock options is presented below for the years ended December 31:


                                               1997                             1996                              1995
                                     ---------------------------      ----------------------------      ---------------------------
                                                     Weighted                          Weighted                         Weighted
                                     # Shares of     Average          # Shares of       Average         # Shares of     Average
                                     Underlying      Exercise         Underlying       Exercise          Underlying     Exercise
                                       Options        Prices            Options         Prices            Options        Prices
                                     ------------  -------------      ------------    ------------      ------------- -------------
Outstanding at beginning of year       2,759,506       $2.83            2,580,095        $2.69              500,990       $0.70
Granted                                                                    70,138         2.69            2,580,095        2.69
Exercised                               (105,000)       3.29              (35,069)        2.69             (500,990)       0.70
Canceled                                 (82,480)       6.64              (70,138)        2.69
Options assumed in merger                                                 214,480         4.49
Outstanding at end of year             2,572,026        2.71            2,759,506         2.83            2,580,095        2.69
Exercisable at end of year             2,572,026        2.71            2,495,651                         2,029,009
Weighted-average fair value
     of options granted during
     the year                                                                            $3.62                            $1.62


          The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for grants in 1996 and 1995, respectively: no dividend yield for all years; risk-free interest rates are different for each grant and range from 5.94% to 6.97%; the expected lives of options are estimated at 7 years; and a volatility of 50% for all grants.

          The following table summarizes information about stock options outstanding at December 31, 1997:

                      Options Outstanding                          Options Exercisable
----------------------------------------------------------      --------------------------
                                  Weighted
                                  Average          Weighted
                    Number       Remaining          Average       Number           Weighted
  Range of        Outstanding    Contractual       Exercise     Exercisable         Average
 Exercise Prices  at 12/13/97       Life             Price      at 12/31/97      Exercise Price
-----------------------------    -----------       ----------   ----------       ---------------
$2.69 to $2.88     2,560,026              7.64         $2.69    2,560,026              $2.69
$6.00                 12,000              5.48         $6.00       12,000              $6.00
                  -----------                                   ----------
$2.69 to $6.00     2,572,026              7.63         $2.71    2,572,026              $2.71
                  ===========                                   ==========



          Had compensation cost for the Company's stock-based compensation plans been determined consistent with SFAS No. 123, the Company's net income and net income per common share would approximate the pro forma amounts below for the years ended December 31:

                                                        1997                1996              1995
                                                    ------------       -------------      ------------
Net income, as reported                             $ 19,491,621       $ 24,320,011       $ 15,672,976
SFAS No. 123 charge                                   (1,462,477)        (1,954,185)        (1,005,921)
                                                    ------------       ------------       ------------
Pro forma net income                                $ 18,029,144       $ 22,365,826       $ 14,667,055
                                                    ============       ============       ============
Pro forma net income per common share: Basic        $       0.55       $       0.80       $       0.53
                                                    ============       ============       ============
Pro forma net income per common share: Diluted      $       0.53       $       0.77       $       0.53
                                                    ============       ============       ============




          The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts.

12.    REINSURANCE:

          In the normal course of business, the Company's insurance subsidiaries have entered into various reinsurance contracts with unrelated reinsurers. The Company's insurance subsidiaries participate in such agreements for the purpose of limiting their loss exposure and diversifying their business. Reinsurance contracts do not relieve the Company's insurance subsidiaries from their obligations to policyholders.

          All reinsurance assets and liabilities are shown on a gross basis in the accompanying consolidated financial statements. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy. Such amounts are included in "reinsurance receivables" in the consolidated balance sheets as follows:

                                                              1997                1996
                                                         ---------------    -----------------
Estimated reinsurance recoverable on:
Unpaid losses and loss adjustment expense (net of
     discount of $3,332,309 and $3,259,190, respectively)  $ 67,654,430         $ 85,213,815
Reinsurance recoverable on paid losses and loss expenses      4,671,146            4,279,324
Future policy benefits                                                             2,537,789
                                                         ---------------    -----------------
                                                             72,325,576           92,030,928
Other balances receivable from reinsurers                     2,700,000            4,953,333
                                                         ---------------    -----------------
     Reinsurance receivables                               $ 75,025,576         $ 96,984,261
                                                         ===============    =================



          Unsecured reinsurance risk is concentrated in the companies shown in the table below. The Company remains contingently liable with respect to reinsurance contracts in the event that reinsurers are unable to meet their obligations under the reinsurance agreements in force.

                          CONCENTRATION OF REINSURANCE
                                  (in millions)

                                          Unearned        Reported      Unreported      Reinsurer
                                           Premiums        Claims         Claims         Balances
                                          -----------    ----------    -------------    ----------
Sydney Reinsurance Corporation                $ 0.1        $ 10.0           $ 14.1        $ 24.2
Kemper Reinsurance Company                                 $  1.5                         $  1.5
Continental Casualty Company                  $ 1.1        $  0.6           $  1.0        $  2.7
San Francisco Reinsurance Company                          $  0.1           $  0.2        $  0.3
TIG Reinsurance Group                                      $  1.2           $ 11.1        $ 12.3
Transatlantic Reinsurance Company                                           $  9.1        $  9.1
Cologne Reinsurance Company of America                                      $  0.9        $  0.9
Mutual Assurance, Inc.                                     $  4.1           $  3.9        $  8.0
General Reinsurance                                        $  2.9                         $  2.9
National Reinsurance Corporation                           $  3.8           $  0.5        $  4.3


          As more fully described in Note 3, immediately prior to the sale of Sequoia to Physicians by SRC, Sequoia and SRC entered into a reinsurance treaty whereby all policy and claims liabilities of Sequoia prior to the date of purchase by the Company are the responsibility of SRC. Payment of these reinsurance liabilities has been unconditionally and irrevocably guaranteed by QBE Insurance Group Limited.

          The Company entered into a reinsurance treaty in 1995 with Mutual in connection with the sale of Physicians' MPL business to Mutual. This treaty is a 100% quota share treaty covering all claims arising from policies issued or renewed with an effective date after July 15, 1995. At the same time, Physicians terminated two treaties entered into in 1994 and renewed in 1995. The first of these was a claims-made agreement under which Physicians' retention was $200,000, for both occurrence and claims-made insurance policies. Claims are covered up to $1 million. The second treaty reinsured claims above $1 million up to policy limits of $5 million on a true occurrence and claims-made basis, depending on the underlying insurance policy.

          In 1994, the Company entered into a retrospective reinsurance arrangement with respect to its MPL business. As a result, Physicians initially recorded a deferred gain on retroactive reinsurance of $3,445,123 in 1994. Deferred gains are being amortized into income over the expected payout of the underlying claims using the interest method. The unamortized gain as of December 31, 1997 and 1996 was $2,168,393 and $2,874,128, respectively.

          Effective October 1, 1997, PRO and Physicians entered into a 100% quota share reinsurance treaty wherein PRO agreed to cede and Physicians agreed to assume all of PRO's existing claims liabilities including allocated loss adjustment expenses, but excluding unallocated loss adjustment expenses. Physicians is to administer the settlement of all claims under PRO's policies issued prior to the effective date of the 100% quota share treaty for which Physicians will be reimbursed for direct expenses incurred in adjusting PRO's claims. This 100% quota share reinsurance treaty is secondary to all of PRO's reinsurance treaties in effect prior to its effective date.

          The following is a summary of the net effect of reinsurance activity on the consolidated financial statements for 1997, 1996, and 1995:


                                                   1997                 1996                1995
                                             ------------------    ----------------    ----------------
Direct premiums written                           $ 46,634,157        $ 44,423,399        $ 35,788,854
Reinsurance premiums assumed                           183,945             274,296             140,303
Reinsurance premiums ceded                          (7,125,152)         (7,140,634)        (12,094,692)
                                             ------------------    ----------------    ----------------
     Net premiums written                         $ 39,692,950        $ 37,557,061        $ 23,834,465
                                             ==================    ================    ================

Direct premiums earned                              60,474,680          58,059,587          28,823,985
Reinsurance premiums assumed                           220,564             281,019             141,496
Reinsurance premiums ceded                         (10,818,840)        (19,579,901)         (9,423,750)
                                             ------------------    ----------------    ----------------
     Net premiums earned                          $ 49,876,404        $ 38,760,705        $ 19,541,731
                                             ==================    ================    ================
Losses and loss adjustment expenses incurred:
     Direct                                         47,890,333          35,969,535          47,057,111
     Assumed                                           427,371              69,541              33,285
     Ceded                                         (17,045,189)        (17,458,446)        (27,305,248)
                                             ------------------    ----------------    ----------------
                                                    31,272,515          18,580,630          19,785,148
     Effect of discounting on losses and
         loss adjustment expenses (Note 13)          3,057,812           4,351,860           3,386,440
                                             ------------------    ----------------    ----------------
Net losses and loss adjustment expenses           $ 34,330,327        $ 22,932,490        $ 23,171,588
                                             ==================    ================    ================



 13. RESERVES FOR UNPAID LOSS AND LOSS ADJUSTMENT EXPENSES:

          Reserves for unpaid losses and loss adjustment expenses on MPL and property and casualty business represent management's estimate of ultimate losses and loss adjustment expenses and fall within an actuarially determined range of reasonably expected ultimate unpaid losses and loss adjustment expenses.

          Reserves for unpaid losses and loss adjustment expenses are estimated based on both company-specific and industry experience, and assumptions and projections as to claims frequency, severity, and inflationary trends and settlement payments. Such estimates may vary significantly from the eventual outcome. In management's judgment, information currently available has been appropriately considered in estimating the loss reserves and reinsurance recoverable of the insurance subsidiaries.

          Physicians and PRO prepare their statutory financial statements in accordance with accounting practices prescribed or permitted by the Ohio Department of Insurance ("Ohio Department"). CIC, CNIC and Sequoia prepare their statutory financial statements in accordance with accounting practices prescribed or permitted by the California Department of Insurance. Prescribed statutory accounting practices include guidelines contained in various publications of the National Association of Insurance Commissioners, as well as state laws, regulations, and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. The Ohio Department's prescribed accounting practices do not allow for discounting of claim liabilities. However, for the years ended December 31, 1997, 1996, and 1995, the Ohio Department permitted Physicians to discount its losses and loss adjustment expenses related to its MPL claims to reflect investment income. Such permission was granted due primarily to the longer claims settlement period related to MPL business as compared to most other types of property and casualty insurance lines of business. Property and casualty insurance companies are permitted to discount claims liabilities under generally accepted accounting principles to the extent that the discounting of claims liabilities by such entities is prescribed or permitted by statutory accounting principles.

          The method of discounting utilized by Physicians is based on historical payment patterns and assumes an interest rate at or below Physicians' investment yield, and is the same rate used for statutory reporting purposes. Physicians uses a discount rate of 4%. The carrying value of MPL reserves gross as to reinsurance was approximately $108.7 million, net of discounting of $12.5 million at December 31, 1997 and $141.8 million, net of discounting of $15.5 million at December 31, 1996.

          Activity in the reserve for unpaid claims and claim adjustment expenses was as follows for each of the years ended December 31:

                                                    1997                 1996                  1995
                                              -----------------    -----------------    -------------------
Balance at January 1                             $ 252,023,546        $ 229,796,606          $ 180,691,044
     Less reinsurance recoverables                 (89,493,139)         (92,474,112)           (26,335,327)
                                              -----------------    -----------------    -------------------
          Net balance at January 1                 162,530,407          137,322,494            154,355,717
                                              -----------------    -----------------    -------------------
Incurred loss and loss adjustment expenses
     for current accident year claims               33,440,000           20,806,194             17,886,560
Incurred loss and loss adjustment expenses
     for prior accident year claims                   (980,469)          (2,609,907)              (335,958)
Retroactive reinsurance                             (1,187,016)                                 (2,422,308)
Provision for deferral of gain on retroactive
     reinsurance                                                           (145,135)             2,115,011
Accretion of discount                                3,057,812            4,881,338              5,928,283
                                              -----------------    -----------------    -------------------
     Total incurred                                 34,330,327           22,932,490             23,171,588
                                              -----------------    -----------------    -------------------
Net balances acquired in merger                                          41,293,239
                                              -----------------    -----------------    -------------------
Effect of retroactive reinsurance                    1,187,018              145,135             (2,115,011)
                                              -----------------    -----------------    -------------------
Payments for claims occurring during:
     Current accident year                         (13,886,002)          (6,964,436)            (1,357,986)
     Prior accident years                          (55,720,662)         (32,198,515)           (36,731,814)
                                              -----------------    -----------------    -------------------
          Total paid                               (69,606,664)         (39,162,951)           (38,089,800)
                                              -----------------    -----------------    -------------------
Net balance at December 31                         128,441,088          162,530,407            137,322,494
Plus reinsurance recoverables                       67,654,430           89,493,139             92,474,112
                                              -----------------    -----------------    -------------------
Balance at December 31                           $ 196,095,518        $ 252,023,546          $ 229,796,606
                                              =================    =================    ===================



14.    EMPLOYEE BENEFITS PLANS:

          PICO maintains a 401(k) Defined Contribution Plan (the "Plan") covering substantially all employees of PICO, Physicians, Sequoia, APL, Summit, Vidler, NLRC, and Forbes & Walker. Matching contributions to the Plan are based on a percentage of employee compensation, as well as amounts contributed by employees. In addition, the Company may make a discretionary contribution at the end of the Plan's fiscal year within limits established by ERISA. During 1997, 1996, and 1995, expenses for contributions made to the Plan were $365,000, $334,000, and $133,000, respectively.

          Plan assets for the defined contribution plan are held by one of the Company's subsidiaries. Another subsidiary is responsible for management of the Plan's assets.

15.    REGULATORY MATTERS:

          The regulations of the Departments of Insurance in the states where the Company's insurance subsidiaries are domiciled generally restrict the ability of insurance companies to pay dividends or make other distributions. Based upon statutory financial statements filed with the insurance departments as of December 31, 1997, $16.0 million was available for distribution by the Company's wholly-owned insurance subsidiaries to the parent company without the prior approval of the Department of Insurance in the states in which the Company's insurance subsidiaries are domiciled, through December 29, 1998. The total eligible distributions in 1998 are approximately $29.2 million. On December 17, 1997, PRO paid a dividend of approximately $5.5 million to Physicians in cash. A dividend payment of $13,212,593 was made on December 30, 1997 from Physicians to PICO Holdings, Inc. in the form of GEC common stock.

16.    COMMITMENTS AND CONTINGENCIES:

          The Company leases some of its offices under noncancellable operating leases which expire through February 2001. Total rental expense for the years ended December 31, 1997, 1996 and 1995 was $1,470,301, $1,714,265
       and $395,239, respectively. Future minimum rental payments required under the leases are as follows:

       Years Ending December 31, (in thousands)

                                1998                  $1,040
                                1999                     934
                                2000                     816
                                2001                     452
                                2002                     439
                                                  -----------
                                                      $3,681
                                                  ===========



          The Company is subject to various litigation which arises in the ordinary course of its business. Based upon information presently available, management is of the opinion that such litigation will not have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.

 17.   OTHER RELATED-PARTY TRANSACTIONS:

          In 1994, the Company entered into a consulting agreement for a combined annual fee of $200,000 with two of its directors for consulting services related to the Company's investment activities, investment banking services and analysis of operations. Effective January 1, 1995, the Company revised the agreement with these directors to a combined annual fee of $300,000. Effective September 11, 1995, the previous agreements were terminated and the Company entered into consulting arrangements with the same two Directors for a three-year period at a combined fee of $300,000 annually for their services as officers of the Company related to analysis of the Company's operations, investment banking activities, and analysis and recommendation on the Company's investment portfolio. The Company paid a combined fee of $300,000 and $305,000 to each of these two Directors for 1996 and 1995, respectively. In addition, the aforementioned directors were awarded a bonus of $450,000 each in 1996. These contracts were superceded by the January 1997 contracts described below.

          Summit is a Registered Investment Advisor providing investment advisory services to managed accounts including the Company's subsidiaries. Although dormant for several years, Summit commenced active operations on January 1, 1995. On January 1, 1995, Summit's President and CEO was granted an option expiring December 31, 2004 to purchase 49% of Summit's common shares for a nominal amount, which represented the fair value of such options on the grant date. No options have been exercised under this agreement. Two of the Company's directors were instrumental in establishing the operations of Summit and are entitled to receive 50% of the first $1,000,000 of profits attributed to Physicians' ownership of common stock. No compensation was paid to each of those directors under this arrangement in 1997, 1996, or 1995. Effective January 1, 1996, Summit entered into a contract to provide investment management services to Physicians, PRO, Sequoia, APL, and Separate Accounts A and B of APL. Summit also entered into a contract to provide investment management services to CIC on December 1, 1996.

          Effective September 11, 1995, the same two directors also entered into consulting contracts with a subsidiary of GEC. They are to render services in the areas of investment banking, investment portfolio analysis, and management and operational analysis. The compensation paid to each of those Directors under this arrangement was $150,000 and $45,445 in 1996 and 1995, respectively. Each was to receive $150,000 annually for rendering such services through September 11, 1998. These contracts were superseded by the January 1997 contracts described below.

          On September 26, 1995, the same two directors of the Company, who are also officers and directors of GEC, were granted options by GEC to purchase up to 1,549,833 shares of common stock of GEC at an exercise price of $2.50 (Cdn.) per share, which was the closing market price of GEC shares on the Toronto Stock Exchange on the date of grant. Such options are immediately exercisable. In addition, on October 24, 1995, each was granted options by GEC to purchase 950,167 additional shares of common stock of GEC at an exercise price of $2.45 (Cdn.) per share. All of these options are exercisable.

          In January 1997, the consulting arrangements described above between two of the Company's directors and the Company, SGM, and GEC were terminated and were replaced with a single consulting arrangement between each of the directors, a wholly-owned subsidiary of GEC and PICO. Under the new consulting arrangement, the Company's Board of Directors increased the annual base consulting fees for the two directors who perform consulting services related to investment activities, investment banking services and analysis of operations to $800,000 each beginning January 1, 1997. In addition, each is entitled to an incentive award based on the growth of the Company's book value during 1997, above a threshold rate of return. PICO will be responsible for two-thirds of the consulting fee and a wholly-owned subsidiary of GEC will be responsible for one-third. Effective December 31, 1997, these two directors became employees of the Company and a subsidiary of GEC; the terms of employment were similar to the consultant arrangements described above. The employment agreements entered into by the two directors, effective December 31, 1997, superceded and replaced the prior consulting agreements.

          On March 6, 1996, Charles E. Bancroft, the President and Chief Executive Officer of Sequoia, entered into an incentive agreement with Sequoia after its acquisition by Physicians. Under the terms of this incentive agreement, Mr. Bancroft is to receive a payment equal to ten percent of the increase in Sequoia's value upon his retirement, removal from office for reasons other than cause, or the sale of Sequoia to a third party. For purposes of the incentive agreement, the increase in Sequoia's value is to be measured from August 1, 1995, the date Physicians acquired Sequoia. Mr. Bancroft will not be eligible to receive any incentive payment, and no such incentive payment will be considered to be earned, until Mr. Bancroft had been an employee of Sequoia continuously from August 1, 1995 through August 1, 1998. On March 20, 1998 this incentive agreement was clarified to include the combined increase in value of Sequoia and CIC. The increase in value of CIC will be measured from January 1, 1998. The Company recorded compensation expense of $250,000 during the year ended December 31, 1997 related to this arrangement.

          Certain of the Company's subsidiaries have stock option arrangements with officers and other employees for stock of the respective subsidiary. Options are granted under these arrangements at the fair value of the subsidiary's stock. Therefore, no compensation has been recorded by the Company related to these arrangements.

          On December 30, 1996, Physicians paid a dividend of approximately $13.2 million to its sole shareholder, PICO. On April 14, 1997, Physicians paid a dividend of approximately $8.6 million to PICO. With the approval of the Ohio Department, on November 19, 1997, PRO amended its license to delete the authority to write MPL insurance and on December 17, 1997 paid a dividend of approximately $5.5 million to its sole shareholder, Physicians. On December 17, 1997, Physicians contributed an additional 5.5 million to Sequoia. On December 30, 1997, Physicians paid a dividend of approximately $13.2 million to PICO in the form of 5,557,347 shares of GEC common stock.

          In November 1996, Physicians purchased a $2.5 million convertible debenture from PC Quote, Inc. Physicians currently owns approximately 16.8% of PC Quote, Inc. On May 5, 1997, PICO agreed to provide a line of credit to PC Quote, Inc. The initial credit was for $1 million with repayment due September 30, 1997. The credit has since been increased to $2,250,000 with repayment due April 30, 1998. The Company received warrants to purchase common shares of PC Quote, Inc. in connection with these transactions. The value of such warrants is not material to the Company's financial position or results of operations.

 18.   STATUTORY INFORMATION:

          The Company and its insurance subsidiaries are subject to regulation by the insurance departments of the states of domicile and other states in which the companies are licensed to operate and file financial statements using statutory accounting practices prescribed or permitted by the respective Departments of Insurance. Prescribed statutory accounting practices include a variety of publications of the NAIC, as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. Physicians has received written approval from the Ohio Department of Insurance to discount its MPL unpaid loss and loss adjustment expense reserves, including related reinsurance recoverables using a 4% discount rate. Statutory practices vary in certain respects from generally accepted accounting principles. The principal variances are as follows:

       1) Certain assets are designated as "non-admitted assets" and charged to shareholders' equity for statutory accounting purposes (principally certain agents' balances and office furniture and equipment).

       2) Deferred policy acquisition costs are expensed for statutory accounting purposes.

       3) Deferred federal income taxes are not recognized for statutory accounting purposes.

       4) Equity in net income of subsidiaries and affiliates is credited directly to shareholders' equity for statutory accounting purposes.

       5) Fixed maturity securities classified as available for sale are carried at amortized cost.

       6) Loss and loss adjustment expense reserves and unearned premiums are reported net of the impact of reinsurance for statutory accounting purposes.

          The Company and its wholly owned insurance subsidiaries' net income
       (loss) for the years ended December 31, 1997, 1996 and 1995 and policyholders' surplus as of December 31, 1997, 1996, and 1995 on the statutory accounting basis are as follows:

                                             1997              1996               1995
                                         -------------     ------------      ------------
Physicians Insurance Company of Ohio
     Statutory net income                $ 28,967,115      $ 21,807,610      $ 13,212,594
     Policyholders' surplus                54,790,265        69,464,034        83,380,498
The Professionals Insurance Company:
     Statutory net income                $  1,167,208      $  1,330,733      $    403,378
     Policyholders' surplus                 3,922,382         7,684,701         6,024,645
American Physicians Life Insurance:
     Statutory net income                $    220,968      $  2,709,570      $    731,813
     Policyholders' surplus                12,776,934        11,809,784         9,658,540
Sequoia Insurance Company*
     Statutory net income                $  1,161,670      $   (982,953)     $ (3,319,089)
     Policyholders' surplus                21,069,190        14,445,550        10,254,113
Citation Insurance Company**
     Statutory net income                $ (1,380,920)     $ (3,069,661)                -
     Policyholders' surplus                29,112,651        25,596,903                 -

-------------------

  * Purchased August 1, 1995
 ** Purchased November 20, 1996

          Certain insurance subsidiaries are owned by other insurance subsidiaries. In the table above, investments in such subsidiary-owned insurance companies are reflected in statutory surplus of both the parent and subsidiary-owned insurance company. As a result, at December 31, 1997, 1996, and 1995, statutory surplus of approximately $37,768,506, $38,423,146 and $25,937,298, respectively, is reflected in both the parent and subsidiary-owned insurance companies.

19.     SEGMENT REPORTING:

          The Company's operations are organized into five principal segments: portfolio investing; surface, water, geothermal and mineral rights; property & casualty insurance; MPL (Note 1) and other. As a result of the acquisition in August 1997 of the majority ownership in GEC and management's strategic initiatives, the surface, water, geothermal and mineral rights activities of the Company and GEC have been disclosed as a reportable segment in this annual report. Other operations include Summit's investment management services and the Company's real estate development and other activities. Portfolio investing for 1997 includes the portfolio investing activities of GEC.

          At December 31, the principal industry segments are as follows (in thousands):

                                         Surface, Water,
                                           Geothermal   Property
                             Portfolio     and Mineral    and
                           Investing (A)     Rights     Casualty      MPL     Other (B)    Consolidated
                          ---------------------------------------------------------------  ------------
1997:
-----
Revenues                     $ 24,069        $ 2,500    $ 56,433    $ 3,896      $ 682      $87,580
Income before income taxes     17,748             12       5,556        765       (578)      23,503
Identifiable assets           116,477         74,737     158,760     78,756      1,563      430,293
Depreciation and amortization     325             34         761         53          8        1,181
Capital expenditures              271             28         634         44          8          985

1996:
-----
Revenues                     $ 26,994                   $ 35,280   $ 12,244    $ 2,218      $76,736
Income before income taxes     23,310                      3,307      8,469     (1,109)      33,977
Identifiable assets            56,264                    204,124    151,341     78,696      490,425
Depreciation and amortization     746                        959                   427        2,132
Capital expenditures               55                         51                                106

1995:
-----
Revenues                      $ 8,021                    $ 2,485   $ 29,049    $ 1,634      $41,189
Income before income taxes      5,313                     (3,722)     6,026       (510)       7,107
Identifiable assets            57,800                    100,978    193,133     69,905      421,816
Depreciation and amortization   1,972                        139                     4        2,115
Capital expenditures              267                        720                    36        1,023



       (A) Portfolio investing identifiable assets include certain investments held by one of the Company's regulated insurance subsidiaries which is no longer writing new business. Management believes that this component of the insurance subsidiary's assets is in excess of the amount of the subsidiary's assets that will be required to settle its claims liabilities. The amount of the insurance subsidiary's assets included in the portfolio investing segment were approximately $6 million, $56 million and $58 million as of December 31, 1997, 1996, and 1995, respectively. Investment income revenue thereon was approximately $2 million, $27 million and $8 million, for the years ended December 31, 1997, 1996, and 1995, respectively.

       (B) The life and health insurance segment was discontinued in 1997. Included in "Other" are amounts of identifiable assets of approximately $68,000 for both 1996 and 1995. Income statement amounts for 1997, 1996 and 1995 are classified as discontinued operations.

20. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

          The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that fair value:

       - CASH AND CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS: The carrying amounts of cash and cash equivalents and short-term investments approximate their estimated fair values.

       - FIXED MATURITIES AND EQUITY INVESTMENT SECURITIES: Fair values are based upon quoted market prices, or dealer quotes for comparable securities. In addition, the Company owns certain warrants to purchase the common stock of a publicly traded company. The estimated fair value of such warrants is their intrinsic value based on the quoted market price of the underlying common stock of the investee company.

       - DEPOSITS WITH REINSURERS AND REINSURANCE RECOVERABLES: The carrying amounts of deposits with reinsurers and reinsurance recoverables with fixed amounts due are reasonable estimates of fair value.

       - INVESTMENT IN AFFILIATE: Estimated fair value of GEC for 1996 is based upon its quoted market price on the Toronto Stock Exchange translated at the exchange rates in effect at the balance sheet date.

       - SEPARATE ACCOUNTING: Separate account assets and liabilities are carried at market value, which is based upon quoted market prices.

       -  POLICYHOLDER LIABILITIES FOR ANNUITY AND OTHER POLICYHOLDER FUNDS:
          Policyholder liabilities for annuity and other policyholder funds include reserves without mortality or morbidity risks. The fair value is estimated by discounting future payments at rates currently offered for similar financial instruments.


                                             December 31, 1997                      December 31, 1996
                                 -------------------------------------    ----------------------------------
                                    Carrying            Estimated            Carrying          Estimated
                                     Amount             Fair Value            Amount           Fair Value
                                 ----------------    -----------------    ---------------    ---------------
Financial assets:
     Cash and cash equivalents and
          short-term investments    $ 85,193,009         $ 85,193,009       $ 65,429,714       $ 65,429,714
     Investment securities           213,255,572          213,255,572        290,413,673        290,413,673
     Deposits with reinsurers and
          reinsurance recoverables     7,371,146            7,371,146          5,878,483          5,878,483
     Investment in affiliate                                                  28,047,764         52,143,007
     Assets held in separate accounts                                          5,601,828          5,601,828

Financial liabilities:
     Policyholder liabilities for
          investment-type insurance
          contracts                                                           44,116,065         42,362,323
     Liabilities related to separate
          accounts                                                             5,601,828          5,601,828

21.    SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED):

          Summarized unaudited financial data for 1997 and 1996 are shown below. In management's opinion, the interim financial data contains all adjustments, consisting of only normal recurring accruals, necessary for a fair presentation of results for such interim periods. Prior period amounts have been adjusted to conform to the current period presentation, including reclassification for discontinued operations, and adjustment to shares and net income (loss) per share values due to the Merger.

          The Company computes earnings per common share for each quarter independently of earnings per share for the year. The sum of the quarterly earnings per share may not equal the earnings per share for the year because of: (i) transactions affecting the weighted average number of shares outstanding in each quarter; and (ii) the uneven distribution of earnings during the year.


                                                 First          Second             Third             Fourth
                                                Quarter         Quarter           Quarter           Quarter
                                             ------------     ------------      ------------     ------------
1997:
-----
Revenues                                     $ 21,050,205     $ 17,180,640      $ 43,808,203     $  5,540,716
Net Income (loss)                            $  1,991,660     $  1,823,916      $ 17,860,455     $ (2,184,410)
Basic:
    Earnings (loss) per common share         $       0.06     $       0.06      $       0.55     $      (0.07)
    Number of shares used in calculation       33,423,501       33,508,820        33,869,718       32,591,650
Diluted:
    Earnings (loss) per common share         $       0.06     $       0.05      $       0.53     $      (0.06)
    Number of shares used in calculation       33,362,680       33,512,735        33,882,821       34,053,596
1996:
-----
Revenues                                     $ 10,563,318     $  9,426,646      $ 12,183,066     $ 44,563,250
Net Income (loss)                            $  1,971,720     $   (771,762)     $  1,354,993     $ 21,765,060
Basic:
    Earnings (loss) per common share         $       0.07     $      (0.03)     $       0.05     $       0.73
    Number of shares used in calculation       27,436,191       27,436,191        27,436,191       29,716,050
Diluted:
    Earnings (loss) per common share         $       0.07     $      (0.03)     $       0.05     $       0.71
    Number of shares used in calculation       28,606,993       28,536,676        28,366,972       30,583,339


ITEM 9. CHANGE IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

                  During 1997, PICO changed its accountants as described in the following documents: 8-K, filed June 12, 1997; 8-K/A, filed June 26, 1997; 8-K, filed July 16, 1997; 8-K/A, filed September 24, 1997; and 8-K/A2, filed September 26, 1997. All these reports were filed with the SEC concerning the Company's change in accountants.

                                    PART III

                  Certain information required by Part III is omitted from this
              Report, in that PICO will file its Proxy Statement pursuant to Regulation 14A not later than 120 days after the end of the fiscal year covered by this Report, and certain information included therein is incorporated herein by reference.

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

                  The information relating to the directors and executive
              officers of PICO will be set forth in PICO's Proxy Statement to be used in connection with its 1998 annual meeting of shareholders, and such information is hereby incorporated by reference.

                  Information with respect to delinquent filings pursuant to
              Item 405 of Regulation S-K is incorporated by reference to the Proxy Statement as set forth under the caption "Executive Compensation and Other Matters -- Section 16(a) Beneficial Ownership Reporting Compliance."

ITEM 11. EXECUTIVE COMPENSATION

                  The information relating to executive compensation is
              incorporated by reference to the Proxy Statement under the caption "Executive Compensation and Other Matters."

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The information relating to ownership of equity securities of
              PICO by certain beneficial owners and management is incorporated by reference to the Proxy Statement as set forth under the caption "General Information --- Stock Ownership of Certain Beneficial Owners and Management."

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  The information relating to certain relationships and related transactions is incorporated by reference to the Proxy Statement under the captions "Executive Compensation and Other Matters -- Certain Transactions" and "Executive Compensation and Other Matters -- Compensation Committee Interlocks and Insider Participation."

                                     PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULE, AND REPORTS ON FORM 10-K

              (A)   FINANCIAL STATEMENTS, SCHEDULES AND EXHIBITS.

                    1.    FINANCIAL STATEMENTS.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                              Independent Auditors' Reports..................................     46-46.2
                              Consolidated Balance Sheets as of December 31, 1997 and 1996...     47-48
                              Consolidated Statements of Income for the Years
                                    Ended December 31, 1997, 1996 and 1995...................        49
                              Consolidated Statement of Changes in Shareholders' Equity
                                    for the Years Ended December 31, 1997, 1996, and 1995....     50-51
                              Consolidated Statements of Cash Flows for the Years
                                    Ended December 31, 1997, 1996 and 1995...................        52
                              Notes to Consolidated Financial Statements.....................     53-80

                    2.     FINANCIAL STATEMENT SCHEDULES.

                          To be filed by amendment.

                              Independent Auditors' Reports..........................................
                              Schedule II - Condensed Financial Information of Registrant............
                              Schedule III - Supplementary Insurance Information.....................
                              Schedule V - Valuation and Qualifying Accounts.........................

                    3.    EXHIBITS


                                  Exhibit
                                  Number                                            Description
                                  ------                                            -----------

                                       + 2.2  Agreement and Plan of Reorganization, dated as of May 1, 1996, among PICO,
                                              Citation Holdings, Inc. and Physicians and amendment thereto dated August 14, 1996 and related Merger Agreement.

                                   +++++ 2.3 Second Amendment to Agreement and Plan of Reorganization dated November 12, 1996.

                                       # 2.4  Agreement and Debenture, dated November 14, 1996 and November 27, 1996, respectively, by and between Physicians and PC Quote, Inc.

                                       # 2.5  Purchase and Sale Agreement by, between and among Nevada Land and Resource Company,
                                              LLC, GEC, Western Water Company and Western Land Joint Venture dated April 9, 1997.

                                    +++++3.1  Amended and Restated Articles of Incorporation of PICO.

                                     + 3.2.2  Amended and Restated By-laws of PICO.

                                   +++++ 4.2  First Amendment to Rights Agreement dated April 30, 1996.

                                   +++++ 4.3  Second Amendment to Rights Agreement dated November 20, 1996.

                                     -* 10.7  Key Officer Performance Recognition Plan.

                                      * 10.8  Flexible Benefit Plan

                                     -* 10.9  Amended and Restated 1983 Employee Stock Option Plan.

                                 -**** 10.10  Salary Reduction Profit Sharing Plan as amended and restated effective January 1, 1994 and Amendments Nos. 1 and 2 thereto dated March 13, 1995 and March 15, 1995, respectively.

                                    -* 10.11  Employee Stock Ownership Plan and Trust Agreement.

                                -*** 10.11.1  Amended Employee Stock Ownership Plan and Trust Agreement.

                              -***** 10.11.2  Amendment to Employee Stock Ownership Plan dated October 1, 1992.

                               -**** 10.11.3  Amendment to Employee Stock Ownership Plan dated March 15, 1995.

                                     * 10.16  Office Lease between CIC and North Block Partnership dated July, 1990.

                                 *** 10.16.1  Amendments Nos. 1 and 2 to Office Lease between CIC and North Block Partnership dated January 6, 1992 and February 5, 1992, respectively.

                                **** 10.16.2  Amendments Nos. 3 and 4 to Office Lease between CIC and North Block Partnership dated December 6, 1993 and October 4, 1994, respectively.

                                    -* 10.22  1991 Employee Stock Option Plan

                                -***** 10.23  PICO Severance Plan for Certain Executive Officers, Senior Management and Key
                                              Employees of the Company and its Subsidiaries, including form of agreement.

                                      -10.55  Consulting Agreements, effective January 1, 1997, regarding retention of Ronald
                                              Langley and John R. Hart as consultants by Physicians and GEC.

                                    ++ 10.57  PICO 1995 Stock Option Plan

                                  -+++ 10.58  Key Employee Severance Agreement and Amendment No. 1 thereto, each made as of
                                              November 1, 1992, between PICO and Richard H. Sharpe and Schedule A identifying other substantially identical Key Employee Severance Agreements between PICO and certain of the executive officers of PICO.

                                   +++ 10.59  Agreement for Purchase and Sale of Shares, dated May 9, 1996, among Physicians,
                                              GPG and GEC.

                                    ++ 10.60  Agreement for the Purchase and Sale of Certain Assets, dated July 14, 1995 between
                                              Physicians, PRO and Mutual Assurance, Inc.

                                    ++ 10.61  Stock Purchase Agreement dated March 7, 1995 between Sydney Reinsurance
                                              Corporation and Physicians.

                                    ++ 10.62  Letter Agreement, dated September 5, 1995, between Physicians, Christopher Ondaatje and the South East Asia Plantation Corporation Limited.

                                  ++++ 10.63  Amendment No. 1 to Agreement for Purchase and Sale of Certain Assets, dated July 30,
                                              1996 between Physicians, PRO and Mutual Assurance, Inc.

                                 +++++ 16.1.  Letter regarding change in Certifying Accountant from Deloitte & Touche, LLP,
                                              Independent auditors.

                                       # 21.  Subsidiaries of PICO.

                                       23.1.  Independent Auditors' Consent - Deloitte & Touche LLP.

                                       23.2.  Consent of Independent Accountants - Coopers & Lybrand L.L.P.

                                       23.3.  Accountants' Consent - KPMG

                                         27.  Financial Data Schedule.

                                     ### 28. Form S-8, Registration Statement under the Securities Act of 1933, for the
                                             PICO Holdings, Inc. Employee's 401(k) Retirements Plan and Trust, Registration
                                             No. 333-36881.

                                    #### 29. Form S-8, Registration Statement under the Securities Act of 1933, for Physicians
                                             Insurance Company of Ohio 1995 Non-Qualified Stock Option Plan and assumed by
                                             PICO Holdings, Inc., Registration No. 333-32045.

              ----------

              * Incorporated by reference to exhibit of same number filed with Registration Statement on Form S-1 (File No. 33-36383).

              *** Incorporated by reference to exhibit of same number filed With 1992 Form 10-K.

              **** Incorporated by reference to exhibit of same number filed with 1994 Form 10-K.

              ***** Incorporated by reference to exhibit bearing the same number filed with Registration Statement on Form S-4 (File No. 33-64328).

              + Filed as Appendix to the prospectus in Part I of Registration Statement on Form S-4 (File No. 333-06671)

              ++ Incorporated by reference to exhibit filed with Physicians' Registration Statement No. 33-99352 on Form S-1 filed with the SEC on November 14, 1995.

              +++ Incorporated by reference to exhibit filed with Registration Statement on Form S-4 (File no. 333-06671).

              ++++ Incorporated by reference to exhibit filed with Amendment No. 1 to Registration Statement No. 333-06671 on Form S-4.

              +++++ Incorporated by reference to exhibit of same number filed with Form 8-K dated December 4, 1996.

                  -       Executive Compensation Plans and Agreements.

              # Incorporated by reference to exhibit of same number filed with Form 10-K dated April 15, 1997.

              ## Incorporated by reference to exhibit * of same number filed with 10-K/A dated April 30, 1997.

              ### Incorporated by reference to Form S-8 filed with the Securities and Exchange Commission (File No. 333-36881).

              #### Incorporated by reference to Form S-8 filed with the Securities and Exchange Commission (File No. 333-32045).


              (b)   REPORTS ON FORM 8-K.

                          On December 4, 1996 and December 30, 1996, PICO filed
                    a Form 8-K and a Form 8-K/A, respectively, with the United States Securities and Exchange Commission. The Form 8-K reported the consummation of the Merger, the amendment of PICO's Articles of Incorporation and By-laws and a change in the Company's accountants. The Form 8-K/A provided the pro forma financial information of PICO for the quarter ended and as of September 30, 1996 with respect to the Merger. See also Item 9 of Part II of this report for a listing of additional 8-K documents filed.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  March 31, 1998
                                                PICO Holdings, Inc.


                                                By:    /s/ John R. Hart
                                                   -----------------------------
                                                            John R. Hart
                                                       Chief Executive Officer
                                                       President and Director

    Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below on March 31, 1998 by the following persons in the capacities indicated.




/s/ Ronald Langley                  Chairman of the Board
----------------------------------
Ronald Langley



/s/ John R. Hart                    Chief Executive Officer, President and
----------------------------------  Director
John R. Hart



/s/ Gary W. Burchfield              Chief Financial Officer and Treasurer
----------------------------------  (Chief Accounting Officer)
Gary W. Burchfield



/s/ S. Walter Foulkrod, III, Esq.   Director
----------------------------------
S. Walter Foulkrod, III, Esq.



/s/ Richard D. Ruppert, MD          Director
----------------------------------
Richard D. Ruppert, MD



                                    Director
----------------------------------
Dr. Gary H. Weiss




/s/ Dr. Marshall J. Burak           Director
----------------------------------
Dr. Marshall J. Burak


/s/ Robert R. Broadbent             Director
----------------------------------
Robert R. Broadbent



/s/ John D. Weil                    Director
----------------------------------
John D. Weil

                                                                    EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-36881 and 333-32045 of PICO Holdings, Inc. on Form S-8 of our report dated March 27, 1998, appearing in this Annual Report on Form 10-K of PICO Holdings, Inc. for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP



San Diego, California
March 31, 1998

                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-36881 and 333-32045) of our reports dated April 7, 1997, on our audits of the consolidated financial statements of PICO Holdings, Inc.

                           COOPERS & LYBRAND, L.L.P.


San Diego, California
March 30, 1998

                                                                    EXHIBIT 23.3


                              ACCOUNTANTS' CONSENT


The Board of Directors
PICO Holdings, Inc.


We consent to the incorporation by reference in the Registration Statements (Nos. 333-36881 and 333-32045) on Forms S-8 of PICO Holdings, Inc. of our report dated March 17, 1998 relating to the consolidated statement of financial position of Global Equity Corporation as at December 31, 1997, and the related consolidated statements of operations, deficit and changes in financial position for the year then ended, which report appears in the annual report on Form 10-K of PICO Holdings, Inc. dated March 31, 1998.


KPMG
Chartered Accountants


Toronto, Canada
March 31, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 -------------

                                   FORM 10-K/A
  (MARK ONE)

                               AMENDMENT NO. 1 TO

  [ X ] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
        EXCHANGE ACT OF 1934 [FEE REQUIRED]

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997

                                       OR

  [   ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
        EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

             FOR THE TRANSITION PERIOD FROM __________ TO __________

                         COMMISSION FILE NUMBER 0-18786

                                 -------------

                               PICO HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         CALIFORNIA                                      94-2723335
(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

                         875 PROSPECT STREET, SUITE 301
                           LA JOLLA, CALIFORNIA 92037
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (619) 456-6022

           SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:
                                      NONE

           SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                          COMMON STOCK, $.001 PAR VALUE
                                (TITLE OF CLASS)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III or this Form 10-K or any amendment to this Form 10-K. [X]

Approximate aggregate market value of the registrant's common stock held by nonaffiliates of the registrant (based on the closing sales price of such stock as reported in the Nasdaq National Market) on March 20, 1998 was $118,539,069. Excludes shares of common stock held by directors, officers and each person who holds 5% or more of the registrant's common stock.

Number of shares of common stock, $.001 par value, outstanding as of March 20, 1998 was 32,591,718. As of such date, 4,572,015 shares of common stock were held by subsidiaries of the registrant.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               PICO HOLDINGS, INC.

                          ANNUAL REPORT ON FORM 10-K/A

                                TABLE OF CONTENTS

                                                                                                                       Page
                                                                                                                        No.
                                                                                                                        ---

PART III............................................................................................................     3

    Item 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT....................................................     3
    Item 11.  EXECUTIVE COMPENSATION................................................................................     4
    Item 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                   MANAGEMENT.......................................................................................     9
    Item 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................................................    11

PART IV.............................................................................................................    12

    Item 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K......................................    12

SIGNATURE...........................................................................................................    23

                                   FORM 10-K/A
                                 AMENDMENT NO. 1

The undersigned registrant hereby amends the following items of its Annual Report on Form 10-K for the fiscal year ended December 31, 1997 as set forth in the pages attached hereto:

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF REGISTRANT

The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years.

The following table sets forth information regarding the Company's directors, including their ages, a brief description of their business experience, certain directorships held by each of them and the year in which each became a director of the Company.

                 DIRECTOR NAME                                   BUSINESS EXPERIENCE                             AGE    SINCE
                 -------------                                   -------------------                             ---    -----

         DIRECTORS WITH TERMS ENDING IN 2000:
         S. Walter Foulkrod, III, Esq.  Attorney; owner of S. Walter Foulkrod, III & Associates,  Attorneys at    56     1996
                                        Law, Harrisburg, PA, since 1994;  President and Chairman of Foulkrod,
                                        Reynolds & Havas, PC, from 1984 to 1994; Director of Physicians since 1988.
         Richard D. Ruppert, MD         Physician;  President  of  Medical  College of Ohio from 1978 to 1993;    67     1996
                                        President of American Society of Internal  Medicine from 1992 to 1993;
                                        Director of Physicians since 1988.
         Dr. Gary H. Weiss(1)           Barrister  and  Solicitor;  Executive  Director of Guinness Peat Group    44     1996
                                        plc, an  international  investment  company,  since 1992;  Director of
                                        Turnbull & Partners,  Ltd.,  an  investment  bank,  from 1990 to 1992;
                                        Director of Physicians since 1993.

         DIRECTORS WITH TERMS ENDING IN 1999:
         John R. Hart                   President of Quaker Holdings  Limited,  an investment  company,  since    38     1996
                                        1991;  Partner with  Detwiler,  Ryan & Company,  Inc.,  an  investment bank, from 1982 to 1991; Director of Physicians since 1993;  President and CEO of  Physicians  since 1995;  President and CEO and Director of
                                        Global Equity Corporation since 1995; Director of PC Quote, Inc.
         Ronald Langley                 Director  and officer of Pacific  Southwest  Corporation,  a strategic    53     1996
                                        investment  company,  from 1989 to 1992;  Director of Physicians since
                                        1993;  Chairman of  Physicians  since 1995:  Chairman  and Director of
                                        Global  Equity  Corporation  since  1995;  Chairman  of Summit  Global
                                        Management, Inc. since 1994; Director of PC Quote, Inc.
         John D. Weil                   President,   Clayton  Management   Company,  a  strategic   investment    57     1996
                                        company; Director of Todd Shipyards Corporation, Cliffs Drilling
                                        Company, CleveTrust Realty Investors, Oglebay Norton Company,
                                        Southern Investors Service Company, Inc., Allied Health Products,
                                        Inc., and Baldwin & Lyons, Inc.

         DIRECTORS WITH TERMS ENDING IN 1998:
         Robert R. Broadbent            Retail consultant since 1989;  Chairman of Higbee Company from 1984 to    76     1996
                                        1989;  President,  CEO,  Director  and  Vice  Chairman  of the  Higbee
                                        Company from 1979 to 1984;  President and Chief  Executive  Officer of
                                        Liberty  House -  Mainland  from  1976 to  1978;  Chairman  and CEO of
                                        Gimbel's from 1973 to 1976; Director of Physicians from 1993 to 1995.
         Dr. Marshall J. Burak          Professor  of Finance  and Dean of the College of Business of San Jose    61     1995
                                        State University since 1981.

-----
(1) Dr. Weiss resigned as a Director of PICO on April 6, 1998.

For information on the executive officers of Registrant, see Part I, Item 1., "Executive Officers."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

Based on a review of the copies of these reports received by the Company and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all filing requirements have been complied with on a timely basis for the fiscal year ended December 31, 1997.

ITEM 11. EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation for fiscal year 1997 of the (i) Chief Executive Officer of the Company (ii) the executive officers of the Company as of December 31, 1997 (Messrs. Langley, Hart, Sharpe, Burchfield and Mosier are sometimes hereinafter referred to as "Named Officers"). Amounts under the caption "Bonus" are amounts earned for performance during the year including amounts paid after the end of the year.

                           SUMMARY COMPENSATION TABLE
                                                                                            Long-Term
                                                                                          Compensation
                                                               Annual Compensation           Awards
                                                               -------------------           ------
                                                                                           Securities
                                                                                           Underlying
                 NAME AND  PRINCIPAL POSITION                                                Options          All Other
                                                   Year        Salary        Bonus          (Shares)        Compensation
                                                   ----        ------        -----          --------        ------------
                 Chief Executive Officer:
                 ------------------------
                 John R. Hart(1)(2)                1997     $800,000          -0-              -0-               -0-
                   President and Chief             1996     $300,000(3)    $450,000        876,733(4)            -0-
                   Executive Officer               1995     $197,000          -0-              -0-               -0-


                 Executive Officers(2):
                 ----------------------
                 Ronald Langley(5)                 1997     $800,000          -0-              -0-               -0-
                   Chairman of the                 1996     $300,000(3)    $450,000        876,733(4)            -0-
                   Board of Directors              1995     $197,000          -0-              -0-               -0-


                 Richard H. Sharpe(6)              1997     $165,317        $18,340            -0-           $18,743(7)
                   Chief Operating Officer         1996     $139,264        $28,000        300,594(4)        $14,362(7)
                                                   1995     $139,376          -0-              -0-           $ 7,590(7)



                 Gary W. Burchfield(8)             1997     $135,000        $13,500            -0-           $15,618(7)
                   Chief Financial Officer         1996     $102,170        $35,000        210,416(4)        $10,506(7)
                   and Treasurer                   1995     $ 92,084          -0-              -0-           $ 9,338(7)



                 James F. Mosier(9)                1997     $113,017        $12,570            -0-           $12,796(7)
                   General Counsel and             1996     $ 82,835        $27,000        210,416(4)        $ 8,497(7)
                   Corporate Secretary             1995     $ 80,952          -0-              -0-           $ 8,807(7)

-------------------------------

 (1) Mr. Hart became President and CEO of Physicians on July 15, 1995. Prior to that time he was not an officer of Physicians. He became President and CEO of the Company on November 20, 1996.

 (2) Includes compensation received from Physicians prior to the Merger, as well as compensation received from the Company.

 (3) Mr. Langley and Mr. Hart were each compensated $533,328 by the Company for consulting services in 1997 in the areas of investment banking, investment portfolio analysis, and analysis of operations. In addition, Mr. Langley and Mr. Hart entered into consulting agreements with a subsidiary of Global Equity Corporation for annual compensation of $266,672 each for consulting services in the areas of investment banking, investment portfolio analysis, and analysis of operations. On December 31, 1997, Mr. Langley and Mr. Hart each signed employment agreements with the Company and a subsidiary of Global Equity Corporation on terms substantially similar to the consulting agreements.

 (4) Options issued by Physicians prior to the November 1996 Merger under the Physicians Insurance Company of Ohio 1995 Non-Qualified Stock Option Plan and assumed by the Company upon the Merger. All options are fully vested.

 (5) Mr. Langley became Chairman of the Board of Directors of Physicians on July 15, 1995. Prior to that time he was not an officer of Physicians. He became Chairman of the Board of Directors of the Company on November 20, 1996.

 (6) Mr. Sharpe became Chief Operating Officer of Physicians on June 3, 1994. He became Chief Operating Officer of the Company on November 20, 1996.

 (7) Represents amounts contributed by the Company to the PICO Holdings, Inc. Employees 401(k) Retirement Plan and Trust. This retirement plan conforms to the requirements of the Employee Retirement Income Security Act.

 (8) Mr. Burchfield became Chief Financial Officer and Treasurer of Physicians on November 3, 1995. He became Chief Financial Officer and Treasurer of the Company on November 20, 1996.

 (9) Mr. Mosier has been Secretary of Physicians since 1982 and General Counsel since 1984. He became General Counsel and Secretary of the Company on November 20, 1996.

                        OPTION GRANTS IN LAST FISCAL YEAR

No grants of options to purchase the Company's Common Stock were made during the year ended December 31, 1997 to any of the persons named in the Summary Compensation Table.
    .
                 OPTION EXERCISES AND FISCAL 1997 YEAR-END VALUE

The following table provides information concerning options held as of December 31, 1997 by the persons named in the Summary Compensation Table. No options were exercised in 1997 by such individuals.



AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                               Value of Unexercised
                       Number of Securities Underlying Unexercised             In-the-Money-Options
                                   Options at 12/31/97                           At 12/31/97(1)
                                   -------------------                           --------------

        NAME              EXERCISABLE            UNEXERCISABLE            EXERCISABLE       UNEXERCISABLE
        ----              -----------            -------------            -----------       -------------
John R. Hart                876,733                  -0-                  $3,285,556             -0-

Ronald Langley              876,733                  -0-                  $3,285,556             -0-

Richard H. Sharpe           300,594                  -0-                  $1,126,476             -0-

Gary W. Burchfield          210,416                  -0-                  $  788,533             -0-

James F. Mosier             210,416                  -0-                  $  788,533             -0-

----------------------




(1) Based on the closing price of the Company's Common Stock on December 31, 1997 on the Nasdaq National Market of $6.4375 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Weil and Foulkrod, and Dr. Ruppert, serve as members of the Compensation Committee. Mr. Langley and Mr. Hart have been directors and executive officers of GEC since September 5, 1995.

                      REPORT OF THE COMPENSATION COMMITTEE

This report of the Compensation Committee (the "Compensation Committee"), and the Stock Price Performance Graph set forth below, shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Securities Exchange Act of 1934, as amended (the "Exchange Act") except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

COMMITTEE MEMBERS

The three-member Compensation Committee of the Board of Directors is a standing committee composed entirely of outside Directors. Mr. Weil is the chairman and Mr. Foulkrod and Dr. Ruppert are the other members.

COMMITTEE FUNCTIONS

The Compensation Committee is responsible for assuring that all of the executive compensation programs of the Company are developed, implemented, and administered in a way that supports the Company's fundamental philosophy that a significant proportion of executive compensation should be effectively linked to company performance.

The Compensation Committee meets on a regularly scheduled basis. It reviews and approves the overall executive compensation program which includes both base pay and incentive compensation. It considers and approves individual executive officer compensation packages based on recommendations of the Company's Chief Executive Officer. It recommends, for the approval of the full Board, any modification to the compensation package of the Company's Chief Executive Officer.

EXECUTIVE COMPENSATION PHILOSOPHY

The Board of Directors of Physicians retained an independent compensation expert, William M. Mercer, Incorporated ("Mercer"). In 1996, Mercer conducted an analysis of marketplace executive compensation levels. The scope of Mercer's study covered the Company's Chairman and President and Chief Executive Officer. The objectives of Mercer's study were as follows:

o Analyze the scope, responsibilities and skill requirements of the jobs performed by Messrs. Langley and Hart and compare and contrast to comparable benchmark executive positions found in the marketplace.

o Develop an appropriate methodology for selecting comparable benchmark jobs, industry categories and a peer group of companies comparable to the Company in terms of business focus, industry classification and size; and competing for senior executives with the skills, expertise and talent demonstrated by the Company's top two executives.

o For the appropriate benchmark jobs, industry category and peer company group, collect information on marketplace compensation levels and practices from compensation surveys and peer company proxy statements. The companies included in the peer company group are not necessarily those included in the Nasdaq Insurance Stock Index. Determine the most relevant marketplace compensation levels and to compare actual Company compensation levels.

o Develop alternate approaches for structuring the total compensation package for the Company's top two executives, in terms of compensation elements to be used, the mix of total pay and how short and long term incentive compensation might be structured to accurately reflect performance.

Mercer's study recommended to the Compensation Committee a compensation strategy with the following objectives:

o To provide a total compensation package that:

     - is competitive with market rates for executives with similar skill, talent and job requirements.

     - is closely linked to the Company's strategy and the role of covered executives in building shareholder value through growing the book value and, ultimately, the market value of the Company.

o  To retain critical executive talent by:

     -  providing a reasonable and competitive level of current income
        (cash flow).

     - providing for loss of future incentive opportunity if an executive terminates employment before unrealized investment gains are realized.

o To link executive rewards to shareholder interests by:

     - tying incentive awards to growth in book value which ultimately translates into increased market price per share (as investments are liquidated for gains, and the Company grows earnings).

     - granting additional stock options in the future once current options are exercised or expire.

The Compensation Committee believes that to accomplish these goals, the executive compensation program should be based on three distinct components: base pay, annual incentives, and long-term incentives. The Company obtains industry and peer group surveys, and consults with independent experts, to evaluate the Company's executive compensation programs in comparison with those offered by its comparable competitors.

The Compensation Committee has considered amendments to the Internal Revenue Code denying deductions for annual compensation to certain executives in excess of $1 million, subject to certain exceptions. The Company's compensation structure has been such that it does not believe that it is likely that the $1 million cap will affect the Company in the near future. The Internal Revenue Service has issued proposed regulations which, among other things, provide for a transition period of three years for plans previously approved by shareholders. The Company is studying the proposed regulations, but has not yet determined what steps may be required or desirable with respect to its existing plans.

EXECUTIVE COMPENSATION PROGRAM

The features of the executive compensation program as recommended by Mercer and approved by the Compensation Committee are:

BASE COMPENSATION. A fixed rate, to be reviewed annually. Future adjustments will take into account movement in executive compensation levels, changes in job responsibilities, and the size of the Company and GEC. Two-thirds of base compensation is to be paid by the Company and one-third by GEC.

INCENTIVE AWARDS. Based on growth of book value per share in a fiscal year. Awards are earned when a pre-determined threshold is surpassed. If book value per share of the Company or GEC exceeds this threshold, the incentive award is equal to 5% of the increase in book value per share multiplied by the number of shares outstanding at the beginning of the fiscal year. The threshold for 1998 is 16%.

In addition, the Board of Directors of Physicians granted options under the Physicians Insurance Company of Ohio 1995 Non-Qualified Stock Option Plan. The options granted under said option plan were designed to reinforce the relationship between the Company's future performance and the executive's potential future financial rewards. These options were assumed by PICO Holdings, Inc. on November 20, 1996.

GOALS OF COMPENSATION COMMITTEE

The Compensation Committee attempts to align executive compensation with the value achieved by the executives for the Company's shareholders. The Company's compensation program for executives emphasizes a combination of base salary, discretionary bonuses, and stock options designed to attract, retain, and motivate executives who will maximize shareholder value. The Compensation Committee considers individual and Company performance, as well as compensation paid by comparable companies.

Executives also participate in other employee benefit programs, including health insurance, group life insurance, and the Company's 401(k) Plan.

DISCUSSION OF 1997 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

As discussed above, in 1997 the Chief Executive Officer received fixed consulting fees from Physicians Insurance Company of Ohio and a subsidiary of GEC. No bonus was paid with respect to the Company's performance in 1997 and no new options were granted in 1997. The Compensation Committee recommended to the Board of Directors, and the Board of Directors accepted the recommendation, that it was appropriate for the chief executive officer and the chairman to be compensated as employees, rather than as consultants. Accordingly, effective December 31, 1997, the chief executive officer and chairman entered into employment agreements with the Company and a wholly-owned subsidiary of Global Equity Corporation. The terms of these employment agreements are substantially similar to the terms of the consulting agreements.


April 15, 1998                                     Compensation Committee

                                                   John D. Weil, Chairman
                                                   S. Walter Foulkrod, III, Esq.
                                                   Richard D. Ruppert, MD

                          STOCK PRICE PERFORMANCE GRAPH

The graph below compares cumulative total return of the Company, the Nasdaq Insurance Stocks Index, and the Nasdaq Stock Market (U.S. Companies) for the period January 1, 1993 through December 31, 1997.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                   AMONG PICO HOLDINGS, INC., NASDAQ MARKET-
                   U.S. COS. AND NASDAQ INSURANCE STOCK INDEX


                                              Fiscal year ending December 31,

                                  1992       1993      1994      1995      1996      1997
Pico Holdings, Inc.               100        130        30        50        65        99

Nasdaq Insurance Stock Index      100        110       100       145       165       235

Nasdaq Market - U.S. Con.         100        115       115       165       195       235





The graph assumes $100 was invested on January 1, 1993 in the Company's Common Stock, the Nasdaq Stock Market (U.S. Companies) Index, and the Nasdaq Insurance Stocks Index, and that all dividends were reinvested. The performance of PICO Holdings, Inc. stock on this graph represents the historical performance of shares of Citation Insurance Group, which was renamed PICO Holdings, Inc. on November 20, 1996. It does not represent the historical stock performance of Physicians Insurance Company of Ohio.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Mr. Langley and Mr. Hart each entered into employment agreements effective December 31, 1997 with the Company and a wholly-owned subsidiary of Global Equity Corporation. Total compensation to Mr. Langley and Mr. Hart under these employment agreements is $800,000 each on an annual basis. These employment agreements include a change in control clause providing that if there is a change of control before December 31, 1999, the Company shall immediately pay each employee a total lump sum of $2.4 million and an amount equal to three times the highest annual bonus paid to the employee in the last three years.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 8, 1998, with respect to the beneficial ownership of the Company's Common Stock entitled to vote by each person known by the Company to be the beneficial owner of more that 5% of Common Stock, and by each director, each Named Officer (as defined below) and all executive officers, former chief executive officers, and directors as a group. Except as otherwise indicated, each person has sole investment and voting power, subject to community property laws. As of April 8, 1998, there were 32,591,718 shares of the Company issued and outstanding. 4,572,015 of these shares are held by subsidiaries of the Company, and may therefore not be voted under California law.

                                                          NUMBER OF SHARES AND NATURE        PERCENTAGE OWNERSHIP OF
          NAME AND ADDRESS OF BENEFICIAL OWNER            OF BENEFICIAL OWNERSHIP(1)               VOTING SHARES
          ------------------------------------            ---------------------------              -------------
Guinness Peat Group plc(2)                                           5,745,225                        20.50%
21-26 Garlick Hill, 2nd Floor
London EC4V 2AU
England

Global Equity Corporation(3)(4)                                      4,258,415                        15.20%
30A Hazelton Avenue, 4th Floor
Toronto, Ontario
Canada M5R 2E2

John R. Hart(5)                                                      1,908,848                         6.81%

Ronald Langley(5)                                                    1,908,848                         6.81%

Robert R. Broadbent                                                     20,039                            *

Dr. Marshall J. Burak                                                    -0-                              *

S. Walter Foulkrod, III, Esq.                                           12,524                            *

Richard D. Ruppert, MD(6)                                               34,868                            *

John D. Weil(7)                                                      2,389,915                         8.52%

Dr. Gary H. Weiss(8)                                                     8,863                            *

Richard H. Sharpe(9)                                                   316,423                            *

Gary W. Burchfield(10)                                                 221,477                            *

James F. Mosier(10)                                                    219,574                            *

Executive Officers and Directors as a Group (11 persons)             7,041,377                        25.13%
*Less than one percent (1%)

---------------------------

(1)    Sole voting and investment power unless otherwise indicated.

(2) Guinness Peat Group plc ("GPG") has an option to purchase $1,175,000 of newly issued shares of the Company's stock. The purchase price would be the average of the closing bid prices for the Company's stock on Nasdaq for the 20 trading days immediately preceding the date when GPG gives notice of purchase. This option will expire if GPG's ownership of shares of the Company's stock becomes less than 7.5%. The Company has a first right to purchase any stock which GPG desires to sell, except for sales to Ronald Langley and John R. Hart (see note 5 below). This does not include shares beneficially owned by Dr. Weiss, who is a director of GPG. The numbers in the above table do not include shares issuable pursuant to the options described in this footnote.

 (3) Global Equity Corporation ("GEC") has an option to purchase $825,000 of newly issued shares of the Company's stock. The purchase price would be the average of the closing bid prices for the Company's stock on Nasdaq for the 20 trading days immediately preceding the date when GEC gives notice of purchase. This option will expire if GEC's ownership of the Company's stock becomes less than 7.5%. The Company has a first right to purchase any stock, which GEC desires to sell. Approximately 51.2% of GEC's outstanding shares are owned by subsidiaries of the Company and accordingly, pursuant to California law, GEC cannot vote any of its shares of the Company's stock. The numbers in the above table do not include shares issuable pursuant to the options described in this footnote.

 (4) The Company and its subsidiaries own approximately 51.2% of the issued and outstanding shares of GEC. Since September 5, 1995, Mr. Langley has been Chairman and a Director of GEC. Mr. Hart has been President and CEO and a Director of GEC since September 5, 1995.

 (5) Mr. Langley and Mr. Hart each hold currently exercisable options to purchase up to 876,733 shares of the Company's shares under the Physicians Insurance Company of Ohio 1995 Non-Qualified Stock Option Plan. In addition Mr. Langley and Mr. Hart each hold currently exercisable options to purchase up to 1,032,144 shares of the Company's stock presently owned by GPG.

 (6)   Dr. Ruppert shares voting and investment power with his wife.

 (7) Of these shares 2,284,708 shares are owned by a partnership which Mr. Weil controls, and voting control 105,207 shares are held by family members.

 (8) Does not include shares held by GPG. Dr. Weiss is a Director of GPG. Dr. Weiss resigned as a Director of PICO on April 6, 1998.

 (9) Includes currently exercisable options to purchase up to 300,594 shares of the Company's stock under the Physicians Insurance Company of Ohio 1995 Non-Qualified Stock Option Plan.

(10) Includes currently exercisable options to purchase up to 210,416 shares of the Company's stock under the Physicians Insurance Company of Ohio 1995 Non-Qualified Stock Option Plan.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Langley and Mr. Hart entered into employment agreements with PICO and a wholly-owned subsidiary of Global Equity Corporation, effective December 31, 1997. See Part II, Item 8., Note 17. Mr. Langley and Mr. Hart are entitled to receive 50% of the first $1 million of the profits of Summit Global Management, Inc. See Part II, Item 8., Note 17.

                                  FORM 10-K/A
                                AMENDMENT NO. 1

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

         (A)   FINANCIAL STATEMENTS, SCHEDULES AND EXHIBITS.

               1.    FINANCIAL STATEMENTS.
                     INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                     Independent Auditors' Reports..................................            *
                     Consolidated Balance Sheets as of December 31, 1997 and 1996...            *
                     Consolidated Statements of Income for the Years
                           Ended December 31, 1997, 1996 and 1995...................            *
                     Consolidated Statement of Changes in Shareholders' Equity
                           for the Years Ended December 31, 1997, 1996, and 1995....            *
                     Consolidated Statements of Cash Flows for the Years
                           Ended December 31, 1997, 1996 and 1995...................            *
                     Notes to Consolidated Financial Statements.....................            *
                     ---------------
                     * Filed with original Form 10-K on March 31, 1998


               2.    FINANCIAL STATEMENT SCHEDULES.

                     Independent Auditors' Reports..................................        15-16
                     Schedule I - Condensed Financial Information of Registrant.....        17-18
                     Schedule II - Valuation and Qualifying Accounts................           19
                     Schedule V - Supplementary Insurance Information...............        20-22

               3.    EXHIBITS

                     Exhibit
                     Number                                            Description
                     ------                                            -----------
                          + 2.2  Agreement and Plan of Reorganization, dated as of May 1, 1996, among PICO,
                                 Citation Holdings, Inc. and Physicians and amendment thereto dated August 14, 1996 and Related Merger Agreement.

                      +++++ 2.3  Second Amendment to Agreement and Plan of Reorganization dated November 12, 1996.

                          # 2.4  Agreement and Debenture, dated November 14, 1996 and November 27, 1996, respectively, by and between Physicians and PC Quote, Inc.

                          # 2.5  Purchase and Sale Agreement by, between and among Nevada Land and Resource Company,
                                 LLC, GEC, Western Water Company And Western Land Joint Venture dated April 9, 1997.

                      +++++ 3.1  Amended and Restated Articles of Incorporation of PICO.

                        + 3.2.2  Amended and Restated By-laws of PICO.

                      +++++ 4.2  First Amendment to Rights Agreement dated April 30, 1996.

                      +++++ 4.3  Second Amendment to Rights Agreement dated November 20, 1996.

                        -* 10.7  Key Officer Performance Recognition Plan.

                         * 10.8  Flexible Benefit Plan

                        -* 10.9  Amended and Restated 1983 Employee Stock Option Plan.

                    -**** 10.10  Salary Reduction Profit Sharing Plan as amended and restated effective January 1, 1994 and Amendments Nos. 1 and 2 thereto dated March 13, 1995 and March 15, 1995, respectively.

                             -* 10.11  Employee Stock Ownership Plan and Trust Agreement.

                         -*** 10.11.1  Amended Employee Stock Ownership Plan and Trust Agreement.

                       -***** 10.11.2  Amendment to Employee Stock Ownership Plan dated October 1, 1992.

                        -**** 10.11.3  Amendment to Employee Stock Ownership Plan dated March 15, 1995.

                            * 10.16    Office Lease between CIC and North Block Partnership dated July, 1990.

                          *** 10.16.1  Amendments Nos. 1 and 2 to Office Lease between CIC and North Block Partnership dated January 6, 1992 and February 5, 1992, respectively.

                         **** 10.16.2  Amendments Nos. 3 and 4 to Office Lease between CIC and North Block Partnership dated December 6, 1993 and October 4, 1994, respectively.

                             -* 10.22  1991 Employee Stock Option Plan

                         -***** 10.23  PICO Severance Plan for Certain Executive Officers, Senior Management and Key
                                       Employees of the Company and its Subsidiaries, including form of agreement.

                               -10.55  Consulting Agreements, effective January 1, 1997, regarding retention of Ronald
                                       Langley and John R. Hart as consultants by Physicians and GEC.

                             ++ 10.57  PICO 1995 Stock Option Plan

                           -+++ 10.58  Key Employee Severance Agreement and Amendment No. 1 thereto, each made as of
                                       November 1, 1992, between PICO and Richard H. Sharpe and Schedule A identifying other substantially identical Key Employee Severance Agreements between PICO and certain of the executive officers of PICO.

                            +++ 10.59  Agreement for Purchase and Sale of Shares, dated May 9, 1996, among Physicians,
                                       GPG and GEC.

                             ++ 10.60  Agreement for the Purchase and Sale of Certain Assets, dated July 14, 1995 between
                                       Physicians, PRO and Mutual Assurance, Inc.

                             ++ 10.61  Stock Purchase Agreement dated March 7, 1995 between Sydney Reinsurance
                                       Corporation and Physicians.

                             ++ 10.62  Letter Agreement, dated September 5, 1995, between Physicians, Christopher Ondaatje and the South East Asia Plantation Corporation Limited.

                           ++++ 10.63  Amendment No. 1 to Agreement for Purchase and Sale of Certain Assets, dated July 30,
                                       1996 between Physicians, PRO and Mutual Assurance, Inc.

                          +++++ 16.1.  Letter regarding change in Certifying Accountant from Deloitte & Touche LLP,
                                       Independent auditors.

                              # 21.    Subsidiaries of PICO.

                                23.1.  Independent Auditors' Consent - Deloitte & Touche LLP.

                                23.2.  Consent of Independent Accountants - Coopers & Lybrand, L.L.P.

                                27.    Financial Data Schedule.

                                27.1.  Restated Financial Data Schedule.

                                27.2.  Restated Financial Data Schedule.

                            ### 28.    Form  S-8,  Registration  Statement  under  the  Securities  Act of 1933, for the PICO
                                       Holdings, Inc. Employees 401(k) Retirement Plan and Trust, Registration No. 333-36881.

                           #### 29.    Form S-8, Registration Statement under the Securities Act of 1933, for the Physicians
                                       Insurance Company of Ohio 1995 Non-Qualified Stock Option Plan and assumed by
                                       PICO Holdings, Inc., Registration No. 333-32045.
              ----------
              *           Incorporated  by reference to exhibit of same number filed with  Registration  Statement on Form S-1 (File
                          No. 33-36383).

              ***         Incorporated by reference to exhibit of same number filed with 1992 Form 10-K.

              ****        Incorporated by reference to exhibit of same number filed with 1994 Form 10-K.

              *****       Incorporated  by reference to exhibit  bearing the same number filed with  Registration  Statement on Form
                          S-4 (File No. 33-64328).

              +           Filed as Appendix to the prospectus in Part I of Registration Statement on Form S-4 (File No. 333-06671)

              ++          Incorporated by reference to exhibit filed with Physicians' Registration Statement No. 33-99352 on
                          Form S-1 filed with the SEC on November 14, 1995.

              +++         Incorporated by reference to exhibit filed with Registration Statement on Form S-4 (File no. 333-06671).

              ++++        Incorporated  by reference to exhibit filed with Amendment No. 1 to Registration Statement No. 333-06671 on Form S-4.

              +++++       Incorporated by reference to exhibit of same number filed with Form 8-K dated December 4, 1996.

              -           Executive Compensation Plans and Agreements.

              #           Incorporated by reference to exhibit of same number filed with Form 10-K dated April 15, 1997.

              ##          Incorporated by reference to exhibit * of same number filed with 10-K/A dated April 30, 1997.

              ###         Incorporated by reference to Form S-8 filed with the Securities and Exchange Commission
                          (File No. 333-36881).

              ####        Incorporated by reference to Form S-8 filed with the Securities and Exchange Commission
                          (File No. 333-32045).

              (b)  REPORTS ON FORM 8-K.

                   None.

INDEPENDENT AUDITORS' REPORT



To the Shareholders and Board of Directors of PICO Holdings, Inc.:

We have audited the consolidated financial statements of PICO Holdings, Inc. and subsidiaries (the "Company") as of December 31, 1997 and for the year ended December 31, 1997, and have issued our report thereon dated March 27, 1998; such report has previously been filed as part of the Company's Annual Report on Form 10-K for the year ended December 31, 1997. Our audit also included the 1997 financial statement schedules of the Company, listed in the accompanying index at Item 14. These 1997 financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. We did not audit the 1997 consolidated financial statements of Global Equity Corporation (all expressed in Canadian dollars), a 51.17% owned consolidated subsidiary, which constitutes 42% of the Company's consolidated total assets as of December 31, 1997. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included in the Company's financial statement schedules for Global Equity Corporation (all expressed in Canadian dollars), is based solely on the report of such other auditors. The consolidated financial statements and the related financial statement schedules of the Company as of December 31, 1996 and for the years ended December 31, 1996 and 1995 were audited by other auditors whose reports, dated April 7, 1997, expressed an unqualified opinion on those financial statements and schedules. In our opinion, based on our audit and the report of the other auditors, such 1997 financial statement schedules, when considered in relation to the basic 1997 consolidated financial statements of the Company taken as a whole, present fairly in all material respects the information set forth therein.



DELOITTE & TOUCHE LLP

San Diego, California
March 27, 1998

                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Shareholders and Board of Directors of PICO Holdings, Inc.


Our report on the consolidated financial statements of PICO Holdings, Inc. and subsidiaries (the "Company") as of December 31, 1996 and for each of the two years in the period ended December 31, 1996 is included on page 48 of the Company's previously filed Form 10-K. In connection with our audits of such financial statements, we have also audited the financial statement schedules listed in the index on page 2 of this Form 10-K/A.

In our opinion, these financial statement schedules referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.




                            COOPERS & LYBRAND, L.L.P.



San Diego, California
April 7, 1997

                                   SCHEDULE I

       CONDENSED FINANCIAL INFORMATION OF REGISTRANT (PARENT COMPANY ONLY)


     On November 20, 1996, Physicians Insurance Company of Ohio ("Physicians") consummated a transaction (the "Merger") pursuant to which Citation Holdings, Inc. ("Holdings"), a wholly owned subsidiary of Citation Insurance Group ("CIG"), merged with and into Physicians pursuant to an Agreement and Plan of Reorganization dated as of May 1, 1996 with Physicians being the accounting acquiror. Pursuant to the Merger, each outstanding share of the common stock of Physicians was converted into the right to receive 5.0099 shares of CIG's common stock. Upon the consummation of the merger, CIG changed its name to PICO Holdings, Inc., which is the continuing registrant. The Merger was accounted for under the purchase method of accounting. Financial results for the year ended December 31, 1996 include the operations of CIG as if the Merger had occurred on November 1, 1996. Financial activity for the period November 1, 1996 through November 20, 1996 was not significant.

     Due to the structure of this reverse merger transaction as described above, there was no holding company for the accounting acquiror prior to the November 20, 1996 merger date. Accordingly the only condensed financial statements presented herein are the condensed balance sheets as of December 31, 1997 and 1996 and the condensed statements of income and cash flows for 1997 and the two-month period ended December 31, 1996.

                            CONDENSED BALANCE SHEETS
                                                                                  December 31,      December 31,
                                                                                     1997               1996
                                                                                  -------------     ------------
ASSETS
Cash and cash equivalents                                                         $      81,820     $  12,658,537
Investments in subsidiaries                                                         108,378,841        96,629,262
Short-term investments, at cost                                                       3,035,002
Deferred income taxes                                                                 1,924,453         3,627,667
Other assets                                                                          1,226,566           818,836
                                                                                  -------------     -------------
     Total assets                                                                 $ 114,646,682     $ 113,734,302
                                                                                  =============     =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Accrued expense and other liabilities                                             $   2,495,944     $   3,530,722
                                                                                  -------------     -------------

Preferred stock, $.01 par value, authorized 2,000,000 shares; none issued
Common stock, $.01 par value, authorized 100,000,000 shares: issued
     32,591,718 and 32,486,718 in 1997 and 1996, respectively                            32,592            32,487
Additional paid-in capital                                                           43,147,105        42,965,063
Net unrealized appreciation (depreciation) on investments                            (2,717,248)       11,837,511
Cumulative foreign currency translation adjustment                                   (2,201,093)          (27,159)
Equity changes of investee company                                                                       (986,361)
Retained earnings                                                                    83,718,335        64,226,714
                                                                                  -------------     -------------
                                                                                    121,979,691       118,048,255
Less treasury stock, at cost (2,492,631 in 1997 and 1,940,315 in 1996)               (9,828,953)       (7,844,675)
                                                                                  -------------     -------------
     Total shareholders' equity                                                     112,150,738       110,203,580
                                                                                  -------------     -------------
     Total liabilities and shareholders' equity                                   $ 114,646,682     $ 113,734,302
                                                                                  =============     =============

 This statement should be read in conjunction with the notes to the consolidated financial statements included in the Company's 1997 Form 10-K

                                   SCHEDULE I

       CONDENSED FINANCIAL INFORMATION OF REGISTRANT (PARENT COMPANY ONLY)

                                   CONDENSED STATEMENTS OF INCOME
                                                                                              For the Two-
                                                                             For the Year     Month Period
                                                                                Ended             Ended
                                                                             December 31,      December 31,
                                                                                 1997              1996
                                                                             ------------      ------------
Investment income, net                                                       $    648,229
Equity in earnings of subsidiaies                                              20,457,718      $ 19,596,074
                                                                             ------------      ------------
     Total revenues                                                            21,105,947        19,596,074
Expenses                                                                        2,874,895           928,288
                                                                             ------------      ------------
Income from continuing operations before income taxes                          18,231,052        18,667,786
Benefit for income taxes                                                         (804,285)
                                                                             ------------      ------------
Income from continuing operations                                              19,035,337        18,667,786
Income from discontinued operations of subsidiaries, net of federal income tax provisions of $2,201,010 in 1997 and $653,975 in 1996
   and minority  interest of $764,418 in 1997                                     456,283         3,097,307
                                                                             ------------      ------------
Net income                                                                   $ 19,491,620      $ 21,765,093
                                                                             ============      ============

                                    CONDENSED STATEMENTS OF CASH FLOWS

Cash flow from operating activities:
     Net income                                                              $ 19,491,620      $ 21,765,093
     Adjustments to reconcile net income to net cash used in operating activities:
          Equity in earnings of subsidiaries                                  (20,457,718)      (19,596,074)
          Income from discontinued operations of subsidiaries, net of tax        (456,283)       (3,097,307)
          Changes in assets and liabilities
               Accrued expenses and other liabilities                          (1,040,789)          811,638
               Other assets                                                     1,295,484          (437,405)
                                                                             ------------      ------------
          Net cash used in operating activities                                (1,167,686)         (554,055)
                                                                             ------------      ------------
Cash flow from investing activities:
     Dividends from subsidiary                                                 22,152,608        13,212,592
     Purchase of investments                                                  (33,561,639)
                                                                             ------------      ------------
          Net cash (used in) provided by investing activities                 (11,409,031)       13,212,592
                                                                             ------------      ------------
          Increase (decrease) in cash and cash equivalents                    (12,576,717)       12,658,537

Cash and cash equivalents, beginning of period                                 12,658,537
                                                                             ------------      ------------
Cash and cash equivalents, end of period                                         $ 81,820      $ 12,658,537
                                                                             ============      ============


 This statement should be read in conjunction with the notes to the consolidated financial statements included in the Company's 1997 Form 10-K

                                   SCHEDULE II

                      PICO HOLDINGS, INC. AND SUBSIDIARIES
                        VALUATION AND QUALIFYING ACCOUNTS

                                                                            Additions
                                                                  ------------------------------
                                                                      (1)                (2)
                                               Balance at          Charged to          Charged to                        Balance
                                               Beginning           Costs and             Other                            at End
          Description                          of Period            Expenses            Accounts        Deductions      of Period
                                              -----------         ------------          --------        ----------      ---------
Year-end December 31, 1997
     Allowance for Doubtful Accounts, net     $   116,917         $    142,789                          $ (140,682)     $  119,024

     Valuation Allowance for
          Deferred Federal Income Taxes       $ 6,664,000         $    136,000                                          $6,800,000

Year-end December 31, 1996
     Allowance for Doubtful Accounts, net     $    78,000         $   (117,470)                         $  156,387      $  116,917

     Valuation Allowance for
          Deferred Federal Income Taxes                                                $ 6,664,000                      $6,664,000

Year-end December 31, 1995
     Allowance for Doubtful Accounts, net     $   196,000         $    (11,385)                         $ (106,615)     $   78,000

     Valuation Allowance for
          Deferred Federal Income Taxes       $10,772,320         $ (8,922,371)        $(1,849,949)

(1) Increases and decreases in provisions for the allowance for doubtful accounts are charged to expense accounts. Changes in the allowance for deferred federal income taxes are charged to provision (benefit) for federal, foreign and state income taxes except for amounts relating to unrealized investment gains and losses.

(2) Changes in the valuation allowance relating to unrealized investment gains and losses are netted against the net unrealized appreciation (depreciation) on investments account. The change in the valuation allowance recorded in 1996 occurred prior to the Merger and was acquired in the Merger.

                                   SCHEDULE V

                      PICO HOLDINGS, INC. AND SUBSIDIARIES
                CONSOLIDATED SUPPLEMENTARY INSURANCE INFORMATION
                                 (In thousands)
                                December 31, 1995

                                  Future
                                  Policy
                                 Benefits,                                                 Amortization
                     Deferred     Losses,                                       Losses     of Deferred
                      Policy      Claims                               Net        and        Policy        Other
                    Acquisition  and Loss   Unearned    Premium    Investment    Loss      Acquisition   Operating   Premiums
                      Costs      Expenses   Premiums    Revenue      Income     Expenses      Costs       Expenses   Written
                      -----      --------   --------    -------      ------     --------      -----       --------   -------
Medical
professional
liability            $  272     $168,485    $ 12,985    $17,120      $ 5,928    $21,247      $ 723        $ 1,053     $13,079

Other property
and casualty            510       61,312      17,702      2,421          170      1,925                     4,282      10,755
                     ------     --------    --------    -------      -------    -------      -----        -------     -------

Total medical
professional
liability and
property and
casualty                782      229,797      30,687     19,541        6,098     23,172        723          5,335      23,834

Other operations                                          5,980        5,110                                9,916
                     ------     --------    --------    -------      -------    -------      -----        -------     -------

Total continuing
operations              782      229,797      30,687    $25,521      $11,208    $23,172      $ 723        $15,251     $23,834
                                                        =======      =======    =======      =====        =======     =======
Discontinued life
and health *          2,113       47,553         171
                     ------     --------    --------

     Total           $2,895     $277,350    $ 30,858
                     ======     ========    ========


         * Amounts needed to reconcile to balance sheet accounts from discontinued life and health insurance segment not reclassified for 1995. In 1997, the Company entered into a definitive agreement to sell its indirectly wholly-owned life and health insurance subsidiary, American Physicians Life Insurance Company and its wholly-owned subsidiary. The Company's 1997 life and health insurance operations have been classified as discontinued operations in accordance with Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business." Net income for 1996 and 1995 has also been reclassified for comparative purposes to reflect the discontinued operations. See Note 6 to the Consolidated Financial Statements, "Discontinued Operations."

                                   SCHEDULE V

                      PICO HOLDINGS, INC. AND SUBSIDIARIES
                CONSOLIDATED SUPPLEMENTARY INSURANCE INFORMATION
                                 (In thousands)
                                December 31, 1996


                             Future
                             Policy
                             Benefits,                                                    Amortization
               Deferred      Losses,                                          Losses      of Deferred
                Policy        Claims                               Net         and         Policy         Other
               Acquisition   and Loss    Unearned     Premium   Investment     Loss       Acquisition    Operating    Premiums
                 Costs       Expenses    Premiums     Revenue     Income      Expenses       Costs       Expenses     Written
                 -----       --------    --------     -------     ------      --------       -----       --------     -------
Medical
professional
liability                    $142,965                 $ 7,362      $4,881      $ 2,605        $  272      $ 1,010      $    28

Other Property
and Casualty      $5,421      109,058    $34,808       31,399       2,540       20,328         1,603       10,100       37,529
                  ------     --------    -------      -------      ------      -------        ------      -------      -------

Total medical
professional
liability and
property and
casualty           5,421      252,023     34,808       38,761       7,421       22,933         1,875       11,110       37,557

Other operations                                                      665                                   7,855
                  -------    --------    -------      -------      ------      -------        ------      -------      -------

Total continuing
operations         5,421      252,023     34,808      $38,761      $8,086      $22,933        $1,875      $18,965      $37,557
                                                      =======      ======      =======        ======      ========     =======

Discontinued life
and health*        2,501       45,516        489
                  ======     ========    =======
                  $7,922     $297,539    $35,297
                  =======    ========    =======

            * Amounts needed to reconcile to balance sheet accounts from discontinued life and health insurance segment not reclassified for 1996. In 1997, the Company entered into a definitive agreement to sell its indirectly wholly-owned life and health insurance subsidiary, American Physicians Life Insurance Company and its wholly-owned subsidiary. The Company's 1997 life and health insurance operations have been classified as discontinued operations in accordance with Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business." Net income for 1996 and 1995 has also been reclassified for comparative purposes to reflect the discontinued operations. See Note 6 to the Consolidated Financial Statements, "Discontinued Operations."

                                   SCHEDULE V

                      PICO HOLDINGS, INC. AND SUBSIDIARIES
                CONSOLIDATED SUPPLEMENTARY INSURANCE INFORMATION
                                 (In thousands)
                                December 31, 1997




                                                                                             Amortization
                Deferred      Losses,                                            Losses      of Deferred
                 Policy       Claims                                Net           and          Policy        Other
               Acquisition   and Loss    Unearned     Premium    Investment       Loss       Acquisition   Operating    Premiums
                  Costs      Expenses    Premiums     Revenue      Income       Expenses        Costs       Expenses    Written
               ----------    --------    --------     -------    ----------     --------     -----------   ---------    --------
Medical
professional
liability                    $108,926                 $   239     $ 4,867        $ 1,244                   $ 1,887      $   240

Other Property
and Casualty      $5,321       87,170    $21,635       49,637       5,614         33,086       $10,069       7,959       39,453
                  ------     --------    -------      -------     -------        -------       -------     -------      -------

Total medical
professional
liability and
property and
casualty           5,321      196,096     21,635       49,876      10,481         34,330        10,069        9,846      39,693

Other operations                                                    1,205                                     9,831
                  ------     --------    -------      -------     -------        -------       -------      -------     -------

Total             $5,321     $196,096    $21,635      $49,876     $11,686        $34,330       $10,069      $19,677     $39,693
                  ======     ========    =======      =======     =======        =======       =======      =======     =======




         In 1997, the Company entered into a definitive agreement to sell its indirectly wholly-owned life and health insurance subsidiary, American Physicians Life Insurance Company and its wholly-owned subsidiary. The Company's 1997 life and health insurance operations have been classified as discontinued operations in accordance with Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business." Net income for 1996 and 1995 has also been reclassified for comparative purposes to reflect the discontinued operations. See Note 6 to the Consolidated Financial Statements, "Discontinued Operations."

                                   FORM 10-K/A
                                 AMENDMENT NO. 1

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     PICO HOLDINGS, INC.

                                     By:  /s/ Gary W. Burchfield
                                         ---------------------------------------
                                           Gary W. Burchfield,
                                           Chief Financial Officer and Treasurer

Date:  April 30, 1998

                                                                    EXHIBIT 23.1








INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-36881 and 333-32045 of PICO Holdings, Inc. on Form S-8 of our reports dated March 27, 1998, appearing in this Annual Report on Form 10-K/A of PICO Holdings, Inc. for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP


San Diego, California
April 30, 1998

                                                                    EXHIBIT 23.2











                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-36881 and 333-32045) of our reports dated April 7, 1997 on our audits of the consolidated financial statements and consolidated financial statement schedules of PICO Holdings, Inc.


                            COOPERS & LYBRAND, L.L.P.


San Diego, California
April 29, 1998

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                               Washington DC 20549

                                    FORM 10-Q

                                   (Mark One)

           (X) QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  For the quarterly period ended June 30, 1998

                                       OR

          ( ) TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

             For the Transition Period from            to
                                            ----------    ----------

                         Commission File Number: 0-18786


                               PICO HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


          CALIFORNIA                                             94-2723335

(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                         875 PROSPECT STREET., SUITE 301
                           LA JOLLA, CALIFORNIA 92037
                                 (619) 456-6022

          (Address and telephone number of principal executive offices)


Indicate by check mark whether registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                YES  X    NO
                                    ---      ---

The number of shares outstanding of the Registrant's Common Stock, $0.001 par value, was 32,591,718 as of June 30, 1998. As of such date, 4,572,015 shares of common stock were held by subsidiaries of the registrant.

                               PICO HOLDINGS, INC.

                                    FORM 10-Q

                                TABLE OF CONTENTS

                                                                               PAGE NO.
                                                                               --------
PART I:  FINANCIAL INFORMATION

         Item 1:     Financial Statements

                     Consolidated Balance Sheets as of                              3
                     June 30, 1998 and December 31, 1997

                     Consolidated Statements of Income                              4
                     for the Three and Six Months Ended June 30, 1998 and 1997

                     Consolidated Statements of Cash Flows for                      5
                     the Six Months Ended June 30, 1998 and 1997

                     Notes to Consolidated Financial Statements                     6

         Item 2:     Management's Discussion and Analysis of Financial             10
                     Condition and Results of Operations


PART II:  OTHER INFORMATION

         Item 4:     Submission of Matters to a Vote of Security Holders           27

         Item 6:     Exhibits and Reports on Form 8-K                              27

         Signature                                                                 28

PART I:  FINANCIAL INFORMATION
ITEM I:  FINANCIAL STATEMENTS

                                    PICO HOLDINGS, INC. AND SUBSIDIARIES
                                   CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                     (in thousands, except share data)
                                                                                 June 30,       December 31,
                                                                                   1998             1997
                                                                                 --------       ------------
                                                   ASSETS
Investments                                                                      $142,828         $160,297
Cash and cash equivalents                                                          54,433           56,436
Accrued investment income                                                           1,825            1,722
Premiums and other receivables, net                                                 8,897           20,682
Reinsurance receivables                                                            70,960           75,026
Prepaid deposits and reinsurance premiums                                          11,083            2,235
Deferred policy acquisition costs                                                   5,300            5,321
Surface, water, geothermal and mineral rights                                      75,573           75,177
Property and equipment, net                                                         8,235            8,551
Deferred income taxes                                                               7,977            2,965
Other assets                                                                        4,852            5,931
Net assets of discontinued operations                                              16,191           15,950
                                                                                 --------         --------
         Total Assets                                                            $408,154         $430,293
                                                                                 ========         ========

                                    LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Loss and loss adjustment expense, net of discount                                $175,037         $196,096
Unearned premiums                                                                  29,697           21,635
Reinsurance balance payable                                                         9,133            8,076
Deferred gain on retroactive reinsurance                                            1,876            2,168
Integration liability                                                                 355              546
Other liabilities                                                                  12,912           15,381
Taxes payable                                                                                          968
Excess of fair value of net assets aquired over purchase price                      4,781            5,065
                                                                                 --------         --------
       Total Liabilities                                                          233,791          249,935
                                                                                 --------         --------

MINORITY INTEREST                                                                  62,767           68,207
                                                                                 --------         --------

COMMITMENTS AND CONTINGENCIES (NOTES 5, 7 AND 9)

SHAREHOLDERS' EQUITY
Preferred stock, $.01 par value, authorized 2,000,000 shares, none issued
Common stock, $.001 par value; authorized 100,000,000 shares,
     issued 32,591,718 in 1998 and 1997                                                33               33
Additional paid-in capital                                                         43,147           43,147
Retained earnings                                                                  83,873           83,718
Accumulated other comprehensive loss                                               (5,628)          (4,918)
Treasury stock, at cost (common shares 2,492,631)                                  (9,829)          (9,829)
                                                                                 --------         --------
         Total Stockholders' Equity                                               111,596          112,151
                                                                                 --------         --------
                 Total Liabilities and Stockholders' Equity                      $408,154         $430,293
                                                                                 ========         ========

                 See notes to consolidated financial statements.

                                                 PICO HOLDINGS, INC. AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                                                (in thousands, except per share data)
                                                                          Three Months Ended June 30,      Six Months Ended June 30,
                                                                          ---------------------------      -------------------------
                                                                              1998            1997            1998            1997
                                                                            -------         -------         -------         -------
REVENUES:
     Premium income                                                         $ 8,455         $13,976         $17,593         $28,478
     Investment income, net                                                   1,805           2,728           5,181           6,102
     Net realized gains on investments                                        1,970             111           2,474           2,945
     Other income                                                             1,424             366           2,140             706
                                                                            -------         -------         -------         -------
             Total revenues                                                  13,654          17,181          27,388          38,231
                                                                            -------         -------         -------         -------

EXPENSES:
     Loss and loss adjustment expenses                                        5,666          10,019          13,661          21,538
     Insurance underwriting and other expenses                                6,522           4,719          12,516          11,484
                                                                            -------         -------         -------         -------
              Total expenses                                                 12,188          14,738          26,177          33,022
                                                                            -------         -------         -------         -------

     Equity in earnings (losses) of investee                                   (284)            164            (487)            172
                                                                            -------         -------         -------         -------

        Income from continuing operations before income taxes
          and minority interest                                               1,182           2,607             724           5,381

     Provision (benefit) for federal, foreign and state income taxes           (296)            725             930           1,659
                                                                            -------         -------         -------         -------

         Income (loss) from continuing operations before
           minority interest                                                  1,478           1,882            (206)          3,722

      Minority interest in loss (income) of subsidiary                         (499)                            206
                                                                            -------         -------         -------         -------

          Income from continuing operations                                     979           1,882                           3,722

     Income (loss) from discontinued operations, net of federal income tax provision (benefit) of $35 and $(24) for the three months and $44 and $20 for the six months in 1998 and 1997,
       respectively                                                             103             (58)            155              94
                                                                            -------         -------         -------         -------

     Net income                                                             $ 1,082         $ 1,824         $   155         $ 3,816
                                                                            =======         =======         =======         =======

     Net income per common share (basic):
             Continuing operations                                          $  0.03         $  0.06         $  0.00         $  0.12
             Discontinued operations                                           0.00            0.00            0.00            0.00
                                                                            -------         -------         -------         -------
                 Net income per common share                                $  0.03         $  0.06         $  0.00         $  0.12
                                                                            =======         =======         =======         =======
                 Weighted average shares outstanding                         32,592          32,543          32,592          32,515
                                                                            =======         =======         =======         =======

     Net income per common share (diluted):
             Continuing operations                                          $  0.03         $  0.05         $  0.00         $  0.11
             Discontinued operations                                           0.00            0.00            0.00            0.00
                                                                            -------         -------         -------         -------
                 Net income per common share                                $  0.03         $  0.05         $  0.00         $  0.11
                                                                            =======         =======         =======         =======
                 Weighted average shares outstanding                         33,765          33,513          33,877          33,430
                                                                            =======         =======         =======         =======

                 See notes to consolidated financial statements.

                                 PICO HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                            (in thousands)
                                                                           Six Months Ended June 30,
                                                                           -------------------------
                                                                            1998              1997
                                                                          --------         ---------

OPERATING ACTIVITIES
       Net cash used in operating activities                              $ (2,964)        $ (23,757)
                                                                          --------         ---------

INVESTING ACTIVITIES:
       Investments purchased                                                (9,176)         (285,395)
       Investments sold                                                     14,409           118,373
       Investments matured                                                      25           188,506
       Net sales of real estate                                                 92                19
       Proceeds from sale of property and equipment                             11
       Purchases of property and equipment                                    (302)             (528)
       Investment in surface, water, geothermal and mineral rights            (934)
       Investment in affiliate                                                (477)
       Other                                                                (2,231)
                                                                          --------         ---------
             Net cash provided by investing activities                       1,417            20,975
                                                                          --------         ---------

FINANCING ACTIVITIES:
       Issuance of common stock                                                                  274
       Proceeds from sale of business                                                         (2,964)
       Purchase of treasury stock                                                               (163)
                                                                          --------         ---------
             Net cash used in financing activities                                            (2,853)
                                                                          --------         ---------

Effect of exchange rate changes on cash                                       (456)               (1)
                                                                          --------         ---------

NET DECREASE IN CASH                                                        (2,003)           (5,636)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                              56,436            54,916
                                                                          --------         ---------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                  $ 54,433         $  49,280
                                                                          ========         =========

SUPPLEMENTAL CASH FLOW INFORMATION:
       Cash paid for:
          Income taxes                                                    $    440         $  12,650
                                                                          ========         =========

                 See notes to consolidated financial statements.

                      PICO HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


1.    BASIS OF PRESENTATION

         The accompanying unaudited condensed consolidated financial statements of PICO Holdings, Inc. ("PICO") and Subsidiaries (collectively, the "Company") have been prepared in accordance with the interim reporting requirements of Form 10-Q, pursuant to the rules and regulations of the United States Securities and Exchange Commission (the "SEC"). Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements.

         In the opinion of management, all adjustments and reclassifications considered necessary for a fair and comparable presentation of financial position as of June 30, 1998 and December 31, 1997 and results of operations for the three and six months ended June 30, 1998 and 1997, and changes in financial position for the six months ended June 30, 1998 and 1997, have been included and are of a normal recurring nature. Operating results for the three and six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

         These financial statements should be read in conjunction with the Company's audited financial statements and notes thereto, together with Management's Discussion and Analysis of Financial Condition and Results of Operations and Risks and Uncertainties contained in the Company's Annual Reports on Form 10-K and Form 10-K/A for the year ended December 31, 1997 and Form 10-Q for the quarter ended March 31, 1998 as filed with the SEC.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. The significant estimates made in the preparation of the Company's consolidated financial statements relate to the assessment of the carrying value of unpaid losses and loss adjustment expenses, future policy benefits, deferred policy acquisition costs, deferred income taxes and contingent liabilities. While management believes that the carrying value of such assets and liabilities are appropriate as of June 30, 1998 and December 31, 1997, it is reasonably possible that actual results could differ from the estimates upon which the carrying values were based.

           Global Equity Corporation ("GEC") is included in the consolidated balances of the Company as of December 31, 1997 and June 30, 1998 and for the three and six months ended June 30, 1998 based on PICO's increased ownership in GEC to 51.17% on August 19, 1997. PICO accounted for GEC under the equity method of accounting for the three and six months ended June 30, 1997. See also Note 7, "Proposed Business Combination."

2.    DISCONTINUED OPERATIONS

          On June 16, 1997, PICO announced the signing of a definitive agreement to sell the Company's life and health insurance subsidiary, American Physicians Life Insurance Company ("APL") and its wholly-owned subsidiary, Living Benefit Administrators Agency, Inc. The closing is subject to certain closing conditions, including regulatory approval which is still pending. The expected purchase price is approximately $17 million less any dividend distributed by APL to its sole shareholder, The Physicians Investment Company ("PIC"), prior to closing. See Note 9, "Subsequent Events." The purchase price is expected to be paid in cash.

          Because APL and its subsidiary represent a major segment of the Company's business, in accordance with Accounting Principles Board Opinion No. 30 "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business," APL's operations have been classified as discontinued operations. The net assets of APL have been shown as a single line item in the accompanying balance sheets as "Net assets of discontinued operations." The book value assigned to such net assets at December 31, 1997 of $15,949,989 and $16,191,263 as of June 30,
      1998 was based upon the net book value of APL as of those dates as determined on the basis of generally accepted accounting principles. The consolidated statements of income for the three and six months ended June 30, 1998 and 1997 and consolidated statements of cash flow for the six months ended June 30, 1998 and 1997 reflect the discontinued operations. The primary remaining assets and liabilities of APL as of those dates were investments, cash and cash equivalents, and accident and health insurance reserves. The Company expects to realize a small gain on the sale.

         Following is an unaudited summary of APL's stand alone financial results for the periods included in the statements of income as discontinued operations in the accompanying financial statements:

                                           Three Months  Three Months    Six Months    Six Months
                                              Ended         Ended          Ended         Ended
                                             June 30,      June 30,       June 30,      June 30,
                                               1998          1997           1998          1997
                                           ------------  ------------    ----------    ----------
                                                  (in thousands, except per share amounts)
Total revenues                                $2,197        $1,204         $4,360        $2,779
Income (loss) before taxes                       137          (122)           199            42
Net income (loss)                                102           (98)           154            21
Net income per share-Basic and Diluted        $ 0.00        $ 0.00         $ 0.00        $ 0.00


3.    EARNINGS PER SHARE

         In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share," effective for financial statements issued after December 15, 1997. SFAS No. 128 requires dual presentation of "Basic" and "Diluted" earnings per share ("EPS") by entities with complex capital structures, replacing "Primary" and "Fully Diluted" EPS under Accounting Principles Board ("APB") Opinion No. 15. Basic EPS excludes dilution from common stock equivalents and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from common stock equivalents, similar to fully diluted EPS, but uses only the average stock price during the period as part of the computation. The Company adopted the new method of reporting EPS for the year ended December 31, 1997, and the June 30, 1997 financial statements have been restated to reflect the change.

         Reconciliation of the basic and diluted EPS is as follows:

                                                      Three Months Ended June 30,    Six Months Ended June 30,
                                                      ---------------------------    -------------------------
                                                          1998           1997           1998           1997
                                                        -------        -------        -------        -------
                                                              (in thousands, except per share amounts)
Net income                                              $ 1,082        $ 1,824        $   155        $ 3,816
                                                        =======        =======        =======        =======

Basic earnings per share                                $  0.03        $  0.06        $  0.00        $  0.12
                                                        =======        =======        =======        =======

Basic weighted average common shares outstanding         32,592         32,543         32,592         32,515

Options                                                   1,173            970          1,285            915
                                                        -------        -------        -------        -------

Diluted weighted average common and
        common equivalent shares outstanding             33,765         33,513         33,877         33,430
                                                        =======        =======        =======        =======

Diluted earnings per share                              $  0.03        $  0.05        $  0.00        $  0.11
                                                        =======        =======        =======        =======

4.    COMPREHENSIVE INCOME

         In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 established requirements for disclosure of comprehensive income and is effective for the Company for the year ending December 31, 1998. Comprehensive income includes such items as foreign currency translation adjustments, unrealized holding gains and losses on available for sale securities, and equity changes of investee company that had only been presented by the Company as a component of stockholders' equity.

         Reconciliation of net income as reported in the consolidated statements of income to consolidated comprehensive income (loss) is as follows:

                                                    Three Months Ended June 30,     Six Months Ended June 30,
                                                    ---------------------------     -------------------------
                                                        1998           1997            1998           1997
                                                       ------         ------         -------         ------
                                                           (in thousands)                 (in thousands)
Comprehensive income (loss):
     Net income                                        $1,082         $1,824         $   155         $3,816
     Net unrealized appreciation (depreciation)
        on available for sale investments                 454           (608)            324           (946)
     Net change in cumulative foreign
        currency adjustments                             (835)          (332)         (1,033)          (330)
                                                       ------         ------         -------         ------
Total comprehensive income (loss)                      $  701         $  884         $  (554)        $2,540
                                                       ======         ======         =======         ======

         The income tax effects of items relating to other comprehensive income
      (loss) were deferred income tax expenses of $244 and $174 for the three and six months ended June 30, 1998, respectively, and deferred tax benefits of $327 and $509 for the three and six months ended June 30, 1997, respectively.

5.    COMMITMENTS AND CONTINGENCIES

         The Company is subject to various litigation which arises in the ordinary course of its business. Based upon information presently available, management is of the opinion that such litigation will not have a material adverse effect on the Company's consolidated financial position, results of operations, or cash flows.

          In connection with the sale of PICO's interests in Nevada Land and Resource Company, LLC ("NLRC") by the former members, a limited partnership agreed to act as consultant to NLRC in connection with the maximization of the development, sales, leasing, royalties or other disposition of land, water, mineral and oil and gas rights with respect to the Nevada property. In exchange for these services, the partnership will receive from NLRC a consulting fee calculated as 50% of any net proceeds that NLRC actually receives from the sale, leasing or other disposition of all or any portion of the Nevada property or refinancing of the Nevada property provided that NLRC has received such net proceeds in a threshold amount equal to the aggregate of: (i) the capital investment by GEC and the Company in the Nevada property (ii) a 20% cumulative return on such capital investment, and (iii) a sum sufficient to pay the United States federal income tax liability, if any, of NLRC in connection with such capital investment. Either party may terminate this consulting agreement in April 2002 if the partnership has not received or become entitled to receive by that time any amount of the consulting fee. No payments have been made under this agreement through December 31, 1997. By letter dated March 13, 1998, NLRC gave notice of termination of the consulting agreement based on NLRC's determination of a default by the partnership under the terms of the agreement. By letter dated March 20, 1998, legal counsel for the partnership wrote to NLRC and stated that the partnership was not in default under the terms of the consulting agreement. No other substantive activity has occurred.

6.    RECENT ACCOUNTING PRONOUNCEMENT

         In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 established standards for disclosure about operating segments in annual statements and selected information in interim financial reports. It also established standards for related disclosures about products and services, geographic areas and major customers. This statement supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." The new standard is effective for the Company for the year ending December 31, 1998, and requires that comparative information from earlier years be restated to conform to the requirements of this standard. The Company does not expect this pronouncement to materially change the Company's current reporting and disclosures.

7.    PROPOSED BUSINESS COMBINATION

         On May 8, 1998, PICO and GEC jointly announced their consideration of a proposal pursuant to which GEC would become a wholly-owned subsidiary of PICO. This would be accomplished through a "Plan of Arrangement" whereby current GEC shareholders would exchange their shares for a direct interest in the common stock of PICO. GEC's board of directors established a special committee of directors who are independent of PICO to consider any proposed transaction from the perspective of GEC's public minority shareholders.

         On June 19, 1998, PICO and GEC jointly announced their intentions to proceed with the Plan of Arrangement, the terms and conditions, and the exchange ratio of .4628 of a share of PICO for each share of GEC. Completion of the Plan of Arrangement is subject to regulatory and shareholder approval.

8.    REGISTRATION OF COMMON STOCK HELD BY SUBSIDIARIES

         On May 11, 1998, PICO filed a Form S-3 with the SEC to register 4,572,015 shares of PICO common stock held by its subsidiaries. On May 29, 1998, PICO and GEC jointly announced their decision to withdraw those shares as available for sale.

9.    SUBSEQUENT EVENTS

         On July 30, 1998, PICO announced the sale by Guinness Peat Group plc ("GPG") of 3,362,585 shares of PICO common stock to several institutional investors at a price of $4.375 per share. Prior to this sale, GPC owned approximately 17.6% of the Company. This sale accounts for nearly all of GPG's holdings in PICO. In addition, PICO acquired 2,064,229 of its own shares from GPG at a cost of $1.6 million. In return, PICO agreed to assume GPG's obligations under call option agreements covering 2,064,229 shares of PICO common stock having an aggregate exercise price of $1.6 million. These call options expire on November 23, 2003.
     These shares are held in treasury by PICO.

         On July 31, 1998, APL paid a cash dividend to its sole shareholder, PIC, in the amount of $8 million. This amount will be subtracted from the expected purchase price paid for APL. See Note 2, "Discontinued Operations."

ITEM 2: MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      This section of the Report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Discussion containing such forward-looking statements may be found in Management's Discussion and Analysis of Financial Condition and Results of Operations under the captions "Results of Operations -Three and Six Months Ended June 30, 1998 and 1997," "Liquidity and Capital Resources," and "Risk Factors and Uncertainties." Actual results for future periods could differ materially from those discussed in this section as a result of the various risks and uncertainties discussed herein. A comprehensive summary of such risks and uncertainties can be found in the Company's registration statement on Form S-4 (File No. 333-06671), which was declared effective on October 3, 1996.

INTRODUCTION
------------

    The Company's objective is to use its resources and those of its subsidiaries and affiliates to increase shareholder value through investments in businesses that the Company believes are undervalued and through the profitable operation of its operating subsidiaries. The Company's acquisition philosophy is to make selective investments, predominantly in public companies, for the purpose of enhancing and realizing additional value by means of appropriate levels of shareholder influence and control. This could involve the restructuring of the financing or management of the companies in which the Company invests. It may also encompass initiating and facilitating mergers and acquisitions within the relevant industry to achieve constructive rationalization. This business strategy was adopted in late 1994, but was not fully implemented until 1996. There can be no assurance that sufficient opportunities will be found or that this business strategy will be successful. This strategy may negatively impact the business and financial condition and results of the Company.

    On November 20, 1996, Citation Holdings, Inc., an Ohio corporation ("Sub"), merged with and into Physicians Insurance Company of Ohio ("Physicians"), (the "Merger") pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") dated as of May 1, 1996, as amended by and among Citation Insurance Group, Physicians and Sub. Pursuant to the Merger, each outstanding share of Class A Common Stock of Physicians (the "Physicians Stock") was converted into the right to receive 5.0099 shares of PICO's common stock. As a result, (i) the former shareholders of Physicians owned approximately 80% of the outstanding common stock of PICO immediately after the Merger and controlled the Board of Directors of PICO and (ii) Physicians became a wholly owned subsidiary of PICO. Pursuant to the Merger Agreement, PICO also assumed all outstanding options to acquire Physicians Stock.

    As a result of the Merger, the business and operations of Physicians and its subsidiaries became a substantial majority of the business and operations of the Company.

    Effective upon the Merger, PICO's name, which was previously "Citation Insurance Group," was changed to "PICO Holdings, Inc." and the Nasdaq symbol for the Company's stock was changed from "CITN" to "PICO."


RESULTS OF OPERATIONS - THREE AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997

SUMMARY
-------

    PICO reported net income of $1.1 million, or $0.03 per share, for the second quarter of 1998, compared with net income of $1.8 million, or $0.06 per share, during the same 1997 period. Per share amounts are expressed as basic earnings per share. Net income for the first six months of 1998 was $0.2 million, or $0.00 per share, versus $3.8 million, or $0.12 per share, during 1997. Net income for the second quarters of 1998 and 1997 included income of $0.1 million and a loss of $0.1 million, respectively, from discontinued operations, net of taxes. Income from discontinued operations included in net income for the first six months of 1998 and 1997, net of taxes, was $0.2 million and $0.1 million, respectively. Discontinued operations include the results of the Company's life and health insurance subsidiary, APL. See Note 2 of Notes to Consolidated Financial Statements, "Discontinued Operations," for additional information.

    Most of the decline in income for both the second quarter and first half of 1998 as compared to 1997 can be attributed to (1) reduced levels of investment income as a result of a smaller portfolio of interest- and dividend-paying securities and (2) reduced income from property and casualty ("P&C") insurance operations which has seen declining premium levels and increased expense ratios resulting from increasing competition and tighter underwriting scrutiny of Citation Insurance Company's ("CIC") business. Management is continually looking for ways to realize synergies and to leverage or reduce P&C insurance loss and loss adjustment expense and underwriting expense ratios, including expansion into additional states and lines of business. Net income included $0.5 million in income from GEC for the second quarter, and a loss of $0.2 million for the first six months of 1998. Although not consolidated with PICO until third quarter 1997, GEC added $0.2 million to PICO's income during both the second quarter and first half of 1997. Income before taxes and minority interest are analyzed in the sections that follow.

    Shareholders' equity increased $0.7 million during the second quarter to $111.6 million at June 30, 1998. This $0.7 million increase over March 31, 1998 resulted from second quarter net income of $1.1 million and unrealized appreciation of investments held for sale of $0.5 million, partially offset by a $0.8 million decline in the Company's foreign currency translation adjustment which goes directly through shareholders' equity rather than going through the income statement. Shareholders' equity was down $0.6 million for the first six months of 1998 from $112.2 million at December 31, 1997. This decline principally resulted from a $1.0 million decline in the foreign currency translation adjustment, partially offset by $0.3 million of unrealized appreciation of investments held for sale and net income of $0.2 million for the first half of 1998. Shareholders' equity per share calculated on an undiluted basis at June 30, 1998 was $3.71 compared to $3.73 at December 31, 1997.

    During the first half of 1998, assets decreased approximately $22.1 million to $408.2 million. Most of this decline resulted from the payment of claims by Physicians and was reflected in investments and cash and cash equivalent balances which were decreased by approximately $19.5 million during the six months. At the same time, loss and loss adjustment expense reserves dropped by more than $21.0 million. Assets included $16.2 million in net assets from APL classified as "net assets of discontinued operations" at June 30, 1998 and $16.0 million at December 31, 1997.

    Revenues from continuing operations of $13.7 million for the second quarter of 1998 equaled those of the prior 1998 quarter but were $3.5 million less than in the second quarter of 1997. Revenues for the first half of 1998 were $27.4 million, down $10.8 million from the previous year. Premium income was down $5.5 million for the second quarter and $10.9 million for the first half of 1998 compared to the same 1997 periods. As discussed in the property and casualty section below, several factors have contributed to the reduced property and casualty insurance revenues, including more selective underwriting of CIC's risks to reduce exposure to claims and increasing competition for commercial business in California. Investment income, net of expenses, was down $0.9 million for the quarter and for the six months as a result of the decreasing level of interest- and dividend-paying investments and a $0.3 million prior period adjustment to investment income. Realized investment gains, which tend to fluctuate widely from period to period, were $1.9 million above those of the second quarter of 1997 and $0.5 million less than those of the first half of 1997. Nearly $2.0 million in investment gains were realized by GEC during the second quarter of 1998 and $2.5 million during the six months. Revenues by business segment are shown in the sections that follow.

    The Company's ongoing operations are organized into five segments: portfolio investing; surface, water, geothermal and mineral rights; property and casualty insurance; medical professional liability insurance, and other operations. GEC's portfolio investing results are shown separately below for consistency of presentation and to simplify analysis since GEC's results were not consolidated with those of PICO during the first half of 1997. Life and health insurance operations are shown as discontinued operations based upon the pending sale of those operations. See Note 2 of Notes to Consolidated Financial Statements, "Discontinued Operations," for additional information.

    Revenues and income (loss) before taxes and minority interests from CONTINUING OPERATIONS, by business segment, are shown in the schedules that follow.

Operating Revenues--Continuing Operations:
------------------------------------------

                                                                 Three Months Ended        Six Months Ended
                                                                       June 30,                 June 30,
                                                                 ------------------        ----------------
                                                                  1998         1997         1998       1997
                                                                  ----         ----         ----       ----
                                                                                   (in millions)
Portfolio Investing                                              $(0.4)       $ 0.6        $ 0.5      $ 3.8
Portfolio Investing--Global Equity Corporation                     2.3                       3.3
Surface, Water, Geothermal and Mineral  Rights                     0.4                       0.6
Property and Casualty Insurance                                   10.4         15.1         21.1       31.7
Medical Professional Liability Insurance                           0.5          1.4          1.2        2.4
Other                                                              0.5          0.1          0.7        0.3
                                                                 -----        -----        -----      -----
         Total Revenues-Continuing Operations                    $13.7        $17.2        $27.4      $38.2
                                                                 =====        =====        =====      =====


Income (Loss) Before Taxes and Minority Interest--Continuing Operations:
------------------------------------------------------------------------

                                                        Three Months Ended         Six Months Ended
                                                              June 30,                 June 30,
                                                        ------------------         ----------------
                                                          1998       1997         1998          1997
                                                          ----       ----         ----          ----
                                                                        (in millions)
Portfolio Investing                                      $(1.1)                  $(0.6)        $ 2.8
Portfolio Investing--Global Equity Corporation             1.5                     1.5
Surface, Water, Geothermal and Mineral Rights             (0.3)                   (0.7)
Property and Casualty Insurance                            1.4       $2.0          1.0           2.9
Medical Professional Liability Insurance                  (0.3)       0.9         (0.4)          0.2
Other                                                      --        (0.3)        (0.1)         (0.5)
                                                         -----       ----        -----         -----
     Income Before Tax and Minority Interest             $ 1.2       $2.6        $ 0.7         $ 5.4
                                                         =====       ====        =====         =====


PORTFOLIO INVESTING
-------------------

    Portfolio investing operations are principally conducted by PICO, Physicians and GEC. GEC's portfolio investing results are shown separately in the section following this one. Investment revenues and realized investment gains or losses generated by Physicians are first allocated to the medical professional liability ("MPL") insurance segment equal to the amount of loss reserve discount accretion recorded during the period. The remainder is shown as portfolio investing revenue.

    Physicians and The Professionals Insurance Company ("PRO") ceased writing MPL business in 1995. For a number of reasons, including the existence of an experienced claims adjustment staff and Physicians' success in managing invested assets, it was decided that it would be more advantageous to manage the assets remaining at the cessation of writing the MPL insurance business than to sell off or fully reinsure the reserves. As a result, assets are managed for the maximum overall return, within prudent safety guidelines. Assets are not designated on an individual security basis as either MPL or portfolio investing. As a result, Physicians' invested assets produce income in both MPL and portfolio investing segments.

    Revenues and income or losses generated by PICO through its own portfolio are assigned entirely to portfolio investing. GEC's portfolio investing operations exclude the results attributable to the surface, water, geothermal and mineral rights segment.

    Portfolio investing revenues for the first six months of 1998 excluding GEC, which is stated separately below, amounted to approximately $0.5 million compared to $3.8 million during the first six months of 1997. Excluding realized investment gains, investment income from portfolio investing decreased $0.5 million during the first half of 1998 compared to the same 1997 period. This decrease was due to reduced portfolio levels of interest- and dividend-paying securities and a $0.3 million prior period adjustment of investment income recorded in the second quarter, partially offset by an approximate $0.8 million increase in investment income during the first quarter of 1998 relating to the take down of a capitalized interest asset no longer needed. A realized investment loss of $0.1 million was recorded during the first half of 1998 versus realized investment gains of $2.7 million during 1997, which included more than $1.9 million in realized gains from the sale of the Company's investment in Amvestors Financial Corporation. Additional revenues from realized investment gains of $2.5 million and $2.0 million were recorded during the first half and the second quarter of 1998, respectively, and are included in the "Portfolio Investing--Global Equity Corporation" segment following.

    During the second quarter of 1998, portfolio investing revenues declined $1.0 million compared to the 1997 second quarter amount of $0.6 million. As previously discussed, reduced portfolio levels and a $0.3 million reversal of previously recorded interest income were primarily responsible for this decline.

    Portfolio investing revenues (charges) are summarized below:

                                     PORTFOLIO INVESTING
                                                    Three Months Ended     Six Months Ended
                                                          June 30,              June 30,
                                                    ------------------     ----------------
                                                      1998       1997       1998       1997
                                                      ----       ----       ----       ----
                                                                  (in millions)
Portfolio Investing Revenues (Charges):
---------------------------------------
   Realized Investment Gains (Losses)                $ --        $0.1      $(0.1)      $2.7
   Investment Income (Charges)                        (0.4)       0.5        0.6        1.1
                                                     -----       ----      -----       ----
       Portfolio Investing Revenues (Charges)        $(0.4)      $0.6      $ 0.5       $3.8
                                                     =====       ====      =====       ====


    As shown in the following comparison, portfolio investing operations, excluding those of GEC, contributed a loss of $0.6 million to pre-tax operating income during the first six months of 1998 compared to income of $2.8 million during the same 1997 period. As shown above, realized investment gains accounted for approximately $2.8 million of this $3.4 million swing. Declining levels of interest- and dividend-paying securities partially offset by the previously-discussed $0.8 million reversal of a no longer needed capitalized interest asset account made up the remaining difference.

    Portfolio investing produced a pre-tax loss for the second quarter of 1998 of $1.1 million compared to a break even during the second quarter of 1997. Of this $1.1 million variance between years, $0.3 million resulted from the previously-discussed reversal of prior period interest income by Physicians. The remaining $0.8 million decline in portfolio investing pre-tax income resulted from the reduced portfolio of interest- and dividend-paying securities.

       Investment income varies significantly from period to period, influenced greatly by the timing of the realization of investment gains and losses. Consequently, future results cannot and should not be predicted based upon past performance alone.

    The breakdown of pre-tax operating income or loss from portfolio investing operations follows:

                                               PORTFOLIO INVESTING
                                                                      Three Months Ended         Six Months Ended
                                                                            June 30,                 June 30,
                                                                      ------------------         ----------------
                                                                        1998       1997           1998      1997
                                                                        ----       ----           ----      ----
                                                                                         (in millions)
Portfolio Investing Income (Loss) Before Tax:
---------------------------------------------
   PICO and Physicians                                                 $(1.1)     $(0.2)         $(0.6)     $2.6
   Equity in Unconsolidated Subsidiaries                                            0.2                      0.2
                                                                       -----      -----          -----      ----
       Portfolio Investing Pre-Tax Income (Loss)                       $(1.1)     $ --           $(0.6)     $2.8
                                                                       =====      =====          =====      ====


PORTFOLIO INVESTING--GLOBAL EQUITY CORPORATION
----------------------------------------------

    GEC is an international operating and investment company with offices in Toronto, Ontario, Canada and in La Jolla, California. GEC holds a portfolio of equity securities and convertible instruments in North American, Asian and European companies, as well as operating ownership of a number of interests in surface, water, geothermal and mineral rights in the western United States. Such operations are reported below in a separate segment entitled "Surface, Water, Geothermal and Mineral Rights," and are excluded from this discussion of GEC's portfolio investments.

Following is a breakdown of GEC's portfolio investing revenues and pre-tax income for the periods shown:

                        PORTFOLIO INVESTING--GLOBAL EQUITY CORPORATION
                                                               Three Months         Six Months
                                                                  Ended               Ended
                                                                 June 30,            June 30,
                                                                   1998                1998
                                                               ------------         ----------
                                                                        (in millions)
Global Equity Corporation-Revenues:
-----------------------------------
   Realized Investment Gains                                      $ 2.0               $ 2.5
   Investment Income                                                0.3                 0.6
   Other Income                                                                         0.2
                                                                  -----               -----
     Global Equity Corporation Revenues                           $ 2.3               $ 3.3
                                                                  =====               =====

GEC Income (Loss) Before Tax and Minority Interest:
---------------------------------------------------
   Global Equity Corporation                                      $ 1.8               $ 2.0
   Equity in Unconsolidated Affiliates                             (0.3)               (0.5)
                                                                  -----               -----
     Income Before Tax and Minority Interest                      $ 1.5               $ 1.5
                                                                  =====               =====


      As shown above, GEC added $3.3 million and $2.3 million to 1998 first half and second quarter revenues, respectively, including realized investment gains of $2.5 million for the six months and $2.0 million for the quarter. As discussed in the following section, GEC's subsidiaries engaged in surface, water, geothermal and mineral rights activities contributed additional revenues to the Company and an additional loss before tax and minority interest. As of June 30, 1998, on a stand-alone basis, approximately 47% of GEC's assets consisted of investments in debt and equity instruments and cash and cash equivalents. An additional 37% represents surface, water, geothermal and mineral rights operations.

    GEC's portfolio investing operations contributed $1.5 million in income to both the first six months and the second quarter of 1998. As previously discussed, these amounts included realized investment gains of $2.5 million and $2.0 million for the first six months and second quarter, respectively.

SURFACE, WATER, GEOTHERMAL AND MINERAL RIGHTS
---------------------------------------------

    Effective November 14, 1995, a wholly-owned subsidiary of GEC acquired all the outstanding common stock of Vidler Water Company, Inc. ("Vidler"), a Colorado corporation engaged in the water marketing and transfer business. Vidler's business plan calls for Vidler to identify areas where water supplies are in the greatest demand; to facilitate the transfer of water rights from current ownership to Vidler; to develop water storage facilities; to reallocate water to areas where needed through various distribution means; and to sell and lease water supplies to municipalities, developers and others. Since its acquisition, Vidler and its immediate parent company have purchased water rights and related assets in Colorado, Nevada and Arizona. On April 23, 1997, GEC acquired 74.77% of the common stock of NLRC and PICO acquired the remaining 25.23%. NLRC owns approximately 1.365 million acres of deeded land located in northern Nevada, together with appurtenant water, geothermal and mineral rights. NLRC is actively engaged in maximizing the property's value in relation to water rights, mineral rights, geothermal resources, and land development.

    As these subsidiaries of the Company were not part of the consolidated group until GEC joined the consolidation in the third quarter of 1997, prior years' results are not included with those of the Company. Revenues from continuing operations included in the consolidated financial statements of the Company from surface, water, geothermal and mineral rights generated by Vidler and NLRC were approximately $0.6 million and $0.4 million during the first half and second quarter of 1998, respectively. Revenues include land sales; lease of land, principally for grazing purposes; water sales and leasing and other income. Operating expenses exceeded revenues for both periods producing losses from continuing operations before taxes and minority interests of $0.7 million and $0.3 million for the six months and second quarter, respectively.

PROPERTY AND CASUALTY INSURANCE
-------------------------------

    Sequoia Insurance Company ("Sequoia") and CIC account for all of the ongoing P&C insurance revenues. These companies write predominately light commercial and multiple peril insurance coverage in central and northern California.

    Sequoia and CIC are continually seeking ways to realize savings and take advantage of synergies and to combine operations, wherever possible. To this end, Sequoia and CIC consolidated their home office operations in Monterey, California in July 1997.

    As shown below, earned premiums made up most of the P&C revenues. Premiums are earned pro-rata throughout the year according to the coverage dates of the underlying policies.

    Revenues and pre-tax income from property and casualty operations for the periods shown were as follows:

                          PROPERTY AND CASUALTY INSURANCE
                                            Three Months Ended     Six Months Ended
                                                  June 30,              June 30,
                                            ------------------     ----------------
                                              1998       1997       1998       1997
                                             -----      -----      -----      -----
P & C Revenues:                                           (in millions)
---------------
     Earned Premiums - Sequoia               $ 4.4      $ 8.0      $ 9.0      $15.3
     Earned Premiums - Citation                4.3        5.7        8.8       12.9
     Investment Income                         1.4        1.2        2.8        2.9
     Realized Investment Gains                 0.1                   0.1        0.2
     Other                                     0.2        0.2        0.4        0.4
                                             -----      -----      -----      -----
          Total P&C Revenues                 $10.4      $15.1      $21.1      $31.7
                                             =====      =====      =====      =====

P & C Income Before Taxes:
--------------------------
     Sequoia Insurance Company               $ 0.7      $ 1.5      $ 0.4      $ 2.0
     Citation Insurance Company                0.7        0.5        0.6        0.9
                                             -----      -----      -----      -----
          Total P&C Income Before Tax        $ 1.4      $ 2.0      $ 1.0      $ 2.9
                                             =====      =====      =====      =====

    Total P&C insurance revenues for the first six months of 1998 were $21.1 million, down $10.6 million from the first half of 1997. As shown above, declining earned premiums accounted for $10.4 million of this decrease. Principally as a result of continuing increased underwriting selectivity of CIC's business and aggressive competition for commercial multiple peril business in California, Sequoia's and CIC's earned premiums for the first six months of 1998 were down $6.3 and $4.1 million, respectively, from those of the same 1997 period. Much of the decline in Sequoia's earned premiums resulted from a reinsurance pooling agreement effective January 1, 1998 which provides for the pooling of all insurance premiums, losses, loss adjustment expenses ("LAE") and administrative and other insurance operating expenses between Sequoia and CIC. The reinsurance pooling agreement calls for these items to be split equally between the two companies. All new P&C insurance applications and policies coming up for renewal are now being processed through Sequoia and subjected to Sequoia's underwriting standards which are much tighter than those previously employed by CIC. As a result, a significant portion of CIC's prior book of business has not been renewed.

    As compared to the second quarter of 1997, second quarter 1998 P&C revenues of $10.4 million declined $4.7 million. This $4.7 million decline included a $5.0 million reduction in earned premiums and a partially offsetting $0.3 million increase in investment income and realized investment gains. As discussed above, all of CIC's business is now being processed through Sequoia and is subjected to much tighter underwriting standards resulting in fewer new policies and fewer renewals than written in the past by CIC. In addition, competition within California for commercial P&C insurance business continues at a heightened level.

    P&C insurance operations provided $1.0 million in income before taxes for the first six months of 1998 compared to $2.9 million during the first half of 1997. As shown above, $1.6 million of this $1.9 million decline was attributable to Sequoia and $0.3 million arose from CIC. Income before taxes for the first six months of 1997 was greater than during the first half of 1998 due to the higher level of 1997 earned premiums, lower loss and LAE and expense ratios (see industry ratios below), and approximately $0.5 million more in realized investment gains. The recent "El Nino" phenomenon also had a significant impact on the first six months of 1998. Sequoia and CIC management estimates the cost of storm losses incurred by the companies as a result of the 1998 El Nino phenomenon to be approximately $1.0 million.

    P&C insurance pre-tax income for the second quarter of 1998 of $1.4 million was approximately $0.6 million less than the $2.0 million recorded during the second quarter of 1997. As previously discussed, P&C insurance premiums earned during the second quarter of 1998 were down $5.0 million from those of the same 1997quarter, while corresponding losses and LAE declined by $4.1 million, accounting for $0.9 million of the $0.6 million change in pre-tax income between the two quarters. Partially offsetting this net $0.9 million decline, investment income and realized investment gains increased approximately $0.3 million. As shown above, Sequoia's pre-tax income decreased approximately $0.8 million during the 1998 second quarter as compared to the 1997 second quarter, while CIC's increased $0.2 million. Much of CIC's improvement resulted from the reinsurance pooling agreement previously discussed, producing a corresponding decline in Sequoia's individual company results.

    Industry ratios as determined on the basis of generally accepted accounting principles ("GAAP") for CIC for the periods shown were as follows:

                                          CIC'S GAAP INDUSTRY RATIOS
                                          --------------------------

                                 Three Months Ended          Six Months Ended
                                       June 30,                   June 30,
                                 ------------------          ----------------
                                  1998          1997        1998          1997
                                  ----          ----        ----          ----
Loss and LAE Ratio                64.4%         95.4%       75.0%         83.8%
Underwriting Expense Ratio        43.6%         13.9%       40.5%         26.0%
                                 -----         -----       -----         -----
     Combined Ratio              108.0%        109.3%      115.5%        109.8%
                                 =====         =====       =====         =====


    Industry ratios as determined on a GAAP basis for Sequoia for the periods shown were as follows:

                                        SEQUOIA'S GAAP INDUSTRY RATIOS
                                        ------------------------------

                                 Three Months Ended         Six Months Ended
                                      June 30,                   June 30,
                                 ------------------         ----------------
                                 1998         1997          1998         1997
                                 ----         ----          ----         ----
Loss and LAE Ratio               51.9%        46.7%         67.8%        58.9%
Underwriting Expense Ratio       47.1%        39.7%         44.1%        37.9%
                                 ----         ----         -----         ----
     Combined Ratio              99.0%        86.4%        111.9%        96.8%
                                 ====         ====         =====         ====


    Loss and LAE Ratios, Underwriting Expense Ratios and Combined Ratios are calculated using net earned premiums as a denominator. Theoretically, a combined ratio of less than 100% indicates that the insurance company is making a profit on its base insurance business before consideration of investment income, realized investment gains or losses, extraordinary items, taxes and other non-insurance items.

    The resulting increase in storm losses from the recent "El Nino" phenomenon was the principal cause of the increase in the loss and LAE ratios for Sequoia during the first six months of 1998 as compared to 1997. The improvement in CIC's loss and LAE ratios during the second quarter and first six months of 1998 was due to the reinsurance pooling agreement with Sequoia effective January 1, 1998 (Sequoia's loss and LAE ratios were much better than those of CIC prior to the reinsurance pooling agreement) and an improvement in CIC's own book of business resulting from subjecting CIC's business to the more stringent risk selection standards of Sequoia beginning in 1997. The increase in the underwriting expense ratios of both Sequoia and CIC during the second quarter and first six months of 1998 as compared to those of the same 1997 periods principally resulted from fixed overhead expenses being spread over a smaller 1998 premium base. The increase in Sequoia's loss and LAE ratio for the three months ended June 30, 1998, as compared to 1997 was principally a result of fixed claims overhead expenses being divided by a smaller premium base.

    Sequoia and CIC continue to identify and take advantage of synergies and other cost savings and to lessen the companies' exposure to undue risk. However, there can be no assurance that Sequoia and CIC will be successful in reducing their policies with higher loss ratios or that their loss ratios and/or expense ratios will improve in the future.

MEDICAL PROFESSIONAL LIABILITY OPERATIONS
-----------------------------------------

    Physicians' and PRO's MPL insurance business was sold to Mutual Assurance Inc. ("Mutual") on August 28, 1995. All new and renewal MPL insurance business written between July 16 and December 31, 1995 was 100% reinsured by Mutual. Physicians and PRO ceased writing new and renewal MPL insurance policies effective January 1, 1996. Physicians continues to administer and adjust the remaining claims and LAE reserves. Based upon careful analysis of various alternative scenarios for handling the runoff of the remaining claims reserves, management determined that the best option was to process the existing claims internally with existing staff, rather than through a third party administrator or through an outright sale of the claims and LAE reserves. In addition, it is expected that shareholders' equity may be better served by retaining the investments necessary to fund the payment of these claims and LAE reserves, managing them along with the rest of the Company's investment holdings, as opposed to selling or fully reinsuring these reserves and giving up the corresponding funds. However, there can be no assurance that funds generated by such retained investments will exceed claims. Accordingly, although the companies effectively ceased writing MPL insurance in 1995, MPL is treated as a separate business segment of continuing operations due to the continued management of claims and associated investments.

    Revenues and pre-tax income or loss from MPL operations included the following:

                    MEDICAL PROFESSIONAL LIABILITY INSURANCE

                                       Three Months Ended     Six Months Ended
                                             June 30,              June 30,
                                       ------------------     ----------------
                                         1998       1997       1998       1997
                                         ----       ----       ----       ----
                                                     (in millions)
MPL Revenues:
-------------
   Earned Premiums                      $(0.2)      $0.3      $(0.2)      $0.3
   Investment Income, Net of Expenses     0.7        1.1        1.4        2.1
                                        -----       ----      -----       ----
         MPL Revenues                   $ 0.5       $1.4      $ 1.2       $2.4
                                        =====       ====      =====       ====

MPL Income (Loss) Before Tax:           $(0.3)      $0.9      $(0.4)      $0.2
-----------------------------           =====       ====      =====       ====

    Since the withdrawal of Physicians and PRO from their personal automobile and homeowners lines of business in the late 1980's, MPL has, for all intents and purposes, been these two companies' only sources of insurance premiums.

    MPL insurance revenues amounted to $1.2 million for the first six months of 1998, just half of the $2.4 million recorded during the first six months of 1997. As shown above, approximately $0.5 million of this $1.2 million swing resulted from adjustments to premiums earned on policies written in prior years. The remaining $0.7 million decline was attributable to investment income. Investment income decreased compared to 1997 principally as a result of the reduced level of MPL claims and the associated reduced level of invested assets allocated to the MPL insurance business segment. MPL revenues for the second quarter of 1998 were $0.5 million compared to $1.4 million during the same 1997 quarter.

    MPL operations produced a pre-tax loss of approximately $0.4 million during the first six months of 1998 compared to $0.2 million in income during the same 1997 period. Premium adjustments as shown above accounted for $0.5 million of this $0.6 million swing between years. The second quarter of 1998 resulted in a pre-tax loss of $0.3 million compared to $0.9 million in income from the same 1997 quarter. Premium adjustments and reduced investment income as shown above accounted for $0.9 million of this difference. Increased expenses provided the remainder of this $1.2 million swing. Although second quarter MPL expenses were in line with expenses from previous quarters, second quarter 1997 expenses were abnormally low due to a prior period expense reversal recorded during that period.

    Physicians' claims department staff continues to process the runoff of the remaining MPL loss and loss adjustment expense claims which is progressing routinely. At June 30, 1998, MPL reserves totaled approximately $ 64.3 million, net of reinsurance and discount. This compares to $77.5 million at December 31, 1997. MPL loss and LAE reserves continue to decline as a result the disposition of claims.

                     MPL INSURANCE -- LOSS AND LAE RESERVES

                                           June 30,       December 31,
                                             1998             1997
                                           --------       ------------
                                                  (in millions)
Direct Reserves                             $106.1           $121.4
Ceded Reserves                               (33.9)           (34.8)
Discount of Net Reserves                      (7.9)            (9.1)
                                            ------           ------
     Net MPL Reserves                       $ 64.3           $ 77.5
                                            ======           ======

    Although MPL reserves are certified annually by two independent actuaries, as required by Ohio insurance regulations, significant fluctuations in reserve levels can occur based upon a number of variables used in actuarial projections of ultimate incurred losses and LAE.

OTHER OPERATIONS
----------------

    Other operations consist principally of the operations of PICO's subsidiary, Summit Global Management, Inc. ("Summit"). Also included are the activities of Raven Development Company ("Raven"), a real estate development subsidiary which is winding down its operations, and CLM Agency, Inc ("CLM"), an independent California insurance agency with minimal activity.

    Revenues and pre-tax income (loss) from other operations are summarized below for the periods shown:

                                          OTHER OPERATIONS
                                                          Three Months Ended       Six Months Ended
                                                               June 30,                 June 30,
                                                          ------------------       ----------------
                                                           1998        1997        1998        1997
                                                           ----        ----        ----        ----
                                                                         (in millions)
Revenues from Other Operations:
-------------------------------
   Investment Management Services                         $ 0.3       $ 0.3       $ 0.6       $ 0.6
     Less:  Intercompany Portfolio Mgmt. Charges           (0.1)       (0.3)       (0.2)       (0.4)
   Other                                                    0.3         0.1         0.3         0.1
                                                          -----       -----       -----       -----
          Revenue from Other Operations                   $ 0.5       $ 0.1       $ 0.7       $ 0.3
                                                          =====       =====       =====       =====

Other Operations-Income (Loss) Before Tax:
------------------------------------------
   Investment Management Services                                     $ 0.1                   $ 0.2
     Less:  Intercompany Portfolio Mgmt. Charges          $(0.1)       (0.3)      $(0.2)       (0.3)
   Other                                                    0.1        (0.1)        0.1        (0.4)
                                                          -----       -----       -----       -----
         Other Operations-Income (Loss) Before Tax        $ --        $(0.3)      $(0.1)      $(0.5)
                                                          =====       =====       =====       =====

    Revenues from other operations increased $0.4 million for the first six months of 1998 to $0.7 million compared to $0.3 million during the same 1997 period. These revenues for 1998 included approximately $0.4 million in Summit's investment management fees, excluding those billed to related parties, compared to $0.2 million during the first half of 1997. In addition, revenues included $0.1 million in real estate sales generated by Raven during the first six months of both 1998 and 1997. The first six months of 1998 also included $0.2 million in commission income from prior periods recorded by CLM in the second quarter. Revenues from other operations for the second quarter of 1998 of $0.5 million increased $0.4 million over the second quarter of 1997 due to increased investment management fees and the CLM commission income. No commission income was recorded by CLM during the comparable 1997 periods.

    Pre-tax, other operations showed a $0.1 million loss for the first six months and broke even for the second quarter of 1998 compared to a $0.5 million loss during the first half of 1997 and a $0.3 million loss during the second quarter of 1997. The improvement in the performance of other operations during the first six months of 1998 compared to 1997 was attributable to approximately $0.1 million in income from CLM in 1998 versus none in 1997 and a small amount of income from Stonebridge Partners AG (a Swiss affiliate which was deactivated in 1997) compared to a $0.3 million loss during the first six months of 1997. Income from Summit declined slightly during the first six months of 1998 due to increased operating expenses. The improvement in second quarter 1998 operations as compared to 1997 of $0.4 million was due to approximately $0.1 million in income from CLM in 1998 compared to none in 1997, an approximate $0.1 million decrease in Summit's income due to increased expenses in 1998, and a $0.4 million improvement in income from other activities, including Raven and Stonebridge Partners AG.

DISCONTINUED OPERATIONS
-----------------------

    Discontinued operations consist of the operations of APL. APL, Physicians' wholly-owned life insurance subsidiary, produced revenues of $4.4 million and pre-tax income of approximately $0.2 million during the first half of 1998. This compares to $2.8 million in revenues and pre-tax income of $0.1 million in 1997. Second quarter 1998 revenues were $2.2 million versus $1.2 million in 1997. Pre-tax income for the second quarter of 1998 was $0.1 million compared to a $0.1 million loss in 1997.

    APL has been concentrating its efforts on its unique critical illness product "Survivor Key" during the past several years. This life insurance product combines the benefits of a lump sum cash payout upon the diagnosis of certain critical illnesses with a death benefit. Gross written premiums for Survivor Key continually increased from 1994 through 1997.

    On June 16, 1997, Physicians announced the signing of a binding agreement to sell APL subject to certain closing conditions including regulatory approval, which is still pending. See Note 2 to Consolidated Financial Statements, "Discontinued Operations," regarding the pending sale of APL and its wholly owned subsidiary.

    The net assets of discontinued operations are shown as one line on the balance sheets as net assets of discontinued operations.


LIQUIDITY AND CAPITAL RESOURCES --JUNE 30, 1998 AND 1997

    PICO is a holding company whose assets principally consist of the stock of its subsidiaries. The Company continually evaluates its existing operations and searches for new opportunities in order to maximize shareholder value. Because of this business strategy, the Company's cash needs and those of its subsidiaries vary considerably from period to period. At times cash may not be readily available when an opportunity arises requiring the liquidation of securities, advances from subsidiaries, direct purchases of investments by subsidiaries, or the borrowing of funds. It may also become necessary and/or advantageous for the Company to offer stock or debt through public offerings from time to time. At times the Company may come to possess cash balances in excess of cash needs. Such cash is invested to provide maximum returns within the constraint of remaining liquid enough to meet expected future cash requirements. The Company's principal sources of funds are its available cash resources, liquidation of assets, bank borrowings, public financings, management and other fees, and borrowings.

     Each company within the group is expected to be able to stand on its own and cover its own cash flow needs without the need for long-term borrowing or additional capital infusions from within the Company, with the possible exceptions of additional capital requirements of Sequoia and CIC to maintain or improve their Best ratings or to meet minimum capital requirements. Physicians contributed an additional $5.5 million to Sequoia in 1997 for this purpose. Nevertheless, from time to time funds may be needed to cover short-term operating shortfalls (i.e. timing differences) or to expand the Company's operations (principally through investments and/or acquisitions) both at the subsidiary level and at the parent company level. Additional funding may be generated through, among other things, disposition or transfer of existing assets, issuance of additional capital stock through stock offerings, or through a public debt offering or other borrowing.

    Insurance has always been and continues to be a major source of funds for the Company. Physicians initially provided virtually all the funding necessary for the Company to execute its revised business strategy. Since the acquisition of Sequoia in 1995, management has made significant strides in improving Sequoia's operating performance. Management has taken a number of steps to improve CIC's profitability and cash flow since its acquisition in November 1996, including the sale of its workers' compensation business and its subsidiary, Citation National Insurance Company, in June 1997. Physicians' cash flows have had the greatest impact on the consolidated group during the past several years and should continue to do so for the foreseeable future, due to the wind down of the MPL business. Physicians, Sequoia and Citation had cash and cash equivalent balances at June 30, 1998 of $ 40.5 million. This compares to $46.5 million at December 31, 1997. A large portion of Sequoia's and Citation's investments is kept in the form of cash and cash equivalents to pay claims and expenses, due to the relatively short lag period between the receipt of premiums and payment of claims in the commercial property and casualty insurance business lines written by those companies.

     As a result of ceasing to write MPL insurance, Physicians' operating cash flows have become negative and should continue to be negative for the foreseeable future. Positive cash flows from other sources within Physicians, primarily reinsurance recoveries, and the sale of invested assets may partially or fully offset such uses of cash. Major cash outflows most likely will include the funding of claims and loss adjustment expenses, investment purchases, and operating costs.

    As of December 31, 1995, when Physicians and PRO ceased writing MPL, Physicians and PRO reported discounted unpaid loss and loss adjustment expense reserves of approximately $136.2 million, net of reinsurance. Based upon projections from past actuarial information, more than 75%, or $102 million, of these reserves is expected to be settled by the end of the year 2000. Past experience indicates that funding requirements should be greatest in the first through third years (1996 through 1998), accounting for more than 60% of the total eventual reserve and loss adjustment expense payments. As expected, loss and LAE reserves at December 31, 1996 declined more than 17.1% to $112.9 million after payment of more than $30 million in claims and LAE. During 1997, MPL reserves decreased $35.4 million, or 31.4%, to $77.5 million as of December 31, 1997 after payment of more than $38 million in losses and LAE. MPL reserves declined $13.2 million during the first six months of 1998 to $64.3 million. This represents more than a 50% decline in net discounted loss and LAE reserves since December 31, 1995.

    The Company's insurance subsidiaries attempt to structure the duration of invested assets to match the cash flows required to settle the related unpaid claims liabilities. Invested assets provide adequate liquidity to fund projected claims and LAE payments for the coming years. The Ohio and California Insurance Departments monitor and set guidelines for the insurance companies' investments. The Ohio and California Insurance Departments also set minimum levels of policyholder capital and surplus and monitor these levels through various means.

    To the extent that funds necessary for settling claims and paying operating expenses are not provided by existing cash and cash equivalents, investment income, reinsurance recoveries, and rental and other income, then invested assets will be liquidated. Short term and fixed maturity investments are managed to mature according to projected cash flow needs. Equity securities will be converted to cash as additional funds are required, with an anticipated maximum liquidation lead-time of approximately six months.

    At June 30, 1998, Physicians' and PRO's investment portfolios on a stand-alone basis contained invested assets of approximately $122.7 million, plus cash and cash equivalents of $4.3 million. These invested assets are in excess of the present value of expected future payouts of losses and loss adjustment expenses (discounted at 4%) of approximately $64.3 million. Physicians is in the process of selling APL, its life and health insurance subsidiary. When sold, the proceeds from this sale will provide additional available cash.

     Management hopes to maximize the return on all assets, including those needed to fund the eventual wrap-up of the MPL reserves through, among other things, value investing and managing the invested assets internally rather than liquidating assets to pay a third party to oversee the runoff of the existing claims. Management also elected to handle the runoff of the MPL claims internally to continue to maintain a high standard of claims handling and to maximize shareholder values. While management expects that certain of the Company's current and future investments may increase in value, offsetting some of the decline in assets during the period of runoff, the impact of future market fluctuations on the value of the Company's invested assets cannot be accurately predicted. Although assets will be managed to mature or liquidate according to expected payout projections, at times, in response to abnormal funding demands, some invested assets may need to be sold at inopportune times during periods of decline in the stock market or declines in the market values of the individual securities. Such forced sales are expected to occur infrequently and only under extreme circumstances; however, this cannot be guaranteed.

    The Company's active P&C insurance subsidiaries, Sequoia and CIC, should provide positive cash flows from operations once industry combined ratios (See the discussion of industry ratios under "Property and Casualty Insurance.") stabilize below 100% and premium writings remain at a constant or increasing level. At times it may be necessary to liquidate invested assets to provide the additional funds necessary to cover operating cash needs. Summit has been producing positive cash flows from operations and is expected to continue to do so in the future by producing investment management fees in excess of operating costs.

    A significant portion of the Company's assets (approximately 18.5% as of June 30, 1998) consist of surface, water, geothermal and mineral rights. Since the acquisitions of Vidler and NLRC by GEC and PICO, administrative and operating expenses have exceeded their on-going revenues. The Company anticipates that Vidler and NLRC will continue to incur operating losses from their operations until such time as they are able to receive significant revenues from development of projects, including water storage and supply programs, leases, royalties, and property sales. In addition to cash necessary to fund operating activities, Vidler and NLRC are expected to require additional funding for growth through acquisitions of additional surface, water, geothermal and mineral rights and other activities. These additional cash needs may require funding from sources outside the Company in the form of debt or equity.

    As shown in the accompanying Consolidated Statements of Cash Flows, operating activities used cash flows of $3.0 million during the first half of 1998 compared to $23.8 million used during the same 1997 period. The main sources of negative cash flow from operating activities for the first six months of 1998 were MPL operations and P&C operations. Physicians and PRO produced negative cash flow from operations of approximately $6.4 million due to the payment of claims and operating expenses in excess of investment and other income. Sequoia and CIC, principally as a result of reduced premium levels, experienced approximately $2.4 million in operating cash outflows during the same period. These amounts compare to net cash outflows from operations during the first half of 1997 of $22.9 million from Physicians and PRO and $2.6 million from Citation and Sequoia. GEC provided positive cash flows from operating activities for the first half of 1998 of approximately $8 million, but was not included in the 1997 consolidated financial statements. The principal sources of the favorable $20.8 million improvement in cash flow from operations between the first half of 1998 and 1997 were the $8 million added by GEC and a $12.2 million reduction in the amount of federal income taxes paid in 1998 as compared to 1997. Federal income taxes paid in the first half of 1997 principally arose from realized investment gains recorded in the fourth quarter of 1996. Federal income tax deposits on 1997 taxable income were for the most part paid in 1997 since the large realized investment gain from the sale of the Company's Resource America Inc. common stock occurred in the third quarter of 1997.

    Cash provided by investing activities during the first half of 1998 was $1.4 million compared to $21.0 million during the comparable 1997 period. The higher level of cash provided by investing activities in 1997 resulted from the sales of mature investments. Since that time, the Company has made significant investments in surface, water, geothermal and mineral rights. These assets are still in the process of development and, therefore, did not provide realized investment gains or losses during the first half of 1998.

    No cash was provided or used by financing activities during the first half of 1998, compared to cash used during the first half of 1997 of $2.9 million.

    On May 5, 1997, PICO agreed to provide a line of credit to PC Quote. The initial credit was for $1 million with repayment due September 30, 1997. The credit has since been increased to $3,250,000 with repayment due December 31, 1998.

    At June 30, 1998, the Company had no significant commitment for future capital expenditures, other than in the ordinary course of business and as discussed herein. Vidler has committed approximately $6.3 million in deposits and options to acquire additional surface, water, geothermal and mineral rights. The Company has also committed to maintain Sequoia's capital and statutory policyholder surplus level at a minimum of $7.5 million. Sequoia was well above this level as of December 31, 1997. The Company has also committed to make every attempt to maintain Sequoia's Best rating at or above the "B++" (Very Good) level, which may at some time in the future require additional capital infusions into Sequoia by the Company.

    As discussed in Note 7 to Notes to Consolidated Financial Statements, "Proposed Business Combination," PICO and GEC have announced their intent to proceed with a "Plan of Arrangement" whereby GEC shareholders would receive
 .4628 of a share of PICO for each share of GEC ("the Business Combination"). GEC would then become a wholly-owned subsidiary of PICO. While the Plan of Arrangement, if approved by shareholders and regulatory bodies, will significantly increase the number of PICO shares outstanding and the number of shares treated as treasury shares, cash resources should only be affected by the expenses to implement the Business Combination and any cash needed by GEC to pay dissenting shareholders for their shares.

    The Company continues to address the issue of the compatibility of systems software with the year 2000. Insurance premium, loss and statistical systems are particularly critical to the successful operation of the insurance companies. It is believed that the majority of these systems, which are different among the various insurance companies, currently correctly interpret the year 2000. The MPL insurance systems are known, however, to be incompatible. Projects are under way to test all insurance systems and correct the logic of these systems to make them compatible with the year 2000. Other operating systems consist of various accounting, billing, disbursement, and tracking systems which may or may not be compatible with the year 2000. For the most part, these systems are in the process of being updated by their vendors. Tests will be run to ensure the compatibility of these systems, also. Management expects these projects to be completed by the end of 1998. In addition to resources expended in researching and correcting systems, additional outlays may be necessary to purchase and install new software compatible with the year 2000. The estimated costs of this project are undetermined at this time.

CAPITAL RESOURCES
-----------------

    The Company's principal sources of funds are its available cash resources, operating cash flow, liquidation of non-essential investment holdings, borrowings, public and private debt and equity offerings, funds from consolidated tax savings, and investment management and other fees. At June 30, 1998, the Company had $54.4 million in cash and cash equivalents compared to $56.4 million at December 31, 1997.

ADDITIONAL RISK FACTORS AND UNCERTAINTIES
-----------------------------------------

    The statements contained in this report that are not purely historical, including statements regarding the Company's expectations, beliefs, intentions, plans or strategies, are forward-looking statements. These forward -looking statements are subject to risks and uncertainties, including the risks and uncertainties discussed below. All forward-looking statements included in this document are based upon information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. Readers are cautioned not to place undue reliance upon any such forward-looking statements. In addition to the risks and uncertainties discussed in the preceding sections of "Management's Discussion and Analysis of Financial Condition and Results of Operations," the following risk factors are also inherent in the Company's business operations:

    CHANGE IN STRATEGIC DIRECTION. In late 1994, the Company began the process of changing its strategic direction from the operation of an MPL insurance business to investing in businesses which management believes are undervalued or will benefit from additional capital, restructuring of operations or management or improved competitiveness through operational efficiencies with existing operations. Accordingly, in January 1995, the Company reactivated its investment advisory subsidiary, Summit; in August 1995 acquired Sequoia and entered new lines of property and casualty insurance; in August 1995 sold its MPL insurance business; in September 1995 purchased 38.2% of GEC, a Canadian corporation active in international investments, agricultural services, water rights, and other businesses; in November 1996 acquired control of Citation Insurance Group ("CIG") pursuant to the Merger; in April 1997 acquired 25.23% ownership of Nevada Land and Resource Company which owns approximately 1,365,000 acres of deeded land in northern Nevada; in June 1997 sold its workers' compensation business; and in July and August 1997, increased its ownership in GEC to 51.17%. On May 8 and June 19, 1998, the PICO and GEC jointly announced their intentions to combine through a "Plan of Arrangement". Due to the Company's limited experience in the operation of the businesses of each of these subsidiaries, which currently constitute a substantial portion of the Company's operations, there can be no assurance as to the future operating results of the Company or acquired businesses of the Company.

    The Company will continue to make selective investments for the purpose of enhancing and realizing additional value by means of appropriate levels of shareholder influence and control. This could involve the restructuring of the financing or management of the entities in which the Company invests and initiating and facilitating mergers and acquisitions. This business strategy has been implemented gradually during the past three to four years. For this reason and others, including but not limited to the variability of the securities markets and the uncertainties associated with trying to predict future results based upon past performance, PICO's historical financial statements are not indicative of the possible future results of this new business strategy. Shareholders are relying on the experience and judgment of the Company's management to locate, select and develop new acquisition and investment opportunities. There can be no assurance that sufficient opportunities will be found or that this business strategy will be successful. Failure to successfully implement this strategy may negatively impact the business and financial condition and results of operations of the Company.

    Application of the Company's new strategy since 1995 has resulted in a greater concentration of equity investments held by the Company. Market values of equity securities are subject to changes in the stock market, which will cause the Company's shareholders' equity to fluctuate from period to period. At times the Company may hold securities of companies for which no market exists or which may be subject to restrictions on resale. As a result, periodically, a portion of the Company's assets may not be readily marketable, which would restrict the Company's ability to liquidate its interests in these entities.

      PICO and GEC through NLRC and Vidler have committed a significant portion of their assets to surface, water, geothermal and mineral rights. There can be no assurance that the market value of these assets will increase over time. In addition, there are a number of risks associated with the successful development of the Company's and GEC's water rights business including, but not limited to, water price volatility; environmental concerns; political opposition; uncertainty of future demand / revenues; concentration of revenue sources in a limited number of assets; and dependence on key personnel. There can be no assurance that Vilder and NLRC will be successful in developing their surface, water, geothermal and mineral rights assets.

    DEPENDENCE ON KEY PERSONNEL. The Company has several key executive officers, the loss of whom could have a significant adverse effect on the Company. In particular, Ronald Langley, PICO's Chairman, and John R. Hart, PICO's President and Chief Executive Officer, play key roles in the Company's and GEC's investment decisions. Messrs. Langley and Hart have entered into employment agreements with PICO and a wholly-owned subsidiary of GEC as of December 31, 1997, all for a period of four years. Messrs. Langley and Hart are key to the implementation of the Company's new strategic focus, and the ability of the Company to implement its current strategy is dependent on its ability to retain the services of Messrs. Langley and Hart.

    RISKS REGARDING PHYSICIANS; CONTINUING MPL LIABILITY. In August 1995, the MPL insurance business and related liability insurance business of Physicians and PRO were sold. Physicians and PRO retained all assets and liabilities related to insurance policies written prior to the sale of the recurring book of business. Physicians and PRO will continue to administer claims and loss adjustment expenses under MPL insurance policies issued or renewed prior to July 16, 1995. Cash flow needed to fund the day-to-day operations and the payment of claims and claims expenses will be provided by investment income, lease income, and proceeds from the sale or maturity of securities.

    Under the terms of the Company's MPL policies, these policies have an extended reporting period for claims. Under Ohio law the statute of limitations is one year after the cause of action accrues. Also, under Ohio law there is a four-year statutory time bar; however, this has been construed judicially to be unconstitutional in situations where the plaintiff could not have reasonably discovered the injury in that four-year period. Claims of minors must be brought within one year of the date of majority. As a result, some claims may be reported a number of years following the expiration of the MPL policy period. Physicians and PRO have established reserves to cover losses and loss adjustment expense on claims incurred under the MPL policies issued or renewed to date including not only those claims reported to date, but also those incurred but not yet reported. The amounts established and to be established by Physicians and PRO for loss and LAE reserves are estimates of future costs based on various assumptions and, in accordance with Ohio law, have been discounted (adjusted to reflect the time value of money). These estimates are based on actual and industry experience and assumptions and projections as to claims frequency, severity and inflationary trends and settlement payments. In accordance with Ohio law, Physicians and PRO annually obtain a certification from an independent actuary that respective reserves for losses and LAE are adequate. Physicians and PRO also obtain a concurring actuarial opinion.

     Physicians' and PRO's reserves for losses and LAE for prior years developed favorably in 1994, and these reserves were decreased by $12.7 million in 1994. Reserves also developed favorably in 1995; however, accretion of reserve discount exceeded the amount of favorable development and retroactive reinsurance, resulting in a $3.2 million increase in liabilities for prior years' claims. As a result of continued favorable claims experience, reserves for prior years' claims were further reduced in the first and fourth quarters of 1996. However, based upon actuarial indications from data through June 30, 1997, Physicians' MPL claims reserves were increased by $2 million during the third quarter of 1997 due to somewhat deteriorated claims experience during the first six months of 1997. At the same time, favorable development of Physicians' and PRO's discontinued personal lines reserves (automobile, homeowner, etc.) allowed reserve reductions of $750,000 during the third quarter of 1997. Due to the inherent uncertainties in the reserving process there is a risk that Physicians' and PRO's reserves for losses and LAE could prove to be inadequate which could result in a decrease in earnings and shareholders' equity. Adverse reserve development can reduce statutory policyholders' surplus or otherwise limit the growth of such policyholders' surplus and, correspondingly, shareholders' equity.

    LOSS RESERVE EXPERIENCE. The inherent uncertainties in estimating loss reserves are greater for some insurance products than for others, and are dependent on the length of the reporting tail associated with a given product, the diversity of historical development patterns among various aggregations of claims, the amount of historical information available during the estimation process, the degree of impact that changing regulations and legal precedents may have on open claims, and the consistency of reinsurance programs over time, among other things. Because MPL and commercial casualty claims may not be fully paid for several years or more, estimating reserves for such claims can be more uncertain than estimating reserves in other lines of insurance. As a result, precise reserve estimates cannot be made for several years following a current accident year for which reserves are initially established.

    There can be no assurance that the insurance subsidiaries in the group have established reserves adequate to meet the ultimate cost of losses arising from such claims. It has been necessary, and will over time continue to be necessary, for the insurance companies to review and make appropriate adjustment to reserves for estimated ultimate losses, LAE, future policy benefits, claims payables, and annuity and other policyholder funds. To the extent reserves prove to be inadequate, the insurance companies would have to adjust their reserves and incur a charge to earnings, which could have a material adverse effect on the financial results of the Company.

    REINSURANCE RISKS. Prior to the June 30, 1997 sale of Citation National Insurance Company ("CNIC"), all of CNIC's existing insurance risks and claims liabilities, except for those insuring workers' compensation, were transferred to CIC through reinsurance treaties in order to effect the sale of CNIC and the Company's workers' compensation business. As with other P & C insurers, CIC's and Sequoia's operating results and financial condition can be adversely affected by volatile and unpredictable natural and man-made disasters, such as hurricanes, windstorms, earthquakes, fires, and explosions. CIC and Sequoia generally seek to reduce their exposure to such events through individual risk selection and the purchase of reinsurance. CIC's and Sequoia's estimates of their exposures depend on their views of the possibility of a catastrophic event in a given area and on the probable maximum loss to the insurance companies should such an event occur. While CIC and Sequoia attempt to limit their exposure to acceptable levels, it is possible that an actual catastrophic event or multiple catastrophic events could significantly exceed the probable maximum loss previously assumed, resulting in a material adverse effect on the financial condition and results of operations of the Company.

    The future financial results of the insurance subsidiaries could be adversely affected by disputes with their respective reinsurers with respect to coverage and by the solvency of such reinsurers.

    RISKS REGARDING SUMMIT GLOBAL MANAGEMENT. Summit is registered as an investment adviser in California, Florida, Kansas, Louisiana, Oregon, Virginia and Wisconsin, as well as with the SEC. Summit must file periodic reports with the SEC and must be available for periodic examination by the SEC. Summit is subject to Section 206 of the Investment Advisers Act of 1940, which prohibits material misrepresentations and fraudulent practices in connection with the rendering of investment advice, and to the general prohibitions of Section 208 of such Act. If Summit were to violate the Investment Advisers Act prohibitions, it would risk criminal prosecution, SEC injunctive actions and the imposition of sanctions ranging from censure to revocation of registration in an administrative hearing.

    The investment adviser business is highly competitive. There are several thousand investment advisers registered in the states in which Summit does business, many of which are larger and have greater financial resources than Summit. There can be no assurance that Summit will be able to compete effectively in the markets that it serves.

    GLOBAL INVESTMENT VOLATILITY. As a result of global diversification, investment decisions already made and which may be made in the future, particularly with regard to GEC, the Company's revenues may be adversely affected by economic, political and governmental conditions in countries where it maintains investments or operations, such as volatile interest rates or inflation, the imposition of exchange controls which could restrict the Company's ability to withdraw funds, political instability and fluctuations in currency exchange rates.

    FLUCTUATIONS IN HISTORICAL OPERATING RESULTS, P & C RESERVES. PICO's operating results over the past five years have been volatile. During the past several years, the levels of the reserves for PICO's insurance subsidiaries have been very volatile. As a result of its claims experience and the level of existing reserves with respect to its P & C insurance business, CIC has had to significantly increase these reserves in a number of the past several years.

    There can be no assurance that significant increases with respect to the reserves for the P & C business will not be necessary in the future, that the level of reserves for PICO's insurance subsidiaries will not be volatile in the future, or that any such increases or volatility will not have an adverse effect on PICO's operating results and financial condition.

    COMPETITION. There are several hundred P & C insurers licensed in California, many of which are larger and have greater financial resources than CIC, and Sequoia; offer more diversified types of insurance coverage; have greater financial resources and have greater distribution capabilities than the insurance companies of the group. The presence of these competitors or competitive developments in the future could adversely affect the Company's business and results of operations.

    A.M. BEST RATINGS. A.M. Best ("Best") has assigned Sequoia a rating of B++ (Very Good) and APL has had a Best rating of B+ (Very Good) since 1983. CIC was recently upgraded from a B- (Adequate) to a B+ (Very Good) by Best. Physicians and PRO are currently rated, and have been for a number of years, NR-3 (rating procedure inapplicable). Best's ratings reflect the assessment of A.M. Best and Company of the insurer's financial condition, as well as the expertise and experience of management. Therefore, Best ratings are important to policyholders. Best ratings are subject to review and change over time. Failure to maintain or improve their Best ratings could have a material adverse effect on the ability of the insurance companies to write new insurance policies, as well as potentially reduce their ability to maintain or increase market share. Management believes that many potential customers will not insure with an insurer that carries a Best rating of less than B+, and that customers who do so will demand lower rate structures. There can be no assurance that any of the insurance companies' ratings will be maintained or increased, and a downgrade would likely adversely affect the Company's business and results of operations.

    CYCLICAL NATURE OF THE P&C INDUSTRY. The P & C insurance industry has been highly cyclical, and the industry has been in a cyclical downturn over the last several years due primarily to competitive pressures on pricing, which has resulted in lower profitability. Pricing is a function of many factors, including the capacity of the P&C industry as a whole to write business, which varies according to the level of an individual company's policyholders' surplus and policyholders' surplus of the P&C industry and returns on the investment portfolio. The level of surplus in the industry varies with returns on invested capital and regulatory barriers to withdrawal of surplus. Increases in surplus have generally been accompanied by increased price competition among P & C insurers. The cyclical trends in the industry and the industry's profitability can also be affected significantly by volatile and unpredictable developments, including natural disasters, fluctuations in interest rates, and other changes in the investment environment which affect market prices of insurance companies' investments and the income from those investments. Inflationary pressures affect the size of losses and judicial decisions affect insurers' liabilities. These trends may adversely affect the Company's business, financial condition and results of operations.

    INSURANCE COMPANY CAPITAL AND SURPLUS TESTING. In the past few years, the NAIC has developed risk-based capital ("RBC") measurements for both property and casualty and life and health insurers. The measures provide the various state regulators with varying levels of authority based on the adequacy of an insurer's RBC. The insurance companies' RBC results are reported annually in their statutory Annual Statements to the insurance departments. Failure to meet one or more RBC level may result in state regulators requiring the insurance company to submit a business plan demonstrating attainment of the required RBC level. This may entail the addition of capital, a restructuring of assets and liabilities, or changes in operations. At or below certain lower RBC levels, state regulators may supervise the operation of the insurance company and/or require the liquidation of the insurance company. Failing to meet RBC levels could adversely affect the Company's business, financial condition and results of operations.

    INTEGRATION OF CERTAIN OPERATIONS. CIG and Physicians completed the Merger with the expectation that the Merger would result in certain benefits for the combined company. Achieving the anticipated benefits of the Merger will depend in part upon whether certain of the two companies' business operations can be integrated in an efficient and effective manner. There can be no assurance that this will occur or that cost savings in operations will be achieved. The successful combination of the two companies will require, among other things, integration of the companies' respective product offerings, medical management of health care claims and management information systems enhancements. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations. The integration of certain operations following the Merger will require the dedication of management resources which may temporarily distract attention from the day-to-day business of the combined companies. There can be no assurance that integration will be accomplished smoothly or successfully. Failure to effectively accomplish the integration of the two companies' operations could have an adverse effect on the Company's results of operations and financial condition following the Merger.

    RISKS ASSOCIATED WITH FAILURE TO MANAGE GROWTH. The Company's growth internally and through its numerous acquisitions has placed, and further expansion would continue to place, significant strain on its limited personnel, management and other resources. The Company's ability to manage any future growth may require it to attract, train, motivate and manage new employees successfully, to integrate new employees effectively into its operations and to continue to improve its operational, financial, management and information systems and controls. The failure to manage any further growth effectively could have a material adverse effect on the Company's business, financial condition and results of operations.

    FAILURE TO QUALIFY FOR EXEMPTION UNDER INVESTMENT COMPANY ACT. The Company at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act. However, if the company fails to qualify for exemption from registration as an investment company, its ability to use leverage would be substantially reduced, and it would be subject to significant additional disclosure obligations and restrictions on its operational activities.

                           PART II: OTHER INFORMATION

Item 4:  Submission of Matters to a Vote of Security Holders:

         None.

Item 6:  Exhibits and Reports on Form 8-K:

         (a)   Exhibits:

               See Exhibit Index.

         (b)   Reports on Form 8-K:

 Form       Date Filed                          Description
------    --------------     ---------------------------------------------------
 8-K       May 20, 1998      Initial announcement that PICO is considering a
                             proposal in which PICO would combine with Global
                             Equity Corporation through a Plan of Arrangement.

 8-K       July 21, 1998     Announcement of favorable response by Global Equity
                             Corporation's independent committee of directors regarding Plan of Arrangement. Disclosure of share exchange ratio.

                      PICO HOLDINGS, INC. AND SUBSIDIARIES

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 PICO HOLDINGS, INC.

Dated:  August 12, 1998          By: /s/ Gary W. Burchfield
                                    --------------------------------
                                    Gary W. Burchfield
                                    Chief Financial Officer and Treasurer
                                    (Principal Financial and Accounting Officer)

                                 EXHIBITS INDEX
                                 --------------

EXHIBIT NUMBER                               DESCRIPTION
--------------                               -----------

     +  2.2           Agreement and Plan of Reorganization, dated as of May 1,
                      1996 among PICO, Citation Holdings, Inc., and Physicians and amendment thereto dated August 14, 1996 and related
                      Merger Agreement.

 +++++  2.3           Second Amendment to Agreement and Plan of Reorganization
                      dated November 12, 1996.

     #  2.4           Agreement and Debenture, dated November 14, 1996 and
                      November 27, 1996, respectively, by and between Physicians and PC Quote, Inc.

    ##  2.5           Purchase and Sale Agreement by, between and among Nevada
                      Land and Resource Company, LLC, GEC, Western Water Company and Western Land Joint Venture dated April 9, 1997.

 +++++  3.1           Amended and Restated Articles of Incorporation of PICO.

     +  3.2.2         Amended and Restated Bylaws of PICO.

  ++++  4.2           First Amendment to Rights Agreement dated April 30, 1996.

 +++++  4.3           Second Amendment to Rights Agreement dated November 20,
                      1996.

    -* 10.7           Key Officer Performance Recognition Plan.

     * 10.8           Flexible Benefit Plan.

    -* 10.9           Amended and Restated 1983 Employee Stock Option Plan.

 -**** 10.10          Salary Reduction Profit Sharing Plan as amended and
                      restated effective January 1, 1994 and Amendments Nos. 1 and 2 thereto dated March 13, 1995 and March 15, 1995, respectively.

    -* 10.11          Employee Stock Ownership Plan and Trust Agreement.

  -*** 10.11.1        Amended Employee Stock Ownership Plan and Trust Agreement.

-***** 10.11.2        Amendment to Employee Stock Ownership Plan dated October
                      1, 1992.

 -**** 10.11.3        Amendment to Employee Stock Ownership Plan dated March 15,
                      1995.

     * 10.16 Office Lease between CIC and North Block Partnership dated July, 1990.

   *** 10.16.1        Amendments Nos. 1 and 2 to Office Lease between CIC and
                      North Block Partnership dated January 6, 1992 and February
                      5, 1992, respectively.

  **** 10.16.2        Amendments Nos. 3 and 4 to Office Lease between CIC and
                      North Block Partnership dated December 6, 1993 and October
                      4, 1994, respectively.

    -* 10.22          1991 Employee Stock Option Plan.

-***** 10.23          PICO Severance Plan for Certain Executive Officers, Senior
                      Management and Key Employees of the Company and its Subsidiaries, including form of agreement.

    -# 10.55 Consulting Agreements, effective January 1, 1997, regarding retention of Ronald Langley and John R. Hart as consultants by Physicians and GEC.

    ++ 10.57          PICO 1995 Stock Option Plan.

  -+++ 10.58          Key Employee Severance Agreement and Amendment No. 1
                      thereto, each made as of November 1, 1992, between PICO and Richard H. Sharpe and Schedule A identifying other substantially identical Key Employee Severance Agreements between PICO and certain of the executive officers of PICO.

   +++ 10.59          Agreement for Purchase and Sale of Shares, dated May 9,
                      1996, among Physicians, GPG and GEC.

    ++ 10.60 Agreement for Purchase and Sale of Certain Assets, dated July 14, 1995 between Physicians, PRO and Mutual Assurance, Inc.

    ++ 10.61 Stock Purchase Agreement dated March 7, 1995 between Sydney Reinsurance Corporation and Physicians.

    ++ 10.62 Letter Agreement, dated September 5, 1995 between Physicians, Christopher Ondaatje and the South East Asia Plantation Corporation Limited.

  ++++ 10.63          Amendment No. 1 to Agreement for Purchase and Sale of
                      Certain Assets, dated July 30, 1996 between Physicians,
                      PRO and Mutual Assurance, Inc.

 +++++ 16.1           Letter regarding change in Certifying Accountant from
                      Deloitte & Touche LLP, independent auditors.

     # 21             Subsidiaries of PICO.

       27             Financial Data Schedule.

   ### 99. Announcement of PICO's consideration of proposed combination with GEC through a Plan of Arrangement.

  #### 99. Announcement of GEC's independent committee of directors favorable response to the proposed Plan of Arrangement. Disclosure of share exchange ratio.


-------------------
        * Incorporated by reference to exhibit of same number filed with Registration Statement on Form S-1 (File No. 33-36383).

      *** Incorporated by reference to exhibit of same number filed with 1992 Form 10-K.

     **** Incorporated by reference to exhibit of same number filed with 1994 Form 10-K.

    ***** Incorporated by reference to exhibit bearing the same number filed with Registration Statement on Form S-4 (File No. 33-64328).

        + Filed as Appendix to the prospectus in Part I of Registration Statement on Form S-4 (File No. 333-06671).

       ++ Incorporated by reference to exhibit filed with Physicians' Registration Statement No. 33-99352 on Form S-1 filed with the SEC on November 4, 1995

      +++ Incorporated by reference to exhibit filed with Registration Statement on Form S-4 (File No. 333-06671).

     ++++ Incorporated by reference to exhibit filed with Amendment No. 1 to Registration Statement No. 333-06671 on Form S-4.

    +++++ Incorporated by reference to exhibit of same number filed with Form 8-K dated December 4, 1996.

        # Incorporated by reference to exhibit of same number filed with Form 10-K dated April 15, 1997.

       ## Incorporated by reference to exhibit of same number filed with Form 10-K/A dated April 30, 1997.

      ### Incorporated by reference to exhibit of same number filed with Form 8-K dated May 20, 1998.

     #### Incorporated by reference to exhibit of same number filed with Form 8-K dated July 21, 1998.

        -             Executive Compensation Plans and Agreements.

                                                                         ANNEX F

AUDITORS' REPORT TO THE DIRECTORS


We have audited the consolidated statements of financial position of Global Equity Corporation as at December 31, 1997 and 1996 and the consolidated statements of operations, deficit and changes in financial position for the years ended December 31, 1997 and 1996 and the nine month period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1997 and 1996 and the results of its operations and the changes in its financial position for the years ended December 31, 1997 and 1996 and nine months period ended December 31, 1995, in accordance with generally accepted accounting principles in Canada.

Accounting principles generally accepted in Canada vary in certain significant respects from accounting principles generally accepted in the United States in the Company's circumstances, as described in note 14.





KPMG
Chartered Accountants

Toronto, Canada
March 17, 1998

GLOBAL EQUITY CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(IN THOUSANDS OF CANADIAN DOLLARS)

                                                                     June 30,                 December 31,
                                                                       1998              1997             1996
                                                                   -------------     -------------    -------------
ASSETS                                                             (unaudited)
CURRENT ASSETS:

Cash and short term investments                                        $ 12,865          $ 15,865         $ 44,773
Receivables                                                                 906            16,440           14,624
                                                                       --------          --------         --------
                                                                         13,771            32,305           59,397

Fixed assets                                                              4,181             4,294           12,089
Other assets                                                              1,946               496            7,894
Investments                                                              84,527            88,149           66,296
Surface, water, geothermal and mineral rights                           101,218            97,084           22,724
                                                                       --------          --------         --------
                                                                       $205,643          $222,328         $168,400
                                                                       ========          ========         ========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities                               $  3,913          $  6,084         $ 12,415
Income taxes payable                                                      2,670             2,696            3,364
Notes payable, current portion                                                             14,575            2,784
                                                                       --------          --------         --------
                                                                          6,583            23,355           18,563

Notes payable                                                             7,942             8,813            1,164

Minority interest                                                        13,667            16,504           30,708

SHAREHOLDERS' EQUITY:

Capital stock                                                           198,064           198,064          135,065
Contributed surplus                                                         789               789              967
Deficit                                                                 (27,735)          (28,664)         (14,574)
Foreign currency translation adjustment                                   6,333             3,467           (3,493)
                                                                       --------          --------         --------
                                                                        177,451           173,656          117,965
                                                                       --------          --------         --------
                                                                       $205,643          $222,328         $168,400
                                                                       ========          ========         ========



See accompanying notes to consolidated financial statements



On behalf of the Board:

___________________________Director

___________________________Director

GLOBAL EQUITY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT FOR EARNINGS (LOSS) PER SHARE)

                                                                                                                Nine months
                                                            Six months ended               Year ended              ended
                                                                June 30,                  December 31,          December 31,
                                                          1998           1997          1997          1996           1995
                                                       ------------   ------------  ------------  ------------  ------------
                                                               (unaudited)
Revenue                                                     $5,551        $   815      $  5,546        $4,854       $ 3,798

Expenses:
  Operating general and administration                       3,150          1,982         5,604         2,063         7,928
  Interest                                                     558                        2,842
  Amortization                                                 358            617           715            69           246
                                                            ------        -------      --------        ------       -------
                                                             4,066          2,599         9,161         2,132         8,174
Write-down of investment                                                                 11,096
Equity in loss of affiliate                                   (700)
                                                            ------        -------      --------        ------       -------
Earnings (loss) from continuing operations
before minority interest and income taxes                      785         (1,784)      (14,711)        2,722        (4,376)
Income taxes                                                                                  7            67           998
Minority interest                                             (144)                         153            (5)
                                                            ------        -------      --------        ------       -------
Net earnings (loss) from continuing operations                 929         (1,784)      (14,871)        2,660        (5,374)

Discontinued operations:
  Earnings (loss) from discontinued operations,
  net of taxes                                                                913         1,003           953        (4,470)
  Gain on sale of discontinued operations,
  net of taxes                                                                            3,001
  Accumulated foreign currency translation
  adjustment realized                                                                    (3,223)
                                                            ------        -------      --------        ------       -------
Net earnings (loss) for the period                          $  929        $  (871)     $(14,090)       $3,613       $(9,844)
                                                            ======        =======      ========        ======       =======

Earnings (loss) from continuing operations                  $ 0.01        $ (0.03)     $  (0.22)       $ 0.04       $ (0.09)
Earnings (loss) from discontinued operations                                 0.01          0.01          0.02         (0.08)
                                                            ------        -------      --------        ------       -------
Earnings (loss) per share                                   $ 0.01        $ (0.02)     $  (0.21)       $ 0.06       $ (0.17)
                                                            ======        =======      ========        ======       =======

GLOBAL EQUITY CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
(IN THOUSANDS OF CANADIAN DOLLARS)

                                                                                                                      Nine months
                                                                    Six months ended               Year ended            ended
                                                                        June 30,                  December 31,        December 31,
CASH PROVIDED BY (USED FOR):                                       1998          1997         1997          1996          1995
                                                                ------------  -----------  ------------  -----------  -------------
OPERATING ACTIVITIES:                                                  (unaudited)
Net earnings (loss) from continuing operations                     $    929     $ (1,784)     $(14,871)    $  2,660      $ (5,374)
Add items not involving cash:
  Amortization                                                          358          617           715           69           246
  Write-down of investment                                                                      11,096
  Minority interest                                                    (144)                       153           (5)
  Equity in loss of affiliate                                           700                        112
  Gain on sale of land                                                                            (901)
  Gain on sale of investment                                         (3,509)
Net change in other non cash operating items and other
assets                                                               11,745       (7,643)        5,498         (801)       15,093
                                                                   --------     --------      --------     --------      --------
Cash flows from continuing operations                                10,079       (8,810)        1,802        1,923         9,965
                                                                   --------     --------      --------     --------      --------

FINANCING ACTIVITIES:
Issue of convertible debenture                                                    34,500        34,500
Repayment of convertible debenture                                                             (34,500)
Net proceeds from public offering                                                               62,999
Net change in notes payable                                         (14,406)       8,743        10,751
Issue of debentures in subsidiary                                                                             1,164
Proceeds from securities issued to minority shareholders
of subsidiary                                                                                    2,872
Repurchase of shares pursuant to normal course issuer bid                                                                  (1,987)
                                                                   --------     --------      --------     --------      --------
                                                                    (14,406)      43,243        76,622        1,164        (1,987)
                                                                   --------     --------      --------     --------      --------

INVESTING ACTIVITIES:
Increase in investments                                              (1,898)      (6,003)      (24,709)     (63,469)
Proceeds on sale of investments                                       8,580
Additions to surface, water, geothermal and mineral rights           (1,372)      (3,162)       (2,769)      (6,677)      (12,680)
Acquisition of Nevada Land & Resource Company, LLC                               (50,218)      (50,218)
Cash included upon acquisition of Nevada Land & Resource                           1,554         1,554
Sale of land, net of costs of disposition                                                        1,788
Net change in capital assets                                                          92           392        3,256          (176)
Net change in other investments                                      (1,464)
Dilution of interest in subsidiary                                   (2,570)
Loan receivable                                                                                                             6,300
                                                                   --------     --------      --------     --------      --------
                                                                      1,276      (57,737)      (73,962)     (66,890)       (6,556)

Effect of foreign exchange rate changes on cash                          51          (32)          (34)        (382)         (186)
Net change in cash from continuing operations                        (3,000)     (23,336)        4,428      (64,185)        1,236
Discontinued operations                                                           19,316         2,973       35,690        31,373
Cash and short term investments, beginning of period                 15,865        8,464         8,464       73,268        72,523
                                                                   --------     --------      --------     --------      --------

Cash and short term investments, end of period                     $ 12,865     $  4,444      $ 15,865     $ 44,773      $105,132
                                                                   ========     ========      ========     ========      ========


See accompanying notes to consolidated financial statements

GLOBAL EQUITY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND FOR YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE NINE MONTHS ENDED DECEMBER 31, 1995 (INFORMATION RELATED TO JUNE 30, 1998 AND 1997 IS UNAUDITED).

(TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)


Global Equity Corporation (the "Corporation") operates primarily as an international investment corporation.

1.        SIGNIFICANT ACCOUNTING POLICIES:

         (a)       Basis of consolidation:

                  These consolidated financial statements include the accounts of the Corporation and its subsidiaries since dates of acquisition. All significant intercompany balances and transactions have been eliminated on consolidation.

                  Investments subject to significant influence are accounted for on the equity basis.

         (b)      Securities transactions:

                  Securities transactions are recorded on a trade date basis.

         (c)      Fixed assets:

                  Fixed assets are carried at cost less accumulated amortization. Amortization on furniture and equipment is calculated using the declining balance method at rates ranging from 20% to 30%. Other fixed assets are amortized on a straight-line basis over their useful lives.

         (d)      Investments:

                  Portfolio investments are carried at cost. Provision is made for any diminution in value that is considered to be other than temporary.

         (e)      Surface, water, geothermal and mineral rights:

                  Water rights consist of various water interests acquired independently or in conjunction with the acquisition of real estate properties. Water rights are stated at cost and, when applicable, consist of an allocation of the original purchase price between water rights and other assets acquired based on their relative fair values. In addition, costs directly related to the acquisition and development of water rights are capitalized. Surface, geothermal and mineral rights and land improvements are carried at cost. This cost includes, when applicable, the allocation of the original purchase price, costs directly related to acquisition, and interest and other costs directly related to developing land for its intended use. Amortization of land improvements is computed on the straight-line method over

GLOBAL EQUITY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND FOR YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE NINE MONTHS ENDED DECEMBER 31, 1995 (INFORMATION RELATED TO JUNE 30, 1998 AND 1997 IS UNAUDITED).

(TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)


                  SURFACE, WATER, GEOTHERMAL AND MINERAL RIGHTS (CONTINUED):

                  the estimated useful lives of the improvements ranging from 5 to 15 years. Provision is made for any diminution in value that is considered to be other than temporary.

         (f)      Translation of foreign currency:

                  Revenues and expenses of self-sustaining foreign operations are translated at average rates of exchange in effect during the year. Assets and liabilities are translated at the exchange rates in effect at the balance sheet date. Unrealized exchange gains or losses arising on translation are deferred and included in shareholders' equity.

                  The foreign currency translation adjustment at December 31, 1996 relating to the Sri Lankan investments, which was shown as a component of shareholders' equity, has been included in the statement of operations for the year ended December 31, 1997 because of the disposition of the Sri Lankan investments in 1997. The balance at December 31, 1997, arises due to changes in the value of the Canadian dollar in comparison to the United States dollar. In 1996, changes were caused by fluctuations in the Sri Lankan rupee.

                  Monetary assets and liabilities of domestic operations denominated in foreign currencies are translated at the exchange rate in effect at the balance sheet date. Revenue and expense items are translated at the average exchange rate for the year. Translation gains and losses are reflected in earnings in the period in which they arise except for gains and losses relating to non-current monetary items. Translation gains and losses relating to these items are deferred and amortized on a straight-line basis over the remaining life of the respective item.

         (g)      Estimates and assumptions:

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could materially differ from these estimates.

GLOBAL EQUITY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND FOR YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE NINE MONTHS ENDED DECEMBER 31, 1995 (INFORMATION RELATED TO JUNE 30, 1998 AND 1997 IS UNAUDITED).

(TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)


         (h)      Unaudited interim statements:

                  The financial statements as at June 30, 1998 and for the six months ended June 30, 1998 and 1997 are unaudited. In the opinion of management, such financial statements reflect all adjustments necessary for a fair presentation of the interim period.


2.        CASH AND SHORT-TERM INVESTMENTS:

                                                      June 30,            December 31,
                                                        1998          1997            1996
                                                    ------------  -------------   -------------
                                                     (unaudited)
Cash                                                    $ 8,960        $ 8,399         $ 2,633
Securities issued by the Canadian
government with a maturity of less than one
year, denominated in:
  Canadian dollars                                                                       3,916
  United States dollars                                   3,905          7,466          25,585
Accrued interest thereon                                                                    86
Effective interest rate                                     5.2%           5.3%            4.6%

Securities issued by the Sri Lankan
government with a maturity of less than one
year, denominated in:
  Sri Lanka rupees                                                                      12,343
Accrued interest thereon                                                                   210
Effective interest rate                                                                   15.1%
                                                        -------        -------         -------
                                                        $12,865        $15,865         $44,773
                                                        =======        =======         =======

GLOBAL EQUITY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND FOR YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE NINE MONTHS ENDED DECEMBER 31, 1995 (INFORMATION RELATED TO JUNE 30, 1998 AND 1997 IS UNAUDITED).

(TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)


3.        RECEIVABLES:

                                                       June 30,            December 31,
                                                        1998           1997            1996
                                                     -----------  -------------   -------------
                                                     (unaudited)
Proceeds due on sale of Sri Lankan subsidiaries
(note 6)                                                   $  -        $14,783         $     -
Due from clients and brokers                                                             6,952
Trade receivables                                                                        4,214
Other accounts receivable                                   906          1,657           3,458
                                                           ----        -------         -------
                                                           $906        $16,440         $14,624
                                                           ====        =======         =======


         The proceeds due on sale of the Sri Lankan subsidiaries were received subsequent to December 31, 1997.


4.        FIXED ASSETS:

                                                       June 30,            December 31,
                                                         1998          1997            1996
                                                     -----------   -------------   ------------
                                                     (unaudited)
Furniture and fixtures                                   $  473          $  473        $ 2,493
Property, plant and equipment                             4,577           4,577         11,871
                                                         ------          ------        -------
                                                          5,050           5,050         14,364
Less accumulated amortization                              (869)           (756)        (2,275)
                                                         ------          ------        -------
                                                         $4,181          $4,294        $12,089
                                                         ======          ======        =======


5.        OTHER ASSETS:

                                                       June 30,            December 31,
                                                         1998          1997            1996
                                                     -----------   -------------   ------------
                                                     (unaudited)
Loan receivable                                           $ 620            $  -         $6,820
Inventories                                                                              1,074
Deferred costs                                            1,326             496
                                                         ------            ----         ------
                                                         $1,946            $496         $7,894
                                                         ======            ====         ======




         The deferred costs at June 30, 1998 of $1,326,000, (December 31, 1997 $496,000), relate to costs incurred by subsidiaries for deposits on the purchase of surface, water, geothermal, mineral rights, and for legal, financial and other professional fees incurred

GLOBAL EQUITY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND FOR YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE NINE MONTHS ENDED DECEMBER 31, 1995 (INFORMATION RELATED TO JUNE 30, 1998 AND 1997 IS UNAUDITED).

(TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)


         in connection with proposed transactions. Upon completion of the transactions, the costs will be charged directly to the project.

         The loan receivable at December 31, 1996, relates to a trade advance. The loan is for U.S. $5,000,000 and is due over five years to December 31, 2001 and bears interest at 5%. The loan and inventories were held by the Sri Lankan subsidiaries which were disposed of during 1997 (note
         6).

6.        INVESTMENTS:

                                              June 30,                                  December 31,
                                               1998                         1997                            1996
                                     ---------------------------  -------------------------   -------------------------------
                                            (unaudited)
                                        Carrying         Fair        Carrying       Fair              Carrying        Fair
                                          Value          Value         Value        Value               Value         Value
Portfolio investments in
public companies:
PICO Holdings, Inc.                      $20,948        $26,968       $20,948      $39,237             $20,948       $24,058
European equities                         22,950         26,004        25,481       27,727               9,737        10,317
Sri Lankan equities                       10,248          7,158        10,248        8,423               1,895         1,750
Korean equities                              495            337         1,146        1,146              12,295        10,784
United States equities                     1,400          2,231         1,400        1,480               1,143         1,143
                                         -------                      -------                          -------
                                          56,041                       59,223                           46,018
Equity accounted investments               9,735         11,442         9,734       16,387               6,757         6,757
Convertible loan                          10,932         10,932        10,932       10,932              10,932        10,932
Other                                      7,819                        8,260                            2,589
                                         -------                      -------                          -------
                                         $84,527                      $88,149                          $66,296
                                         =======                      =======                          =======


         Carrying values of portfolio investments in public companies are reflected at cost. Any diminution in value that is considered to be other than temporary is written down against the value of the investment. Fair value is determined by quoted market prices for same or similar investments and relevant period end foreign exchange spot rates. At December 31, 1997, the Corporation wrote down the Korean equities to the December 31, 1997 fair value.

         Carrying values of equity accounted investments are reflected at cost adjusted for the appropriate share of results of operations since acquisition. Fair value for publicly traded shares is determined by quoted market prices for same or similar investments. Fair value for unlisted shares is considered by management to be approximated by their carrying value.

GLOBAL EQUITY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND FOR YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE NINE MONTHS ENDED DECEMBER 31, 1995 (INFORMATION RELATED TO JUNE 30, 1998 AND 1997 IS UNAUDITED).

(TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)


         The convertible loan includes accrued interest to December 31, 1996, calculated at 10%. The Corporation elected not to convert the loan into equity of the company provided as security by the borrower. The debt is currently in default and the Corporation has initiated proceedings to recover the amounts owing. The debt is secured by a charge on the assets of the borrower. The carrying value is the value of funds advanced plus accrued interest amounting to $932,217.

         Securities denominated in foreign currencies are subject to risks arising from fluctuations in their underlying currency relative to the Canadian dollar.

         DISPOSITION OF SRI LANKAN INVESTMENTS:

         In November and December 1997, the Corporation disposed of its investments in Sri Lanka, specifically its 51% interest in Forbes Ceylon Limited and 100% interest in Forbes & Walker Limited to Vanik Incorporation, Inc. ("Vanik"), a Sri Lankan public company which trades on the Colombo Stock Exchange for $32,800,000. The carrying value of the investments was $28,000,000, thereby resulting in a net gain of $3,000,000 after taxes of $1,800,000. Proceeds received were in the form of cash of $22,500,000, debentures in Vanik of $6,700,000, and equities of $3,600,000. Of the cash proceeds, $14,800,000 was received subsequent to December 31, 1997, and is included in accounts receivable.

GLOBAL EQUITY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND FOR YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE NINE MONTHS ENDED DECEMBER 31, 1995 (INFORMATION RELATED TO JUNE 30, 1998 AND 1997 IS UNAUDITED).

(TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)


         Results of operations for 1997, 1996, and 1995 are reflected as discontinued operations. The 1996 and 1995 Statement of Operations and Statement of Changes in Financial Position have been restated to reflect the results previously consolidated as earnings and cash flows from discontinued operations.


         (a)       RESULTS OF DISCONTINUED OPERATIONS:

                                        Six months ended          Year ended                  Nine months
                                           June 30,               December 31,             Ended December 31,
                                             1997              1997           1996               1995
                                        ----------------   ------------   -----------      ------------------
                                          (unaudited)
Revenues                                         $12,027        $17,205       $25,175               $13,967
Earnings (loss) before tax and
 minority interest                                 2,560          3,012         3,672                (3,407)
Minority interest                                    755            675         1,312                   575
Income tax                                           892          1,334         1,407                   488
                                                 -------        -------       -------               -------
Net earnings (loss)                              $   913        $ 1,003       $   953               $(4,470)
                                                 =======        =======       =======               =======

GLOBAL EQUITY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND FOR YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE NINE MONTHS ENDED DECEMBER 31, 1995 (INFORMATION RELATED TO JUNE 30, 1998 AND 1997 IS UNAUDITED).

(TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)

         (b)       CASH FLOW FROM DISCONTINUED OPERATIONS:

                                             Six months ended              Year ended             Nine months ended
                                                 June 30,                  December 31,              December 31,
                                                  1997                 1997            1996              1995
                                             ----------------     --------------  --------------- -----------------
                                               (unaudited)
Cash provided by (used for):

Operating activities:
  Cash flows from discontinued
  operations                                       $(10,372)          $  1,307          $  (491)          $(2,268)
                                                   --------           --------          -------           -------
Financing activities:
  Common shares held by Forbes
  Ceylon Limited                                                                                            2,109
                                                   --------           --------          -------           -------
Investing activities:
  Net change in investments                          (6,002)                              1,745
  Net change in capital assets                                                            3,063
  Purchase of shares in Forbes Ceylon                                                                       (454)
  Proceeds from sale of Sri
  Lankan investment, net of tax                                         31,005
  Less:  Proceeds received in 1998                                     (14,783)
         Proceeds received in
         the form of portfolio
         investments                                                   (10,248)
         Cash in Sri Lanka at
         date of disposition                                           (39,998)
                                                   --------           --------          -------           -------
                                                     (6,002)           (34,024)           4,808              (454)
                                                   --------           --------          -------           -------
  Cash beginning of period from
  discontinued operations                            35,690             35,690           31,373            31,986
                                                   --------           --------          -------           -------
Net cash from discontinued
operations                                         $ 19,316           $  2,973          $35,690           $31,373
                                                   ========           ========          =======           =======

GLOBAL EQUITY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND FOR YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE NINE MONTHS ENDED DECEMBER 31, 1995 (INFORMATION RELATED TO JUNE 30, 1998 AND 1997 IS UNAUDITED).

(TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)


7.        SURFACE, WATER, GEOTHERMAL AND MINERAL RIGHTS:

                                                               June 30,          December 31,
                                                                 1998         1997          1996
                                                             -----------  ------------  ------------
                                                             (unaudited)
Surface, water, geothermal and mineral rights
portfolio                                                       $101,218       $97,084       $22,724
                                                                ========       =======       =======

         (a)      VIDLER WATER COMPANY, INC.

                  Effective November 14, 1995, the Corporation, through a wholly owned subsidiary, acquired all of the outstanding common stock of the Vidler Water Company, Inc. ("Vidler") for $7,498,778 in cash. The acquisition was accounted for by the purchase method with the fair value of net assets acquired at their assigned values amounting to $7,498,778 including costs of acquisition. The values of assets acquired are as follows:



                    Land improvements                             $  366
                    Water rights                                   7,042
                    Working capital                                   91
                                                                  ======
                                                                  $7,499
                                                                  ======

         (b)      CLINE RANCH

                  In November 1995, Vidler acquired an interest in the Cline Ranch water rights in Colorado for $2,488,250.

                  On December 18, 1997, Vidler entered into an Option Agreement for the sale of the Cline Ranch water rights. The option, exercisable through April 17, 1998, allows the option holder to purchase such rights for US$5,000 per acre foot for a total of US$3,060,000. If exercised, the purchase price would be paid 10% in cash with the remainder payable pursuant to a nine year promissory note, bearing interest at 6% per annum.

         (c)      MBT RANCH

                  In November 1996, Vidler acquired the MBT Ranch in Arizona for $3,851,731, consisting of land of $1,985,434, land improvements of $1,849,205 and other assets of $17,092.

GLOBAL EQUITY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND FOR YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE NINE MONTHS ENDED DECEMBER 31, 1995 (INFORMATION RELATED TO JUNE 30, 1998 AND 1997 IS UNAUDITED).

(TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)


         (d)      HARQUAHALLA SURFACE AND WATER RIGHTS

                  In 1997, the Corporation, through a wholly owned subsidiary, acquired various parcels of land and water rights in Arizona for $1,286,741.

         (e)      BIG SPRINGS PARTNERSHIP

                  Effective January 1, 1996, a wholly owned subsidiary of Vidler, BSND, Inc., entered into the Big Springs Associates Partnership (the "Partnership") to acquire, develop, lease, hold for production of income and otherwise dispose of real estate near West Wendover, Nevada known as Big Springs Ranch. BSND is the general partner for the Partnership.

                  The Partnership acquired the land for $5,834,493. The acquisition was funded by a note payable to the Corporation by the Partnership in the amount of $2,726,413, cash of $410,880, and a note payable to the seller of $2,697,200.

                  In addition, the Corporation, through BSND, was required to make additional capital contributions of up to US$ 1,662,000 for working capital requirements and to provide funding to repay the note to the seller. At June 30, 1998, BSND has made capital contributions totaling $8,792,554.

         (f)      NEVADA LAND AND RESOURCE COMPANY, LLC

                  On April 23, 1997, the Corporation, through a wholly owned subsidiary, purchased a 74.77% interest in Nevada Land and Resource Company, LLC ("NLRC") for $50,218,158 in cash. NLRC's principal asset is approximately 1.365 million acres of deeded land located in Northern Nevada together with appurtenant water, geothermal and mineral rights. PICO Holdings, Inc. owns the remaining interest in NLRC.

                  The acquisition was accounted for by the purchase method of accounting, with the fair value of net assets acquired at their assigned values amounting to $50,218,158, including costs of acquisition. The values of assets acquired and liabilities assumed are as follows:

                    Surface, water, geothermal,
                    and mineral rights                           $ 69,424
                    Working capital                                 1,036
                    Other assets                                      317
                    Note payable                                   (6,900)
                    Minority interest                             (13,659)
                                                                 ========
                                                                 $ 50,218
                                                                 ========

GLOBAL EQUITY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND FOR YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE NINE MONTHS ENDED DECEMBER 31, 1995 (INFORMATION RELATED TO JUNE 30, 1998 AND 1997 IS UNAUDITED).

(TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)

8.       NOTES PAYABLE:

                                                          June 30,            December 31,
                                                            1998           1997           1996
                                                         ------------  -------------   -----------
                                                          (unaudited)
Note payable to Physicians Insurance
Company of Ohio ("PICO") including
accrued interest of $108,310 (a)                              $    -       $  2,956       $     -
Note payable to Physicians Investment
Company including accrued interest of
$168,936 (b)                                                                 11,619
Geothermal Note Payable (c)                                    7,343          7,157
Note payable to Seller of Big Springs
Ranch (d)                                                                                   2,784
Note payable - acquisition of Harquahalla
surface and water rights (e)                                     599            565
Debentures (f)                                                                1,091         1,164
                                                              ------       --------       -------

                                                               7,942         23,388         3,948
Less:  current portion                                                      (14,575)       (2,784)
                                                              ------       --------       -------
                                                              $7,942       $  8,813       $ 1,164
                                                              ======       ========       =======


         (a) The note payable to PICO, was entered into on October 1997 in the amount of US$8.3 million, bears interest at 7% per annum, and is evidenced by a promissory note. Repayments totaling US$6.5 million were made during the year. The outstanding balance was repaid subsequent to December 31, 1997. Fair value of the note is approximated by the carrying value.

         (b) The note payable to Physicians Investment Company, was made in October 1997 in the amount of US$8 million, bears interest at 7% per annum, and is evidenced by a promissory note. The outstanding balance was repaid subsequent to December 31, 1997. Fair value of the note is approximated by the carrying value.

         (c) As partial consideration of the acquisition of NLRC (see note 7(f)), the Corporation assumed a US$5 million promissory note maturing on October 1, 2000, to the Atchison and Topeka Railway Company. Interest is paid monthly at a rate of 9% per annum to the extent that payment is received on four geothermal leases associated with the acquired land. Fair value of the note is approximated by the carrying value.

GLOBAL EQUITY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND FOR YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE NINE MONTHS ENDED DECEMBER 31, 1995 (INFORMATION RELATED TO JUNE 30, 1998 AND 1997 IS UNAUDITED).

(TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)


         (d) As partial consideration for the acquisition of the Big Springs Ranch (see note 7(e)), the Partnership assumed a US$2 million note from the Seller which bore interest at 9.5%. The note was repaid in 1997.

         (e) As partial consideration for the acquisition of 480 acres of surface and water rights in the Harquahalla area (see note 7(d)), the Corporation assumed a US$408,000 note bearing interest at 8% maturing on December 9, 1999. The note is secured by a First Trust Deed on the land. Fair value of the note is approximated by the carrying value.

         (f) The debentures were issued March 31, 1996, at an interest rate with a maximum of 10% with a ceiling of the cash flow received from the industrial property backing the investment in a unitized interest in Canadian real estate. The debentures mature on March 31, 2006, and are secured on a non-recourse basis by a unitized interest in Canadian real estate. Fair value is not determinable. In 1998, the subsidiary which issued these debentures issued additional shares to third parties such that the subsidiary is no longer controlled by the Corporation and accordingly is no longer consolidated.

9.       CAPITAL STOCK:

         (a)      Authorized:

                  Unlimited number of common shares. Unlimited number of preferred shares, issuable in one or more series.

         (b)      Issued and outstanding:

                                                                Common Shares
                                                          Number             Amount
                                                        -----------------------------
Balance, March 31, 1995                                  57,051,228         $136,196
Shares repurchased                                       (1,157,306)          (2,776)
Shares sold by Forbes Ceylon Ltd.                           814,100            1,645
                                                        -----------------------------
Balance December 31, 1995 and 1996                       56,708,022          135,065

Shared issued in public offering                         25,145,054           62,999
                                                        -----------------------------
Balance December 31, 1997 and
June 30, 1998 (unaudited)                                81,853,076         $198,064
                                                        =============================

GLOBAL EQUITY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND FOR YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE NINE MONTHS ENDED DECEMBER 31, 1995 (INFORMATION RELATED TO JUNE 30, 1998 AND 1997 IS UNAUDITED).

(TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)


                  The Corporation completed a public offering on August 19, 1997, for the issuance of 25,145,054 common shares at a subscription price of $2.59 per share. Net proceeds of $63,000,000 were raised after deducting costs of issuance of $2,100,000.

         (c)      Common stock options:

                  At December 31, 1995, common shares were available for issue under the Employee and Director Incentive Stock Option Plan
                  (1993) (as amended) (the "Plan") to a maximum of 5,783,000 shares. At December 31, 1995, 3,179,666 options at an exercise price ranging from $2.45 to $2.50 per share were issued and outstanding. During the year ended December 31, 1996, shareholder approval for an additional 1,417,000 common shares available for issue under the Plan was received and a further 3,260,184 options were issued at exercise prices ranging from $2.45 to $3.325 per share. During the year ended December 31, 1997, a further 127,750 options were issued at an exercise price of $3.25. All outstanding options are fully vested and expire September 26, 2000 through to December 5, 2001.


         (d)      Common share purchase warrants:

                  Common share purchase warrants exercisable on a one-for-one basis into 2,411,263 common shares at a price of $3.25 per share, are outstanding at June 30, 1998, December 31, 1997 and 1996. The warrants expire on October 21, 1998.

GLOBAL EQUITY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND FOR YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE NINE MONTHS ENDED DECEMBER 31, 1995 (INFORMATION RELATED TO JUNE 30, 1998 AND 1997 IS UNAUDITED).

(TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)


10.      RETAINED EARNINGS:

         Dividends paid out of the retained earnings of foreign subsidiaries are subject to withholding taxes at a rate of 19.25%, for which provision has not been made, due to the Company's intention not to repatriate these retained earnings. The foreign subsidiaries' portion of total retained earnings at December 31, 1997 is $8,471,345 (1996 - $8,596,607).


11.      INCOME TAXES:

         The Company's income taxes are made up as follows:

                                                                                            Year ended             Nine months ended
                                                                    June 30,                   December 31,           December 31,
                                                               1998          1997          1997           1996            1995
                                                           -----------   -----------   ------------   -----------  -----------------
                                                                  (unaudited)
Combined basic Canadian federal and provincial
taxes at the statutory rate of 44.6%                          $ 414         $(796)       $(6,561)       $1,214          $(1,952)
Prior year's overprovisions                                    (420)                                      (916)
Losses and timing differences not tax effected                 (370)          796          6,568                          2,602
Lower income tax rates of foreign subsidiaries                                                            (374)
Non-deductible items and other items                            376                                        143              348
                                                              -----         -----        -------        ------          -------
                                                              $   -         $   -        $     7        $   67          $   998
                                                              =====         =====        =======        ======          =======

GLOBAL EQUITY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND FOR YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE NINE MONTHS ENDED DECEMBER 31, 1995 (INFORMATION RELATED TO JUNE 30, 1998 AND 1997 IS UNAUDITED).

(TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)


12.      SEGMENTED INFORMATION:

         Geographic information is as follows:

                                                              Year ended           Nine months ended
                                                             December 31,             December 31,
                                                         1997            1996            1995
                                                    --------------  -------------- -----------------
Revenue:
  North America                                        $  5,306        $  4,575        $  3,675
  Europe                                                    240             279             123
  Asia
                                                       --------        --------        --------
                                                       $  5,546        $  4,854        $  3,798
                                                       ========        ========        ========
Segment profit (loss) after direct costs:
  North America                                        $   (489)        $ 2,704          (5,263)
  Europe                                                   (125)            (39)           (111)
  Asia                                                  (14,104)
                                                       --------        --------        --------

Segment profit (loss)                                   (14,718)          2,665          (5,374)

Minority interest                                           153              (5)
                                                       --------        --------        --------

Earnings (loss) from continuing operations             $(14,871)       $  2,660        $ (5,374)
                                                       ========        ========        ========

Identifiable assets:
  North America                                        $183,009        $ 99,675        $103,595
  Europe                                                 27,925          12,422           8,243
  Asia                                                   11,394          56,303          48,808
                                                       --------        --------        --------

                                                       $222,328        $168,400        $160,646
                                                       ========        ========        ========


13.      RELATED PARTY TRANSACTIONS:

         (a)      INVESTMENT IN PICO HOLDINGS INC.

                  Included in investments is the Corporation's holding of 4,258,415 shares in PICO Holdings, Inc. ("PICO Holdings"), representing 13% of the issued and outstanding shares. As of June 30, 1998, PICO Holdings directly and through its subsidiaries owned 51.17% of the issued and outstanding shares of the Corporation.

GLOBAL EQUITY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND FOR YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE NINE MONTHS ENDED DECEMBER 31, 1995 (INFORMATION RELATED TO JUNE 30, 1998 AND 1997 IS UNAUDITED).

(TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)


         (b)      CONVERTIBLE DEBENTURE

                  The Corporation assumed a convertible debenture from PICO Holdings in the principal amount of $34,500,000. The funds were utilized as partial consideration for the acquisition of NLRC (see note 7(f)). The Corporation assigned $27,600,000 of the debenture to PICO. The debenture bore interest at 7% with interest due and payable upon maturity. Maturity of the debenture occurred on the day of the closing of the secondary public offering (see note 9(b)). Interest of $774,125 was incurred on the debenture. At the closing of the public offering, PICO and PICO Holdings subscribed for a total of 13,586,143 shares, representing the principal amount of the debenture plus interest incurred of $688,111 at the offering price. The remainder of the interest was repaid from the proceeds of the public offering.

         (c)      NOTE PAYABLE

                  The Corporation assumed a note payable to PICO Holdings in the principal amount of US $5,000,000. The funds were utilized as partial consideration for the acquisition of NLRC (see note 6(f)). The note bore interest at 10% and was evidenced by a promissory note. The principal amount of the note and all accrued interest thereon were due and payable on the earlier of December 31, 1997, and the date on which the Corporation completed a public offering in Canada. The note payable plus accrued interest of US $160,274, less withholding taxes, was repaid in full from proceeds of the public offering (see note 9(b)).

         (d)      ACCOUNTS RECEIVABLE

                  Included in accounts receivable at December 31, 1997, is an amount of $133,850 due from PICO Holdings, representing withholding taxes paid by the Corporation on behalf of PICO Holdings for interest on the note payable and convertible debenture.

         (e)      ADMINISTRATIVE SERVICES

                  PICO provides payroll services for the United States based employees of the Corporation commencing October 1, 1997. The Corporation is invoiced by PICO for the monthly salary, benefits and pension contributions made on its behalf. During the year, $96,182 in charges were incurred and invoiced to the Corporation. At December 31, 1997, there are no charges outstanding.

GLOBAL EQUITY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND FOR YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE NINE MONTHS ENDED DECEMBER 31, 1995 (INFORMATION RELATED TO JUNE 30, 1998 AND 1997 IS UNAUDITED).

(TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)


14.      RECONCILIATION BETWEEN CANADIAN GAAP AND U.S. GAAP:

         Reconciliations of net earnings (loss) determined in accordance with Canadian GAAP to net income (loss) determined under U.S. GAAP and presentation of U.S. GAAP weighted average common shares and earnings
         (loss) per common share are as follows:

                                                                                                              Nine months
                                                        Six months ended               Year ended                ended
                                                            June 30,                   December 31,           December 31,
                                                       1998           1997           1997        1996             1995
                                                   ------------   ------------   -----------  ----------      ------------
                                                          (unaudited)
Net earnings (loss) for the year, as reported        $    929       $   (871)     $(14,090)    $  3,613         $ (9,844)
Income tax (expense) benefit (a)                         (261)                       3,687                           308
                                                     --------       --------      --------     --------         --------

Net income (loss) for the year in
accordance with U.S. GAAP                            $    668       $   (871)     $(10,403)    $  3,613         $ (9,536)
                                                     ========       ========      ========     ========         ========

Net income per common share - Basic
  Continuing operations                              $   0.01       $  (0.02)     $  (0.17)    $   0.05         $  (0.09)
  Discontinued operations                                                             0.01         0.01            (0.08)
                                                     --------       --------      --------     --------         --------
  Net income (loss) per common share                 $   0.01       $  (0.02)     $  (0.16)    $   0.06         $  (0.17)
                                                     ========       ========      ========     ========         ========
Weighted average shares outstanding (c)                81,853         56,708        66,137       56,708           56,880
                                                     ========       ========      ========     ========         ========

Net income per common share - Diluted
  Continuing operations                              $   0.01       $  (0.02)     $  (0.17)    $   0.05         $  (0.09)
  Discontinued operations                                                             0.01         0.01            (0.08)
                                                     --------       --------      --------     --------         --------
  Net income (loss) per common share                 $   0.01       $  (0.02)     $  (0.16)    $   0.06         $  (0.17)
                                                     ========       ========      ========     ========         ========
Weighted average shares outstanding (c)                82,646         56,708        66,137       57,811           56,880
                                                     ========       ========      ========     ========         ========

The cumulative effect of adjustments
on the consolidated shareholders' equity of the Corporation is as follows:

Shareholders equity, as reported                     $177,451       $117,063      $173,656     $117,965         $115,262
Income taxes (a)                                        4,960          1,534         5,221        1,534            1,534
Carrying value of securities (b)                        7,630            445        15,058        1,133             (830)
                                                     --------       --------      --------     --------         --------

Shareholders' equity, U.S. GAAP                      $190,041       $119,042      $193,935     $120,632         $115,966
                                                     ========       ========      ========     ========         ========

GLOBAL EQUITY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND FOR YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE NINE MONTHS ENDED DECEMBER 31, 1995 (INFORMATION RELATED TO JUNE 30, 1998 AND 1997 IS UNAUDITED).

(TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)


The cumulative effect of the application of U.S. GAAP as described in (a) through (c) below, on the consolidated balance sheet of the Corporation as at June 30, 1998, would be to increase investments by $10,899,405 (December 31, 1997 increase - $22,542,469, December 31, 1996 - $2,034,000), increase goodwill by $nil (December 31, 1997 $nil, December 31, 1996 - $2,814,087), increase surface, water, geothermal and mineral rights by $2,863,575 (December 31, 1997 - increase $5,919,995, December 31, 1996 - increase $2,535,120), increase deferred tax asset by $5,336,568 (December 31, 1997 - increase $5,597,571 December 31, 1996 - increase $1,534,225), increase deferred tax liability by $7,786,513 (December 31, 1997 - increase $15,644,683, December 31, 1996 - increase $6,250,269), and to increase shareholders' equity by $12,590,000 (December 31, 1997 - increase by $18,415,352, December 31, 1996 - increase $2,667,163).

Under Canadian GAAP, the issuance of certain debentures on acquisition of a unitized interest in a real estate property during 1996 has been reflected in the statement of changes in financial position as financing and investing activities. Under U.S. GAAP, this non-cash transaction in the amount of $1,164,000 would be excluded from financing and investing activities. Accordingly, under U.S. GAAP, cash flows would be reported as follows in the statement of changes in financial position:

                                                                        Year ended               Nine months ended
                                                                       December 31,                 December 31,
                                                                   1997             1996                1995
                                                              -------------     ------------     -----------------
Net cash provided by operating activities from
continuing operations                                           $  1,802          $  1,923            $ 9,965

Net cash used in investing activities from
continuing operations                                            (73,962)          (66,890)            (6,556)

Net cash provided by financing activities from
continuing operations                                             76,622             1,164             (1,987)

Effect of exchange rate changes on cash                              (34)             (382)              (186)

Discontinued operations                                            2,973            35,690             31,373




Under U.S. GAAP, taxes paid of $1,786,000 on the disposal of the Sri Lankan investments in 1997 would be classified as an operating activity from the discontinued operations, rather than as an investing activity under Canadian GAAP. Net cash flow from discontinued operations would be unchanged.

There would be no differences in net cash flow for the six months ended June 30, 1998 and 1997 under U.S. GAAP.

GLOBAL EQUITY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND FOR YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE NINE MONTHS ENDED DECEMBER 31, 1995 (INFORMATION RELATED TO JUNE 30, 1998 AND 1997 IS UNAUDITED).

(TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)


       (a) ACCOUNTING FOR INCOME TAXES:

           Effective April 1, 1993, the Corporation adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"), for its financial statements presented under U.S. GAAP. The adoption of FAS 109 changes the Corporation's method of accounting for income taxes from the deferred method, as recorded under Canadian GAAP, to an asset and liability approach. Under the asset and liability method of FAS 109, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The resultant deferred tax assets, net of applicable valuation allowances, and deferred tax liabilities are valued annually using the applicable tax rate for the current year. Changes in deferred taxes are charged to net earnings or directly to shareholders' equity in accordance with the underlying temporary difference giving rise to the deferred tax.

           At June 30, 1998, the main impacts of FAS 109 in Corporation's financial statements were to increase surface, water, geothermal and mineral rights and the deferred tax liability by $2,863,575. At December 31, 1997, the main impacts of FAS 109 in the Corporation's financial statements were to increase surface, water, geothermal and mineral rights and the deferred tax liability by $5,919,995 and to increase current earnings and the deferred tax asset by $3,686,574. At December 31, 1996, the main impacts of FAS 109 were to increase goodwill and water rights by $2,814,037 and $2,535,120 respectively, as well as the deferred tax liability. The increase to earnings for the year ended December 31, 1997 resulted from recording deferred taxes on the write down of certain investments by the Corporation. The other changes result from recording deferred taxes on the excess of assigned book values over tax values of net assets acquired on a purchase transaction under the application of FAS 109. Similar treatment does not occur under Canadian GAAP.

       (b) CARRYING VALUE OF SECURITIES:

           Effective April 1, 1994, the Corporation adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115") for its financial statements presented under U.S. GAAP.

           Under FAS 115, securities are classified in three categories and accounted for as follows:

GLOBAL EQUITY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND FOR YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE NINE MONTHS ENDED DECEMBER 31, 1995 (INFORMATION RELATED TO JUNE 30, 1998 AND 1997 IS UNAUDITED).

(TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)


           (i) Held-to-maturity securities:

               When the enterprise has the positive ability and intent to hold debt securities to maturity, such securities are carried at amortized cost.

          (ii) Trading:

               When debt or equity securities are bought and held principally for the purpose of selling them in the near term, such securities are carried at fair value with unrealized gains and losses reported in earnings.

         (iii) Available for sale:

               Debt and equity securities not classified as either held-to-maturity or trading securities are classified as available for sale and reported at fair value, with unrealized gains and losses excluded from income and reported in a separate component of shareholders' equity.

           At June 30, 1998, the impact of FAS 115 on the Corporation's financial statements was to reflect investments as available for sale securities, and accordingly, to increase investments by $10,899,405, increase deferred tax liability by $3,269,822, and to increase shareholders' equity by $7,629,583.

           At December 31, 1997, the impact of FAS 115 on the Corporation's financial statements was to reflect investments as available for sale securities, and accordingly, to increase investments by $22,542,469, increase the deferred tax liability by $7,484,100, and to increase shareholders' equity by $15,058,369.

           At December 31, 1996, the impact of FAS 115 on the Corporation's financial statements was to increase investments by $2,034,000, increase the deferred tax liability by $901,000, and increase shareholders' equity by $1,133,000.

       (c) INCOME (LOSS) PER SHARE:

           The Corporation has adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("FAS 128"). FAS 128 requires dual presentation of "Basic" and "Diluted" earnings per share by entities with complex capital structures. The Company adopted the new method of reporting earnings per share for the year ended December 31, 1997, and restated previous U.S. GAAP financial statements to reflect the change.

GLOBAL EQUITY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND FOR YEARS ENDED DECEMBER 31, 1997 AND 1996, AND THE NINE MONTHS ENDED DECEMBER 31, 1995 (INFORMATION RELATED TO JUNE 30, 1998 AND 1997 IS UNAUDITED).

(TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)


       (d) STOCK COMPENSATION COSTS:

           The Corporation has adopted the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") for 1997 and 1996. There are no material differences between APB 25 and the relevant provisions of Canadian GAAP.

           Option grants for the six months ended June 30, 1997 do not have a material impact on reported U.S. GAAP income. There were no option grants during the six months ended June 30, 1998.

       (e) COMPREHENSIVE INCOME:

           In June 1997 the FASB issued statement No. 130 "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components. Comprehensive income includes such items as foreign currency translation adjustments and unrealized holdings gains and losses on available for sale securities. Reconciliation of U.S. GAAP net income
           (loss) to comprehensive income (loss) is as follows:

                                                                                                            Nine months
                                                                                                               ended
                                             Six months ended June 30,       Year ended December 31,        December 31,
                                                 1998         1997            1997            1996             1995
                                             ------------- -----------      ---------     -----------       ------------
Net income (loss) U.S. GAAP                     $   668     $  (871)         $(10,403)       $3,613           $(9,536)
Other comprehensive income (loss),
net of tax:
Change in unrealized holding gain
(loss)                                           (7,428)       (688)           13,925         1,963              (830)
Change in foreign currency
translation adjustment                            2,866         (28)            6,960          (910)           (3,081)
                                                -------     -------          --------        ------          --------
Other comprehensive income (loss)                (4,562)       (716)           20,885         1,053            (3,911)
                                                -------     -------          --------        ------          --------
Comprehensive income (loss) U.S. GAAP           $(3,894)    $(1,587)         $ 10,482        $4,666          $(13,447)
                                                =======     =======          ========        ======          ========

GLOBAL EQUITY CORPORATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1997


Management's discussion and analysis of financial condition and results of operations relates to the year ended December 31, 1997 ("fiscal 1997"). The corresponding period relates to the year ended December 31, 1996 ("fiscal 1996").

CHANGES IN FINANCIAL CONDITION

CASH RESOURCES

Cash resources at December 31, 1997 amounted to $15,865,000 compared with $44,773,000 at December 31, 1996. Of the $44,773,000 at December 31, 1996,
$35,689,000 was attributable to the Sri Lankan operations that were disposed of in fiscal 1997. Cash resources increased by $6,781,000 in fiscal 1997.


The following table illustrates how the net increase of the investment portfolio was financed by the Corporation by the significant cash and non cash components (all amounts in thousands of Canadian dollars):


NET INCREASE IN INVESTMENT PORTFOLIO                                $ 96,213
                                                                    --------

REPRESENTED BY:

Cash inflows (outflows):
Net proceeds from public offering                                     62,999
Borrowings                                                            22,557
Repayment of debt                                                    (11,806)
Cash acquired in investment                                            1,554
Operating cash flow                                                    1,182
Cash proceeds from land sales                                          1,788
Cash proceeds from disposal of Sri Lankan operations                   5,994

Other:
Debt acquired in investment                                            6,900
Minority interest                                                     13,660
Equity proceeds from disposal of Sri Lankan operations                10,248
Write down of Korean investments                                     (11,096)
Other net changes                                                       (986)
                                                                    --------

INCREASE IN CASH RESOURCES DURING 1997                              $  6,781
                                                                    ========

Cash resources at December 31, 1996 amounted to $44,773,000 compared to $105,132,000 at December 31, 1995. The total use of $60,359,000 of cash resources in fiscal 1996 was represented by acquisitions of investments of $70,146,000 less $9,787,000 of sundry cash inflows.

WORKING CAPITAL

Working capital at December 31, 1997 was $8,950,000 compared with $40,834,000 at December 31, 1996. The decrease of $31,884,000 is attributable to the net of the increase in cash resources from continuing operations, as disclosed above, and the decrease in cash and other working capital items as a result of the disposal of the Sri Lankan operations in fiscal 1997, but which were consolidated into the Corporation's financial statements at December 31, 1996.

Working capital at December 31, 1996 declined by $65,559,000 compared to working capital of $106,393,000 at December 31, 1995. The largest component of the decrease in total working capital was the decline in cash resources of $60,359,000, as disclosed above, and utilized for investment acquisitions.

BORROWINGS (SEE ALSO NOTE 8 TO THE FINANCIAL STATEMENTS)

At December 31, 1997, the Corporation had $23,388,000 of borrowings. This is largely represented by $14,575,000 due to affiliates of the Corporation's parent company, PICO Holdings, with interest due at 7% per annum, and repaid subsequent to December 31, 1997, a note payable of $7,157,000 assumed by the Corporation on the acquisition of Nevada Land & Resource Company LLC ("NLRC") (see Investment Portfolio section), maturing on October 1, 2000 with interest due to the extent that payment is received on four geothermal leases associated with the acquired lands, and debentures of $1,091,000 issued by a subsidiary of the Corporation, Phoenix Capital, Inc. ("Phoenix") maturing on March 31, 2006. The Phoenix debentures have a maximum interest rate of 10% with a ceiling of the cash flow received from the property backing the investment in unitized interest in Canadian real estate.

The Corporation arranged borrowings during fiscal 1997 of $34,500,000, as financing for the acquisition of NLRC from PICO Holdings in the form of a convertible debenture with a coupon of 7%. The debenture plus all accrued interest was repaid from the proceeds of the Corporation's public offering (see note 9 to the financial statements). In connection with the acquisition of NLRC, the Corporation also incurred a note payable for $7,000,000 to PICO Holdings with a coupon rate of 10% per annum and a note payable to a third party for $1,700,000 with a coupon rate of 6% per annum during fiscal 1997. Both notes payable were repaid from the proceeds of the Corporation's public offering. In addition, during fiscal 1997, the Corporation also repaid $2,784,000 of debt that existed at December 31, 1996.

At December 31, 1996 the Corporation had $3,948,000 of borrowings represented by $1,164,000 of the Phoenix debentures and $2,784,000 of vendor financing at 9.5% per annum in connection with the Big Springs Ranch acquisition (see Investment Portfolio section below). This vendor financing was repaid entirely in fiscal 1997.

At December 31, 1995 the Corporation had no long term debt and none outstanding through the nine months ended December 31, 1995.

SHAREHOLDERS' EQUITY

Shareholders' equity at December 31, 1997 was $173,656,000, compared with $117,965,000 at December 31, 1996. The increase of $55,691,000 was the net of proceeds received from a public offering of $62,999,000, a net loss of $14,090,000 for the year ended December 31, 1997, a decline of $178,000 in contributed surplus, and a $6,960,000 movement in foreign currency reserve. This movement is as a result of the Corporation's non-portfolio investment holdings being denominated in US dollars, which strengthened against the Canadian dollar during fiscal 1997, amounting to $3,737,000 and a charge of $3,223,000 in the statement of operations due to the realization of the foreign currency translation adjustment on the disposition of the Sri Lankan operations.

Shareholders' equity at December 31, 1996 was $117,965,000 compared with $115,262,000 at December 31, 1995. The increase of $2,703,000 was the net of the Corporation's net earnings for the year ended December 31, 1996 of $3,613,000 and the adjustment to the foreign currency reserve of $910,000. This latter adjustment primarily reflected the Corporation's share of net assets resident in Sri Lanka and denominated in Sri Lankan rupees that devalued against the Canadian dollar in fiscal 1996.

OPERATING RESULTS

REVENUE

Revenue for the year ended December 31, 1997 amounted to $5,546,000, compared to $4,854,000 for the year ended December 31, 1996. The increase of $692,000 in fiscal 1997 compared to fiscal 1996 is primarily represented by the net of the increase in operating revenues and land sales of approximately $3,100,000 due to the acquisition of NLRC in fiscal 1997, and approximately $2,500,000 of interest foregone in fiscal 1997 as cash balances were lower throughout fiscal 1997 compared to fiscal 1996 and which have, to date, not been replaced by an equivalent income return on the investments acquired. Management believes the investment performance should be measured over the long-term through unrealized appreciation of assets and growth in shareholders' equity as well as operating income and realized profits.

The comparison of revenues for the year ended December 31, 1996 is not comparable with the revenues for the nine months ended December 31, 1995. In addition to the shortened fiscal period for 1995, the results for 1995 include results of the Sri Lankan operations that have been separately disclosed as discontinued operations in fiscal 1997 and 1996.

EXPENSES

Total expenses incurred by the Corporation for the year ended December 31, 1997 were $9,161,000 compared with $2,132,000 in the year ended December 31, 1996. The increase of $7,029,000 is due to several reasons: Interest incurred on borrowings in fiscal 1997 amounted to $2,842,000 (fiscal 1996:nil), operating expenses and cost of land sales amounting to approximately $2,500,000 incurred by NLRC which was acquired by the Corporation in fiscal 1997, and for which there is no corresponding amount in fiscal 1996, an increase in Vidler Water Company, Inc. ("Vidler") expenses of approximately $600,000 due to increasing growth of operations in fiscal 1997 (see Investment Portfolio section below), and an increase of approximately $1,100,000 in overhead incurred as the Corporation increased in size during fiscal 1997. The overhead expense relates primarily to consulting fees in connection with the management of the Corporation, employees remuneration, legal, tax and audit fees, travel and rent.

The comparison of expenses for the year ended December 31, 1996, is not comparable with the expenses for the nine months ended December 31, 1995, as discussed in the Revenue section above.

WRITE DOWN OF INVESTMENT

The Corporation incurred a charge to earnings in fiscal 1997 of $11,096,000 (1996: nil) due to the write down of the Corporation's investments in Korean equities to market value at December 31, 1997 (see Investment Portfolio section below). The write down represents the difference between the Corporation's cost of the Korean equities of $12,242,000 and the market value of the Korean equities, at December 31, 1997, of $1,146,000.

DISCONTINUED OPERATIONS

The Corporation earned net income of $1,003,000 in fiscal 1997 from its Sri Lankan operations prior to their disposal by the Corporation in November and December 1997, compared to $953,000 in fiscal 1996. In addition, the Corporation realized a capital gain in fiscal 1997 of $3,001,000 net of taxes payable of $1,786,000 on the disposition of the Sri Lankan operations. As well, the foreign currency translation adjustment relating to the discontinued Sri Lankan operations of $3,223,000 and reflected in the total foreign currency adjustment reserve shown as a component of shareholders' equity at December 31, 1996, was charged in the statement of operations for the year ended December 31, 1997 as this currency adjustment was realized upon the disposition of the Sri Lankan operations.

INCOME TAXES

Income taxes for fiscal 1997 were $7,000 compared to $67,000 for fiscal 1996. The losses realized by the Corporation have not been tax affected, resulting in capital and non-capital losses available for carry-forward that may be applied to future profits generated by the Corporation.

INVESTMENT PORTFOLIO

As disclosed above, the Corporation increased the net carrying value of the investment portfolio by $96,213,000. The Corporation utilized $107,309,000 in fiscal 1997 to acquire certain new investments and to add further assets or equities to the investment portfolio that existed at December 31, 1996, and also wrote off $11,096,000 from the value of its Korean investments in order to bring the carrying value of the Korean investments to the market value at December 31, 1997. The Corporation's investment portfolio at December 31, 1997 and at December 31, 1996 was as follows (all amounts in thousands of dollars):

INVESTMENTS                                                                    1997                    1996
                                                                         -----------------------------------
Surface, water, geothermal and mineral rights
portfolio                                                                  $ 97,084                 $22,724
Portfolio investment in public companies                                     59,223                  46,018
Strategic investment in preferred and common stock of
North American public corporations                                           11,105                   8,128
Convertible loan                                                             10,932                  10,932
Oil & gas lease portfolio                                                     5,675                       -
Real estate units in Canada                                                   1,214                   1,218
                                                                         -----------------------------------
                                                                           $185,233                  $89,020
                                                                         ===================================

SURFACE, WATER, GEOTHERMAL AND MINERAL RIGHTS

The Corporation's surface, water, geothermal and mineral rights portfolio consists of its investments in NLRC and Vidler.

NEVADA LAND & RESOURCE COMPANY, LLC

In April, 1997, the Corporation paid $50.2 million for a 74.77% membership interest in NLRC. At December 31, 1997, the net investment in NLRC is carried on the Corporation's books as investment in surface, water, geothermal and mineral rights of $70.7 million, minority interest of $13.7 million, and note payable of $7.2 million. The minority interest was acquired by PICO Holdings, Inc., the Corporation's ultimate parent company.

NLRC's principal asset consists of 1.365 million acres of land located in northern Nevada. Public ownership of lands in Nevada approach 85% of total land and other lands are set aside by agencies and environmental groups, making private lands a scarce commodity in this, the fastest growing state in the United States. NLRC is the largest private land owner in the state and, accordingly, is able to take advantage of the growth in Nevada from the mining and gambling industries and associated developments.

For the eight month period to December 31, 1997 that NLRC has been under the control of the Corporation, NLRC returned an annualized gross yield of 7.3%, net
1.4 %, on existing leases, fees, royalties and land sales. Since the acquisition of NLRC by the Corporation, both the Corporation's and Vidler's management have worked closely with NLRC to further develop the various resources present on the NLRC property. NLRC's business plan contemplates the following to realize the inherent value of the asset:

o Land exchanges with governmental agencies, private landholders and promoters;
o Land development of prime residential and commercial land in and around the fast growing towns of Elko and Winnemucca;
o     Land parcel sales;
o     Conversion of grazing land to agricultural production;

o Development of NLRC's existing water rights which amount to approximately 13,000 acre feet. The principal water supply for the Reno metropolitan area comes from the Truckee River which is currently over-appropriated. Accordingly, a municipality such as Fernly, Nevada will be required to locate additional sources of water to provide for their continuing growth. In addition, other fast growing municipalities located on or around the NLRC property, such as Elko and Winnemucca, have nearly exhausted their current water supplies.
o Development of water rights that straddle the NLRC property. It is estimated that there is somewhere between 300,000 to 600,000 acre feet of water in hydrological basins that exist on NLRC property. NLRC anticipates that this water could be actively marketed to industrial or mining users or for long-distance trading. However, it will take a number of months to analyze the Company's position and to work with the authorities to see whether this asset can be developed for the benefit of all concerned; and
o     Development or sale of geothermal interests.

In addition to the above business plan, NLRC is actively involved in maximizing the property's mineral rights potential. A preliminary review of the mineral exploration potential of the property performed by an experienced reserve audit firm concluded that there was "excellent potential for the discovery of a significant gold deposit". To this end, shortly after the acquisition of NLRC by the Corporation, NLRC appointed a full time geologist. The geologist's responsibilities not only include taking and analyzing samples taken from potential mineral deposits on the property, but also providing assurance that any sales or development of other components of the asset do not have an adverse impact on the mineral right potential of the entire asset.

VIDLER

Vidler is an important operator in the water marketing and transfer business. The business plan calls for Vidler to identify areas where water supplies are needed in the southwestern United States and then facilitate the transfer from current ownership to Vidler, to municipalities, water districts, developers and others. This process requires uncommon knowledge and skills in the identification, certification, upgrading, managing, transfer, marketing and financing of water projects. Vidler has created opportunity through its ability to aggregate supplies from disparate owners and locations, re-directing the water to its highest and best use. Although regulatory bodies have fallen behind in the quest to have water assets freely marketed and reallocated, Vidler has found that the gap between supply and demand can be alleviated by its proprietary methods.

As a comprehensive provider of water services, Vidler performs the following functions:

o Water asset acquisitions; purchasing appropriative water rights, upgrading the priority and functionality wherever possible, and marketing the product to the end-user; and

o Development and operation of water recharge (storage) facilities directed to municipalities and water districts in the southwest United States; storage provides flexibility-surplus supplies can be stored inexpensively and can be sold and delivered to meet peak demands.

Vidler strengthened its management team in fiscal 1997 considerably and appointed a Chief Operating Officer and a Chief Financial Officer. Both individuals bring a wealth of experience and knowledge of the water business from a public sector perspective.

At December 31, 1996, the Corporation's investment in Vidler, a wholly owned subsidiary, had a carrying value, at cost, of $22.7 million. In pursuit of its water marketing and transfer strategy, Vidler continued to acquire and develop surface and water rights in Arizona, Colorado and Nevada by means of capital contributions from the Corporation throughout fiscal 1997. As at December 31, 1997, the carrying value at cost of the Corporation's investment in Vidler was $26.4 million. $1.3 million of the value in this investment was, at December 31, 1997, held by Vidler's immediate parent company, Forbes & Walker (USA), Inc. ("Forbes & Walker"). It is the Corporation's intention to have Forbes & Walker contribute these assets, at cost, to Vidler in 1998 as capital contributed.

As at December 31, 1997 the Vidler portfolio consisted of the following assets (including the Forbes & Walker assets):

o     VIDLER TUNNEL

         The Vidler Tunnel in Colorado and its associated absolute senior and junior water rights are producing an average of approximately 1,106 acre feet of water per year and conditional junior rights are producing approximately 1,000 acre feet of water per year. While most of the population resides on the eastern slope of the Front Range of the Rocky Mountains, an area running from 120 miles north of Fort Collins south to Colorado Springs, the majority of the state's water resources are located on the western slope of the Front Range. The Vidler Tunnel is a 7,500 foot water collection and delivery system that traverses the Continental Divide and allows water to be diverted from the western slope for use in the Denver metropolitan area. Vidler generates revenues from the lease of part of its water rights to municipalities and developers on both the eastern and western slopes and is actively marketing the remainder of the water rights to other municipalities in these areas that have effectively exhausted their current water supply. Typically, the lease agreements of these water rights are perpetual (i.e. 99 years) and have annual CPI adjustments;

o     MBT RANCH

         Comprises 1,420 acres of deeded, historically irrigated land, with 4,260 acre feet of transferable water rights, 1,080 acres of desert land, 2,004 acres of leased state land and an estimated 480,000 acre foot recharge facility, all located near Phoenix, Arizona: Vidler has entered into agreements to provide up to 10,380 acre feet of water under perpetual leases with annual CPI adjustments, to a developer in the Phoenix/Scottsdale area, subject to the adoption of a wheeling policy by the Central Arizona Water Conservancy District;

o     BIG SPRINGS RANCH

         Comprises 110,000 acres of deeded land, 150,000 acres of leased land with grazing rights and 17,950 acre feet per year of water rights in northern Nevada. The partnership which manages Big Springs Ranch (in which Vidler has a 100% interest until it receives all of its invested capital plus an annual compounded 20% preferential return and thereafter becomes a 50% interest), is in the process of completing a land exchange with the Bureau for Land Management. The proposed exchange will mean that the partnership will acquire approximately 6,000 acres in and around the city of West Wendover, Nevada (located by the state border with Utah and in the fast growing Interstate 80 corridor) in exchange for giving up approximately 70,000 acres of deeded ranch land, but not the appurtenant water rights. The proposed exchange will enable West Wendover to expand and to meet pent-up demand for residential and commercial property and attendant water demand. On completion of the proposed exchange, the partnership will also actively market the Big Springs Ranch water rights to the cities of West Wendover and Wendover, Utah, both of which have practically exhausted their current water supply;

o     CLINE RANCH

         Since November 1995, Vidler has identified and acquired 612 acre feet of senior water rights near South Park, Colorado. In December, 1997, Vidler entered into an option agreement with a third party to sell the Cline Ranch water rights for US$5,000 per acre foot. Vidler's purchase cost was approximately US$3,000 per acre foot.

         Since the acquisition of Vidler by the Corporation in November, 1995, Vidler has and continues to identify and acquire water rights with intrinsic values based upon their initial acquisition price and not predicated solely on a transfer of the rights to an alternate use. As the Vidler investment is carried at the cost of the assets acquired, the portfolio does not reflect management's expectation of value. In December, 1997, Vidler received a letter of intent from Western Water Company ("Western Water"), a public water marketing company listed on the Nasdaq National Market, to purchase Vidler for US $100 million in the form of newly issued Western Water stock. However, the Corporation and Western Water terminated negotiations thereafter. Management believes this indicates that Vidler, and its underlying assets, has potential additional value in excess of the Corporation's carrying value.

PORTFOLIO INVESTMENTS IN PUBLIC COMPANIES

o The Corporation increased its portfolio of investments in public companies by $24.3 million in fiscal 1997, before the write down of the Korean equity portfolio of $11.1 million. The acquisitions are largely represented by further accumulation of European value stocks held in the portfolio at December 31, 1996 and investments in Vanik Incorporation Limited ("Vanik"), a Sri Lankan public corporation, acquired as part consideration on the disposition of the Corporation's Sri Lankan operations, Forbes Ceylon Limited and Forbes & Walker Limited.

o     INVESTMENT IN PICO HOLDINGS, INC.

         The Corporation owns 4,258,415 shares in PICO Holdings, Inc. with a carrying value, at cost, of $20.9 million (1996: $20.9 million). At December 31, 1997, the market value of these shares was $39.2 million (1996: $24.1 million), representing an unrealized gain of $18.3 million, including an unrealized foreign exchange gain of $1.8 million.

o     EUROPEAN EQUITIES

         The Corporation invested a further $15.7 million in European value stocks during fiscal 1997, taking the total European portfolio to $25.5 million, at cost, as at December 31, 1997 (1996: $9.7 million). Marked to market at December 31, 1997, the Corporation has an unrealized gain of $2.2 million, net of foreign exchange losses (1996: $0.6 million). The stocks the Corporation holds are classic value stocks: significant discounts present in the companies' market capitalization to the underlying net tangible assets or intrinsic business value, positive cash flows from operations and low debt to equity ratios. It is management's intention to actively assist in narrowing the discount that exists between the intrinsic value and the current market capitalization.

o     SRI LANKAN EQUITIES AND DEBENTURES

         In November and December 1997, the Corporation disposed of its interests in Forbes Ceylon Limited and Forbes & Walker Limited respectively to Vanik. At the date of the disposals, the Corporation carried these investments at approximately $28.0 million, including earnings of approximately $1.0 million generated in fiscal 1997 prior to the dates of disposals. As a result of the disposals, the Corporation received gross proceeds of $22.5 million, before cash taxes of $1.8 million, plus 15% debentures in Vanik with a face value of $6.7 million and equity in Vanik with a carrying value of $3.6 million. The Corporation, therefore, realized a gain, net of taxes, of $3.0 million on the disposition of its non-core Sri Lankan subsidiaries.

         Both the Vanik debentures and equity are freely tradable on the Colombo Stock Exchange. Marked to market at December 31, 1997, the Corporation has an unrealized loss on the Vanik equity of $1.6 million.

o     KOREAN EQUITIES

         The Korean equities owned by the Corporation have not been immune to the financial meltdown that occurred in Korea, and other parts of Asia, at the end of fiscal 1997, and which continued into 1998. The Corporation's carrying value, at December 31, 1997 for these equities was $1.1 million (1996: $12.3 million). The Corporation has written down the value of the portfolio to the December 31, 1997 market value. The total unrealized loss reflected in the Corporation's statement of operations of $11.1 million includes an unrealized foreign exchange loss of $5.3 million due to the devaluation of the Korean won to the Canadian dollar (1996: unrealized loss not reflected in the statement of operations; $1.5 million).

         As there is uncertainty with respect to the ultimate realization of value of the Corporation's Korean portfolio, management has elected to fully provide for the unrealized loss on these investments at December 31, 1997. In management's opinion, using its best estimates based on assumptions that reflect the most probable set of economic conditions in Korea and the underlying operations of the companies invested in, the long term value of these investments should approach their original cost of acquisition. However, the timetable for economic turnaround is uncertain. Therefore, management has taken a conservative stance and, accordingly, has taken a full write down in the Korean portfolio. Management's assumptions in analyzing the long term value of the Korean portfolio are partly based on the response by the Korean government and the international financial community to the crisis that enveloped Korea in late 1997 and early 1998. Short term loans have been extended and regulation of foreign investment in Korean companies further relaxed. This has had the effect of increasing foreign currency inflow and restoring Korea's balance sheet. Further, in February 1998, Standard & Poor upgraded Korea's sovereign rating from B to BB, reflecting the country's progress in implementing economic reforms.

o     US EQUITIES

         The Corporation also has a small portfolio of US value stocks with a carrying value, at December 31, 1997 at cost, of $1.4 million (1996:
         $1.1 million). Marked to market, the investments have a value of $1.5 million at December 31, 1997 (1996: $1.1 million).

STRATEGIC INVESTMENTS IN PREFERRED AND COMMON STOCK OF NORTH AMERICAN PUBLIC CORPORATIONS

o     CONEX CONTINENTAL INC.

         The Corporation has a total carrying value at December 31, 1997, at cost adjusted for the appropriate share of results of operations since acquisition, of $9.7 million (1996: $6.7 million) in Conex Continental, Inc. (Canadian OTC market: CONX). This is in the form of a redeemable 7% preferred stock due August 1999, with a face value of $6.7 million; 22,195,043 common shares at an aggregate cost of $1.2 million; 66,901,845 warrants for one common share per warrant exercisable at
         5.66 cents per warrant; and loans receivable of $1.8 million. On a fully diluted basis, the Corporation's investment represents approximately 60% of Conex's common stock.

         Conex's main asset is a 60% interest in a sino-foreign joint venture. The joint venture is a successor organization to Guiyang Mining Machinery Works ("GMM"). GMM primarily manufactured and sold wheeled and tracked hydraulic excavators in the Chinese domestic market. For the ten years prior to the formation of the joint venture, GMM was a significant excavator manufacturer in China as measured by unit sales and profitability. GMM contributed to the joint venture all of its productive assets, including plant, building and equipment, valued at US$10 million to obtain a 40% interest in the joint venture. At December 31, 1997, Conex has contributed US$10 million of its US$15 million obligation for its 60% interest in the joint venture. The final US$5 million is due to the joint venture at the end of 1998. The Corporation actively assisted Conex in raising the second tranche of financing of US$6 million due to the joint venture in October, 1997. In this regard, an investor group based in Connecticut invested US$5 million in Conex for Cdn. 25 cents per share.

         The Chairman of the joint venture, and the CEO of Conex, is a North American who is based full-time in Guiyang, and is an extremely experienced manufacturing operator. In fiscal 1997, the joint venture sold approximately 300 units. The management of Conex believes that the joint venture has much scope to grow based on the operating leverage the joint venture possesses due to the capacity available at the plant (1,300 units annually), the joint venture's price competitiveness, and the recent proclamation by the Chinese government to spend US$1 trillion on construction projects in the next three years to maintain China's economic growth.

o     SISCOM, INC.

         The Corporation has a carrying value at December 31, 1997, at cost, of $1.4 million (1996: $1.4 million) in 4,000,000 7% convertible preference shares of SISCOM, Inc. (OTC Bulletin Board: SATI). The preference shares are convertible into common stock of SISCOM in a ratio of one to one at any time within three years from September 1996. Conversion would result in the Corporation owning approximately one-third of SISCOM's fully diluted common stock.

         SISCOM is a provider of multimedia software solutions to the electronic media, Internet providers, and sports industries. For example, SISCOM supplies eight teams in the National Basketball Association with its Coaching Decision Support System ("CDSS"). By combining advanced data mining software with digital video hardware, CDSS brings large quantities of statistical and video information into a useful coaching tool. An interface with the NBA's courtside logging database, allows coaches to display pertinent game statistics in a variety of customized, graphical formats. SISCOM is actively marketing this product and other related logging and retrieval products to the college markets. In addition, SISCOM has numerous installations worldwide and apart from the NBA and NBA franchises, has the National Hockey League, a NHL franchise, ESPN and FOX Sports among its customers.

         SISCOM's gross revenues for the year ended June 30, 1997 were approximately US$840,000. SISCOM's revenues did not grow significantly during the year ended June 30, 1997 as SISCOM's management dropped some non-core products in order to focus more clearly on their current product line. Gross revenues for the six months ended December 31, 1997 were approximately US$ 845,000. SISCOM's management believes the breadth and depth of SISCOM's products and their applicability in various markets gives SISCOM a solid platform from which to experience rapid growth.

CONVERTIBLE LOAN

The Corporation, having obtained an injunction on the assets providing security for the Corporation's loan and accrued interest, spent the most part of fiscal 1997 trying to reach agreement with the management of the borrower. These discussions were not fruitful and as a result, the Corporation has initiated proceedings for a Court appointed receiver in British Columbia to realize on the Corporation's security. Internal analysis and third party valuations provide evidence that the total value of the security is in excess of the total principal plus accrued interest.

OIL AND GAS LEASE PORTFOLIO

The Corporation has a carrying value at December 31, 1997, at cost, of $5.6 million, (1996: nil) in a wholly owned subsidiary, Global Oil & Gas Corporation ("GOG").

GOG is a General Partner for an Oklahoma Partnership formed in May 1997 called TPC Exploration ("TPC"). TPC was formed for the purpose of acquiring leasehold interests in oil and gas producing and non-producing properties that are suited to precision horizontal drilling. Under the provisions of the partnership agreement, GOG is entitled to preferential rights for the return of its capital account plus a 20% annual return on capital; thereafter, GOG has a 45% economic interest in the partnership.

TPC's managing partners are highly experienced operators in the oil and gas industry and have a particular expertise in precision horizontal drilling. Precision horizontal drilling is a relatively recent technological advance in the oil and gas industry and it is now possible, for example, to drill a 5,000-foot lateral hole within a 2 to 4 foot pay zone resulting in a 500% or greater increase in flow rates, reserves and return on investment from that found in a vertical well in the same zone.

The partnership has at December 31, 1997, acquired a prospect of over 120,000 acres of oil and gas leases with a weighted average of 86.75% net revenue interest, in the Williston Basin in North Dakota for a total consideration of approximately US$5 million. The partnership considers the prospect to be analogous to the Red River B reservoir in the Williston Basin, where, to date, 200 horizontal wells have been completed.

The partnership is in the process of marketing this prospect to oil and gas exploration companies.

LIQUIDITY AND CAPITAL RESOURCES

The Corporation has financed additions of $107,309,000 in its investment portfolio in fiscal 1997 by a mixture of equity, borrowings, minority interests, operating cash flow and disposition of non-core assets. The Corporation continues to source and identify potential value-based investments. Liquid resources available to the Corporation at December 31, 1997 are $32,305,000 before current liabilities of $23,355,000. While management can give no assurance to the timing or extent of realized gains from the existing investment portfolio, management believes that such realized gains will provide sources of capital for further value based investments and provide for the future growth of the Corporation.

RISKS AND UNCERTAINTIES

There are risks inherent in the nature of the Corporation's business as an investment corporation. The investment in companies which management regards as undervalued involves significant risk that even a combination of careful evaluation, experience and knowledge may not eliminate. Potential investors must rely on the ability of the Corporation's management and board of directors to identify and take advantage of business opportunities, provide advisory services, facilitate financings and make investments in appropriate businesses. Risk is currently mitigated by the diversification of the investment portfolio both by sector and geographically.

The Corporation's ability to achieve an acceptable rate of return on any particular investment is subject to a number of risk factors which are beyond its control, including increased competition and loss of market share, quality of management, cyclical or uneven financial results, technological obsolescence, foreign currency risks and regulatory delays.

There is no assurance that the Corporation's existing or future investments will achieve acceptable rates of return or that the Corporation will realize the value of the funds invested; accordingly, these investments may have to be written down or sold at their then-prevailing market values. Investment risk is managed by the Corporation through value investing, which is risk-averse by nature. Investments are structured to protect from downside risk through particular emphasis on acquisition price, securitization and conversion rights.

Investments in both private and public companies may prove illiquid or realizable only at a discount. Investments in private companies are not as marketable as investments in public companies. Investments in public companies are subject to prices determined in the public market and therefore, values can vary dramatically. In particular, the ability of the public markets to absorb a large block of shares offered for sale can affect the Corporation's ability to dispose of an investment in a public company.

FOREIGN CURRENCY

Risk arises from the relative value of the currency of foreign denominated investments in relation to the Canadian dollar, the Corporation's reporting currency. The Corporation has not set up specific hedges for currency risk. However, in the analysis process, the risk of foreign exchange devaluation or revaluation is taken into consideration in the pricing decision. In assessing value, management reviews the underlying currency of the investment.

FOREIGN INVESTMENTS AND OPERATIONS

As a result of the global diversification of the investment portfolio, the Corporation's revenues may be adversely affected by economic, political and governmental conditions in countries where it maintains investments or operations, such as volatile interest rates or inflation, the imposition of exchange controls which could restrict the Corporation's ability to withdraw funds, political instability and the currency risks discussed above.

RELIANCE ON KEY PERSONNEL

The success of the Corporation depends to a large extent on its ability to retain the services of its senior management, in particular Messrs. Langley and Hart and, to a certain extent, upon the management of companies in which the Corporation has an investment. The inability to retain the services of these persons could potentially affect the Corporation's operations and profitability.

YEAR 2000 DISCLOSURE

The "Year 2000 issue" refers to the business implications of the arrival of the new millennium. Implications arise largely because, until recently, it had been normal practice in the computer industry to use only two digits rather than four to record year information in databases. If corrective action is not taken, computer systems could fail completely or create erroneous data, based on incorrect data based calculations.

The Corporation is currently reviewing the impact that the Year 2000 issue will have on its operations, if any, and expects that review to be completed by the end of 1998. As part of this review, the Corporation will seek assurances from each of its significant investees, outside service providers, and intermediaries that their respective Year 2000 issues have been properly addressed. Management is still ascertaining the costs to resolve this issue, if any, and expects to have an estimate of these costs upon the completion of its review.

GLOBAL EQUITY CORPORATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1996

         Management's discussion and analysis of financial condition and results of operations relates to the year ended December 31, 1996 ("fiscal 1996"). The corresponding period relates to the nine month period ended December 31, 1995 ("fiscal 1995") as the Corporation's year-end was changed to December 31 from March 31 for fiscal 1995.

CHANGES IN FINANCIAL CONDITION

         Cash resources at December 31, 1996 amounted to $44,154,000 compared with $105,132,000 at December 31, 1995. The decline in cash resources of $60,978,000 is represented by the following acquisitions (all of which are discussed in more detail under the Investment Portfolio section), disposals, issue of debentures and operating cash flow of the Corporation in 1996.


         All amounts in thousands of dollars:

         Public equities in North America, Europe and Korea             (23,175)
         Investment in PICO Holdings, Inc.                              (20,948)
         Convertible loan                                               (10,000)
         Preferred shares in North American public corporations          (8,128)
         Additional acquisitions of water rights                         (6,677)
         Unitized interest in real estate                                (1,218)
                                                                        -------

         TOTAL ACQUISITIONS IN THE YEAR                                 (70,146)

         Sale proceeds of London property                                 2,192
         Sale proceeds on disposal of Sri Lankan assets                   1,064
         Operating cash flow                                              5,925
         Deferred costs                                                    (795)
         Issue of debentures in subsidiary                                1,164
         Effect of foreign exchange on cash resources                      (382)
                                                                        -------

         TOTAL USE OF CASH RESOURCES IN FISCAL 1996                     (60,978)
                                                                        =======


         Cash resources at December 31, 1995 amounted to $105,132,000 compared with $115,378,000 at March 31, 1995. The major component of the $10,246,000 decline was the expenditure of $12,715,000 on the acquisition of water rights and options (see "Investment Portfolio - Water Rights Portfolio"). Working capital at December 31, 1996 was $45,728,000 compared with $106,393,000 at December 31, 1995. The largest individual component of the net decrease of $60,665,000, as discussed above, is the decline in cash resources for the year. Working capital at December 31, 1995 declined by $29,250,000 to $106,393,000 from $135,643,000 at March 31, 1995. The net decrease in this nine-month period was largely accounted for by the acquisition of water rights and the non-cash portion of the period's losses that arose from provisions and accruals related to the Corporation's business risks.

         At December 31, 1996, the Corporation had $1,164,000 in long-term debt, represented by ten-year debentures issued by a Canadian public subsidiary of the Corporation, Phoenix Capital Inc. ("Phoenix"). The debentures carry a maximum coupon of 10% per annum with a ceiling of the cash flow received from the real estate units acquired by the issue of the debentures and stock in Phoenix. The debentures' sole recourse is against the properties acquired. At December 31 and March 31, 1995 the Corporation had no long term debt and none outstanding through the nine months ended December 31, 1995 and the year ended March 31, 1995.

         Shareholders' equity at December 31, 1996 was $117,965,000 compared with $115,262,000 at December 31, 1995. The increase of $2,703,000 was the net result of the Corporation's net income after income taxes and minority interest for the year of $3,613,000 less the adjustment to the foreign exchange translation account of $910,000. This latter adjustment primarily reflects the Corporation's share of net assets resident in Sri Lanka that have devalued against the Canadian dollar during the year.

         Shareholders' equity at December 31, 1995 was $115,262,000 compared with $128,351,000 at March 31, 1995. The decrease was the result of losses totaling $9,844,000 for the nine-month period together with a foreign exchange adjustment of $3,081,000 relating to the investment in Sri Lanka. The prior period losses included a number of non-recurring items including the write-down of goodwill also relating to the Sri Lanka operations.

         OPERATING RESULTS

         REVENUE

         Revenue for the year ended December 31, 1996 is not comparable with the revenue for the nine months ended December 31, 1995. In addition to the shortened fiscal period for 1995, the Corporation changed its consolidation policies to include the operations in Sri Lanka on a lagged basis. The net effect for fiscal 1995 was to include revenue for six months to September 30, 1995 with respect to the Sri Lankan operations. For fiscal 1996, while the Sri Lankan operations are still recorded on a lagged basis, the Corporation's total revenue included revenue for the twelve months ended September 30, 1996 from the Sri Lankan operations. This lagged recording of operations was made in order to include more accurate financial information which was not obtainable on a timely basis and is expected to continue indefinitely as it does not materially affect operating results or financial position.

         Revenue for the year ended December 31, 1996 amounted to $30,029,000 compared with $43,267,000 for the year ended March 31, 1995, the Corporation's most recent twelve-month reporting period prior to fiscal 1996. The reduction in revenue is primarily due to the sale of revenue generating but loss making operations in Sri Lanka during fiscal 1995 and 1996 and partly due to the loss of interest as cash resources have declined which have not been replaced by an equivalent income return on the investments acquired. The investment rationale of the Corporation is described in more detail under the Investment Portfolio section below. Performance is measured over the long-term through unrealized appreciation of assets and growth in shareholders' equity as well as operating income and realized profits.

         EXPENSES

         Total expenses reported for the year ended December 31, 1996 are $23,637,000 compared with $23,861,000 for the nine months ended December 31, 1995 and $33,600,000 for the year ended March 31, 1995. The major components of the decrease, despite the comparison to a nine month period, are the reduction in remuneration and severance costs to directors and officers of the Corporation in North America as a result of the change in control of the Corporation in September, 1995 and the reduction in costs due to the disposal of loss making Sri Lankan operations in the last quarter of fiscal 1995 and the first quarter of fiscal 1996.

         There were no unusual costs in fiscal 1996. In the nine months ended December 31, 1995, a provision related to the investment in Sri Lanka and the associated reduction in goodwill amounting to $1,689,000 was accrued.

         Income taxes for fiscal 1996 were $1,473,000 compared to $1,486,000 in fiscal 1995. The effective tax rate for the Corporation is approximately 23%. The reduction from the combined basic Canadian federal and provincial taxes of 44.6% is due to prior year overprovisions and the lower rate of income tax rates on certain foreign subsidiaries. The income tax charges in fiscal 1996 and fiscal 1995 are similar notwithstanding the reported loss of $9,844,000 in fiscal 1995, as there were a number of non-deductible items for tax purposes in fiscal 1995.

         INVESTMENT PORTFOLIO

         As disclosed above, the Corporation utilized $70,146,000 of its liquid assets in fiscal 1996 to acquire certain investments. The Corporation's investment portfolio at December 31, 1996 is as follows (all amounts in thousands of dollars):

         Public equities                                               23,175
         Investment in PICO Holdings, Inc.                             20,948
         Water rights portfolio                                        18,935
         Convertible loan                                              10,000
         Preferred shares in North American public corporations         8,128
         Real estate units in Canada                                    1,218
         Portfolio investments in Sri Lanka                             1,895
                                                                       ------

         INVESTMENT PORTFOLIO AT DECEMBER 31, 1996                     84,299
                                                                       ======

         The investment portfolio at December 31, 1996 is carried at cost with adjustment made for any diminution in value that is determined to be other than temporary.

         Management primarily acquires an investment if analysis leads to the conclusion that assets can be purchased for less than their intrinsic value. The profile desired is to be a low risk high return investor. This is usually created by thorough research, unique insights or the structure created by management.

         Management continues to be alert to investment opportunities that meet the value investment criteria and to diligently and patiently realize the inherent value in the Corporation's existing portfolio.

         PUBLIC EQUITIES

         The Corporation has invested, and, in some cases, is continuing to accumulate significant stakes in a number of publicly traded equities on recognized stock exchanges in North America, Europe and Korea. Our model investment normally exhibits the characteristics of value stocks: significant discounts present in the companies' market capitalization to the underlying net tangible assets or intrinsic business value, positive cash flows from operations and low debt to market value of equity ratios. Management expects that, in time, the discounts of these stocks will narrow as the true underlying business value of the stocks are realized.

         In the Korean market, management believes that the catalyst to realizing the underlying value in certain public equities is the continuing liberalization of the economy. This liberalization has manifested itself already in the increase in foreign ownership of public companies, to be further raised to 23% on May 1, 1997 and incrementally increased until there is no foreign ownership limit from the year 2000, and in the relaxation of the Korean mergers and acquisition regulations. However, the Korean economy still has structural problems, most notably in the finance sector, despite Korea's impressive annual growth in GDP achieved in recent years. Management believes, therefore, that the realization of value in its Korean equity portfolio should be viewed as a long-term proposition.

         The catalyst for realizing value in the Corporation's North American and European stocks will, in some cases, be the direct involvement by the Corporation through financial and/or management assistance, constructive representation on boards of directors, or special insights from independent research or experience.

         PICO HOLDINGS, INC.

         The Corporation originally acquired 850,000 shares of Physicians Insurance Company of Ohio ("PICO") at an average cost of US$18.05 per share. Under the terms of the merger agreement between PICO and Citation Insurance Group ("Citation"), shareholders in PICO acquired
         5.0099 shares in Citation for every PICO share. Citation's name was subsequently changed to PICO Holdings, Inc. ("PICO Holdings"). The Corporation's average cost for the 4,258,415 shares in PICO Holdings is US$3.60 per share. At March 31, 1997 the market value of PICO Holdings stock was US$3.875 which represents an unrealized gain of approximately C$1.6 million.

         WATER RIGHTS PORTFOLIO

         The water rights portfolio at December 31, 1996 is held by a wholly owned subsidiary of the Corporation, Vidler Water Company, Inc. ("Vidler"). Vidler has a portfolio of properties with appurtenant water rights in Colorado, Nevada and Arizona.

         Vidler has a 100% interest in the general partner of a joint venture that owns Big Springs Ranch, a property located near West Wendover, Nevada. The general partner is entitled to a 20% compounded preferred return on its capital contribution and a return of its capital after tax prior to an equal sharing of profits from Big Springs Ranch with the managing partner. Big Springs Ranch consists of 110,000 acres of deeded land and 150,000 acres of grazing rights and appurtenant water and mineral rights. The entire property has almost 18,000 acre feet of water.

         Further, Vidler also has an interest in a property called MBT Ranch located near Scottsdale, Arizona. The seller of MBT Ranch to Vidler will be entitled to a residual interest of net proceeds arising from MBT Ranch's operations after the return of Vidler's invested capital. The residual interest by the seller in MBT Ranch can range from a maximum of 50% to a minimum of 10% depending upon the timing of the return of Vidler's invested capital. MBT Ranch comprises 480 acres and 1,440 acre feet of water.

         Vidler also owns 100% of Cline Ranch, a property in Como, Colorado. Cline Ranch comprises 594 acre feet of water.

         Vidler also owns 100% of Vidler Tunnel Company, a water provider in the central Colorado mountains. Vidler Tunnel Company's assets are the Vidler Tunnel, and over 2,000 acre feet of water. The Vidler Tunnel, which transports water from the west slope to the east slope of the Continental Divide, allows for increased access to markets for Vidler Tunnel Company's water.

         The Corporation believes that the main source of revenue from these assets will be through water leasing arrangements to end users such as municipalities, developers and agricultural organizations and that further revenues will be generated by water sales, providing water storage facilities and outright sales of land, without disposing of the appurtenant water rights.

         In addition, Vidler's management plans to acquire further water rights and add value to some of the existing rights by converting such rights into more senior rights. For example, by developing storage facilities a junior water right can be converted into a storage water right with an attendant increase in value of the water right. This process of adding value requires specialized expertise, patience and diligence.

         The water rights portfolio is carried at the cost of assets acquired. The cost of the portfolio does not reflect management's expectation of its value.

CONVERTIBLE LOAN

         After much analysis, management elected not to convert the $10 million, 10% coupon, convertible note into the underlying shares in a French public company, Diffusion Internationale des Vins Bourgogne, ("DIVB"). Subsequently, as of February 6, 1997, the secured loan went into default under the terms and conditions of the loan agreement. The Corporation's security over the loan has been established as being in excess of the amount outstanding and the Corporation is undertaking all the necessary steps to realize on the security.

         PREFERRED SHARES IN NORTH AMERICAN PUBLIC CORPORATIONS

         During fiscal 1996, the Corporation made two investments in preferred stock of two publicly traded corporations: Conex Continental Inc., which trades on the Canadian Dealer Network, and SISCOM, Inc., which trades on the OTC electronic bulletin board.

         CONEX CONTINENTAL INC.

         The Corporation paid $6.75 million for 6,750,000 7% three year redeemable, preference shares of Conex plus 89 million separate and detachable warrants which are exercisable within three years at 5.66 cents into 1 common share of Conex per warrant. As at March 31, 1997 the common shares of Conex are trading at $0.40. Conex has used these funds for the first tranche of financing for a 60% interest in a sino-foreign joint venture. Conex is currently in the process of raising the second tranche financing through the capital markets.

         The joint venture is a successor organization to Guiyang Mining Machinery Works ("GMM"). GMM principally manufactured and sold wheeled and tracked hydraulic excavators in the Chinese domestic market. For the past ten years, GMM was a significant excavator manufacturer in China as measured by unit sales and profitability. GMM contributed to the joint venture all of its production assets, including plant, building and equipment, valued at $13.5 million to obtain a 40% interest in the joint venture. Management believes the valuation is conservative as the entire complex totals over 4 million square feet and the facilities are well equipped.

         The joint venture possesses significant operating leverage due to excess capacity available at the joint venture's plant. Sales for the most recent three years have been on average approximately 400 units per year and the plant has capacity to produce 1,300 units annually. The business plan of the joint venture, therefore, is highly focused on the expansion of production and marketing capability in order to increase the joint venture's share of international and domestic markets. Given the stated requirements to improve domestic infrastructure by the People's Republic of China, there is scope to increase volumes of excavators, which are an essential component in any heavy construction project, in the domestic market alone.

         Since the completion of the first tranche financing, Conex's management has spent considerable time at the joint venture's plant in Guiyang in order to implement this broad business plan. To date, extensive work has been completed on improving quality assurance, incentivising dealers, introducing effective control systems and initiating a focussed marketing plan.

         SISCOM, INC.

         The Corporation invested US $1 million in 4,000,000 7% convertible preference shares. The preference shares are convertible into common stock of the company in a ratio of one to one at any time within three years from September, 1996. Conversion would result in the Corporation owning approximately one third of SISCOM's common stock.

         SISCOM provides technological solutions for utilizing video information to the electronic media and sports industries. SISCOM's customers include news broadcasters and cable operators in Australia, Canada and the United States as well as the National Basketball Association. The increase in the number of cable channels combined with greater access to information through the Internet has led to a significant increase in the demand for video content. Management believes that SISCOM's software products should enable SISCOM to participate in the growth of increased production of video content, quickly and inexpensively.

         REAL ESTATE

         The business plan of the Corporation's Canadian subsidiary, Phoenix Capital Inc. ("Phoenix"), whose shares are quoted on the Canadian Dealing Network, is to identify viable real estate projects which are owned by limited partnerships or syndicates and provide liquidity for the existing owners. To date, Phoenix has acquired interests in two commercial properties in Edmonton, Alberta.

         PORTFOLIO INVESTMENTS IN SRI LANKA

         The Corporation owns a diversified portfolio of publicly traded equities on the Colombo Stock Exchange which are held through the Corporation's 51% owned subsidiary, Forbes Ceylon Limited. The portfolio was written down by $1.7 million as a permanent diminution in value adjustment during fiscal 1995 in Forbes Ceylon, reflecting the continuing depressed state of the Colombo Stock Exchange. The carrying value of the portfolio at December 31, 1996, before minority interest, is $1,895,000.

         SRI LANKAN SUBSIDIARIES

         Management does not regard its interests in Sri Lanka as core operations or long-term investments.

         The Corporation owns two Sri Lankan subsidiaries: Forbes & Walker Limited, a private company that is 100% owned, and Forbes Ceylon Limited, a publicly traded company on the Colombo Stock Exchange, that is 51% owned. These two companies are consolidated into the accounts of the Corporation.

         Forbes & Walker's operations are tea and stock broking. The tea industry in Sri Lanka has enjoyed sustained high prices during fiscal 1996 and consequently the tea broking operations have been profitable. Conversely, the stock broking operations experienced further losses as the depressed conditions on the Colombo Stock Exchange continued throughout fiscal 1996. Forbes & Walker implemented a major restructuring program within the stock broking operations in fiscal 1996 to permanently reduce overhead. The stock broking operations are now approaching break even levels.

         Forbes Ceylon is a holding company with significant cash resources and a number of operating businesses. At December 31, 1996 net assets of the Sri Lankan companies were approximately $63 million, of which $35 million is represented by cash and short-term investments. Of this $35 million, $23 million is held outside Sri Lanka in US dollar instruments. This offshore element provides the Corporation and other foreign investors in Forbes Ceylon with an effective hedge of the devaluation of the Sri Lankan rupee. Such a cash rich corporate vehicle is attractive to many investors with a commitment to that region. Consequently, the Corporation has been approached by a number of interested parties with a view to acquiring all of the Corporation's Sri Lankan assets and the Corporation is currently in an advanced stage of negotiations with a potential purchaser for Forbes Ceylon Limited and Forbes & Walker Limited. Any such transaction is, however, dependent on obtaining Sri Lankan regulatory approval.

         LIQUIDITY AND CAPITAL RESOURCES

         The Corporation has utilized a net $60,665,000 in liquid assets in fiscal 1996 on acquiring a number of separate investments. The Corporation's cash and short-term investments have declined to $44,154,000 at December 31, 1996 from $105,132,000 at December 31,
         1995. Of the $44,154,000 cash and short-term investments, $35,000,000 is represented by the consolidation of the group's Sri Lankan assets.

         The Corporation continues to source and identify potential value based investments. It is anticipated that as the Corporation approaches full investment of liquid capital, the Corporation will look to the capital markets as a source for raising new capital.

         On April 23, 1997 the Company finalized an agreement to purchase approximately 75% of Nevada Land and Resource Company LLC ("Nevada Land & Resource") for approximately US$40 million. The other 25% of Nevada Land & Resource was purchased by PICO Holdings. Nevada Land & Resource's principal asset is 1.365 million acres of deeded land in northern Nevada. The acquisition was financed through internal resources, non-recourse debt, and a convertible debenture issued to PICO Holdings for $34.5 million.

         RISKS AND UNCERTAINTIES

         NATURE OF THE BUSINESS

         There are risks inherent in the nature of the Corporation's business as an investment company. The investment in companies which management regards as undervalued involves significant risk that even a combination of careful evaluation, experience and knowledge may not eliminate. Potential investors must rely on the ability of the Corporation's management and board of directors to identify and take advantage of business opportunities, provide advisory services, facilitate financings and make investments in appropriate businesses. Risk is currently mitigated by the diversification of the investment portfolio both by sector and geographically.

         The Corporation's ability to achieve an acceptable rate of return on any particular investment is subject to a number of risk factors which are beyond its control, including increased competition and loss of market share, quality of management, cyclical or uneven financial results, technological obsolescence, foreign currency risks and regulatory delays. There is no assurance that the Corporation's existing or future investments will achieve acceptable rates of return or that the Corporation will realize the value of the funds invested; accordingly, these investments may have to be written down or sold at their then-prevailing market values. Investment risk is managed by the Corporation through value investing, which is risk-averse by nature. Investments are structured to protect from downside risk through particular emphasis on acquisition price, securitization and conversion rights.

         Investments in both private and public companies may prove illiquid or realizable only at a discount. Investments in private companies are not as marketable as investments in public companies. Investments in public companies are subject to prices determined in the public market and, therefore, values can vary dramatically. In particular, the ability of the public markets to absorb a large block of shares offered for sale can affect the Corporation's ability to dispose of an investment in a public company.

         FOREIGN CURRENCY

         Risk arises from the relative value of the currency of foreign denominated investments in relation to the Canadian dollar, the Corporation's reporting currency. The Corporation has not set up specific hedges for currency risk. However, in the analysis process, the risk of foreign exchange devaluation or revaluation is taken into consideration in the pricing decision. With respect to the Sri Lankan investment specifically, approximately 40% of the net assets are denominated in United States currency. This provides a significant measure of protection against the Sri Lankan currency devaluation. In assessing value, management reviews the underlying currency of the investment.

         FOREIGN INVESTMENTS AND OPERATIONS

         As a result of the global diversification of the investment portfolio, the Corporation's revenues may be adversely affected by economic, political and governmental conditions in countries where it maintains investments or operations, such as volatile interest rates or inflation, the imposition of exchange controls which could restrict the Corporation's ability to withdraw funds, political instability and the currency risks discussed above.

         RELIANCE ON KEY PERSONNEL

         The success of the Corporation depends to a large extent on its ability to retain the services of its senior management, in particular Messrs. Langley and Hart and, to a certain extent, upon the management of companies in which the Corporation has an investment. The inability to retain the services of these persons could potentially affect the Corporation's operations and profitability.

GLOBAL EQUITY CORPORATION
Interim Report to the Shareholders
June 30, 1998 and 1997
(unaudited)

INVESTMENT ACTIVITY

o    EUROPEAN VALUE STOCKS
                  The Corporation, as previously disclosed, invested in the first quarter of 1998 a further $1.9 million in European value stocks. In the three months ended June 30, 1998, the Corporation disposed of a part of the portfolio realizing a gain of $2.7 million on sale proceeds of $7.2 million. At June 30, 1998, the Corporation's European value stock portfolio had a carrying value, at cost, of $22.9 million and a market value of $26.0 million. Subsequent to June 30, 1998, the Corporation made further disposals of the European equity portfolio realizing, to date, sale proceeds of $3.5 million and gains totaling $1.6 million. Accordingly, to date, the Corporation has realized a total return on the European equity investments of approximately 67% in less than two years.

                  The remaining European equity portfolio consists of small to medium sized companies that possess unique or strategic assets that the Corporation believes are still extremely undervalued. The Corporation is exploring ways to assist some of these companies narrow the discount between their market capitalization and intrinsic value.

o    SURFACE, WATER, GEOTHERMAL AND MINERAL RIGHTS
     The Corporation's holdings of surface, water, geothermal and mineral rights consists of the investments in Vidler Water Company, Inc. ("Vidler"), a wholly owned subsidiary of the Corporation, and Nevada Land and Resource Company, LLC ("NLRC"), in which the Corporation has a 74.77% membership interest.

                  In the six months ended June 30, 1998, Vidler invested approximately $600,000 on acquiring further water rights and developing existing water rights in the Southwestern United States. In addition, during this period Vidler obtained a groundwater recharge pilot program permit for water storage in an aquifer at its property in Arizona. Vidler estimates that the total storage capacity of the aquifer, a portion of which underlies the Vidler property, is in excess of 4,000,000 acre feet and the "put" and "take" capacity of the recharge/recovery facility to be approximately 100,000 acre-feet per year.

                  Vidler's Arizona property is ideally suited to be the site of a groundwater storage facility due to its natural hydrogeological barriers limiting underground water migration and its proximity to the Central Arizona Project which carries Colorado River water to Arizona users. In response to the current over allocation of the Colorado River, the concept of interstate water exchanges is being supported by the federal government.

                  Accordingly, as Vidler's full-scale recharge and storage facility is being approved, Vidler is currently marketing its capacity to political subdivisions of Nevada, California, Arizona and the federal government with the intention of entering into water banking contracts.

                  In the six months ended June 30, 1998, NLRC acquired 51,000 acre-feet of water applications for $750,000 located in east/central Nevada. NLRC anticipates marketing this water to end users in the region.

     NLRC is actively involved in a number of projects for the exchange or sale of some of its land. The Company is currently in advanced negotiations on one potential project under a joint venture with a local real estate developer in which there is a plan to develop prime residential and commercial land in the urbanizing area of Winnemucca in Northern Nevada. In addition, NLRC is commencing negotiations for the sale of approximately 2,800 acre feet of water and 488 acres of land in the Olinghouse area in Washoe County to adjacent landowners who occupy contiguous lands.

o    CONEX CONTINENTAL, INC.

                  The Corporation owns approximately 32% of the outstanding common stock of Conex Continental, Inc. ("Conex") and, if all the Conex warrants for common stock held by the Corporation were exercised, approximately 60% on a fully diluted basis.

     Conex's principal asset is a 60% interest in a Chinese Joint Venture ("Jonyang"). Jonyang manufactures wheeled and tracked excavators for the Chinese and export markets. While the Chinese economy as a whole is currently not growing as fast as expected, the Chinese government have repeatedly stated that the infrastructure sector is to be targeted as the prime engine to reflate the Chinese economy. As such, Jonyang is confident that anticipated growth of the excavator market in general, and Jonyang's products in particular, can be achieved. There is a high degree of operating leverage available within Jonyang as the Joint Venture currently operates at about 20% to 25% of production capacity.

     In January, 1998 Jonyang executed a Memorandum of Understanding with Samsung Heavy Industries (in May, 1998, 90% of the assets of the construction equipment business of Samsung Heavy Industries were acquired by Volvo Construction Equipment) for long-term cooperation for managerial and technical assistance, co-manufacturing, co-marketing, and parts sourcing. Recent discussions between Jonyang and Volvo indicate that an agreement will be completed in the near future.

FINANCING ACTIVITY
The Corporation repaid notes payable to the PICO Holdings group of $14,406,000 in the six months ended June 30, 1998. The repayment was funded from the balance of proceeds received in March, 1998 due from the disposition of the Corporation's Sri Lankan subsidiaries in fiscal 1997.

REVENUES AND NET EARNINGS
The Corporation generated net earnings of $929,000 in the six months ended June 30, 1998 ("the current period") as compared to a net loss of $871,000 in the six months ended June 30, 1997 (the "comparable period").

The major components of net earnings in the current period were: gains on disposal of equities in Europe and Korea of $3,509,000; operating losses in the surface, water, geothermal and mineral rights operations of $920,000; equity in losses of Conex amounting to $700,000; interest and other income of $1,210,000 and corporate overhead and interest expense of $2,170,000.

In the comparable period there were no gains on disposal of equities. The results for the comparable period also include earnings of $913,000 from the Sri Lankin subsidiaries that were disposed of in fiscal 1997. Accordingly, there are no corresponding earnings in the current period.

Revenues, in the current period were $5,551,000 compared to $815,000 in the comparable period. Revenues in the current period largely arise form the gains on disposal of equities and operating revenue from the surface, water, geothermal and mineral rights operations. There were no corresponding revenues for gains on disposal of equities in the comparable period. In addition, the comparable period only includes operating revenue from NLRC from April 23, 1997, the date a 74.77% membership interest in NLRC was acquired by the Corporation.

Expenses in the current period were $4,066,000 compared to $2,599,000 in the corresponding period in fiscal 1997. The increase in expenses is largely due to the full six month charge of NLRC expenses in the current period compared to approximately two months charge in the comparable period (as noted above) and the increase in overheads incurred in Vidler in the current period as Vidler continues to grow and identify new business opportunities.

PROPOSED COMBINATION WITH PICO HOLDINGS, INC.
On June 19, 1998, the Corporation jointly announced with PICO Holdings that the independent committee of the Corporation's board of directors had favorably received a proposal from PICO Holdings to combine the two companies.

The proposal for PICO Holdings to acquire the approximate 49% of the Corporation's outstanding common stock not already owned by PICO Holdings in exchange for PICO common stock was on the basis of 0.4628 of a PICO share for each Global Equity share. The proposed exchange ratio was calculated based on net asset valuations, prepared by First Marathon Securities Limited, of Cdn. $3.83 per share for Global Equity and US $5.61 per share for PICO Holdings.

The Corporation and PICO Holdings are in the process of preparing the required Registration Statement for the proposed business combination which is anticipated to be filed with the U.S. Securities and Exchange Commission ("SEC") in the next few weeks. On receipt of SEC approval, the joint proxy circulars will be mailed to both the Corporation's and PICO Holding's shareholders. The Corporation and PICO expect to hold special shareholders' meetings to vote on the proposed business combination in late November 1998.




August 12, 1998

                                    ANNEX "G"

                                    ANNEX "G"






             SECTION 185 OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

185. (1) RIGHTS OF DISSENTING SHAREHOLDERS. - Subject to subsection (3) and to sections 186 and 248, if a corporation resolves to,
       (a) amend its articles under section 168 to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;
       (b) amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;
       (c)    amalgamate with another corporation under sections 175 and 176;
       (d) be continued under the laws of another jurisdiction under section 181; or
       (e) sell, lease or exchange all or substantially all its property under subsection 184(3), a holder of shares of any class or series entitled to vote on the resolution may dissent.

       (2) IDEM. - If a corporation resolves to amend its articles in a manner referred to in subsection 170(1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,
       (a) clause 170(1)(a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or
       (b)    subsection 170(5) or (6).

       (3) EXCEPTION. - A shareholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment,
       (a) amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or
       (b) deletes from the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986.

       (4) SHAREHOLDER'S RIGHT TO BE PAID FAIR VALUE. - In addition to any other right the shareholder may have, but subject to subsection (30), a shareholder who complied with this section is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted.

       (5) NO PARTIAL DISSENT. - A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

       (6) OBJECTION. - A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to vote on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of the shareholder's right to dissent.

       (7) IDEM. - The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6).

       (8) NOTICE OF ADOPTION OF RESOLUTION. - The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (6) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn the objection.

       (9) IDEM. - A notice sent under subsection (8) shall set out the rights of the dissenting shareholder and the procedures to be followed to exercise those rights.

       (10) DEMAND FOR PAYMENT OF FAIR VALUE. - A dissenting shareholder entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the shareholder does not receive any such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing,
       (a)    the shareholder's name and address;
       (b) the number and class of shares in respect of which the shareholder dissents; and
       (c)    a demand for payment of the fair market value of such shares.

       (11) CERTIFICATES TO BE SEND IN. - Not later than the thirtieth day after the sending of a notice under subsection (10), a dissenting shareholder shall send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

       (12) IDEM. - A dissenting shareholder who fails to comply with subsections (6), (10) and (11) has no right to make a claim under this section.

       (13) ENDORSEMENT ON CERTIFICATE. - A corporation or its transfer agent shall endorse on any share certificate received under subsection (11) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder.

       (14) RIGHTS OF DISSENTING SHAREHOLDER. - On sending a notice under subsection (10), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares as determined under this section except where,
       (a) the dissenting shareholder withdraws notice before the corporation makes an offer under subsection (15);

       (b) the corporation fails to make an offer in accordance with subsection (15) and the dissenting shareholder withdraws notice; or
       (c) the directors revoke a resolution to amend the articles under subsection 168(3), terminate an amalgamation agreement under subsection 176(5) or an application for continuance under subsection 181(5), or abandon a sale, lease or exchange under subsection 184(8), in which case the dissenting shareholder's rights are reinstated as of the date of the dissenting shareholder sent the notice referred to in subsection (10), and the dissenting shareholder is entitled, upon presentation the shares that have been endorsed in accordance with subsection (13), to be issued a new certificate representing the same number of shares as the certificate so presented, without payment of any fee.

       (15) OFFER TO PAY. - A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (10), send to each dissenting shareholder who has sent such notice,
       (a) a written offer to pay for the dissenting shareholder's shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or
       (b) if subsection (30) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

       (16) IDEM. - Every offer made under subsection (15) for shares of the same class or series shall be on the same terms.

       (17) IDEM. - Subject to subsection (30), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

       (18) APPLICATION TO COURT TO FIX FAIR VALUE. - Where a corporation fails to make an offer under subsection (15) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder.

       (19) IDEM. - If a corporation fails to apply to the court under subsection (18), dissenting shareholder may apply to court for the same purpose within a further period of twenty period as the court may allow.

       (20) IDEM. - A dissenting shareholder is not required to give security for costs in an application made under subsection (18) or (19).

       (21) COSTS. - If a corporation fails to comply with subsection (15), then the costs of a shareholder application under subsection (19) are to be borne by the corporation unless the court otherwise orders.

       (22) NOTICE TO SHAREHOLDERS. - Before making application to the court under subsection (18) or not later than seven days after receiving notice of an application to the court under subsection (19), as the case may be, a corporation shall give notice to each dissenting shareholder who, at the date on which the notice is given,
       (a)    has sent to the corporation the notice referred to in subsection
              (10); and
       (b)    has not accepted an offer made by the corporation under subsection
              915), if such an offer was made,
of the date, place and consequences of the application and of the dissenting shareholder's right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in clauses (a) and (b) within three days after the dissenting shareholder satisfies such conditions.

       (23) PARTIES JOINED. - All dissenting shareholders who satisfy the conditions set out in clauses 22(a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application.

       (24) IDEM. - Upon an application to the court under subsection (18) or
(19), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court to fix a fair value for the shares of all dissenting shareholders.

       (25) APPRAISERS. - The court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

       (26) FINAL ORDER. - The final order of the court in the proceedings commenced by an application under subsection (18) or (19) shall be rendered against the corporation and in favour of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in clauses 22(a) and (b).

       (27) INTEREST. - The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

       (28) WHERE CORPORATION UNDER TO PAY. - Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each dissenting shareholder that is unable lawfully to pay dissenting shareholders for their shares.

       (29) IDEM. - Where subsection (30) applies, a dissenting shareholder, by written notice sent to the corporation within thirty days after receiving a notice under subsection (28), may,

       (a) withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder's full right are reinstated; or
       (b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

       (30) IDEM. - A corporation shall not make a payment to the dissenting shareholder under this section if there are reasonable grounds for believing that,
       (a) the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or
       (b) the realizable value of the corporation's assets would thereby less than the aggregate of its liabilities.

       (31) COURT ORDER. - Upon application by a corporation that proposes to take any of the actions referred to in subsection (1) or (2), the court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance upon such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of any such application and a copy of any order made by the court upon such application shall be served upon the Commission.

       (32) COMMISSION MAY APPEAR. - The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31), if the corporation is an offering corporation.

                                    ANNEX H

                      CALIFORNIA GENERAL CORPORATION LAW -
                          CHAPTER 13 DISSENTERS' RIGHTS

                       CALIFORNIA GENERAL CORPORATION LAW

                                   CHAPTER 13

                               DISSENTERS' RIGHTS


SEC. 1300      REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE
               PURCHASE AT FAIR MARKET VALUE; DEFINITIONS

       a. If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

       b. As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by
          Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

          c. As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SEC. 1301      NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND
               FOR PURCHASE; TIME; CONTENTS

       a. If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

       b. Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

       c. The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SEC. 1302      SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFIED
               SECURITIES

       Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SEC. 1303      PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR
               MARKET VALUE; FILING; TIME OF PAYMENT

       a. If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

       b. Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SEC. 1304      ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR
               MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION
               OF ISSUES; APPOINTMENT OF APPRAISERS

       a. If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

       b. Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

       c. On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SEC. 1305      REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT;
               JUDGMENT; PAYMENT; APPEAL; COSTS

       a. If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

       b. If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

       c. Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

       d. Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

       e. The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SEC. 1306      PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST

       To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SEC. 1307      DIVIDENDS ON DISSENTING SHARES

       Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SEC. 1308      RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL
               OF DEMAND FOR PAYMENT

       Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SEC. 1309      TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS

       Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

              a. The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

              b. The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

              c. The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
              Section 1110 was mailed to the shareholder.

              d. The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SEC. 1310     SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS;
              LITIGATION OF SHAREHOLDERS' APPROVAL

       If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SEC. 1311     EXEMPT SHARES

       This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SEC. 1312     RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND
              MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION;
              CONDITIONS

       a. No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

       b. If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

       c. If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more as to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                               PICO HOLDINGS, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                       SOLICITED BY THE BOARD OF DIRECTORS


The undersigned hereby appoints John R. Hart and James F. Mosier, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock of PICO Holdings, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the [[site]] at [[address]] on [[date and time]], and at any adjournment thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Joint Management Information Circular and Proxy Statement, receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
--------------------------------------------------------------------------------

A vote FOR the following proposals is                      4. To approve a one-for-five reverse stock split of the
recommended by the Board of Directors:                         Company's Common Stock (to be effected immediately
                                                               following consummation of the Transaction).
 (to be effected immediately following
   consummation of the Transaction).

1.   To approve the arrangement involving the Company and
     Global Equity Corporation ("GEC"), all as more               FOR         AGAINST         ABSTAIN
     particularly described in the accompanying Joint              [ ]         [ ]                [ ]
     Management Information Circular and Proxy Statement.
                                                                Even if you are planning to attend the meeting in
     FOR         AGAINST         ABSTAIN                        person, you are urged to sign and mail this Proxy in
     [  ]         [  ]            [   ]                         the return envelope so that your stock may be
                                                                represented at the meeting.


                                                                Sign exactly as your name(s) appears on your stock
                                                                certificates. If shares  of stock stand on record
                                                                in the names of two or more  persons or in the name
2.   ELECTION OF DIRECTORS                                      of husband and wife, whether as joint tenants or
                                                                otherwise, both or all of such persons should sign
                                                                this Proxy. If shares of stock are held of record by
                                    FOR        WITHHELD         a corporation, the Proxy should  be executed by the
                                                                President or Vice President and the Secretary or
                                                                Assistant Secretary, and the corporate seal should be
      Nominee:  Robert R. Broadbent  [  ]          [  ]         affixed thereto. Executors or administrators or
                                                                other fiduciaries who execute this Proxy for a deceased
                                                                stockholder should give  their title. Please date this
                                     FOR          WITHHELD      Proxy
     Nominee:  Carlos C. Campbell    [  ]          [   ]

                                      FOR         WITHHELD
     Nominee:  David A. Williams      [  ]          [  ]



3. To approve the selection of Deloitte & Touche LLP as Proxy the Company's independent auditors.

      FOR         AGAINST         ABSTAIN

      [  ]        [  ]              [  ]



Signature(s)                                       Date
             ------------------------------             -----------------
            -------------------------------
------------------------------------------------------------------------------

                            GLOBAL EQUITY CORPORATION

                                      PROXY

               SOLICITED BY MANAGEMENT FOR THE SPECIAL MEETING OF
                    SHAREHOLDERS TO BE HELD NOVEMBER ?, 1998



     The undersigned holder of common shares ("GEC Common Shares") of Global Equity Corporation ("GEC"), hereby appoints John Hart, President and Chief Executive Officer of GEC, or failing him, Ronald Langley, Chairman of GEC, or
instead of them         as proxy for the undersigned in respect of the GEC
Common Shares registered in the name of the undersigned, with full power of substitution, to attend, vote for and on behalf of and otherwise act for the undersigned at the special meeting of shareholders of GEC (the "Meeting") to be held November ?, 1998, and at any adjournment or postponement thereof, in the same manner, to the same extent and with the same powers as if the undersigned were present at such meeting or any adjournment or postponement thereof and, without limiting the general authorization and powers hereby given, the person(s) named as proxy are specifically directed as follows:


       to vote FOR  [ ]  or AGAINST [ ]     the special resolution (the
                                            "Arrangement Resolution") approving
                                            the arrangement involving GEC and
                                            PICO Holdings, Inc. ("PICO"), all as
                                            more particularly described in the
                                            accompanying joint management
                                            information circular and proxy
                                            statement (the "Joint Proxy
                                            Statement") of GEC and PICO dated
                                            October ? , 1998, which resolution
                                            is attached as Annex "A" to the
                                            Joint Proxy Statement.


The undersigned hereby revokes all prior proxies given by the holder.


                                         DATED this ___ day of ______, 1998.



                                         ----------------------------------
                                         (Signature of Shareholder, or
                                         attorney authorized in writing)

                                         -----------------------------------
                                         (Name of Shareholder - please print)






                     (See Notes and Instructions on reverse)

Notes:

1. To vote GEC Common Shares at the Meeting, holders can use this form of proxy or another proper form of proxy. IN EITHER CASE, TO BE VALID, THE COMPLETED, SIGNED AND DATED PROXY MUST BE (A) RECEIVED BY EQUITY TRANSFER SERVICES INC. AT THE ADDRESS SET OUT BELOW NO LATER THAN 5:00 P.M. (TORONTO TIME) ON NOVEMBER ?, 1998 OR, IF THE MEETING IS ADJOURNED OR POSTPONED, 48 HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS) BEFORE THE TIME OF THE ADJOURNED OR POSTPONED MEETING, OR (B) DEPOSITED WITH THE CHAIRMAN OF THE MEETING ON THE DAY, AND BEFORE THE COMMENCEMENT, OF THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

        COMPLETED PROXIES SHOULD BE DELIVERED BY MAIL, HAND OR BY COURIER
                          (IN THE ENVELOPE PROVIDED) TO

                          EQUITY TRANSFER SERVICES INC.
                      SUITE 4200, 120 ADELAIDE STREET WEST
                                TORONTO, ONTARIO
                                     M5H 4C3
                      ATTENTION: STOCK TRANSFER DEPARTMENT
                            TELEPHONE: (416) 361-0152
                           TELECOPIER: (416) 361-0470

2. HOLDERS OF GEC COMMON SHARES HAVE THE RIGHT TO APPOINT AS THEIR PROXYHOLDER A PERSON (WHO NEED NOT BE A GEC SHAREHOLDER) TO ATTEND AND TO ACT ON THEIR BEHALF AT THE MEETING OTHER THAN THOSE PERSONS DESIGNATED ABOVE BY INSERTING THE NAME OF SUCH OTHER PERSON IN THE BLANK SPACE PROVIDED ABOVE OR BY COMPLETING ANOTHER PROPER FORM OF PROXY AND, IN EITHER CASE, BY DELIVERING THE COMPLETED FORM OF PROXY IN ACCORDANCE WITH THESE INSTRUCTIONS.

3. This proxy confers authority for the above named person(s) to vote in their discretion with respect to amendments or variations to matters identified in the Notice of Special Meeting accompanying this proxy or other matters which may properly come before the Meeting or any adjournments or postponements thereof.

4. The GEC Common Shares represented by this proxy will be voted for or against any resolution on any ballot that may be called for in accordance with the foregoing instructions. IF NO CHOICE IS SPECIFIED, THE GEC COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ARRANGEMENT RESOLUTION.

5. This form of proxy must be dated and signed by the holder of GEC Common Shares or by such holder's duly authorized attorney or, if the holder is a corporation, a duly authorized director, officer or attorney. Where this form is executed by a person on behalf of an administrator, association, corporation, executor, guardian, partnership or trustee, or is executed by any other person acting in a representative capacity, this form of proxy must be accompanied by evidence satisfactory to GEC of such authority to act.

THIS LETTER OF TRANSMITTAL IS ONLY FOR USE IN CONJUNCTION WITH THE PLAN OF ARRANGEMENT REFLECTED IN THE ARRANGEMENT AGREEMENT DATED SEPTEMBER_?, 1998 ENTERED INTO BETWEEN GLOBAL EQUITY CORPORATION AND PICO HOLDINGS, INC.

THIS IS NOT A FORM OF PROXY FOR THE PURPOSES OF THE SPECIAL MEETING OF SHAREHOLDERS OF GLOBAL EQUITY CORPORATION CALLED TO CONSIDER THE PLAN OF ARRANGEMENT. A FORM OF PROXY (ON_? PAPER) HAS BEEN DISTRIBUTED BY GLOBAL EQUITY CORPORATION FOR USE IN CONNECTION WITH SUCH MEETING AND MUST BE COMPLETED FOR THE COMMON SHARES REPRESENTED BY THIS LETTER OF TRANSMITTAL TO BE VOTED AT THE SPECIAL MEETING.

                      The Instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.



                              LETTER OF TRANSMITTAL

                            TO TRANSMIT COMMON SHARES

                                       OF

                            GLOBAL EQUITY CORPORATION



       IN CONNECTION WITH THE PLAN OF ARRANGEMENT WITH PICO HOLDINGS, INC.


    The Depositary (see below for addresses and telephone numbers) or your broker or other financial advisor will assist you in completing this Letter of Transmittal.

    This Letter of Transmittal, properly completed and signed in accordance with the instructions and rules set out below, together with the certificate(s) for common shares ("GEC Common Shares") of Global Equity Corporation ("GEC") covered hereby, should be delivered in person or sent to and received by the Depositary at the address set forth on the back page hereof.

    Terms used with initial capitals, unless otherwise defined, shall have the meanings ascribed to them in the Joint Management Information Circular and Proxy Statement (the "Joint Proxy Statement") of GEC and PICO dated October_?, 1998.



===========================================================================================================================
                                                                                         NUMBER OF GEC COMMON SHARES
         CERTIFICATE NUMBER(S)                    NAME IN WHICH REGISTERED                       TRANSMITTED
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


(Attach list in the above form, if additional space is required.)

To:       Global Equity Corporation c/o Equity Transfer Services Inc.
And To:   PICO Holdings, Inc.

    The undersigned hereby represents and warrants that the undersigned is the owner of the GEC Common Shares represented by the certificate(s) described above and has good title to such shares free and clear of all adverse interests, charges, encumbrances and liens. The certificate(s) described above are enclosed.

    The undersigned transmits the certificate(s) described above representing GEC Common Shares to be dealt with upon the Arrangement becoming effective in accordance with the Plan of Arrangement and this Letter of Transmittal. The undersigned acknowledges that upon the date (the "Effective Date") that the Arrangement becomes effective, the following steps will occur and will be deemed to occur in the following order:

    1. all GEC Common Shares (other that GEC Common Shares held by PICO or as to which dissent rights have been duly exercised) shall be assigned and transferred to PICO to be incorporated and organized by PICO under the OBCA prior to the Effective Date) in consideration of PICO Shares on the basis of 0.4628 of a PICO Share for each GEC Common Share;

    2. upon the exchange referred to in paragraph 1 above, each GEC Shareholder whose GEC Common Shares have been so exchanged shall cease to be a holder of GEC Common Shares, shall have its name removed from the register of GEC Common Shares, and shall become a holder of a number of fully-paid PICO Shares to which he is entitled as described above, and such holder's name shall be added to the register of holders of PICO Shares;

    3. all GEC Warrants (each of which entitled the holder to purchase prior to the Effective Date one GEC Common Share for Cdn.$3.25) shall be assigned and transferred to PICO for PICO Warrants (each of which will entitle the holder to purchase from and after the Effective Date one PICO Share for U.S.$4.76, being the U.S. Dollar Equivalent on the date upon which the Exchange Ratio was agreed of the Cdn.$3.25 exercise price of a GEC Warrant, divided by the Exchange Ratio) on the basis of 0.4628 of a PICO Warrant for each GEC Warrant; and

    4. all GEC Common Shares as to which dissent rights have been duly exercised shall, if the holder is ultimately entitled to be paid the fair value thereof, be deemed to be transferred to GEC for cancellation at the Effective Time;

all as more particularly provided for in the Plan of Arrangement.

    No fractional PICO Shares will be issued. All PICO Shares to be so issued shall be rounded to the next lowest whole number if the first decimal place is less than five and rounded to the next highest whole number if the first decimal place is five or greater, without compensation therefor to the holders of such shares.

    The undersigned represents and warrants that the undersigned has full power and sufficient authority to deposit, sell and transfer the GEC Common Shares represented by the enclosed certificate(s) (the "Deposited Shares") and that when the Deposited Shares are exchanged for PICO Shares pursuant to the Plan of Arrangement, PICO will acquire good title to the Deposited Shares free and clear of all charges, claims, encumbrances, equities, liens and restrictions.

    The undersigned covenants and agrees to execute all such documents, transfers and other assurances as may be necessary or desirable to convey the Deposited Shares to PICO in accordance with the Plan of Arrangement.

    The authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal may be exercised during any subsequent legal incapacity of the undersigned and all obligations of the undersigned in this Letter of Transmittal shall be binding upon the assigns, heirs, personal representatives and successors of the undersigned. The deposit of GEC Common Shares pursuant to this Letter of Transmittal may be withdrawn by the undersigned at any time prior to the Effective Date.

    It is understood that upon receipt of this Letter of Transmittal and the certificate(s) described above, and following the Effective Date, the Depositary will, as soon as practicable thereafter but, in any event, not later than ten days after the Effective Date, if the Letter of Transmittal and certificate(s) are received prior to the Effective Date, or if received after the Effective Date, not later than ten days after receipt, send to each former GEC Shareholder a certificate for the number of PICO Shares (and a cheque in lieu of fraction PICO Shares as a result of the Reverse Split, if applicable) to which such former GEC Shareholder is entitled.

    The undersigned instructs the Depositary to mail the share certificates representing the PICO Shares to which the undersigned is entitled by first class mail, postage prepaid, or to hold such share certificates for pick-up, in accordance with the instructions given below. The undersigned recognizes that PICO has no obligation pursuant to the Special Issue Instructions to transfer any PICO Shares from the name of the registered holder thereof if the Arrangement is not proceeded with. In the event the Arrangement is not completed, certificate(s) representing GEC Common Shares will be returned forthwith to the holders thereof, without charge.


-----------------------------------------------------------        --------------------------------------------------------
                     SPECIAL ISSUE,                                             SPECIAL DELIVERY INSTRUCTIONS
                  PAYMENT INSTRUCTIONS                                           (SEE INSTRUCTIONS 5 AND 6)
               (SEE INSTRUCTIONS 5 AND 6)
To be completed ONLY if the certificate for PICO                  To be completed ONLY if the certificates (and cheque,
Shares (and cheque, if applicable) are to be issued in the        if applicable) for PICO Shares are to be sent to someone
name of someone other than the undersigned.                       other than the undersigned or to the undersigned  at
                                                                  an address  other  than that  appearing below  under
                                                                  "Sign  Here"  or  are to be  held  by the Depositary
Register certificates and issue certificates (if                  for  pick-up  by  the  undersigned  or  any person designed
applicable) in the name of and mail to:                           by the undersigned in writing.

Name:
     -----------------------------------------------
             (Please Print)
Address:                                                            Mail certificates (and cheque, if applicable) to:
        ---------------------------------------------
                                                                    Name:
                                                                         --------------------------------------------------
------------------------------------------------------                                 (Please Print)

------------------------------------------------------              Address:
              (Include Postal or Zip Code)                                  ------------------------------------------------

-----------------------------------------------------------         --------------------------------------------------------
                                                                                (Include Postal or Zip Code)

                                                                   Hold certificates (and cheque, if applicable) for
                                                                   pick-up at the Depositary

                                                                   (specify office                                      )
                                                                                  --------------------------------------

                                                                   --------------------------------------------------------


------------------------------------------------------------------------------
                                    SIGN HERE
------------------------------------------------------------------------------

------------------------------------------------------------------------------



                                 Signature of Owner(s)

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on GEC Common Share certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by an administrator, agent, attorney-in-fact, executor, guardian, officer of a corporation, trustee or any other person acting in a fiduciary or representative capacity, please provide the following information. See Instruction 4.)

Name(s)
       ------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    (Please Print)

Capacity (full title)
                     ----------------------------------------------------------
Address
       ------------------------------------------------------------------------

-------------------------------------------------------------------------------
                          (Include Postal or Zip Code)

Area Code and Tel. No.
                      ---------------------------------------------------------

                            GUARANTEE OF SIGNATURE(S)
                           (SEE INSTRUCTIONS 1 AND 4)

-------------------------------------------------------------------------------
                             (Authorized Signature)

-------------------------------------------------------------------------------
                                     (Name)


-------------------------------------------------------------------------------
                                 (Name of Firm)

-------------------------------------------------------------------------------
                        (Address, including Postal or Zip Code)

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                     (Telephone Number, including Area Code)

Dated:                                                                 , 1998
      -----------------------------------------------------------------
-------------------------------------------------------------------------------
                                  INSTRUCTIONS


1 GUARANTEE OF SIGNATURES. No signature guarantee on the Letter of Transmittal is required if (1) this Letter of Transmittal is signed by the registered holder of the GEC Common Shares transmitted hereby, unless such holder has completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Issue Instructions" or (2) such GEC Common Shares are transmitted for the account of a Canadian chartered bank or trust company, by any other commercial bank or trust company having an office or correspondent in the United States, or by a member of a recognized stock exchange in Canada, the Investment Dealers' Association of Canada, a registered national securities exchange in the United States or the National Association of Securities Dealers, Inc. (collectively, the "Eligible Institutions" and each individually an "Eligible Institution"). In all other cases all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 4.

2 DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES. This Letter of Transmittal is to be completed by the holders of certificates representing GEC Common Shares to be submitted herewith. Certificates for all physically delivered GEC Common Shares, as well as a properly completed and duly executed Letter of Transmittal or facsimile thereof in the appropriate form, should be received by the Depositary at one of the offices set forth below.

    THE METHOD OF DELIVERY OF CERTIFICATES REPRESENTING GEC COMMON SHARES IS AT THE OPTION AND RISK OF THE PERSON TRANSMITTING SUCH CERTIFICATES. GEC AND PICO RECOMMEND THAT SUCH DOCUMENTS BE DELIVERED BY HAND TO THE DEPOSITARY AND A RECEIPT BE OBTAINED THEREFOR OR, IF MAILED, THAT REGISTERED MAIL, PROPERLY INSURED, BE USED WITH AND ACKNOWLEDGEMENT OF RECEIPT REQUESTED.

3 INADEQUATE SPACE. If the space provided herein is inadequate, the certificate number(s) or the number of GEC Common Shares should be listed on a separate signed list attached hereto.

4 SIGNATURES ON LETTER OF TRANSMITTAL, POWERS AND ENDORSEMENTS. If the Letter of Transmittal is signed by the registered holder(s) of the GEC Common Shares transmitted hereby, the signature(s) must correspond with the name(s) as written on the face(s) of the certificate(s) without alteration, enlargement or any change whatsoever.

    If any of the GEC Common Shares transmitted hereby are held of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

    If any transmitted GEC Common Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations or certificates.

    If this Letter of Transmittal or any certificates or powers are signed by an administrator, agent, attorney-if-fact, executor, guardian, officer of a corporation, trustee or any other person acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to PICO of their authority so to act should be submitted.

    If this Letter of Transmittal is signed by the registered holder(s) of the GEC Common Shares evidenced by certificates listed and submitted herewith, no endorsement of certificates or separate powers are required unless certificates for PICO Shares are to be issued to person other than the registered holder(s). If certificates for PICO Shares are to be issued to person(s) other than the registered holder(s), signatures on such certificates or powers must be guaranteed by an Eligible Institution.

    If this Letter of Transmittal is signed by a person other than the registered holder(s) of the GEC Common Shares evidenced by certificates listed and submitted hereby, the certificates must be endorsed or accompanied by appropriate share transfer or stock transfer powers, in either case signed exactly as the name or names of the registered holder or holders appears on the certificates. Signatures on such certificates or powers must be guaranteed by an Eligible Institution.

5 STOCK TRANSFER TAXES. If payment certificates for PICO Shares are to be registered in the name of any person other than the registered holder, of if certificate(s) for transmitted GEC Common Shares are registered in the name of any person other than the person(s) signing this Letter of Transmittal, satisfactory evidence of the payment of such taxes (whether imposed on the registered holder or such other person) or exemption therefrom must be submitted. EXCEPT AS PROVIDED IN THIS INSTRUCTION 5, IT WILL NOT BE NECESSARY FOR TRANSFER TAX STAMPS TO BE AFFIXED ON THE CERTIFICATE(S) LISTED IN THIS LETTER OF TRANSMITTAL.

6 SPECIAL ISSUE, PAYMENT AND DELIVERY INSTRUCTIONS. If the certificates for PICO Shares (and cheques, if applicable) are to be issued in the name of a person other than the signer of this Letter of Transmittal or if the cheque is to be sent and/or such certificates are to be sent to someone other than the person signing this Letter of Transmittal or an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. In the absence of such instructions, certificates for PICO Shares (and cheques, if applicable) will be issued in the name of the registered holder of the deposited GEC Shares and will be sent to the address specified above under "SIGN HERE" (or, if no such address is specified, to the address of such holder in the register of holders of GEC Shares maintained by GEC's transfer agent).

7 LOST CERTIFICATES. GEC Shareholders who have lost the certificate(s) representing their GEC Common Shares should contact the Depositary at the address below.

8 REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance may be directed to the Depositary and additional copies of this Letter of Transmittal may be obtained without charge on request from the Depositary at the telephone numbers and addresses set forth in this Letter of Transmittal. GEC Shareholders may also contact their local broker, commercial bank, Canadian chartered bank, trust company or other nominee for assistance.




                        (DO NOT WRITE IN THE SPACE BELOW)







Date Received
             --------------------------------------
Accepted by
             ---------------------------------------
Checked by
            ---------------------------------------

                               The Depositary is:


                          Equity Transfer Services Inc.
                      Suite 4200, 120 Adelaide Street West
                                Toronto, Ontario
                                     M5H 4C3

                      Attention: Stock Transfer Department
                            Telephone: (416) 361-0152
                           Telecopier: (416) 361-0470

THIS WARRANTHOLDERS LETTER OF TRANSMITTAL IS ONLY FOR USE IN CONJUNCTION WITH THE PLAN OF ARRANGEMENT REFLECTED IN THE ARRANGEMENT AGREEMENT DATED SEPTEMBER ?, 1998 ENTERED INTO BETWEEN GLOBAL EQUITY CORPORATION AND PICO HOLDINGS, INC.

THIS IS NOT A FORM OF PROXY FOR THE PURPOSES OF THE SPECIAL MEETING OF SHAREHOLDERS OF GLOBAL EQUITY CORPORATION CALLED TO CONSIDER THE PLAN OF ARRANGEMENT. WARRANTHOLDERS ARE NOT ENTITLED TO VOTE AT SUCH MEETING.

                     The Instructions accompanying this Warrantholders Letter of Transmittal should be read carefully before this Warrantholders Letter of Transmittal is completed.



                      WARRANTHOLDERS LETTER OF TRANSMITTAL

                              TO TRANSMIT WARRANTS

                                       OF

                            GLOBAL EQUITY CORPORATION



       IN CONNECTION WITH THE PLAN OF ARRANGEMENT WITH PICO HOLDINGS, INC.


    The Depositary (see below for addresses and telephone numbers) or your broker or other financial advisor will assist you in completing this Warrantholders Letter of Transmittal.

    This Warrantholders Letter of Transmittal, properly completed and signed in accordance with the instructions and rules set out below, together with the certificate(s) for warrants ("GEC Warrants") of Global Equity Corporation ("GEC") covered hereby, should be delivered in person or sent to and received by the Depositary at the address set forth on the back page hereof.

    Terms used with initial capitals, unless otherwise defined, shall have the meanings ascribed to them in the Joint Management Information Circular and Proxy Statement (the "Joint Proxy Statement") of GEC and PICO dated October ?, 1998.


===========================================================================================================================
                                                                                           NUMBER OF GEC WARRANTS
         CERTIFICATE NUMBER(S)                    NAME IN WHICH REGISTERED                       TRANSMITTED
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

===========================================================================================================================

         (Attach list in the above form, if additional space is required.)

To: Global Equity Corporation c/o Equity Transfer Services Inc.
And To:      PICO Holdings, Inc.

    The undersigned hereby represents and warrants that the undersigned is the owner of the GEC Warrants represented by the certificate(s) described above and has good title to such shares free and clear of all adverse interests, charges, encumbrances and liens. The certificate(s) described above are enclosed.

    The undersigned transmits the certificate(s) described above representing GEC Warrants to be dealt with upon the Arrangement becoming effective in accordance with the Plan of Arrangement and this Warrantholders Letter of Transmittal. The undersigned acknowledges that upon the date (the "Effective Date") that the Arrangement becomes effective, the following steps will occur and will be deemed to occur in the following order:

    1. all GEC Common Shares (other that GEC Common Shares held by PICO or as to which dissent rights have been duly exercised) shall be assigned and transferred to PICO to be incorporated and organized by PICO under the OBCA prior to the Effective Date) in consideration of PICO Shares on the basis of 0.4628 of a PICO Share for each GEC Common Share;

    2. upon the exchange referred to in paragraph 1 above, each GEC Shareholder whose GEC Common Shares have been so exchanged shall cease to be a holder of GEC Common Shares, shall have its name removed from the register of GEC Common Shares, and shall become a holder of a number of fully-paid PICO Shares to which he is entitled as described above, and such holder's name shall be added to the register of holders of PICO Shares;

    3. all GEC Warrants (each of which entitled the holder to purchase prior to the Effective Date one GEC Common Share for Cdn.$3.25) shall be assigned and transferred to PICO in consideration for PICO Warrants (each of which will entitle the holder to purchase from and after the Effective Date one PICO Share for U.S.$4.76, being the U.S. Dollar Equivalent on the date upon which the Exchange Ratio was agreed of the Cdn.$3.25 exercise price of a GEC Warrant, divided by the Exchange Ratio) on the basis of 0.4628 of a PICO Warrant for each GEC Warrant; and

    4. all GEC Common Shares as to which dissent rights have been duly exercised shall, if the holder is ultimately entitled to be paid the fair value thereof, be deemed to be transferred to GEC for cancellation at the Effective Time;

all as more particularly provided for in the Plan of Arrangement.

    No fractional PICO Warrants will be issued. All PICO Warrants to be so issued shall be rounded to the next lowest whole number if the first decimal place is less than five and rounded to the next highest whole number if the first decimal place is five or greater, without compensation therefor to the holders of such warrants.

    Under the terms of the PICO Warrant Indenture, each whole PICO Warrant, which when issued entitles the holder thereof to purchase one pre-Reverse Split PICO Share for U.S.$4.76, will be adjusted (without any action on the part of PICO or the holder) such that, immediately following the Reverse Split, each whole PICO Warrant will entitle the holder to purchase one post-Reverse Split PICO Share for U.S.$23.80.

    The undersigned represents and warrants that the undersigned has full power and sufficient authority to deposit, sell and transfer the GEC Warrants represented by the enclosed certificate(s) (the "Deposited Warrants") and that when the Deposited Warrants are exchanged for PICO Warrants pursuant to the Plan of Arrangement, PICO will acquire good title to the Deposited Warrants free and clear of all charges, claims, encumbrances, equities, liens and restrictions.

    The undersigned covenants and agrees to execute all such documents, transfers and other assurances as may be necessary or desirable to convey the Deposited Warrants to PICO in accordance with the Plan of Arrangement.

    The authority conferred or agreed to be conferred by the undersigned in this Warrantholders Letter of Transmittal may be exercised during any subsequent legal incapacity of the undersigned and all obligations of the undersigned in this Warrantholders Letter of Transmittal shall be binding upon the assigns, heirs, personal representatives and successors of the undersigned. The deposit of GEC Warrants pursuant to this Warrantholders Letter of Transmittal may be withdrawn by the undersigned at any time prior to the Effective Date.

    It is understood that upon receipt of this Warrantholders Letter of Transmittal and the certificate(s) described above, and following the Effective Date, the Depositary will, as soon as practicable thereafter but, in any event, not later than ten days after the Effective Date, if the Warrantholders Letter of Transmittal and certificate(s) are received prior to the Effective Date, or if received after the Effective Date, not later than ten days after receipt, send to each former GEC Warrantholder certificates for the number of PICO Warrants to which such former GEC Warrantholder is entitled.

    The undersigned instructs the Depositary to mail the certificates representing the PICO Warrants to which the undersigned is entitled by first class mail, postage prepaid, or to hold such certificates for pick-up, in accordance with the instructions given below. The undersigned recognizes that PICO has no obligation pursuant to the Special Issue Instructions to transfer any GEC Warrants from the name of the registered holder thereof if the Arrangement is not proceeded with. In the event the Arrangement is not completed, certificate(s) representing GEC Warrants will be returned forthwith to the holders thereof, without charge.

-----------------------------------------------------------        --------------------------------------------------------
               SPECIAL ISSUE INSTRUCTIONS                                       SPECIAL DELIVERY INSTRUCTIONS
               (SEE INSTRUCTIONS 5 AND 6)                                        (SEE INSTRUCTIONS 5 AND 6)
To  be  completed  ONLY  if  the   certificates  for  PICO         To be  completed  ONLY  if the  certificates  for  PICO
Warrants  are to be  issued in the name of  someone  other         Warrants  are to be  sent to  someone  other  than  the
than the undersigned.                                              undersigned  or to the  undersigned at an address other
                                                                   than that  appearing  below under "Sign Here" or are to
Register certificates in the name of:                              be  held  by  the   Depositary   for   pick-up  by  the
                                                                   undersigned or any person  designed by the  undersigned
      Name:                                                        in writing.
           ---------------------------------------------
                     (Please Print)
      Address:                                                     Mail certificates to:
              -------------------------------------------          Name:
                                                                        -----------------------------------------
                                                                                       (Please Print)
      ---------------------------------------------------
                                                                   Address:
      ----------------------------------------------------                  -------------------------------------
              (Include Postal or Zip Code)
-----------------------------------------------------------        -----------------------------------------------

                                                                   -----------------------------------------------
                                                                                (Include Postal or Zip Code)

                                                                    Hold certificates for pick-up at the Depositary

                                                                   (specify office                                      )
                                                                                  --------------------------------------

                                                                   --------------------------------------------------------

------------------------------------------------------------------------------
                                    SIGN HERE

------------------------------------------------------------------------------

------------------------------------------------------------------------------
                              Signature of Owner(s)

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on GEC Warrants certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by an administrator, agent, attorney-in-fact, executor, guardian, officer of a corporation, trustee or any other person acting in a fiduciary or representative capacity, please provide the following information. See Instruction 4.)

Name(s)
       ------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                 (Please Print)

Capacity (full title)
                     ----------------------------------------------------------
Address
       ------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             (Include Postal or Zip Code)

Area Code and Tel. No.
                      ---------------------------------------------------------

                            GUARANTEE OF SIGNATURE(S)
                           (SEE INSTRUCTIONS 1 AND 4)

-------------------------------------------------------------------------------
                                (Authorized Signature)

-------------------------------------------------------------------------------
                                     (Name)

-------------------------------------------------------------------------------
                                 (Name of Firm)

-------------------------------------------------------------------------------
                     (Address, including Postal or Zip Code)


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                     (Telephone Number, including Area Code)

Dated:                                                                  , 1998
      -----------------------------------------------------------------------

-------------------------------------------------------------------------------

                                  INSTRUCTIONS



1 GUARANTEE OF SIGNATURES. No signature guarantee on the Warrantholders Letter of Transmittal is required if (1) this Warrantholders Letter of Transmittal is signed by the registered holder of the GEC Warrants transmitted hereby, unless such holder has completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Issue Instructions" or (2) such GEC Warrants are transmitted for the account of a Canadian chartered bank or trust company, by any other commercial bank or trust company having an office or correspondent in the United States, or by a member of a recognized stock exchange in Canada, the Investment Dealers' Association of Canada, a registered national securities exchange in the United States or the National Association of Securities Dealers, Inc. (collectively, the "Eligible Institutions" and each individually an "Eligible Institution"). In all other cases all signatures on this Warrantholders Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 4.

2 DELIVERY OF WARRANTHOLDERS LETTER OF TRANSMITTAL AND CERTIFICATES. This Warrantholders Letter of Transmittal is to be completed by the holders of certificates representing GEC Warrants to be submitted herewith. Certificates for all physically delivered GEC Warrants, as well as a properly completed and duly executed Warrantholders Letter of Transmittal or facsimile thereof in the appropriate form, should be received by the Depositary at one of the offices set forth below.

    THE METHOD OF DELIVERY OF CERTIFICATES REPRESENTING GEC WARRANTS IS AT THE OPTION AND RISK OF THE PERSON TRANSMITTING SUCH CERTIFICATES. GEC AND PICO RECOMMEND THAT SUCH DOCUMENTS BE DELIVERED BY HAND TO THE DEPOSITARY AND A RECEIPT BE OBTAINED THEREFOR OR, IF MAILED, THAT REGISTERED MAIL, PROPERLY INSURED, BE USED WITH AND ACKNOWLEDGEMENT OF RECEIPT REQUESTED.

3 INADEQUATE SPACE. If the space provided herein is inadequate, the certificate number(s) or the number of GEC Warrants should be listed on a separate signed list attached hereto.

4 SIGNATURES ON WARRANTHOLDERS LETTER OF TRANSMITTAL, POWERS AND ENDORSEMENTS. If the Warrantholders Letter of Transmittal is signed by the registered holder(s) of the GEC Warrants transmitted hereby, the signature(s) must correspond with the name(s) as written on the face(s) of the certificate(s) without alteration, enlargement or any change whatsoever.

    If any of the GEC Warrants transmitted hereby are held of record by two or more joint owners, all such owners must sign this Warrantholders Letter of Transmittal.

    If any transmitted GEC Warrants are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations or certificates.

    If this Warrantholders Letter of Transmittal or any certificates or powers are signed by an administrator, agent, attorney-if-fact, executor, guardian, officer of a corporation, trustee or any other person acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to PICO of their authority so to act should be submitted.

    If this Warrantholders Letter of Transmittal is signed by the registered holder(s) of the GEC Warrants evidenced by certificates listed and submitted herewith, no endorsement of certificates or separate powers are required unless certificates for PICO Warrants are to be issued to person(s) other than the registered holder(s). If certificates for PICO Warrants are to be issued to person(s) other than the registered holder(s), signatures on such certificates or powers must be guaranteed by an Eligible Institution.

    If this Warrantholders Letter of Transmittal is signed by a person other than the registered holder(s) of the GEC Warrants evidenced by certificates listed and submitted hereby, the certificates must be endorsed or accompanied by appropriate share transfer or stock transfer powers, in either case signed exactly as the name or names of the registered holder or holders appears on the certificates. Signatures on such certificates or powers must be guaranteed by an Eligible Institution.

5 STOCK TRANSFER TAXES. If the certificates for PICO Warrants are to be registered in the name of any person other than the registered holder, of if certificate(s) for transmitted GEC Warrants are registered in the name of any person other than the person(s) signing this Warrantholders Letter of Transmittal, satisfactory evidence of the payment of such taxes (whether imposed on the registered holder or such other person) or exemption therefrom must be submitted. EXCEPT AS PROVIDED IN THIS INSTRUCTION 5, IT WILL NOT BE NECESSARY FOR TRANSFER TAX STAMPS TO BE AFFIXED ON THE CERTIFICATE(S) LISTED IN THIS WARRANTHOLDERS LETTER OF TRANSMITTAL.

6 SPECIAL ISSUE AND DELIVERY INSTRUCTIONS. If the certificates for PICO Warrants are to be issued in the name of a person other than the signer of this Warrantholders Letter of Transmittal or if such certificates are to be sent to someone other than the person signing this Warrantholders Letter of Transmittal or an address other than that shown above, the appropriate boxes on this Warrantholders Letter of Transmittal should be completed. In the absence of such instructions, certificates for PICO Warrants will be issued in the name of the registered holder of the deposited GEC Warrants and will be sent to the address specified above under "SIGN HERE" (or, if not such address is specified, to the address of such holder in the register of holders of GEC Warrants maintained by the GEC Warrant Agent).

7 LOST CERTIFICATES. GEC Warrantholders who have lost the certificate(s) representing their GEC Warrants should contact the Depositary at the address below.

8 REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance may be directed to the Depositary and additional copies of this Warrantholders Letter of Transmittal may be obtained without charge on request from the Depositary at the telephone numbers and addresses set forth in this Warrantholders Letter of Transmittal. GEC Warrantholders may also contact their local broker, commercial bank, Canadian chartered bank, trust company or other nominee for assistance.




                        (DO NOT WRITE IN THE SPACE BELOW)







Date Received
             ----------------------
Accepted by
             ----------------------

Checked by
             ----------------------

                               The Depositary is:




                          Equity Transfer Services Inc.
                      Suite 4200, 120 Adelaide Street West
                                Toronto, Ontario
                                     M5H 4C3

                      Attention: Stock Transfer Department
                            Telephone: (416) 361-0152
                           Telecopier: (416) 361-0470